================================================================================

           THE DATE OF THIS FREE WRITING PROSPECTUS IS APRIL 7, 2008

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141648) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.
You may get these documents for free by visiting EDGAR on the SEC web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-877-858-5407 or by emailing
Citigroup-DCM-Prospectus@Citigroup.com.

                  CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.
                                    DEPOSITOR
                   CITIGROUP COMMERCIAL MORTGAGE TRUST 2008-C7
                                 ISSUING ENTITY

          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-C7
      CLASS A-1, CLASS A-2A, CLASS A-2B, CLASS A-3, CLASS A-SB, CLASS A-4,
          CLASS A-1A, CLASS A-M, CLASS A-MA, CLASS A-J, AND CLASS A-JA

     APPROXIMATE TOTAL PRINCIPAL BALANCE AT INITIAL ISSUANCE: $1,623,294,000

     We are Citigroup Commercial Mortgage Securities Inc., the depositor with respect to the securitization transaction that is the subject of this offering prospectus. This offering prospectus specifically relates to, and is accompanied by, our base prospectus dated April 4, 2008. This offering prospectus and the accompanying base prospectus are intended to offer and relate only to the classes of commercial mortgage pass-through certificates identified above, and not to the other classes of certificates that will be issued by the Citigroup
Commercial Mortgage Trust 2008-C7, which is the issuing entity. The offered certificates are not listed on any national securities exchange or any automated quotation system of any registered securities associations, such as NASDAQ.

     The sponsors of the series 2008-C7 securitization transaction are Citigroup
Global Markets Realty Corp. and Goldman Sachs Mortgage Company.

     The offered certificates represent the obligations of the issuing entity only and do not represent the obligations of, or interests in, any sponsor, the depositor or any of their affiliates. The assets of the issuing entity will include a pool of multifamily and commercial mortgage loans having the characteristics described in this offering prospectus. No governmental agency or instrumentality or private insurer has insured or guaranteed payment on the offered certificates or any of the mortgage loans that back them.

     The holders of each class of offered certificates will be entitled to receive, to the extent of available funds, monthly distributions of interest, principal or both, commencing on the distribution date in May 2008. The table on page 11 of this offering prospectus contains a list of the respective classes of offered certificates and states the original principal balance or notional amount, initial interest rate, interest rate description and other select characteristics of each of those classes. Credit enhancement is being provided to the offered certificates through the subordination of various other classes, including multiple non-offered classes, of the series 2008-C7 certificates. That same table on page 11 of this offering prospectus also contains a list of the non-offered classes of the series 2008-C7 certificates.

     YOU SHOULD FULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 51 IN THIS
OFFERING PROSPECTUS AND ON PAGE 19 IN THE ACCOMPANYING BASE PROSPECTUS PRIOR TO
INVESTING IN THE OFFERED CERTIFICATES.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this offering prospectus or the accompanying base prospectus. Any representation to the contrary is a criminal offense.

     Citigroup Global Markets Inc., Goldman, Sachs & Co., Merrill Lynch, Pierce,
Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated are the
underwriters with respect to the offered certificates, although Merrill Lynch,
Pierce, Fenner & Smith Incorporated may not be acting as an underwriter with respect to every class of offered certificates. They will purchase their respective allocations, in each case if any, of the offered certificates from us, subject to the satisfaction of specified conditions. We will identify in a final prospectus supplement relating to the offered certificates the amount of proceeds that we will receive from the sale of the offered certificates before deducting expenses payable by us. Each underwriter currently intends to sell its allocation of offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. However, not every underwriter will have an obligation to purchase offered certificates from us. See "Method of Distribution" in this offering prospectus.

     With respect to this offering, Citigroup Global Markets Inc. and Goldman,
Sachs & Co. are acting as co-lead managers and co-bookrunners as follows:
Citigroup Global Markets Inc. is acting as sole bookrunning manager with respect to 58.2% of each class of offered certificates and Goldman, Sachs & Co. is acting as sole bookrunning manager with respect to the remaining portion of each class of offered certificates. Merrill Lynch, Pierce, Fenner & Smith
Incorporated and Morgan Stanley & Co. Incorporated are acting as co-managers with respect to this offering.

               CITI                               GOLDMAN, SACHS & CO.
          Co-Lead Manager                           Co-Lead Manager

         MERRILL LYNCH & CO.                         MORGAN STANLEY
             Co-Manager                                Co-Manager

================================================================================

CITIGROUP COMMERCIAL MORTGAGE TRUST

Commercial Mortgage Pass-Through Certificates, Series 2008-C7

Nebraska 1 property $14,000,000 0.8% of total
Illinois 7 properties $32,378,489 1.8% of total
Minnesota 3 properties $15,022,219 0.8% of total
Wisconsin 1 property $3,050,000 0.2% of total
Michigan 12 properties $110,107,365 6.0% of total
Ohio 11 properties $54,628,868 3.0% of total
New York 8 properties $341,007,109 18.4% of total
Vermont 1 property $21,350,000 1.2% of total
Massachusetts 3 properties $30,941,994 1.7% of total
Washington 5 properties $57,709,599 3.1% of total
Connecticut 2 properties $1,426,297 0.7% of total
Pennsylvania 7 properties $35,647,832 1.9% of total
Rhode Island 1 property $35,362,451 1.9% of total
Nevada 1 property $5,274,446 0.3% of total
New Jersey 5 properties $53,557,873 2.9% of total
Delaware 1 property $1,681,217 0.1% of total
Northern California 3 properties $16,878,456 0.9% of total
Maryland 4 properties $16,573,181 0.9% of total
District of Columbia 2 properties $67,131,486 3.6% of total
Southern California 3 properties $25,103,331 1.4% of total
West Virginia 1 property $25,000,000 1.4% of total
Virginia 6 properties $59,384,006 3.2% of total
Colorado 5 properties $25,662,000 1.4% of total
North Carolina 6 properties $39,643,867 2.1% of total
South Carolina 4 properties $49,139,399 2.7% of total
Arizona 4 properties $229,413,131 12.4% of total
New Mexico 9 properties $42,672,389 2.3% of total
Georgia 2 properties $6,497,595 0.4% of total
Kansas 2 properties $21,636,960 1.2% of total
Texas 15 properties $104,988,496 5.7% of total
Louisiana 4 properties $116,053,739 6.3% of total
Tennessee 5 properties $26,947,156 1.5% of total
Alabama 9 properties $107,540,000 5.8% of total
Kentucky 3 properties $23,250,957 1.3% of total
Florida 6 properties $33,266,566 1.8% of total
% of Initial Mortgage Pool Balance
Unanchored Retail 2.6%
Mixed Use 2.6%
Other 2.7%
Land 0.4%
Industrial 4.2%
Multifamily 11.7%
Office 34.9%
Hospitality 15.2%
Anchored Retail 25.6%
> $151 MM of Initial Mortgage Pool Balance
$101 - $150 MM of Initial Mortgage Pool Balance
$51 - $100 MM of Initial Mortgage Pool Balance
$0 - $50 MM of Initial Mortgage Pool Balance

                                                                            Page
                                                                            ----
IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS OFFERING
   PROSPECTUS AND THE ACCOMPANYING BASE PROSPECTUS ......................      8
IMPORTANT INFORMATION RELATING TO AUTOMATICALLY GENERATED EMAIL

   The Class A-M, A-MA, A-J and A-JA Certificates Are Subordinate to, and
      Are Therefore Riskier than, the Class A-1, A-2A, A-2B, A-3, A-SB,
      A-4 and A-1A Certificates .........................................     51
   The Offered Certificates Have Uncertain Yields to Maturity ...........     51
   The Investment Performance of Your Offered Certificates May Vary
      Materially and Adversely from Your Expectations Because the Rate of
      Prepayments and Other Unscheduled Collections of Principal on the
      Underlying Mortgage Loans Is Faster or Slower than You
      Anticipated .......................................................     52
   The Interests of the Series 2008-C7 Controlling Class
      Certificateholders May Be in Conflict with the Interests of the
      Offered Certificateholders ........................................     53
   Repayment of the Underlying Mortgage Loans Depends on the Operation of
      the Mortgaged Real Properties .....................................     54
   The Mortgaged Real Property Will Be the Sole Asset Available to
      Satisfy the Amounts Owing Under an Underlying Mortgage Loan in the
      Event of Default ..................................................     54
   In Some Cases, Payments on an Underlying Mortgage Loan Are Dependent
      on a Single Tenant or on One or a Few Major Tenants at the Related
      Mortgaged Real Property ...........................................     55
   Mortgaged Real Properties Leased to Borrowers or Borrower-Affiliated
      Entities Have Unique Risks ........................................     55
   The Overall Performance of the Mortgage Pool Will Be Materially More
      Dependent on the Factors that Affect the Operations at and Value of
      Property Types that Constitute Significant Concentrations of the
      Initial Mortgage Pool Balance .....................................     55
   Risks Associated with Condominium Ownership ..........................     57
   Ten Percent or More of the Initial Mortgage Pool Balance Will Be
      Secured by Mortgage Liens on Real Properties Located in the States
      of New York and Arizona and Five Percent or More of the Initial
      Mortgage Pool Balance Will Be Secured by Mortgage Liens on Real
      Properties Located in the States of Louisiana, Michigan, Alabama
      and Texas .........................................................     58
   The Mortgage Pool Will Include Material Concentrations of Balloon
      Loans and Loans with Anticipated Repayment Dates ..................     58
   The Mortgage Pool Will Include Some Disproportionately Large Mortgage
      Loans .............................................................     59
   The Mortgage Pool Will Include Leasehold Mortgage Loans and Lending on
      a Leasehold Interest in Real Property is Riskier Than Lending on
      the Fee Interest in That Property .................................     59
   Some of the Mortgaged Real Properties Are Legal Nonconforming Uses or
      Legal Nonconforming Structures ....................................     60
   Some of the Mortgaged Real Properties May Not Comply with All
      Applicable Zoning Laws and/or Local Building Codes or with the
      Americans with Disabilities Act of 1990 ...........................     60

                                       3

   Some Mortgaged Real Properties May Not Be Readily Convertible to
      Alternative Uses ..................................................     60
   Multiple Mortgaged Real Properties Are Owned by the Same Borrower,
      Affiliated Borrowers or Borrowers with Related Principals or Are
      Occupied, in Whole or in Part, by the Same Tenant or Affiliated
      Tenants, Which Presents a Greater Risk to Investors in the Event of
      the Bankruptcy or Insolvency of Any Such Borrower or Tenant .......     61
   Some of the Mortgaged Real Properties Are or May Be Encumbered by
      Additional Debt and the Ownership Interests in Some Borrowers Have
      Been or May Be Pledged to Secure Debt Which, in Either Case, May
      Reduce the Cash Flow Available to the Subject Mortgaged Real
      Property ..........................................................     62
   Borrower Sponsorship May Affect Performance ..........................     63
   Conflicting Rights of Tenants May Adversely Affect a Mortgaged Real
      Property ..........................................................     63
   Options and Other Purchase Rights May Affect Value or Hinder Recovery
      With Respect to the Mortgaged Real Properties .....................     64
   Certain Borrower Covenants May Affect That Borrower's Available Cash
      Flow ..............................................................     64
   Some Borrowers Under the Underlying Mortgage Loans Will Not Be Special
      Purpose Entities ..................................................     64
   Tenancies in Common May Hinder Recovery ..............................     65
   Changes in Mortgage Pool Composition Can Change the Nature of Your
      Investment ........................................................     65
   Risks Related to Redevelopment and Renovation at the Mortgaged Real
      Properties ........................................................     65
   Decisions Made by the Trustee, the Master Servicers or the Special
      Servicer May Negatively Affect Your Interests .....................     66
   Obligated Parties May Not Be Able to Make a Required Repurchase or
      Substitution of a Defective Mortgage Loan .........................     66
   The Mortgage Loans Have Not Been Reunderwritten by Us ................     66
   Mortgage Loans Secured by Mortgaged Real Properties Subject to
      Assistance and Affordable Housing Programs are Subject to the Risk
      That Those Programs May Terminate or Be Altered ...................     67
   Lending on Income-Producing Real Properties Entails Environmental
      Risks .............................................................     67
   Lending on Income-Producing Properties Entails Risks Related to
      Property Condition ................................................     68
   Appraisals Performed on Mortgaged Real Properties May Not Accurately
      Reflect the Respective Values of Those Mortgaged Real Properties ..     69
   Terrorism Insurance Coverage on the Mortgaged Real Properties May Be
      Expensive and/or Difficult to Obtain ..............................     69
   The Absence or Inadequacy of Insurance Coverage on the Mortgaged Real
      Properties May Adversely Affect Payments on the Offered
      Certificates ......................................................     71
   There May be Restrictions on the Ability of a Borrower, a Lender or
      Any Transferee Thereof to Terminate or Renegotiate Property
      Management Agreements That are in Existence With Respect to Some of
      the Mortgaged Real Properties .....................................     72
   The Mortgaged Real Properties that Secure Some Mortgage Loans in the
      Series 2008-C7 Securitization Transaction Also Secure One or More
      Related Mortgage Loans That Will Not Be Transferred to the Issuing
      Entity; The Interests of the Holders of Those Related Mortgage
      Loans May Conflict with Your Interests ............................     72
   Conflicts of Interest May Exist in Connection with Certain Previous or
      Existing Relationships of a Sponsor for the Series 2008-C7
      Securitization Transaction or an Affiliate Thereof to Certain of
      the Underlying Mortgage Loans, Related Borrowers or Related
      Mortgaged Real Properties .........................................     74
   Limitations on Enforceability of Cross-Collateralization May Reduce
      Its Benefits ......................................................     74

                                       4

   Bankruptcy Proceedings May Adversely Affect Property Performance           75
   Litigation or Other Legal Proceedings May Adversely Affect Property
      Performance........................................................     75
   The Underwritten Net Cash Flow Debt Service Coverage Ratios and/or
      Loan-to-Value Ratios for Certain of the Underlying Mortgage Loans
      Have Been Underwritten or Adjusted in Consideration of Certain
      Financial Performance Assumptions or a Cash Holdback or a Guaranty
      or Based on a Stabilized Appraised Value ..........................     76
   Mortgage Electronic Registration Systems (MERS) ......................     77
   Declining Value of Residential Mortgage-Backed Securities and Other

   Cross-Collateralized Mortgage Loans and Multiple Property Mortgage

   The Series 2008-C7 Controlling Class Representative and the Serviced
      Non-Trust Loan Noteholders ........................................    176
   Replacement of the Special Servicer ..................................    180
   Beneficial Owners of the Controlling Class of Series 2008-C7

SERVICING OF THE ONE LIBERTY PLAZA MORTGAGE LOAN, THE SCOTTSDALE FASHION
   SQUARE MORTGAGE LOAN AND THE BUSH TERMINAL MORTGAGE LOAN .............    210
SERVICING OF THE CGM RRI HOTEL PORTFOLIO MORTGAGE LOAN, THE LINCOLN
   SQUARE MORTGAGE LOAN AND THE SEATTLE SPACE NEEDLE MORTGAGE LOAN ......    213

                                       5

   Reductions of Certificate Principal Balances in Connection with

                                       6

ANNEX A-1--Characteristics of the Underlying Mortgage Loans and the
   Mortgaged Real Properties.............................................  A-1-1

ANNEX A-2--Summary Characteristics of the Underlying Mortgage Loans and
   the Mortgaged Real Properties.........................................  A-2-1

ANNEX A-3--Summary Characteristics of the Underlying Mortgage Loans in
   Loan Group No. 1 and the related Mortgaged Real Properties............  A-3-1

ANNEX A-4--Summary Characteristics of the Underlying Mortgage Loans in
   Loan Group No. 2 and the related Mortgaged Real Properties............  A-4-1

ANNEX A-5--Characteristics of the Multifamily Mortgaged Real Properties..  A-5-1

ANNEX B--Description of Ten Largest Mortgage Loans and/or Groups of

                                       7

            IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS
            OFFERING PROSPECTUS AND THE ACCOMPANYING BASE PROSPECTUS

     The information in this offering prospectus may be amended and/or supplemented prior to the time of sale. The information in this offering prospectus supersedes any contrary information contained in any prior free writing prospectus relating to the subject securities and will be superseded by any contrary information contained in any subsequent free writing prospectus prior to the time of sale. In addition, certain information regarding the subject securities is not yet available and, accordingly, has been omitted from this offering prospectus.

     Information about the offered certificates is contained in two separate documents:

     o    this offering prospectus, which describes the specific terms of the offered certificates; and

     o    the accompanying base prospectus, which provides general information, some of which may not apply to the offered certificates.

     You should read both this offering prospectus and the accompanying base prospectus in full to obtain material information concerning the offered certificates. When reading the accompanying base prospectus in conjunction with this offering prospectus, references in the accompanying base prospectus to
"prospectus supplement" should be read as references to this offering prospectus.

     The annexes attached to this offering prospectus are hereby incorporated into and made a part of this offering prospectus.

     This offering prospectus and the accompanying base prospectus do not constitute an offer to sell or a solicitation of an offer to buy any security other than the offered certificates, nor does it constitute an offer to sell or a solicitation of an offer to buy any of the offered certificates to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation to such person.

     In this offering prospectus, the terms "depositor," "we," "us" and "our"
refer to Citigroup Commercial Mortgage Securities Inc.

   IMPORTANT INFORMATION RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

     Any legends, disclaimers or other notices or language that may appear in the text of, at the bottom or top of, or attached to, an email communication to which these materials may have been attached, that are substantially similar to or in the nature of the following disclaimers, statements or language, are not applicable to these materials and should be disregarded: (i) disclaimers regarding accuracy or completeness of the information contained herein or restrictions as to reliance on the information contained herein by investors;
(ii) disclaimers of responsibility or liability; (iii) statements requiring investors to read or acknowledge that they have read or understand the registration statement or any disclaimers or legends; (iv) language indicating that this communication is neither a prospectus nor an offer to sell or a solicitation or an offer to buy; (v) statements that this information is privileged, confidential or otherwise restricted as to use or reliance; and (vi)
a legend that information contained in these materials will be superseded or changed by the final prospectus, if the final prospectus is not delivered until after the date of the contract for sale. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

                                        8

                          NOTICE TO NON-U.S. INVESTORS

     The distribution of this offering prospectus and the accompanying base prospectus and the offer or sale of the offered certificates may be restricted by law in certain jurisdictions. Persons into whose possession this offering prospectus and the accompanying base prospectus or any of the offered certificates come must inform themselves about, and observe, any such restrictions. Each prospective purchaser of the offered certificates must comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers or sells the offered certificates or possesses or distributes this offering prospectus and the accompanying base prospectus and must obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the offered certificates under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales, and neither we nor any of the underwriters have any responsibility therefor.

                             EUROPEAN ECONOMIC AREA

     Each underwriter has agreed with us that it will abide by certain selling restrictions with respect to offers of series 2008-C7 certificates to the public in the European Economic Area. See "Method of Distribution" in this offering prospectus.

              NOTICE TO RESIDENTS OF HONG KONG, JAPAN AND SINGAPORE

     The offered certificates may not be offered or sold by means of any document other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the companies ordinance
(Cap. 32) of Hong Kong, and no advertisement, invitation or document relating to the offered certificates may be issued, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to offered certificates which are or are intended to be disposed of only to persons outside Hong Kong or only to
"professional investors" within the meaning of the securities and futures ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

     The offered certificates have not been and will not be registered under the securities and exchange law of Japan and each underwriter has agreed that it will not offer or sell any offered certificates, directly or indirectly, in
Japan or to, or for the benefit of, any resident of Japan (which term as used in this offering prospectus means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for reoffering or resale, directly or indirectly, in Japan or to a resident of
Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the securities and exchange law of Japan and any other applicable laws, regulations and ministerial guidelines of Japan.

     This offering prospectus has not been registered as a prospectus with the monetary authority of Singapore. accordingly, this offering prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the offered certificates may not be circulated or distributed, nor may the offered certificates be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore
(the "SFA"), (ii) to a relevant person, or any person pursuant to Section
275(1a), and in accordance with the conditions, specified in Section 275 of the
SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the offered certificates are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is

                                        9

an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to
Section 275(1a), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

                                       10

--------------------------------------------------------------------------------

                         SUMMARY OF OFFERING PROSPECTUS

     This summary contains selected information regarding the offering being made by this offering prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, you should carefully read this offering prospectus and the accompanying base prospectus in full.

                         INTRODUCTION TO THE TRANSACTION

     The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the series 2008-C7 commercial mortgage pass-through certificates and consisting of multiple classes. The table below identifies the respective classes of that series, specifies various characteristics of each of those classes and indicates which of those classes are offered by this offering prospectus and which are not offered by this offering prospectus. "TBD" means to be determined, and "NAP" means not applicable.

          SERIES 2008-C7 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

         APPROX. TOTAL                       APPROX. %
       PRINCIPAL BALANCE      APPROX. %    TOTAL CREDIT                                    APPROX.
          OR NOTIONAL        OF INITIAL     SUPPORT AT    PASS-THROUGH      INITIAL        WEIGHTED                       EXPECTED
       AMOUNT AT INITIAL      MORTGAGE        INITIAL         RATE       PASS-THROUGH    AVERAGE LIFE     PRINCIPAL     RATINGS(13)
CLASS      ISSUANCE       POOL BALANCE(3)   ISSUANCE(4)  DESCRIPTION(8)     RATE(9)    (YEARS)(10)(11)  WINDOW(11)(12)  S&P/MOODY'S
-----  -----------------  ---------------  ------------  --------------  ------------  ---------------  --------------  -----------

Offered Certificates
A-1    $   18,100,000          0.978%       30.000%(5)         TBD            TBD            2.29         5/08-1/12       AAA/Aaa
A-2A   $  103,584,000          5.599%       30.000%(5)         TBD            TBD            4.16         1/12-10/12      AAA/Aaa
A-2B   $  225,000,000         12.163%       30.000%(5)         TBD            TBD            5.21         7/13-7/13       AAA/Aaa
A-3    $   77,953,000          4.214%       30.000%(5)         TBD            TBD            6.26         6/14-11/14      AAA/Aaa
A-SB   $   74,332,000          4.018%       30.000%(5)         TBD            TBD            7.12         10/12-4/17      AAA/Aaa
A-4    $  623,468,000         33.703%       30.000%(5)         TBD            TBD            9.24         4/17-9/17       AAA/Aaa
A-1A   $  172,498,000          9.325%       30.000%(5)         TBD            TBD            8.86         5/08-10/17      AAA/Aaa
A-M    $  160,348,000          8.668%       20.000%(6)         TBD            TBD            9.38         9/17-10/17      AAA/Aaa
A-MA   $   24,643,000          1.332%       20.000%(6)         TBD            TBD            9.46        10/17-10/17      AAA/Aaa
A-J    $  124,271,000          6.718%       12.250%(7)         TBD            TBD            9.50        10/17-12/17      AAA/Aaa
A-JA   $   19,097,000          1.032%       12.250%(7)         TBD            TBD            9.50        10/17-11/17      AAA/Aaa
Non-Offered Certificates(1)
X      $1,849,908,471(2)         NAP           NAP         Variable IO        TBD            NAP             NAP          AAA/Aaa
B      $   18,499,000          1.000%       11.250%            TBD            TBD            NAP             NAP          AA+/Aa1
C      $   18,499,000          1.000%       10.250%            TBD            TBD            NAP             NAP           AA/Aa2
D      $   18,499,000          1.000%        9.250%            TBD            TBD            NAP             NAP          AA-/Aa3
E      $    9,250,000          0.500%        8.750%            TBD            TBD            NAP             NAP           A+/A1
F      $   16,187,000          0.875%        7.875%            TBD            TBD            NAP             NAP            A/A2
G      $   18,499,000          1.000%        6.875%            TBD            TBD            NAP             NAP           A-/A3
H      $   18,499,000          1.000%        5.875%            TBD            TBD            NAP             NAP         BBB+/Baa1
J      $   16,187,000          0.875%        5.000%            TBD            TBD            NAP             NAP          BBB/Baa2
K      $   18,499,000          1.000%        4.000%            TBD            TBD            NAP             NAP         BBB-/Baa3
L      $   11,562,000          0.625%        3.375%            TBD            TBD            NAP             NAP          BB+/Ba1
M      $    6,937,000          0.375%        3.000%            TBD            TBD            NAP             NAP           BB/Ba2
N      $    6,937,000          0.375%        2.625%            TBD            TBD            NAP             NAP          BB-/Ba3
O      $    6,937,000          0.375%        2.250%            TBD            TBD            NAP             NAP           B+/B1
P      $    6,937,000          0.375%        1.875%            TBD            TBD            NAP             NAP            B/B2
Q      $    4,625,000          0.250%        1.625%            TBD            TBD            NAP             NAP           B-/B3
S      $   30,061,471          1.625%        0.000%            TBD            TBD            NAP             NAP           NR/NR

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                                       11

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----------
(1)  The non-offered classes of the series 2008-C7 certificates will also include the class Y and R certificates. Those classes of series 2008-C7 certificates will not have principal balances, notional amounts or pass-through rates.

(2)  Notional amount. The total notional amount of the class X certificates will equal the total principal balance of the class A-1, A-2A, A-2B, A-3, A-SB,
     A-4, A-1A, A-M, A-MA, A-J, A-JA, B, C, D, E, F, G, H, J, K, L, M, N, O, P,
     Q and S certificates outstanding from time to time. In general, the total principal balance of each such class of series 2008-C7 certificates will constitute a separate component of the total notional amount of the class X certificates. The class X certificates do not have principal balances and do not entitle holders to distributions of principal.

(3)  The initial mortgage pool balance will equal approximately $1,849,908,472, subject to a variance of plus or minus 5%.

(4)  Structural credit enhancement is provided for the offered certificates through the subordination of more junior classes of series 2008-C7 certificates. The approximate percentage of total credit support at initial issuance shown in the foregoing table with respect to any class of series
     2008-C7 certificates (other than the class X, R and Y certificates)
     represents the total initial principal balance, expressed as a percentage of the initial mortgage pool balance, of all more subordinate classes of the series 2008-C7 certificates.

(5)  Presented on an aggregate basis for the class A-1, A-2A, A-2B, A-3, A-SB,
     A-4 and A-1A certificates.

(6)  Presented on an aggregate basis for the class A-M and A-MA certificates.

(7)  Presented on an aggregate basis for the class A-J and A-JA certificates.

(8)  In the case of any particular class of series 2008-C7 certificates shown in the foregoing table:

     (a)  "Fixed" refers to a pass-through rate that remains fixed at the initial pass-through rate for the subject class;

     (b)  "WAC" refers to a variable pass-through rate equal to the weighted average from time to time of net interest rates on the underlying mortgage loans;

     (c)  "WAC Cap" refers to a variable pass-through rate equal to the lesser of (i) the initial pass-through rate for the subject class and (ii)
          the weighted average from time to time of net interest rates on the underlying mortgage loans;

     (d)  "WAC-x%" refers to a variable pass-through rate equal to (i) the weighted average from time to time of net interest rates on the underlying mortgage loans, minus (ii) x%; and

     (e)  "Variable IO" refers to a variable pass-through rate equal to the weighted average from time to time of the strip rates at which interest accrues on the respective components of the total notional amount of a class of interest-only certificates.

     See "Description of the Offered Certificates--General" and
     "--Payments--Calculation of Pass-Through Rates" in this offering prospectus.

(9)  Unless a class of series 2008-C7 certificates is identified as having a
     "Fixed" or "WAC Cap" pass-through rate, then the initial pass-through rate specified for that class in the table above is approximate.

(10) The weighted average life of any class of offered certificates refers to the average amount of time that will elapse from the date of their issuance until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investors.

(11) Calculated based on: (a) the assumptions that the related borrower timely makes all payments on each underlying mortgage loan, that each underlying mortgage loan with an anticipated repayment date (see "--The Underlying
     Mortgage Loans and the Mortgaged Real Properties--Payment and Other Terms"
     below) is paid in full on that date and that no underlying mortgage loan is otherwise prepaid prior to maturity; and (b) the other maturity assumptions referred to under "Yield and Maturity Considerations" in, and set forth in the glossary to, this offering prospectus.

(12) The principal window for any class of offered certificates is the period during which the holders of those certificates will receive payments of principal. The distribution date in the last month of the principal window for any class of offered certificates would be the final principal distribution date for that class.

(13) The ratings shown in the foregoing table for the offered certificates are those of Standard & Poor's Ratings Services, a division of The McGraw-Hill
     Companies, Inc., and Moody's Investors Service, Inc., respectively. It is a condition to their issuance that the respective classes of the offered certificates receive credit ratings no lower than those shown in the foregoing table. "NR" means not rated. See "Ratings" in this offering prospectus for a discussion of those ratings and the limitations thereof.

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                                       12

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     The governing document for purposes of issuing the series 2008-C7 certificates and forming the issuing entity will be a pooling and servicing agreement to be dated as of April 1, 2008. Except as described under
"--Transaction Participants--One Liberty Plaza, Scottsdale Fashion Square and
Bush Terminal Mortgagee of Record, Master Servicer and Special Servicer" and
"--Transaction Participants--CGM RRI Hotel Portfolio, Lincoln Square and Seattle
Space Needle Mortgagee of Record, Master Servicer and Special Servicer" below, the series 2008-C7 pooling and servicing agreement will also govern the servicing and administration of the mortgage loans and other assets that back the series 2008-C7 certificates. The parties to the series 2008-C7 pooling and servicing agreement will include us, a trustee, two master servicers and a special servicer. See "The Series 2008-C7 Pooling and Servicing Agreement" in
this offering prospectus. A copy of the series 2008-C7 pooling and servicing agreement, including the exhibits thereto, will be filed with the SEC as an exhibit to a current report on Form 8-K under the Securities Exchange Act of
1934, as amended, following the initial issuance of the offered certificates. In addition, if and to the extent that any material terms of the series 2008-C7 pooling and servicing agreement or the exhibits thereto have not been disclosed in this offering prospectus, then the series 2008-C7 pooling and servicing agreement, together with such exhibits, will be filed with the SEC as an exhibit to a current report on Form 8-K on the date of initial issuance of the offered certificates. Upon filing with the SEC, those current reports on Form 8-K and their exhibits will be available to the public for inspection. See "Available
Information" in the accompanying base prospectus.

                            TRANSACTION PARTICIPANTS

ISSUING ENTITY................   The Citigroup Commercial Mortgage Trust 2008-C7
                                 will be the issuing entity for the series
                                 2008-C7 securitization transaction. See
                                 "Transaction Participants--The Issuing Entity"
                                 in each of this offering prospectus and the
                                 accompanying base prospectus.

DEPOSITOR.....................   We are Citigroup Commercial Mortgage Securities
                                 Inc., the depositor for the series 2008-C7
                                 securitization transaction. We are a Delaware
                                 corporation. Our address is 388 Greenwich
                                 Street, New York, New York 10013 and our
                                 telephone number is (212) 816-6000. We are a
                                 wholly-owned subsidiary of Citigroup Financial
                                 Products Inc. and an affiliate of (a) Citigroup
                                 Global Markets Inc., one of the underwriters,
                                 and (b) Citigroup Global Markets Realty Corp.,
                                 one of the sponsors. See "Transaction
                                 Participants--The Depositor" in each of this
                                 offering prospectus and the accompanying base
                                 prospectus.

SPONSORS......................   Citigroup Global Markets Realty Corp. and
                                 Goldman Sachs Mortgage Company will be the
                                 sponsors for the series 2008-C7 securitization
                                 transaction. Citigroup Global Markets Realty
                                 Corp. is our affiliate and an affiliate of
                                 Citigroup Global Markets Inc., one of the
                                 underwriters. Goldman Sachs Mortgage Company is
                                 an affiliate of Goldman, Sachs & Co., one of
                                 the underwriters, and Goldman Sachs Commercial
                                 Mortgage Capital, L.P., one of the originators.
                                 See "Transaction Participants--The Sponsors" in
                                 this offering prospectus and "Transaction
                                 Participants--The Sponsor" in the accompanying
                                 base prospectus.

                                 Each of the underlying mortgage loans was
                                 originated, acquired or co-originated by one of
                                 the sponsors or an affiliate of a sponsor. We
                                 will acquire the underlying mortgage loans from

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                                       13

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                                 the sponsors. Accordingly, they are from time
                                 to time referred to in this offering prospectus
                                 as mortgage loan sellers.

INITIAL TRUSTEE...............   Wells Fargo Bank, N.A., a national banking
                                 association, will act as the initial trustee on
                                 behalf of the series 2008-C7
                                 certificateholders. See "Transaction
                                 Participants--The Trustee" in this offering
                                 prospectus. Following the transfer of the
                                 underlying mortgage loans to the issuing
                                 entity, the trustee, on behalf of the series
                                 2008-C7 certificateholders, will become the
                                 mortgagee of record under each underlying
                                 mortgage loan, subject to the discussion under
                                 "--Transaction Participants--One Liberty Plaza,
                                 Scottsdale Fashion Square and Bush Terminal
                                 Mortgagee of Record, Master Servicer and
                                 Special Servicer" and "--Transaction
                                 Participants--CGM RRI Hotel Portfolio, Lincoln
                                 Square and Seattle Space Needle Mortgagee of
                                 Record, Master Servicer and Special Servicer"
                                 below. In addition, the trustee will be
                                 responsible for calculating the amount of
                                 principal and interest to be paid to, and
                                 making distributions to, the series 2008-C7
                                 certificateholders, as described under
                                 "Description of the Offered Certificates" in
                                 this offering prospectus. The trustee will also
                                 have, or be responsible for appointing an agent
                                 to perform, additional duties with respect to
                                 tax administration.

INITIAL MASTER SERVICERS......   Capmark Finance Inc., a California corporation,
                                 will act as the initial master servicer under
                                 the series 2008-C7 pooling and servicing
                                 agreement with respect to the underlying
                                 mortgage loans being sold to us by Citigroup
                                 Global Markets Realty Corp. for inclusion in
                                 the series 2008-C7 securitization transaction;
                                 provided that most servicing functions with
                                 respect to the underlying mortgage loans
                                 secured by the mortgaged real properties
                                 identified on Annex A-1 to this offering
                                 prospectus as CGM RRI Hotel Portfolio, Lincoln
                                 Square and Seattle Space Needle, respectively,
                                 are being performed pursuant to a pooling and
                                 servicing agreement for a separate
                                 securitization transaction. See "Transaction
                                 Participants--The Servicers--Capmark Finance
                                 Inc." in this offering prospectus.

                                 Midland Loan Services, Inc., a Delaware
                                 corporation, will act as the initial master
                                 servicer under the series 2008-C7 pooling and
                                 servicing agreement with respect to the
                                 underlying mortgage loans being sold to us by
                                 Goldman Sachs Mortgage Company for inclusion in
                                 the series 2008-C7 securitization transaction;
                                 provided that most servicing functions with
                                 respect to the underlying mortgage loans
                                 secured by the mortgaged real properties
                                 identified on Annex A-1 to this offering
                                 prospectus as One Liberty Plaza, Scottsdale
                                 Fashion Square and Bush Terminal, respectively,
                                 are being performed pursuant to a pooling and
                                 servicing agreement for a separate
                                 securitization transaction. See "Transaction
                                 Participants--The Servicers-- Midland Loan
                                 Services, Inc." in this offering prospectus.

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                                       14

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                                 As indicated below under "--Transaction
                                 Participants--One Liberty Plaza, Scottsdale
                                 Fashion Square and Bush Terminal Mortgagee of
                                 Record, Master Servicer and Special Servicer"
                                 and "--Transaction Participants--CGM RRI Hotel
                                 Portfolio, Lincoln Square and Seattle Space
                                 Needle Mortgagee of Record, Master Servicer and
                                 Special Servicer," (a) Wachovia Bank, National
                                 Association is the master servicer for each of
                                 the One Liberty Plaza underlying mortgage loan,
                                 the Scottsdale Fashion Square underlying
                                 mortgage loan and the Bush Terminal underlying
                                 mortgage loan pursuant to the pooling and
                                 servicing agreement relating to the Greenwich
                                 Capital Commercial Funding Corp. Commercial
                                 Mortgage Trust 2007-GG11, Commercial Mortgage
                                 Pass-Through Certificates, Series 2007-GG11
                                 securitization transaction; and (b) Capmark
                                 Finance Inc. is the master servicer for each of
                                 the CGM RRI Hotel Portfolio underlying mortgage
                                 loan, the Lincoln Square underlying mortgage
                                 loan and the Seattle Space Needle underlying
                                 mortgage loan pursuant to the pooling and
                                 servicing agreement relating to the Deutsche
                                 Mortgage & Asset Receiving Corporation CD
                                 2007-CD5 Mortgage Trust, Commercial Mortgage
                                 Pass-Through Certificates, Series CD 2007-CD5
                                 securitization transaction.

INITIAL SPECIAL SERVICER......   LNR Partners Inc., a Florida corporation, will
                                 act as the initial special servicer with
                                 respect to the underlying mortgage loans,
                                 subject to the discussion under "--Transaction
                                 Participants--One Liberty Plaza, Scottsdale
                                 Fashion Square and Bush Terminal Mortgagee of
                                 Record, Master Servicer and Special Servicer"
                                 and "--Transaction Participants--CGM RRI Hotel
                                 Portfolio, Lincoln Square and Seattle Space
                                 Needle Mortgagee of Record, Master Servicer and
                                 Special Servicer" below. See "Transaction
                                 Participants--The Servicers--LNR Partners,
                                 Inc." in this offering prospectus.

ONE LIBERTY PLAZA, SCOTTSDALE
FASHION SQUARE AND BUSH
TERMINAL MORTGAGEE OF RECORD,
MASTER SERVICER AND SPECIAL
SERVICER......................   The assets of the issuing entity will include
                                 mortgage loans that are secured by the
                                 mortgaged real properties identified on Annex
                                 A-1 to this offering prospectus as One Liberty
                                 Plaza, Scottsdale Fashion Square and Bush
                                 Terminal. The One Liberty Plaza underlying
                                 mortgage loan, the Scottsdale Fashion Square
                                 underlying mortgage loan and the Bush Terminal
                                 underlying mortgage loan are currently being
                                 serviced and administered pursuant to the
                                 pooling and servicing agreement relating to the
                                 Greenwich Capital Commercial Funding Corp.
                                 Commercial Mortgage Trust 2007-GG11, Commercial
                                 Mortgage Pass-Through Certificates, Series
                                 2007-GG11, securitization transaction, which
                                 provides that:

                                 o    LaSalle Bank National Association, a
                                      national banking association, which is the
                                      initial trustee under the series

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                                       15

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                                      2007-GG11 pooling and servicing agreement,
                                      is, in that capacity, the mortgagee of
                                      record for the One Liberty Plaza
                                      underlying mortgage loan, the Scottsdale
                                      Fashion Square underlying mortgage loan
                                      and the Bush Terminal underlying mortgage
                                      loan;

                                 o    Wachovia Bank, National Association, a
                                      national banking association, which is the
                                      initial master servicer of the One Liberty
                                      Plaza underlying mortgage loan, the
                                      Scottsdale Fashion Square underlying
                                      mortgage loan and the Bush Terminal
                                      underlying mortgage loan under the series
                                      2007-GG11 pooling and servicing agreement,
                                      is, in that capacity, the initial master
                                      servicer for the One Liberty Plaza
                                      underlying mortgage loan, the Scottsdale
                                      Fashion Square underlying mortgage loan
                                      and the Bush Terminal underlying mortgage
                                      loan; and

                                 o    LNR Partners, Inc., a Florida corporation,
                                      which is the initial special servicer
                                      under series 2007-GG11 pooling and
                                      servicing agreement, is, in that capacity,
                                      the initial special servicer for the One
                                      Liberty Plaza underlying mortgage loan,
                                      the Scottsdale Fashion Square underlying
                                      mortgage loan and the Bush Terminal
                                      underlying mortgage loan.

                                 Notwithstanding the foregoing, references in
                                 this offering prospectus to the trustee, a
                                 master servicer and the special servicer will
                                 mean the trustee, the applicable master
                                 servicer and the special servicer under the
                                 series 2008-C7 pooling and servicing agreement
                                 unless the context clearly indicates otherwise.

CGM RRI HOTEL PORTFOLIO,
LINCOLN SQUARE AND SEATTLE
SPACE NEEDLE MORTGAGEE OF
RECORD, MASTER SERVICER AND
SPECIAL SERVICER..............   The assets of the issuing entity will include
                                 mortgage loans that are secured by the
                                 mortgaged real properties identified on Annex
                                 A-1 to this offering prospectus as CGM RRI
                                 Hotel Portfolio, Lincoln Square and Seattle
                                 Space Needle. The CGM RRI Hotel Portfolio
                                 underlying mortgage loan, the Lincoln Square
                                 underlying mortgage loan and the Seattle Space
                                 Needle underlying mortgage loan are currently
                                 being serviced and administered pursuant to the
                                 pooling and servicing agreement relating to the
                                 Deutsche Mortgage & Asset Receiving Corporation
                                 CD 2007-CD5 Mortgage Trust, Commercial Mortgage
                                 Pass-Through Certificates, Series CD 2007-CD5,
                                 securitization transaction, which provides
                                 that:

                                 o    Wells Fargo Bank, N.A., a national banking
                                      association, which is the initial trustee
                                      under the series CD 2007-CD5 pooling and
                                      servicing agreement, is, in that capacity,
                                      the mortgagee of record for the CGM RRI

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                                       16

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                                      Hotel Portfolio underlying mortgage loan,
                                      the Lincoln Square underlying mortgage
                                      loan and the Seattle Space Needle
                                      underlying mortgage loan;

                                 o    Capmark Finance Inc., a California
                                      corporation, which is one of the initial
                                      master servicers under the series CD
                                      2007-CD5 pooling and servicing agreement,
                                      is, in that capacity, the initial master
                                      servicer for the CGM RRI Hotel Portfolio
                                      underlying mortgage loan, the Lincoln
                                      Square underlying mortgage loan and the
                                      Seattle Space Needle underlying mortgage
                                      loan; and

                                 o    LNR Partners, Inc., a Florida corporation,
                                      which is the initial special servicer
                                      under the series CD 2007-CD5 pooling and
                                      servicing agreement, is, in that capacity,
                                      the initial special servicer for the CGM
                                      RRI Hotel Portfolio underlying mortgage
                                      loan, the Lincoln Square underlying
                                      mortgage loan and the Seattle Space Needle
                                      underlying mortgage loan.

                                 Notwithstanding the foregoing, references in
                                 this offering prospectus to the trustee, a
                                 master servicer and the special servicer will
                                 mean the trustee, the applicable master
                                 servicer and the special servicer under the
                                 series 2008-C7 pooling and servicing agreement
                                 unless the context clearly indicates otherwise.

SIGNIFICANT OBLIGORS..........   With respect to the underlying mortgage loan
                                 secured by the mortgaged real property
                                 identified on Annex A-1 to this offering
                                 prospectus as One Liberty Plaza, representing
                                 13.5% of the initial mortgage pool balance and
                                 15.3% of the initial loan group no. 1 balance,
                                 the related borrower is a "significant
                                 obligor," within the meaning of Items 1101 and
                                 1112 of Regulation AB, with respect to the
                                 mortgage pool. The borrower under the One
                                 Liberty Plaza underlying mortgage loan is
                                 Brookfield Properties OLP Co. LLC.
                                 Additionally, a guarantor with respect to
                                 certain unfunded obligations related to the
                                 mortgaged real property securing the One
                                 Liberty Plaza underlying mortgage loan,
                                 Brookfield Financial Properties, L.P., is a
                                 "significant obligor," within the meaning of
                                 Items 1101 and 1112 of Regulation AB, with
                                 respect to the mortgage pool. See the
                                 discussion regarding the One Liberty Plaza
                                 underlying mortgage loan on Annex B to this
                                 offering prospectus.

                                 With respect to the underlying mortgage loan
                                 secured by the mortgaged real property
                                 identified on Annex A-1 to this offering
                                 prospectus as Scottsdale Fashion Square,
                                 representing 12.2% of the initial mortgage pool
                                 balance and 13.8% of the initial loan group no.
                                 1 balance, the related borrower is a
                                 "significant obligor" within the meaning of
                                 Items 1101 and 1112 of Regulation AB, with
                                 respect to the mortgage pool. The borrower
                                 under the Scottsdale Fashion Square underlying
                                 mortgage loan is

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                                       17

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                                 Scottsdale Fashion Square LLC. See the
                                 discussion regarding the Scottsdale Fashion
                                 Square underlying mortgage loan on Annex B to
                                 this offering prospectus.

                           RELEVANT DATES AND PERIODS

CUT-OFF DATE..................   References in this offering prospectus to the
                                 "cut-off date" mean, individually and
                                 collectively, as the context may require, the
                                 related due date of each underlying mortgage
                                 loan in April 2008.

                                 All payments and collections received on each
                                 underlying mortgage loan after the cut-off
                                 date, excluding any payments or collections
                                 that represent amounts due on or before that
                                 date, will belong to the issuing entity.

DUE DATES.....................   Subject to the discussion below in this
                                 "--Relevant Dates and Periods--Due Dates"
                                 subsection, the underlying mortgage loans will
                                 have the due dates set forth in the following
                                 table with respect to monthly debt service
                                 payments.

                          NO. OF   % OF INITIAL  % OF INITIAL   % OF INITIAL
               MONTHLY   MORTGAGE    MORTGAGE      LOAN GROUP     LOAN GROUP
               DUE DATE   LOANS    POOL BALANCE  NO. 1 BALANCE  NO. 2 BALANCE
               --------  --------  ------------  -------------  -------------

               1st           5         18.1%         20.5%            0.0%
               6th          91         81.0%         78.5%          100.0%
               11th          1          0.9%          1.0%            0.0%

                                 As discussed below, certain of the underlying
                                 mortgage loans have a due date that is
                                 subsequent to the determination date in any
                                 month or have grace periods that may extend
                                 beyond the determination date in any month:

                                 o    in the case of the underlying mortgage
                                      loan secured by the mortgaged real
                                      property identified on Annex A-1 to this
                                      offering prospectus as One Liberty Plaza,
                                      representing 13.5% of the initial mortgage
                                      pool balance and 15.3% of the initial loan
                                      group no. 1 balance, which has a due date
                                      on the sixth day of each month, the event
                                      of default occurs on either (a) the fifth
                                      business day after receipt of written
                                      notice that the payment is delinquent or
                                      (b) any date at the lender's discretion
                                      after the borrower's receipt of written
                                      notice that the payment is delinquent, but
                                      no later than two business days prior to
                                      the earlier of (i) the applicable series
                                      2007-GG11 distribution date and (ii) the
                                      applicable series 2008-C7 distribution
                                      date;

                                 o    in the case of two (2) underlying mortgage
                                      loans, secured by the mortgaged real
                                      properties identified on Annex A-1 to this
                                      offering prospectus as Scottsdale Fashion
                                      Square and Bush Terminal, representing
                                      12.2% and 2.7%, respectively, of the
                                      initial mortgage pool

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                                       18

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                                      balance, and 13.8% and 3.1%, respectively,
                                      of the initial loan group no. 1 balance,
                                      which have due dates on the first and
                                      sixth day of each month, respectively, a
                                      payment event of default would occur on
                                      the fifth business day after the
                                      borrower's receipt of written notice that
                                      the payment is delinquent; and

                                 o    in the case of the underlying mortgage
                                      loan secured by the mortgaged real
                                      properties identified on Annex A-1 to this
                                      offering prospectus as Highpoint I and
                                      Coppell II, representing 0.9% of the
                                      initial mortgage pool balance and 1.0% of
                                      the initial loan group no. 1 balance, the
                                      related due date is the eleventh day of
                                      each month.

                                 In the case of each of those four (4)
                                 underlying mortgage loans discussed in the
                                 preceding paragraph, the applicable master
                                 servicer has agreed, to the extent necessary,
                                 to advance the amount of the monthly payment
                                 due each month and not to receive interest
                                 thereon except to the extent that the
                                 delinquency extends beyond the actual due date
                                 or, if applicable, by the end of the related
                                 grace period. The maturity date for each of
                                 those underlying mortgage loans occurs before
                                 the determination date in the applicable
                                 calendar month, however, and in the case of the
                                 Highpoint I & Coppell II underlying mortgage
                                 loan, the applicable master servicer has agreed
                                 to make up, without reimbursement, any interest
                                 shortfall resulting from such maturity date
                                 being less than a full month after the prior
                                 due date. For purposes of calculating
                                 distributions on the series 2008-C7
                                 certificates, any such "make-up payment" will
                                 be treated as if it was made by the related
                                 borrower.

ISSUE DATE....................   The date of initial issuance of the offered
                                 certificates will be on or about April 25,
                                 2008.

DISTRIBUTION FREQUENCY/
DISTRIBUTION DATE.............   Payments on the offered certificates are
                                 scheduled to occur monthly, commencing in May
                                 2008. During any given month, the distribution
                                 date will be the fourth business day following
                                 the related determination date.

DETERMINATION DATE............   The sixth day of each month or, if such sixth
                                 day is not a business day, the next succeeding
                                 business day, commencing in May 2008.

RECORD DATE...................   The record date for each monthly payment on an
                                 offered certificate will be the last business
                                 day of the prior calendar month. The registered
                                 holders of the offered certificates at the
                                 close of business on each record date will be
                                 entitled to receive, on the following
                                 distribution date, any payments on those
                                 certificates, except that the last payment on
                                 any offered certificate will be made only upon
                                 presentation and surrender of the certificate.

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                                       19

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COLLECTION PERIOD.............   Amounts available for payment on the series
                                 2008-C7 certificates on any distribution date
                                 will depend on the payments and other
                                 collections received, and any advances of
                                 payments due, on or with respect to the
                                 underlying mortgage loans during the related
                                 collection period. Each collection period:

                                 o    will relate to a particular distribution
                                      date;

                                 o    will be approximately one month long;

                                 o    will begin when the prior collection
                                      period ends or, in the case of the first
                                      collection period, will begin on the day
                                      following the cut-off date; and

                                 o    will generally end at the close of
                                      business on the determination date
                                      immediately preceding the related
                                      distribution date.

                                 However, the collection period for any
                                 distribution date for certain mortgage loans
                                 may differ from the collection period with
                                 respect to the rest of the mortgage pool for
                                 that distribution date because the collection
                                 period for any such mortgage loan may end
                                 earlier or later, as the case may be, than the
                                 determination date in each month.

                                 With respect to any distribution date,
                                 references in this offering prospectus to
                                 "collection period" mean, as to each mortgage
                                 loan, the applicable collection period ending
                                 in the month in which that distribution date
                                 occurs.

INTEREST ACCRUAL PERIOD.......   The amount of interest payable with respect to
                                 the offered certificates on any distribution
                                 date will be a function of the interest accrued
                                 during the related interest accrual period. The
                                 interest accrual period for the offered
                                 certificates for any distribution date will be
                                 the calendar month immediately preceding the
                                 month in which that distribution date occurs.

RATED FINAL DISTRIBUTION
DATE..........................   The rated final distribution date with respect
                                 to the offered certificates will be the
                                 distribution date in December 2049.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

REGISTRATION AND
DENOMINATIONS.................   We intend to deliver the offered certificates
                                 in book-entry form in original denominations of
                                 $10,000 initial principal balance and in any
                                 whole dollar denomination in excess thereof and
                                 in any greater whole dollar denominations.

                                 You will initially hold your offered
                                 certificates, directly or indirectly, through
                                 The Depository Trust Company, and they will be
                                 registered in the name of Cede & Co. as nominee
                                 for The Depository Trust Company. As a result,
                                 you will not receive a

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                                       20

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                                 fully registered physical certificate
                                 representing your interest in any offered
                                 certificate, except under the limited
                                 circumstances described under "Description of
                                 the Offered Certificates--Registration and
                                 Denominations" in this offering prospectus and
                                 under "Description of the
                                 Certificates--Book-Entry Registration" in the
                                 accompanying base prospectus.

PAYMENTS

A. GENERAL....................   The trustee will make payments of interest and,
                                 except in the case of the class X certificates,
                                 principal with respect to the following classes
                                 of series 2008-C7 certificates, sequentially as
                                 follows:

                                      1st...............   A-1, A-2A, A-2B, A-3,
                                                           A-SB, A-4, A-1A and X
                                      2nd...............        A-M and A-MA
                                      3rd...............        A-J and A-JA
                                      4th...............             B
                                      5th...............             C
                                      6th...............             D
                                      7th...............             E
                                      8th...............             F
                                      9th...............             G
                                      10th..............             H
                                      11th..............             J
                                      12th..............             K
                                      13th..............             L
                                      14th..............             M
                                      15th..............             N
                                      16th..............             O
                                      17th..............             P
                                      18th..............             Q
                                      19th..............             S

                                 For purposes of allocating payments on certain
                                 classes of the offered certificates, the
                                 mortgage pool will be divided into:

                                 o    a loan group no. 1 consisting of 81
                                      underlying mortgage loans that represent
                                      88.3% of the initial mortgage pool balance
                                      and are secured by a variety of property
                                      types; and

                                 o    a loan group no. 2 consisting of 16
                                      underlying mortgage loans that represent
                                      11.7% of the initial mortgage pool balance
                                      and are secured by multifamily properties.

                                 Interest payments with respect to the class
                                 A-1, A-2A, A-2B, A-3, A-SB, A-4, A-1A and X
                                 certificates are to be made concurrently:

                                 o    in the case of the class A-1, A-2A, A-2B,
                                      A-3, A-SB and A-4 certificates, on a pro
                                      rata basis in accordance with

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                                       21

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                                      the respective interest entitlements
                                      evidenced by those classes of series
                                      2008-C7 certificates, from funds
                                      attributable to loan group no. 1;

                                 o    in the case of the class A-1A
                                      certificates, from funds attributable to
                                      loan group no. 2; and

                                 o    in the case of the class X certificates,
                                      from funds attributable to loan group no.
                                      1 and/or loan group no. 2;

                                 provided that, if the foregoing would result in
                                 a shortfall in the interest payments on any of
                                 the class A-1, A-2A, A-2B, A-3, A-SB, A-4, A-1A
                                 and/or X certificates, then payments of
                                 interest will be made on those classes of
                                 series 2008-C7 certificates, on a pro rata
                                 basis in accordance with the respective
                                 interest entitlements evidenced thereby, from
                                 available funds attributable to the entire
                                 mortgage pool.

                                 Following payments of interest and, if
                                 applicable, principal in respect of the class
                                 A-1, A-2A, A-2B, A-3, A-SB, A-4, A-1A and/or X
                                 certificates on any distribution date, payments
                                 of interest in respect of the class A-M
                                 certificates will be made out of available
                                 funds attributable to the mortgage loans in
                                 loan group no. 1, and payments of interest in
                                 respect of the class A-MA certificates will be
                                 made out of available funds attributable to the
                                 mortgage loans in loan group no. 2; provided
                                 that, if the funds available for those
                                 distributions of interest on any distribution
                                 date are insufficient to pay in full the total
                                 amount of interest to be paid with respect to
                                 the class A-M certificates and/or the class
                                 A-MA certificates, then the funds available for
                                 distribution will be allocated between those
                                 classes of series 2008-C7 certificates pro rata
                                 in accordance with the respective interest
                                 entitlements, without regard to loan groups.

                                 Following payments of interest and, if
                                 applicable, principal in respect of the class
                                 A-1, A-2A, A-2B, A-3, A-SB, A-4, A-1A, X, A-M
                                 and A-MA certificates on any distribution date,
                                 payments of interest in respect of the class
                                 A-J certificates will be made out of available
                                 funds attributable to the mortgage loans in
                                 loan group no. 1, and payments of interest in
                                 respect of the class A-JA certificates will be
                                 made out of available funds attributable to the
                                 mortgage loans in loan group no. 2; provided
                                 that, if the funds available for those
                                 distributions of interest on any distribution
                                 date are insufficient to pay in full the total
                                 amount of interest to be paid with respect to
                                 the class A-J certificates and/or the class
                                 A-JA certificates, then the funds available for
                                 distribution will be allocated between those
                                 classes of series 2008-C7 certificates pro rata
                                 in accordance with the respective interest
                                 entitlements, without regard to loan groups.

                                 The class Y and R certificates do not bear
                                 interest and do not entitle their respective
                                 holders to payments of interest.

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                                       22

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                                 Allocation of principal payments among the
                                 class A-1, A-2A, A-2B, A-3, A-SB, A-4, A-1A,
                                 A-M, A-MA, A-J and A-JA certificates also takes
                                 into account loan groups and is described under
                                 "--Payments--Payments of Principal" below. The
                                 class X, Y and R certificates do not have
                                 principal balances and do not entitle their
                                 respective holders to payments of principal.

                                 See "Description of the Offered
                                 Certificates--Payments--Priority of Payments"
                                 in this offering prospectus.

B. PAYMENTS OF INTEREST.......   Each class of series 2008-C7 certificates
                                 (other than the class Y and R certificates)
                                 will bear interest. In each case, that interest
                                 will accrue during each applicable interest
                                 accrual period based upon--

                                 o    the pass-through rate applicable for the
                                      particular class of series 2008-C7
                                      certificates for that interest accrual
                                      period,

                                 o    the total principal balance or notional
                                      amount, as the case may be, of the
                                      particular class of series 2008-C7
                                      certificates outstanding immediately prior
                                      to the related distribution date, and

                                 o    the assumption that each year consists of
                                      twelve 30-day months.

                                 On each distribution date, subject to (i)
                                 available funds from collections and advances
                                 on the underlying mortgage loans and (ii) the
                                 payment priorities described under
                                 "--Payments--General" above, the holders of
                                 each interest-bearing class of series 2008-C7
                                 certificates will generally be entitled to
                                 receive:

                                 o    all interest accrued with respect to that
                                      class of series 2008-C7 certificates
                                      during the related interest accrual
                                      period, as described above in this
                                      "--Payments--Payments of Interest"
                                      subsection; plus

                                 o    any interest that the holders of such
                                      class of series 2008-C7 certificates were
                                      entitled to receive on all prior
                                      distribution dates, to the extent not
                                      previously received; minus

                                 o    such class' allocable share of any
                                      shortfalls in interest collections due to
                                      prepayments on the underlying mortgage
                                      loans, to the extent that such interest
                                      shortfalls are not offset by certain
                                      payments made by the master servicers;
                                      minus

                                 o    except in the case of the class X
                                      certificates, such class' allocable share
                                      of any reduction in interest paid on any
                                      underlying mortgage loan as a result of a
                                      modification that allows the reduction in
                                      accrued but unpaid interest

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                                       23

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                                      to be added to the principal balance of
                                      the subject mortgage loan.

                                 See "Description of the Offered
                                 Certificates--Payments--Payments of Interest"
                                 in this offering prospectus.

C.  PAYMENTS OF PRINCIPAL.....   Subject to (i) available funds from collections
                                 and advances on the underlying mortgage loans
                                 and (ii) the payment priorities described under
                                 "--Payments--General" above, the holders of
                                 each class of offered certificates will be
                                 entitled to receive a total amount of principal
                                 over time equal to the total principal balance
                                 of that particular class.

                                 The total payments of principal to be made with
                                 respect to the class A-1, A-2A, A-2B, A-3,
                                 A-SB, A-4, A-1A, A-M, A-MA, A-J, A-JA, B, C, D,
                                 E, F, G, H, J, K, L, M, N, O, P, Q and S
                                 certificates on any distribution date will, in
                                 general, be a function of--

                                 o    the amount of scheduled payments of
                                      principal due or, in some cases, deemed
                                      due on the underlying mortgage loans
                                      during the related collection period,
                                      which payments are either received as of
                                      the end of that collection period or
                                      advanced by a master servicer and/or the
                                      trustee; and

                                 o    the amount of any prepayments and other
                                      unscheduled collections of previously
                                      unadvanced principal with respect to the
                                      underlying mortgage loans that are
                                      received during the related collection
                                      period.

                                 If a master servicer, the special servicer or
                                 the trustee reimburses itself out of general
                                 collections on the mortgage pool for any
                                 advance that it has determined is not
                                 recoverable out of collections on the related
                                 underlying mortgage loan, then that advance
                                 (together with accrued interest thereon) will
                                 be deemed, to the fullest extent permitted, to
                                 be reimbursed first out of payments and other
                                 collections of principal otherwise available
                                 for distribution, prior to being deemed
                                 reimbursed out of payments and other
                                 collections of interest otherwise available for
                                 distribution. In addition, if payments and
                                 other collections of principal on the mortgage
                                 pool are applied to reimburse, or pay interest
                                 on, any advance that is determined to be
                                 nonrecoverable from collections on the related
                                 underlying mortgage loan, as described in the
                                 prior sentence, then that advance will be
                                 reimbursed, and/or interest thereon will be
                                 paid, first out of payments or other
                                 collections of principal on the loan group
                                 (i.e., loan group no. 1 or loan group no. 2, as
                                 applicable) that includes the subject
                                 underlying mortgage loan as to which the
                                 advance was made, and prior to using payments
                                 or other collections of principal on the other
                                 loan group.

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                                 The trustee is required to make payments of
                                 principal to the holders of the various classes
                                 of the series 2008-C7 principal balance
                                 certificates in a specified sequential order,
                                 taking account of whether the payments (or
                                 advances in lieu thereof) and other collections
                                 of principal that are to be distributed were
                                 received and/or made with respect to underlying
                                 mortgage loans in loan group no. 1 or
                                 underlying mortgage loans in loan group no. 2.

                                 On any distribution date, subject to the
                                 discussion under "--Payments--Amortization,
                                 Liquidation and Payment Triggers" below,
                                 amounts allocable to distributable principal of
                                 loan group no. 1 will be applied to make
                                 distributions of principal, first, with respect
                                 to the class A-SB certificates, until the total
                                 principal balance of that class is paid down to
                                 the applicable scheduled principal balance
                                 thereof set forth on Annex E to this offering
                                 prospectus, and thereafter with respect to the
                                 following classes of series 2008-C7 principal
                                 balance certificates in the following order (in
                                 each case until the related total principal
                                 balance is reduced to zero):

                                 1.   class A-1;
                                 2.   class A-2A;
                                 3.   class A-2B;
                                 4.   class A-3;
                                 5.   class A-SB;
                                 6.   class A-4;
                                 7.   class A-M;
                                 8.   class A-J;
                                 9.   class A-1A;
                                 10.  class A-MA;
                                 11.  class A-JA; and
                                 12.  classes B, C, D, E, F, G, H, J, K, L, M,
                                      N, O, P, Q and S, in that order.

                                 On any distribution date, subject to the
                                 discussion under "--Payments--Amortization,
                                 Liquidation and Payment Triggers" below,
                                 amounts allocable to distributable principal of
                                 loan group no. 2 will be applied to make
                                 distributions of principal, first, with respect
                                 to the class A-1A certificates, until the total
                                 principal balance of that class is reduced to
                                 zero, second, with respect to the class A-MA
                                 certificates, until the total principal balance
                                 of that class is reduced to zero, third, with
                                 respect to the class A-JA certificates, until
                                 the total principal balance of that class is
                                 reduced to zero, fourth, with respect to the
                                 class A-SB certificates, until the total
                                 principal balance of that class is paid

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                                       25

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                                 down to the applicable scheduled principal
                                 balance thereof set forth on Annex E to this
                                 offering prospectus, and thereafter with
                                 respect to the following classes of series
                                 2008-C7 principal balance certificates in the
                                 following order (in each case until the related
                                 total principal balance is reduced to zero):

                                 1.   class A-1;
                                 2.   class A-2A;
                                 3.   class A-2B;
                                 4.   class A-3;
                                 5.   class A-SB;
                                 6.   class A-4;
                                 7.   class A-M;
                                 8.   class A-J; and
                                 9.   classes B, C, D, E, F, G, H, J, K, L, M,
                                      N, O, P, Q and S, in that order.

                                 The class X, Y and R certificates do not have
                                 principal balances and do not entitle their
                                 holders to payments of principal.

                                 See "Description of the Offered
                                 Certificates--Payments--Payments of Principal"
                                 in this offering prospectus.

D. AMORTIZATION, LIQUIDATION
   AND PAYMENT TRIGGERS.......   Because of losses on the underlying mortgage
                                 loans and/or default-related or other
                                 unanticipated expenses of the issuing entity,
                                 (a) the total principal balance of the class B,
                                 C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S
                                 certificates could be reduced to zero at a time
                                 when the class A-J and/or A-JA certificates
                                 remain outstanding, (b) the total principal
                                 balance of the class A-J, A-JA, B, C, D, E, F,
                                 G, H, J, K, L, M, N, O, P, Q and S certificates
                                 could be reduced to zero at a time when the
                                 class A-M and/or A-MA certificates remain
                                 outstanding, and (c) the total principal
                                 balance of the class A-M, A-MA, A-J, A-JA, B,
                                 C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S
                                 certificates could be reduced to zero at a time
                                 when the class A-1, A-2A, A-2B, A-3, A-SB, A-4
                                 and A-1A certificates, or any two or more
                                 classes of those certificates, remain
                                 outstanding. Under the circumstances described
                                 in clause (a) of the first sentence of this
                                 paragraph, and in any event on the final
                                 distribution date, no payments of principal
                                 will be distributed to the holders of the class
                                 A-J or A-JA certificates until the class A-1,
                                 A-2A, A-2B, A-3, A-SB, A-4, A-1A, A-M and A-MA
                                 certificates are retired, and any payments of
                                 principal that are so distributed to the
                                 holders of the outstanding class A-J and A-JA
                                 certificates will be allocated between those
                                 two classes on a pro rata basis in accordance
                                 with their respective principal balances and
                                 without regard to loan groups. Under the
                                 circumstances described in clause (b) of the

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                                       26

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                                 first sentence of this paragraph, and in any
                                 event on the final distribution date, no
                                 payments of principal will be distributed to
                                 the holders of the class A-M or A-MA
                                 certificates until the class A-1, A-2A, A-2B,
                                 A-3, A-SB, A-4 and A-1A certificates are
                                 retired, and any payments of principal that are
                                 so distributed to the holders of the
                                 outstanding class A-M and A-MA certificates
                                 will be allocated between those two classes on
                                 a pro rata basis in accordance with their
                                 respective principal balances and without
                                 regard to loan groups. Under the circumstances
                                 described in clause (c) of the first sentence
                                 of this paragraph, and in any event on the
                                 final distribution date, any payments of
                                 principal on the outstanding class A-1, A-2A,
                                 A-2B, A-3, A-SB, A-4 and A-1A certificates will
                                 be allocated among those classes of series
                                 2008-C7 certificates on a pro rata basis,
                                 rather than sequentially, in accordance with
                                 their respective principal balances and without
                                 regard to loan groups.

                                 Also, specified parties may terminate the
                                 issuing entity and cause the retirement of the
                                 series 2008-C7 certificates, as and when
                                 described under "--Description of the Offered
                                 Certificates--Optional Termination" below.

E. PAYMENTS OF PREPAYMENT
   PREMIUMS AND YIELD
   MAINTENANCE CHARGES........   If any prepayment premium or yield maintenance
                                 charge is collected on any of the underlying
                                 mortgage loans, then the trustee will pay that
                                 amount, net of any liquidation, workout or
                                 other fee payable in connection with the
                                 receipt thereof, in the proportions described
                                 under "Description of the Offered
                                 Certificates--Payments--Payments of Prepayment
                                 Premiums and Yield Maintenance Charges" in this
                                 offering prospectus, to--

                                 o    the holders of the class X certificates;
                                      and/or

                                 o    the holders of any of the class A-1, A-2A,
                                      A-2B, A-3, A-SB, A-4, A-1A, A-M, A-MA,
                                      A-J, A-JA, B, C, D, E, F, G, H, J and/or K
                                      certificates that are then entitled to
                                      receive any principal payments with
                                      respect to the loan group that includes
                                      the prepaid mortgage loan.

F. FEES AND EXPENSES..........   The amounts available for distribution on the
                                 series 2008-C7 certificates on any distribution
                                 date will generally be net of the following
                                 fees and expenses:

       TYPE / RECIPIENT                         AMOUNT/SOURCE                        FREQUENCY
------------------------------   -----------------------------------------------   ------------

FEES
Master Servicing Fee / Master    Payable with respect to each and every mortgage   Monthly
Servicers                        loan held by the issuing entity, including each
                                 of the One Liberty Plaza underlying mortgage
                                 loan, the Scottsdale Fashion Square underlying
                                 mortgage loan, the CGM RRI Hotel Portfolio
                                 underlying mortgage loan, the Lincoln Square
                                 underlying mortgage loan, the Bush Terminal
                                 underlying mortgage loan and the Seattle Space
                                 Needle underlying

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                                       27

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       TYPE / RECIPIENT                         AMOUNT/SOURCE                        FREQUENCY
------------------------------   -----------------------------------------------   ------------

                                 mortgage loan, each specially serviced mortgage
                                 loan, if any, and each mortgage loan, if any,
                                 as to which the corresponding mortgaged real
                                 property has been acquired as foreclosure
                                 property (in whole or in part) on behalf of the
                                 issuing entity. With respect to each such
                                 mortgage loan, the master servicing fee will:
                                 (a) generally be calculated on the same
                                 interest accrual basis as is applicable to the
                                 accrual of interest with respect to that
                                 mortgage loan; (b) accrue on the same principal
                                 amount as interest accrues or is deemed to
                                 accrue on that mortgage loan; (c) accrue at an
                                 annual rate that ranges, on a loan-by-loan
                                 basis, from 0.03% to 0.14% per annum; and (d)
                                 be payable (i) monthly from amounts allocable
                                 as interest with respect to that mortgage loan
                                 and/or (ii) if the subject mortgage loan and
                                 any related foreclosure property has been
                                 liquidated on behalf of the issuing entity, out
                                 of general collections on the mortgage pool.
                                 Master servicing fees with respect to any
                                 underlying mortgage loan will include the
                                 primary servicing fees payable by the
                                 applicable master servicer to any sub-servicer
                                 with respect to that mortgage loan.

Primary Servicing Fee on the     The applicable master servicer under the series   Monthly
One Liberty Plaza, Scottsdale    2007-GG11 pooling and servicing agreement will
Fashion Square and Bush          be entitled to receive a primary servicing fee
Terminal underlying mortgage     calculated at the rate of 0.01% per annum for
loans / Series 2007-GG11         primary servicing each of the One Liberty Plaza
Master Servicer                  underlying mortgage loan, the Scottsdale
                                 Fashion Square underlying mortgage loan and the
                                 Bush Terminal underlying mortgage loan, which
                                 will be calculated and payable in a manner
                                 similar to the master servicing fee under the
                                 series 2008-C7 pooling and servicing agreement.

Primary Servicing Fee on the     The applicable master servicer under the series   Monthly
CGM RRI Hotel Portfolio          CD 2007-CD5 pooling and servicing agreement
underlying mortgage loan, the    will be entitled to receive a primary servicing
Lincoln Square underlying        fee calculated at the rate of (i) 0.01% per
mortgage loan and the Seattle    annum for primary servicing each of the CGM RRI
Space Needle underlying          Hotel Portfolio underlying mortgage loan and
mortgage loan / Applicable       the Lincoln Square underlying mortgage loan and
Series CD 2007-CD5 Master        (ii) 0.02% per annum for the Seattle Space
Servicer                         Needle underlying mortgage loan, which will be
                                 calculated and payable in a manner similar to
                                 the master servicing fee under the series
                                 2008-C7 pooling and servicing agreement.

Special Servicing Fee /          Payable with respect to each mortgage loan        Monthly
Special Servicer                 (other than the One Liberty Plaza underlying
                                 mortgage loan, the Scottsdale Fashion Square
                                 underlying mortgage loan, the CGM RRI Hotel
                                 Portfolio underlying mortgage loan, the Lincoln
                                 Square underlying mortgage loan, the Bush
                                 Terminal underlying mortgage loan and the
                                 Seattle Space Needle underlying mortgage loan)
                                 held by the issuing entity that is being
                                 specially serviced or as to which the
                                 corresponding mortgaged real property has been
                                 acquired as foreclosure property (in whole or
                                 in part) on behalf of the issuing entity. With
                                 respect to each such mortgage loan, the special
                                 servicing fee will: (a) generally be calculated
                                 on the same interest accrual basis as is
                                 applicable to the accrual of interest with
                                 respect to that mortgage loan; (b) accrue on
                                 the same principal amount as interest accrues
                                 or is deemed to accrue from time to time on
                                 that mortgage loan; (c) accrue at a special
                                 servicing fee rate of 0.35% per annum (subject
                                 to a $4,000/month minimum); and (d) be payable
                                 monthly from general collections on the
                                 mortgage pool.

Workout Fee / Special Servicer   Payable with respect to each specially serviced   Time to time
                                 mortgage loan (other than, if applicable, the
                                 One Liberty Plaza underlying mortgage loan,

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                                       28

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       TYPE / RECIPIENT                         AMOUNT/SOURCE                        FREQUENCY
------------------------------   -----------------------------------------------   ------------

                                 the Scottsdale Fashion Square underlying
                                 mortgage loan, the CGM RRI Hotel Portfolio
                                 underlying mortgage loan, the Lincoln Square
                                 underlying mortgage loan, the Bush Terminal
                                 underlying mortgage loan and the Seattle Space
                                 Needle underlying mortgage loan) held by the
                                 issuing entity that the special servicer
                                 successfully works out. The workout fee will be
                                 payable out of, and will be calculated by
                                 application of a workout fee rate of 1.0% to,
                                 each collection of principal and interest,
                                 other than default interest and post-ARD
                                 additional interest, received on the subject
                                 mortgage loan for so long as it is not returned
                                 to special servicing by reason of an actual or
                                 reasonably foreseeable default.

Liquidation Fee / Special        Subject to the exceptions (including as regards   Time to time
Servicer                         the One Liberty Plaza underlying mortgage loan,
                                 the Scottsdale Fashion Square underlying
                                 mortgage loan, the CGM RRI Hotel Portfolio
                                 underlying mortgage loan, the Lincoln Square
                                 underlying mortgage loan, the Bush Terminal
                                 underlying mortgage loan and the Seattle Space
                                 Needle underlying mortgage loan) described
                                 under "The Series 2008-C7 Pooling and Servicing
                                 Agreement--Servicing and Other Compensation and
                                 Payment of Expenses--Principal Special
                                 Servicing Compensation--The Liquidation Fee" in
                                 this offering prospectus, payable with respect
                                 to: (a) each specially serviced mortgage
                                 loan--or any replacement mortgage loan
                                 substituted for it--as to which the special
                                 servicer obtains a full or discounted payoff
                                 from the related borrower; and (b) any
                                 specially serviced mortgage loan or foreclosure
                                 property as to which the special servicer
                                 receives any liquidation proceeds, sale
                                 proceeds, insurance proceeds or condemnation
                                 proceeds. As to each such specially serviced
                                 mortgage loan or foreclosure property, the
                                 liquidation fee will be payable from, and will
                                 be calculated by application of a liquidation
                                 fee rate of 1.0% to, the related payment or
                                 proceeds.

Special Servicing Fee, Workout   Comparable to the corresponding fees under the    Time to time
Fee and Liquidation Fee on       series 2008-C7 pooling and servicing agreement,
each of the One Liberty Plaza    and, to the extent earned with respect to each
underlying mortgage loan, the    of the One Liberty Plaza underlying mortgage
Scottsdale Fashion Square        loan, the Scottsdale Fashion Square underlying
underlying mortgage loan and     mortgage loan and the Bush Terminal underlying
the Bush Terminal underlying     mortgage loan, payable out of collections
mortgage loan/ Series            thereon.(1)
2007-GG11 Special Servicer

Special Servicing Fee, Workout   Comparable to the corresponding fees under the    Time to time
Fee and Liquidation Fee on       series 2008-C7 pooling and servicing agreement
each of the CGM RRI Hotel        (except that the special servicing fee under
Portfolio underlying mortgage    the series CD 2007-CD5 pooling and servicing
loan, the Lincoln Square         agreement accrues at a rate of 0.25% per annum)
underlying mortgage loan and     and, to the extent earned with respect to each
the Seattle Space Needle         of the CGM RRI Hotel Portfolio underlying
underlying mortgage loan         mortgage loan, the Lincoln Square underlying
/Series CD 2007-CD5 Special      mortgage loan and Seattle Space Needle
Servicer                         underlying mortgage loan, payable out of
                                 collections thereon.(1)

Trustee Fee / Trustee            Payable out of general collections on the         Monthly
                                 mortgage pool and, for any distribution date,
                                 will equal one month's interest at 0.0011% per
                                 annum with respect to each and every mortgage
                                 loan held by the issuing entity, including each
                                 of the One Liberty Plaza underlying mortgage
                                 loan, the Scottsdale Fashion Square underlying
                                 mortgage loan, the CGM RRI Hotel Portfolio
                                 underlying mortgage loan, the

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                                       29

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       TYPE / RECIPIENT                         AMOUNT/SOURCE                        FREQUENCY
------------------------------   -----------------------------------------------   ------------

                                 Lincoln Square underlying mortgage loan, the
                                 Bush Terminal underlying mortgage loan and the
                                 Seattle Space Needle underlying mortgage loan,
                                 each specially serviced mortgage loan, if any,
                                 and each mortgage loan, if any, as to which the
                                 corresponding mortgaged real property has been
                                 acquired as foreclosure property on behalf of
                                 the issuing entity.

EXPENSES

Servicing Advances / Trustee,    To the extent of funds available, the amount of   Time to time
Master Servicers or Special      any servicing advances.(2)(4)
Servicer

Interest on Servicing Advances   At a rate per annum equal to a published prime    Time to time
/ Master Servicers, Special      rate, accrued on the amount of each outstanding
Servicer or Trustee              servicing advance.(3)(4)

P&I Advances / Master            To the extent of funds available, the amount of   Time to time
Servicers and Trustee            any P&I advances.(2)

Interest on P&I Advances /       At a rate per annum equal to a published          Time to time
Master Servicers and Trustee     prime rate, accrued on the amount of each
                                 outstanding P&I advance.(3)(4)

Indemnification Expenses /       Amount to which such party is entitled to         Time to time
Depositor, Trustee, Master       indemnification  under the series 2008-C7
Servicers or Special Servicer    pooling and servicing agreement.(5)
and any affiliate, director,
officer, employee or agent of
the Depositor, Trustee, Master
Servicers or Special Servicer

Servicing Advances, Interest     Comparable to corresponding expenses under the    Time to time
on Servicing Advances and        series 2008-C7 pooling and servicing agreement
Indemnification                  and, to the extent related to each of the One
Expenses/Parties to Series       Liberty Plaza underlying mortgage loan, the
2007-GG11 Pooling and            Scottsdale Fashion Square underlying mortgage
Servicing Agreement and          loan and the Bush Terminal underlying mortgage
Related Persons                  loan, payable out of collections thereon or, if
                                 and to the extent collections thereon are
                                 insufficient, from the mortgage pool to the
                                 extent of the underlying mortgage loan's pro
                                 rata share of the unreimbursed expenses.(1)

Servicing Advances, Interest     Comparable to corresponding expenses under the    Time to time
on Servicing Advances and        series 2008-C7 pooling and servicing agreement
Indemnification                  and, to the extent related to each of the CGM
Expenses/Parties to Series CD    RRI Hotel Portfolio underlying mortgage loan,
2007-CD5 Pooling and Servicing   the Lincoln Square underlying mortgage loan and
Agreement and Related Persons    the Seattle Space Needle underlying mortgage
                                 loan, payable out of collections thereon or, if
                                 and to the extent collections thereon are
                                 insufficient, from the mortgage pool to the
                                 extent of the underlying mortgage loan's pro
                                 rata share of the unreimbursed expenses.(1)

----------
(1)  See "Description of the Mortgage Pool--The Loan Combinations--The One
     Liberty Plaza Loan Combination," "--The Loan Combinations--The Scottsdale
     Fashion Square Loan Combination," "--The Loan Combinations--The CGM RRI
     Hotel Portfolio Loan Combination," "--The Loan Combinations--The Lincoln
     Square Loan Combination," "--The Loan Combinations--The Bush Terminal Loan
     Combination," "--The Loan Combinations--The Seattle Space Needle Loan
     Combination," "Servicing of the One Liberty Plaza Mortgage Loan, the
     Scottsdale Fashion Square Mortgage Loan and the Bush Terminal Mortgage
     Loan" and "Servicing of the CGM RRI Hotel Portfolio Mortgage

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                                      Loan, the Lincoln Square Mortgage Loan and
                                      the Seattle Space Needle Mortgage Loan" in
                                      this offering prospectus.

                                 (2)  Reimbursable out of collections on the
                                      related mortgage loan, except that
                                      advances that are determined not to be
                                      recoverable out of related collections
                                      will be reimbursable first out of general
                                      collections of principal on the mortgage
                                      pool and then out of other general
                                      collections on the mortgage pool.

                                 (3)  Payable out of late payment charges and/or
                                      default interest on the related mortgage
                                      loan or, in connection with or after
                                      reimbursement of the related advance, out
                                      of general collections on the mortgage
                                      pool, although in some cases interest on
                                      advances may be payable first out of
                                      general collections of principal on the
                                      mortgage pool.

                                 (4)  If any underlying mortgage loan is part of
                                      a loan combination that includes a
                                      subordinate non-trust mortgage loan (see
                                      "--The Underlying Mortgage Loans and the
                                      Mortgaged Real Properties--Loan
                                      Combinations" below), then collections on
                                      that subordinate non-trust mortgage loan
                                      will be available to make the subject
                                      payment/reimbursement to the extent
                                      provided under the related co-lender
                                      agreement.

                                 (5)  Payable out of general collections on the
                                      mortgage pool. In general, none of the
                                      above specified persons are entitled to
                                      indemnification for (1) any liability
                                      specifically required to be borne by the
                                      related person pursuant to the terms of
                                      the series 2008-C7 pooling and servicing
                                      agreement, or (2) any loss, liability or
                                      expense incurred by reason of willful
                                      misfeasance, bad faith or negligence in
                                      the performance of, or the negligent
                                      disregard of, such party's obligations and
                                      duties under the series 2008-C7 pooling
                                      and servicing agreement, or as may arise
                                      from a breach of any representation or
                                      warranty of such party made in the series
                                      2008-C7 pooling and servicing agreement.

                                           The foregoing fees and expenses will
                                           generally be payable prior to
                                           distribution on the offered
                                           certificates. If any of the foregoing
                                           fees and expenses are identified as
                                           being payable out of a particular
                                           source of funds, then the subject fee
                                           or expense, as the case may be, will
                                           be payable out of that particular
                                           source of funds prior to any
                                           application of those funds to make
                                           payments with respect to the offered
                                           certificates. In addition, if any of
                                           the foregoing fees and expenses are
                                           identified as being payable out of
                                           general collections with respect to
                                           the mortgage pool, then the subject
                                           fee or expense, as the case may be,
                                           will be payable out of those general
                                           collections prior to any application
                                           of those general collections to make
                                           payments with respect to the offered
                                           certificates. Further information
                                           with respect to the foregoing fees
                                           and expenses, as well as information
                                           regarding other fees and expenses, is
                                           set forth under "Description of the
                                           Offered Certificates--Fees and
                                           Expenses" in this offering
                                           prospectus.

REDUCTIONS OF CERTIFICATE
PRINCIPAL BALANCES IN
CONNECTION WITH LOSSES ON THE
UNDERLYING MORTGAGE LOANS AND
DEFAULT-RELATED AND OTHER
UNANTICIPATED EXPENSES........   As and to the extent described under
                                 "Description of the Offered
                                 Certificates--Reductions of Certificate
                                 Principal Balances in Connection with Realized
                                 Losses and Additional Trust Fund Expenses" in
                                 this offering prospectus, losses on the
                                 underlying

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                                 mortgage loans and default-related and/or
                                 otherwise unanticipated expenses of the issuing
                                 entity will generally be allocated to reduce
                                 the respective total principal balances of the
                                 following classes of series 2008-C7 principal
                                 balance certificates, sequentially in the
                                 following order:

                                 REDUCTION ORDER              CLASS
                                 ---------------   -----------------------------
                                 1st...........                  S
                                 2nd...........                  Q
                                 3rd...........                  P
                                 4th...........                  O
                                 5th...........                  N
                                 6th...........                  M
                                 7th...........                  L
                                 8th...........                  K
                                 9th...........                  J
                                 10th..........                  H
                                 11th..........                  G
                                 12th..........                  F
                                 13th..........                  E
                                 14th..........                  D
                                 15th..........                  C
                                 16th..........                  B
                                 17th..........       A-J and A-JA, pro rata
                                                    by total principal balance
                                                   without regard to loan groups
                                 18th..........       A-M and A-MA, pro rata
                                                    by total principal balance
                                                  without regard to loan groups
                                 19th..........     A-1, A-2A, A-2B, A-3, A-SB,
                                                      A-4 and A-1A, pro rata
                                                    by total principal balance
                                                  without regard to loan groups

                                 See "Description of the Offered
                                 Certificates--Reductions of Certificate
                                 Principal Balances in Connection with Realized
                                 Losses and Additional Trust Fund Expenses" in
                                 this offering prospectus.

ADVANCES OF DELINQUENT
MONTHLY DEBT SERVICE
PAYMENTS......................   As and to the extent, and subject to the
                                 exceptions and limitations, described under
                                 "The Series 2008-C7 Pooling and Servicing
                                 Agreement--Advances--Advances of Delinquent
                                 Monthly Debt Service Payments" in this offering
                                 prospectus, each master servicer will be
                                 required to make (with respect to each mortgage
                                 loan serviced by that master servicer and, in
                                 the case of Midland Loan Services, Inc., each
                                 of the One Liberty Plaza underlying mortgage
                                 loan, the Scottsdale Fashion Square underlying
                                 mortgage loan and the Bush Terminal underlying
                                 mortgage loan and, in the case of Capmark
                                 Finance Inc., each of the CGM RRI Hotel
                                 Portfolio underlying mortgage loan, the Lincoln
                                 Square underlying mortgage loan and the Seattle
                                 Space Needle underlying mortgage loan), for
                                 each distribution date, a total amount of
                                 advances of principal and/or interest generally

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                                 equal to all monthly debt service payments --
                                 other than balloon payments -- and assumed
                                 monthly debt service payments, in each case net
                                 of related master servicing fees (and, in the
                                 case of each of the One Liberty Plaza
                                 underlying mortgage loan, the Scottsdale
                                 Fashion Square underlying mortgage loan, the
                                 CGM RRI Hotel Portfolio underlying mortgage
                                 loan, the Lincoln Square underlying mortgage
                                 loan, the Bush Terminal underlying mortgage
                                 loan and the Seattle Space Needle underlying
                                 mortgage loan, further net of any related
                                 servicing fee under the related pooling and
                                 servicing agreement for the separate
                                 securitization pursuant to which it is being
                                 serviced), that:

                                 o    were due or deemed due, as the case may
                                      be, with respect to the underlying
                                      mortgage loans during the related
                                      collection period; and

                                 o    were not paid by or on behalf of the
                                      respective borrowers or otherwise
                                      collected as of the close of business on
                                      the last day of the related collection
                                      period.

                                 In addition, the trustee must make any of those
                                 advances that a master servicer is required,
                                 but fails, to make. As described under "The
                                 Series 2008-C7 Pooling and Servicing
                                 Agreement--Advances--Advances of Delinquent
                                 Monthly Debt Service Payments" in this offering
                                 prospectus, any party that makes an advance
                                 will be entitled to be reimbursed for the
                                 advance, together with interest at a published
                                 prime rate.

                                 Notwithstanding the foregoing, none of the
                                 master servicers nor the trustee will be
                                 required to make any advance that it
                                 determines, or that the special servicer
                                 determines, will not be recoverable from
                                 proceeds of the related underlying mortgage
                                 loan.

                                 See "The Series 2008-C7 Pooling and Servicing
                                 Agreement--Advances" in this offering
                                 prospectus and "Description of the Governing
                                 Documents--Advances" in the accompanying base
                                 prospectus.

REPORTS TO
CERTIFICATEHOLDERS............   On each distribution date, the trustee will
                                 provide or make available to the registered
                                 holders of the series 2008-C7 certificates a
                                 monthly report substantially in the form of
                                 Annex D to this offering prospectus. The
                                 trustee's report will detail, among other
                                 things, the payments made to the series 2008-C7
                                 certificateholders on that distribution date
                                 and the performance of the underlying mortgage
                                 loans and the mortgaged real properties.

                                 Upon reasonable prior notice, you may also
                                 review at the office of the trustee, the
                                 custodian, the master servicers and/or the
                                 special servicer during normal business hours a
                                 variety of information and documents that
                                 pertain to the underlying

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                                       33

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                                 mortgage loans and the mortgaged real
                                 properties for those loans.

                                 See "Description of the Offered
                                 Certificates--Reports to Certificateholders;
                                 Available Information" in this offering
                                 prospectus.

OPTIONAL TERMINATION..........   Specified parties to the transaction may
                                 terminate the issuing entity by purchasing all
                                 of the mortgage loans and any foreclosure
                                 properties held by the issuing entity, but only
                                 when the outstanding total principal balance of
                                 the series 2008-C7 certificates with principal
                                 balances is less than 1.0% of the initial total
                                 principal balance of the series 2008-C7
                                 certificates with principal balances.

                                 In addition, following the date on which the
                                 total principal balance of the class A-1, A-2A,
                                 A-2B, A-3, A-SB, A-4, A-1A, A-M, A-MA, A-J,
                                 A-JA, B, C, D, E, F, G, H, J and K certificates
                                 are reduced to zero, the issuing entity may
                                 also be terminated, with the consent of 100% of
                                 the remaining series 2008-C7 certificateholders
                                 (other than the class R certificateholders) and
                                 subject to such additional conditions as may be
                                 set forth in the series 2008-C7 pooling and
                                 servicing agreement, in connection with the
                                 exchange of all the remaining series 2008-C7
                                 certificates for all the mortgage loans and
                                 foreclosure properties held by the issuing
                                 entity at the time of the exchange.

                                 See "Description of the Offered
                                 Certificates--Termination" in this offering
                                 prospectus.

         THE UNDERLYING MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

GENERAL.......................   In this section, "--The Underlying Mortgage
                                 Loans and the Mortgaged Real Properties," we
                                 provide summary information with respect to the
                                 mortgage loans that we intend to transfer to
                                 the issuing entity. For more detailed
                                 information regarding those mortgage loans, you
                                 should review the following sections in this
                                 offering prospectus:

                                 o    "Risk Factors;"

                                 o    "Description of the Mortgage Pool;"

                                 o    Annex A-1--Characteristics of the
                                      Underlying Mortgage Loans and the
                                      Mortgaged Real Properties;

                                 o    Annex A-2--Summary Characteristics of the
                                      Underlying Mortgage Loans and the
                                      Mortgaged Real Properties;

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                                 o    Annex A-3--Summary Characteristics of the
                                      Underlying Mortgage Loans in Loan Group
                                      No. 1 and the related Mortgaged Real
                                      Properties;

                                 o    Annex A-4--Summary Characteristics of the
                                      Underlying Mortgage Loans in Loan Group
                                      No. 2 and the related Mortgaged Real
                                      Properties;

                                 o    Annex A-5--Characteristics of the
                                      Multifamily Mortgaged Real Properties; and

                                 o    Annex B--Description of Ten Largest
                                      Mortgage Loans and/or Groups of
                                      Cross-Collateralized Mortgage Loans.

                                 For purposes of calculating distributions on
                                 various classes of the offered certificates,
                                 the pool of mortgage loans backing the series
                                 2008-C7 certificates will be divided into a
                                 loan group no. 1 and a loan group no. 2.

                                 Loan group no. 1 will consist of 81 mortgage
                                 loans, with an initial loan group no. 1 balance
                                 of $1,633,669,751 and representing
                                 approximately 88.3% of the initial mortgage
                                 pool balance, that are secured by the various
                                 property types that constitute collateral for
                                 those mortgage loans.

                                 Loan group no. 2 will consist of 16 mortgage
                                 loans, with an initial loan group no. 2 balance
                                 of $216,238,721 and representing approximately
                                 11.7% of the initial mortgage pool balance,
                                 that are secured by multifamily properties.

                                 When reviewing the information that we have
                                 included in this offering prospectus, including
                                 the Annexes hereto, with respect to the
                                 mortgage loans that are to back the offered
                                 certificates, please note that--

                                 o    All numerical information provided with
                                      respect to the underlying mortgage loans
                                      is provided on an approximate basis.

                                 o    References to initial mortgage pool
                                      balance mean the aggregate cut-off date
                                      principal balance of all the underlying
                                      mortgage loans; references to the initial
                                      loan group no. 1 balance mean the
                                      aggregate cut-off date principal balance
                                      of the underlying mortgage loans in loan
                                      group no. 1; and references to the initial
                                      loan group no. 2 balance mean the
                                      aggregate cut-off date principal balance
                                      of the underlying mortgage loans in loan
                                      group no. 2. We will transfer each of the
                                      underlying mortgage loans, at its
                                      respective cut-off date principal balance,
                                      to the issuing entity. We show the cut-off
                                      date principal balance for each of the
                                      underlying mortgage loans on Annex A-1 to
                                      this offering prospectus.

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                                 o    All weighted average information provided
                                      with respect to the underlying mortgage
                                      loans reflects a weighting based on their
                                      respective cut-off date principal
                                      balances.

                                 o    When information with respect to mortgaged
                                      real properties is expressed as a
                                      percentage of the initial mortgage pool
                                      balance, the initial loan group no. 1
                                      balance or the initial loan group no. 2
                                      balance, the percentages are based on the
                                      cut-off date principal balances of the
                                      related underlying mortgage loans or
                                      allocated portions of those balances.

                                 o    Unless specifically indicated otherwise
                                      (for example, with respect to
                                      loan-to-value and debt service coverage
                                      ratios and cut-off date balances per
                                      square foot of mortgaged real property, in
                                      which cases, each related pari passu
                                      non-trust mortgage loan, if any, is taken
                                      into account), statistical information
                                      presented in this offering prospectus with
                                      respect to each underlying mortgage loan
                                      that is part of a loan combination (see
                                      "--The Underlying Mortgage Loans and the
                                      Mortgaged Real Properties" below) excludes
                                      the related non-trust mortgage loan(s).

                                 o    If any of the underlying mortgage loans is
                                      secured by multiple mortgaged real
                                      properties, a portion of that mortgage
                                      loan has been allocated to each of those
                                      properties for purposes of providing
                                      various statistical information in this
                                      offering prospectus as set forth on Annex
                                      A-1 to this offering prospectus.

                                 o    The general characteristics of the entire
                                      mortgage pool backing the offered
                                      certificates are not necessarily
                                      representative of the general
                                      characteristics of either loan group no. 1
                                      or loan group no. 2. The yield and risk of
                                      loss on any class of offered certificates
                                      may depend on, among other things, the
                                      composition of each of loan group no. 1
                                      and loan group no. 2. The general
                                      characteristics of each such loan group
                                      should also be analyzed when making an
                                      investment decision.

                                 o    Whenever we refer to a particular
                                      underlying mortgage loan or mortgaged real
                                      property by name, we mean the underlying
                                      mortgage loan or mortgaged real property,
                                      as the case may be, identified by that
                                      name on Annex A-1 to this offering
                                      prospectus. Whenever we identify a
                                      particular underlying mortgage loan by
                                      loan number, we are referring to the
                                      underlying mortgage loan identified by
                                      that loan number on Annex A-1 to this
                                      offering prospectus.

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                                 o    Statistical information regarding the
                                      underlying mortgage loans may change prior
                                      to the date of initial issuance of the
                                      offered certificates due to changes in the
                                      composition of the mortgage pool prior to
                                      that date, and the initial mortgage pool
                                      balance may be as much as 5% larger or
                                      smaller than indicated.

                                 o    Although the mortgaged real property
                                      securing the underlying mortgage loan
                                      identified on Annex A-1 to this offering
                                      prospectus as Bush Terminal consists of 16
                                      separate buildings, all numerical
                                      information presented in this offering
                                      prospectus considers such underlying
                                      mortgage loan as being secured by one (1)
                                      mortgaged real property.

LOAN COMBINATIONS.............   Nine (9) underlying mortgage loans are, in each
                                 case, part of a loan combination comprised of
                                 two (2) or more cross-defaulted mortgage loans
                                 that are all: (a) obligations of the same
                                 borrower(s); and (b) secured by the same
                                 mortgage instrument(s) encumbering the same
                                 mortgaged real property or properties. One or
                                 more (but not all) of the mortgage loans in
                                 each such loan combination will be transferred
                                 to the issuing entity. The other mortgage
                                 loan(s) in each such loan combination will not
                                 be transferred to the issuing entity, and each
                                 is sometimes referred to in this offering
                                 prospectus as a non-trust mortgage loan.

                                 The following underlying mortgage loans are
                                 each part of a loan combination:

                                                              % OF                            ORIGINAL              ORIGINAL
                                                             INITIAL                     PRINCIPAL BALANCE      PRINCIPAL BALANCE
    MORTGAGED REAL PROPERTY NAME                            MORTGAGE    % OF INITIAL         OF RELATED            OF RELATED
     (AS IDENTIFIED ON ANNEX A-1           CUT-OFF DATE       POOL     LOAN GROUP NO.   PARI PASSU NON-TRUST       SUBORDINATE
    TO THIS OFFERING PROSPECTUS)        PRINCIPAL BALANCE   BALANCE      1 BALANCE            LOANS(1)         NON-TRUST LOANS(2)
-------------------------------------   -----------------   --------   --------------   --------------------   ------------------

1. One Liberty Plaza ...............       $250,000,000       13.5%         15.3%           $600,000,000               NAP
2. Scottsdale Fashion Square .......       $225,000,000       12.2%         13.8%           $325,000,000               NAP
3. CGM RRI Hotel Portfolio .........       $ 68,428,702        3.7%          4.2%           $241,250,000               NAP
4. Lincoln Square ..................       $ 60,000,000        3.2%          3.7%           $160,000,000           $65,000,000
5. Bush Terminal ...................       $ 50,000,000        2.7%          3.1%           $250,000,000               NAP
6. Alexandria Mall .................       $ 47,500,000        2.6%          2.9%                    NAP           $12,000,000
7. Seattle Space Needle ............       $ 14,500,000        0.8%          0.9%           $ 35,000,000               NAP
8. 2110 Executive Hills Court ......       $ 14,444,000        0.8%          0.9%                    NAP           $   616,000
9. Marriott Fairfield Inn and Suites
   - Yakima, WA ....................       $  4,893,532        0.3%          0.3%                    NAP           $   352,000

----------
(1)  Reflects pari passu non-trust mortgage loans that are, in each case, entitled to payments of interest and principal on a pro rata and pari passu basis with the underlying mortgage loan that is part of the subject loan combination.

(2)  Reflects subordinate non-trust mortgage loans that are, in each case: (i)
     prior to the occurrence of certain material uncured events of default, entitled to monthly payments of principal and interest on a pro rata (but subordinate) basis with the related underlying mortgage loan in the subject loan combination; and (ii) following and during the continuance of certain material uncured events of default with respect to the subject loan combination, entitled to payments of principal and interest only following payment of all accrued interest (other than default interest) and the total outstanding principal balance of the related underlying mortgage loan in the subject loan combination.

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                                 See "Description of the Mortgage Pool--The Loan
                                 Combinations" in this offering prospectus for a
                                 description of the related co-lender
                                 arrangement and the priority of payments among
                                 the mortgage loans comprising each of the
                                 above-discussed loan combinations, and see "The
                                 Series 2008-C7 Pooling and Servicing
                                 Agreement--The Series 2008-C7 Controlling Class
                                 Representative and the Serviced Non-Trust Loan
                                 Noteholders," "Description of the Mortgage
                                 Pool--The Loan Combinations," "Servicing of the
                                 One Liberty Plaza Mortgage Loan, the Scottsdale
                                 Fashion Square Mortgage Loan and the Bush
                                 Terminal Mortgage Loan" and "Servicing of the
                                 CGM RRI Hotel Portfolio Mortgage Loan, the
                                 Lincoln Square Mortgage Loan and the Seattle
                                 Space Needle Mortgage Loan" in this offering
                                 prospectus for a description of certain rights
                                 of the holders of the respective mortgage loans
                                 in those loan combinations that will not be
                                 included in the series 2008-C7 securitization
                                 transaction. See also the respective
                                 descriptions of the One Liberty Plaza
                                 underlying mortgage loan, the Scottsdale
                                 Fashion Square underlying mortgage loan, the
                                 CGM RRI Hotel Portfolio underlying mortgage
                                 loan, the Lincoln Square underlying mortgage
                                 loan and the Bush Terminal underlying mortgage
                                 loan on Annex B to this offering prospectus and
                                 the discussion under "Risk Factors--The
                                 Mortgaged Real Properties that Secure Some
                                 Mortgage Loans in the Series 2008-C7
                                 Securitization Transaction Also Secure One or
                                 More Related Mortgage Loans That Will Not Be
                                 Transferred to the Issuing Entity; The
                                 Interests of the Holders of Those Related
                                 Mortgage Loans May Conflict with Your
                                 Interests" in this offering prospectus.

ACQUISITION OF MORTGAGE
LOANS.........................   On or prior to the date of initial issuance of
                                 the offered certificates, we will acquire the
                                 underlying mortgage loans from the sponsors and
                                 will transfer those mortgage loans to the
                                 issuing entity.

                                 Following the date of initial issuance of the
                                 series 2008-C7 certificates, no party will have
                                 the ability to add mortgage loans to the assets
                                 of the issuing entity. However, substitutions
                                 of underlying mortgage loans as to which there
                                 exists a material uncured breach of certain
                                 representations and warranties or a material
                                 uncured document defect or omission may occur
                                 under the circumstances described under
                                 "Description of the Mortgage
                                 Pool--Representations and Warranties;
                                 Repurchases and Substitutions," "--Assignment
                                 of the Mortgage Loans; Repurchases and
                                 Substitutions" and "--Repurchase or
                                 Substitution of Cross-Collateralized Mortgage
                                 Loans" in this offering prospectus.

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PAYMENT AND OTHER TERMS

A. General....................   Each of the mortgage loans that we intend to
                                 transfer to the issuing entity is the
                                 obligation of a borrower to repay a specified
                                 sum with interest.

                                 Repayment of each of the mortgage loans that we
                                 intend to transfer to the issuing entity is
                                 secured by a mortgage lien on the fee simple
                                 and/or leasehold interest of the related
                                 borrower or another party in one or more
                                 commercial or multifamily real properties. That
                                 mortgage lien will generally be a first
                                 priority lien, except for limited permitted
                                 encumbrances, which we identify in the glossary
                                 to this offering prospectus. However, six (6)
                                 of the underlying mortgage loans that are part
                                 of a loan combination, representing 36.1% of
                                 the initial mortgage pool balance and 40.9% of
                                 the initial loan group no. 1 balance,
                                 respectively, are pari passu in right of
                                 payment with one or more other mortgage loans
                                 that are secured by the same mortgage
                                 instrument and that are not assets of the
                                 issuing entity.

                                 All of the mortgage loans that we intend to
                                 transfer to the issuing entity are or should be
                                 considered nonrecourse. None of those mortgage
                                 loans is insured or guaranteed by any
                                 governmental agency or instrumentality or by
                                 any private mortgage insurer.

B. Mortgage Rates.............   Each of the mortgage loans that we intend to
                                 transfer to the issuing entity currently
                                 accrues interest at the annual rate(s)
                                 specified with respect to that loan on Annex
                                 A-1 to this offering prospectus. Except as
                                 otherwise described below with respect to the
                                 underlying mortgage loans that have anticipated
                                 repayment dates, the mortgage rate for each
                                 mortgage loan that we intend to transfer to the
                                 issuing entity is, in the absence of default,
                                 fixed for the entire term of the loan.

C. Balloon Loans..............   Ninety-four (94) of the mortgage loans that we
                                 intend to transfer to the issuing entity,
                                 representing 98.1% of the initial mortgage pool
                                 balance, of which 78 mortgage loans are in loan
                                 group no. 1, representing 97.8% of the initial
                                 loan group no. 1 balance, and 16 mortgage loans
                                 are in loan group no. 2, representing 100.0% of
                                 the initial loan group no. 2 balance, each
                                 provides for:

                                 o    an amortization schedule that is
                                      significantly longer than its remaining
                                      term to stated maturity or for no
                                      amortization prior to stated maturity; and

                                 o    a substantial balloon payment of principal
                                      on its maturity date.

                                 Sixteen (16) of the 94 balloon mortgage loans
                                 that we intend to transfer to the issuing
                                 entity, representing 30.7% of the initial
                                 mortgage pool balance and 34.8% of the initial
                                 loan group no. 1 balance, provide for payments
                                 of interest only until maturity.

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                                 Fifty-seven (57) other balloon mortgage loans
                                 that we intend to transfer to the issuing
                                 entity, representing 54.6% of the initial
                                 mortgage pool balance, of which 42 mortgage
                                 loans are in loan group no. 1, representing
                                 49.3% of the initial loan group no. 1 balance,
                                 and 15 mortgage loans are in loan group no. 2,
                                 representing 94.5% of the initial loan group
                                 no. 2 balance, provide for payments of interest
                                 only for periods ending prior to maturity that
                                 range from the first 12 payments to the first
                                 60 payments following origination.

D. ARD Loans..................   Three (3) of the mortgage loans that we intend
                                 to transfer to the issuing entity, representing
                                 1.9% of the initial mortgage pool balance and
                                 2.2% of the initial loan group no. 1 balance,
                                 each provides incentives to the related
                                 borrower to pay the subject mortgage loan in
                                 full by a specified date prior to maturity. We
                                 consider that date to be the anticipated
                                 repayment date for each of those mortgage
                                 loans. There can be no assurance, however, that
                                 these incentives will result in any of those
                                 mortgage loans being paid in full on or before
                                 its anticipated repayment date. The incentives,
                                 which in each case will become effective as of
                                 the related anticipated repayment date, may
                                 (but need not) include:

                                 o    the calculation of interest at an annual
                                      rate in excess of the initial mortgage
                                      rate, which additional interest will be
                                      deferred, may be compounded, will be
                                      payable only after the outstanding
                                      principal balance of the mortgage loan is
                                      paid in full and, if collected, will be
                                      distributed with respect to the class Y
                                      certificates; and

                                 o    the application of all or a portion of
                                      excess cash flow from the mortgaged real
                                      property, after debt service payments and
                                      any specified reserves or expenses have
                                      been funded or paid, to pay the principal
                                      amount of the mortgage loan, which payment
                                      of principal will be in addition to the
                                      principal portion of the normal monthly
                                      debt service payment.

                                 Two (2) of the three (3) mortgage loans with
                                 anticipated repayment dates that we intend to
                                 transfer to the issuing entity, representing
                                 0.8% of the initial mortgage pool balance and
                                 0.9% of the initial loan group no. 1 balance,
                                 provide for payments of interest only for
                                 periods ending prior to the anticipated
                                 repayment date that range from the first 24
                                 payments to the first 36 payments following
                                 origination.

DELINQUENCY STATUS/LOSS
INFORMATION...................   None of the mortgage loans that we intend to
                                 transfer to the issuing entity was more than 30
                                 days delinquent with respect to any monthly
                                 debt service payment at any time since its
                                 origination. Further, none of the mortgage
                                 loans that we intend to transfer to the issuing
                                 entity have experienced any losses of

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                                 principal or interest (through forgiveness of
                                 debt or restructuring) since origination.

PREPAYMENT RESTRICTIONS.......   Except as described below, 95 of the mortgage
                                 loans that we intend to transfer to the issuing
                                 entity currently (as of the cut-off date)
                                 provide for a prepayment lock-out period,
                                 during which the principal balance of the
                                 mortgage loan may not be voluntarily prepaid in
                                 whole or in part, and which lock-out period
                                 will be followed by one or both of:

                                 o    a defeasance period, during which
                                      voluntary prepayments are still
                                      prohibited, but the related borrower may
                                      obtain a release of the related mortgaged
                                      real property through full or partial
                                      defeasance; or

                                 o    a prepayment consideration period, during
                                      which voluntary prepayments are permitted,
                                      subject to the payment of a yield
                                      maintenance premium or other additional
                                      consideration for the prepayment.

                                 Notwithstanding the foregoing prepayment
                                 restrictions, several of the underlying
                                 mortgage loans allow for exceptions to their
                                 standard prepayment restrictions, including,
                                 but not limited to: (i) partial prepayments up
                                 to a specified amount or a specified percentage
                                 of the original or outstanding loan amount;
                                 (ii) partial prepayments in connection with the
                                 release of a particular parcel of the related
                                 mortgaged real property; and (iii) a required
                                 repayment of the subject mortgage loan, in
                                 whole or in part, if a specified condition is
                                 not satisfied by a designated date. These
                                 prepayments may be permitted or required
                                 notwithstanding that a prepayment lock-out
                                 period is otherwise in effect and may not be
                                 accompanied by prepayment consideration. For
                                 further discussion regarding the prepayment
                                 terms of the underlying mortgage loans,
                                 including examples of exceptions to prepayment
                                 restrictions with respect to certain of the
                                 underlying mortgage loans, see "Description of
                                 the Mortgage Pool--Terms and Conditions of the
                                 Underlying Mortgage Loans--Prepayment
                                 Provisions" and "--Substitution and Releases of
                                 Real Property Collateral--Property Releases" in
                                 this offering prospectus. See also Annex A-1 to
                                 this offering prospectus and the related
                                 footnotes for information regarding the
                                 prepayment provisions of each underlying
                                 mortgage loan.

                                 Also notwithstanding the foregoing prepayment
                                 restrictions, prepayments may occur in
                                 connection with loan defaults (including, if
                                 applicable, as a result of the exercise of
                                 related purchase options by other creditors),
                                 casualties and condemnations in respect of the
                                 mortgaged real properties and, in certain
                                 cases, out of cash holdbacks where certain
                                 conditions relating to the holdback have not
                                 been satisfied. Furthermore, prepayment
                                 premiums and/or yield maintenance charges may
                                 not be payable in connection with prepayments
                                 of this type.

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                                 See also "Description of the Mortgage
                                 Pool--Terms and Conditions of the Underlying
                                 Mortgage Loans--Prepayment Provisions" in this
                                 offering prospectus.

DEFEASANCE....................   Eighty-three (83) of the mortgage loans that we
                                 intend to transfer to the issuing entity,
                                 representing 89.7% of the initial mortgage pool
                                 balance, of which 70 mortgage loans are in loan
                                 group no. 1, representing 89.8% of the initial
                                 loan group no. 1 balance, and 13 mortgage loans
                                 are in loan group no. 2, representing 89.1% of
                                 the initial loan group no. 2 balance, permit
                                 the related borrower to defease the mortgage
                                 loan and obtain a release of the mortgaged real
                                 property from the related mortgage lien by
                                 delivering U.S. Treasury obligations or certain
                                 other government-related securities as
                                 substitute collateral, but prohibit voluntary
                                 prepayments during the defeasance period. All
                                 of the underlying mortgage loans prohibit
                                 defeasance prior to the second anniversary of
                                 the date of initial issuance of the series
                                 2008-C7 certificates.

ADDITIONAL STATISTICAL
INFORMATION...................   Set forth below is selected statistical
                                 information regarding the mortgage pool, loan
                                 group no. 1 and loan group no. 2, respectively.

A. GENERAL CHARACTERISTICS....   The mortgage pool, loan group no. 1 and loan
                                 group no. 2, respectively, will have the
                                 following general characteristics as of the
                                 cut-off date:

                                                       MORTGAGE        LOAN GROUP      LOAN GROUP
                                                         POOL             NO. 1           NO. 2
                                                    --------------   --------------   ------------

Initial mortgage pool/loan group balance ........   $1,849,908,472   $1,633,669,751   $216,238,721
Number of mortgage loans ........................               97               81             16
Number of mortgaged real properties .............              162              146             16

Highest cut-off date principal balance ..........   $  250,000,000   $  250,000,000   $ 36,936,000
Lowest cut-off date principal balance ...........   $    1,820,536   $    1,820,536   $  3,600,000
Average cut-off date principal balance ..........   $   19,071,221   $   20,168,762   $ 13,514,920

Highest mortgage rate ...........................           7.1200%          7.1200%        6.7890%
Lowest mortgage rate ............................           5.5300%          5.6025%        5.5300%
Weighted average mortgage rate ..................           6.1716%          6.1880%        6.0479%

Longest original loan term to maturity or
   anticipated repayment date ...................       120 months       120 months     120 months
Shortest original loan term to maturity or
   anticipated repayment date ...................        60 months        60 months      84 months
Weighted average original loan term to
   maturity or anticipated repayment date .......       109 months       108 months     119 months

Longest remaining loan term to maturity or
   anticipated repayment date ...................       119 months       119 months     115 months
Shortest remaining loan term to maturity or
   anticipated repayment date ...................        45 months        45 months      71 months
Weighted average remaining loan term to maturity
   or anticipated repayment date ................       102 months       101 months     111 months

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                                                                 MORTGAGE   LOAN GROUP   LOAN GROUP
                                                                   POOL        NO. 1        NO. 2
                                                                 --------   ----------   ----------

          Highest underwritten net cash flow debt
             service coverage ratio...........................     3.28x       3.28x        1.46x
          Lowest underwritten net cash flow debt
             service coverage ratio...........................     1.10x       1.15x        1.10x
          Weighted average underwritten net cash
             flow debt service coverage ratio ................     1.37x       1.39x        1.20x

          Highest cut-off date loan-to-value ratio ...........    80.40%      80.40%       79.14%
          Lowest cut-off date loan-to-value ratio ............    29.17%      29.17%       57.93%
          Weighted average cut-off date loan-to-value ratio...    66.69%      65.89%       72.69%
          Highest maturity date/ARD loan-to-value ratio ......    80.00%      80.00%       73.56%
          Lowest maturity date/ARD loan-to-value ratio .......    29.17%      29.17%       51.95%
          Weighted average maturity date/ARD
             loan-to-value ratio .............................    62.11%      61.42%       67.26%

                                 When reviewing the foregoing table, please note
                                 the following:

                                 o    The initial mortgage pool balance is
                                      subject to a permitted variance of plus or
                                      minus 5%. The initial loan group no. 1
                                      balance and the initial loan group no. 2
                                      balance may each also vary.

                                 o    With respect to three (3) mortgage loans
                                      that we intend to transfer to the issuing
                                      entity (specifically, the mortgage loans
                                      secured by the mortgaged real properties
                                      identified on Annex A-1 to this offering
                                      prospectus as One Liberty Plaza,
                                      Scottsdale Fashion Square and Bush
                                      Terminal), representing 28.4% of the
                                      initial mortgage pool balance and 32.1% of
                                      the initial loan group no. 1 balance, the
                                      calculation of underwritten net cash flow
                                      for the related mortgaged real property -
                                      which is, in turn, used in the calculation
                                      of underwritten net cash flow debt service
                                      coverage ratios -was based on various
                                      assumptions regarding rent steps or
                                      marking rents to market rates. See the
                                      discussions and other information
                                      regarding the One Liberty Plaza underlying
                                      mortgage loan, the Scottsdale Fashion
                                      Square underlying mortgage loan and the
                                      Bush Terminal underlying mortgage loan on
                                      Annex A-1 and Annex B to this offering
                                      prospectus for more information. In the
                                      case of the underlying mortgage loan
                                      secured by the mortgaged real property
                                      identified on Annex A-1 to this offering
                                      prospectus as Alexandria Mall, which
                                      represents 2.6% of the initial mortgage
                                      pool balance and 2.9% of the initial loan
                                      group no. 1 balance, the debt service
                                      coverage ratio information, the cut-off
                                      date loan-to-value ratio information and
                                      the maturity date/ARD loan-to-value ratio
                                      information reflected in the foregoing
                                      table (a) takes into account various
                                      assumptions regarding the

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                                      financial performance of the related
                                      mortgaged real property that are
                                      consistent with the respective performance
                                      related criteria required to obtain the
                                      release of a cash holdback and (b)
                                      reflects an application of that cash
                                      holdback to pay down the subject mortgage
                                      loan. In addition, in the case of seven
                                      (7) mortgage loans that we intend to
                                      transfer to the issuing entity
                                      (specifically, those mortgage loans
                                      secured by the mortgaged real properties
                                      identified on Annex A-1 to this offering
                                      prospectus as Bush Terminal, Hilton Garden
                                      Inn, Plaza Tower, Puckett Plaza, Oaks
                                      Tower and Gardens, National Market Center
                                      - Commons Retail Building and Willmar
                                      Shoppes Retail Center), representing 6.4%
                                      of the initial mortgage pool balance, all
                                      of which mortgage loans are in loan group
                                      no. 1, representing 7.3% of the initial
                                      loan group no. 1 balance, the
                                      "as-stabilized" appraised value was used
                                      to calculate the maturity date/ARD
                                      loan-to-value ratios. See Annex A-1 to
                                      this offering prospectus and the related
                                      footnotes for information regarding the
                                      "as-is" cut-off date loan-to-value ratios
                                      (calculated based on the appraised values
                                      determined on the then-current condition
                                      of the related mortgaged real property at
                                      the time of the appraisal) for those
                                      mortgage loans.

                                 o    In the case of each mortgage loan that is
                                      part of a loan combination, the
                                      loan-to-value and debt service coverage
                                      information presented in the foregoing
                                      table takes into account each non-trust
                                      mortgage loan that is part of the related
                                      loan combination and that is pari passu in
                                      right of payment with the related
                                      underlying mortgage loan, but does not
                                      take into account any subordinate
                                      non-trust mortgage loans in the related
                                      loan combination.

B. GEOGRAPHIC CONCENTRATION...   The table below shows the number of, and the
                                 respective percentages of the initial mortgage
                                 pool balance, the initial loan group no. 1
                                 balance and the initial loan group no. 2
                                 balance secured by, mortgaged real properties
                                 located in the indicated states or regions:

                                           NUMBER OF   % OF INITIAL   % OF INITIAL     % OF INITIAL
                                           MORTGAGED     MORTGAGE      LOAN GROUP       LOAN GROUP
                   STATE/REGION           PROPERTIES   POOL BALANCE   NO. 1 BALANCE   NO. 2 BALANCE
          -----------------------------   ----------   ------------   -------------   -------------

          New York ....................         8           18.4%         20.1%            5.5%
          Arizona .....................         4           12.4%         14.0%             --
          Louisiana ...................         4            6.3%          7.1%             --
          Michigan ....................        12            6.0%          3.1%           27.7%
          Alabama .....................         9            5.8%          6.6%             --
          Texas .......................        15            5.7%          3.5%           22.3%
          District of Columbia.........         2            3.6%          4.1%             --
          Virginia ....................         6            3.2%          3.6%             --
          Washington ..................         5            3.1%          3.5%             --
          Ohio ........................        11            3.0%          2.5%            6.5%
          Other .......................        86           32.5%         31.8%           38.1%

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                                 The reference to "Other" in the foregoing
                                 table, insofar as it relates to the entire
                                 mortgage pool, includes 24 other states. No
                                 more than 2.9% of the initial mortgage pool
                                 balance is secured by mortgaged real properties
                                 located in any of those other jurisdictions.

C. PROPERTY TYPES.............   The table below shows the number of, and the
                                 respective percentages of the initial mortgage
                                 pool balance, the initial loan group no. 1
                                 balance and the initial loan group no. 2
                                 balance secured by, mortgaged real properties
                                 predominantly operated for each indicated
                                 purpose:

                                                NUMBER OF   % OF INITIAL   % OF INITIAL LOAN   % OF INITIAL LOAN
                                                MORTGAGED     MORTGAGE           GROUP               GROUP
                   PROPERTY TYPES              PROPERTIES   POOL BALANCE     NO. 1 BALANCE       NO. 2 BALANCE
         -----------------------------------   ----------   ------------   -----------------   -----------------

         Office.............................        37          34.9%             39.5%                  --
            CBD.............................         6          19.9%             22.6%                  --
            Suburban........................        28          14.2%             16.1%                  --
            Medical Office..................         3           0.7%              0.8%                  --
         Retail.............................        29          28.3%             32.0%                  --
            Regional Mall...................         3          17.4%             19.7%                  --
            Anchored........................        11           5.9%              6.7%                  --
            Unanchored......................         6           1.8%              2.1%                  --
            Shadow Anchored.................         4           1.2%              1.4%                  --
            Anchored, Single Tenant.........         3           1.1%              1.2%                  --
            Unanchored, Single Tenant.......         2           0.8%              0.9%                  --
         Hospitality........................        68          15.2%             17.2%                  --
            Limited Service.................        67          13.4%             15.1%                  --
            Full Service....................         1           1.9%              2.1%                  --
         Multifamily                                16          11.7%               --                100.0%
            Conventional                            11           6.4%               --                 54.7%
            Student Housing                          5           5.3%               --                 45.3%
         Industrial.........................         4           4.2%              4.8%                  --
         Other..............................         2           2.7%              3.1%                  --
         Mixed Use..........................         4           2.6%              3.0%                  --
         Land...............................         2           0.4%              0.5%                  --

                                 With respect to each of the four (4) mortgaged
                                 real properties identified in the foregoing
                                 table as "Shadow Anchored," none of the
                                 relevant anchor tenants is on any portion of
                                 the particular property that is subject to the
                                 lien of the related mortgage instrument.

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D. ENCUMBERED INTERESTS.......   The table below shows the number of, and the
                                 respective percentages of the initial mortgage
                                 pool balance, the initial loan group no. 1
                                 balance and the initial loan group no. 2
                                 balance secured by, mortgaged real properties
                                 for which the whole or predominant encumbered
                                 interest is as indicated:

                                                         NUMBER OF  % OF INITIAL  % OF INITIAL   % OF INITIAL
                                                         MORTGAGED    MORTGAGE      LOAN GROUP     LOAN GROUP
                         ENCUMBERED INTERESTS           PROPERTIES  POOL BALANCE  NO. 1 BALANCE  NO. 2 BALANCE
          --------------------------------------------  ----------  ------------  -------------  -------------

          Fee Simple..................................    139(1)        84.6%         82.5%          100.0%
          Leasehold...................................     21(2)        11.2%         12.7%             --
          Fee Simple in part and Leasehold in part....      2(2)         4.2%          4.7%             --

----------
(1)  One hundred twenty-three (123) of these mortgaged real properties secure mortgage loans in loan group no. 1 and 16 of these mortgaged real properties secure mortgage loans in loan group no. 2.

(2)  All of these mortgaged real properties secure mortgage loans in loan group
     no. 1.

                                 It should be noted that each mortgage loan
                                 secured by overlapping fee and leasehold
                                 interests is presented as being secured by a
                                 fee simple interest in this offering prospectus
                                 and is therefore included within the category
                                 referred to as "Fee Simple" in the chart above.

REMOVAL OF UNDERLYING MORTGAGE LOANS

A. REPURCHASE OR SUBSTITUTION
   DUE TO BREACH OF
   REPRESENTATION OR WARRANTY,
   A DOCUMENT DEFICIENCY OR
   EARLY DEFEASANCE...........   As of the date of initial issuance of the
                                 offered certificates, and subject to certain
                                 exceptions, each sponsor will make with respect
                                 to each underlying mortgage loan sold by it the
                                 representations and warranties generally
                                 described under "Description of the Mortgage
                                 Pool--Representations and Warranties;
                                 Repurchases and Substitutions" in this offering
                                 prospectus. If there exists a material uncured
                                 breach of any of those representations and
                                 warranties, or if there exists a material
                                 uncured document defect or omission with
                                 respect to any underlying mortgage loan (as
                                 discussed under "Description of the Mortgage
                                 Pool--Assignment of the Mortgage Loans;
                                 Repurchases and Substitutions" in this offering
                                 prospectus), then the sponsor that sold the
                                 affected mortgage loan will be required, under
                                 certain circumstances, to (1) repurchase the
                                 affected mortgage loan at a price generally
                                 equal to the sum of (a) the unpaid principal
                                 balance of that mortgage loan at the time of
                                 purchase, (b) all unpaid interest, other than
                                 post-ARD additional interest and default
                                 interest, due with respect to that mortgage
                                 loan through the due date in the collection
                                 period of purchase, (c) all unreimbursed
                                 servicing advances with respect to that
                                 mortgage loan, (d) all unpaid interest accrued
                                 on advances made with respect to that mortgage
                                 loan, and (e) certain other amounts payable
                                 under the series 2008-C7 pooling and servicing

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                                 agreement, or (2) until the second anniversary
                                 of the date of initial issuance of the series
                                 2008-C7 certificates, substitute a qualified
                                 substitute mortgage loan and pay the shortfall
                                 amount equal to the difference between the
                                 amounts set forth in clause (1) above and the
                                 stated principal balance of such qualified
                                 substitute mortgage loan as of the date of
                                 substitution. See "Description of the Mortgage
                                 Pool--Terms and Conditions of the Underlying
                                 Mortgage Loans--Defeasance Loans,"
                                 "--Representations and Warranties; Repurchases
                                 and Substitutions," "--Assignment of the
                                 Mortgage Loans; Repurchases and Substitutions"
                                 and "--Repurchase or Substitution of
                                 Cross-Collateralized Mortgage Loans" in this
                                 offering prospectus. No yield maintenance
                                 charge or other prepayment penalty will be paid
                                 in connection with any repurchase described
                                 above.

B. FAIR VALUE OPTION..........   The largest single holder or beneficial owner,
                                 as applicable, of certificates of the series
                                 2008-C7 controlling class (which is described
                                 under "The Series 2008-C7 Pooling and Servicing
                                 Agreement--The Series 2008-C7 Controlling Class
                                 Representative and the Serviced Non-Trust Loan
                                 Noteholders--Series 2008-C7 Controlling Class"
                                 in this offering prospectus) and the special
                                 servicer will each have an assignable option to
                                 purchase any mortgage loan held by the issuing
                                 entity that meets the requisite default
                                 criteria, at a price generally equal to either:
                                 (1) the sum of (a) the outstanding principal
                                 balance of that mortgage loan, (b) all accrued
                                 and unpaid interest on that mortgage loan,
                                 other than default interest, (c) all
                                 unreimbursed servicing advances with respect to
                                 that mortgage loan, (d) all unpaid interest
                                 accrued on advances made by the applicable
                                 master servicer, the special servicer and/or
                                 the trustee with respect to that mortgage loan,
                                 and (e) any other amounts payable under the
                                 series 2008-C7 pooling and servicing agreement;
                                 or (2) following the determination thereof, the
                                 fair value of that mortgage loan. See "The
                                 Series 2008-C7 Pooling and Servicing
                                 Agreement--Fair Value Purchase Option" in this
                                 offering prospectus.

C. OTHER PURCHASE OPTIONS.....   The following third parties or their designees
                                 will have the option to purchase one or more
                                 underlying mortgage loans from the issuing
                                 entity, at no less than the outstanding
                                 principal balance thereof plus accrued
                                 interest, generally after such mortgage loan
                                 has become a specially serviced mortgage loan
                                 or otherwise under various default scenarios:

                                 o    in the case of each underlying mortgage
                                      loan that is part of a loan combination,
                                      pursuant to a related co-lender,
                                      intercreditor or similar agreement, the
                                      holder of any (or a designated) pari passu
                                      or subordinate non-trust mortgage loan
                                      included in that loan combination may be
                                      granted the right to purchase the subject
                                      underlying mortgage loan from the issuing
                                      entity to the extent and under various
                                      default scenarios as described under

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                                      "Description of the Mortgage Pool--The
                                      Loan Combinations" in this offering
                                      prospectus; and

                                 o    a mezzanine lender with respect to the
                                      borrower under an underlying mortgage loan
                                      may be entitled to purchase a defaulted
                                      mortgage loan from the issuing entity upon
                                      the occurrence of a default thereunder or
                                      upon the transfer to special servicing,
                                      pursuant to a purchase right as set forth
                                      in the related intercreditor agreement
                                      (see "Description of the Mortgage
                                      Pool--Additional Loan and Property
                                      Information--Additional and Other
                                      Financing" in this offering prospectus).

                       LEGAL AND INVESTMENT CONSIDERATIONS

FEDERAL INCOME TAX
CONSEQUENCES..................   The trustee or its agent will make elections to
                                 treat designated portions of the assets of the
                                 issuing entity as one or more real estate
                                 mortgage investment conduits, or REMICs, under
                                 sections 860A through 860G of the Internal
                                 Revenue Code of 1986, as amended. Any assets
                                 not included in a REMIC will constitute one or
                                 more grantor trusts for U.S. federal income tax
                                 purposes.

                                 The offered certificates will be treated as
                                 regular interests in a REMIC. This means that
                                 they will be treated as newly issued debt
                                 instruments for federal income tax purposes.
                                 You will have to report income on your offered
                                 certificates in accordance with the accrual
                                 method of accounting even if you are otherwise
                                 a cash method taxpayer. The offered
                                 certificates will not represent any interest in
                                 the grantor trust referred to above.

                                 One or more classes of the offered certificates
                                 may be issued with more than a de minimis
                                 amount of original issue discount. If you own
                                 an offered certificate issued with original
                                 issue discount, you may have to report original
                                 issue discount income and be subject to a tax
                                 on this income before you receive a
                                 corresponding cash payment. Some of the offered
                                 certificates may be treated as having been
                                 issued at a premium.

                                 When determining the rate of accrual of
                                 original issue discount, market discount and
                                 premium, if any, with respect to the series
                                 2008-C7 certificates for federal income tax
                                 purposes, the prepayment assumption used will
                                 be that following any date of determination:

                                 o    any underlying mortgage loan with an
                                      anticipated repayment date will be paid in
                                      full on that date,

                                 o    no underlying mortgage loan will otherwise
                                      be prepaid prior to maturity, and

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                                 o    there will be no extension of maturity for
                                      any mortgage loan held by the issuing
                                      entity.

                                 For a more detailed discussion of the federal
                                 income tax aspects of investing in the offered
                                 certificates, see "Federal Income Tax
                                 Consequences" in each of this offering
                                 prospectus and the accompanying base
                                 prospectus.

ERISA.........................   We anticipate that, subject to satisfaction of
                                 the conditions referred to under "ERISA
                                 Considerations" in this offering prospectus,
                                 retirement plans and other employee benefit
                                 plans and arrangements subject to--

                                 o    Title I of the Employee Retirement Income
                                      Security Act of 1974, as amended, or

                                 o    section 4975 of the Internal Revenue Code
                                      of 1986, as amended,

                                 will be able to invest in the offered
                                 certificates without giving rise to a
                                 prohibited transaction. This is based upon an
                                 individual prohibited transaction exemption
                                 granted to a predecessor to Citigroup Global
                                 Markets Inc. by the U.S. Department of Labor.

                                 If you are a fiduciary of any retirement plan
                                 or other employee benefit plan or arrangement
                                 subject to Title I of ERISA or section 4975 of
                                 the Internal Revenue Code of 1986, as amended,
                                 you are encouraged to review carefully with
                                 your legal advisors whether the purchase or
                                 holding of the offered certificates could give
                                 rise to a transaction that is prohibited under
                                 ERISA or section 4975 of the Internal Revenue
                                 Code of 1986, as amended.

LEGAL INVESTMENT..............   The offered certificates will not be mortgage
                                 related securities within the meaning of the
                                 Secondary Mortgage Market Enhancement Act of
                                 1984, as amended. All institutions whose
                                 investment activities are subject to legal
                                 investment laws and regulations, regulatory
                                 capital requirements or review by regulatory
                                 authorities are encouraged to consult with
                                 their own legal advisors in determining whether
                                 and to what extent the offered certificates
                                 will be legal investments for them. See "Legal
                                 Investment" in this offering prospectus and in
                                 the accompanying base prospectus.

INVESTMENT CONSIDERATIONS.....   The rate and timing of payments and other
                                 collections of principal on or with respect to
                                 the underlying mortgage loans -- and, in
                                 particular, in the case of the class A-1, A-2A,
                                 A-2B, A-3, A-SB, A-4, A-M and A-J certificates,
                                 on or with respect to the mortgage loans in
                                 loan group no. 1, and in the case of the class
                                 A-1A, A-MA and A-JA certificates, on or with
                                 respect to the mortgage loans in loan group no.
                                 2-- may affect the yield to maturity on your
                                 offered certificates. In the case of any
                                 offered certificate purchased at a discount
                                 from its principal balance, a

--------------------------------------------------------------------------------

                                       49

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                                 slower than anticipated rate of payments and
                                 other collections of principal on the
                                 underlying mortgage loans could result in a
                                 lower than anticipated yield. In the case of
                                 any offered certificate purchased at a premium
                                 from its principal balance, a faster than
                                 anticipated rate of payments and other
                                 collections of principal on the underlying
                                 mortgage loans generally or in the related loan
                                 group could result in a lower than anticipated
                                 yield.

                                 The yield on offered certificates with variable
                                 or capped pass-through rates could also be
                                 adversely affected if the underlying mortgage
                                 loans with relatively higher net mortgage
                                 interest rates pay principal faster than the
                                 underlying mortgage loans with relatively lower
                                 net mortgage interest rates.

                                 See "Yield and Maturity Considerations" in this
                                 offering prospectus and in the accompanying
                                 base prospectus.

--------------------------------------------------------------------------------

                                       50

                                  RISK FACTORS

     The offered certificates are not suitable investments for all investors.
You should not purchase any offered certificates unless you understand and are able to bear the risks associated with those certificates.

     The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this offering prospectus and the accompanying base prospectus in the context of your financial situation.

     You should consider the following factors, as well as those set forth under
"Risk Factors" in the accompanying base prospectus, in deciding whether to purchase any offered certificates. The "Risk Factors" section in the accompanying base prospectus includes a number of general risks associated with making an investment in the offered certificates.

THE CLASS A-M, A-MA, A-J AND A-JA CERTIFICATES ARE SUBORDINATE TO, AND ARE
THEREFORE RISKIER THAN, THE CLASS A-1, A-2A, A-2B, A-3, A-SB, A-4 AND A-1A
CERTIFICATES

     If you purchase class A-M, A-MA, A-J and/or A-JA certificates, then your offered certificates will provide credit support to other series 2008-C7 certificates, including the class A-1, A-2A, A-2B, A-3, A-SB, A-4, A-1A and X certificates. If you purchase class A-J and/or A-JA certificates, then your offered certificates will also provide credit support to the class A-M and A-MA certificates. As a result, if you purchase class A-M, A-MA, A-J and/or A-JA certificates, you will receive payments after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other series 2008-C7 certificates.

     When making an investment decision, you should consider, among other things--

     o    the payment priorities of the respective classes of the series 2008-C7 certificates,

     o    the order in which the principal balances of the respective classes of the series 2008-C7 certificates with balances will be reduced in connection with losses and default-related shortfalls, and

     o    the characteristics and quality of the mortgage loans backing the offered certificates.

     See "Description of the Mortgage Pool" and "Description of the Offered
Certificates--Payments" and "--Reductions of Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses" in this offering prospectus. See also "Risk Factors--The Investment Performance of Your
Offered Certificates Will Depend Upon Payments, Defaults and Losses on the
Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable," "--Any Credit Support for Your Offered Certificates May Be
Insufficient to Protect You Against All Potential Losses" and "--Payments on the
Offered Certificates Will Be Made Solely from the Limited Assets of the Related
Trust, and Those Assets May Be Insufficient to Make All Required Payments on
Those Certificates" in the accompanying base prospectus.

THE OFFERED CERTIFICATES HAVE UNCERTAIN YIELDS TO MATURITY

     The yields on your offered certificates will depend on--

     o    the price you paid for your offered certificates, and

     o    the rate, timing and amount of payments on your offered certificates.

                                       51

     The rate, timing and amount of payments on your offered certificates will depend on:

     (a)  the pass-through rate for, and other payment terms of, your offered certificates;

     (b)  the rate and timing of payments and other collections of principal on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans;

     (c)  the collection and payment of prepayment premiums and yield maintenance charges with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans;

     (d)  servicing decisions with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans;

     (e)  the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans; and

     (f)  the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for payment on your offered certificates;

     In general, the factors described in clauses (a) through (f) of the preceding paragraph cannot be predicted with any certainty. Accordingly, you may find it difficult to determine the effect that these factors might have on the yield to maturity of your offered certificates. In the absence of significant losses on the mortgage pool, holders of the class A-1, A-2A, A-2B, A-3, A-SB,
A-4, A-M and A-J certificates should be concerned with the factors described in clauses (b) through (f) of the preceding paragraph primarily insofar as they relate to the underlying mortgage loans in loan group no. 1. Until the class
A-1, A-2A, A-2B, A-3, A-SB, A-4, A-M and A-J certificates are retired, holders of the class A-1A, A-MA and A-JA certificates should, in the absence of significant losses on the mortgage pool, be concerned with the factors described in clauses (b) through (f) of the preceding paragraph primarily insofar as they relate to the underlying mortgage loans in loan group no. 2.

     See "Description of the Mortgage Pool," "The Series 2008-C7 Pooling and
Servicing Agreement," "Servicing of the One Liberty Plaza Mortgage Loan, the
Scottsdale Fashion Square Mortgage Loan and the Bush Terminal Mortgage Loan,"
"Servicing of the CGM RRI Hotel Portfolio Mortgage Loan, the Lincoln Square
Mortgage Loan and the Seattle Space Needle Mortgage Loan," "Description of the
Offered Certificates" and "Yield and Maturity Considerations" in this offering prospectus. See also "Risk Factors--The Investment Performance of Your Offered
Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying
Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable" and "Yield and Maturity Considerations" in the accompanying base prospectus.

THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES MAY VARY MATERIALLY AND
ADVERSELY FROM YOUR EXPECTATIONS BECAUSE THE RATE OF PREPAYMENTS AND OTHER
UNSCHEDULED COLLECTIONS OF PRINCIPAL ON THE UNDERLYING MORTGAGE LOANS IS FASTER
OR SLOWER THAN YOU ANTICIPATED

     If you purchase any offered certificate at a premium from its principal balance, and if payments and other collections of principal on the underlying mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase any offered certificate at a discount from its principal balance, and if payments and other collections of principal on the underlying mortgage loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase.

     Holders of the class A-1, A-2A, A-2B, A-3, A-SB, A-4, A-M and A-J certificates will be very affected by the rate, timing and amount of payments and other collections of principal on the underlying mortgage loans in

                                       52

loan group no. 1 and, only after the retirement of the class A-1A, A-MA and A-JA certificates or in connection with significant losses on the mortgage pool, will be affected by the rate, timing and amount of payments and other collections of principal on the underlying mortgage loans in loan group no. 2. Conversely, holders of the class A-1A, A-MA and A-JA certificates will be very affected by the rate, timing and amount of payments and other collections of principal on the underlying mortgage loans in loan group no. 2 and, only after the retirement of the class A-1, A-2A, A-2B, A-3, A-SB, A-4, A-M and A-J certificates or in connection with significant losses on the mortgage pool, will be affected by the rate, timing and amount of payments and other collections of principal on the underlying mortgage loans in loan group no. 1.

     You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates resulting from the corresponding prepayment.

     The yield on offered certificates with a variable or capped pass-through rate could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates.

THE INTERESTS OF THE SERIES 2008-C7 CONTROLLING CLASS CERTIFICATEHOLDERS MAY BE
IN CONFLICT WITH THE INTERESTS OF THE OFFERED CERTIFICATEHOLDERS

     The holders or beneficial owners of series 2008-C7 certificates representing a majority interest in the controlling class of series 2008-C7 certificates will be entitled to: (a) appoint a representative having the rights and powers described and/or referred to under "The Series 2008-C7 Pooling and
Servicing Agreement--The Series 2008-C7 Controlling Class Representative and the
Serviced Non-Trust Loan Noteholders" in this offering prospectus; and (b)
replace the special servicer under the series 2008-C7 pooling and servicing agreement, subject to any limitations, and satisfaction of the conditions, described under "The Series 2008-C7 Pooling and Servicing Agreement--Replacement
of the Special Servicer" in this offering prospectus, and further subject (in the case of a loan combination serviced under the series 2008-C7 pooling and servicing agreement) to any rights in that regard of the holder(s) of a related non-trust mortgage loan or group of related non-trust mortgage loan(s). Among other things, the series 2008-C7 controlling class representative may direct the special servicer under the series 2008-C7 pooling and servicing agreement to take, or to refrain from taking, certain actions with respect to the servicing and/or administration of any specially serviced mortgage loans and foreclosure properties held by the issuing entity (exclusive of the underlying mortgage loans or any related foreclosure property serviced and/or administered under other pooling and servicing agreements) that the series 2008-C7 controlling class representative may consider advisable, subject (in the case of a loan combination serviced under the series 2008-C7 pooling and servicing agreement)
to any rights in that regard of the holder(s) of a related non-trust mortgage loan or group of related non-trust mortgage loan(s).

     In the absence of significant losses on the underlying mortgage loans, the series 2008-C7 controlling class will be a non-offered class of series 2008-C7 certificates. The series 2008-C7 controlling class certificateholders are therefore likely to have interests that conflict with those of the holders of the offered certificates. You should expect that the series 2008-C7 controlling class representative will exercise its rights and powers on behalf of the series
2008-C7 controlling class certificateholders, and it will not be liable to any other class of series 2008-C7 certificateholders for so doing.

                                       53

REPAYMENT OF THE UNDERLYING MORTGAGE LOANS DEPENDS ON THE OPERATION OF THE
MORTGAGED REAL PROPERTIES

     The underlying mortgage loans are secured by mortgage liens on fee and/or leasehold interests in the following types of real property:

     o    office;

     o    retail;

     o    hospitality;

     o    multifamily;

     o    industrial;

     o    mixed use;

     o    parking garage;

     o    observation tower; and

     o    land.

     The risks associated with lending on these types of real properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, repayment of each of the underlying mortgage loans is dependent on--

     o    the successful operation and value of the related mortgaged real property, and

     o    the related borrower's ability to refinance the mortgage loan or sell the related mortgaged real property.

     See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan
Depends Upon the Performance and Value of the Underlying Real Property, Which
May Decline Over Time, and the Related Borrower's Ability to Refinance the
Property, of Which There Is No Assurance" and "--The Various Types of
Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks" in the accompanying base prospectus.

THE MORTGAGED REAL PROPERTY WILL BE THE SOLE ASSET AVAILABLE TO SATISFY THE
AMOUNTS OWING UNDER AN UNDERLYING MORTGAGE LOAN IN THE EVENT OF DEFAULT

     All of the mortgage loans that we intend to transfer to the issuing entity are or should be considered nonrecourse loans. You should anticipate that, if the related borrower defaults on any of the underlying mortgage loans, only the mortgaged real property and any additional collateral for the relevant loan, such as escrows or letters of credit, but none of the other assets of the borrower, is available to satisfy the debt. Even if the related loan documents permit recourse to the borrower or a guarantor, the special servicer may not be able to ultimately collect the amount due under a defaulted mortgage loan or under a guaranty. None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer. See
"Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends
Upon the Performance and Value of the Underlying Real Property, Which May
Decline Over Time, and the Related Borrower's Ability to

                                       54

Refinance the Property, of Which There Is No Assurance--Most of the Mortgage
Loans Underlying Your Offered Certificates Will Be Nonrecourse" in the
accompanying base prospectus.

IN SOME CASES, PAYMENTS ON AN UNDERLYING MORTGAGE LOAN ARE DEPENDENT ON A SINGLE
TENANT OR ON ONE OR A FEW MAJOR TENANTS AT THE RELATED MORTGAGED REAL PROPERTY

     In the case of 53 mortgaged real properties, securing 31.7% of the initial mortgage pool balance and 35.9% of the initial loan group no. 1 balance, the related borrower has leased the property to at least one tenant that occupies
25% or more of the particular property. In the case of 21 of those properties, securing 10.3% of the initial mortgage pool balance and 11.7% of the initial loan group no. 1 balance, the related borrower has leased the particular property to a single tenant that occupies 100% or nearly 100% of the property.
Accordingly, the full and timely payment of each of the related underlying mortgage loans is highly dependent on the continued operation of one or more major tenants, which, in some cases, is the sole tenant at the mortgaged real property. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage
Loan Depends Upon the Performance and Value of the Underlying Real Property,
Which May Decline Over Time, and the Related Borrower's Ability to Refinance the
Property, of Which There Is No Assurance--The Successful Operation of a
Multifamily or Commercial Property Depends on Tenants," "--Repayment of a
Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value
of the Underlying Real Property, Which May Decline Over Time, and the Related
Borrower's Ability to Refinance the Property, of Which There Is No
Assurance--Dependence on a Single Tenant or a Small Number of Tenants Makes a
Property Riskier Collateral" and "--Repayment of a Commercial or Multifamily
Mortgage Loan Depends Upon the Performance and Value of the Underlying Real
Property, Which May Decline Over Time and the Related Borrower's Ability to
Refinance the Property, of Which There Is No Assurance--Tenant Bankruptcy
Adversely Affects Property Performance" in the accompanying base prospectus.

MORTGAGED REAL PROPERTIES LEASED TO BORROWERS OR BORROWER-AFFILIATED ENTITIES
HAVE UNIQUE RISKS

     If a mortgaged real property is leased in whole or substantial part to the borrower under the underlying mortgage loan or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower's ability to perform under the underlying mortgage loan as it can directly interrupt the cash flow from the mortgaged real property if the borrower's or its affiliate's financial condition worsens.

     Certain mortgaged real properties or portions thereof are master leased to affiliates of the borrower under arrangements whereby the affiliate tenant operates and/or leases the mortgaged real property or the master leased premises. Such master lease arrangements present additional risks, such as potential limitations on the ability of a lender upon default to obtain a receiver to obtain control of, and collect the underlying revenues from, the mortgaged real property unless and until the master lease is terminated and the affiliate tenant evicted from the mortgaged real property or master leased premises (which may not be possible if the master lease is not in default or may be limited by an affiliate tenant bankruptcy or by requirements of local laws pertaining to the dispossession of defaulted tenants under the leases) and the risk that a master lease termination may result in a termination or interruption of rent payments under the underlying subleases between the subtenants and the affiliated master tenant. These risks may be mitigated when mortgaged real properties are leased to unrelated third parties.

THE OVERALL PERFORMANCE OF THE MORTGAGE POOL WILL BE MATERIALLY MORE DEPENDENT
ON THE FACTORS THAT AFFECT THE OPERATIONS AT AND VALUE OF PROPERTY TYPES THAT
CONSTITUTE SIGNIFICANT CONCENTRATIONS OF THE INITIAL MORTGAGE POOL BALANCE

     Thirty-seven (37) of the mortgaged real properties, securing 34.9% of the initial mortgage pool balance and 39.5% of the initial loan group no. 1 balance, respectively, are primarily used for office purposes. Some of those office properties are heavily dependent on one or a few major tenants that lease a substantial portion of the

                                       55

related mortgaged real property. A number of factors may adversely affect the value and successful operation of an office property as discussed under "Risk
Factors--The Various Types of Multifamily and Commercial Properties that May
Secure Mortgage Loans Underlying a Series of Offered Certificates May Present
Special Risks--Office Properties" in the accompanying base prospectus.

     Twenty-nine (29) of the mortgaged real properties, securing 28.3% of the initial mortgage pool balance and 32.0% of the initial loan group no. 1 balance, are primarily used for retail purposes. We consider 21 of the subject retail properties (which include regional malls), securing 25.6% of the initial mortgage pool balance and 29.0% of the initial loan group no. 1 balance, respectively, to be anchored, including shadow anchored; and eight (8) of the subject retail properties, securing 2.6% of the initial mortgage pool balance and 3.0% of the initial loan group no. 1 balance, respectively, to be unanchored. A number of factors may adversely affect the value and successful operation of a retail property as discussed under "Risk Factors--The Various
Types of Multifamily and Commercial Properties that May Secure Mortgage Loans
Underlying a Series of Offered Certificates May Present Special Risks--Retail
Properties" in the accompanying base prospectus.

     In the case of certain of the mortgage loans that we intend to transfer to the issuing entity (for example, the mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as
Scottsdale Fashion Square, Lincoln Square and Bryan Premiere Cinema 16), all or
portions of the related mortgaged real property are movie theaters. In recent years, the theater industry has experienced a high level of new theater construction, reduced attendance and an overall increase in competition among theater operators. These factors have caused certain operators to experience financial difficulties, resulting in downgrades in their credit ratings, and in certain cases, bankruptcy filings.

     Sixty-eight (68) of the mortgaged real properties, securing 15.2% of the initial mortgage pool balance and 17.2% of the initial loan group no. 1 balance, respectively, are primarily used for hospitality purposes, such as hotels and motels. Hospitality properties may be operated under franchise agreements. A number of factors may adversely affect the value and successful operation of a hospitality property as discussed under "Risk Factors--The Various Types of
Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks--Hospitality
Properties" in the accompanying base prospectus.

     Sixteen (16) of the mortgaged real properties, securing 11.7% of the initial mortgage pool balance and 100.0% of the initial loan group no. 2 balance, are primarily used for multifamily rental purposes. A number of factors may adversely affect the value and successful operation of a multifamily rental property as discussed under "Risk Factors--The Various Types of Multifamily and
Commercial Properties that May Secure Mortgage Loans Underlying a Series of
Offered Certificates May Present Special Risks--Multifamily Rental Properties"
in the accompanying base prospectus.

     Five (5) of the underlying mortgage loans that are identified above as being secured by multifamily rental properties (specifically, those mortgaged real properties identified on Annex A-1 to this offering prospectus as Copper
Beech Townhomes II - Columbia, Copper Beech - Kalamazoo, MI, 47 Third Avenue -
Residential, Copper Beech Townhomes II - Allendale and McKee Place Apartments),
representing 5.3% of the initial mortgage pool balance and 45.3% of the initial loan group no. 2 balance, are secured by multifamily rental properties that are student housing facilities. Student housing facilities may be more susceptible to damage or wear and tear than other types of multifamily housing and are usually reliant on the financial well-being of the college or university to which they relate. These kinds of multifamily properties are often subject to competition from on-campus housing units. All of the foregoing factors may adversely affect occupancy in a student housing facility. In addition, the physical layout of a student housing facility may not be readily convertible to traditional multifamily use. Student tenants are generally considered to have a higher turnover rate than other types of multifamily tenants, which may be a result of the fact that student leases are generally available for periods of less than 12 months.

                                       56

     Four (4) of the mortgaged real properties, securing 4.2% of the initial mortgage pool balance and 4.8% of the initial loan group no. 1 balance, respectively, are primarily used for industrial purposes. A number of factors may adversely affect the value and successful operation of an industrial property as discussed under "Risk Factors--The Various Types of Multifamily and
Commercial Properties that May Secure Mortgage Loans Underlying a Series of
Offered Certificates May Present Special Risks--Industrial Properties" in the
accompanying base prospectus.

     Four (4) of the mortgaged real properties, securing 2.6% of the initial mortgage pool balance and 3.0% of the initial loan group no. 1 balance, are
"mixed use" properties that are each used for a combination of office and retail purposes or a combination of office and industrial purposes. Accordingly, those factors that may adversely affect the value and successful operation of office, retail and industrial properties may adversely impact these mixed use properties.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Red Beam Garage, representing 1.9% of the initial mortgage pool balance and 2.2% of the initial loan group no. 1 balance, a substantial portion of the related mortgaged real property consists of an above-ground parking garage. See "Risk Factors--The
Various Types of Multifamily and Commercial Properties that May Secure Mortgage
Loans Underlying a Series of Offered Certificates May Present Special
Risks--Parking Lots and Garages" in the accompanying base prospectus for a discussion of factors that may impact the value and operation of the Red Beam
Garage property.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Seattle Space
Needle, representing 0.8% of the initial mortgage pool balance and 0.9% of the initial loan group no. 1 balance, the related mortgaged real property is an iconic tourist attraction and includes interior and exterior observation deck areas, a gift shop, a rotating restaurant and catering and meeting facilities, all of which contribute materially to the revenue generated by the property. A number of factors may adversely affect the value and successful operation of the
Seattle Space Needle mortgaged real property, including the public perception of the safety of tourists and customers at iconic tourist attractions in general and at the Seattle Space Needle in particular. See also "Risk Factors--The
Various Types of Multifamily and Commercial Properties that May Secure Mortgage
Loans Underlying a Series of Offered Certificates May Present Special
Risks--Recreational and Resort Properties" in the accompanying base prospectus for a discussion of other factors that may impact the value and operation of the
Seattle Space Needle property. In addition, other factors affecting commercial properties generally may also affect the economic performance and/or value of the Seattle Space Needle, including but not limited to, the restaurant, meeting and banquet operations.

     In general, if the issuing entity holds a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property, then the overall performance of the mortgage pool will be materially more dependent on the factors that affect the operations at and value of that property type. See "Risk Factors--The Various Types of
Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks" in the accompanying base prospectus.

RISKS ASSOCIATED WITH CONDOMINIUM OWNERSHIP

     In the case of seven (7) mortgage loans that we intend to transfer to the issuing entity (specifically, those mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as Progress
Center (one of the mortgaged real properties included in Huntsville Office
Portfolio II), 2110 Executive Hills Court, Colonial Center at Lakeside (one of
the mortgaged real properties included in Huntsville Office Portfolio III),
Fairlane Green Phase II, 47 Third Avenue - Residential, Copper Beech Townhomes
II - Allendale and 47 Third Avenue - Retail), which mortgage loans represent
7.1% of the initial mortgage pool balance, of which five (5) mortgage loans are in loan group no. 1, representing 6.5% of the initial loan group no. 1 balance, and two (2) mortgage loans are in loan group no. 2, representing 11.0% of the initial loan group no. 2 balance, the

                                       57

related mortgaged real property is secured in whole or in part by the related borrower's interest in a commercial or residential condominium project. See
"Risk Factors--Lending on Condominium Units Creates Risks for Lenders That Are
Not Present When Lending on Non-Condominiums" in the accompanying base prospectus, for risks related to lending on a mortgage loan secured by an interest in one or more condominium unit(s).

TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE SECURED BY
MORTGAGE LIENS ON REAL PROPERTIES LOCATED IN THE STATES OF NEW YORK AND ARIZONA
AND FIVE PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE SECURED BY
MORTGAGE LIENS ON REAL PROPERTIES LOCATED IN THE STATES OF LOUISIANA, MICHIGAN,
ALABAMA AND TEXAS

     The mortgaged real properties located in each of the following states secure mortgage loans or allocated portions of mortgage loans that represent
5.0% or more of the initial mortgage pool balance:

                           NUMBER OF  % OF INITIAL  % OF INITIAL   % OF INITIAL
                           MORTGAGED    MORTGAGE     LOAN GROUP     LOAN GROUP
           STATE          PROPERTIES  POOL BALANCE  NO. 1 BALANCE  NO. 2 BALANCE
------------------------  ----------  ------------ --------------  -------------
New York................       8           18.4%         20.1%           5.5%
Arizona.................       4           12.4%         14.0%             --
Louisiana...............       4            6.3%          7.1%             --
Michigan................      12            6.0%          3.1%          27.7%
Alabama.................       9            5.8%          6.6%             --
Texas...................      15            5.7%          3.5%          22.3%

     If the issuing entity holds a significant concentration of mortgage loans that are secured by mortgage liens on real properties located in a particular state or jurisdiction, then the overall performance of the mortgage pool will be materially more dependent on economic and other conditions or events in that jurisdiction. See "Risk Factors--Geographic Concentration Within a Trust Exposes
Investors to Greater Risk of Default and Loss" in the accompanying base prospectus. The mortgaged real properties located in any given state or jurisdiction may be concentrated in one or more areas within that state. Annex
A-1 to this offering prospectus contains the address for each mortgaged real property.

THE MORTGAGE POOL WILL INCLUDE MATERIAL CONCENTRATIONS OF BALLOON LOANS AND
LOANS WITH ANTICIPATED REPAYMENT DATES

     Ninety-four (94) of the mortgage loans that we intend to transfer to the issuing entity, representing 98.1% of the initial mortgage pool balance, of which 78 mortgage loans are in loan group no. 1, representing 97.8% of the initial loan group no. 1 balance, and 16 mortgage loans are in loan group no. 2, representing 100.0% of the initial loan group no. 2 balance, respectively, are balloon loans. In addition, three (3) mortgage loans that we intend to transfer to the issuing entity, representing 1.9% of the initial mortgage pool balance and 2.2% of the initial loan group no. 1 balance, provide material incentives for the related borrower to repay the loan by an anticipated repayment date prior to maturity. Sixteen (16) of those 94 balloon loans, representing 30.7% of the initial mortgage pool balance and 34.8% of the initial loan group no. 1 balance, provide for payments of interest-only through maturity; and 57 of those
94 balloon loans, representing 54.6% of the initial mortgage pool balance, of which 42 mortgage loans are in loan group no. 1, representing 49.3% of the initial loan group no. 1 balance, and 15 mortgage loans are in loan group no. 2, representing 94.5% of the initial loan group no. 2 balance, respectively, provide for payments of interest only for periods ending prior to maturity that range from the first 12 payments to the first 60 payments following origination.
In addition, two (2) of those three (3) mortgage loans with anticipated repayment dates, representing 0.8% of the initial mortgage pool balance and 0.9%
of the initial loan group no. 1 balance, provide for interest only payments for the first 24 payments to the first 36 payments following origination (which ends prior to the related anticipated repayment date). The ability of a borrower to make the required balloon payment on a balloon loan, or payment of the entire principal balance of an interest-only balloon loan, at maturity, and the ability of a borrower to repay a mortgage loan, on or before any related anticipated repayment date, in each case depends upon the borrower's ability either to refinance the loan or to sell

                                       58

the mortgaged real property. Although a mortgage loan may provide the related borrower with incentives to repay the loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that loan. See "Description of the Mortgage Pool--Terms and Conditions of
the Underlying Mortgage Loans" in this offering prospectus and "Risk
Factors--The Investment Performance of Your Offered Certificates Will Depend
Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those
Payments, Defaults and Losses May Be Highly Unpredictable--There Is an Increased
Risk of Default Associated with Balloon Payments" in the accompanying base prospectus.

THE MORTGAGE POOL WILL INCLUDE SOME DISPROPORTIONATELY LARGE MORTGAGE LOANS

     The inclusion in the mortgage pool of one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans in that pool can result in losses that are more severe, relative to the size of the mortgage pool, than would be the case if the total balance of the mortgage pool were distributed more evenly among all the mortgage loans. The
10 largest mortgage loans and/or groups of cross-collateralized mortgage loans that will be transferred to the issuing entity represent 47.5% of the initial mortgage pool balance, the 10 largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in loan group no. 1 represent
53.7% of the initial loan group no. 1 balance, and the 10 largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in loan group no. 2 represent 80.8% of the initial loan group no. 2 balance. See
"Description of the Mortgage Pool--General" and "--Cross-Collateralized Mortgage
Loans and Multiple Property Mortgage Loans" in, and Annex B to, this offering prospectus and "Risk Factors--Loan Concentration Within a Trust Exposes
Investors to Greater Risk of Default and Loss" in the accompanying base prospectus.

THE MORTGAGE POOL WILL INCLUDE LEASEHOLD MORTGAGE LOANS AND LENDING ON A
LEASEHOLD INTEREST IN REAL PROPERTY IS RISKIER THAN LENDING ON THE FEE INTEREST
IN THAT PROPERTY

     Eight (8) mortgage loans, representing 9.2% of the initial mortgage pool balance and 10.5% of the initial loan group no. 1 balance, are secured by a mortgage lien on the related borrower's leasehold interest (but not by the underlying fee interest) in all or a material portion of the related mortgaged real property. In addition, five (5) mortgage loans, representing 10.9% of the initial mortgage pool balance and 12.3% of the initial loan group no. 1 balance, are each secured by a mortgage lien on the related borrower's leasehold interest on a portion of the mortgaged real property and the fee simple interest in the other portion of that property (or, in the case of four (4) of these five (5)
mortgage loans, involving portfolios of multiple properties, on the related borrower's leasehold interest in some of the subject mortgaged real properties and the borrower's fee simple interest in the remaining subject mortgaged real property or properties. In certain cases, the borrower's leasehold interest may consist of a lease of space or other real estate that is not land, or exclusively land. For purposes of this offering prospectus, references to ground leases may include such other leases in which the related borrower owns a leasehold interest.

     Because of possible termination of the related ground lease, lending on a leasehold interest in a real property is riskier than lending on an actual ownership interest in that property notwithstanding the fact that a lender, such as the trustee on behalf of the issuing entity, generally will have the right to cure defaults under the related ground lease. In addition, the terms of certain ground leases may require that insurance proceeds or condemnation awards be applied to restore the property or be paid, in whole or in part, to the ground lessor rather than be applied against the outstanding principal balance of the related mortgage loan. Finally, there can be no assurance that any of the ground leases securing an underlying mortgage loan contain all of the provisions that a lender may consider necessary or desirable to protect its interest as a lender with respect to a leasehold mortgage loan. See "Description of the Mortgage
Pool--Additional Loan and Property Information--Ground Leases" in this offering prospectus and "Risk Factors--Lending on Ground Leases Creates Risks for Lenders
That Are Not Present When Lending on an Actual Ownership Interest in a Real
Property" and "Legal Aspects of Mortgage Loans--Foreclosure--Leasehold
Considerations" in the accompanying base prospectus.

                                       59

     With respect to the underlying mortgage loan secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as Chant
Portfolio - Pool 3, representing 1.2% of the initial mortgage pool balance and
1.4% of the initial loan group no. 1 balance, the ground lease with respect to one of the mortgaged real properties expires one year prior to the stated
maturity date of the related mortgage loan; however, the ground lease provides for the conveyance to the related borrower of the fee title to the related mortgaged real property upon the expiration of the term and the related mortgage provides for the lien to spread to encumber the fee interest in the related mortgaged real property upon such conveyance. For so long as the ground lease is in effect it does not contain the typical "mortgagee protection" clauses that other mortgaged ground leases may contain.

     With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Libbey
Distribution Building, representing 1.0% of the initial mortgage pool balance and 1.2% of the initial loan group no. 1 balance, the leasehold structure is in place to obtain an industrial development authority tax exemption and the lease is subordinated to the related mortgage. The related borrower may terminate the lease at any time with lender consent by redeeming the related taxable revenue bonds. Upon the termination or expiration of the lease, the fee interest reverts to the related borrower or its designee. For so long as the ground lease is in effect, it does not contain the typical "mortgagee protection" clauses that other mortgaged ground leases may contain.

SOME OF THE MORTGAGED REAL PROPERTIES ARE LEGAL NONCONFORMING USES OR LEGAL
NONCONFORMING STRUCTURES

     Many of the mortgage loans are secured by a mortgage lien on a real property that is a legal nonconforming use or a legal nonconforming structure.
This may impair the ability of the related borrower to restore the improvements on a mortgaged real property to its current form or use following a major casualty. See "Description of the Mortgage Pool--Additional Loan and Property
Information--Zoning and Building Code Compliance" in this offering prospectus and "Risk Factors--Changes in Zoning Laws May Adversely Affect the Use or Value
of a Real Property" in the accompanying base prospectus.

SOME OF THE MORTGAGED REAL PROPERTIES MAY NOT COMPLY WITH ALL APPLICABLE ZONING
LAWS AND/OR LOCAL BUILDING CODES OR WITH THE AMERICANS WITH DISABILITIES ACT OF
1990

     Some of the mortgaged real properties securing mortgage loans that we intend to transfer to the issuing entity may not comply with all applicable zoning or land-use laws and ordinances, with all applicable local building codes or with the Americans with Disabilities Act of 1990. Compliance, if required, can be expensive. Failure to comply could result in penalties and/or restrictions on the use of the subject mortgaged real property, in whole or in part. There can be no assurance that any of the mortgage loans that we intend to transfer to the issuing entity do not have outstanding building code violations.
See "Description of the Mortgage Pool--Additional Loan and Property
Information--Zoning and Building Code Compliance" in this offering prospectus and "Risk Factors--Compliance with the Americans with Disabilities Act of 1990
May Be Expensive" and "Legal Aspects of Mortgage Loans--Americans with
Disabilities Act" in the accompanying base prospectus.

     Further, some of the mortgaged real properties securing mortgage loans that we intend to transfer to the issuing entity may comply currently with applicable zoning or land-use ordinances by virtue of certain contractual arrangements or agreements. However, if those contractual arrangements or agreements are breached or otherwise terminated or expire by their terms, then the related mortgaged real property or properties may no longer be in compliance.

SOME MORTGAGED REAL PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE
USES

     Some of the mortgaged real properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason.
Converting commercial properties to alternate uses generally requires substantial capital expenditures. For example, the mortgaged real property identified on Annex

                                       60

A-1 to this offering prospectus as Seattle Space Needle, which is an iconic tourist attraction, and the mortgaged real property identified on Annex A-1 to this offering prospectus as Red Beam Garage, which is a parking garage, would, in each case, be impractical or very difficult to convert to an alternative use under any circumstance. Similarly, any vacant theater space would not easily be converted to other uses due to the unique construction requirements of theaters.
As indicated above under "--The Overall Performance of the Mortgage Pool Will Be
Materially More Dependent on the Factors that Affect the Operations at and Value of Property Types that Constitute Significant Concentrations of the Initial
Mortgage Pool Balance", certain of the mortgaged real properties are secured by mortgaged real properties that consist of or include multiplex movie theaters or other performing arts theaters, that generate a material portion of the revenue of those mortgaged real properties. In addition, zoning restrictions, condominium documents for mortgage loans secured by condominium units, covenants or agreements to which the related mortgaged real properties or the owners thereof are subject or other restrictions also may prevent alternative uses. The liquidation value of any such mortgaged real property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

     Some of the mortgaged real properties may have been designated as historic or landmark buildings or are located in areas designated as historic or landmark. Such properties may have restrictions related to renovations, construction or other matters and may not be permitted to be converted to alternative uses because of such restrictions.

MULTIPLE MORTGAGED REAL PROPERTIES ARE OWNED BY THE SAME BORROWER, AFFILIATED
BORROWERS OR BORROWERS WITH RELATED PRINCIPALS OR ARE OCCUPIED, IN WHOLE OR IN
PART, BY THE SAME TENANT OR AFFILIATED TENANTS, WHICH PRESENTS A GREATER RISK TO
INVESTORS IN THE EVENT OF THE BANKRUPTCY OR INSOLVENCY OF ANY SUCH BORROWER OR
TENANT

     Twelve (12) separate groups of mortgage loans that we intend to transfer to the issuing entity have borrowers that, in the case of each of those groups, are the same or under common control. The three (3) largest of these separate groups represent 5.8%, 4.3%, and 3.8%, respectively, of the initial mortgage pool balance. See "Description of the Mortgage Pool--Cross-Collateralized Mortgage
Loans and Multiple Property Mortgage Loans" and "--Mortgage Loans with
Affiliated Borrowers" in this offering prospectus.

     In addition, there are tenants who lease space at more than one mortgaged real property securing mortgage loans that we intend to transfer to the issuing entity. Furthermore, there may be tenants that are related to or affiliated with a borrower and, like other contracts with affiliates, leases with tenants who are affiliates of the landlord may not have been negotiated on an arm's-length basis and may contain terms more favorable to the affiliate tenant than might be available to tenants unrelated to the borrower. See Annex A-1 to this offering prospectus for a list of the three most significant tenants at each of the mortgaged real properties used for retail, office and/or industrial/warehouse purposes.

     The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged real properties securing the underlying mortgage loans could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the subject mortgage loans. See "Risk Factors--Repayment of a
Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value
of the Underlying Real Property, Which May Decline Over Time, and the Related
Borrower's Ability to Refinance the Property, of Which There Is No
Assurance--Tenant Bankruptcy Adversely Affects Property Performance,"
"--Borrower Concentration Within a Trust Exposes Investors to Greater Risk of
Default and Loss" and "--Borrower Bankruptcy Proceedings Can Delay and Impair
Recovery on a Mortgage Loan Underlying Your Offered Certificates" in the
accompanying base prospectus.

                                       61

SOME OF THE MORTGAGED REAL PROPERTIES ARE OR MAY BE ENCUMBERED BY ADDITIONAL
DEBT AND THE OWNERSHIP INTERESTS IN SOME BORROWERS HAVE BEEN OR MAY BE PLEDGED
TO SECURE DEBT WHICH, IN EITHER CASE, MAY REDUCE THE CASH FLOW AVAILABLE TO THE
SUBJECT MORTGAGED REAL PROPERTY

     As discussed under "Description of the Mortgage Pool--The Loan
Combinations" in this offering prospectus, nine (9) underlying mortgage loans, representing 39.7% of the initial mortgage pool balance and 45.0% of the initial loan group no. 1 balance, are each part of a loan combination that also includes one or more other mortgage loans that will not be transferred to the issuing entity, but which are obligations of the same borrower(s) as, secured by the same mortgage instrument(s) encumbering the same mortgaged real property or group of mortgaged real properties as, and cross-defaulted with, the subject underlying mortgage loan.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as 2220 Mountain
Boulevard, which underlying mortgage loan represents 0.2% of the initial mortgage pool balance and 0.3% of the initial loan group no. 1 balance, the related borrower has obtained subordinate financing in the amount of $2,560,710 that is secured by a junior mortgage on the related mortgaged real property, but which is subject to a subordination agreement.

     The existence of additional secured indebtedness may adversely affect the borrower's financial viability and/or the issuing entity's security interest in the mortgaged real property. Any or all of the following may result from the existence of additional secured indebtedness on a mortgaged real property:

     1.   refinancing the related underlying mortgage loan at maturity for the purpose of making any balloon payments may be more difficult;

     2.   reduced cash flow could result in deferred maintenance at the particular real property;

     3.   if the holder of the additional secured debt files for bankruptcy or is placed in involuntary receivership, foreclosing on the particular real property could be delayed; and

     4.   if the mortgaged real property depreciates for whatever reason, the related borrower's equity is more likely to be extinguished, thereby eliminating the related borrower's incentive to continue making payments on its mortgage loan held by the issuing entity.

See "Description of the Mortgage Pool--Additional Loan and Property
Information--Additional and Other Financing" in this offering prospectus for more information regarding these underlying mortgage loans.

     In addition, with respect to each of five (5) mortgage loans that we intend to transfer to the issuing entity (specifically, those mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as CGM RRI Hotel Portfolio, Huntsville Office Portfolio III,
Huntsville Office Portfolio I, McKee Place Apartments and Broadmoor Shopping
Center), which mortgage loans represent 8.0% of the initial mortgage pool balance, of which four (4) mortgage loans are in loan group no. 1, representing
8.6% of the initial loan group no. 1 balance, and one (1) mortgage loan is in loan group no. 2, representing 3.1% of the initial loan group no. 2 balance, the direct or indirect equity interests in the related borrower have been pledged to secure a related mezzanine loan, in each case as indicated under "Description of the Mortgage Pool--Additional Loan and Property Information--Additional and
Other Financing" in this offering prospectus.

     Further, with respect to each of nine (9) mortgage loans that we intend to transfer to the issuing entity, which mortgage loans represent 9.4% of the initial mortgage pool balance and 10.6% of the initial loan group no. 1 balance, the equity holders of the borrower have a right to obtain mezzanine financing, secured by a pledge of the direct or indirect ownership interests in the borrower, provided that the requirements set forth in the related loan documents are satisfied, as indicated under "Description of the Mortgage Pool--Additional
Loan and Property Information--Additional and Other Financing" in this offering prospectus.

                                       62

     It is also possible that, in the case of some of the other mortgage loans that we intend to transfer to the issuing entity, one or more of the principals of the related borrower may have incurred without our knowledge, or may in the future incur, mezzanine debt.

     Mezzanine debt is secured by the principal's direct or indirect ownership interest in the related borrower. While a mezzanine debt lender has no security interest in or rights to the related mortgaged real property, a default under the subject mezzanine loan could cause a change in control of the related borrower. Mezzanine financing reduces the subject principal's indirect equity in the subject mortgaged real property, and therefore may reduce its incentive to support such mortgaged real property.

     Under certain of the mortgage loans, the borrower has incurred or is permitted to incur additional financing that is not secured by the mortgaged real property. In addition, borrowers that have not agreed to certain special purpose covenants in the related loan documents are not generally prohibited from incurring additional debt. Such additional debt may be secured by other property owned by those borrowers.

     See "Description of the Mortgage Pool--Additional Loan and Property
Information--Additional and Other Financing" in this offering prospectus and
"Risk Factors--Additional Secured Debt Increases the Likelihood that a Borrower
Will Default on a Mortgage Loan Underlying Your Offered Certificates; Co-Lender,
Intercreditor and Similar Agreements May Limit a Mortgage Lender's Rights" in
the accompanying base prospectus.

BORROWER SPONSORSHIP MAY AFFECT PERFORMANCE

     The abilities, capacities and characteristics of the direct and indirect principals controlling the related borrowers for each of the underlying mortgage loans may have an impact on performance of the related mortgaged real properties and on payment and performance under each of the related mortgage loans. Certain of the mortgage loans that we intend to transfer to the issuing entity may have direct or indirect principals of the related borrowers that were, or for which affiliates were, parties to foreclosure proceedings, deed-in-lieu of foreclosure transactions, criminal proceedings or convictions or other material proceedings.

     With respect to the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as Laidley Tower,
Chant Portfolio - Pool 3, Chant Portfolio - Pool 4 and Broadmoor Shopping
Center, representing 3.4% of the initial mortgage pool balance and 3.8% of the initial loan group no. 1 balance, the holder of indirect interests in the related borrowers, who is also in some cases an officer or director of the related borrowers, pleaded guilty to fraud and larceny charges based on allegations that he had, in 1962, misappropriated money from a company of which he was a director. He served a sentence of two years in a federal prison. In
1981, in an unrelated case, he was also charged with conspiracy to manipulate the stock price of a company in which he held ownership interests through various entities. He was convicted and sentenced to four years of federal prison time. There can be no assurance that this individual will not be charged with similar crimes in the future, which charges and any ensuing litigation could adversely affect the ability of the related borrowers to repay the subject mortgage loans.

CONFLICTING RIGHTS OF TENANTS MAY ADVERSELY AFFECT A MORTGAGED REAL PROPERTY

     With respect to some of the mortgaged real properties operated for office, retail or other commercial use, different tenants may have rights of first offer, rights of first refusal or expansion rights with respect to the same space in the related improvements. There is a risk that a tenant who loses any such right in the event of a simultaneous exercise of another tenant's right for the same space may have remedies under its lease due to such tenant's inability to exercise such right. In addition, a mortgaged real property may be subject to several leases, each of which may benefit from a currently operative exclusive use right. Several other leases of space at the related mortgaged real property contain exclusive use provisions which may become operative upon the granting of a currently operative exclusive use right to another tenant, and such exclusive use provisions may allow tenants

                                       63

benefiting therefrom to terminate their lease or take other remedial action in the event that another tenant's operation violates such tenant's exclusive use provision. Furthermore, certain leases of space at a related mortgaged real property contain co-tenancy provisions (which may permit a tenant to terminate its lease and/or to pay reduced rent) which could be triggered if certain tenants exercised their right to terminate their lease for breach of the exclusive use provisions. There are likely other underlying mortgage loans as to which tenants at the subject mortgaged real property have the foregoing rights.

OPTIONS AND OTHER PURCHASE RIGHTS MAY AFFECT VALUE OR HINDER RECOVERY WITH
RESPECT TO THE MORTGAGED REAL PROPERTIES

     The respective borrowers under certain of the underlying mortgage loans have, in each case, given to one or more tenants or another person a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the related mortgaged real property. These rights, which may not be subordinated to the related mortgage, may impede the lender's ability to sell the related mortgaged real property at foreclosure or after acquiring the mortgaged real property pursuant to foreclosure, or adversely affect the value and/or marketability of the related mortgaged real property. Additionally, the exercise of a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited generally without yield maintenance consideration. For example, with respect to the mortgage loans secured by the mortgaged real properties identified on Annex
A-1 to this offering prospectus as Verizon Wireless - Lincoln, NE and Firehouse
Square, representing 0.9% of the initial mortgage pool balance and 1.0% of the initial loan group no. 1 balance, the tenant of the related mortgaged real property has an option to purchase the related mortgaged real property for a price based upon the fair market value of the related mortgaged real property as determined in accordance with the related lease, which price is not subject to a minimum threshold. As a result, there cannot be any assurance that the fair value price would be sufficient to satisfy in full the then-unpaid principal balance of the subject underlying mortgage loan. While the above-mentioned purchase option with respect to the two above-referenced mortgage loans is, in general, subordinated to the related mortgage (subject to non-disturbance provisions and the related rights inuring to the benefit of the tenant), the tenant would still be able to exercise the purchase option upon a foreclosure of the subject mortgage loan at a fair value price that could be less than the unpaid principal balance of the subject mortgage loan.

CERTAIN BORROWER COVENANTS MAY AFFECT THAT BORROWER'S AVAILABLE CASH FLOW

     Borrower covenants with respect to payments for landlord improvements, tenant improvements and leasing commissions, required repairs, taxes and other matters may adversely affect a borrower's available cash flow and the failure to satisfy those obligations may result in a default under the subject lease.

SOME BORROWERS UNDER THE UNDERLYING MORTGAGE LOANS WILL NOT BE SPECIAL PURPOSE
ENTITIES

     The business activities of the borrowers under the underlying mortgage loans with cut-off date principal balances below $5,000,000 are in many cases not limited to owning their respective mortgaged real properties. In addition, the business activities of borrowers under underlying mortgage loans with cut-off date principal balances above $5,000,000 may, in some cases, not be limited to owning their respective mortgaged real properties.

     In general, as a result of a borrower not being a special purpose entity or not being limited to owning the related mortgaged real property, the borrower may be engaged in activities unrelated to the subject mortgaged real property and may incur indebtedness or suffer liabilities with respect to those activities. Borrowers that are not special purpose entities and thus are not structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding. In addition, certain borrowers, although currently special purpose entities, may not have met the criteria of a special purpose entity in the past or may have engaged in activities unrelated to the subject mortgaged real property in the past. This could negatively impact the borrower's financial conditions and thus its ability to pay amounts due and owing under the subject underlying mortgage loan.

                                       64

     In addition, if an underlying mortgage loan is secured by a mortgage on both the related borrower's leasehold interest in the related mortgaged real property and the underlying fee interest in such property (in which case we reflect that the mortgage loan is secured by a mortgage on the related fee interest), the related borrower may be a special purpose entity, but the owner and pledgor of the related fee interest may not be a special purpose entity.

     See "Risk Factors--The Borrower's Form of Entity May Cause Special Risks
and/or Hinder Recovery" in the accompanying base prospectus.

TENANCIES IN COMMON MAY HINDER RECOVERY

     Certain of the mortgage loans that we intend to transfer to the issuing entity have borrowers that own the related mortgaged real properties as tenants-in-common. Under certain circumstances, a tenant-in-common can be forced to sell its property, including by a bankruptcy trustee, by one or more tenants-in-common seeking to partition the property and/or by a governmental lienholder in the event of unpaid taxes. Such a forced sale or action for partition of a mortgaged real property may occur during a market downturn and could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers and/or a substantial decrease in the amount recoverable upon the related mortgage loan. Additionally, mortgaged real properties owned by tenant-in-common borrowers may be characterized by inefficient property management, inability to raise capital, possible serial bankruptcy filings and the need to deal with multiple borrowers in the event of a default on the loan. Thirty (30) mortgage loans that we intend to transfer to the issuing entity (specifically, those mortgage loans identified on Annex A-1 to this offering prospectus by loan numbers 4, 9, 12, 13, 14, 16,
18, 21, 25, 26, 27, 28, 34, 39, 40, 44, 50, 51, 55, 60, 70, 72, 73, 74, 76, 77,
81, 84, 87 and 89), representing 25.8% of the initial mortgage pool balance, of which 25 mortgage loans are in loan group no. 1, representing 24.9% of the initial loan group no. 1 balance, and five (5) mortgage loans are in loan group
no. 2, representing 32.5% of the initial loan group no. 2 balance, are owned by tenant-in-common borrowers. In addition, three (3) of the underlying mortgage loans (specifically, those mortgage loans identified on Annex A-1 to this offering prospectus by loan numbers 19, 52 and 71), representing 2.0% of the initial mortgage pool balance and 2.3% of the initial loan group no. 1 balance, each permit the related borrower to convert into a tenant-in-common structure in the future. Not all tenant-in-common borrowers for these mortgage loans are special purpose entities and some of those tenants-in-common are individuals.
See "Risk Factors--The Borrower's Form of Entity May Cause Special Risks and/or
Hinder Recovery" in the accompanying base prospectus.

CHANGES IN MORTGAGE POOL COMPOSITION CAN CHANGE THE NATURE OF YOUR INVESTMENT

     In general, if you purchase any offered certificates that have a relatively longer weighted average life, then you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons that own offered certificates with relatively shorter weighted average lives. See "Risk Factors--Changes in Pool Composition Will Change the
Nature of Your Investment" in the accompanying base prospectus.

RISKS RELATED TO REDEVELOPMENT AND RENOVATION AT THE MORTGAGED REAL PROPERTIES

     Certain of the mortgaged real properties securing the underlying mortgage loans are properties which are currently undergoing or are expected to undergo in the future redevelopment or renovation. No assurance can be given that the entire renovation process will be successfully completed or completed on time

     With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A to this offering prospectus as Scottsdale Fashion
Square, representing 12.2% of the initial mortgage pool balance and 13.8% of the initial loan group no. 1 balance, a portion of the related mortgaged real property that is not part of the collateral is undergoing expansion. This construction may make access to the related mortgaged

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real property difficult and may adversely impact the mortgaged real property.
See the discussion regarding the Scottsdale Fashion Square underlying mortgage loan on Annex B to this offering prospectus.

     See "Risk Factors--Redevelopment and Renovation of the Mortgaged Real
Properties May Have Uncertain and Adverse Results" in the accompanying base prospectus.

DECISIONS MADE BY THE TRUSTEE, THE MASTER SERVICERS OR THE SPECIAL SERVICER MAY
NEGATIVELY AFFECT YOUR INTERESTS

     You and other holders of the offered certificates generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity. Those decisions are generally made, subject to the express terms of the series 2008-C7 pooling and servicing agreement, by the master servicers, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the issuing party and/or its assets, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other holders of the offered certificates would have made and may negatively affect your interests.

OBLIGATED PARTIES MAY NOT BE ABLE TO MAKE A REQUIRED REPURCHASE OR SUBSTITUTION
OF A DEFECTIVE MORTGAGE LOAN

     Citigroup Global Markets Realty Corp. and Goldman Sachs Mortgage Company
will each be required to deliver or cause the delivery of various loan documents and make various representations and warranties in connection with its sale of mortgage loans to us, as generally described in "Description of the Mortgage
Pool--Assignment of the Mortgage Loans; Repurchases and Substitutions" and
"--Representations and Warranties; Repurchases and Substitutions," respectively.
A breach by a sponsor with respect to its document delivery obligations or its representations and warranties that materially and adversely affects the value of any underlying mortgage loan or the interests of the series 2008-C7 certificateholders therein, may result in an obligation on the part of that entity to repurchase or replace that underlying mortgage loan that is the subject of such breach. No other person is obligated to repurchase or replace any underlying mortgage loan in connection with either a material breach of any sponsor's representations and warranties or any material document defects, if such sponsor defaults on its obligation to do so. We cannot assure you that any sponsor will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a "qualified mortgage" for a REMIC may cause the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax. See
"Description of the Mortgage Pool--Assignment of the Mortgage Loans; Repurchases
and Substitutions" and "--Representations and Warranties; Repurchases and
Substitutions" in this offering prospectus and "Description of the Governing
Documents--Representations and Warranties with Respect to Mortgage Assets" in the accompanying base prospectus.

THE MORTGAGE LOANS HAVE NOT BEEN REUNDERWRITTEN BY US

     We have not reunderwritten the underlying mortgage loans. Instead, we have relied on the representations and warranties made by the sponsors, and the sponsors' respective obligations to repurchase, cure or substitute an underlying mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the subject underlying mortgage loan or the interests of the certificateholders in that mortgage loan. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the underlying mortgage loans. If we had reunderwritten the underlying mortgage loans, it is possible that the reunderwriting process may have revealed problems with one or more of the underlying mortgage loans not covered by representations or warranties given by the sponsors.

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MORTGAGE LOANS SECURED BY MORTGAGED REAL PROPERTIES SUBJECT TO ASSISTANCE AND
AFFORDABLE HOUSING PROGRAMS ARE SUBJECT TO THE RISK THAT THOSE PROGRAMS MAY
TERMINATE OR BE ALTERED

     Certain of the underlying mortgage loans may be secured by mortgaged real properties that are eligible for and have received low income housing tax credits pursuant to Section 42 of the Internal Revenue Code of 1986 in respect of various units within the related mortgaged real property or have a material concentration of tenants that rely on rent subsidies under various government funded programs, including the Section 8 Tenant Based Assistance Rental
Certificate Program of the United States Department of Housing and Urban
Development. With respect to certain of the underlying mortgage loans, the related borrowers may receive subsidies or other assistance from government programs. Generally, in the case of mortgaged real properties that are subject to assistance programs of the kind described above, the subject mortgaged real property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements. No assurance can be given that any government or other assistance programs will be continued in their present form during the terms of the related mortgage loans, that the borrower will continue to comply with the requirements of the programs to enable the borrower to receive the subsidies or assistance in the future, or that the owners of a borrower will continue to receive tax credits or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans even though the related mortgage loan seller may have underwritten the related mortgage loan on the assumption that any applicable assistance program would remain in place. Loss of any applicable assistance could have an adverse effect on the ability of a borrower whose property is subject to an assistance program to make debt service payments. Additionally, the restrictions described above relating to the use of the related mortgaged real property could reduce the market value of that property.

LENDING ON INCOME-PRODUCING REAL PROPERTIES ENTAILS ENVIRONMENTAL RISKS

     The issuing entity could become liable for a material adverse environmental condition at one or more of the mortgaged real properties securing the mortgage loans in the series 2008-C7 securitization transaction. Any potential environmental liability could reduce or delay payments on the offered certificates.

     A third-party environmental consultant conducted a Phase I environmental study for all of the mortgaged real properties securing the mortgage loans that we intend to transfer to the issuing entity. The resulting environmental reports were prepared:

     o    in the case of 129 mortgaged real properties, securing 83.3% of the initial mortgage pool balance (of which 120 mortgaged real properties secure mortgage loans in loan group no. 1, representing 85.1% of the initial loan group no. 1 balance, and nine (9) mortgaged real properties secure mortgage loans in loan group no. 2, representing
          69.7% of the initial loan group no. 2 balance), during the 12-month period preceding the cut-off date, and

     o    in the case of 33 mortgaged real properties, securing 16.7% of the initial mortgage pool balance (of which 26 mortgaged real properties secure mortgage loans in loan group no. 1, representing 14.9% of the initial loan group no. 1 balance, and seven (7) mortgaged real properties secure mortgage loans in loan group no. 2, representing
          30.3% of the initial loan group no. 2 balance), prior to the 12-month period preceding the cut-off date.

     The environmental assessment conducted at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water was conducted in most instances only at multifamily rental properties and only when the originator of the related mortgage loan or the environmental consultant involved believed that such an analysis was warranted under the circumstances.

                                       67

     Additionally, with respect to nine (9) mortgaged real properties, securing
6.1% of the initial mortgage pool balance and 6.9% of the initial loan group no.
1 balance, a Phase II environmental study was also conducted.

     The above-described environmental assessments may have identified various adverse or potentially adverse environmental conditions at the respective mortgaged real properties. If the particular condition is significant, it could result in a claim for damages by any party injured by that condition.

     For a further discussion regarding the above-referenced environmental assessments and the responses to the findings of those reports, as well as a discussion of certain environmental matters with respect to certain of the mortgaged real properties, see "Description of the Mortgage Pool--Additional
Loan and Property Information--Environmental Reports" in this offering prospectus.

     The information provided by us in this offering prospectus regarding environmental conditions at the respective mortgaged real properties is based on the results of the environmental assessments referred to in this "--Lending on
Income-Producing Real Properties Entails Environmental Risks" subsection and has not been independently verified by us, the underwriters or any of our or their respective affiliates.

     We cannot assure you that the environmental assessments referred to above identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties securing the underlying mortgage loans.

     See "Risk Factors--Environmental Liabilities Will Adversely Affect the
Value and Operation of the Contaminated Property and May Deter a Lender from
Foreclosing" and "Legal Aspects of Mortgage Loans--Environmental Considerations"
in the accompanying base prospectus.

LENDING ON INCOME-PRODUCING PROPERTIES ENTAILS RISKS RELATED TO PROPERTY
CONDITION

     Professional engineers or architects inspected all but two (2) of the mortgaged real properties for the underlying mortgage loans. One hundred twenty-eight (128) of the mortgaged real properties, securing 82.8% of the initial mortgage pool balance, of which 119 mortgaged real properties secure mortgage loans in loan group no. 1, representing 84.9% of the initial loan group
no. 1 balance, and nine (9) mortgaged real properties secure mortgage loans in loan group no. 2, representing 67.1% of the initial loan group no. 2 balance, were inspected during the 12-month period preceding the cut-off date, and 32 of the mortgaged real properties, securing 16.8% of the initial mortgage pool balance, of which 25 mortgaged real properties secure mortgage loans in loan group no. 1, representing 14.6% of the initial loan group no. 1 balance, and seven (7) mortgaged real properties secure mortgage loans in loan group no. 2, representing 32.9% of the initial loan group no. 1 balance, were inspected prior to the 12-month period preceding the cut-off date. Two (2) mortgaged real properties, securing 0.4% of the initial mortgage pool balance and 0.5% of the initial loan group no. 1 balance, are each secured by land and therefore required no property condition inspection. With respect to the mortgaged real properties as to which property condition inspections were conducted, the scope of those inspections included an assessment of:

     o    the general condition of the exterior walls, roofing, interior construction, mechanical and electrical systems; and

     o    the general condition of the site, buildings and other improvements located at each mortgaged real property.

     We cannot assure you that the above-referenced inspections identified all risks related to property condition at the mortgaged real properties securing the underlying mortgage loans or that adverse property conditions, including deferred maintenance and waste, have not developed at any of the mortgaged real properties since that inspection.

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     In some cases, the inspections identified, at origination of the related mortgage loan, conditions requiring escrows to be established for repairs or replacements or other work to be performed at the related mortgaged real property, in each case estimated to cost in excess of $100,000. In those cases, the originator generally required the related borrower or a sponsor of the borrower to fund reserves, or deliver letters of credit, guaranties or other instruments, to cover or partially cover these costs. There can be no assurance that, in any such case, the reserves established by the related borrower to cover the costs of required repairs, replacements or installations will be sufficient for their intended purpose or that the related borrowers will complete such repairs, replacements or installations which, in some cases, are necessary to maintain compliance with state or municipal regulations.

APPRAISALS PERFORMED ON MORTGAGED REAL PROPERTIES MAY NOT ACCURATELY REFLECT THE
RESPECTIVE VALUES OF THOSE MORTGAGED REAL PROPERTIES

     Any appraisal performed with respect to a mortgaged real property represents only the analysis and opinion of a qualified expert and is not a guarantee of present or future value. Different appraisers may reach different conclusions regarding the value of a mortgaged real property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged real property under a distress or liquidation sale. We cannot assure you that the information set forth in this offering prospectus regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged real properties securing the underlying mortgage loans.

     As indicated under "--The Underwritten Net Cash Flow Debt Service Coverage
Ratios and/or Loan-to-Value Ratios for Certain of the Underlying Mortgage Loans
Have Been Underwritten or Adjusted in Consideration of Certain Financial
Performance Assumptions or a Cash Holdback or a Guaranty or Based on a
Stabilized Appraised Value" below and under "Description of the Mortgage
Pool--Additional Loan and Property Information--Appraisals and Market Studies,"
in some cases, an appraisal contained an "as is" value, with an "as of" date consistent with the date that the appraisal was prepared, and a "stabilized"
value, with a specified future "as of" date. There can be no assurance that the assumptions relied upon in connection with determining a "stabilized" value are valid or will occur.

TERRORISM INSURANCE COVERAGE ON THE MORTGAGED REAL PROPERTIES MAY BE EXPENSIVE
AND/OR DIFFICULT TO OBTAIN

     After the terrorist attacks of September 11, 2001, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In response to this situation, Congress enacted the Terrorism Risk
Insurance Act of 2002, which was amended and extended by the Terrorism Risk
Insurance Extension Act of 2005 (TRIEA) and has been further amended and extended by the Terrorism Risk Insurance Program Reauthorization Act of 2007
(TRIPRA), which was signed into law by President Bush on December 26, 2007.
TRIPRA requires that qualifying insurers offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses. The federal government currently covers
85% of the losses from covered certified acts of terrorism on commercial risks in the United States only, in excess of a specified deductible amount calculated as a percentage of an affiliated insurance group's prior year premiums on commercial lines policies covering risks in the United States. This specified deductible amount is 20% of such premiums for losses occurring in each year from
2008 through 2014. Further, to trigger coverage under TRIPRA, the aggregate industry property and casualty insurance losses resulting from an act of terrorism must exceed $100 million for acts of terrorism occurring in each year from 2008 through 2014. TRIPRA excludes coverage for commercial auto, burglary and theft, surety, professional liability and farm owners' multiperil. TRIPRA will expire on December 31, 2014.

     Unlike TRIEA, TRIPRA covers both attacks of terrorism by individuals acting on behalf of a foreign power or foreign interest and purely "domestic"
terrorism. Any such attack must be certified as an "act of

                                       69

terrorism" by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude from coverage under their policies losses resulting from terrorist acts not covered by TRIPRA.
Moreover, the deductible and co-payment provisions under TRIPRA still leave insurers with high potential exposure for terrorism-related claims. Because nothing in TRIPRA prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage is still expected to be high.

     With respect to each of the mortgaged real properties securing the mortgage loans that we intend to transfer to the issuing entity, the related borrower is required under the related mortgage loan documents to maintain comprehensive fire and extended perils casualty insurance, which may be provided under a blanket insurance policy. Generally, but not in all cases, the mortgage loans specifically require terrorism insurance, but in the case of some mortgage loans, such insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold.

     Set forth below are examples of limitations on borrowers' obligations to maintain insurance against acts of terrorism with respect to certain of the ten largest mortgage loans that we intend to transfer to the issuing entity:

     o    In the case of the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as
          Scottsdale Fashion Square and Bush Terminal, which mortgage loans represent 14.9% of the initial mortgage pool balance and 16.8% of the initial loan group no. 1 balance, if TRIEA or a similar statute is not in effect and terrorism coverage is commercially available, the borrower is required to maintain terrorism coverage, but is not required to pay a premium of more than two times the premium for the all risk and business loss insurance premium payable with respect to the related mortgaged real property.

     o    In the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as
          One Liberty Plaza, representing 13.5% of the initial mortgage pool balance and 15.3% of the initial loan group no. 1 balance, the related borrower is only required to obtain terrorism insurance in the amount that may be purchased for a premium not in excess of 1.5 times the then-current casualty and business interruption insurance premium payable with respect to the related mortgaged real property.

     o    In the case of the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as
          Mall St. Vincent and Huntsville Office Portfolio II, which mortgage loans represent 4.9% of the initial mortgage pool balance and 5.5% of the initial loan group no. 1 balance, the related borrower is only required to obtain terrorism insurance provided that it is commercially available and can be obtained at a commercially reasonable cost.

     o    In the case of the underlying mortgage loan secured by the portfolio of mortgaged real properties identified on Annex A-1 to this offering prospectus as CGM RRI Hotel Portfolio, which mortgage loan represents
          3.7% of the initial mortgage pool balance and 4.2% of the initial loan group no. 1 balance, the related borrower is only required to obtain terrorism insurance if it is commercially available at commercially reasonable rates, which according to the related mortgage loan documents means that the premiums for terrorism coverage may not exceed 175% of the aggregate insurance required under the mortgage loan documents; provided, however, that if the premium costs for terrorism coverage would exceed the 175% limit, the mortgage borrower would be required to purchase the maximum amount of terrorism coverage that could be obtained at a cost equal to the 175% limit.

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     o    In the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as
          Alexandria Mall, which mortgage loan represents 2.6% of the initial mortgage pool balance and 2.9% of the initial loan group no. 1 balance, the related borrower is only required to obtain terrorism insurance in such amount that may be purchased for a premium not in excess of 150% of the aggregate insurance premiums payable as of the origination date of the subject mortgage loan (determined on an annual premium basis) with respect to the "all-risk" insurance coverage required under the related mortgage loan documents (and any other required insurance coverage specifically pertaining to property damage).

     With respect to those mortgage loans included in the series 2008-C7 securitization transaction that do not specifically require coverage for acts of terrorism, the related mortgage loan documents may permit the lender to require such insurance as is reasonable. However, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost.

     In the case of some of the mortgaged real properties securing mortgage loans that we intend to transfer to the issuing entity, the insurance covering any of such mortgaged real properties for acts of terrorism may be provided through a blanket policy that also covers properties unrelated to the series
2008-C7 securitization transaction. Acts of terrorism at those other properties could exhaust coverage under the blanket policy. No representation is made as to the adequacy of any such insurance coverage provided under a blanket policy, in light of the fact that multiple properties are covered by that policy.

     In the case of certain mortgage loans that we intend to transfer to the issuing entity, the requirement that terrorism insurance be obtained was waived.
In the case of certain other mortgage loans that we intend to transfer to the issuing entity, the borrower was not required to maintain terrorism insurance for the related mortgaged real property.

     If a borrower is required to maintain insurance for terrorist or similar acts that was not previously maintained, the borrower may incur higher costs for insurance premiums in obtaining such coverage which would have an adverse effect on the net cash flow of the related mortgaged real property. Further, if TRIPRA is not extended or renewed after its expiration in 2014, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to enlarge stated exclusions or to otherwise effectively decrease the scope of coverage available. In addition, in the event that any mortgaged real property securing an underlying mortgage loan sustains damage as a result of an uninsured terrorist or similar act, such damaged mortgaged real property may not generate adequate cash flow to pay, and/or provide adequate collateral to satisfy, all amounts owing under such mortgage loan, which could result in a default on that mortgage loan and, potentially, losses on some classes of the series 2008-C7 certificates.

THE ABSENCE OR INADEQUACY OF INSURANCE COVERAGE ON THE MORTGAGED REAL PROPERTIES
MAY ADVERSELY AFFECT PAYMENTS ON THE OFFERED CERTIFICATES

     The borrowers under the mortgage loans that we intend to transfer to the issuing entity are, with limited exception, required to maintain the insurance coverage described under "Description of the Mortgage Pool--Additional Loan and
Property Information--Hazard, Liability and Other Insurance" in this offering prospectus. Some types of losses, however, may be either uninsurable or not economically insurable, such as losses due to riots or acts of war or terrorism or earthquakes. Furthermore, there is a possibility of casualty losses on a mortgaged real property for which insurance proceeds may not be adequate.
Consequently, there can be no assurance that each casualty loss incurred with respect to a mortgaged real property securing one of the underlying mortgage loans will be fully covered by insurance.

     Nine (9) mortgaged real properties, securing 4.4% of the initial mortgage pool balance and 5.0% of the initial loan group no. 1 balance, are located in seismic zones 3 and 4, which are areas that are considered to have a high earthquake risk. However, earthquake insurance is not necessarily required to be maintained by a borrower,

                                       71

even in the case of mortgaged real properties located in areas that are considered to have a high earthquake risk. Earthquake insurance is generally required only if the seismic report has concluded that probable maximum loss for the subject property is greater than 20% of the replacement cost of the improvements on the property and no retrofitting will be done to reduce that percentage below 20%.

     In addition, the southern and eastern coasts of the continental United
States have historically been at greater risk, than other areas, of experiencing losses due to windstorms, such as tropical storms or hurricanes. For purposes of this offering prospectus, we consider all areas within 20 miles of the coast from the southern tip of Texas to the northern border of North Carolina to have such a high windstorm risk. Nine (9) mortgaged real properties, securing 2.7% of the initial mortgage pool balance, are located in high windstorm risk areas.
Eight (8) of those nine (9) mortgaged real properties secure mortgage loans in loan group no. 1, representing 2.6% of the initial loan group no. 1 balance, and one (1) of those nine (9) mortgaged real properties secures a mortgage loan in loan group no. 2, representing 3.2% of the initial loan group no. 2 balance.

     The standard fire and extended perils casualty insurance policies that borrowers under the mortgage loans are required to maintain typically do not cover flood or mold damage. Although certain mortgage loans may require borrowers to maintain additional flood insurance, there can be no assurance that such additional insurance will be sufficient to cover damage to a mortgaged real property in a heavily flooded area, such as was experienced in New Orleans,
Louisiana in 2005 as a result of Hurricane Katrina.

THERE MAY BE RESTRICTIONS ON THE ABILITY OF A BORROWER, A LENDER OR ANY
TRANSFEREE THEREOF TO TERMINATE OR RENEGOTIATE PROPERTY MANAGEMENT AGREEMENTS
THAT ARE IN EXISTENCE WITH RESPECT TO SOME OF THE MORTGAGED REAL PROPERTIES

     In the case of some of the mortgage loans that we intend to transfer to the issuing entity, the property manager and/or the property management agreement in existence with respect to the related mortgaged real property cannot be terminated by the borrower or the lender, other than under the very limited circumstances set forth in that management agreement, and the terms of the property management agreement are not subject to negotiation. The terms of those property management agreements may provide for the granting of broad powers and discretion to the property manager with respect to the management and operation of the subject property including the right to set pricing or rates, hire and fire employees and manage revenues, operating accounts and reserves. In addition, the fees payable to a property manager pursuant to any property management agreement related to an underlying mortgage loan may be in excess of property management fees paid with respect to similar real properties for similar management responsibilities and may consist of a base fee plus an incentive fee (after expenses and a specified return to the property owner).
Further, those property management agreements (including with respect to the identity of the property manager) may be binding on transferees of the mortgaged real property, including a lender as transferee that succeeds to the rights of the borrower through foreclosure or acceptance of a deed in lieu of foreclosure, and any transferee of such lender. In addition, certain property management agreements contain provisions restricting the owner of the related mortgaged real property from mortgaging, or refinancing mortgage debt on, its interest in such property and/or from selling the subject mortgaged real property to specified entities that might provide business competition to or taint the reputation of the subject business enterprise or the property manager and/or its affiliates, and may require any transferees of the subject mortgaged real property to execute a recognition or nondisturbance agreement binding such entity to the foregoing terms. These restrictions may restrict the liquidity of the related mortgaged real property.

THE MORTGAGED REAL PROPERTIES THAT SECURE SOME MORTGAGE LOANS IN THE SERIES
2008-C7 SECURITIZATION TRANSACTION ALSO SECURE ONE OR MORE RELATED MORTGAGE
LOANS THAT WILL NOT BE TRANSFERRED TO THE ISSUING ENTITY; THE INTERESTS OF THE
HOLDERS OF THOSE RELATED MORTGAGE LOANS MAY CONFLICT WITH YOUR INTERESTS

     Nine (9) mortgage loans that we intend to transfer to the issuing entity, which mortgage loans (a) are described under "Description of the Mortgage
Pool--The Loan Combinations" in and/or on Annex B to this

                                       72

offering prospectus and (b) represent 39.7% of the initial mortgage pool balance and 45.0% of the initial loan group no. 1 balance, are each part of a loan combination that includes one or more additional mortgage loans (not included among the assets of the issuing entity) that are secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties, as applicable, as is the subject underlying mortgage loan. Pursuant to one or more co-lender or similar agreements, a holder of a particular non-trust mortgage loan in a subject loan combination, or a group of holders of non-trust mortgage loans in a subject loan combination (acting together), may be granted various rights and powers that affect the underlying mortgage loan in that loan combination, including (a) cure rights with respect to the underlying mortgage loan in that loan combination, (b) a purchase option with respect to the underlying mortgage loan in that loan combination, (c) the right to advise, direct and/or consult with the applicable servicer regarding various servicing matters, including foreclosures and workouts, affecting that loan combination, and/or (d) the right to replace the applicable special servicer (with or without cause). In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. In connection with exercising any of the foregoing rights afforded to it, the holder of any of the non-trust mortgage loans in any of the above-described loan combinations (or, if applicable, any representative, designee or assignee thereof with respect to the particular right) will likely not be an interested party with respect to the series 2008-C7 securitization, will have no obligation to consider the interests of, or the impact of exercising such rights on, the series 2008-C7 certificateholders and may have interests that conflict with your interests. If any such non-trust mortgage loan is included in a separate securitization, then the representative, designee or assignee exercising any of the rights of the holder of that non-trust mortgage loan may be a securityholder, an operating advisor, a controlling class representative, or other comparable party or a servicer from that separate securitization. You should expect that the holder or beneficial owner of a non-trust mortgage loan will exercise its rights and powers to protect its own economic interests, and will not be liable to the series 2008-C7 certificateholders for so doing. See "Description of the Mortgage
Pool--The Loan Combinations" in this offering prospectus for a more detailed description, with respect to each loan combination, of the related co-lender arrangement and the priority of payments among the mortgage loans comprising that loan combination. Also, see "The Series 2008-C7 Pooling and Servicing
Agreement--The Series 2008-C7 Controlling Class Representative and the Serviced
Non-Trust Loan Noteholders" and "--Replacement of the Special Servicer" and
"Description of the Mortgage Pool--The Loan Combinations" in this offering prospectus for a more detailed description of certain of the foregoing rights of the respective non-trust mortgage loan noteholders.

     Some provisions contained in the co-lender, intercreditor or similar agreement for a loan combination restricting another lender's actions may not be enforceable by the trustee on behalf of the issuing entity. If, in the event of the related borrower's bankruptcy, a court refuses to enforce certain restrictions against another lender, such as provisions whereby such other lender has agreed not to take direct actions with respect to the related debt, including any actions relating to the bankruptcy of the related borrower, or not to vote a mortgagee's claim with respect to a bankruptcy proceeding, there could be resulting delays in the trustee's ability to recover with respect to the related borrower. See "Risk Factors--Certain Aspects of Co-Lender, Intercreditor
and Similar Agreements Executed in Connection with Mortgage Loans Underlying
Your Offered Certificates May be Unenforceable" in the accompanying base prospectus.

     In addition, (i) each of the One Liberty Plaza underlying mortgage loan, the Scottsdale Fashion Square underlying mortgage loan and the Bush Terminal underlying mortgage loan, which represent 28.4% of the initial mortgage pool balance and 32.1% of the initial loan group no. 1 balance, is being serviced pursuant to the pooling and servicing agreement relating to the Greenwich
Capital Commercial Funding Corp. Commercial Mortgage Trust 2007-GG11, Commercial
Mortgage Pass-Through Certificates, Series 2007-GG11, which is the governing document for the securitization of the One Liberty Plaza non-trust mortgage loans, the Scottsdale Fashion Square non-trust mortgage loan and the Bush
Terminal non-trust mortgage loan, and (ii) each of the CGM RRI Hotel Portfolio underlying mortgage loan, the Lincoln Square underlying mortgage loan and the
Seattle Space Needle underlying mortgage loan, which represent 7.7% of the initial mortgage pool balance and 8.7% of the initial loan group no. 1 balance, is being serviced pursuant to the pooling and servicing agreement relating to the Deutsche Mortgage & Asset Receiving Corporation CD 2007-CD5 Mortgage Trust,
Commercial Mortgage Pass-Through Certificates, Series CD 2007-CD5, which is the governing document for the securitization of one of the CGM RRI

                                       73

Hotel Portfolio non-trust mortgage loans, one of the Lincoln Square non-trust mortgage loans and the Seattle Space Needle non-trust mortgage loan. As a result, the holders of the offered certificates will have limited ability to control the servicing of these underlying mortgage loans and the parties with control over the servicing of those underlying mortgage loans may have interests that conflict with your interests. See "Servicing of the One Liberty Plaza
Mortgage Loan, the Scottsdale Fashion Square Mortgage Loan and the Bush Terminal
Mortgage Loan" and "Servicing of the CGM RRI Hotel Portfolio Mortgage Loan, the
Lincoln Square Mortgage Loan and the Seattle Space Needle Mortgage Loan" in this offering prospectus for certain information regarding the servicing of the six
(6) underlying mortgage loans discussed above.

CONFLICTS OF INTEREST MAY EXIST IN CONNECTION WITH CERTAIN PREVIOUS OR EXISTING
RELATIONSHIPS OF A SPONSOR FOR THE SERIES 2008-C7 SECURITIZATION TRANSACTION OR
AN AFFILIATE THEREOF TO CERTAIN OF THE UNDERLYING MORTGAGE LOANS, RELATED
BORROWERS OR RELATED MORTGAGED REAL PROPERTIES

     Certain of the underlying mortgage loans may have been refinancings of debt previously held by a sponsor for the series 2008-C7 securitization transaction or an affiliate thereof, or a sponsor or its respective affiliates may have or have had equity investments in the borrowers or mortgaged real properties relating to certain of the mortgage loans that we intend to transfer to the issuing entity. In addition, a sponsor and its affiliates may have made and/or may make loans to, or equity investments in, or may otherwise have or have had business relationships with, affiliates of the borrowers under the mortgage loans in the series 2008-C7 securitization transaction. Further, a sponsor and/or its affiliates may have had or may have (currently or at a future time) a managing or non-managing ownership interest in certain of the borrowers under the mortgage loans in the series 2008-C7 securitization transaction.

     In the foregoing cases, the relationship of a sponsor or an affiliate to, or the ownership interest of the mortgage loan seller or an affiliate in, the borrower under any mortgage loan to be included in the series 2008-C7 securitization transaction or a borrower affiliate may have presented a conflict of interest in connection with the underwriting and origination of that underlying mortgage loan. There can be no assurance that there are not other underlying mortgage loans that involve the related sponsor or its affiliates in a manner similar to those described above.

LIMITATIONS ON ENFORCEABILITY OF CROSS-COLLATERALIZATION MAY REDUCE ITS BENEFITS

     The mortgage pool will include mortgage loans that are secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties. These mortgage loans are identified in the tables contained in
Annex A-1 to this offering prospectus. The purpose of securing any particular mortgage loan or group of cross-collateralized mortgage loans with multiple real properties is to reduce the risk of default or ultimate loss as a result of an inability of any particular property to generate sufficient net operating income to pay debt service. However, some of these mortgage loans may permit--

     o    the release of one or more of the related mortgaged real properties from the related mortgage lien, and/or

     o    a full or partial termination of the applicable
          cross-collateralization,

in each case, upon the satisfaction of the conditions described under
"Description of the Mortgage Pool--Terms and Conditions of the Underlying
Mortgage Loans" and "--Substitution and Release of Real Property Collateral" in
this offering prospectus.

     If the borrower under any mortgage loan that is cross-collateralized with the mortgage loans of other borrowers were to become a debtor in a bankruptcy case, the creditors of that borrower or the representative of that borrower's bankruptcy estate could challenge that borrower's pledging of the underlying mortgaged real property as a fraudulent conveyance. See "Risk Factors--Some
Provisions in the Mortgage Loans Underlying

                                       74

Your Offered Certificates May Be Challenged as Being Unenforceable--Cross-
Collateralization Arrangements" in the accompanying base prospectus.

     In addition, when multiple real properties secure an individual mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of that individual mortgage loan or group of cross-collateralized mortgage loans, generally to avoid recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

BANKRUPTCY PROCEEDINGS MAY ADVERSELY AFFECT PROPERTY PERFORMANCE

     We are not aware of any mortgage loans that we intend to transfer to the issuing entity where the related borrower, a controlling principal in the related borrower or a guarantor has been a party to prior bankruptcy proceedings within the last 10 years. However, there can be no assurances that any borrower, controlling principal, guarantor or tenant will not in the future be a party to a bankruptcy proceeding.

LITIGATION OR OTHER LEGAL PROCEEDINGS MAY ADVERSELY AFFECT PROPERTY PERFORMANCE

     There may be pending or threatened legal proceedings against the borrowers and/or guarantors under the underlying mortgage loans, the managers of the related mortgaged real properties and their respective affiliates, arising out of the ordinary business of those borrowers, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment. See "Risk Factors--Litigation or Other Legal Proceedings May
Adversely Affect a Borrower's Ability to Repay Its Mortgage Loan" in the
accompanying base prospectus.

     In the case of the underlying mortgage loan identified on Annex A-1 to this offering prospectus as Hilton Garden Inn, which mortgage loan represents 1.5% of the initial mortgage pool balance and 1.7% of the initial loan group no. 1 balance, the related borrower has threatened litigation against Goldman Sachs
Commercial Mortgage Capital, L.P., as originator, alleging a breach of the interest rate lock agreement entered into prior to the origination of the mortgage loan and has alleged damages of $2,000,000. There can be no assurance that the related borrower will not file suit and that any litigation or settlement will not have a material adverse effect on the mortgage loan. Goldman
Sachs Commercial Mortgage Capital, L.P. believes the allegations are without merit and intends to vigorously defend any claim brought by the related borrower.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Simsbury Plaza, which mortgage loan represents 0.6% of the initial mortgage pool balance and
0.7% of the initial loan group no. 1 balance, condemnation proceedings are contemplated, and a conveyance and/or easement is currently being granted in connection with and/or in lieu of such proceedings, in order to locate on a portion of the related mortgaged property and construct a "round about" at an intersection in the vicinity of one of the leased buildings at the mortgaged real property. There can be no assurance that the lease or leaseable value of the related building or other improvements will not be adversely affected by such condemnation/conveyance and/or easement being granted. All, or a substantial portion of, the proceeds arising from such condemnation, conveyance and/or easement grant, which proceeds are anticipated to be greater, and may be substantially greater, than $280,000, may under certain circumstances be applied to prepay the related mortgage indebtedness, without any yield maintenance or other prepayment consideration and prior to the expiration of the lockout period.

                                       75

THE UNDERWRITTEN NET CASH FLOW DEBT SERVICE COVERAGE RATIOS AND/OR LOAN-TO-VALUE
RATIOS FOR CERTAIN OF THE UNDERLYING MORTGAGE LOANS HAVE BEEN UNDERWRITTEN OR
ADJUSTED IN CONSIDERATION OF CERTAIN FINANCIAL PERFORMANCE ASSUMPTIONS OR A CASH
HOLDBACK OR A GUARANTY OR BASED ON A STABILIZED APPRAISED VALUE

     With respect to three (3) mortgage loans that we intend to transfer to the issuing entity (specifically, the mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as One Liberty
Plaza, Scottsdale Fashion Square and Bush Terminal), representing 28.4% of the initial mortgage pool balance and 32.1% of the initial loan group no. 1 balance, the calculation of underwritten net cash flow for the related mortgaged real property - which is, in turn, used in the calculation of underwritten net cash flow debt service coverage ratios - was based on various assumptions regarding rent steps or marking rents to market rates. See the discussions and other information regarding the One Liberty Plaza underlying mortgage loan, the
Scottsdale Fashion Square underlying mortgage loan and the Bush Terminal underlying mortgage loan on Annex A-1 and Annex B to this offering prospectus for more information.

     With respect to the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Alexandria Mall, representing 2.6% of the initial mortgage pool balance and 2.9% of the initial loan group no. 1 balance, the underwritten net cash flow debt service coverage ratio, the cut-off date loan-to-value ratio and maturity date/ARD loan-to-value ratio have been calculated and/or presented on an adjusted basis that (a) takes into account various assumptions regarding the financial performance of the related mortgaged real property that are consistent with the respective performance related criteria required to obtain the release of a cash holdback which serves as additional collateral or otherwise covers losses to a limited extent and (b) reflects an application of that cash holdback to pay down the mortgage loan, with (if applicable) a corresponding recalculation of the monthly debt service payment. The unadjusted underwritten net cash flow debt service coverage ratios, cut-off date loan-to-value ratio and maturity date/ARD loan-to-value ratio for this mortgage loan are set forth in the footnotes to
Annex A-1 to this offering prospectus. With respect to seven (7) mortgage loans that we intend to transfer to the issuing entity (specifically, those mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as Bush Terminal, Hilton Garden Inn, Plaza Tower, Puckett
Plaza, Oaks Tower and Gardens, National Market Center - Commons Retail Building
and Willmar Shoppes Retail Center), representing 6.4% of the initial mortgage pool balance and 7.3% of the initial loan group no. 1 balance, the maturity date/ARD loan-to-value ratio have been calculated using the "as-stabilized"
appraised value rather than the "as-is" appraised value. The "as-is" maturity date/ARD loan-to-value ratios for these seven (7) mortgage loans are set forth in the footnotes to Annex A-1 to this offering PROSPECTUS. If the related cash holdbacks, guaranty, financial performance assumptions or stabilized appraised values were not taken into account in calculating debt service coverage ratios and/or loan-to-value ratios for any of the eight (8) underlying mortgage loans referred to above in this paragraph, then: (a) the underwritten net cash flow debt service coverage ratios for the mortgage pool would range from 1.10x to
3.28x, with a weighted average of 1.37x; (b) the cut-off date loan-to-value ratios of the mortgage pool would range from 29.17% to 80.40%, with a weighted average of 66.85%; (c) the maturity date/ARD loan-to-value ratios of the mortgage pool would range from 29.17% to 80.00% with a weighted average of
62.70%; (d) the underwritten net cash flow debt service coverage ratios for loan group no. 1 would range from 1.15x to 3.28x with a weighted average of 1.39x and the underwritten net cash flow debt service coverage ratios for loan group no. 2 would range from 1.10x to 1.46x, with a weighted average of 1.20x; (e) the cut-off date loan-to-value ratios of loan group no. 1 would range from 29.17% to
80.40%, with a weighted average of 66.07% and the cut-off date loan-to-value ratios of loan group no. 2 would range from 57.93% to 79.14%, with a weighted average of 72.69%; and (f) the maturity date/ARD loan-to-value ratios of loan group no. 1 would range from 29.17% to 80.00%, with a weighted average of 62.09%
and the maturity date/ARD loan-to-value ratios of loan group no. 2 would range from 51.95% to 73.56%, with a weighted average of 67.26%. Weighted average underwritten net cash flow debt service coverage ratio, cut-off date loan-to-value ratio and maturity date/ARD loan-to-value ratio information for the mortgage pool (or portions thereof that contain any of those eight (8)
underlying mortgage loans) set forth in this offering prospectus reflect the respective adjustments referenced above.

                                       76

MORTGAGE ELECTRONIC REGISTRATION SYSTEMS (MERS)

     The mortgages or assignments of mortgages for some of the mortgage loans have been or may be recorded in the name of MERS, solely as nominee for the related mortgage loan seller and its successor and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS commercial system. The recording of mortgages in the name of MERS is a relatively new practice in the commercial mortgage lending industry. Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages that have been assigned through electronic registration with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged real properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the mortgage loans.

DECLINING VALUE OF RESIDENTIAL MORTGAGE-BACKED SECURITIES AND OTHER ASSET-BACKED
OR STRUCTURED PRODUCTS MAY ADVERSELY AFFECT CMBS

     The fallout from the downturn in the residential-mortgage backed securities market and markets for other asset-backed and structured products has affected the commercial mortgage-backed securities market. Downward price pressures and increasing defaults and foreclosures in residential real estate or other conditions may depress the overall economy. Any such downturn may lead to increased vacancies, decreased rents or other declines in income from, or the value of, commercial real estate. Additionally, a lack of credit liquidity, higher mortgage rates and decreases in the value of commercial properties may occur and potentially prevent commercial mortgage borrowers from refinancing their mortgages, which may increase the likelihood of default. These economic conditions may also adversely affect the amount of liquidation proceeds the trust would realize in the event of a foreclosure. Moreover, even if the offered certificates are performing as anticipated, the value of the offered certificates in the secondary market may nevertheless fall as a result of deterioration in general market conditions for commercial mortgage-backed securities or other asset-backed or structured products. Trading activity associated with market indices (such as the CMBX) may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities thereby resulting in a decrease in value of such commercial mortgage-backed securities, including the offered certificates.

               CAPITALIZED TERMS USED IN THIS OFFERING PROSPECTUS

     From time to time we use capitalized terms in this offering prospectus, including in Annexes A-1, A-2, A-3, A-4, A-5, A-6 and B to this offering prospectus. In cases where a particular capitalized term is frequently used, it will have the meaning assigned to it in the glossary attached to this offering prospectus.

                           FORWARD-LOOKING STATEMENTS

     This offering prospectus and the accompanying base prospectus include the words "expects," "intends," "anticipates," "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.
The forward-looking statements made in this offering prospectus are accurate as of the date stated on the cover of this offering prospectus. We have no obligation to update or revise any forward-looking statement.

                                       77

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The assets of the issuing entity, which we collectively refer to as the
"trust fund" in this offering prospectus, will primarily consist of a pool of multifamily and commercial mortgage loans. Upon initial issuance of the series
2008-C7 certificates, we intend to include the 97 mortgage loans identified on
Annex A-1 to this offering prospectus in the trust fund. The mortgage pool consisting of those mortgage loans will have an Initial Mortgage Pool Balance of
$1,849,908,472. However, the actual Initial Mortgage Pool Balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool Characteristics" below.

     For purposes of calculating distributions on the offered certificates, the pool of mortgage loans backing the series 2008-C7 certificates will be divided into a loan group no. 1 and a loan group no. 2.

     Loan group no. 1 will consist of 81 mortgage loans, with an Initial Loan
Group No. 1 Balance of $1,633,669,751 and representing approximately 88.3% of the Initial Mortgage Pool Balance, that are secured by the various property types that constitute collateral for those mortgage loans.

     Loan group no. 2 will consist of 16 mortgage loans, with an Initial Loan
Group No. 2 Balance of $216,238,721 and representing approximately 11.7% of the
Initial Mortgage Pool Balance, that are secured by multifamily properties.

     The "Initial Mortgage Pool Balance" will equal the total cut-off date principal balance of the underlying mortgage loans; the "Initial Loan Group No.
1 Balance" will equal the total cut-off date principal balance of the underlying mortgage loans in loan group no. 1; and the "Initial Loan Group No. 2 Balance"
will equal the total cut-off date principal balance of the underlying mortgage loans in loan group no. 2. The cut-off date principal balance of any underlying mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to that mortgage loan on or before that date, whether or not those payments were received. We will transfer each of the underlying mortgage loans, at its respective cut-off date principal balance, to the issuing entity. The cut-off date principal balance of each mortgage loan that we intend to transfer to the issuing entity is shown on Annex A-1 to this offering prospectus. Those cut-off date principal balances range from $1,820,536 to $250,000,000, and the average of those cut-off date principal balances is $19,071,221.

     Each of the mortgage loans that we intend to transfer to the issuing entity is an obligation of the related borrower to repay a specified sum with interest.
Each of those mortgage loans is evidenced by one or more promissory notes and secured by one or more mortgages, deeds of trust and/or other similar security instruments that, in each case, creates a mortgage lien on the fee simple and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances.
However, six (6) of the underlying mortgage loans that are part of a Loan
Combination, representing 36.1% of the Initial Mortgage Pool Balance, are pari passu in right of payment with one or more related Non-Trust Loans that are secured by the same mortgage instrument.

     You should consider each of the underlying mortgage loans to be a nonrecourse obligation of the related borrower. In the event of a payment default by the related borrower, recourse will be, or you should expect recourse to be, limited to the corresponding mortgaged real property or properties (and any reserves, letters of credit or other additional collateral for the mortgage loan) for satisfaction of that borrower's obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the underlying mortgage loans will be insured or guaranteed by any governmental agency or instrumentality.

                                       78

     We provide in this offering prospectus a variety of information regarding the mortgage loans that we intend to transfer to the issuing entity. When reviewing this information, please note that:

     o    All numerical information provided with respect to the underlying mortgage loans is provided on an approximate basis.

     o    Except as described in the next sentence, all weighted average information provided with respect to the underlying mortgage loans or any sub-group thereof reflects a weighting based on their respective cut-off date principal balances.

     o    When information with respect to mortgaged real properties is expressed as a percentage of the Initial Mortgage Pool Balance, the
          Initial Loan Group No. 1 Balance or the Initial Loan Group No. 2
          Balance, the percentages are based upon the cut-off date principal balances of the related underlying mortgage loans or allocated portions of those balances.

     o    Unless specifically indicated otherwise (for example, with respect to loan-to-value and debt service coverage ratios and cut-off date balances per square foot/room of mortgaged real property, in which cases, each Pari Passu Non-Trust Loan is taken into account), statistical information presented in this offering prospectus with respect to each underlying mortgage loan in a Loan Combination excludes the related Non-Trust Loan(s).

     o    If any of the underlying mortgage loans is secured by multiple mortgaged real properties, a portion of that mortgage loan has been allocated to each of those properties for purposes of providing various statistical information in this offering prospectus as set forth on Annex A-1 to this offering prospectus.

     o    The general characteristics of the entire mortgage pool backing the offered certificates are not necessarily representative of the general characteristics of either loan group no. 1 or loan group no. 2. The yield and risk of loss on any class of offered certificates may depend on, among other things, the composition of each of loan group no. 1 and loan group no. 2. The general characteristics of each such loan group should also be analyzed when making an investment decision.

     o    Whenever loan-level information, such as loan-to-value ratios or debt service coverage ratios, is presented in the context of the mortgaged real properties, the loan level statistic attributed to a mortgaged real property is the same as the statistic for the related underlying mortgage loan.

     o    Whenever we refer to a particular underlying mortgage loan or mortgaged real property by name, we mean the underlying mortgage loan or mortgaged real property, as the case may be, identified by that name on Annex A-1 to this offering prospectus. Whenever we refer to a particular underlying mortgage loan by loan number, we are referring to the underlying mortgage loan identified by that loan number on
          Annex A-1 to this offering prospectus.

     o    Statistical information regarding the underlying mortgage loans may change prior to the Issue Date due to changes in the composition of the mortgage pool prior to that date, and the Initial Mortgage Pool
          Balance may be as much as 5% larger or smaller than indicated.

     o    Although the mortgaged real property securing the underlying mortgage loan identified on Annex A-1 to this offering prospectus as Bush
          Terminal consists of 16 separate buildings, all numerical information presented in this offering prospectus considers such underlying mortgage loan as being secured by one (1) mortgaged real property.

                                       79

CROSS-COLLATERALIZED MORTGAGE LOANS AND MULTIPLE PROPERTY MORTGAGE LOANS

     General. The mortgage pool will include two (2) mortgage loans, representing 0.4% of the Initial Mortgage Pool Balance and 0.4% of the Initial
Loan Group No. 1 Balance, that are, in each case, cross-collateralized and cross-defaulted with one or more other underlying mortgage loans.

     The mortgage pool will also include eight (8) mortgage loans, representing
14.9% of the Initial Mortgage Pool Balance and 16.8% of the Initial Loan Group
No. 1 Balance, that are, in each case, without regard to any cross-collateralization with any other underlying mortgage loan, secured by two or more mortgaged real properties.

     The amount of the mortgage lien encumbering any particular one of the related mortgaged real properties may be less than the full amount of the subject Multiple Property Mortgage Loan or Crossed Group, as the case may be, generally to minimize mortgage recording tax. The mortgage amount may be an amount based on the appraised value or allocated loan amount for the particular mortgaged real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same Multiple Property Mortgage Loan or Crossed
Group, as the case may be.

     The following table identifies the various individual Multiple Property
Mortgage Loans and Crossed Groups that we will transfer to the issuing entity.

 CROSS-COLLATERALIZED MORTGAGE LOAN GROUPS AND MULTIPLE PROPERTY MORTGAGE LOANS

                                                    MULTIPLE PROPERTY                                 % OF INITIAL   % OF INITIAL
                                                      MORTGAGE LOAN/                  CUT-OFF DATE      MORTGAGE      LOAN GROUP
                     LOAN/PORTFOLIO NAME(S)           CROSSED GROUP    LOAN GROUP  PRINCIPAL BALANCE  POOL BALANCE  NO. 1 BALANCE
---  ---------------------------------------------  -----------------  ----------  -----------------  ------------  -------------

1.   CGM RRI Hotel Portfolio......................  Multiple Property       1         $68,428,702         3.7%           4.2%
2.   DLJ East Coast Portfolio.....................  Multiple Property       1         $51,400,000         2.8%           3.1%
3.   Huntsville Office Portfolio II...............  Multiple Property       1         $40,900,000         2.2%           2.5%
4.   Huntsville Office Portfolio III..............  Multiple Property       1         $34,390,000         1.9%           2.1%
5.   Huntsville Office Portfolio I................  Multiple Property       1         $32,250,000         1.7%           2.0%
6.   Chant Portfolio - Pool 3.....................  Multiple Property       1         $22,800,000         1.2%           1.4%
7.   Highpoint I & Coppell II.....................  Multiple Property       1         $15,750,000         0.9%           1.0%
8.   Chant Portfolio - Pool 4.....................  Multiple Property       1         $ 9,090,000         0.5%           0.6%
9.   Holiday Inn Express - Prince Frederick, MD...    Crossed Group         1         $ 5,351,580         0.3%           0.3%
10.  Travelodge - Lancaster, PA...................    Crossed Group         1         $ 1,820,536         0.1%           0.1%

     For a discussion regarding the possible release and/or substitution of any mortgaged real property securing a Multiple Property Mortgage Loan or a Crossed
Group, see "--Substitution and Release of Real Property Collateral" below.

SUBSTITUTION AND RELEASE OF REAL PROPERTY COLLATERAL

     Property Releases. Certain of the underlying mortgage loans, Multiple
Property Mortgage Loans and Crossed Groups that we intend to transfer to the issuing entity entitle the related borrowers to obtain a release of one or more of the corresponding mortgaged real properties or a portion of the mortgaged real property from the related lien and/or a corresponding termination of the related cross-collateralization arrangement, subject, in each case, to the fulfillment of one or more of the following conditions, among others:

     o    the pay down or defeasance of the mortgage loan(s) in an amount equal to a specified percentage, which is usually 100% to 125% (or, in one instance, 135%), of the portion of the total loan amount allocated to the property or properties to be released;

     o    the satisfaction of debt service coverage and/or, in certain cases, loan-to-value tests for the property or properties that will remain as collateral for the subject mortgage loan(s); and/or

                                       80

     o    in certain cases, receipt by the lender of confirmation from each applicable rating agency that the action will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

     The following paragraphs describe examples of underlying mortgage loans as to which the related borrower may obtain a release of one or more portions of the related mortgaged real property other than by partially defeasing the subject mortgage loans with U.S. Treasury obligations or other non-callable government securities.

     In the case of the CGM RRI Hotel Portfolio Mortgage Loan, which mortgage loan represents 3.7% of the Initial Mortgage Pool Balance and 4.2% of the
Initial Loan Group No. 1 Balance, the related borrower is permitted to obtain the release of individual properties in connection with a sale thereof in an arm's-length transaction to a third party, subject to the satisfaction of certain conditions, including among others, that no event of default exists and there is a partial defeasance or prepayment of the unpaid principal balance of that underlying mortgage loan by an amount equal to the greater of:

     o    115% of the allocated loan amount for each property to be released;
          and

     o    an amount which would result in the CGM RRI Hotel Portfolio Debt Yield immediately after the proposed release to be equal to or greater than--

          1.   the CGM RRI Hotel Portfolio Release Debt Yield, and

          2.   the CGM RRI Hotel Portfolio Debt Yield as of the date immediately preceding the proposed release; and

provided that after giving effect to such release:

     o    the CGM RRI Hotel Portfolio Debt Yield for the properties remaining subject to the liens of the mortgages must not be less than the greater of--

          1.   the CGM RRI Hotel Portfolio Release Debt Yield, and

          2.   the CGM RRI Hotel Portfolio Debt Yield immediately preceding the release; and

     o    the debt service coverage ratio must equal or exceed the greater of--

          1.   the debt service coverage ratio at the origination of the subject underlying mortgage loan utilizing the net cash flow at
               origination of $30,380,000, and

          2.   the debt service coverage ratio for the CGM RRI Hotel Portfolio
               Mortgaged Properties for the 12 full calendar months immediately preceding the proposed release.

                                       81

     In the case of the underlying mortgage loan secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as DLJ East Coast
Portfolio, which underlying mortgage loan represents 2.8% of the Initial
Mortgage Pool Balance and 3.1% of the Initial Loan Group No. 1 Balance, the
related borrower may, on any date after first payment date and before the first open prepayment date of the mortgage loan, obtain the release of one or more of the properties securing the underlying mortgage loan, subject to the satisfaction of certain conditions, including, but not limited to, the following:

     o    prepayment of the mortgage loan (with the associated yield maintenance premium) in an amount equal to 120% of the related allocated loan amounts of each of the individual properties being released;

     o    if the first released property is (or the first two released properties are) either:

          1.   the property located in Princeton, New Jersey (or the two
               properties located in Princeton, New Jersey and in Lynchburg,
               Virginia); or

          2.   the property located in Charlotte, North Carolina (or the
               properties located in Charlotte, North Carolina and Lynchburg,
               Virginia);

          there shall be no further partial prepayments permitted under the related loan documents;

     o    the debt service coverage ratio for the remaining mortgaged real properties, after giving effect to the proposed release and mortgage loan prepayment, shall be not less than the greater of--

          1.   the debt service coverage ratio of the underlying mortgage loan based upon the actual trailing 12-month cash flow for the related mortgaged real properties, including the released property, immediately prior to the proposed release, and

          2.   1.24x; and

     o    a loan-to-value ratio for the underlying mortgage loan no greater than
          80%, after giving effect to the proposed release and mortgage loan prepayment.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Mall St.
Vincent, which underlying mortgage loan represents 2.6% of the Initial Mortgage
Pool Balance and 3.0% of the Initial Loan Group No. 1 Balance, the related loan documents permit the related borrower at its option to acquire and add to the related mortgaged real property, the fee or leasehold interest in one or more parcels of land, together with improvements thereon, constituting an integral part of the shopping center at the related mortgaged real property (each, for purposes of this paragraph, an "Acquired Expansion Parcel"), and the related loan documents also permit the related borrower to obtain a release of one or more portions of the related mortgaged real property, including, but not limited to, any such acquired property, without required prepayment or partial defeasance of the related mortgage loan, subject to satisfaction of certain conditions in the loan documents, including, among other things, that the related borrower delivers to the lender evidence that would be satisfactory to a prudent lender acting reasonably that the portion of the related mortgaged real property being released is not necessary for the borrower's operation or use of the related mortgaged real property for its then current use and may be readily separated from the related mortgaged real property without a material diminution in the value of the related mortgaged real property; provided, however, that this condition will not apply to the release of an Acquired Expansion Parcel.

                                       82

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Red Beam Garage, which mortgage loan represents 1.9% of the Initial Mortgage Pool Balance and
2.2% of the Initial Loan Group No. 1 Balance, the loan documents permit the partial release of a certain specified individual parcel of the related mortgaged real property, subject to satisfaction of the following conditions, among others:

     o    the related borrower prepays the mortgage loan in an amount equal to
          125% of the allocated loan amount for the released parcel;

     o    the loan-to-value ratio for the unreleased portion of the related mortgaged real property is not more than 70% after release; and

     o    the related mortgaged real property has achieved and will achieve a debt service coverage ratio of at least 1.30x both prior to and after the release.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Commonwealth
Shopping Center, representing 0.4% of the Initial Mortgage Pool Balance and 0.4%
of the Initial Loan Group No. 1 Balance, the loan documents permit the release of the parcels designated as "Southern Future Development Site" and "Northern
Future Development Site," at any time subject to the satisfaction of certain conditions, including among others:

     o    prepayment (or, following the expiration of the applicable lockout period, defeasance) in an amount equal to 120% of the mortgage loan amount allocated to the released parcel, which prepayment is in addition to a yield maintenance premium; and

     o    after giving effect to the release, the debt service coverage ratio for the remaining parcels is equal to or greater than 1.15x.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Piedmont Park
Medical Center, representing 0.3% of the Initial Mortgage Pool Balance and 0.3%
of the Initial Loan Group No. 1 Balance, following the expiration of the applicable lockout period, the loan documents permit the release of the parcel designated as "223 South Herlong Avenue," subject to the satisfaction of certain conditions, including among others:

     o    prepayment in an amount equal to 115% of the mortgage loan amount then allocated to the released parcel based upon the then fair market value of the released parcel, which prepayment is in addition to a yield maintenance premium; and

     o    after giving effect to the release, the debt service coverage ratio for the unreleased portion of the related mortgaged real property is equal to or greater than the greatest of (x) the debt service coverage ratio at origination, (y) the debt service coverage ratio immediately prior to the release and (z) 1.25x.

     In addition to the releases described above, some of the mortgage loans that we intend to transfer to the issuing entity may permit the release of one or more undeveloped or non-income producing parcels or outparcels that, in each such case, do not represent a significant portion of the appraised value of the related mortgaged real property.

     Property Substitution. Certain of the underlying mortgage loans that we intend to transfer to the issuing entity entitle the related borrowers to substitute one or more of the related mortgaged real properties or a portion of the related mortgaged real property with one or more properties that did not initially constitute part of the

                                       83

security for the related mortgage loan. The following paragraphs describe examples of mortgage loans that permit property substitutions.

     In the case of the CGM RRI Hotel Portfolio Mortgage Loan, representing 3.7%
of the Initial Mortgage Pool Balance and 4.2% of the Initial Loan Group No. 1
Balance, on or after the date that is two years after the securitization of the last securitized component of the CGM RRI Hotel Portfolio Loan Combination, the
related borrower is permitted to substitute any similar fee property for any of the CGM RRI Hotel Portfolio Mortgaged Properties subject to satisfaction of certain conditions, including, but not limited to the following:

     o    the receipt of a REMIC opinion;

     o    after giving effect to such substitution, the debt service coverage ratio is not less than the greater of--

          1.   the debt service coverage ratio for all the CGM RRI Hotel
               Portfolio Mortgaged Properties immediately prior to such
               substitution; and

          2.   the debt service coverage ratio for all the CGM RRI Hotel
               Portfolio Mortgaged Properties at the origination of the subject underlying mortgage loan utilizing the net cash flow at
               origination of $30,380,000;

     o    after giving effect to such substitution, the CGM RRI Hotel Portfolio
          Debt Yield is not less than the greater of--

          1.   the CGM RRI Hotel Portfolio Debt Yield immediately prior to such substitution; and

          2.   the CGM RRI Hotel Portfolio Debt Yield at the origination of the subject underlying mortgage loan utilizing the net cash flow at origination of $30,380,000;

     o    the lender has received written confirmation from each of S&P and
          Moody's that such substitution will not result in a downgrade, withdrawal or qualification of the then-current ratings assigned by such rating agency to any class of series 2008-C7 certificates;

     o    the related borrower has submitted customary due diligence materials satisfying the criteria described in the underlying mortgage loan documents;

     o    the substitute property must have a fair market value that is not less than the greater of--

          1.   the fair market value of the property it is replacing, calculated as of the origination of the CGM RRI Hotel Portfolio Mortgage
               Loan; and

          2.   the fair market value of the property it is replacing, calculated as of the date immediately preceding the substitution;

     o    the net operating income for the substitute property for the 12-month period immediately preceding the substitution must be greater than
          100% of the net operating income for the replaced property for the
          12-month period immediately preceding the substitution; and

     o    the borrower may not substitute for more than 10 CGM RRI Hotel
          Portfolio Mortgaged Properties.

                                       84

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Mall St.
Vincent, which mortgage loan represents 2.6% of the Initial Mortgage Pool
Balance and 3.0% of the Initial Loan Group No. 1 Balance, the related loan documents permit the related borrower to obtain the release of one or more portions of the related mortgaged real property from the lien of the mortgage by simultaneously substituting another property (or a leasehold interest in another property) for the released property, subject to the satisfaction of certain conditions, including, among other things, that:

     o    no event of default has occurred and is continuing;

     o    simultaneously with the substitution, the borrower will acquire the fee simple or leasehold interest to a parcel of real property reasonably equivalent in use, value and condition to the parcel being released as established by a letter of value;

     o    if the replacement parcel is improved, borrower must deliver a physical conditions report to lender indicating that the parcel is in good condition and repair and free of damage or waste unless the borrower intends to demolish the improvements; and

     o    the parcel being released shall be vacant, non-income producing and unimproved or improved only by landscaping, utility facilities that are readily re-locatable or surface parking areas.

MORTGAGE LOANS WITH AFFILIATED BORROWERS

     Twelve (12) separate groups of mortgage loans that we intend to transfer to the issuing entity, consisting of a total of 33 mortgage loans that represent a total of 28.0% of the Initial Mortgage Pool Balance, of which 19 mortgage loans are in loan group no. 1, representing 19.6% of the Initial Loan Group No. 1
Balance, and 14 mortgage loans are in loan group no. 2, representing 91.4% of the Initial Loan Group No. 2 Balance, have borrowers that, in the case of the mortgage loans contained within a particular group, are related such that they have at least one controlling project sponsor or principal in common.

     The table below shows each group of mortgaged real properties that: (a) are owned by the same or affiliated borrowers; and (b) secure in total two or more mortgage loans that may or may not be cross-collateralized and that represent at least 1.0% of the Initial Mortgage Pool Balance. See Annex A-1 to this offering prospectus for identification of additional affiliated borrower groupings.

                                                                                   % OF INITIAL    % OF INITIAL
                                                         CUT-OFF DATE       LOAN     MORTGAGE        LOAN GROUP
               LOAN/PORTFOLIO NAME(S)                  PRINCIPAL BALANCE   GROUP   POOL BALANCE   NO. 1/2 BALANCE
----------------------------------------------------   -----------------   -----   ------------   ---------------

1    Huntsville Office Portfolio II.................      $40,900,000        1         2.2%             2.5%
     Huntsville Office Portfolio III................      $34,390,000        1         1.9%             2.1%
     Huntsville Office Portfolio I..................      $32,250,000        1         1.7%             2.0%

2    Copper Beech Townhomes II - Columbia...........      $36,936,000        2         2.0%            17.1%
     Copper Beech - Kalamazoo, MI...................      $30,450,000        2         1.6%            14.1%
     Copper Beech Townhomes II - Allendale..........      $11,896,000        2         0.6%             5.5%

3    Courtyard by Marriott - Lyndhurst, NJ..........      $34,350,000        1         1.9%             2.1%
     Courtyard by Marriott - Columbus Airport, OH...      $15,378,000        1         0.8%             0.9%
     Courtyard by Marriott - Columbus Downtown, OH..      $11,202,000        1         0.6%             0.7%
     Springhill Suites - Bothell, WA................      $ 9,575,000        1         0.5%             0.6%

4    Laidley Tower..................................      $25,000,000        1         1.4%             1.5%
     Chant Portfolio - Pool 3.......................      $22,800,000        1         1.2%             1.4%
     Chant Portfolio - Pool 4.......................      $ 9,090,000        1         0.5%             0.6%
     Broadmoor Shopping Center......................      $ 5,582,389        1         0.3%             0.3%

5    Clearview Apartments...........................      $17,500,000        2         0.9%             8.1%
     Colonial Village Apartments....................      $16,800,000        2         0.9%             7.8%
     Perry's Crossing...............................      $14,000,000        2         0.8%             6.5%

6    South Braintree................................      $28,425,000        1         1.5%             1.7%
     2810 North Parham Road.........................      $12,726,000        1         0.7%             0.8%

                                       85

                                                                                   % OF INITIAL    % OF INITIAL
                                                         CUT-OFF DATE       LOAN     MORTGAGE        LOAN GROUP
               LOAN/PORTFOLIO NAME(S)                  PRINCIPAL BALANCE   GROUP   POOL BALANCE   NO. 1/2 BALANCE
----------------------------------------------------   -----------------   -----   ------------   ---------------

7    Timber Ridge Apartments........................      $ 9,695,000        2         0.5%             4.5%
     Wood Trail-Tyler Apartments....................      $ 8,119,000        2         0.4%             3.8%
     Oakwood Village Apartments.....................      $ 6,815,000        2         0.4%             3.2%

8    Willow Glen Apartments.........................      $12,900,000        2         0.7%             6.0%
     Pebblebend Apartments..........................      $ 7,000,000        2         0.4%             3.2%
     Indian Trail Apartments........................      $ 3,600,000        2         0.2%             1.7%

9    Breckinridge Square Apartments.................      $12,500,000        2         0.7%             5.8%
     Patchen Oaks Apartments........................      $ 9,375,000        2         0.5%             4.3%

10   2221 Park Place................................      $14,700,000        1         0.8%             0.9%
     The Parkway....................................      $ 6,917,000        1         0.4%             0.4%

SIGNIFICANT UNDERLYING MORTGAGE LOANS

     Set forth on Annex B to this offering prospectus are summary descriptions
(including a presentation of selected loan and property information) of the 10 largest mortgage loans and/or groups of cross-collateralized mortgage loans that we intend to transfer to the issuing entity.

     The following table shows certain characteristics of the 10 largest mortgage loans and/or groups of cross-collateralized mortgage loans that we intend to transfer to the issuing entity, by cut-off date principal balance.

                                                                                                CUT-OFF DATE    % OF       % OF
                                                                                                  PRINCIPAL    INITIAL    INITIAL
                                                                                  CUT-OFF DATE     BALANCE    MORTGAGE  LOAN GROUP
                                 LOAN    LOAN    PROPERTY                          PRINCIPAL       PER SF/      POOL      NO. 1/2
     MORTGAGE LOAN NAME         SELLER  GROUP      TYPE        CITY      STATE      BALANCE     UNIT/ROOM(1)   BALANCE    BALANCE
------------------------------  ------  -----  -----------  ----------  -------  -------------  ------------  --------  ----------

One Liberty Plaza(1)..........   GSMC     1      Office      New York      NY     $250,000,000    $    389      13.5%      15.3%
Scottsdale Fashion Square(1)..   GSMC     1      Retail     Scottsdale     AZ      225,000,000    $    417      12.2       13.8
CGM RRI Hotel Portfolio(1)....    CGM     1    Hospitality   Various    Various     68,428,702    $ 51,169       3.7        4.2
Lincoln Square(1).............    CGM     1      Office     Washington     DC       60,000,000    $    542       3.2        3.7
DLJ East Coast Portfolio......    CGM     1    Hospitality   Various    Various     51,400,000    $120,941       2.8        3.1
Bush Terminal(1)..............   GSMC     1    Industrial    Brooklyn      NY       50,000,000    $     50       2.7        3.1
Mall St. Vincent..............    CGM     1      Retail     Shreveport     LA       49,000,000    $    265       2.6        3.0
Alexandria Mall(1)............    CGM     1      Retail     Alexandria     LA       47,500,000    $     85       2.6        2.9
Huntsville Office Portfolio
   II ........................    CGM     1      Office     Huntsville     AL       40,900,000    $     61       2.2        2.5
Copper Beech Townhomes II -
   Columbia...................   GSMC     2    Multifamily   Columbia      SC       36,936,000    $132,863       2.0       17.1
                                                                                  ------------                  ----
TOTAL/WTD. AVG................                                                    $879,164,702                  47.5%
                                                                                  ============                  ====

                                          CUT-OFF
                                           DATE
                                  U/W     LOAN-TO
                                  NCF      VALUE
     MORTGAGE LOAN NAME         DSCR(1)  RATIO(1)
------------------------------  -------  --------

One Liberty Plaza(1)..........    1.42x    56.67%
Scottsdale Fashion Square(1)..    1.48     60.77
CGM RRI Hotel Portfolio(1)....    1.33     72.21
Lincoln Square(1).............    1.31     61.62
DLJ East Coast Portfolio......    1.36     79.44
Bush Terminal(1)..............    1.79     52.63
Mall St. Vincent..............    1.35     79.03
Alexandria Mall(1)............    1.45     67.34
Huntsville Office Portfolio
   II ........................    1.26     70.21
Copper Beech Townhomes II -
   Columbia...................    1.10     78.34
                                  ----     -----
TOTAL/WTD. AVG................    1.42X    63.73%
                                  ====     =====

----------
(1)  In the case of each of the One Liberty Plaza Mortgage Loan, the Scottsdale
     Fashion Square Mortgage Loan, the CGM RRI Hotel Portfolio Mortgage Loan,
     the Lincoln Square Mortgage Loan, the Bush Terminal Mortgage Loan and the
     Alexandria Mall Mortgage Loan, the Cut-off Date Principal Balance Per
     SF/Unit/Room, the UW NCF DSCR and the Cut-off Date Loan-to-Value Ratio were calculated based on the balance of the subject underlying mortgage loan and the related Pari Passu Non-Trust Loan(s), if any, but not with respect to any related Subordinate Non-Trust Loan.

                                       86

TERMS AND CONDITIONS OF THE UNDERLYING MORTGAGE LOANS

     Due Dates. Subject, in some cases, to a next business day convention:

     o    five (5) of the mortgage loans that we intend to transfer to the issuing entity, representing 18.1% of the Initial Mortgage Pool
          Balance and 20.5% of the Initial Loan Group No. 1 Balance, provide for scheduled payments of principal and/or interest to be due on the first day of each month;

     o    ninety-one (91) of the mortgage loans that we intend to transfer to the issuing entity, representing 81.0% of the Initial Mortgage Pool
          Balance, of which 75 mortgage loans are in loan group no. 1, representing 78.5% of the Initial Loan Group No. 1 Balance, and 16
          mortgage loans are in loan group no. 2, representing 100.0% of the
          Initial Loan Group No. 2 Balance, provide for scheduled payments of principal and/or interest to be due on the sixth day of each month;
          and

     o    one (1) of the mortgage loans that we intend to transfer to the issuing entity, representing 0.9% of the Initial Mortgage Pool Balance and 1.0% of the Initial Loan Group No. 1 Balance, provides for scheduled payments of principal and/or interest to be due on the eleventh day of each month.

     Certain of the mortgage loans have a due date that is subsequent to the determination date in any month or have grace periods that may extend beyond the determination date in any month:

     o    in the case of the One Liberty Plaza Mortgage Loan, representing 13.5%
          of the Initial Mortgage Pool balance and 15.3% of the Initial Loan
          Group No. 1 Balance, which has a due date on the sixth day of each month, the event of default occurs on either (a) the fifth business day after receipt of written notice that the payment is delinquent or
          (b) any date at the lender's discretion after the borrower's receipt of written notice that the payment is delinquent, but no later than two business days prior to the earlier of (i) the applicable series
          2007-GG11 distribution date or (ii) the applicable series 2008-C7 distribution date;

     o    in the case of the Scottsdale Fashion Square Mortgage Loan and the
          Bush Terminal Mortgage Loan, representing 12.2% and 2.7%,
          respectively, of the Initial Mortgage Pool Balance and 13.8% and 3.1%,
          respectively, of the Initial Loan Group No. 1 Balance, which have due dates on the first and sixth day of each month, respectively, a payment event of default would occur on the fifth business day after the borrower's receipt of written notice that the payment is delinquent; and

     o    in the case of the underlying mortgage loan secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as
          Highpoint I and Coppell II, representing 0.9% of the Initial Mortgage
          Pool Balance and 1.0% of the Initial Loan Group No. 1 Balance, the
          related due date is the eleventh day of each month.

     In the case of each of the four (4) underlying mortgage loans identified in the preceding paragraph, the applicable master servicer has agreed, to the extent necessary, to advance the amount of the monthly payment due each month and not to receive interest thereon except to the extent that the related monthly payment on any underlying mortgage loan is not received by its actual due date or, if applicable, by the end of the related grace period. In addition, the maturity date for the Highpoint I & Coppell II underlying mortgage loan occurs on or before the determination date in the applicable calendar month, and the applicable master servicer has agreed to make up, without reimbursement, any interest shortfall resulting from such maturity date being less than a full month after the prior due date. For purposes of calculating distributions on the series 2008-C7 certificates, any such "make-up payment" will be treated as if it was made by the related borrower.

                                       87

     Mortgage Rates; Calculations of Interest. In general, each of the mortgage loans that we intend to transfer to the issuing entity bears interest at a mortgage rate that, in the absence of default, is fixed until maturity. However, as described under "--ARD Loans" below, each ARD Loan will accrue interest after its anticipated repayment date at a rate that is in excess of its mortgage rate prior to that date.

     The current mortgage rate for each of the mortgage loans that we intend to transfer to the issuing entity is shown on Annex A-1 to this offering prospectus. As of the cut-off date, those mortgage rates ranged from 5.5300% per annum to 7.1200% per annum, and the weighted average of those mortgage rates was
6.1716% per annum. As of the cut-off date, the mortgage rates for the mortgage loans in loan group no. 1 ranged from 5.6025% per annum to 7.1200% per annum, and the weighted average of those mortgage rates was 6.1880% per annum. As of the cut-off date, the mortgage rates for the mortgage loans in loan group no. 2 ranged from 5.5300% per annum to 6.7890% per annum, and the weighted average of those mortgage rates was 6.0479% per annum.

     Except if an ARD Loan remains outstanding past its anticipated repayment date, none of the mortgage loans that we intend to transfer to the issuing entity provides for negative amortization or for the deferral of interest.

     All of the underlying mortgage loans will accrue interest on an Actual/360
Basis.

     Balloon Loans. Ninety-four (94) of the mortgage loans that we intend to transfer to the issuing entity, representing 98.1% of the Initial Mortgage Pool
Balance, of which 78 mortgage loans are in loan group no. 1, representing 97.8%
of the Initial Loan Group No. 1 Balance and 16 mortgage loans are in loan group
no. 2, representing 100.0% of the Initial Loan Group No. 2 Balance, are in each case characterized by:

     o    an amortization schedule that is significantly longer than the actual term of the mortgage loan or for no amortization prior to stated
          maturity; and

     o    a substantial payment, or balloon payment, being due with respect to the mortgage loan on its stated maturity date.

     Sixteen (16) of the balloon mortgage loans that we intend to transfer to the issuing entity, representing 30.7% of the Initial Mortgage Pool Balance and
34.8% of the Initial Loan Group No. 1 Balance, provide for payments of interest only until maturity. Another 57 of the balloon mortgage loans that we intend to transfer to the issuing entity, representing 54.6% of the Initial Mortgage Pool
Balance, of which 42 mortgage loans are in loan group no. 1, representing 49.3%
of the Initial Loan Group No. 1 Balance and 15 mortgage loans are in loan group
no. 2, representing 94.5% of the Initial Loan Group No. 2 Balance, provide for payments of interest only for periods ending prior to maturity and ranging from the first 12 payments to the first 60 payments following origination and prior to amortization.

     ARD Loans. Three (3) mortgage loans that we intend to transfer to the issuing entity, representing 1.9% of the Initial Mortgage Pool Balance and 2.2%
of the Initial Loan Group No. 1 Balance, are each characterized by the following features:

     o    A maturity date that is generally 25-30 years following origination.

     o    The designation of an anticipated repayment date that is generally five to ten years following origination. The anticipated repayment date for each ARD Loan is listed on Annex A-1 to this offering prospectus.

     o    The ability of the related borrower to prepay the mortgage loan, without restriction, including without any obligation to pay a prepayment premium or a yield maintenance charge, at any time

                                       88

          on or after a date that is no earlier than three months prior to the related anticipated repayment date.

     o    Until its anticipated repayment date, the calculation of interest at its initial mortgage rate.

     o    From and after its anticipated repayment date, the accrual of interest at a revised annual rate that will be at least two percentage points in excess of its initial mortgage rate.

     o    The deferral of any additional interest accrued with respect to the mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage rate and its initial mortgage rate. This Post-ARD Additional Interest may, in some cases, to the extent permitted by applicable law, compound at the new revised mortgage rate. Any Post-ARD Additional Interest accrued with respect to the mortgage loan following its anticipated repayment date will not be payable until the entire principal balance of the mortgage loan has been paid in full.

     o    From and after its anticipated repayment date, the accelerated amortization of the mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property that remains after payment of the applicable monthly debt service payments and permitted operating expenses and capital expenditures and the funding of any required reserves. These accelerated amortization payments and the
          Post-ARD Additional Interest are considered separate from the monthly debt service payments due with respect to the mortgage loan.

     Two (2) of the ARD Loans that we intend to transfer to the issuing entity, representing 0.8% of the Initial Mortgage Pool Balance and 0.9% of the Initial
Loan Group No. 1 Balance, provide for payments of interest only for the first 24 to 36 payments following origination.

     In the case of each of the ARD Loans that we intend to transfer to the issuing entity, the related borrower has either entered into a cash management agreement or has agreed to enter into a cash management agreement on or prior to the anticipated repayment date if it has not previously done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the anticipated repayment date into a lockbox account designated by the lender under the loan documents for the related ARD Loan.

     Additionally, in the case of each of the ARD Loans that we intend to transfer to the issuing entity, the lender has the option, exercisable at any time prior to the related anticipated repayment date to elect that the maturity date of the subject ARD Loan be automatically changed to be the anticipated repayment date.

     Prepayment Provisions.

     General. As indicated on Annex A-1 to this offering prospectus, except for two (2) mortgage loans that are no longer in prepayment lockout periods or did not have a prepayment lockout period, all of the mortgage loans that we intend to transfer to the issuing entity currently (as of the cut-off date) provide for a prepayment lock-out period, during which the principal balance of the mortgage loan may not be voluntarily prepaid in whole or in part, and which lock-out period will be followed by one or both of:

     o    a defeasance period, during which voluntary prepayments are still prohibited, but the related borrower may obtain a full or partial release of the related mortgaged real property through defeasance; or

                                       89

     o    a prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of a yield maintenance premium or other additional consideration for the prepayment.

     The two (2) mortgage loans referred to in the preceding paragraph (which are secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as DLJ East Coast Portfolio and Firehouse Square) are
currently in prepayment consideration periods.

     Notwithstanding the foregoing prepayment restrictions, several of the underlying mortgage loans allow for exceptions to their standard prepayment restrictions, including, but not limited to: (i) partial prepayments up to a specified amount or a specified percentage of the original or outstanding loan amount; (ii) partial prepayments in connection with the release of a particular parcel of the related mortgaged real property; and (iii) a required repayment of the subject mortgage loan, in whole or in part, if a specified condition is not satisfied by a designated date. These prepayments may be permitted or required notwithstanding that a prepayment lock-out period is otherwise in effect and may not be accompanied by prepayment consideration. See "--Substitution and Release of Real Property Collateral--Property Releases" above for some examples of underlying mortgage loans that provide for partial prepayments in connection with property releases, including, in certain cases, prior to the expiration of the related lockout period.

     See also Annex A-1 to this offering prospectus and the related footnotes for information regarding the prepayment terms of each of the mortgage loans that we intend to transfer to the issuing entity.

     Generally, the prepayment restrictions relating to each of the underlying mortgage loans do not apply to prepayments arising out of a casualty or condemnation of the corresponding mortgaged real property. Prepayments of this type are generally not required to be accompanied by any prepayment consideration. In addition, several of the mortgage loans that we intend to transfer to the issuing entity also permit the related borrower to prepay the entire principal balance of the mortgage loan remaining, without prepayment consideration, after application of insurance proceeds or a condemnation award to a partial prepayment of the mortgage loan. In the case of certain mortgage loans, if the entire principal balance is not prepaid, the monthly principal and interest payment is reduced to reflect the smaller principal balance.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Simsbury Plaza, which mortgage loan represents 0.6% of the Initial Mortgage Pool Balance and
0.7% of the Initial Loan Group No. 1 Balance, a condemnation and/or a conveyance and/or easement grant in connection with and/or in lieu of such condemnation is occurring, and all, or a substantial portion, of the proceeds arising from such condemnation and/or conveyance and/or easement grant, which proceeds are anticipated to be greater, and may be substantially greater, than $280,000, may under certain circumstances be applied to prepay the related mortgage indebtedness, without any yield maintenance or other prepayment consideration and prior to the expiration of the related lockout period.

     Also notwithstanding the foregoing prepayment restrictions, prepayments may occur in connection with loan defaults (including, if applicable, as a result of the exercise of related purchase options by other creditors) and, in certain cases, out of cash holdbacks where certain conditions relating to the holdback have not been satisfied. Prepayment premiums and/or yield maintenance charges may not be collectable in connection with prepayments of this type.

     The aggregate characteristics of the prepayment provisions of the underlying mortgage loans will vary over time as:

     o    lock-out periods expire and mortgage loans enter periods during which prepayment consideration may be required in connection with principal prepayments and, thereafter, enter open prepayment periods; and

                                       90

     o    mortgage loans are prepaid, repurchased, replaced or liquidated following a default or as a result of a delinquency.

     Prepayment Lock-Out or Prepayment Lock-Out/Defeasance Periods. As of the
cut-off date, except as otherwise described under "--Terms and Conditions of the
Underlying Mortgage Loans--Prepayment Provisions--General" above, the initial prepayment lock-out period is currently in effect for 95 of the mortgage loans that we intend to transfer to the issuing entity, representing 97.1% of the
Initial Mortgage Pool Balance, of which 79 mortgage loans are in loan group no.
1, representing 96.7% of the Initial Loan Group No. 1 Balance, and 16 mortgage loans are in loan group no. 2, representing 100.0% of the Initial Loan Group No.
2 Balance. With respect to 81 underlying mortgage loans for which the initial prepayment lock-out period is currently in effect, representing 85.6% of the
Initial Mortgage Pool Balance, of which 68 mortgage loans are in loan group no.
1, representing 85.1% of the Initial Loan Group No. 1 Balance, and 13 mortgage loans are in loan group no. 2, representing 89.1% of the Initial Loan Group No.
2 Balance, the initial prepayment lock-out period is followed by a defeasance period during which principal prepayments are still prohibited. See "--Terms and
Conditions of the Underlying Mortgage Loans--Defeasance Loans" below.

     Set forth below is information regarding the remaining terms of the prepayment lock-out period and any defeasance period for the 95 underlying mortgage loans referred to in the first sentence of the prior paragraph:

     o    the maximum remaining prepayment lock-out period and, if applicable, defeasance period as of the cut-off date is 115 months with respect to the entire mortgage pool, 115 months with respect to loan group no. 1 and 112 months with respect to loan group no. 2,

     o    the minimum remaining prepayment lock-out period and, if applicable, defeasance period as of the cut-off date is 19 months with respect to the entire mortgage pool, 19 months with respect to loan group no. 1 and 24 months with respect to loan group no. 2, and

     o    the weighted average remaining prepayment lock-out period and, if applicable, defeasance period as of the cut-off date is 89 months with respect to the entire mortgage pool, 88 months with respect to loan group no. 1 and 99 months with respect to loan group no. 2.

     Two (2) underlying mortgage loans, representing 4.1% of the Initial
Mortgage Pool Balance and 4.7% of the Initial Loan Group No. 1 Balance, provide in each such case for a period following the initial prepayment lock-out period during which the related borrower may either prepay the subject mortgage loan with prepayment consideration as described under "--Prepayment Consideration"
below or defease the subject mortgage loan. These two (2) mortgage loans are not included in the 81 underlying mortgage loans referred to above that have defeasance periods after their initial prepayment lock-out periods.

     Prepayment Consideration. Sixteen (16) of the mortgage loans that we intend to transfer to the issuing entity, representing 14.4% of the Initial Mortgage
Pool Balance, of which 13 mortgage loans are in loan group no. 1, representing
14.9% of the Initial Loan Group No. 1 Balance, and three (3) mortgage loans are in loan group no. 2, representing 10.9% of the Initial Loan Group No. 2 Balance, each provide for the payment of prepayment consideration in connection with a voluntary prepayment during part of the loan term, commencing at origination or at the expiration of an initial prepayment lock-out period. That prepayment consideration is calculated (1) as a specified percentage (which percentage may decline over time) of the principal amount prepaid or (2) on the basis of a yield maintenance formula that is, in some cases, subject to a minimum amount equal to a specified percentage of the principal amount prepaid.

     In the case of two (2) of the 16 mortgage loans referred to above, representing 4.1% of the Initial Mortgage Pool Balance and 4.7% of the Initial
Loan Group No. 1 Balance, the related loan documents provide that during all or part of their respective prepayment consideration periods, the related borrower may elect to defease the mortgage loan.

                                       91

     Prepayment consideration received on the underlying mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the series 2008-C7 certificateholders, in the amounts and in accordance with the priorities, described under "Description of the Offered
Certificates--Payments--Payments of Prepayment Premiums and Yield Maintenance
Charges" in this offering prospectus. Certain limitations exist under applicable state law on the enforceability of the provisions of the underlying mortgage loans that require payment of prepayment premiums or yield maintenance charges.
Neither we nor any of the underwriters and/or mortgage loan sellers makes any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of those mortgage loans. See "Legal
Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in
the accompanying base prospectus.

     Proceeds received in connection with the liquidation of any defaulted mortgage loan in the trust fund may be insufficient to pay any prepayment premium or yield maintenance charge due in connection with such involuntary prepayment.

     Open Prepayment Periods. All of the mortgage loans that we intend to transfer to the issuing entity, provide for an open prepayment period, during which voluntary principal prepayments may be made without any prepayment consideration. Those open prepayment periods range between 3 and 13 payments up to and including the related stated maturity date or, in the case of an ARD
Loan, up to and including the related anticipated repayment date.

     Defeasance Loans. Eighty-one (81) of the mortgage loans that we intend to transfer to the issuing entity, representing 85.6% of the Initial Mortgage Pool
Balance, of which 68 mortgage loans are in loan group no. 1, representing 85.1%
of the Initial Loan Group No. 1 Balance, and 13 mortgage loans are in loan group
no. 2, representing 89.1% of the Initial Loan Group No. 2 Balance, each permit the related borrower to deliver U.S. Treasury obligations or certain other government-related securities as substitute collateral for all or a portion of the related mortgaged real property, but prohibit voluntary prepayments during the defeasance period.

     Each of these mortgage loans permits the related borrower, during specified periods and subject to specified conditions, to pledge to the holder of the mortgage loan the requisite amount of U.S. Treasury obligations or other government securities and obtain a full or partial release of the mortgaged real property or properties. In general, the U.S. Treasury obligations or other government securities that are to be delivered in connection with the defeasance of any mortgage loan must provide for a series of payments that:

     o    will be made on or prior, but as closely as possible, to all successive due dates through and including the maturity date (or, in some cases, through and including the beginning of the subject mortgage loan's open prepayment period); and

     o    will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment, including any applicable balloon payment, scheduled to be due on that date, with any excess to be returned to the related borrower.

     For purposes of determining the defeasance collateral for an ARD Loan, that mortgage loan will be treated as if a balloon payment is due on its anticipated repayment date.

     Generally, in connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the issuing entity a first priority security interest in the collateral.

     No borrower will be permitted to defease the related mortgage loan prior to the second anniversary of the date of initial issuance of the offered certificates.

                                       92

     Due-on-Sale and Due-on-Encumbrance Provisions. All of the mortgage loans that we intend to transfer to the issuing entity contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed below, these clauses either:

     o    permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property; or

     o    prohibit the borrower from doing so without the consent of the holder of the mortgage.

     See "Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance
Provisions" in the accompanying base prospectus.

     All of the mortgage loans that we intend to transfer to the issuing entity permit one or more of the following types of transfers:

     o    transfers of the corresponding mortgaged real property or of ownership interests in the related borrower if specified conditions are satisfied;

     o    a transfer of the corresponding mortgaged real property or of ownership interests in the related borrower to a person that is affiliated with or otherwise related to the borrower;

     o    transfers of the corresponding mortgaged real property or of ownership interests in the related borrower to specified entities or types of entities;

     o    transfers of ownership interests in the related borrower for estate-planning purposes;

     o    transfers of non-controlling ownership interests in the related borrower;

     o    involuntary transfers caused by the death of any owner, general partner or manager of the related borrower;

     o    changes of ownership among existing partners or members of the related borrower;

     o    issuance by a related borrower of new partnership or membership interests; or

     o    other transfers similar to the foregoing.

ADDITIONAL LOAN AND PROPERTY INFORMATION

     Escrows and Reserves. Information regarding escrows and reserves with respect to the underlying mortgage loans is presented on Annex A-1 to this offering prospectus.

     Delinquency and Loss Information. None of the mortgage loans that we intend to transfer to the issuing entity are 30 days or more delinquent with respect to any monthly debt service payment as of the cut-off date. Further, none of the mortgage loans that we intend to transfer to the issuing entity were 30 days or more delinquent with respect to any monthly debt service payment at any time since origination of the subject underlying mortgage loan. None of the mortgage loans that we intend to transfer to the issuing entity have experienced any losses of principal or interest (through forgiveness of debt or restructuring)
since origination.

                                       93

     Tenant Matters. Described and listed below are certain special considerations regarding tenants at the mortgaged real properties securing the mortgage loans that we intend to transfer to the issuing entity:

     o    Fifty-three (53) of the mortgaged real properties, securing 31.7% of the Initial Mortgage Pool Balance and 35.9% of the Initial Loan Group
          No. 1 Balance, are each a commercial property that is leased, in whole or in part, to one or more tenants that, in each case, occupies 25% or more of the net rentable area of the particular property.

     o    Twenty-one (21) of those mortgaged real properties, securing 10.3% of the Initial Mortgage Pool Balance and 11.7% of the Initial Loan Group
          No. 1 Balance, are each a commercial property that is leased, in whole or in part, to a tenant that occupies 100% or nearly 100% of the net rentable area of the particular property.

     o    There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a major tenant at any of those properties, it is significant to the success of the properties.

     o    With respect to certain of the underlying mortgage loans, the related borrower has given to certain tenants, or third parties, an option to purchase, a right of first refusal or a right of first offer to purchase all or a portion of the related mortgaged real property in the event a sale is contemplated or in connection with a prohibited use or other specified event. See "Risk Factors--Options and Other
          Purchase Rights May Affect Value or Hinder Recovery with Respect to the Mortgaged Real Properties" in this offering prospectus.

     o    Certain of the multifamily rental properties are properties that have material concentrations of student tenants or that constitute a student housing facility.

     o    With respect to certain of the underlying mortgage loans, one or more tenants (which may include significant tenants) have lease expiration dates or early termination options that occur prior to the maturity date of the related underlying mortgage loan. Additionally, underlying mortgage loans may have concentrations of leases expiring at varying rates in varying percentages prior to the related maturity date and in some situations, all of the leases, at a mortgaged real property may expire prior to the related maturity date. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged real properties.

     o    Certain of the mortgaged real properties may be leased in whole or in part by government-sponsored tenants who may have certain rights to cancel their leases or reduce the rent payable with respect to such lease at any time for, among other reasons, a lack of appropriations or upon notice.

     o    With respect to certain of the mortgage loans, one or more of the tenants at the related mortgaged real property have yet to take possession of their leased premises or may have taken possession of their leased premises but have yet to open their respective businesses to the general public and, in some cases, may not have commenced paying rent under their leases.

     Ground Leases. Eight (8) of the mortgage loans that we intend to transfer to the issuing entity, representing 9.2% of the Initial Mortgage Pool Balance and 10.5% of the Initial Loan Group No. 1 Balance, are each secured by a mortgage lien on the borrower's leasehold interest in the corresponding mortgaged real property, but not on the fee simple interest in that property.
Five (5) of the mortgage loans that we intend to transfer to the issuing entity, representing 10.9% of the Initial Mortgage Pool Balance and 12.3% of the Initial
Loan Group No. 1 Balance, are each secured by a mortgage lien on the borrower's leasehold interest in certain

                                       94

portions of the corresponding mortgaged real property and on the borrower's fee simple interest in the remainder of the mortgaged real property (or, in the case of four (4) of these five (5) mortgage loans, involving portfolios of multiple properties, on the related borrower's leasehold interest in some of the subject mortgaged real properties and borrower's fee simple interest in the remaining subject mortgaged real properties). In certain cases, the borrower's leasehold interest may consist of a lease of space or other real estate that is not land, or exclusively land. For purposes of this offering prospectus, references to ground leases may include such other leases in which the related borrower owns a leasehold interest. With respect to all but two (2) of these leasehold mortgage loans, the term of the related ground lease, after giving effect to all extension options exercisable by the lender, expires more than 10 years after the stated maturity date of the related mortgage loan, and the related ground lessor has agreed to give, or the related ground lease provides that the ground lessor must give, the holder of each leasehold mortgage loan we intend to transfer to the issuing entity notice of, and the right to cure, any curable default or breach by the ground lessee.

     With respect to the underlying mortgage loan secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as Chant
Portfolio - Pool 3, representing 1.2% of the Initial Mortgage Pool Balance and
1.4% of the Initial Loan Group No. 1 Balance, the ground lease with respect to one of the mortgaged real properties expires one year prior to the stated
maturity date of the related mortgage loan; however, the ground lease provides for the conveyance to the related borrower of the fee title to the related mortgaged real property upon the expiration of the term and the related mortgage provides for the lien to spread to encumber the fee interest in the related mortgaged real property upon such conveyance. For so long as the ground lease is in effect, it does not contain the typical "mortgagee protection" clauses that other mortgaged ground leases may contain.

     With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Libbey
Distribution Building, representing 1.0% of the Initial Mortgage Pool Balance and 1.2% of the Initial Loan Group No. 1 Balance, the term of the related ground lease expires less than 10 years after the stated maturity date of the related mortgage loan. However, upon the termination or expiration of the lease, the fee interest reverts to the related borrower or its designee. For so long as the ground lease is in effect, it does not contain the typical "mortgagee protection" clauses that other mortgaged ground leases may contain.

     Additional and Other Financing.

     Additional Secured Debt. In the case of each of the underlying mortgage loans described under "--The Loan Combinations" below, the related mortgaged real property or properties also secure one or more related mortgage loans that are not included in the trust fund. See "--The Loan Combinations" below for a more detailed description of the related co-lender arrangement and the priority of payments among the mortgage loans comprising each such loan combination.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified in Annex A-1 to this offering prospectus as 2220 Mountain
Boulevard, which underlying mortgage loan represents 0.2% of the Initial
Mortgage Pool Balance and 0.3% of the Initial Loan Group No. 1 Balance, the
related borrower has obtained subordinate financing in the amount of $2,560,710 that is secured by a junior mortgage on the related mortgaged real property, but which is subject to a subordination agreement.

     Mezzanine Debt. As indicated under "Risk Factors--Some of the Mortgaged
Real Properties Are or May Be Encumbered by Additional Debt and the Ownership
Interests in Some Borrowers Have Been or May Be Pledged to Secure Debt Which, in
Either Case, May Reduce the Cash Flow Available to the Subject Mortgaged Real
Property" in this offering prospectus, in the case of five (5) mortgage loans that we intend to transfer to the issuing entity, representing 8.0% of the
Initial Mortgage Pool Balance, of which four (4) mortgage loans are in loan group no. 1, representing 8.6% of the Initial Loan Group No. 1 Balance, and one
(1) mortgage loan is in loan group no. 2, representing 3.1% of the Initial Loan
Group No. 2 Balance, one or more of the principals of the related borrower have incurred mezzanine debt as indicated below.

                                       95

                                               MORTGAGE LOAN     ORIGINAL MEZZANINE  MATURITY DATE OF  INTEREST RATE ON
    MORTGAGED REAL PROPERTY NAME           CUT-OFF DATE BALANCE     DEBT BALANCE      MEZZANINE LOAN    MEZZANINE LOAN
-----------------------------------------  --------------------  ------------------  ----------------  ----------------

CGM RRI Hotel Portfolio..................       $68,428,702        $164,000,000(1)      9/12/2009(2)     LIBOR + 4.70%
Huntsville Office Portfolio III..........       $34,390,000        $  9,008,941          5/7/2008(3)          13%
Huntsville Office Portfolio I............       $32,250,000        $ 11,056,975          5/7/2008(3)          13%
McKee Place Apartments...................       $ 6,700,000        $    770,900           3/1/2014           11.50%
Broadmoor Shopping Center................       $ 5,582,389        $ 28,765,395(4)        7/7/2008       LIBOR + 2.15%

----------
(1)  Mezzanine debt with an initial principal balance of $164,000,000 was put in place at closing indirectly secured by (i) the equity interests in the borrowers under the CGM RRI Hotel Portfolio Loan Combination, (ii) the equity interests in the owners of the additional Red Roof Inn Hotels that are not part of the CGM RRI Hotel Portfolio Mortgaged Properties and (iii)
     related interests owned by the sponsors that are not part of the CGM RRI
     Hotel Portfolio Mortgaged Properties.

(2)  There are three extension options of one-year each.

(3)  Mezzanine borrower may extend the maturity date to November 7, 2008, provided it pays an extension fee of 2% of the unpaid balance of the mezzanine loan.

(4)  $28,756,394 represents the maximum permitted amount. The initial balance and current balance may be lower. Mezzanine loan is secured in part by direct and indirect equity interests in the limited partner of the mortgage borrower.

     Certain of the above-referenced mezzanine loans may be held by the related mortgage loan seller as mezzanine lender. In the case of each of the above-referenced underlying mortgage loans as to which equity owners of the related borrowers have incurred mezzanine debt, the mezzanine loan is subject to an intercreditor agreement entered into between the holder of the mortgage loan and the mezzanine lender, under which, generally, the mezzanine lender--

     o    has agreed, among other things, not to enforce its rights to realize upon the collateral securing its related mezzanine loan without written confirmation from the rating agencies that an enforcement action would not cause the downgrade, withdrawal or qualification of the then-current ratings of the offered certificates, unless certain conditions are met relating to the identity and status of the transferee of the collateral and the replacement property manager and, in certain cases, the delivery of an acceptable non-consolidation opinion letter by counsel;

     o    has subordinated and made junior its related mezzanine loan to the related mortgage loan (other than as to its interest in the pledged collateral);

     o    has the option to purchase the related mortgage loan if that mortgage loan becomes a defaulted mortgage loan or to cure the default; and

     o    may have certain consent and/or approval rights with respect to actions to be taken by the holder of the related underlying mortgage loan.

     The table below identifies, by related mortgaged real property name set forth on Annex A-1 to this offering prospectus, those nine (9) mortgage loans, representing 9.4% of the Initial Mortgage Pool Balance and 10.6% of the Initial
Loan Group No. 1 Balance, for which the owners of the related borrowers are permitted to pledge their ownership interests in the borrower as collateral for mezzanine debt. The incurrence of this mezzanine indebtedness is generally subject to certain conditions that may include any one or more of the following:

     o    consent of the mortgage lender;

                                       96

     o    satisfaction of loan-to-value tests, which provide that the aggregate principal balance of the related underlying mortgage loan and the subject mezzanine debt may not exceed a specified percentage of the appraised value of the related mortgaged real property, and/or debt service coverage tests, which provide that the combined debt service coverage ratio of the related underlying mortgage loan and the subject mezzanine loan may not be less than a specified amount;

     o    subordination of the mezzanine debt pursuant to a subordination and intercreditor agreement; and/or

     o    confirmation from each rating agency that the mezzanine financing will not result in a downgrade, qualification or withdrawal of the then current ratings of the offered certificates.

                                                                MAXIMUM          MINIMUM
                                          MORTGAGE LOAN       COMBINED LTV      COMBINED
    MORTGAGED REAL PROPERTY NAME      CUT-OFF DATE BALANCE  RATIO PERMITTED  DSCR PERMITTED
------------------------------------  --------------------  ---------------  --------------

Bush Terminal(1)....................      $50,000,000              NAP           1.20x
Mall St. Vincent....................      $49,000,000              79%           1.30x
Libbey Distribution Building........      $19,000,000              85%           1.10x
Seattle Space Needle................      $14,500,000              60%           1.50x
US Bank Building....................      $13,900,000              80%           1.10x(2)
2810 North Parham Road..............      $12,726,000              85%           1.10x
The Forum at Cherry Creek...........      $ 8,035,000              85%           1.10x
The Blodgett Building...............      $ 4,660,000              85%           1.07x
Travelodge - Lancaster, PA..........      $ 1,820,536              85%           1.05x

----------
(1)  Permitted mezzanine debt is capped at $50,000,000.

(2)  The loan documents require a minimum combined debt service coverage ratio of 1.10x; provided that the debt service coverage ratio of the underlying mortgage loan is at least 1.15x.

     While a mezzanine lender has no security interest in or rights to the related mortgaged real properties, a default under the mezzanine loan could cause a change in control in the mortgage borrower as a result of the realization on the pledged ownership interests by the mezzanine lender.

     Furthermore, in connection with certain of the underlying mortgage loans for which mezzanine financing is permitted as referenced above in this section, if the mezzanine financing bears interest at a floating rate, the lender may determine the debt service coverage ratio on the basis of a market-based constant reasonably determined by the lender.

     A mezzanine lender is often entitled to purchase the related underlying mortgage loan under certain actual or reasonably foreseeable default scenarios and/or to cure defaults thereunder. In addition, a mezzanine lender may have certain consent and/or approval rights with respect to actions to be taken by the holder of the related underlying mortgage loan.

     In addition, in the case of some of the other mortgage loans that we intend to transfer to the issuing entity, one or more of the principals of the related borrower may have incurred or may in the future also incur mezzanine debt.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Mall St.
Vincent, representing 2.6% of the Initial Mortgage Pool Balance and 3.0% of the
Initial Loan Group No. 1 Balance, in addition to the potential future mezzanine debt identified in the

                                       97

table above, sponsors of the related borrower are permitted to pledge indirect interests in the related borrower in connection with a line of credit or other sponsor debt secured by all, or substantially all, of such indirect equity interests in the borrower.

     Additional Unsecured Debt. The borrowers with respect to four (4) mortgage loans that we intend to transfer to the issuing entity, representing 3.4% of the
Initial Mortgage Pool Balance and 3.8% of the Initial Loan Group No. 1 Balance,
have incurred or are permitted to incur additional unsecured debt. The four (4)
mortgage loans referred to above are set forth in the table below.

                                                                     MAXIMUM    MINIMUM      MAXIMUM
                                     MORTGAGE LOAN     AMOUNT OF     COMBINED  COMBINED      AMOUNT OF
                                      CUT-OFF DATE  UNSECURED DEBT      LTV      DSCR     UNSECURED DEBT
    MORTGAGE LOAN NAME                  BALANCE        INCURRED     PERMITTED  PERMITTED     PERMITTED
-----------------------------------  -------------  --------------  ---------  ---------  ---------------

Laidley Tower......................   $25,000,000      $300,000         80%        NAP       $1,000,000
Chant Portfolio - Pool 3...........   $22,800,000         NAP           NAP        NAP       $1,000,000
Chant Portfolio - Pool 4...........   $ 9,090,000         NAP           NAP        NAP       $1,000,000
Broadmoor Shopping Center..........   $ 5,582,389         NAP           80%        NAP       $1,000,000

     Substantially all the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged real property.

     Additionally, in the case of those underlying mortgage loans that require or allow letters of credit to be posted by the related borrower as additional security for the subject mortgage loan, in lieu of reserves or otherwise, the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender.

     Except as disclosed under this "--Additional and Other Financing"
subsection and "Risk Factors--Some of the Mortgaged Real Properties Are or May
Be Encumbered by Additional Debt and the Ownership Interests in Some Borrowers
Have Been or May Be Pledged to Secure Debt Which, in Either Case, May Reduce the
Cash Flow Available to the Subject Mortgaged Real Property" in this offering prospectus, we have not been able to confirm whether the respective borrowers under the mortgage loans that we intend to transfer to the issuing entity have any other debt outstanding or whether the principals of those borrowers have any mezzanine debt outstanding. Such debt may be outstanding despite our inability to confirm its existence.

     Environmental Reports. A third-party environmental consultant conducted a
Phase I environmental study for all of the mortgaged real properties securing the mortgage loans that we intend to transfer to the issuing entity. The resulting environmental reports were prepared:

     o    in the case of 129 mortgaged real properties, securing 83.3% of the
          Initial Mortgage Pool Balance (of which 120 mortgaged real properties secure mortgage loans in loan group no. 1, representing 85.1% of the
          Initial Loan Group No. 1 Balance, and nine (9) mortgaged real properties secure mortgage loans in loan group no. 2, representing
          69.7% of the Initial Loan Group No. 2 Balance), during the 12-month period preceding the cut-off date; and

     o    in the case of 33 mortgaged real properties, securing 16.7% of the
          Initial Mortgage Pool Balance (of which 26 mortgaged real properties secure mortgage loans in loan group no. 1, representing 14.9% of the
          Initial Loan Group No. 1 Balance and seven (7) mortgaged real properties secure mortgage loans in loan group no. 2, representing
          30.3% of the Initial Loan Group No. 2 Balance), respectively, prior to the 12-month period preceding the cut-off date.

     The environmental investigation at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, tests for radon, mold, lead-based paint, and lead in drinking water

                                       98

were generally performed only at multifamily rental properties and only when the environmental consultant or originator of the related mortgage loan believed this testing was warranted under the circumstances.

     Additionally, with respect to nine (9) mortgaged real properties, securing
6.1% of the Initial Mortgage Pool Balance and 6.9% of the Initial Loan Group No.
1 Balance, a Phase II environmental study was conducted.

     The above-described environmental investigations identified various adverse or potentially adverse environmental conditions at some of the mortgaged real properties. If the particular condition is significant, it could result in a claim for damages by any party injured by that condition. In many cases, the identified condition related to the suspected or confirmed presence of asbestos-containing materials, mold, lead-based paint and/or radon. Where these substances were suspected or present, and depending upon the amount and/or condition of the substances, the environmental consultant generally recommended, and the lender required, the implementation of the recommendations prior to closing, or the escrowing of funds sufficient to effect such recommendations, including:

     o    that the substances not be disturbed and that additional testing be performed prior to any renovation or demolition activities; or

     o    the establishment of an operation and maintenance plan to address the issue; or

     o    an abatement or removal program and, where appropriate, a notification program.

     In other cases, where the environmental consultant recommended specific remediation of a material adverse environmental condition, the related originator of the mortgage loan generally required the related borrower:

     1.   to carry out the specific remedial measures prior to closing; or

     2.   to carry out the specific remedial measures post-closing and deposit with the lender a cash reserve or letter of credit in an amount equal to at least 100% of the estimated cost to complete the remedial measures; or

     3.   to obtain from a party with financial resources reasonably estimated to be adequate to cure the subject violation in all material respects a guaranty or indemnity to cover the costs of any necessary remedial measures; or

     4.   to obtain environmental insurance (in the form of a lender's environmental insurance property policy or other form of environmental insurance); or

     5.   to establish and implement an operations and maintenance plan or other monitoring program to address the condition as recommended by the environmental consultant; or

     6.   to furnish a "no further action" letter or other evidence that the applicable governmental authorities have no intention of taking any action or requiring any further remedial action in respect of such environmental condition; or

     7.   to have such environmental condition investigated further, and based upon such additional investigation, a qualified environmental consultant recommended no further investigation or remediation; or

     8.   to establish that a separate responsible party having financial resources estimated to be adequate to take the remedial measures is required to take such measures or is liable for the failure to take

                                       99

          such measures by the applicable governmental authority or applicable environmental law or regulation; or

     9.   to take no further remedial action or investigation because the environmental consultant's estimate of the cost of cleanup, remedial action or other response under environmental laws was less than 2% of the original principal amount of the mortgage loan.

     However, some borrowers under the mortgage loans have not yet satisfied all post-closing obligations required by the related loan documents with respect to environmental matters. In addition, there can be no assurance that these obligations or the recommended operations and maintenance plans have been or will continue to be implemented, or that the cost of implementing them will not exceed the estimated cost. If any adverse environmental conditions are not properly addressed or monitored over time by the related borrower, it could result in a significant loss or environmental liability for the issuing entity.

     In some cases, residual contamination does or will remain at a mortgaged real property after remedial action is performed. While the presence of this residual contamination may be acceptable today, there can be no assurance that future legal requirements, prospective purchasers or future owners will not require additional investigation or cleanup.

     In some cases, the environmental consultant did not recommend that any action be taken with respect to a potential adverse environmental condition at a mortgaged real property because:

     o    an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

     o    the responsible party or parties with respect to that condition had already been identified; or

     o    the responsible party or parties currently monitor actual or potential adverse environmental conditions at that property; or

     o    the levels of hazardous substances at that property were found to be below or very close to applicable thresholds for reporting, abatement or remediation; or

     o    the property had been accepted into a state-funded remediation program; or

     o    a letter was obtained from the applicable regulatory authority stating that no further action was required, or the issue has received proper closure with the applicable regulatory authority.

     However, there can be no assurance that the responsible party or parties, in each case, are financially able to correct or will actually correct the problem. In some of these cases, the responsible party or parties have installed monitoring wells on the mortgaged real property and/or need access to the mortgaged real property for monitoring or to perform remedial action.

     In some cases, the environmental report for a mortgaged real property identified potential environmental problems at nearby properties, including but not limited to spills of hazardous materials and leaking underground storage tanks. In those cases, the environmental reports generally indicated that:

     o    the subject mortgaged real property had not been affected;

     o    the potential for the problem to affect the subject mortgaged real property was limited;

                                       100

     o    the party or parties responsible for remediating the potential environmental problems had been identified; or

     o    there was no evidence to suggest that there has been an adverse environmental impact to the subject mortgaged real property.

     In those cases where the party or parties responsible for remediation had been identified, there can be no assurance that such party or parties, in each case, are financially able to correct or will actually correct the problem.

     The information contained in this offering prospectus regarding environmental conditions at the mortgaged real properties is based on the environmental site assessments referred to in this "--Environmental Reports"
subsection and has not been independently verified by:

     o    us;

     o    any of the sponsors;

     o    any of the underwriters;

     o    the master servicers;

     o    the special servicer;

     o    the trustee; or

     o    the affiliates of any of these parties.

     There can be no assurance that the environmental assessments or studies, as applicable, identified all adverse environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties or will not result in a claim for damages by a party injured by the condition.

     The series 2008-C7 pooling and servicing agreement requires that the special servicer obtain an environmental site assessment of a mortgaged real property prior to acquiring title to the property or assuming its operation.
This requirement precludes enforcement of the security for the related mortgage loan until a satisfactory environmental site assessment is obtained or until any required remedial action is taken. In addition, there can be no assurance that the requirements of the series 2008-C7 pooling and servicing agreement will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any mortgaged real property.

     Property Condition Assessments. All but two (2) of the mortgaged real properties securing mortgage loans that we intend to transfer to the issuing entity were inspected by professional engineers or architects. One hundred twenty-eight (128) of those mortgaged real properties, securing 82.8% of the
Initial Mortgage Pool Balance, of which 119 mortgaged real properties secure mortgage loans in loan group no. 1, representing 84.9% of the Initial Loan Group
No. 1 Balance, and nine (9) mortgaged real properties secure mortgage loans in loan group no. 2, representing 67.1% of the Initial Loan Group No. 2 Balance, were inspected during the 12-month period preceding the cut-off date, and 32 of those mortgaged real properties, securing mortgage loans representing 16.8% of the Initial Mortgage Pool Balance, of which 25 mortgaged real properties secure mortgage loans in loan group no. 1, representing 14.6% of the Initial Loan Group
No. 1 Balance, and seven (7) mortgaged real properties secure mortgage loans in loan group no. 2, representing 32.9% of the Initial Loan Group No. 2 Balance, were inspected prior to the 12-month period preceding the cut-off date. In the case of each of the two (2) mortgaged

                                       101

real properties referred to above as exceptions, securing mortgage loans representing 0.4% of the Initial Mortgage Pool Balance and 0.5% of the Initial
Loan Group No. 1 Balance, the related mortgage loan is secured by land and therefore required no property condition assessment. These inspections included an assessment of the general condition of the mortgaged real properties'
exterior walls, roofing, interior construction, mechanical and electrical systems and the general condition of the site, buildings and other improvements located at each of the mortgaged real properties.

     The inspections identified various deferred maintenance items and necessary capital improvements at some of the mortgaged real properties. The resulting inspection reports generally included an estimate of cost for any recommended repairs or replacements at a mortgaged real property. When repairs or replacements were recommended, the related borrower was generally required to:

     o    carry out necessary repairs or replacements; or

     o    establish reserves, generally in the amount ranging from 100% to 125%
          of the estimated cost of the repairs or replacements necessary to cure the deferred maintenance items identified in the inspection report that, at the time of origination, remained outstanding, with that estimated cost being based upon the estimates given in the inspection report, or, in certain cases, upon an actual contractor's estimate.

     There can be no assurance that another inspector would not have discovered additional maintenance problems or risks, or arrived at different, and perhaps significantly different, judgments regarding the problems and risks disclosed by the respective inspection reports and the cost of corrective action.

     Appraisals and Market Studies. An independent appraiser that is state-certified and/or a member of the Appraisal Institute prepared an appraisal of each of the mortgaged real properties securing the mortgage loans that we intend to transfer to the issuing entity, in order to establish the approximate value of the property. Those appraisals are the basis for the appraised values for the respective mortgaged real properties set forth on Annex A-1 to this offering prospectus. For 130 mortgaged real properties, securing 82.4% of the
Initial Mortgage Pool Balance, of which 121 mortgaged real properties secure mortgage loans in loan group no. 1, representing 84.4% of the Initial Loan Group
No. 1 Balance, and nine (9) mortgaged real properties secure mortgage loans in loan group no. 2, representing 67.1% of the Initial Loan Group No. 2 Balance, the related appraisal was performed within 12 months of the cut-off date. For 32 mortgaged real properties, securing 17.6% of the Initial Mortgage Pool Balance, of which 25 mortgaged real properties secure mortgage loans in loan group no. 1, representing 15.6% of the Initial Loan Group No. 1 Balance, and seven (7)
mortgaged real properties secure mortgage loans in loan group no. 2, representing 32.9% of the Initial Loan Group No. 2 Balance, the related appraisal was performed prior to the 12-month period preceding the cut-off date.

     In some cases, an appraisal contained an "as is" value, with an "as of"
date consistent with the date that the appraisal was prepared, and a
"stabilized" value, with a specified future "as of" date. For mortgaged real properties where the specified conditions for the stabilized value have been met, the stabilized value "as of" date contained in the analysis of the related appraiser is set forth in Annex A-1. In certain cases, stabilized values were used even when specified conditions have not been met. No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related mortgaged real property or the amount that would be realized upon a sale. See "Risk Factors--The Underwritten Net Cash Flow
Debt Service Coverage Ratios and/or Loan-to-Value Ratios for Certain of the
Underlying Mortgage Loans Have Been Underwritten or Adjusted in Consideration of
Certain Financial Performance Assumptions or a Cash Holdback or a Guaranty or
Based on a Stabilized Appraised Value" in this offering prospectus.

     Each of the appraisals referred to above represents the analysis and opinions of the appraiser at or before the origination of the related underlying mortgage loan. The appraisals are not guarantees of, and may not be indicative of, the present or future value of the subject mortgaged real property. There can be no assurance that

                                       102

another appraiser would not have arrived at a different valuation of any particular mortgaged real property, even if the appraiser used the same general approach to, and the same method of, appraising that property. Neither we nor any of the underwriters has confirmed the values of the respective mortgaged real properties in the appraisals referred to above.

     In general, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. However, this amount could be significantly higher than the amount obtained from the sale of a property under a distress or liquidation sale.

     The appraisal upon which the appraised value for each mortgaged real property is based contains, or is accompanied by a separate letter that contains, a statement by the respective appraiser, to the effect that the appraisal guidelines set forth in Title XI of the Financial Institutions Reform,
Recovery and Enforcement Act of 1989 were followed in preparing that appraisal.
However, neither we nor any of the underwriters, the related mortgage loan seller or the related originator has independently verified the accuracy of this statement.

     Zoning and Building Code Compliance. Each sponsor has, with respect to the mortgage loans that it is selling to us for inclusion in the trust fund, examined whether the use and operation of the related mortgaged real properties were in material compliance with all zoning and land-use ordinance, rules, regulations and orders applicable to those real properties at the time of origination. The sponsors may have considered--

     o    legal opinions or zoning consultants' reports,

     o    certifications from, and/or discussions with, government officials,

     o    information contained in appraisals, surveys and site plan,

     o    title insurance endorsements,

     o    representations by the related borrower contained in the related mortgage loan documents, or

     o    property condition assessments undertaken by independent licensed engineers, in determining whether the mortgaged real properties were in compliance.

     In some cases, the use, operation or structure of a mortgaged real property constitutes a permitted nonconforming use or structure. Generally, the improvements on that mortgaged real property may not be rebuilt to their current state in the event that those improvements are materially damaged or destroyed.
Generally, where a mortgaged real property constitutes a permitted nonconforming use or structure and the improvements on the particular property may not be rebuilt to their current specifications in the event of a major casualty, the related sponsor conducted an analysis as to:

     o    whether the extent of the nonconformity is material;

     o    whether sufficient insurance proceeds would be available to restore the mortgaged real property in accordance with then-applicable requirements, and whether the mortgaged real property, if permitted to be repaired or restored in conformity with current law, would be adequate security for the related mortgage loan;

     o    whether the risk that the mortgaged real property would suffer a material casualty of a magnitude that applicable ordinances would require conformity with current requirements is remote; and/or

     o    whether the insurance proceeds, together with the value of the remaining property, would be sufficient to pay the loan.

                                       103

     There is no assurance, however, that any such analysis was correct, or that the above determinations were made in each and every case.

     Hazard, Liability and Other Insurance. Although exceptions exist, the loan documents for each of the mortgage loans we intend to transfer to the issuing entity generally require the related borrower to maintain with respect to the corresponding mortgaged real property the following insurance coverage:

     o    except in the case of manufactured housing, hazard insurance in an amount, subject to a customary deductible, that is at least equal to the lesser of--

          1.   the outstanding principal balance of the mortgage loan, and

          2.   replacement cost or the full insurable replacement cost of the improvements located on the insured property;

     o    if any portion of the improvements at the property are in an area identified in the federal register by the Flood Emergency Management
          Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines in an amount that is equal to the least of--

          1.   the outstanding principal balance of the related mortgage loan,

          2.   the full insurable value of the insured property, and

          3.   the maximum amount of insurance available under the National
               Flood Insurance Act of 1968;

     o    comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in an amount at least equal to $1,000,000 per occurrence;

     o    business interruption or rent loss insurance either in an amount ranging from 100% to 125% of the projected rental income or revenue from the insured property for at least 12 months or, alternatively, in an amount as may be required by the lender; and

     o    if the mortgaged real property is in an area identified as having a high risk of loss due to windstorms, windstorm insurance.

     In general, the mortgaged real properties for the mortgage loans that we intend to transfer to the issuing entity are not insured against earthquake risks. Nine (9) mortgaged real properties, securing 4.4% of the Initial Mortgage
Pool Balance and 5.0% of the Initial Loan Group No. 1 Balance, are located in seismic zones 3 and 4, which are areas that are considered to have a high earthquake risk. In most of these cases, a third-party consultant conducted seismic studies to assess the probable maximum loss ("PML") for the property. In general, those studies were performed in accordance with generally accepted industry standard assumptions and methodologies. Earthquake insurance was obtained for all of the mortgaged real properties for which the seismic study showed a PML of greater than 20%.

     In the case of some of the mortgaged real properties securing mortgage loans that we intend to transfer to the issuing entity, the insurance covering any of such mortgaged real properties for acts of terrorism may be provided through a blanket policy that also covers properties unrelated to the trust fund. Acts of terrorism at those other properties could exhaust coverage under the blanket policy. No representation is made as to the adequacy of

                                       104

any such insurance coverage provided under a blanket policy, in light of the fact that multiple properties are covered by that policy.

THE LOAN COMBINATIONS

     General. The mortgage pool will include nine (9) mortgage loans that are each part of a separate Loan Combination. Each of those Loan Combinations consists of an aggregate debt evidenced by two (2) or more promissory notes, one or more of which we intend to transfer to the issuing entity and one or more of which we will not transfer to the issuing entity. In the case of any Loan
Combination, the related promissory note(s) that we transfer to the issuing entity will be treated as evidencing a single mortgage loan, and each related promissory note that is not included in the trust fund will be treated as evidencing a separate mortgage loan. The aggregate debt constituting any Loan
Combination is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged real property or properties. The promissory notes evidencing a particular Loan Combination are obligations of the same borrower(s) and are cross-defaulted.

     The allocation of payments to the respective mortgage loans comprising a
Loan Combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender or other intercreditor arrangement to which the respective holders of the related promissory notes are parties and/or may be reflected by virtue of relevant provisions contained in those promissory notes and/or a common loan agreement.
Such co-lender or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a Loan Combination.

                                       105

The table below identifies each underlying mortgage loan that is part of a Loan
Combination.

                                                                                      % OF INITIAL   % OF INITIAL LOAN
                                                                     CUT-OFF DATE       MORTGAGE           GROUP
            MORTGAGED REAL PROPERTY NAME             LOAN GROUP   PRINCIPAL BALANCE   POOL BALANCE     NO. 1 BALANCE
--------------------------------------------------   ----------   -----------------   ------------   -----------------

One Liberty Plaza.................................        1          $250,000,000          13.5%             15.3%
Scottsdale Fashion Square.........................        1          $225,000,000          12.2%             13.8%
CGM RRI Hotel Portfolio...........................        1          $ 68,428,702           3.7%              4.2%
Lincoln Square....................................        1          $ 60,000,000           3.2%              3.7%
Bush Terminal.....................................        1          $ 50,000,000           2.7%              3.1%
Alexandria Mall...................................        1          $ 47,500,000           2.6%              2.9%
Seattle Space Needle..............................        1          $ 14,500,000           0.8%              0.9%
2110 Executive Hills Court........................        1          $ 14,444,000           0.8%              0.9%
Marriott Fairfield Inn and Suites - Yakima, WA....        1          $  4,893,532           0.3%              0.3%

                                                      PARI PASSU NON-TRUST LOANS            SUBORDINATE               APPLICABLE
                                                     AGGREGATE ORIGINAL PRINCIPAL    NON-TRUST LOANS AGGREGATE   POOLING & SERVICING
            MORTGAGED REAL PROPERTY NAME                        BALANCE             ORIGINAL PRINCIPAL BALANCE        AGREEMENT
--------------------------------------------------   ----------------------------   --------------------------   -------------------

One Liberty Plaza.................................            $600,000,000                       NAP               Series 2007-GG11
Scottsdale Fashion Square.........................            $325,000,000                       NAP               Series 2007-GG11
CGM RRI Hotel Portfolio...........................            $241,250,000                       NAP              Series CD 2007-CD5
Lincoln Square....................................            $160,000,000                    $65,000,000         Series CD 2007-CD5
Bush Terminal.....................................            $250,000,000                       NAP               Series 2007-GG11
Alexandria Mall...................................               NAP                          $12,000,000           Series 2008-C7
Seattle Space Needle..............................            $ 35,000,000                       NAP              Series CD 2007-CD5
2110 Executive Hills Court........................               NAP                          $   616,000           Series 2008-C7
Marriott Fairfield Inn and Suites - Yakima, WA....               NAP                          $   352,000           Series 2008-C7

                                      106

     The One Liberty Plaza Loan Combination.

     General. The One Liberty Plaza Mortgage Loan, representing 13.5% of the
Initial Mortgage Pool Balance and 15.3% of the Initial Loan Group No. 1 Balance,
has a cut-off date principal balance of $250,000,000. The One Liberty Plaza
Mortgage Loan is part of the One Liberty Plaza Loan Combination, which consists of three (3) mortgage loans that are pari passu in right of payment with each other. The One Liberty Plaza Loan Combination is secured by the One Liberty
Plaza Mortgaged Property.

     The One Liberty Plaza Pari Passu Non-Trust Loans have an aggregate cut-off date balance of $600,000,000. One (1) of the One Liberty Plaza Pari Passu
Non-Trust Loans is currently held by Goldman Sachs Mortgage Company and the other One Liberty Plaza Pari Passu Non-Trust Loan was included in a commercial mortgage securitization involving the issuance of the Greenwich Capital
Commercial Funding Corp. Commercial Mortgage Trust 2007-GG11, Commercial
Mortgage Pass-Through Certificates, Series 2007-GG11.

     For the purpose of the information presented in this offering prospectus with respect to the One Liberty Plaza Mortgage Loan, the loan per net rentable area ratio, the debt service coverage ratio and the loan-to-value ratio reflect the aggregate indebtedness evidenced by the entire One Liberty Plaza Loan
Combination.

     Servicing. The One Liberty Plaza Loan Combination is currently being serviced pursuant to the terms of the series 2007-GG11 pooling and servicing agreement (and all decisions, consents, waivers, approvals and other actions on the part of any holder of the One Liberty Plaza Loan Combination will be effected in accordance with the series 2007-GG11 pooling and servicing agreement and the One Liberty Plaza Co-Lender Agreement). The series 2007-GG11 master servicer (and, if the series 2007-GG11 master servicer fails to do so, the series 2007-GG11 trustee) is obligated to make any required servicing advances on the One Liberty Plaza Loan Combination unless the series 2007-GG11 master servicer, the series 2007-GG11 special servicer or the series 2007-GG11 trustee, as the case may be, determines that such an advance would not be recoverable from collections on the One Liberty Plaza Loan Combination.

     Distributions. The holders of the respective promissory notes evidencing the One Liberty Plaza Loan Combination have entered into the One Liberty Plaza
Co-Lender Agreement, which sets forth the respective rights of those noteholders. Pursuant to the One Liberty Plaza Co-Lender Agreement, all payments and receipts in respect of the One Liberty Plaza Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including interest accrued on advances, indemnification of the series
2007-GG11 master servicer, the series 2007-GG11 special servicer and the series
2007-GG11 trustee and unpaid servicing compensation) to the One Liberty Plaza
Mortgage Loan and the One Liberty Plaza Pari Passu Non-Trust Loans on a pro rata and pari passu basis. If the holder of a promissory note evidencing one of the mortgage loans constituting the One Liberty Plaza Loan Combination acquires title to the One Liberty Plaza Mortgaged Property, then all amounts derived from the operation and disposition of the One Liberty Plaza Mortgaged Property will be allocated among all the holders of the respective promissory notes evidencing the One Liberty Plaza Loan Combination on a pro rata and pari passu basis.

     Consent Rights. With respect to the One Liberty Plaza Loan Combination, the
One Liberty Plaza Controlling Party will be entitled to advise the series
2007-GG11 master servicer and the series 2007-GG11 special servicer with respect to the following actions, and the series 2007-GG11 master servicer and the series 2007-GG11 special servicer will, in general, not be permitted to take
(or, in the case of the series 2007-GG11 special servicer, not be permitted to consent to the series 2007-GG11 master servicer's taking) any of the following actions, among others, under the series 2007-GG11 pooling and servicing agreement with respect to the One Liberty Plaza Loan Combination, as to which the One Liberty Plaza Controlling Party has objected in writing within 10 business days of having been notified thereof and having been provided with all reasonably requested information with respect thereto:

                                      107

     o    any proposed or actual foreclosure upon or comparable conversion, which may include acquisition as an REO Property, of the ownership of the related mortgaged real property when the One Liberty Plaza Loan
          Combination is being specially serviced;

     o    any modification, extension, amendment or waiver of a monetary term, including the timing of payments, or any material non-monetary term
          (including any prohibition on additional debt or any material term relating to insurance other than a determination to allow the related borrower to maintain insurance with a qualified insurer rated at least
          "A" from S&P and Fitch and "A2" from Moody's despite a higher standard in the related loan documents) of a specially serviced mortgage loan in the One Liberty Plaza Loan Combination;

     o    any proposed or actual sale of the One Liberty Plaza Mortgaged
          Property as an REO Property for less than the outstanding principal balance of, together with accrued interest (other than Default
          Interest) on, the One Liberty Plaza Loan Combination;

     o    any acceptance of a discounted payoff with respect to a specially serviced mortgage loan in the One Liberty Plaza Loan Combination;

     o    any determination to bring the One Liberty Plaza Mortgaged Property, whether as an REO Property or otherwise following a default on the One
          Liberty Plaza Loan Combination, into compliance with applicable environmental laws or to otherwise address hazardous materials located at the One Liberty Plaza Mortgaged Property;

     o    any release of collateral for the One Liberty Plaza Loan Combination or any release of the related borrower or any guarantor under the One
          Liberty Plaza Loan Combination, other than in accordance with the terms of, or upon satisfaction of, the One Liberty Plaza Loan
          Combination (with no material discretion by the lender);

     o    any acceptance of substitute or additional collateral for the One
          Liberty Plaza Loan Combination, other than in accordance with the terms of the One Liberty Plaza Loan Combination (with no material discretion by the lender);

     o    any waiver of a "due on sale" or "due on encumbrance" clause with respect to the One Liberty Plaza Loan Combination;

     o    any acceptance of an assumption agreement releasing the borrower or a guarantor from liability under the One Liberty Plaza Loan Combination;

     o    any acceptance of a change in the property management company, subject to certain thresholds set forth in the series 2007-GG11 pooling and servicing agreement;

     o    any extension of the maturity date of the One Liberty Plaza Loan
          Combination; and

     o    any determination by the series 2007-GG11 special servicer that certain servicing transfer events have occurred with respect to the
          One Liberty Plaza Loan Combination, including, among other things, by reason of the failure of the borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism;

provided that, if the series 2007-GG11 master servicer or the series 2007-GG11 special servicer, as applicable, determines that immediate action is necessary to protect the interests of the holders of the respective promissory notes evidencing the One Liberty Plaza Loan Combination (or the holders of certificates backed thereby), as a collective whole, then the series 2007-GG11 master servicer or the series 2007-GG11 special servicer, as applicable, may take (or, in the case of the series 2007-GG11 special servicer, may consent to the series 2007-

                                      108

GG11 master servicer's taking) action without waiting for the response of the
One Liberty Plaza Controlling Party.

     Termination of Special Servicer. The One Liberty Plaza Controlling Party
may terminate an existing special servicer with respect to the One Liberty Plaza
Loan Combination, but only for cause, and following any termination or resignation of the series 2007-GG11 special servicer, the One Liberty Plaza
Controlling Party may appoint a successor special servicer that meets the customary criteria for an acceptable special servicer in accordance with the series 2007-GG11 pooling and servicing agreement, subject to, among other things, rating agency confirmation that the appointment will not cause the downgrade, withdrawal or qualification of the then current ratings of any certificates issued in connection with a securitization of a mortgage loan in the One Liberty Plaza Loan Combination.

     The Scottsdale Fashion Square Loan Combination.

     General. The Scottsdale Fashion Square Mortgage Loan, representing 12.2% of the Initial Mortgage Pool Balance and 13.8% of the Initial Loan Group No. 1
Balance, has a cut-off date principal balance of $225,000,000. The Scottsdale
Fashion Square Mortgage Loan is part of the Scottsdale Fashion Square Loan
Combination which consists of two (2) mortgage loans that are pari passu in right of payment with each other. The Scottsdale Fashion Square Loan Combination is secured by the Scottsdale Fashion Square Mortgaged Property.

     The Scottsdale Fashion Square Pari Passu Non-Trust Loan has a cut-off date balance of $325,000,000 and was included in a commercial mortgage securitization involving the issuance of the Greenwich Capital Commercial Funding Corp.
Commercial Mortgage Trust 2007-GG11, Commercial Mortgage Pass-Through
Certificates, Series 2007-GG11.

     For the purpose of the information presented in this offering prospectus with respect to the Scottsdale Fashion Square Mortgage Loan, the loan per net rentable area ratio, the debt service coverage ratio and the loan-to-value ratio reflect the aggregate indebtedness evidenced by the entire Scottsdale Fashion
Square Loan Combination.

     Servicing. The Scottsdale Fashion Square Loan Combination will be serviced pursuant to the terms of the series 2007-GG11 pooling and servicing agreement
(and all decisions, consents, waivers, approvals and other actions on the part of any holder of the Scottsdale Fashion Square Loan Combination will be effected in accordance with the series 2007-GG11 pooling and servicing agreement and the
Scottsdale Fashion Square Co-Lender Agreement). The series 2007-GG11 master servicer or the series 2007-GG11 trustee, as applicable, is obligated to make any required servicing advances on the Scottsdale Fashion Square Loan
Combination unless the series 2007-GG11 master servicer, the series 2007-GG11 special servicer or the series 2007-GG11 trustee, as applicable, determines that such an advance would not be recoverable from collections on the Scottsdale
Fashion Square Loan Combination.

     Distributions. The holders of the respective promissory notes evidencing the Scottsdale Fashion Square Loan Combination have entered into the Scottsdale
Fashion Square Co-Lender Agreement that sets forth the respective rights of those noteholders. Pursuant to the Scottsdale Fashion Square Co-Lender
Agreement, all payments and receipts in respect of the Scottsdale Fashion Square
Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including interest accrued on advances, indemnification of the series 2007-GG11 master servicer, the series
2007-GG11 special servicer and the series 2007-GG11 trustee and unpaid servicing compensation) to the Scottsdale Fashion Square Mortgage Loan and the Scottsdale
Fashion Square Pari Passu Non-Trust Loan on a pro rata and pari passu basis. If the holder of a promissory note evidencing one of the mortgage loans constituting the Scottsdale Fashion Square Loan Combination acquires title to the Scottsdale Fashion Square Mortgaged Property, then all amounts derived from the operation and disposition of the Scottsdale Fashion Square Mortgaged
Property will be allocated among all

                                      109

the holders of the respective promissory notes evidencing the Scottsdale Fashion
Square Loan Combination on a pro rata and pari passu basis.

     Consent Rights. With respect to the Scottsdale Fashion Square Loan
Combination, the Scottsdale Fashion Square Controlling Party will be entitled to advise the series 2007-GG11 master servicer and the series 2007-GG11 special servicer with respect to the following actions, and the series 2007-GG11 master servicer and the series 2007-GG11 special servicer will, in general, not be permitted to take (or, in the case of the series 2007-GG11 special servicer, not be permitted to consent to the series 2007-GG11 master servicer's taking) any of the following actions, among others, under the series 2007-GG11 pooling and servicing agreement with respect to the Scottsdale Fashion Square Loan
Combination, as to which the Scottsdale Fashion Square Controlling Party has objected in writing within 10 business days of having been notified thereof and having been provided with all reasonably requested information with respect thereto:

     o    any proposed or actual foreclosure upon or comparable conversion, which may include acquisition as an REO Property, of the ownership of the related mortgaged real property when the Scottsdale Fashion Square
          Loan Combination is being specially serviced,

     o    any modification, extension, amendment or waiver of a monetary term, including the timing of payments, or any material non-monetary term
          (including any prohibition on additional debt or any material term relating to insurance other than a determination to allow the related borrower to maintain insurance with a qualified insurer rated at least
          "A" from S&P and Fitch and "A2" from Moody's despite a higher standard in the related loan documents) of a specially serviced mortgage loan in the Scottsdale Fashion Square Loan Combination;

     o    any proposed or actual sale of the Scottsdale Fashion Square Mortgaged
          Property as an REO Property for less than the outstanding principal balance of, together with accrued interest (other than Default
          Interest) on, the Scottsdale Fashion Square Loan Combination;

     o    any acceptance of a discounted payoff with respect to a specially serviced mortgage loan in the Scottsdale Fashion Square Loan
          Combination;

     o    any determination to bring the Scottsdale Fashion Square Mortgaged
          Property, whether as an REO Property or otherwise following a default on the Scottsdale Fashion Square Loan Combination into compliance with applicable environmental laws or to otherwise address hazardous materials located at the Scottsdale Fashion Square Mortgaged Property;

     o    any release of collateral for the Scottsdale Fashion Square Loan
          Combination or any release of the related borrower or any guarantor under the Scottsdale Fashion Square Loan Combination, other than in accordance with the terms of, or upon satisfaction of, the Scottsdale
          Fashion Square Loan Combination (with no material discretion by the lender);

     o    any acceptance of substitute or additional collateral for the
          Scottsdale Fashion Square Loan Combination, other than in accordance with the terms of the Scottsdale Fashion Square Loan Combination (with no material discretion by the lender);

     o    any waiver of a "due on sale" or "due on encumbrance" clause with respect to the Scottsdale Fashion Square Loan Combination;

     o    any acceptance of an assumption agreement releasing the borrower or a guarantor from liability under the Scottsdale Fashion Square Loan
          Combination;

     o    any acceptance of a change in the property management company, subject to certain thresholds set forth in the series 2007-GG11 pooling and servicing agreement,

                                      110

     o    any extension of the maturity date of the Scottsdale Fashion Square
          Loan Combination; and

     o    any determination by the series 2007-GG11 special servicer that certain servicing transfer events have occurred with respect to the
          Scottsdale Fashion Square Loan Combination, including, among other things, by reason of the failure of the borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism;

provided that, if the series 2007-GG11 master servicer or the series 2007-GG11 special servicer, as applicable, determines that immediate action is necessary to protect the interests of the series 2007-GG11 certificateholders and the holder of the Scottsdale Fashion Square Mortgage Loan, as a collective whole, then the series 2007-GG11 master servicer or the series 2007-GG11 special servicer, as applicable, may take (or in the case of the series 2007-GG11 special servicer, may consent to the series 2007-GG11 master servicer's taking)
action without waiting for the response of the Scottsdale Fashion Square
Controlling Party.

     Termination of Special Servicer. The Scottsdale Fashion Square Controlling
Party may terminate an existing special servicer with respect to the Scottsdale
Fashion Square Loan Combination, with or without cause, and appoint a successor special servicer that meets the customary criteria for an acceptable special servicer in accordance with the series 2007-GG11 pooling and servicing agreement, subject to, among other things, rating agency confirmation that the appointment will not cause the downgrade, withdrawal or qualification of the then current ratings of any class of the series 2007-GG11 certificates or the series 2008-C7 certificates.

     The CGM RRI Hotel Portfolio Loan Combination.

     General. The CGM RRI Hotel Portfolio Mortgage Loan, representing 3.7% of the Initial Mortgage Pool Balance and 4.2% of the Initial Loan Group No. 1
Balance, has a cut-off date principal balance of $68,428,702. The CGM RRI Hotel
Portfolio Mortgage Loan is part of the CGM RRI Hotel Portfolio Loan Combination, which consists of eight (8) mortgage loans that are pari passu in right of payment with each other. The CGM RRI Hotel Portfolio Loan Combination is secured by the CGM RRI Hotel Portfolio Mortgaged Properties. The CGM RRI Hotel Portfolio
Mortgage Loan is represented by two separate promissory notes. Any references in this offering prospectus to the "mortgage note" with respect to the CGM RRI
Hotel Portfolio Mortgage Loan is a reference to both promissory notes.

     The CGM RRI Hotel Portfolio Pari Passu Non-Trust Loans have an aggregate cut-off date balance of $240,122,537. Six (6) of the CGM RRI Hotel Portfolio
Pari Passu Non-Trust Loans are currently held by Citigroup Global Markets Realty
Corp., and the other remaining CGM RRI Hotel Portfolio Pari Passu Non-Trust Loan was included in a commercial mortgage securitization involving the issuance of the Deutsche Mortgage & Asset Receiving Corporation CD 2007-CD5 Mortgage Trust,
Commercial Mortgage Pass-Through Certificates, Series CD 2007-CD5.

     For the purpose of the information presented in this offering prospectus with respect to the CGM RRI Hotel Portfolio Mortgage Loan, the loan per net rentable area ratio, the debt service coverage ratio and the loan-to-value ratio reflect the aggregate indebtedness evidenced by the entire CGM RRI Hotel
Portfolio Loan Combination.

     Servicing. The CGM RRI Hotel Portfolio Loan Combination is currently being serviced pursuant to the terms of the series CD 2007-CD5 pooling and servicing agreement, which contains provisions substantially similar to, but not necessarily identical with, the provisions of the series 2008-C7 pooling and servicing agreement (and all decisions, consents, waivers, approvals and other actions on the part of any holder of the CGM RRI Hotel Portfolio Loan
Combination will be effected in accordance with the series CD 2007-CD5 pooling and servicing agreement). The applicable series CD 2007-CD5 master servicer
(and, if the applicable series CD 2007-CD5 master servicer fails to do so, the series CD 2007-CD5 trustee), is obligated to make any required servicing advances on the CGM RRI Hotel Portfolio Mortgage Loan unless the applicable series CD 2007-CD5 master

                                       111

servicer, the series CD 2007-CD5 special servicer or the series CD 2007-CD5 trustee, as the case may be, determines that such an advance would not be recoverable from collections on the CGM RRI Hotel Portfolio Loan Combination.

     Distributions. The holders of the respective promissory notes evidencing the CGM RRI Hotel Portfolio Loan Combination have entered into the CGM RRI Hotel
Portfolio Co-Lender Agreement, which sets forth the respective rights of each of the holders of the CGM RRI Hotel Portfolio Loan Combination. Pursuant to the CGM
RRI Hotel Portfolio Co-Lender Agreement, following the allocation of payments to each mortgage loan in the CGM RRI Hotel Portfolio Loan Combination in accordance with the related loan documents, collections on the CGM RRI Hotel Portfolio Loan
Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) generally in the following manner:

     o    first, to the CGM RRI Hotel Portfolio Mortgage Loan and the CGM RRI
          Hotel Portfolio Pari Passu Non-Trust Loans, on a pro rata and pari passu basis, in an amount up to all accrued and unpaid interest (other than Default Interest) on the respective principal balances of such mortgage loans (net of related master servicing fees), until all such interest is paid in full;

     o    second, to the CGM RRI Hotel Portfolio Mortgage Loan and the CGM RRI
          Hotel Portfolio Pari Passu Non-Trust Loans, on a pari passu basis, in an amount up to their respective pro rata portions (based on principal balance) of any payments and other collections of principal with respect to the CGM RRI Hotel Portfolio Loan Combination;

     o    third, to the CGM RRI Hotel Portfolio Mortgage Loan and the CGM RRI
          Hotel Portfolio Pari Passu Non-Trust Loans, on a pari passu basis, in an amount up to their respective pro rata portions (based on principal balance) of any prepayment consideration on the CGM RRI Hotel
          Portfolio Loan Combination, to the extent actually paid by the borrower;

     o    fourth, to the CGM RRI Hotel Portfolio Mortgage Loan and the CGM RRI
          Hotel Portfolio Pari Passu Non-Trust Loans, in an amount up to their respective pro rata portions (based on principal balance) of any late payment charges and Default Interest (after application as provided in the series CD 2007-CD5 pooling and servicing agreement), to the extent actually paid by the borrower, based on their respective principal balances;

     o    fifth, following a payment application trigger event with respect to the CGM RRI Hotel Portfolio Loan Combination, on a pari passu basis, in an amount up to their respective pro rata portions of any unpaid excess interest accrued with respect to any replacement notes representing any loan in the CGM RRI Hotel Portfolio Loan Combination;
          and

     o    sixth, if any excess amount is paid by the borrower and is not required to be returned to the borrower or to any other party under the loan documents, pro rata (based on principal balance) to the CGM
          RRI Hotel Portfolio Mortgage Loan and the CGM RRI Hotel Portfolio Pari
          Passu Non-Trust Loans.

                                       112

     Consent Rights. With respect to the CGM RRI Hotel Portfolio Loan
Combination, the series CD 2007-CD5 special servicer will, in general, not be permitted to take, or consent to the applicable series CD 2007-CD5 master servicer's taking, any of the following actions, among others, under the series
CD 2007-CD5 pooling and servicing agreement with respect to the CGM RRI Hotel
Portfolio Loan Combination, as to which the CGM RRI Hotel Portfolio Controlling
Party has objected within 10 business days of having been notified thereof in writing and receiving the information reasonably necessary to make an informed decision with respect thereto:

     o    any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of the related mortgaged real properties following a default,

     o    any modification, extension, amendment or waiver of a monetary term
          (including the timing of payments, but excluding the waiver of default charges) or any material non-monetary term (including any material term relating to insurance) of a specially serviced mortgage loan in the CGM RRI Hotel Portfolio Loan Combination,

     o    any proposed sale of an REO Property for less than the outstanding principal balance of, together with accrued interest on, the CGM RRI
          Hotel Portfolio Loan Combination,

     o    any acceptance of a discounted payoff with respect to a specially serviced mortgage loan in the CGM RRI Hotel Portfolio Loan
          Combination,

     o    any determination to bring a CGM RRI Hotel Portfolio Mortgaged
          Property, whether as an REO Property or otherwise following a default under the CGM RRI Hotel Portfolio Loan Combination, into compliance with applicable environmental laws or to otherwise address hazardous materials located at a CGM RRI Hotel Portfolio Mortgaged Property, whether as an REO Property or otherwise following a default under the
          CGM RRI Hotel Portfolio Loan Combination,

     o    any release of collateral for a mortgage loan in the CGM RRI Hotel
          Portfolio Loan Combination, other than in accordance with the terms of, or upon satisfaction of, such mortgage loan,

     o    any acceptance of substitute or additional collateral for the mortgage loans in the CGM RRI Hotel Portfolio Loan Combination, other than in accordance with the terms of such mortgage loan,

     o    any waiver of a "due on sale" or "due on encumbrance" clause with respect to any mortgage loan in the CGM RRI Hotel Portfolio Loan
          Combination,

     o    any acceptance of an assumption agreement releasing a borrower from liability under any mortgage loan in the CGM RRI Hotel Portfolio Loan
          Combination,

     o    any adoption or approval of a plan in bankruptcy of a related borrower,

     o    any replacement of the property manager or, if applicable, the franchise in respect of a CGM RRI Hotel Portfolio Mortgaged Property, if lender approval is required by the loan documents,

     o    any release, waiver or reduction of the amounts of escrows or reserves held in conjunction with the mortgage loans in the CGM RRI Hotel
          Portfolio Loan Combination not expressly required by the terms of the loan documents or under applicable law,

     o    any renewal or replacement of the then existing insurance policies to the extent that the renewal or replacement policy does not comply with the terms of the loan documents or any material waiver, modification or amendment of any material insurance requirements under the loan documents, in each case if lender's approval is required by the loan documents, and

                                       113

     o    any approval of a material capital expenditure, if lender's approval is required by the loan documents;

provided that, if the series CD 2007-CD5 special servicer determines that immediate action is necessary to protect the interests of the holders of the respective promissory notes evidencing the CGM RRI Hotel Portfolio Loan
Combination (or, if applicable, the holders of certificates backed thereby), as a collective whole, then the series CD 2007-CD5 special servicer may take any such action without waiting for the response of the CGM RRI Hotel Portfolio
Controlling Party. In addition, each holder of a mortgage loan in the CGM RRI
Hotel Portfolio Loan Combination or its representative has the non-binding right to consult with the applicable series CD 2007-CD5 master servicer or the series
CD 2007-CD5 special servicer, as applicable, with respect to any of the above described actions.

     Purchase Option. If and for so long as the CGM RRI Hotel Portfolio Loan
Combination remains a specially serviced mortgage loan and upon the date when any monthly payment becomes at least 60 days delinquent, the issuing entity, as holder of the promissory note for the CGM RRI Hotel Portfolio Mortgage Loan, and the CGM RRI Hotel Portfolio Pari Passu Non-Trust Loan Noteholders will each have the option to purchase the entire remaining portion of the CGM RRI Hotel
Portfolio Loan Combination (with preference to be given to the first such party to exercise such option) at a price at least equal to the sum of (i) the unpaid principal balance of the CGM RRI Hotel Portfolio promissory notes to be purchased, together with all accrued unpaid interest on those notes (other than
Default Interest) to but not including the date of such purchase, (ii) all other sums (in addition to principal and interest) then due and owing under the terms of such CGM RRI Hotel Portfolio promissory notes (excluding, however, Default
Interest and prepayment premiums), (iii) all expenses (including amounts incurred by and owing to the related holders of the CGM RRI Hotel Portfolio promissory notes, the applicable series CD 2007-CD5 master servicer and the series CD 2007-CD5 special servicer, if any) associated with the subject purchase, and (iv) to the extent related or allocable to such CGM RRI Hotel
Portfolio promissory notes, any amount in respect of servicing compensation, debt service advances (without duplication of amounts payable under clause (i)
above), servicing advances (including the amount of any servicing advance that has been previously reimbursed as a nonrecoverable advance out of general collections of principal on the mortgage pool for a securitization trust holding a CGM RRI Hotel Portfolio promissory note (but only to the extent such amounts have not been reimbursed to such trust)), and advance interest on all such advances, which are, at the time of purchase, payable or reimbursable to the holders of the CGM RRI Hotel Portfolio promissory notes, the applicable series
CD 2007-CD5 master servicer or the series CD 2007-CD5 special servicer or any other person under (x) any servicing agreement, (y) the CGM RRI Hotel Portfolio
Co-Lender Agreement and/or (z) with respect to any such amount in respect of advance interest on debt service advances, any securitization agreement governing a securitization trust holding a CGM RRI Hotel Portfolio promissory note; provided that no liquidation fee to any servicer or special servicer will be due and payable if such CGM RRI Hotel Portfolio promissory notes are purchased within 60 days of the transfer of such CGM RRI Hotel Portfolio promissory notes to the series CD 2007-CD5 special servicer). In any event, however, the purchase price will not include any Default Interest, late payment charges or prepayment consideration. Any holder of a promissory note evidencing a mortgage loan that is part of the CGM RRI Hotel Portfolio Loan Combination will be entitled to appoint a representative to exercise the purchase option described in this paragraph, which representative will, in the case of the issuing entity, be the series 2008-C7 controlling class representative.

     Termination of Special Servicer. The CGM RRI Hotel Portfolio Controlling
Party may terminate an existing special servicer with respect to, but solely with respect to, the CGM RRI Hotel Portfolio Loan Combination, with or without cause, and appoint a successor to any special servicer with respect to, but solely with respect to, the CGM RRI Hotel Portfolio Loan Combination that has resigned or been terminated, subject to receipt by the series CD 2007-CD5 trustee of certain items described in the series CD 2007-CD5 pooling and servicing agreement and the series CD 2007-CD5 controlling class representative may not terminate without cause a special servicer appointed by the CGM RRI
Hotel Portfolio Controlling Party.

                                       114

     The Lincoln Square Loan Combination.

     General. The Lincoln Square Mortgage Loan, representing 3.2% of the Initial
Mortgage Pool Balance and 3.7% of the Initial Loan Group No. 1 Balance, has a
cut-off date principal balance of $60,000,000. The Lincoln Square Mortgage Loan is part of the Lincoln Square Loan Combination which includes one (1) other mortgage loan that is pari passu in right of payment with the Lincoln Square
Mortgage Loan and another mortgage loan that is subordinate in right of payment to the Lincoln Square Mortgage Loan. The Lincoln Square Loan Combination is
secured by the Lincoln Square Mortgaged Property.

     The Lincoln Square Pari Passu Non-Trust Loan has a cut-off date balance of
$160,000,000 and was included in a commercial mortgage securitization involving the issuance of the Deutsche Mortgage & Asset Receiving Corporation CD 2007-CD5
Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series CD
2007-CD5. The Lincoln Square Subordinate Non-Trust Loan has a cut-off date balance of $65,000,000 and is currently held by Citigroup Global Markets Realty
Corp.

     For the purpose of the information presented in this offering prospectus with respect to the Lincoln Square Mortgage Loan, the loan per net rentable area ratio, the debt service coverage ratio and the loan-to-value ratio reflect both of the Lincoln Square Senior Loans, but exclude the Lincoln Square Subordinate
Non-Trust Loan.

     Servicing. The Lincoln Square Loan Combination is currently being serviced pursuant to the terms of the series CD 2007-CD5 pooling and servicing agreement, which contains provisions substantially similar to, but not necessarily identical with, the provisions of the series 2008-C7 pooling and servicing agreement (and all decisions, consents, waivers, approvals and other actions on the part of any holder of the Lincoln Square Loan Combination will be effected in accordance with the series CD 2007-CD5 pooling and servicing agreement). The applicable series CD 2007-CD5 master servicer (and, if the applicable series CD
2007-CD5 master servicer fails to do so, the series CD 2007-CD5 trustee) is obligated to make any required servicing advances on the Lincoln Square Loan
Combination unless the applicable series CD 2007-CD5 master servicer, the series
CD 2007-CD5 special servicer or the series CD 2007-CD5 trustee, as the case may be, determines that such an advance would not be recoverable from collections on the Lincoln Square Loan Combination.

     Distributions. The holders of the Lincoln Square Loan Combination have entered into the Lincoln Square Co-Lender Agreement, which sets forth the respective rights of each of the holders of the promissory notes evidencing the
Lincoln Square Loan Combination. Pursuant to the Lincoln Square Co-Lender
Agreement, following the allocation of payments to each mortgage loan in the
Lincoln Square Loan Combination in accordance with the related loan documents, unless there exist either (a) certain monetary events of default as to the
Lincoln Square Senior Loans for which the Lincoln Square Subordinate Non-Trust
Loan Noteholder has not exercised its cure rights as described under "--Cure
Rights" below, or (b) certain non-monetary events of default with respect to the
Lincoln Square Senior Loans at a time when the Lincoln Square Loan Combination is being specially serviced, collections on the Lincoln Square Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) generally in the following manner:

     o    first, to the Lincoln Square Mortgage Loan and the Lincoln Square Pari
          Passu Non-Trust Loan, on a pro rata and pari passu basis, in an amount equal to all accrued and unpaid interest (other than Default Interest)
          on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

     o    second, to the Lincoln Square Mortgage Loan and the Lincoln Square
          Pari Passu Non-Trust Loan, on a pro rata and pari passu basis, in an amount equal to (i) all scheduled principal payments attributable to the Lincoln Square Mortgage Loan and the Lincoln Square Pari Passu
          Non-Trust Loan (based on the principal balances of such mortgage loans relative to the principal balance of

                                       115

          the entire Lincoln Square Loan Combination), (ii) all voluntary principal prepayments attributable to the Lincoln Square Mortgage Loan and the Lincoln Square Pari Passu Non-Trust Loan (based on the principal balances of such mortgage loans relative to the principal balance of the entire Lincoln Square Loan Combination), (iii) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the Lincoln Square
          Mortgage Loan and the Lincoln Square Pari Passu Non-Trust Loan (based on the principal balances of such mortgage loans relative to the principal balance of the entire Lincoln Square Loan Combination), and
          (iv) on the maturity date of the Lincoln Square Loan Combination, all principal payments attributable to the Lincoln Square Mortgage Loan and the Lincoln Square Pari Passu Non-Trust Loan (based on the principal balances of such mortgage loans relative to the principal balance of the entire Lincoln Square Loan Combination);

     o    third, to the Lincoln Square Subordinate Non-Trust Loan, up to the
          amount of any unreimbursed cure payments paid or advanced by the
          Lincoln Square Subordinate Non-Trust Loan Noteholder with respect to the Lincoln Square Loan Combination pursuant to the Lincoln Square
          Co-Lender Agreement or the series CD 2007-CD5 pooling and servicing agreement;

     o    fourth, to the Lincoln Square Subordinate Non-Trust Loan, in an amount equal to all accrued and unpaid interest (other than Default Interest)
          on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

     o    fifth, to the Lincoln Square Subordinate Non-Trust Loan in an amount equal to (i) all scheduled principal payments attributable to the
          Lincoln Square Subordinate Non-Trust Loan (based on the principal balance of such mortgage loan relative to the principal balance of the entire Lincoln Square Loan Combination), (ii) all voluntary principal prepayments attributable to the Lincoln Square Subordinate Non-Trust
          Loan (based on the principal balance of such mortgage loan relative to the principal balance of the entire Lincoln Square Loan Combination),
          (iii) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the Lincoln
          Square Subordinate Non-Trust Loan (based on the principal balance of such mortgage loan relative to the principal balance of the entire
          Lincoln Square Loan Combination), and (iv) on the maturity date of the
          Lincoln Square Loan Combination, all principal payments attributable to the Lincoln Square Subordinate Non-Trust Loan (based on the principal balance of such mortgage loan relative to the principal balance of the entire Lincoln Square Loan Combination);

     o    sixth, to the Lincoln Square Mortgage Loan and the Lincoln Square Pari
          Passu Non-Trust Loan, on a pro rata and pari passu basis, any prepayment consideration attributable to the Lincoln Square Mortgage
          Loan and the Lincoln Square Pari Passu Non-Trust Loan in accordance with the related loan documents;

     o    seventh, to the Lincoln Square Mortgage Loan and the Lincoln Square
          Pari Passu Non-Trust Loan, on a pro rata and pari passu basis, any late payment charges and Default Interest due in respect of the
          Lincoln Square Mortgage Loan and the Lincoln Square Pari Passu
          Non-Trust Loan in accordance with the related loan documents (after application as provided in the series CD 2007-CD5 pooling and servicing agreement);

     o    eighth, to the Lincoln Square Subordinate Non-Trust Loan, any
          prepayment consideration attributable to the Lincoln Square
          Subordinate Non-Trust Loan in accordance with the related loan documents;

     o    ninth, to the Lincoln Square Subordinate Non-Trust Loan, any late payment charges and Default Interest due in respect of the Lincoln
          Square Subordinate Non-Trust Loan in accordance with the

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          related loan documents (after application as provided in the series CD
          2007-CD5 pooling and servicing agreement); and

     o    tenth, for such remaining purposes as are provided in the Lincoln
          Square Co-Lender Agreement.

     Pursuant to the Lincoln Square Co-Lender Agreement, during the continuance of: (a) certain monetary events of default with respect to the Lincoln Square
Senior Loans for which the Lincoln Square Subordinate Non-Trust Loan Noteholder
has not exercised its cure rights as described under "--Cure Rights" below, or
(b) certain non-monetary events of default with respect to the Lincoln Square
Senior Loans at a time when the Lincoln Square Loan Combination is being specially serviced, collections on the Lincoln Square Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) generally in the following manner:

     o    first, to the Lincoln Square Mortgage Loan and the Lincoln Square Pari
          Passu Non-Trust Loan, on a pro rata and pari passu basis, in an amount equal to accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees);

     o    second, to the Lincoln Square Mortgage Loan and the Lincoln Square
          Pari Passu Non-Trust Loan, on a pro rata and pari passu basis, in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero;

     o    third, to the Lincoln Square Subordinate Non-Trust Loan, up to the
          amount of any unreimbursed cure payments paid or advanced by the
          Lincoln Square Subordinate Non-Trust Loan Noteholder with respect to the Lincoln Square Loan Combination pursuant to the Lincoln Square
          Co-Lender Agreement or the series CD 2007-CD5 pooling and servicing agreement;

     o    fourth, to the Lincoln Square Subordinate Non-Trust Loan, in an amount equal to accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees);

     o    fifth, to the Lincoln Square Subordinate Non-Trust Loan, in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero;

     o    sixth, to the Lincoln Square Mortgage Loan and the Lincoln Square Pari
          Passu Non-Trust Loan, on a pro rata and pari passu basis, any prepayment consideration attributable to the Lincoln Square Mortgage
          Loan and the Lincoln Square Pari Passu Non-Trust Loan (based on the principal balances of such mortgage loans relative to the principal balance of the entire Lincoln Square Loan Combination) in accordance with the related loan documents;

     o    seventh, to the Lincoln Square Subordinate Non-Trust Loan, any
          prepayment consideration attributable to the Lincoln Square
          Subordinate Non-Trust Loan (based on the principal balance of such mortgage loan relative to the principal balance of the entire Lincoln
          Square Loan Combination) in accordance with the related loan documents;

     o    eighth, to the Lincoln Square Mortgage Loan and the Lincoln Square
          Pari Passu Non-Trust Loan, on a pro rata and pari passu basis, any late payment charges and Default Interest due in respect of the
          Lincoln Square Mortgage Loan and the Lincoln Square Pari Passu
          Non-Trust Loan (based on the principal balances of such mortgage loans relative to the principal balance of the entire Lincoln Square Loan
          Combination) in accordance with the related loan documents (after application as provided in the series CD 2007-CD5 pooling and servicing agreement);

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     o    ninth, to the Lincoln Square Subordinate Non-Trust Loan, any late payment charges and Default Interest due in respect of the Lincoln
          Square Subordinate Non-Trust Loan (based on the principal balance of such mortgage loan relative to the principal balance of the entire
          Lincoln Square Loan Combination) in accordance with the related loan documents (after application as provided in the series CD 2007-CD5 pooling and servicing agreement);

     o    tenth, to the Lincoln Square Mortgage Loan and the Lincoln Square Pari
          Passu Non-Trust Loan, on a pro rata and pari passu basis, any other amounts paid by the borrower and due in respect of the Lincoln Square
          Mortgage Loan and the Lincoln Square Pari Passu Non-Trust Loan;

     o    eleventh, to the Lincoln Square Subordinate Non-Trust Loan, any other amounts paid by the borrower and due in respect of the Lincoln Square
          Subordinate Non-Trust Loan;

     o    twelfth, to the Lincoln Square Subordinate Non-Trust Loan, up to the
          amount of any unreimbursed costs and expenses paid or advanced by the
          Lincoln Square Subordinate Non-Trust Loan Holder with respect to the
          Lincoln Square Loan Combination pursuant to the Lincoln Square
          Co-Lender Agreement or the series CD 2007-CD5 pooling and servicing agreement; and

     o    thirteenth, for such remaining purposes as are provided in the Lincoln
          Square Co-Lender Agreement.

     Consent Rights. Subject to the second following paragraph, the Lincoln
Square Controlling Party will be entitled to advise the applicable series CD
2007-CD5 master servicer and the series CD 2007-CD5 special servicer with respect to the actions set forth below; and the applicable series CD 2007-CD5 master servicer or the series CD 2007-CD5 special servicer will not be permitted to take any of the actions set forth below unless it has notified the respective holders of the mortgage loans constituting the Lincoln Square Loan Combination and the Lincoln Square Controlling Party has not objected within 10 business days of having been notified thereof in writing and having been provided with all reasonably requested information with respect thereto (it being understood and agreed that if such written objection has not been received by the applicable series CD 2007-CD5 master servicer or the series CD 2007-CD5 special servicer, as the case may be, within such 10-business day period, then the
Lincoln Square Controlling Party's approval will be deemed to have been given):

     o    any acceleration of the Lincoln Square Loan Combination (unless such acceleration is by its terms automatic under the loan agreement) and any proposed or actual foreclosure upon or comparable conversion of the ownership of the Lincoln Square Mortgaged Property;

     o    any workout of the Lincoln Square Loan Combination, any modification, extension, amendment or waiver of any monetary term or material non-monetary term (including, without limitation, the timing of payments or the maturity date, acceptance of discounted payoffs or the forgiveness of any interest or principal payments) of the Lincoln
          Square Loan Combination;

     o    any proposed sale of the Lincoln Square Mortgaged Property for less than the unpaid principal amount of the Lincoln Square Loan
          Combination, accrued and unpaid interest thereon at the interest rate thereon (other than Default Interest) and all amounts required to be paid or reimbursed to the applicable series CD 2007-CD5 master servicer, the series CD 2007-CD5 special servicer, the series CD
          2007-CD5 trustee and any other similar party making advances pursuant to the pooling and servicing agreement for any securitization transaction relating to a Lincoln Square Senior Loan and any unreimbursed realized losses allocated to the Lincoln Square Loan
          Combination;

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     o    any proposed sale of any related REO Property or any proposed sale of the Lincoln Square Loan Combination other than in connection with the exercise of a "fair value" purchase option pursuant to the series CD
          2007-CD5 pooling and servicing agreement;

     o    any determination to bring any related REO Property into compliance with applicable environmental laws or otherwise address hazardous materials located at the Lincoln Square Mortgaged Property or any related REO Property;

     o    any release of collateral or any acceptance of substitute or additional collateral for any mortgage loan in the Lincoln Square Loan
          Combination, or any release of the borrower or any guarantor other than pursuant to the specific terms of the Lincoln Square Loan
          Combination;

     o    any waiver of, or determination to enforce or not to enforce, a
          "due-on-sale" or "due-on-encumbrance" clause, or consent to a transfer of the Lincoln Square Mortgaged Property or direct or indirect interests in the borrower;

     o    the incurrence of additional debt by the borrowers or any mezzanine financing by any beneficial owner of the borrower (except as expressly permitted by the terms of the mortgage loan documents with no lender discretion);

     o    any proposed modification or waiver of any material insurance requirements set forth in the loan agreement, and any renewal or replacement of the then-existing insurance policies (to the extent the lender has approval rights with respect to such items in the loan agreement);

     o    any approval of annual budgets, business plans, major leases, modifications to or terminations of major leases or material capital expenditures for the Lincoln Square Mortgaged Property, to the extent the lender has approval rights with respect to such items in the loan agreement;

     o    any release, waiver or reduction of the amounts of escrows or reserves not expressly required by the terms of the Lincoln Square Loan
          Combination or under applicable law;

     o    any determination to apply casualty proceeds or condemnation awards toward repayment of the Lincoln Square Loan Combination rather than toward restoration of the Lincoln Square Mortgaged Property;

     o    the subordination of any lien created pursuant to the terms of the mortgage loan documents;

     o    any material alteration to the Lincoln Square Mortgaged Property, to the extent the lender has approval rights with respect to such item in the loan agreement;

     o    any approval of a replacement property manager for the Lincoln Square
          Mortgaged Property or any proposed termination or material modification of the property management agreement;

     o    any proposed amendment to any single purpose entity provision of the mortgage loan documents;

     o    the approval or adoption of any plan of bankruptcy, reorganization, restructuring or similar event in a bankruptcy or similar proceeding with respect to the borrower;

     o    any acceptance of an assumption agreement releasing the borrower from liability under the mortgage loan documents;

     o    the waiver of any notice provisions relating to prepayment;

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     o    the waiver of any material event of default or any event that, with notice or the passage of time, would constitute a material event of default; and

     o    any determination by the applicable master servicer that a servicing transfer event which is based on an imminent default has occurred with respect to the Lincoln Square Loan Combination;

provided that, in the event that the applicable series CD 2007-CD5 master servicer or the series CD 2007-CD5 special servicer determines that immediate action is necessary to protect the interests of the holders of the mortgage loans constituting the Lincoln Square Loan Combination (as a collective whole), the applicable series CD 2007-CD5 master servicer or the series CD 2007-CD5 special servicer, as the case may be, may take (or, in the case of the series CD
2007-CD5 special servicer, if and when appropriate under the series CD 2007-CD5 pooling and servicing agreement, may consent to the applicable series CD
2007-CD5 master servicer's taking) any such action without waiting for the
Lincoln Square Controlling Party's response.

     Notwithstanding anything herein to the contrary, no advice, direction or objection from or by the Lincoln Square Controlling Party may (and the applicable series CD 2007-CD5 master servicer or the series CD 2007-CD5 special servicer, as the case may be, will be required to ignore and act without regard to any such advice, direction or objection that such servicer has determined, in its reasonable, good faith judgment, will) require, cause or permit such servicer to violate any provision of the Lincoln Square Co-Lender Agreement or the series CD 2007-CD5 pooling and servicing agreement, the mortgage loan documents or applicable law or result in certain adverse tax consequences specified in the Lincoln Square Co-Lender Agreement. Furthermore, the applicable series CD 2007-CD5 master servicer or the series CD 2007-CD5 special servicer, as the case may be, will not be obligated to seek approval from the Lincoln
Square Controlling Party for any actions to be taken by such servicer with respect to the workout or liquidation of the Lincoln Square Loan Combination if:
(i) such servicer has notified the Lincoln Square Controlling Party in writing of various actions that such servicer proposes to take with respect to the workout or liquidation of the Lincoln Square Loan Combination; and (ii) for 60
days following the first such notice, the Lincoln Square Controlling Party has objected to all of those proposed actions and has failed to suggest any alternative actions that such servicer considers to be consistent with the applicable servicing standard.

     Under the Lincoln Square Co-Lender Agreement, following the preparation of any required appraisal following an appraisal trigger event under the series CD
2007-CD5 pooling and servicing agreement and the Lincoln Square Co-Lender
Agreement, the Lincoln Square Controlling Party will have the right to direct the series CD 2007-CD5 special servicer to hire an appraiser reasonably satisfactory to the Lincoln Square Controlling Party to prepare a second appraisal of the Lincoln Square Mortgaged Property at the expense of the Lincoln
Square Controlling Party. If the appraised value of the Lincoln Square Mortgaged
Property determined by the second appraisal does not differ from that used in determining the Appraisal Reduction Amount by more than 10%, the first appraisal shall be utilized to determine the allocation of the Appraisal Reduction Amount to the aggregate unpaid principal balance of the Lincoln Square Loan
Combination. If the appraised value of the Lincoln Square Mortgaged Property determined by the second appraisal differs from that used in determining the
Appraisal Reduction Amount by more than 10%, the series CD 2007-CD5 special servicer will be required to direct the appraisers to jointly appoint a third appraiser, at the expense of the Lincoln Square Subordinate Non-Trust Loan
Noteholder, to reconcile the differences between the appraised values determined under each appraisal; provided that the appraised value of the Lincoln Square
Mortgaged Property set forth in the first appraisal will be used to calculate any Appraisal Reduction Amount until the determination of the third appraiser is rendered. The determination of the third appraiser will be the final and binding determination of the appraised value of the Lincoln Square Mortgaged Property for purposes of the Lincoln Square Co-Lender Agreement until the preparation of a new appraisal, if any, is required in accordance with the terms of the series
CD 2007-CD5 pooling and servicing agreement.

     In addition, subject to the satisfaction of certain conditions specified in the Lincoln Square Co-Lender Agreement, within ten business days after receipt by the Lincoln Square Subordinate Non-Trust Loan Noteholder

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of notice indicating that it is no longer the Lincoln Square Controlling Party, the Lincoln Square Subordinate Non-Trust Loan Noteholder may elect to post with the holders of the Lincoln Square Senior Loans cash, letters of credit in form and substance satisfactory to such holder and the rating agencies, or U.S.
government securities that have maturities of not more than 30 days meeting rating agency criteria as "eligible investments" or "permitted investments" in an amount which, when added to and for this purpose considered a part of the appraised value of the Lincoln Square Mortgaged Property, will cause the Lincoln
Square Subordinate Non-Trust Loan Noteholder to remain the Lincoln Square
Controlling Party. Upon providing written notice of its intent to exercise that option, the Lincoln Square Subordinate Non-Trust Loan Noteholder will be required to post any such reserve collateral as quickly as practicable (but in no event more than three business days following the receipt of the above notice). Upon the posting of such reserve collateral, the Lincoln Square
Subordinate Non-Trust Loan Noteholder will be entitled to exercise all of the rights of the Lincoln Square Controlling Party under the Lincoln Square
Co-Lender Agreement; provided, however, that such posting of such reserve collateral will not prevent the Lincoln Square Subordinate Non-Trust Loan
Noteholder from losing its status as the Lincoln Square Controlling Party again
(provided that the reserve collateral will be taken into account in determining the Lincoln Square Mortgaged Property's value when calculating whether the
Lincoln Square Subordinate Non-Trust Loan Noteholder is no longer the Lincoln
Square Controlling Party), in which event the foregoing provisions described in this paragraph will again apply and the Lincoln Square Subordinate Non-Trust
Loan Noteholder will again be entitled to post reserve collateral.

     Notwithstanding the foregoing, if the appraised value of the Lincoln Square
Mortgaged Property has increased such that the Lincoln Square Subordinate
Non-Trust Loan Noteholder is the Lincoln Square Controlling Party without regard to any such reserve collateral, then the holder of the Lincoln Square Senior
Loans will release the then remaining reserve collateral upon the written request of the Lincoln Square Subordinate Non-Trust Loan Noteholder and such holder's payment of any costs and expenses in connection with the release.

     Termination of Special Servicer. The series CD 2007-CD5 controlling class representative will be entitled to appoint and replace the special servicer with respect to the Lincoln Square Loan Combination, subject to receipt of a "no downgrade" letter from the applicable rating agencies. In addition, the Lincoln
Square Subordinate Non-Trust Loan Noteholder, so long as it is the Lincoln
Square Controlling Party, will have the right to terminate the existing special servicer with respect to the Lincoln Square Loan Combination, with or without cause, and appoint a successor to any special servicer with respect to the
Lincoln Square Loan Combination that has resigned or been terminated, and the series CD 2007-CD5 controlling class representative may not terminate a special servicer appointed by the Lincoln Square Subordinate Non-Trust Loan Noteholder
(so long as it is the Lincoln Square Controlling Party) without cause; provided that any such replacement of the related special servicer by the Lincoln Square
Controlling Party or its designee will be subject to the terms and conditions of the series CD 2007-CD5 pooling and servicing agreement, including, without limitation, the requirement that such Lincoln Square Controlling Party or its designee desiring to effect such replacement deliver to the series CD 2007-CD5 trustee "no downgrade" letters from the applicable rating agencies.

     Cure Rights. The Lincoln Square Subordinate Non-Trust Loan Noteholder (or
its designee) has a right to cure an event of default on the Lincoln Square Loan
Combination (i) within 10 days of receipt of notice of the subject event of default, if such default is a monetary default or (ii) within the later of (A)
10 days after the expiration of the applicable grace period for the subject event of default and (B) 30 days of receipt of notice of the subject event of default, if such default is a non-monetary default; provided that (1) a cure event may not exceed three consecutive months and (2) no more than six cure events are permitted during the term of the Lincoln Square Loan Combination.
Under certain circumstances specified in the Lincoln Square Co-Lender Agreement, the 30-day cure period may be extended for an additional 45 days for a total of up to 75 days.

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     Purchase Option. If and for so long as the Lincoln Square Loan Combination is specially serviced and a scheduled payment on the Lincoln Square Loan
Combination is at least 60 days delinquent, the Lincoln Square Subordinate
Non-Trust Loan Noteholder has the option to purchase the Lincoln Square Mortgage
Loan and the Lincoln Square Pari Passu Non-Trust Loan (together only) at a price generally equal to the aggregate unpaid principal balance of the Lincoln Square
Mortgage Loan and the Lincoln Square Pari Passu Non-Trust Loan, together with all accrued unpaid interest on those loans (other than Default Interest) to but not including the date of such purchase, and any servicing compensation, advances and interest on advances payable or reimbursable to any party to the series CD 2007-CD5 pooling and servicing agreement pursuant thereto (but exclusive of any prepayment consideration and late payment charges).

     The Bush Terminal Loan Combination.

     General. The Bush Terminal Mortgage Loan, representing 2.7% of the Initial
Mortgage Pool Balance and 3.1% of the Initial Loan Group No. 1 Balance, has a
cut-off date principal balance of $50,000,000. The Bush Terminal Mortgage Loan is part of the Bush Terminal Loan Combination which consists of two (2) mortgage loans that are pari passu in right of payment with each other. The Bush Terminal
Loan Combination is secured by the Bush Terminal Mortgaged Properties.

     The Bush Terminal Pari Passu Non-Trust Loan has a cut-off date balance of
$250,000,000 and was included in a commercial mortgage securitization involving the issuance of the Greenwich Capital Commercial Funding Corp. Commercial
Mortgage Trust 2007-GG11, Commercial Mortgage Pass-Through Certificates, Series
2007-GG11.

     For the purpose of the information presented in this offering prospectus with respect to the Bush Terminal Mortgage Loan, the loan per net rentable area ratio, the debt service coverage ratio and the loan-to-value ratio reflect the aggregate indebtedness evidenced by the entire Bush Terminal Loan Combination.

     Servicing. The Bush Terminal Loan Combination is currently being serviced pursuant to the terms of the series 2007-GG11 pooling and servicing agreement
(and all decisions, consents, waivers, approvals and other actions on the part of any holder of a promissory note evidencing the Bush Terminal Loan Combination will be effected in accordance with the series 2007-GG11 pooling and servicing agreement and the Bush Terminal Co-Lender Agreement). The series 2007-GG11 master servicer (and, if the series 2007-GG11 master servicer fails to do so, the series 2007-GG11 trustee) is obligated to make any required servicing advances on the Bush Terminal Loan Combination unless the series 2007-GG11 master servicer, the series 2007-GG11 special servicer or the series 2007-GG11 trustee, as the case may be, determines that such an advance would not be recoverable from collections on the Bush Terminal Loan Combination.

     Distributions. The holders of the respective promissory notes evidencing the Bush Terminal Loan Combination have entered into the Bush Terminal Co-Lender
Agreement that sets forth the respective rights of those noteholders. Pursuant to the Bush Terminal Co-Lender Agreement, all payments and receipts in respect of the Bush Terminal Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including interest accrued on advances, indemnification of the series 2007-GG11 master servicer, the series 2007-GG11 special servicer and the series 2007-GG11 trustee and unpaid servicing compensation) to the Bush Terminal Mortgage Loan and the Bush
Terminal Pari Passu Non-Trust Loan on a pro rata and pari passu basis. If a holder of a promissory note evidencing one of the mortgage loans constituting the Bush Terminal Loan Combination acquires title to a Bush Terminal Mortgaged
Property, then all amounts derived from the operation and disposition of the
Bush Terminal Mortgaged Property will be allocated among the holders of the respective promissory notes evidencing the Bush Terminal Loan Combination on a pro rata and pari passu basis.

     Consent Rights. With respect to the Bush Terminal Loan Combination, the
Bush Terminal Controlling Party will be entitled to advise the series 2007-GG11 master servicer and the series 2007-GG11 special servicer

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with respect to the following actions, and the series 2007-GG11 master servicer and the series 2007-GG11 special servicer will, in general, not be permitted to take (or, in the case of the series 2007-GG11 special servicer, not be permitted to consent to the series 2007-GG11 master servicer's taking) any of the following actions, among others, under the series 2007-GG11 pooling and servicing agreement with respect to the Bush Terminal Loan Combination, as to which the Bush Terminal Controlling Party has objected in writing within 10 business days of having been notified thereof and having been provided with all reasonably requested information with respect thereto:

     o    any proposed or actual foreclosure upon or comparable conversion, which may include acquisition as an REO Property, of the ownership of the related mortgaged real property when the Bush Terminal Loan
          Combination is being specially serviced;

     o    any modification, extension, amendment or waiver of a monetary term, including the timing of payments, or any material non-monetary term
          (including any prohibition on additional debt or any material term relating to insurance other than a determination to allow the related borrower to maintain insurance with a qualified insurer rated at least
          "A" from S&P and Fitch and "A2" from Moody's despite a higher standard in the related loan documents) of a specially serviced mortgage loan in the Bush Terminal Loan Combination;

     o    any proposed or actual sale of a Bush Terminal Mortgaged Property as an REO Property for less than the outstanding principal balance of, together with accrued interest (other than Default Interest) on, the
          Bush Terminal Loan Combination;

     o    any acceptance of a discounted payoff with respect to a specially serviced mortgage loan in the Bush Terminal Loan Combination;

     o    any determination to bring a Bush Terminal Mortgaged Property, whether as an REO Property or following a default on the Bush Terminal Loan
          Combination, into compliance with applicable environmental laws or to otherwise address hazardous materials located at a Bush Terminal
          Mortgaged Property;

     o    any release of collateral for the Bush Terminal Loan Combination or any release of the related borrower or any guarantor under the Bush
          Terminal Loan Combination, other than in accordance with the terms of, or upon satisfaction of, the Bush Terminal Loan Combination (with no material discretion by the lender);

     o    any acceptance of substitute or additional collateral for the Bush
          Terminal Loan Combination, other than in accordance with the terms of the Bush Terminal Loan Combination (with no material discretion by the lender);

     o    any waiver of a "due on sale" or "due on encumbrance" clause with respect to the Bush Terminal Loan Combination;

     o    any acceptance of an assumption agreement releasing the borrower or a guarantor from liability under the Bush Terminal Loan Combination;

     o    any acceptance of a change in the property management company, subject to certain thresholds set forth in the series 2007-GG11 pooling and servicing agreement;

     o    any extension of the maturity date of the Bush Terminal Loan
          Combination; and

     o    any determination by the series 2007-GG11 special servicer that certain servicing transfer events have occurred with respect to the
          Bush Terminal Loan Combination, including, among other

                                       123

          things, by reason of the failure of the borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism;

provided that, if the series 2007-GG11 master servicer or the series 2007-GG11 special servicer, as applicable, determines that immediate action is necessary to protect the interests of the holders of the respective promissory notes evidencing the Bush Terminal Loan Combination (or, if applicable, the holders of certificates backed thereby), as a collective whole, then the series 2007-GG11 master servicer may take (or, in the case of the series 2007-GG11 special servicer, may consent to the series 2007-GG11 master servicer's taking) action without waiting for the response of the Bush Terminal Controlling Party.

     Termination of Special Servicer. The Bush Terminal Controlling Party may
terminate an existing special servicer with respect to the Bush Terminal Loan
Combination, with or without cause, and appoint a successor special servicer that meets the customary criteria for an acceptable special servicer in accordance with the series 2007-GG11 pooling and servicing agreement, subject to, among other things, rating agency confirmation that the appointment will not cause the downgrade, withdrawal or qualification of the then current ratings of any class of the series 2007-GG11 certificates or the series 2008-C7 certificates.

     The Alexandria Mall Loan Combination.

     General. The Alexandria Mall Mortgage Loan, representing 2.6% of the
Initial Mortgage Pool Balance and 2.9% of the Initial Loan Group No. 1 Balance,
has a cut-off date principal balance of $47,500,000. The Alexandria Mall
Mortgage Loan is part of the Alexandria Mall Loan Combination, which includes two (2) other mortgage loans that are subordinate in right of payment of interest and principal to the Alexandria Mall Mortgage Loan. The Alexandria Mall
Loan Combination is secured by the Alexandria Mall Mortgaged Property.

     The Alexandria Mall Subordinate Non-Trust Loans (a) are evidenced by separate promissory notes held by Citigroup Global Markets Realty Corp., (b)
have the same maturity date as the Alexandria Mall Mortgage Loan, (c) bear interest at a rate of 6.1650% per annum, and (d) have unpaid principal balances of $7,000,000 (in the case of the Alexandria Mall B-1 Non-Trust Loan), and
$5,000,000 (in the case of Alexandria Mall B-2 Non-Trust Loan) as of the cut-off
date, and the entire Alexandria Mall Loan Combination has an unpaid principal balance as of the cut-off date of $59,500,000. The Alexandria Mall B-2 Non-Trust
Loan is subordinate to the Alexandria Mall B-1 Non-Trust Loan. Citigroup Global
Markets Realty Corp. may transfer either Alexandria Mall Subordinate Non-Trust
Loan to the related borrower or an affiliate thereof.

     For the purpose of the information presented in this offering prospectus with respect to the Alexandria Mall Mortgage Loan, the loan per net rentable area ratio, the debt service coverage ratio and the loan-to-value ratio reflects the Alexandria Mall Mortgage Loan, but excludes the Alexandria Mall Subordinate
Non-Trust Loans.

     Servicing. The Alexandria Mall Subordinate Non-Trust Loans will be serviced, along with the Alexandria Mall Mortgage Loan, under the series 2008-C7 pooling and servicing agreement by the applicable master servicer and the special servicer and in accordance with the Alexandria Mall Co-Lender Agreement, generally as if the Alexandria Mall Subordinate Non-Trust Loans were mortgage loans in the trust fund.

     Distributions. The holders of the Alexandria Mall Loan Combination have entered into the Alexandria Mall Co-Lender Agreement, which sets forth the respective rights of each of the holders of the promissory notes evidencing the
Alexandria Mall Loan Combination. Pursuant to the Alexandria Mall Co-Lender
Agreement, following the allocation of payments to each mortgage loan in the
Alexandria Mall Loan Combination in accordance with the related mortgage loan documents, unless (i) a monetary event of default has occurred, (ii) a non-monetary event of default has occurred so as to cause the Alexandria Mall
Loan Combination to become specially serviced mortgage loans or (iii) the
Alexandria Mall Mortgaged Property has become REO Property, collections on the
Alexandria Mall Loan Combination will generally be allocated (after application to certain

                                       124

related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) to the Alexandria Mall Mortgage Loan and the Alexandria Mall Subordinate Non-Trust
Loans generally in the following manner:

     o    first, to the Alexandria Mall Mortgage Loan, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the unpaid principal balance thereof (net of related master servicing fees);

     o    second, to the Alexandria Mall Mortgage Loan, in an amount equal to the sum of (i) the Alexandria Mall Mortgage Loan's pro rata share
          (based on the outstanding principal balance of the Alexandria Mall
          Mortgage Loan compared to the outstanding principal balance of the
          Alexandria Mall Loan Combination) of principal payments received, if any, with respect to the Alexandria Mall Loan Combination, and (ii) to the extent not previously offset by payments pursuant to this subclause (ii) of this clause second, any principal of the Alexandria
          Mall Mortgage Loan forgiven as part of a workout or restructuring;

     o    third, to the Alexandria Mall B-1 Non-Trust Loan, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the unpaid principal balance thereof;

     o    fourth, to the Alexandria Mall B-1 Non-Trust Loan, in an amount equal to the sum of (i) the Alexandria Mall B-1 Non-Trust Loan's pro rata share (based on the outstanding principal balance of the Alexandria
          Mall B-1 Non-Trust Loan compared to the outstanding principal balance of the Alexandria Mall Loan Combination) of principal payments received, if any, with respect to the Alexandria Mall Loan
          Combination, and (ii) to the extent not previously offset by payments pursuant to this subclause (ii) of this clause fourth, any principal of the Alexandria Mall B-1 Non-Trust Loan forgiven as part of a workout or restructuring;

     o    fifth, to the Alexandria Mall B-2 Non-Trust Loan, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the unpaid principal balance thereof;

     o    sixth, to the Alexandria Mall B-2 Non-Trust Loan, in an amount equal to the sum of (i) the Alexandria Mall B-2 Non-Trust Loan's pro rata share (based on the outstanding principal balance of the Alexandria
          Mall B-2 Non-Trust Loan compared to the outstanding principal balance of the Alexandria Mall Loan Combination) of principal payments received, if any, with respect to the Alexandria Mall Loan
          Combination, and (ii) to the extent not previously offset by payments pursuant to this subclause (ii) of this clause sixth, any principal of the Alexandria Mall B-2 Non-Trust Loan forgiven as part of a workout or restructuring;

     o    seventh, pro rata, either: (i) if any prepayment premium is calculated as a percentage of the principal amount prepaid, then to (A) the
          Alexandria Mall Mortgage Loan in an amount equal to the Alexandria
          Mall Mortgage Loan's pro rata share (based on the outstanding principal balance of the Alexandria Mall Mortgage Loan compared to the outstanding principal balance of the Alexandria Mall Loan Combination)
          of any prepayment premium, to the extent actually paid by the borrower, (B) the Alexandria Mall B-1 Non-Trust Loan in an amount equal to the Alexandria Mall B-1 Non-Trust Loan's pro rata share
          (based on the outstanding principal balance of the Alexandria Mall B-1
          Non-Trust Loan compared to the outstanding principal balance of the
          Alexandria Mall Loan Combination) of any prepayment premium, to the extent actually paid by the borrower, and (C) the Alexandria Mall B-2
          Non-Trust Loan in an amount equal to the Alexandria Mall B-2 Non-Trust
          Loan's pro rata share (based on the outstanding principal balance of the Alexandria Mall B-2 Non-Trust Loan compared to the outstanding principal balance of the Alexandria Mall Loan Combination) of any prepayment premium, to the extent actually paid by the borrower or
          (ii) if any prepayment premium is calculated according to a yield

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          maintenance or spread maintenance formula, then to (A) the Alexandria
          Mall Mortgage Loan in an amount equal to the portion of such prepayment premium calculated at the interest rate for, and based on the prepaid portion of, the Alexandria Mall Mortgage Loan, to the extent actually paid by the borrower, (B) to the Alexandria Mall B-1
          Non-Trust Loan in an amount equal to the portion of such prepayment premium calculated at the interest rate for, and based on the prepaid portion of, the Alexandria Mall B-1 Non-Trust Loan, to the extent actually paid by the borrower, and (C) to the Alexandria Mall B-2
          Non-Trust Loan in an amount equal to the portion of such prepayment premium calculated at the interest rate for, and based on the prepaid portion of, the Alexandria Mall B-2 Non-Trust Loan, to the extent actually paid by the borrower;

     o    eighth, if any excess amount is paid by the borrower, and not otherwise applied in accordance with the foregoing clauses first through seventh, such amount will be paid as follows: (i) first, to the Alexandria Mall B-1 Non-Trust Loan, any unreimbursed cure payments made by the holder thereof pursuant to the Alexandria Mall Co-Lender
          Agreement, (ii) second, to the Alexandria Mall B-2 Non-Trust Loan, any unreimbursed cure payments made by the holder thereof pursuant to the
          Alexandria Mall Co-Lender Agreement, and (iii) third, any remaining amounts to the Alexandria Mall Mortgage Loan, the Alexandria Mall B-1
          Non-Trust Loan and the Alexandria Mall B-2 Non-Trust Loan in
          accordance with their respective initial percentage interests.

     Pursuant to the Alexandria Mall Co-Lender Agreement, if (i) a monetary event of default has occurred which has not been cured by either Alexandria Mall
Subordinate Non-Trust Loan Noteholder, (ii) a non-monetary event of default has occurred so as to cause the Alexandria Mall Loan Combination to become specially serviced mortgage loans or (iii) the Alexandria Mall Mortgaged Property has become REO Property, collections on the Alexandria Mall Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) to the Alexandria Mall Mortgage Loan and the
Alexandria Mall Subordinate Non-Trust Loan generally in the following manner:

     o    first, to the Alexandria Mall Mortgage Loan, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the unpaid principal balance thereof (net of related master servicing fees);

     o    second, to the Alexandria Mall Mortgage Loan, as payments of principal, in an amount equal to the unpaid principal balance thereof
          (calculated without giving effect to any reduction for an amount previously forgiven in connection with a workout or restructuring), until such amount has been paid in full;

     o    third, to the Alexandria Mall B-1 Non-Trust Loan, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the unpaid principal balance thereof;

     o    fourth, to the Alexandria Mall B-1 Non-Trust Loan, as payments of principal, in an amount equal to the unpaid principal balance thereof
          (calculated without giving effect to any reduction for an amount previously forgiven in connection with a workout or restructuring), until such amount has been paid in full;

     o    fifth, to the Alexandria Mall B-1 Non-Trust Loan up to the amount of any unreimbursed cure payments made by the holder thereof pursuant to the Alexandria Mall Co-Lender Agreement;

     o    sixth, to the Alexandria Mall B-2 Non-Trust Loan, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the unpaid principal balance thereof;

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     o    seventh, to the Alexandria Mall B-2 Non-Trust Loan, as payments of principal, in an amount equal to the unpaid principal balance thereof
          (calculated without giving effect to any reduction for an amount previously forgiven in connection with a workout or restructuring), until such amount has been paid in full;

     o    eighth, to the Alexandria Mall B-2 Non-Trust Loan up to the amount of any unreimbursed cure payments made by the holder thereof pursuant to the Alexandria Mall Co-Lender Agreement;

     o    ninth, to the Alexandria Mall Mortgage Loan in an amount equal to either (i) if any prepayment premium is calculated as a percentage of the principal amount prepaid, then the Alexandria Mall Mortgage Loan's pro rata share (based on the outstanding principal balance of the
          Alexandria Mall Mortgage Loan compared to the outstanding principal balance of the Alexandria Mall Loan Combination) of any prepayment premium, to the extent actually paid by the borrower, or (ii) if any prepayment premium is calculated according to a yield maintenance or spread maintenance formula, then the portion of such prepayment premium calculated at the interest rate for, and based on the prepaid portion of, the Alexandria Mall Mortgage Loan, to the extent actually paid by the borrower;

     o    tenth, to the Alexandria Mall B-1 Non-Trust Loan in an amount equal to either (i) if any prepayment premium is calculated as a percentage of the principal amount prepaid, then the Alexandria Mall B-1 Non-Trust
          Loan's pro rata share (based on the outstanding principal balance of the Alexandria Mall B-1 Non-Trust Loan compared to the outstanding principal balance of the Alexandria Mall Loan Combination) of any prepayment premium, to the extent actually paid by the borrower, or
          (ii) if any prepayment premium is calculated according to a yield maintenance or spread maintenance formula, then the portion of such prepayment premium calculated at the interest rate for, and based on the prepaid portion of, the Alexandria Mall B-1 Non-Trust Loan, to the extent actually paid by the borrower;

     o    eleventh, to the Alexandria Mall B-2 Non-Trust Loan in an amount equal to either (i) if any prepayment premium is calculated as a percentage of the principal amount prepaid, then the Alexandria Mall B-2
          Non-Trust Loan's pro rata share (based on the outstanding principal balance of the Alexandria Mall B-2 Non-Trust Loan compared to the outstanding principal balance of the Alexandria Mall Loan Combination)
          of any prepayment premium, to the extent actually paid by the borrower, or (ii) if any prepayment premium is calculated according to a yield maintenance or spread maintenance formula, then the portion of such prepayment premium calculated at the interest rate for, and based on the prepaid portion of, the Alexandria Mall B-2 Non-Trust Loan, to the extent actually paid by the borrower;

     o    twelfth, in each case to the extent actually paid by the borrower and not payable to the applicable master servicer, the special servicer or the trustee pursuant to the Alexandria Mall Co-Lender Agreement or the series 2008-C7 pooling and servicing agreement, first, to the
          Alexandria Mall Mortgage Loan, any Default Interest accrued and not previously paid on the Alexandria Mall Mortgage Loan, second, to the
          Alexandria Mall B-1 Non-Trust Loan, any Default Interest accrued and not previously paid on the Alexandria Mall B-1 Non-Trust Loan, and third, to the Alexandria Mall B-2 Non-Trust Loan, any Default Interest
          accrued and not previously paid on the Alexandria Mall B-2 Non-Trust
          Loan; and

     o    thirteenth, if any excess amount is paid by the borrower, and not otherwise applied in accordance with the foregoing clauses first through twelfth, such amount shall be paid to the Alexandria Mall
          Mortgage Loan, the Alexandria Mall B-1 Non-Trust Loan and the
          Alexandria Mall B-2 Non-Trust Loan in accordance with their respective initial percentage interests.

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     Consent Rights. With respect to the Alexandria Mall Loan Combination, subject to the second following paragraph, the Alexandria Mall Controlling Party will be entitled to advise the applicable master servicer and the special servicer with respect to the actions set forth below; and the applicable master servicer (or, if the Alexandria Mall Loan Combination constitutes specially serviced mortgage loans or REO Property, the special servicer) the special servicer will, in general, not be permitted to take, or consent to the master servicer's taking, any of the actions set forth below, among others, under the series 2008-C7 pooling and servicing agreement with respect to the Alexandria
Mall Loan Combination, as to which the Alexandria Mall Controlling Party has objected within 10 business days of having been notified thereof in writing and receiving the information reasonably necessary to make an informed decision with respect thereto:

     o    any voting on or adoption or approval of a plan in a bankruptcy of the borrower;

     o    any adoption or implementation of a business plan or budget submitted by the borrower with respect to the Alexandria Mall Mortgaged
          Property;

     o    the execution, termination or renewal of any lease (if lender approval is provided for in the mortgage loan documents);

     o    the release of any escrow held in conjunction with the Alexandria Mall
          Loan Combination to the borrower not expressly required by the terms of the mortgage loan documents or under applicable law;

     o    (i) any modification, waiver or amendment of the provisions in the mortgage loan documents regarding the deposit of and distribution of funds in any reserve, escrow or lockbox accounts or (ii) any change in any ancillary mortgage loan documents except for non-economic loan terms that are required to be changed upon the satisfaction of certain conditions specified in the mortgage loan documents and with respect to which the lender has no discretion;

     o    any renewal or replacement of the then existing insurance policies (to the extent that the lender's approval is required under the mortgage loan documents) or any waiver, modification or amendment of any material insurance requirements under the mortgage loan documents;

     o    the waiver of any notice provisions relating to prepayment;

     o    any action to bring the Alexandria Mall Mortgaged Property into compliance with applicable environmental laws;

     o    any transfer of the Alexandria Mall Mortgaged Property or any portion thereof, or any transfer of any direct or indirect ownership interest in the borrower and, in each case, the execution of any documents to be executed by the lender in connection therewith, to the extent the lender's approval of the subject transfer is required under the applicable mortgage loan documents;

     o    any acceptance of substitute or additional collateral for the
          Alexandria Mall Loan Combination (other than in accordance with the terms of the mortgage loan documents) or any release of collateral for the Alexandria Mall Loan Combination (other than as permitted without lender's consent in accordance with the terms of the mortgage loan documents or upon satisfaction of the Alexandria Mall Loan
          Combination);

     o    any waiver of or determination not to enforce any "due-on-sale" or
          "due-on-encumbrance" clause;

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     o    any acceptance of an assumption agreement releasing the borrower or any guarantor or other obligor from liability;

     o    the incurrence of additional indebtedness by the borrower or indebtedness secured by the Alexandria Mall Mortgaged Property, if lender's approval is required by the mortgage loan documents by any beneficial owner of the borrower;

     o    any termination or replacement of the property manager or any approval, termination or modification of the property management agreement (in each case if approval is required under the terms of the mortgage loan documents);

     o    any release of the borrower or any guarantor from liability with respect to the Alexandria Mall Loan Combination or any material modification to, waiver of any material provision of, or material release of, any guaranty or indemnity agreement;

     o    the settlement of any insurance claim for a cash payment that will be applied to the principal amount of the Alexandria Mall Loan
          Combination (instead of rebuilding the Alexandria Mall Mortgaged
          Property) if such repayment would not result in the payment in full of all amounts due and payable to the Alexandria Mall Controlling Party;

     o    any amendment to the special purpose entity provisions in the mortgage loan documents;

     o    the subordination of the related mortgage to any other interest in the
          Alexandria Mall Mortgaged Property;

     o    approval of any plans and specifications submitted to the lender for approval under the terms and provisions of the mortgage loan documents;

     o    waiver of any material event of default or any event that, with notice or the passage of time, would constitute a material event of default;
          and

     o    approving any renovation plans and specifications, renovation agreements or architects agreements (and any material amendments, modifications or waivers thereto), change orders, architects, general contractors, contractors and subcontractors in each case to the extent the lender's approval is required under the mortgage loan documents.

     With respect to the Alexandria Mall Loan Combination, subject to the following paragraph, the special servicer will, in general, not be permitted to take, or consent to the applicable master servicer's taking, any of the following actions, among others, under the series 2008-C7 pooling and servicing agreement with respect to the Alexandria Mall Loan Combination, as to which the
Alexandria Mall Controlling Party has objected within 10 business days of having been notified thereof in writing and receiving the information reasonably necessary to make an informed decision with respect thereto:

     o    if the Alexandria Mall Loan Combination constitutes specially serviced mortgage loans, any proposed modification or waiver of any monetary terms of either mortgage loan in the Alexandria Mall Loan Combination or waiver or modification of either such mortgage loan that would result in the extension of the stated maturity of such mortgage loan, a reduction in the mortgage rate or scheduled payment of such mortgage loan or any waiver of or modification relating to timing of any payment of principal and interest (other than Default Interest) or a forgiveness of interest on or principal of such mortgage loan, or any acceptance of a discounted payoff;

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     o    any foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of the Alexandria
          Mall Mortgaged Property or any acquisition of the Alexandria Mall
          Mortgaged Property by deed-in-lieu of foreclosure or any other enforcement action under the mortgage loan documents;

     o    following an event of default, if the Alexandria Mall Loan Combination constitutes specially serviced mortgage loans, any exercise of remedies, including the acceleration of the Alexandria Mall Loan
          Combination or initiation of any proceedings, judicial or otherwise, under the mortgage loan documents;

     o    any proposed sale of any related REO Property (other than upon termination of the trust established under the series 2008-C7 pooling and servicing agreement); and

     o    any action to bring any related REO Property into compliance with applicable environmental laws.

     Notwithstanding the two preceding paragraphs, if the applicable master servicer or the special servicer determines that immediate action is necessary to protect the interests of the series 2008-C7 certificateholders and the
Alexandria Mall Subordinate Non-Trust Loan Noteholders (as a collective whole), then the applicable master servicer or the special servicer, as the case may be, may take any such action without waiting for the Alexandria Mall Controlling
Party's response so long as it has made good faith efforts to contact the
Alexandria Mall Controlling Party. Further notwithstanding the two preceding paragraphs, no advice, direction or objection from or by the Alexandria Mall
Controlling Party may (and the applicable master servicer or the special servicer, as the case may be, is required to ignore and act without regard to any such advice, direction or objection that such servicer has determined, in its reasonable, good faith judgment, will) require or cause such servicer to violate any applicable law, any provision of the Alexandria Mall Co-Lender
Agreement or the series 2008-C7 pooling and servicing agreement, including, without limitation, the Servicing Standard. Furthermore, neither the applicable master servicer nor the special servicer will be obligated to seek approval from the Alexandria Mall Controlling Party for any actions to be taken by such servicer to which the Alexandria Mall Controlling Party has objected if: (i)
such servicer has notified the Alexandria Mall Controlling Party in writing of various actions that such servicer proposes to take with respect to the
Alexandria Mall Loan Combination and upon receipt of such objection from the
Alexandria Mall Controlling Party shall have notified in writing the Alexandria
Mall Controlling Party within 10 business days after receipt of such objection that such servicer continues to propose to take such action; and (ii) for 60 days following the first such notice, the Alexandria Mall Controlling Party has objected to all of those proposed actions and has failed to suggest any alternative actions that such servicer considers to be consistent with the applicable servicing standard.

     Under the Alexandria Mall Co-Lender Agreement, following the preparation of any required appraisal following an Appraisal Trigger Event under the series
2008-C7 pooling and servicing agreement, the Alexandria Mall Controlling Party will have the right to direct the special servicer to hire an appraiser reasonably satisfactory to the Alexandria Mall Controlling Party to prepare a second appraisal of the Alexandria Mall Mortgaged Property at the expense of the
Alexandria Mall Controlling Party. If the appraised value of the Alexandria Mall
Mortgaged Property determined by the second appraisal does not differ from that used in determining the Appraisal Reduction Amount by more than 10%, the first appraisal will be required to be utilized to determine the allocation of the
Appraisal Reduction Amount to the principal balance of the Alexandria Mall
Subordinate Non-Trust Loans. If the appraised value of the Alexandria Mall
Mortgaged Property determined by the second appraisal differs from that used in determining the Appraisal Reduction Amount by more than 10%, the special servicer will be required to direct the appraisers to jointly appoint a third appraiser, at the expense of the Alexandria Mall Subordinate Non-Trust Loan
Noteholders, to reconcile the differences between the appraised values determined under each appraisal; provided that the appraised value of the
Alexandria Mall Mortgaged Property set forth in the first appraisal will be used to calculate any Appraisal Reduction Amount until the determination of the third appraiser is rendered. The determination of the third appraiser will be the final and

                                       130

binding determination of the appraised value of the Alexandria Mall Mortgaged
Property for purposes of the Alexandria Mall Co-Lender Agreement until the preparation of a new appraisal, if any, is required in accordance with the terms of the Alexandria Mall Co-Lender Agreement and the terms of the series 2008-C7 pooling and servicing agreement.

     In addition, subject to the satisfaction of certain conditions specified in the Alexandria Mall Co-Lender Agreement, within 10 business days after receipt by a Alexandria Mall Subordinate Non-Trust Loan Noteholder who otherwise then constitutes the Alexandria Mall Controlling Party of notice indicating that it is no longer the Alexandria Mall Controlling Party, the applicable Alexandria
Mall Subordinate Non-Trust Loan Noteholder may elect to post with the holder of the Alexandria Mall Mortgage Loan cash, letters of credit in form and substance satisfactory to such holder and the rating agencies, or U.S. government securities that have maturities of not more than 30 days meeting rating agency criteria as "eligible investments" or "permitted investments" in an amount which, when added to and for this purpose considered a part of the appraised value of the Alexandria Mall Mortgaged Property, will cause that Alexandria Mall
Subordinate Non-Trust Loan Noteholder to remain the Alexandria Mall Controlling
Party. Upon providing written notice of its intent to exercise that option, the applicable Alexandria Mall Subordinate Non-Trust Loan Noteholder will be required to post any such reserve collateral as quickly as practicable (but in no event more than three business days following the receipt of the above notice). Upon the posting of such reserve collateral, the applicable Alexandria
Mall Subordinate Non-Trust Loan Noteholder will be entitled to exercise all of the rights of the Alexandria Mall Controlling Party under the Alexandria Mall
Co-Lender Agreement; provided, however, that such posting of such reserve collateral will not prevent the applicable Alexandria Mall Subordinate Non-Trust
Loan Noteholder from losing its status as the Alexandria Mall Controlling Party again (provided that the reserve collateral will be taken into account in calculating the Alexandria Mall Mortgaged Property's value when determining whether the applicable Alexandria Mall Subordinate Non-Trust Loan Noteholder is
no longer the Alexandria Mall Controlling Party), in which event the foregoing provisions described in this paragraph will again apply and the applicable
Alexandria Mall Subordinate Non-Trust Loan Noteholder will again be entitled to post reserve collateral. Notwithstanding the foregoing, if the appraised value of the Alexandria Mall Mortgaged Property has increased such that the applicable
Alexandria Mall Subordinate Non-Trust Loan Noteholder is the Alexandria Mall
Controlling Party without regard to any such reserve collateral, then the holder of the Alexandria Mall Mortgage Loan will be required to release the then remaining reserve collateral upon the written request of the applicable
Alexandria Mall Subordinate Non-Trust Loan Noteholder and the applicable
Alexandria Mall Subordinate Non-Trust Loan Noteholder's payment of any costs and expenses in connection with the release.

     Termination of Special Servicer. The Alexandria Mall Controlling Party may
terminate an existing special servicer with respect to, but solely with respect to, the Alexandria Mall Loan Combination, with or without cause, and appoint a successor to any special servicer with respect to, but solely with respect to, the Alexandria Mall Loan Combination that has resigned or been terminated, subject to receipt by the trustee of the items described in clauses 1 and 2 of the first paragraph under the heading "The Series 2008-C7 Pooling and Servicing
Agreement--Replacement of the Special Servicer" in this offering prospectus.

     Cure Rights. The Alexandria Mall Subordinate Non-Trust Loan Noteholders (or
their respective designees) will each have the right to cure an event of default on the Alexandria Mall Loan Combination (i) within 10 days of receipt of notice of the subject event of default, if such default is a monetary default or (ii)
within the later of (A) 10 days after the expiration of the applicable grace period for the subject event of default and (B) 30 days of receipt of notice of the subject event of default, if such default is a non-monetary default;
provided that (1) a cure event may not exceed three consecutive months and (2)
no more than six cure events are permitted during the term of the Alexandria
Mall Loan Combination. Under certain circumstances specified in the Alexandria
Mall Co-Lender Agreement, the 30-day cure period may be extended for an additional 45 days for a total of up to 75 days.

     In the event that each Alexandria Mall Subordinate Non-Trust Loan
Noteholder delivers a notice of exercise of cure rights, the Alexandria Mall B-2
Non-Trust Loan Noteholder or, if the Alexandria Mall B-2 Non-

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Trust Loan Noteholder did not deliver such a notice and the Alexandria Mall B-1
Non-Trust Loan Noteholder did deliver such a notice, the Alexandria Mall B-1
Non-Trust Loan Noteholder will have the right to effectuate the related cure and the right of the other Alexandria Mall Subordinate Non-Trust Loan Noteholder to
cure will be suspended and any cure payments remitted by such other Alexandria
Mall Subordinate Non-Trust Loan Noteholder will be returned to such other
Alexandria Mall Subordinate Non-Trust Loan Noteholder. In the case of a non-monetary event of default, if the Alexandria Mall B-2 Non-Trust Loan
Noteholder or the Alexandria Mall B-1 Non-Trust Loan Noteholder, as the case may be, does not consummate such cure, notice of which failure the holder of the
Alexandria Mall Mortgage Loan (or the applicable series 2008-C7 master servicer or the series 2008-C7 special servicer on its behalf) will be required to promptly communicate (or cause to communicate) to the other Alexandria Mall
Subordinate Non-Trust Loan Noteholder, then, in the case of a failure by the
Alexandria Mall B-2 Non-Trust Loan Noteholder in circumstances in which the
Alexandria Mall B-1 Non-Trust Loan Noteholder delivered a notice of exercise, the Alexandria Mall B-1 Non-Trust Loan Noteholder will have the right to effectuate such cure within the time period for a cure specified above.

     In any event, the cure rights described above will not be exercisable by any Alexandria Mall Subordinate Non-Trust Loan Noteholder that is the borrower or an affiliate of the borrower under the Alexandria Mall Loan Combination.

     Purchase Option. In the event that the Alexandria Mall Loan Combination becomes specially serviced mortgage loans and either (i) a monetary event of default has occurred, (ii) a non-monetary event of default has occurred so as to cause the Alexandria Mall Loan Combination to become specially serviced mortgage loans or (iii) the Alexandria Mall Mortgaged Property has become REO Property, then each Alexandria Mall Subordinate Non-Trust Loan Noteholder will have the option to purchase the Alexandria Mall Mortgage Loan at a price generally equal to the unpaid principal balance of the Alexandria Mall Mortgage Loan, together with all accrued and unpaid interest on the Alexandria Mall Mortgage Loan (other than Default Interest) to but not including the date of such purchase, any unreimbursed servicing advances and advance interest thereon and additional trust fund expenses allocable to the Alexandria Mall Loan Combination pursuant to the series 2008-C7 pooling and servicing agreement, if any servicer is entitled to a liquidation fee in connection with such purchase under the terms of the series 2008-C7 pooling and servicing agreement, the amount of such liquidation fee, any unpaid servicing compensation in respect of the Alexandria
Mall Mortgage Loan for which the borrower is contractually obligated to make payment to the applicable master servicer, and the amount of any unreimbursed advance interest on any debt service advance made to the beneficial owners of the Alexandria Mall Mortgage Loan by the trustee, the applicable master servicer or the special servicer allocable to the Alexandria Mall Mortgage Loan pursuant to the series 2008-C7 pooling and servicing agreement (but exclusive of any prepayment consideration and late payment charges).

     If the Alexandria Mall Subordinate Non-Trust Loan Noteholder electing the purchase option is the Alexandria Mall B-2 Non-Trust Loan Noteholder, it will be required to simultaneously purchase the Alexandria Mall B-1 Non-Trust Loan from the Alexandria Mall B-1 Non-Trust Loan Noteholder at a price generally equal to the unpaid principal balance of the Alexandria Mall B-1 Non-Trust Loan, together with all accrued and unpaid interest on the Alexandria Mall B-1 Non-Trust Loan
(other than Default Interest) to but not including the date of such purchase, any unreimbursed cure payments made by the Alexandria Mall B-1 Non-Trust Loan
Noteholder pursuant to the Alexandria Mall Co-Lender Agreement, any unpaid servicing compensation in respect of the Alexandria Mall B-1 Non-Trust Loan for which the borrower is contractually obligated to make payment to the applicable servicer, and, without duplication of amounts payable as part of the purchase price for the Alexandria Mall Mortgage Loan, any amounts payable by the
Alexandria Mall B-1 Non-Trust Loan Noteholder to any servicer under the terms of the series 2008-C7 pooling and servicing agreement on account of liquidation fees.

     In any event, the purchase option described above will not be exercisable by any Alexandria Mall Subordinate Non-Trust Loan Noteholder that is the borrower or an affiliate of the borrower under the Alexandria Mall Loan
Combination.

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     The Seattle Space Needle Loan Combination.

     General. The Seattle Space Needle Mortgage Loan, representing 0.8% of the
Initial Mortgage Pool Balance and 0.9% of the Initial Loan Group No. 1 Balance,
has a cut-off date principal balance of $14,500,000. The Seattle Space Needle
Mortgage Loan is part of the Seattle Space Needle Loan Combination which includes one (1) other mortgage loan that is pari passu in right of payment with the Seattle Space Needle Mortgage Loan. The Seattle Space Needle Loan
Combination is secured by the Seattle Space Needle Mortgaged Property.

     The Seattle Space Needle Pari Passu Non-Trust Loan has a cut-off date balance of $35,000,000 and was included in a commercial mortgage securitization involving the issuance of the Deutsche Mortgage & Asset Receiving Corporation CD
2007-CD5 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series
CD 2007-CD5.

     For the purpose of the information presented in this offering prospectus with respect to the Seattle Space Needle Mortgage Loan, the loan per net rentable area ratio, the debt service coverage ratio and the loan-to-value ratio reflect the aggregate indebtedness evidenced by the entire Seattle Space Needle
Loan Combination.

     Servicing. The Seattle Space Needle Loan Combination is currently being serviced pursuant to the terms of the series CD 2007-CD5 pooling and servicing agreement, which contains provisions substantially similar to, but not necessarily identical with, the provisions of the series 2008-C7 pooling and servicing agreement (and all decisions, consents, waivers, approvals and other actions on the part of any holder of a promissory note evidencing the Seattle
Space Needle Loan Combination will be effected in accordance with the series CD
2007-CD5 pooling and servicing agreement). The applicable series CD 2007-CD5 master servicer (and, if the series CD 2007-CD5 master servicer fails to do so, the series CD 2007-CD5 trustee) is obligated to make any required servicing advances on the Seattle Space Needle Loan Combination unless the applicable series CD 2007-CD5 master servicer, the series CD 2007-CD5 special servicer or the series CD 2007-CD5 trustee, as the case may be, determines that such an advance would not be recoverable from collections on the Seattle Space Needle
Loan Combination.

     Distributions. The holders of the respective promissory notes evidencing the Seattle Space Needle Loan Combination have entered into the Seattle Space
Needle Co-Lender Agreement, which sets forth the respective rights of those noteholders. Pursuant to the Seattle Space Needle Co-Lender Agreement, following the allocation of payments to each mortgage loan in the Seattle Space Needle
Loan Combination in accordance with the related loan documents, collections on the Seattle Space Needle Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) generally in the following manner:

     o    first, to the Seattle Space Needle Mortgage Loan and the Seattle Space
          Needle Pari Passu Non-Trust Loan, on a pro rata and pari passu basis, in an amount up to all accrued and unpaid interest (other than Default
          Interest) on the respective principal balances of such mortgage loans
          (net of related master servicing fees), until all such interest is paid in full;

     o    second, to the Seattle Space Needle Mortgage Loan and the Seattle
          Space Needle Pari Passu Non-Trust Loan, on a pari passu basis, in an amount up to their respective pro rata portions (based on principal balance) of any payments and other collections of principal with respect to the Seattle Space Needle Loan Combination;

     o    third, to the Seattle Space Needle Mortgage Loan and the Seattle Space
          Needle Pari Passu Non-Trust Loan, on a pari passu basis, in an amount up to their respective pro rata portions (based on principal balance)
          of any prepayment consideration on the Seattle Space Needle Loan
          Combination, to the extent actually paid by the borrower;

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     o    fourth, to the Seattle Space Needle Mortgage Loan and the Seattle
          Space Needle Pari Passu Non-Trust Loan, in an amount up to their respective pro rata portions (based on principal balance) of any late payment charges and Default Interest (after application as provided in the series CD 2007-CD5 pooling and servicing agreement), to the extent actually paid by the borrower, based on their respective principal balances;

     o    fifth, following a payment application trigger event with respect to the Seattle Space Needle Loan Combination, on a pari passu basis, in an amount up to their respective pro rata portions of any unpaid excess interest accrued with respect to any replacement notes representing either loan in the Seattle Space Loan Combination; and

     o    sixth, if any excess amount is paid by the borrower and is not required to be returned to the borrower or to any other party under the loan documents, pro rata (based on principal balance) to the
          Seattle Space Needle Mortgage Loan and the Seattle Space Needle Pari
          Passu Non-Trust Loan.

     Consent Rights. With respect to the Seattle Space Needle Loan Combination, the series CD 2007-CD5 special servicer will, in general, not be permitted to take, or consent to the applicable series CD 2007-CD5 master servicer's taking, any of the following actions, among others, under the series CD 2007-CD5 pooling and servicing agreement with respect to the Seattle Space Needle Loan
Combination, as to which the Seattle Space Needle Controlling Party has objected within 10 business days of having been notified thereof in writing and receiving the information reasonably necessary to make an informed decision with respect thereto:

     o    any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of the related mortgaged real property following a default;

     o    any modification, extension, amendment or waiver of a monetary term
          (including the timing of payments, but excluding the waiver of default charges) or any material non-monetary term (including any material term relating to insurance) of a specially serviced mortgage loan in the Seattle Space Needle Loan Combination;

     o    any proposed sale of any related REO Property for less than the outstanding principal balance of, together with accrued interest on, the Seattle Space Needle Loan Combination;

     o    any acceptance of a discounted payoff with respect to a specially serviced mortgage loan in the Seattle Space Needle Loan Combination;

     o    any determination to bring the Seattle Space Needle Mortgaged
          Property, whether as an REO Property or while the Seattle Space Needle
          Loan Combination is being specially serviced, into compliance with applicable environmental laws or to otherwise address hazardous materials located at the Seattle Space Needle Mortgaged Property, whether as an REO Property or while the Seattle Space Needle Loan
          Combination is being specially serviced;

     o    any release of collateral for a mortgage loan in the Seattle Space
          Needle Loan Combination, other than in accordance with the terms of, or upon satisfaction of, such mortgage loan;

     o    any acceptance of substitute or additional collateral for the mortgage loans in the Seattle Space Needle Loan Combination, other than in accordance with the terms of such mortgage loans;

     o    any waiver of a "due on sale" or "due on encumbrance" clause with respect to any mortgage loan in the Seattle Space Needle Loan
          Combination;

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     o    any acceptance of an assumption agreement releasing a borrower from liability under any mortgage loan in the Seattle Space Needle Loan
          Combination;

     o    any adoption or approval of a plan in bankruptcy of a related borrower;

     o    any replacement of the property manager or, if applicable, the franchise in respect of the Seattle Space Needle Mortgaged Property, if lender approval is required by the loan documents;

     o    any release, waiver or reduction of the amounts of escrows or reserves held in conjunction with the mortgage loans in the Seattle Space
          Needle Loan Combination not expressly required by the terms of the loan documents or under applicable law;

     o    any renewal or replacement of the then existing insurance policies to the extent that the renewal or replacement policy does not comply with the terms of the loan documents or any material waiver, modification or amendment of any material insurance requirements under the loan documents, in each case if lender's approval is required by the loan documents; and

     o    any approval of a material capital expenditure, if lender's approval is required by the loan documents;

provided that, if the series CD 2007-CD5 special servicer determines that immediate action is necessary to protect the interests of the CD 2007-CD5 certificateholders and the holder of the Seattle Space Needle Mortgage Loan, as a collective whole, then the series CD 2007-CD5 special servicer may take any such action without waiting for the response of the Seattle Space Needle
Controlling Party. In addition, the issuing entity as holder of the Seattle
Space Needle Mortgage Loan or its representative (which under the series 2008-C7 pooling and servicing agreement will be the series 2008-C7 controlling class representative) has the non-binding right to consult with the applicable series
CD 2007-CD5 master servicer or the series CD 2007-CD5 special servicer, as applicable, with respect to any of the above-described actions.

     Purchase Option. If and for so long as the Seattle Space Needle Loan
Combination remains a specially serviced mortgage loan and upon the date when any monthly payment becomes at least 60 days delinquent, then the issuing entity, as holder of the promissory note for the Seattle Space Needle Mortgage
Loan, and the holder of the Seattle Space Needle Pari Passu Non-Trust Loan will each have the option to purchase the entire remaining portion of the Seattle
Space Needle Loan Combination (with preference to be given to the first such party to exercise such option) at a price at least equal to the sum of (i) the unpaid principal balance of the Seattle Space Needle promissory note to be purchased, together with all accrued unpaid interest on that note (other than
Default Interest) to but not including the date of such purchase, (ii) all other sums (in addition to principal and interest) then due and owing under the terms of such Seattle Space Needle promissory note (excluding, however, Default
Interest and prepayment premiums), (iii) all expenses (including amounts incurred by and owing to the related holder of such Seattle Space Needle promissory note, the applicable series CD 2007-CD5 master servicer and the series CD 2007-CD5 special servicer, if any) associated with the subject purchase, and (iv) to the extent related or allocable to such Seattle Space
Needle promissory note, any amount in respect of servicing compensation, debt service advances (without duplication of amounts payable under clause (i)
above), servicing advances (including the amount of any servicing advance that has been previously reimbursed as a nonrecoverable advance out of general collections of principal on the mortgage pool for a securitization trust holding such Seattle Space Needle promissory note (but only to the extent such amounts have not been reimbursed to such trust)), and advance interest on all such advances, which are, at the time of purchase, payable or reimbursable to the holder of such Seattle Space Needle promissory note, the applicable series CD
2007-CD5 master servicer or the series CD 2007-CD5 special servicer or any other person under (x) any servicing agreement, (y) the Seattle Space Needle Co-Lender
Agreement and/or (z) with respect to any such amount in respect of advance interest on debt service advances, any securitization agreement governing a securitization trust holding such Seattle Space Needle promissory note; provided that no liquidation fee to any servicer or special servicer will be due and payable if

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such Seattle Space Needle promissory note is purchased within 60 days of the transfer of such Seattle Space Needle promissory note to the series CD 2007-CD5 special servicer). In any event, however, the purchase price will not include any Default Interest, late payment charges or prepayment consideration. Any holder of a promissory note evidencing a mortgage loan that is part of the
Seattle Space Needle Loan Combination will be entitled to appoint a representative to exercise the purchase option described in this paragraph, which representative will, in the case of the issuing entity, be the series
2008-C7 controlling class representative.

     Termination of Special Servicer. The Seattle Space Needle Controlling Party
may terminate an existing special servicer with respect to, but solely with respect to, the Seattle Space Needle Loan Combination, with or without cause, and appoint a successor to any special servicer with respect to, but solely with respect to, the Seattle Space Needle Loan Combination that has resigned or been terminated, subject to receipt by the series CD 2007-CD5 trustee of certain items described in the series CD 2007-CD5 pooling and servicing agreement.

     The MezzCap Loan Combinations.

     General. The 2110 Executive Hills Court MezzCap Mortgage Loan, representing
0.8% of the Initial Mortgage Pool Balance and 0.9% of the Initial Loan Group No.
1 Balance, and the Marriott Fairfield Inn and Suites - Yakima, WA MezzCap
Mortgage Loan, representing 0.3% of the Initial Mortgage Pool Balance and 0.3%
of the Initial Loan Group No. 1 Balance, have cut-off date principal balances of
$14,444,000 and $4,893,532, respectively. Each of the 2110 Executive Hills Court
MezzCap Mortgage Loan and the Marriott Fairfield Inn and Suites - Yakima, WA
MezzCap Mortgage Loan is part of a Loan Combination, referred to herein as a
MezzCap Loan Combination, that includes one (1) other mortgage loan that is subordinate in right of payment with the related underlying mortgage loan. Each
MezzCap Loan Combination is secured by the related mortgaged real property or properties identified on Annex A-1 to this offering prospectus.

     In the case of each MezzCap Loan Combination, the related underlying mortgage loan and related Subordinate Non-Trust Loan are cross-defaulted. Such
Subordinate Non-Trust Loan has the same maturity date and prepayment structure as the related underlying mortgage loan. For purposes of the information presented in this offering prospectus with respect to the underlying mortgage loan that is part of a MezzCap Loan Combination, unless the context clearly indicates otherwise, the loan-to-value ratio and debt service coverage ratio information reflects only that underlying mortgage loan and does not take into account the related Subordinate Non-Trust Loan.

     Servicing. In the case of each MezzCap Loan Combination, the issuing entity, as the holder of the related underlying mortgage loan, and the holder of the related Subordinate Non-Trust Loan are parties to a related Co-Lender
Agreement. The servicing and administration of each underlying mortgage loan that is part of a MezzCap Loan Combination (and, to the extent described below, the related Subordinate Non-Trust Loan) will be performed by a master servicer or the special servicer on behalf of the issuing entity (and, in the case of the related Subordinate Non-Trust Loan, on behalf of the holder of that loan). The applicable master servicer or the special servicer will be required to collect payments with respect to the related Subordinate Non-Trust Loan following the occurrence of certain events of default with respect to a MezzCap Loan
Combination set forth in the related Co-Lender Agreement. The following describes certain provisions of the Co-Lender Agreement for each MezzCap Loan
Combination.

     Distributions. The right of the holder of the Subordinate Non-Trust Loan that is part of each MezzCap Loan Combination to receive payments of interest, principal and other amounts are subordinated to the right of the holder of the related underlying mortgage loan to receive such amounts. So long as an A/B
Material Default has not occurred or, if an A/B Material Default has occurred but is no longer continuing with respect to a MezzCap Loan Combination, the borrower under the subject MezzCap Loan Combination will be required to make separate payments of principal and interest to the holder of the related underlying mortgage loan and the holder of the related Subordinate Non-Trust
Loan. Escrow and reserve payments will be made to the applicable master servicer on behalf of the issuing entity as the holder of the related underlying mortgage loan. Any

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voluntary principal prepayments will be applied as provided in the related loan documents; provided that any prepayment resulting from the payment of insurance proceeds or condemnation awards or accepted during the continuance of an event of default will be applied as though there were an existing A/B Material
Default. If an A/B Material Default occurs and is continuing with respect to a
MezzCap Loan Combination, then all amounts tendered by the borrower on the related Subordinate Non-Trust Loan will be subordinated to all payments due with respect to the related underlying mortgage loan and the amounts with respect to the subject MezzCap Loan Combination will be paid in the following manner:

     o    first, to the applicable master servicer, the special servicer or the trustee, up to the amount of any unreimbursed costs and expenses paid by such entity, including unreimbursed advances and interest thereon;

     o    second, to the applicable master servicer and the special servicer, in an amount equal to the accrued and unpaid servicing fees and/or other compensation earned by them;

     o    third, to the issuing entity, in an amount equal to interest (other than Default Interest) due with respect to the related underlying mortgage loan;

     o    fourth, to the issuing entity, in an amount equal to the principal balance of the related underlying mortgage loan until paid in full;

     o    fifth, to the issuing entity, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the related underlying mortgage loan;

     o    sixth, to the holder of the related Subordinate Non-Trust Loan up to the amount of any unreimbursed costs and expenses paid or advanced by the holder of the related Subordinate Non-Trust Loan;

     o    seventh, to the holder of the related Subordinate Non-Trust Loan, in an amount equal to interest (other than Default Interest) due with respect to the related Subordinate Non-Trust Loan;

     o    eighth, to the holder of the related Subordinate Non-Trust Loan, in an amount equal to the principal balance of the related Subordinate
          Non-Trust Loan until paid in full;

     o    ninth, to the holder of the related Subordinate Non-Trust Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the related Subordinate Non-Trust Loan;

     o    tenth, to the issuing entity and the holder of the related Subordinate
          Non-Trust Loan, in that order, in an amount equal to any unpaid
          Default Interest accrued on the related underlying mortgage loan and the related Subordinate Non-Trust Loan, respectively;

     o    eleventh, to the issuing entity and the holder of the related
          Subordinate Non-Trust Loan, pro rata, based upon the initial principal balances, any amounts actually collected that represent late payment charges, other than a prepayment premium or Default Interest, that are not payable to the applicable master servicer, the special servicer or the trustee; and

     o    twelfth, any excess, to the issuing entity and the holder of the related Subordinate Non-Trust Loan, pro rata, based upon the initial principal balances.

     Notwithstanding the foregoing, amounts payable with respect to the
Subordinate Non-Trust Loan that is part of a MezzCap Loan Combination will not be available to cover all costs and expenses associated with the

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related underlying mortgage loan. Unless an A/B Material Default exists with respect to a MezzCap Loan Combination, payments of principal and interest with respect to the related Subordinate Non-Trust Loan will be made directly by the borrower to the holder of the related Subordinate Non-Trust Loan and, accordingly, will not be available to cover certain expenses that, upon payment out of the trust fund, will constitute Additional Trust Fund Expenses. For example, a Servicing Transfer Event could occur with respect to a MezzCap Loan
Combination, giving rise to special servicing fees, at a time when no A/B
Material Default exists. In addition, following the resolution of all Servicing
Transfer Events (and presumably all A/B Material Defaults) with respect to a
MezzCap Loan Combination, workout fees would be payable with respect to the related underlying mortgage loan. The special servicer has agreed that special servicing fees, workout fees and principal recovery fees earned with respect to the Subordinate Non-Trust Loan that is part of a MezzCap Loan Combination will be payable solely out of funds allocable thereto to the extent provided by the related Co-Lender Agreement. However, special servicing compensation earned with respect to an underlying mortgage loan that is part of a MezzCap Loan
Combination, as well as interest on related advances and various other servicing expenses, will be payable out of collections allocable to that underlying mortgage loan and/or general collections on the mortgage pool if collections allocable to the related Subordinate Non-Trust Loan are unavailable or insufficient to cover such items.

     If, after the expiration of the right of the holder of the Subordinate
Non-Trust Loan that is part of a MezzCap Loan Combination to purchase the related underlying mortgage loan (as described below), the related underlying mortgage loan or the subject Subordinate Non-Trust Loan is modified in connection with a workout so that, with respect to either the related underlying mortgage loan or the subject Subordinate Non-Trust Loan, (a) the outstanding principal balance is decreased, (b) payments of interest or principal are waived, reduced or deferred or (c) any other adjustment is made to any of the terms of the subject MezzCap Loan Combination, then payments to the issuing entity, as the holder of the related underlying mortgage loan, will be made as if the workout did not occur and the payment terms of the related underlying mortgage loan will remain the same such that the holder of the related
Subordinate Non-Trust Loan will be required to bear the full economic effect of all waivers, reductions or deferrals of amounts due on either the related underlying mortgage loan or the related Subordinate Non-Trust Loan attributable to the workout (up to the outstanding principal balance, together with accrued interest, of the related Subordinate Non-Trust Loan).

     So long as an A/B Material Default has not occurred with respect to a
MezzCap Loan Combination, the applicable master servicer will have no obligation to collect payments with respect to the related Subordinate Non-Trust Loan. A separate servicer of the related Subordinate Non-Trust Loan will be responsible for collecting amounts payable in respect of the related Subordinate Non-Trust
Loan. That servicer will have no servicing duties or obligations with respect to the related underlying mortgage loan or the related mortgaged real property. If an A/B Material Default occurs with respect to a MezzCap Loan Combination, the applicable master servicer or the special servicer, as applicable, will (during the continuance of that A/B Material Default) collect and distribute payments for both the related underlying mortgage loan and the related Subordinate
Non-Trust Loan according to the sequential order of priority provided for in the related Co-Lender Agreement.

     Consent Rights. Subject to certain limitations with respect to modifications and certain rights of the holder of the Subordinate Non-Trust Loan that is part of a MezzCap Loan Combination to purchase the related underlying mortgage loan (as discussed in the next paragraph and under "--Purchase Option"
below), the holder of that Subordinate Non-Trust Loan has no voting, consent or other rights with respect to the applicable master servicer's or special servicer's administration of, or the exercise of its rights and remedies with respect to, the subject MezzCap Loan Combination.

     In the case of each MezzCap Loan Combination, the ability of the applicable master servicer or the special servicer, as applicable, to enter into certain amendments, deferrals, extensions, increases or waivers of terms or provisions of the related Subordinate Non-Trust Loan, the related underlying mortgage loan or the related loan documents is limited by the rights of the holder of the related Subordinate Non-Trust Loan to approve modifications and other actions as contained in the related Co-Lender Agreement; provided that the consent of the

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holder of the related Subordinate Non-Trust Loan will not be required in connection with any modification or other action with respect to the subject
MezzCap Loan Combination after the expiration of the right of the holder of the
Subordinate Non-Trust Loan to purchase the related underlying mortgage loan. The holder of the Subordinate Non-Trust Loan that is part of a MezzCap Combination may not enter into any assumption, amendment, deferral, extension, increase or waiver of that Subordinate Non-Trust Loan or the related loan documents without the prior written consent of the issuing entity, as holder of the related underlying mortgage loan, acting through the applicable master servicer and/or the special servicer as specified in the series 2008-C7 pooling and servicing agreement.

     Purchase Option. In the case of each MezzCap Loan Combination, upon the occurrence of any one of certain defaults that are set forth in the related
Co-Lender Agreement, the holder of the related Subordinate Non-Trust Loan will have the right to purchase the related underlying mortgage loan at a purchase price determined under the related Co-Lender Agreement and generally equal to the sum of (a) the outstanding principal balance of the related underlying mortgage loan, (b) accrued and unpaid interest on the outstanding principal balance of the related underlying mortgage loan (excluding any Default Interest or other late payment charges), (c) any unreimbursed servicing advances made by the applicable master servicer, the special servicer or the trustee with respect to the related mortgaged real property, together with any advance interest thereon, (d) reasonable out-of-pocket legal fees and costs incurred in connection with enforcement of the subject MezzCap Loan Combination by the applicable master servicer or the special servicer in accordance with its duties and related to an event of default, (e) any interest on any unreimbursed P&I advances made by the applicable master servicer or the trustee with respect to the related underlying mortgage loan, (f) any related master servicing fees, primary servicing fees, special servicing fees and trustee's fees payable under the series 2008-C7 pooling and servicing agreement but excluding any "success"
or similar fees or termination compensation, and (g) out-of-pocket expenses incurred by the trustee, the special servicer or the applicable master servicer with respect to the subject MezzCap Loan Combination together with advance interest thereon.

     Cure Rights. The holder of the related Subordinate Non-Trust Loan does not have any rights to cure any defaults with respect to a MezzCap Loan Combination.

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES AND SUBSTITUTIONS

     On or before the Issue Date, we will acquire the subject mortgage loans pursuant to one or more mortgage loan purchase agreements. On the Issue Date, we will transfer the subject mortgage loans, without recourse, to the trustee for the benefit of the series 2008-C7 certificateholders. In connection with such transfer, the applicable mortgage loan seller is required to deliver or cause to be delivered to the trustee or to a document custodian appointed by the trustee, among other things, subject to the discussion below regarding Outside Serviced
Mortgage Loans and MERS, the following documents with respect to each mortgage loan that we intend to transfer to the issuing entity (as to each such mortgage loan, the "Mortgage File"):

     (a)  the original mortgage note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the trustee or in blank (or, if the original mortgage note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the mortgage note);

     (b)  the original or a copy of the mortgage instrument, together with an original or a copy of any intervening assignments of the mortgage instrument, in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder's office;

     (c)  the original or a copy of any related assignment of leases and of any intervening assignments thereof (if such assignment of leases is a document separate from the related mortgage

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          instrument), in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder's office;

     (d)  an original assignment of the mortgage instrument in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if delivered in blank, completion of the name of the trustee) in recordable form;

     (e)  an original assignment of any related assignment of leases (if such assignment of leases is a document separate from the related mortgage instrument) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if delivered in blank, completion of the name of the trustee) in recordable form;

     (f)  originals or copies of all modification, consolidation, assumption and substitution agreements in those instances in which the terms or provisions of the mortgage instrument or mortgage note have been consolidated or modified or the mortgage loan has been assumed or consolidated;

     (g)  the original or a copy of the policy or certificate of lender's title insurance, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a pro forma or specimen version of, or a marked commitment for, the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

     (h)  any filed copies (bearing evidence of filing) or other evidence of filing reasonably satisfactory to the trustee of any prior UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller (unless not yet returned by the applicable filing office);

     (i)  an original assignment in favor of the trustee or in blank of any financing statement filed in favor of the applicable mortgage loan seller in the relevant jurisdiction;

     (j)  any intercreditor, co-lender or similar agreement relating to permitted debt of the related borrower;

     (k)  copies of any loan agreement, escrow agreement, security agreement, lockbox agreement, cash management agreement or letter of credit relating to such mortgage loan;

     (l)  the original or a copy of any ground lease and ground lessor estoppel;

     (m)  environmental insurance policy or guaranty relating to such mortgage loan; and

     (n)  with respect to hospitality properties, a copy of any related franchise agreement, any related "comfort" letter and any transfer documents with respect to such comfort letter.

provided that, except in the case of the items described in clauses (a), (b),
(g) and (l) of this sentence, which are to be delivered on the Issue Date, each mortgage loan seller is permitted up to 30 days following the Issue Date to deliver the Mortgage File for each of the underlying mortgage loans that it is contributing to the series 2008-C7 securitization transaction; and provided, further, that, in the case of each Outside Serviced Mortgage Loan, the applicable mortgage loan seller will only be required to deliver, and the related Mortgage File will only consist of, the original promissory note evidencing that mortgage loan, a copy of the related co-lender agreement and a copy of the agreement governing servicing of that mortgage loan.

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     The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the underlying mortgage loans, in trust for the benefit of the series 2008-C7 certificateholders and, in the case of a Serviced Loan Combination, also for the benefit of the related
Serviced Non-Trust Loan Noteholder(s). Within a specified period of time following that delivery, the trustee, directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that they have been received. None of the trustee, the applicable master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the underlying mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

     The above loan documents, among others, with respect to each Outside
Serviced Mortgage Loan (with the exception of the related original promissory note) have been delivered to the trustee for the related commercial mortgage securitization that is responsible for servicing the related Loan Combination.

     The trustee may appoint at the trustee's expense one or more custodians to hold all or a portion of the Mortgage Files as agent for the trustee. Neither the applicable master servicer nor the special servicer has any duty to verify that any such custodian is qualified to act as such in accordance with the series 2008-C7 pooling and servicing agreement. The trustee may enter into agreements to appoint a custodian which is not the trustee, provided that such agreement: (i) is consistent with the series 2008-C7 pooling and servicing agreement in all material respects and requires the custodian to comply with all of the applicable conditions of the series 2008-C7 pooling and servicing agreement; (ii) provides that if the trustee no longer acts in the capacity of trustee under the series 2008-C7 pooling and servicing agreement, the successor trustee or its designee, as applicable, may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the custodian under such agreement or, alternatively, may terminate such agreement without cause and without payment of any penalty or termination fee; and (iii) may provide that the related custodian will be entitled to be indemnified out of the assets of the trust fund in connection with losses arising from the performance by such custodian of its duties in accordance with the provisions of the related custodial agreement if and to the extent such indemnification would be permitted to the trustee under the series
2008-C7 pooling and servicing agreement. The appointment of one or more custodians does not relieve the trustee from any of its obligations under the series 2008-C7 pooling and servicing agreement, and the trustee is responsible for all acts and omissions of any custodian. The series 2008-C7 pooling and servicing agreement requires that any custodian engaged by the trustee must maintain a fidelity bond and errors and omissions policy in amounts customary for custodians performing duties similar to those set forth therein. See
"Transaction Participants--The Trustee" in this offering prospectus.

     As discussed above, the trustee or a custodian on its behalf is required to review each Mortgage File within a specified period following its receipt thereof. If any of the documents required to be part of the Mortgage File for any underlying mortgage loan is found during the course of such review to be missing or defective, and in either case such omission or defect materially and adversely affects the value of the applicable mortgage loan or the interests of the series 2008-C7 certificateholders therein, then the applicable mortgage loan seller, if it does not deliver the document or cure the defect (other than omissions solely due to a document not having been returned by the related recording office) within a period of 90 days following such mortgage loan seller's receipt of notice thereof, will be obligated pursuant to the applicable mortgage loan purchase agreement (the relevant rights under which will be assigned by us to the trustee) to: (1) repurchase the affected mortgage loan within such 90-day period at a price (the "Purchase Price") generally equal to the sum of (a) the unpaid principal balance of such mortgage loan, (b) the unpaid accrued interest on such mortgage loan (other than any Default Interest and/or Post-ARD Additional Interest) to but not including the due date in the collection period in which the purchase is to occur plus any accrued and unpaid interest on monthly debt service advances, (c) all related and unreimbursed servicing advances plus any accrued and unpaid interest thereon, (d) any reasonable costs and expenses, including, but not limited to, the cost of any enforcement action, incurred by the applicable master servicer, the special servicer, the trustee or the trust fund in connection with any purchase by a mortgage

                                       141

loan seller (to the extent not included in clause (c) above or clause (e)
below), and (e) any other Additional Trust Fund Expenses in respect of such underlying mortgage loan (including any Additional Trust Fund Expenses previously reimbursed or paid by the trust fund but not so reimbursed by the related borrower or other party or from insurance proceeds or condemnation proceeds or any other collections in respect of the underlying mortgage loan or the related mortgaged real property from a source other than the trust fund, and including, if the subject underlying mortgage loan is repurchased after the end of the required cure period (as it may be extended as described below), any liquidation fee payable to the special servicer in respect of such underlying mortgage loan, as described under "The Series 2008-C7 Pooling and Servicing
Agreement--Servicing and Other Compensation and Payment of Expenses--Principal
Special Servicing Compensation--The Liquidation Fee"); or (2) substitute a
Qualified Substitute Mortgage Loan for such mortgage loan and pay a shortfall amount equal to the difference between the Purchase Price of the deleted mortgage loan calculated as of the date of substitution and the Stated Principal
Balance of such Qualified Substitute Mortgage Loan as of the date of substitution (the "Substitution Shortfall Amount"); provided that, unless the document omission or defect would cause the subject mortgage loan not to be a qualified mortgage within the meaning of Section 860G(a)(3) of the Internal
Revenue Code, the applicable mortgage loan seller will generally have an additional 90-day period to deliver the missing document or cure the defect, as the case may be, if it is diligently proceeding to effect such delivery or cure.
The foregoing repurchase or substitution obligation constitutes the sole remedy available to the series 2008-C7 certificateholders and the trustee for any uncured failure to deliver, or any uncured defect in, a constituent mortgage loan document. Each mortgage loan seller is solely responsible for its repurchase or substitution obligation, and those obligations will not be our responsibility. Any substitution of a Qualified Substitute Mortgage Loan for a defective mortgage loan in the trust fund must occur no later than the second anniversary of the Issue Date. No yield maintenance charge or other prepayment penalty will be paid in connection with the repurchase described above.

     Subject to the discussion in the next paragraph, the series 2008-C7 pooling and servicing agreement and/or the applicable mortgage loan purchase agreement will require the trustee or the related mortgage loan seller to cause each of the assignments described in clauses (d), (e) and (i) of the first paragraph of this "--Assignment of the Mortgage Loans; Repurchases and Substitutions" section to be submitted for recording or filing, as applicable, in the appropriate public records within a specified time period.

     Notwithstanding the foregoing, in the case of certain of the mortgage loans, the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements have generally been recorded in the name of Mortgage Electronic Registration Systems, Inc., which we refer in this offering prospectus as MERS, or its designee and no assignment of mortgage, assignment of leases, security agreements and/or UCC financing statements in favor of the trustee will be required to be prepared or delivered and, instead, the related mortgage loan seller will be required to take all actions as are necessary to cause the trustee on behalf of the trust to be shown as the owner of the related mortgage loan on the records of MERS.

REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     In the related mortgage loan purchase agreement, the applicable mortgage loan seller will represent and warrant with respect to each mortgage loan that we intend to transfer to the issuing entity (subject to certain exceptions specified in the related mortgage loan purchase agreement), as of the Issue
Date, or as of such other date specifically provided in the representation and warranty, among other things, generally that:

     (i)    the information with respect to the subject mortgage loan set forth in the schedule of mortgage loans attached to the applicable mortgage loan purchase agreement (which contains certain of the information set forth in Annex A-1 to this offering prospectus) was true and correct in all material respects as of the cut-off date;

     (ii)   as of the date of its origination, the subject mortgage loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such mortgage loan;

                                       142

     (iii)  immediately prior to the sale, transfer and assignment to us, the applicable mortgage loan seller had good and marketable title to, and was the sole owner of, each mortgage loan, and is transferring the mortgage loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering the subject mortgage loan, other than the rights of the holder of the related
            Non-Trust Loan(s) pursuant to the related Co-Lender Agreement or a related pooling and servicing agreement;

     (iv)   the proceeds of the subject mortgage loan have been fully disbursed
            (except in those cases where the full amount of the subject mortgage loan has been fully disbursed but a portion of the loan proceeds is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related mortgaged real property) and there is no requirement for future advances thereunder by the lender;

     (v)    each related mortgage note, mortgage instrument, assignment of leases (if contained in a document separate from the mortgage instrument) and other agreement that evidences or secures the subject mortgage loan and was executed in connection with the subject mortgage loan by or on behalf of the related borrower is a legal, valid and binding obligation of the related borrower (subject to any nonrecourse provisions therein and any state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except (a) that certain provisions contained in such mortgage loan documents are or may be
            unenforceable in whole or in part under applicable state or federal laws, but neither the application of any such laws to any such provision nor the inclusion of any such provision renders any of the mortgage loan documents invalid as a whole and such mortgage loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby, and (b) as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

     (vi)   subject to the exceptions and limitations set forth in clause (v)
            above, as of the date of its origination, there was, and as of the cut-off date, there is, no valid right of offset and no valid defense, counterclaim, abatement or right to rescission with respect to any of the related mortgage note, mortgage instrument(s) or other agreements executed in connection therewith, except in each case with respect to the enforceability of any provisions requiring the payment of Default Interest, late fees, Post-ARD Additional
            Interest, prepayment premiums or yield maintenance charges;

     (vii)  each related assignment of the related mortgage instrument and assignment of any related assignment of leases from the applicable mortgage loan seller to the trustee (or, in the case of an Outside
            Serviced Mortgage Loan, the assignment in favor of the current holder of the related mortgage instrument) constitutes the legal, valid and binding assignment from such mortgage loan seller (subject to the customary exceptions and limitations set forth in clause (v)
            above and except that such assignment(s) were not delivered if the subject underlying mortgage loan is on the MERS system);

     (viii) each related mortgage instrument is a valid and enforceable first lien on the related mortgaged real property (and/or the related ground lease, if applicable), subject to the exceptions and limitations set forth in clause (v) above and subject to (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, (c) the exceptions (general and specific)
            and exclusions set forth in the related title insurance policy (or a binding commitment for such policy), or appearing of record, (d)
            other matters to which like

                                       143

            properties are commonly subject, (e) the right of tenants (whether under ground leases, space leases or operating leases) pertaining to the related mortgaged real property and condominium declarations,
            (f) if the subject mortgage loan is a Crossed Loan, the lien of such mortgage instrument for the other Crossed Loan(s) in the related
            Crossed Group, and (g) if the subject mortgage loan is part of a
            Loan Combination, the rights of the holder of the related Non-Trust
            Loan(s) pursuant to the related Co-Lender Agreement or a related pooling and servicing agreement, none of which exceptions described in clauses (a) to (f) above, individually or in the aggregate, materially and adversely interferes with (1) the current use of the related mortgaged real property, (2) the security intended to be provided by such mortgage instrument, (3) the related borrower's ability to pay its obligations under the subject mortgage loan when they become due or (4) the value of the related mortgaged real property;

     (ix)   all real estate taxes and governmental assessments or installments thereof, which could be a lien on the related mortgaged real property and that prior to the cut-off date have become delinquent in respect of the related mortgaged real property, have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established; provided that for purposes of this
            representation and warranty, real estate taxes and governmental assessments and installments thereof will not be considered delinquent until the earlier of (x) the date on which interest and/or penalties would first be payable thereon and (y) the date on which enforcement action is entitled to be taken by the related taxing authority;

     (x)    to the applicable mortgage loan seller's actual knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the cut-off date
            (a) each related mortgaged real property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the value of such mortgaged real property as security for the subject mortgage loan, and (b) there was no proceeding pending for the total or partial condemnation of such mortgaged real property;

     (xi)   as of the date of origination of the subject mortgage loan, and to the actual knowledge of the applicable mortgage loan seller, as of the cut-off date, all insurance coverage required under the related mortgage loan documents was in full force and effect. Each subject mortgage loan requires insurance in such amounts and covering such risks as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related mortgaged real property in the jurisdiction in which such mortgaged real property is located, including requirements for a fire and extended perils insurance policy, in an amount (subject to a customary deductible) at least equal to the lesser of (x) the replacement cost of improvements located on such mortgaged real property, or (y) the initial principal balance of the subject mortgage loan, and in any event, in an amount necessary to prevent operation of any co-insurance provisions;

     (xii)  as of the Issue Date, the subject mortgage loan is not, and in the prior 12 months (or since the date of origination if the subject mortgage loan has been originated within the past 12 months), has not been, 30 days or more past due in respect of any scheduled payment; and

     (xiii) one or more environmental site assessments or updates thereof were performed by an environmental consulting firm independent of the applicable mortgage loan seller or the applicable mortgage loan seller's affiliates with respect to each related mortgaged real property during the 18-month period preceding the origination of the subject mortgage loan, and the applicable mortgage loan seller, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s) or updates referenced herein, has no

                                       144

            actual knowledge and has received no notice of any material and adverse environmental condition or circumstance affecting such mortgaged real property that was not disclosed in such report(s).

     In addition to the above-described representations and warranties, each mortgage loan seller will also make other representations and warranties regarding the mortgage loans being sold by it to us for inclusion in the series
2008-C7 securitization transaction, any of which representations and warranties may be made to such mortgage loan seller's knowledge, may cover facts as of a date prior to the Issue Date (such as the date of origination of the subject mortgage loan) and/or be subject to certain identified exceptions. Those other representations and warranties will cover a variety of topics, including: (a)
the existence of title insurance; (b) the filing of uniform commercial code financing statements; (c) the existence of, and exceptions to, due-on-sale and due-on-encumbrance provisions in the underlying mortgage loans; (d) the absence of any state or federal bankruptcy proceeding involving the borrower under any underlying mortgage loan; (e) the type of permitted real property collateral releases; (f) compliance with zoning ordinances, building codes and land laws;
(g) in the case of a leasehold mortgage loan, the presence of lender protections in the ground lease and/or ground lessor estoppel; and (h) REMIC eligibility of the subject underlying mortgage loan.

     In the case of a breach of any of the loan-level representations and warranties in any mortgage loan purchase agreement that materially and adversely affects the value of any of the underlying mortgage loans or the interests of the series 2008-C7 certificateholders therein, the applicable mortgage loan seller, if it does not cure such breach within a period of 90 days following its receipt of notice thereof, is obligated pursuant to the applicable mortgage loan purchase agreement (the relevant rights under which have been assigned by us to the trustee) to either substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount or to repurchase the affected mortgage loan within such 90-day period at the applicable Purchase Price; provided that, unless the breach would cause the mortgage loan not to be a qualified mortgage within the meaning of Section 860G(a)(3) of the Internal Revenue Code, the
applicable mortgage loan seller generally has an additional 90-day period to cure such breach if it is diligently proceeding with such cure. Each mortgage loan seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be our responsibility. Any substitution of a
Qualified Substitute Mortgage Loan for a defective mortgage loan in the trust fund must occur no later than the second anniversary of the Issue Date.

     The foregoing substitution or repurchase obligation constitutes the sole remedy available to the series 2008-C7 certificateholders and the trustee for any uncured material breach of any mortgage loan seller's representations and warranties regarding its mortgage loans. There can be no assurance that the applicable mortgage loan seller will have the financial resources to repurchase any mortgage loan at any particular time. Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by that mortgage loan seller to us, and no other person or entity will be obligated to substitute or repurchase any such affected mortgage loan in connection with a material breach of a mortgage loan seller's representations and warranties if such mortgage loan seller defaults on its obligation to do so.

REPURCHASE OR SUBSTITUTION OF CROSS-COLLATERALIZED MORTGAGE LOANS

     If (a) any underlying mortgage loan is required to be repurchased or substituted for in the manner described above in "--Assignment of the Mortgage
Loans; Repurchases and Substitutions" or "--Representations and Warranties;
Repurchases and Substitutions," (b) that mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans in the trust fund and
(c) the applicable document omission or defect or breach of a representation and warranty giving rise to the repurchase/substitution obligation does not otherwise relate to any other Crossed Loan in the subject Crossed Group (without regard to this paragraph), then the applicable document omission or defect or the applicable breach, as the case may be, will be deemed to relate to the other
Crossed Loans in the subject Crossed Group for purposes of this paragraph, and the related mortgage loan seller will be required to repurchase or substitute for such other Crossed Loan(s) in the subject Crossed Group as provided above in
"--Assignment of the Mortgage Loans; Repurchases and Substitutions" or
"--Representations and Warranties; Repurchases and Substitutions" unless: (i)
the debt service coverage ratio for all

                                       145

of the remaining Crossed Loans for the four calendar quarters immediately preceding the repurchase or substitution is not less than the debt service coverage ratio for all such related Crossed Loans, including the actually affected Crossed Loan, for the four calendar quarters immediately preceding the repurchase or substitution, (ii) the loan-to-value ratio for all of the remaining related Crossed Loans, determined at the time of repurchase or substitution based upon an appraisal obtained by the special servicer at the expense of the related mortgage loan seller is not greater than the loan-to-value ratio for all such related Crossed Loans, including the actually affected Crossed Loan, determined at the time of repurchase or substitution based upon an appraisal obtained by the special servicer at the expense of the related mortgage loan seller, and (iii) the trustee receives an opinion of counsel to the effect that such repurchase or substitution will not adversely affect the tax status of any REMIC created under the series 2008-C7 pooling and servicing agreement. If the conditions set forth in clauses (i), (ii) and (iii)
of the prior sentence are satisfied, then the applicable mortgage loan seller may elect either to repurchase or substitute for only the actually affected
Crossed Loan as to which the related breach or the related document omission or defect, as the case may be, exists or to repurchase or substitute for all of the
Crossed Loans in the related Crossed Group.

     To the extent that the related mortgage loan seller repurchases or substitutes for an affected Crossed Loan as described in the immediately preceding paragraph while the trustee continues to hold any related Crossed
Loans, we and the related mortgage loan seller have agreed in the related mortgage loan purchase agreement to forbear from enforcing any remedies against the other's Primary Collateral, but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, including, with respect to the trustee, the Primary Collateral securing mortgage loans still held by the trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its
Primary Collateral. If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then both parties must forbear from exercising such remedies until the loan documents evidencing and securing the relevant mortgage loans can be modified in a manner that complies with the related mortgage loan purchase agreement to remove the threat of material impairment as a result of the exercise of remedies.

     Notwithstanding the foregoing discussion, if any mortgage loan is otherwise required to be repurchased or substituted for in the manner described above, as a result of a document defect or breach of representations and warranties regarding mortgage loans with respect to one or more mortgaged real properties that secure a mortgage loan that is secured by multiple properties, the related mortgage loan seller will not be required to effect a repurchase or substitution of the subject mortgage loan if--

     o    the affected mortgaged real property or properties may be released pursuant to the terms of any partial release provisions in the related loan documents and such mortgaged real property or properties are, in fact, released, and to the extent not covered by the applicable release price required under the related loan documents, the related mortgage loan seller pays (or causes to be paid) any additional amounts necessary to cover all reasonable out-of-pocket expenses reasonably incurred by the applicable master servicer, the special servicer, the trustee or the issuing entity in connection with such release,

     o    the remaining mortgaged real property or properties satisfy the requirements, if any, set forth in the loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release would not cause any REMIC created under the series 2008-C7 pooling and servicing agreement to fail to qualify as a
          REMIC under the Internal Revenue Code or result in the imposition of any tax on prohibited transactions or contributions after the startup day of any such REMIC under the Internal Revenue Code, and

     o    the related mortgage loan seller obtains written confirmation from each applicable rating agency that the release will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

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CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this offering prospectus of the underlying mortgage loans and the related mortgaged real properties is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued assuming that (i) all scheduled principal and interest payments due on or before the cut-off date will be made, and (ii) there will be no principal prepayments on or before the cut-off date. Prior to the issuance of the offered certificates, mortgage loans may be removed from the series 2008-C7 securitization transaction as a result of prepayments, delinquencies, incomplete documentation or otherwise, if we or the applicable mortgage loan seller deems that removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the series 2008-C7 securitization transaction prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this offering prospectus. We believe that the information set forth in this offering prospectus will be representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued, although the range of mortgage rates and maturities, as well as other characteristics, of the subject mortgage loans described in this offering prospectus may vary.

     A copy of the series 2008-C7 pooling and servicing agreement, including the exhibits thereto, will be filed with the SEC as an exhibit to a current report on Form 8-K under the Exchange Act, following the Issue Date. If mortgage loans are removed from or added to the mortgage pool and investors were not otherwise informed, then that removal or addition will be noted in that current report on
Form 8-K. In addition, if and to the extent that any material terms of the series 2008-C7 pooling and servicing agreement or the exhibits thereto have not been disclosed in this offering prospectus, then the series 2008-C7 pooling and servicing agreement, together with such exhibits, will be filed with the SEC as an exhibit to a current report on Form 8-K on the Issue Date. The SEC will make those current reports on Form 8-K and its exhibits available to the public for inspection. See "Available Information" in the accompanying base prospectus.

                            TRANSACTION PARTICIPANTS

THE ISSUING ENTITY

     The issuing entity with respect to the series 2008-C7 certificates will be the Citigroup Commercial Mortgage Trust 2008-C7, a common law trust created under the laws of the State of New York pursuant to the series 2008-C7 pooling and servicing agreement. The Citigroup Commercial Mortgage Trust 2008-C7 is
sometimes referred to in this offering prospectus as the "trust" and its assets are sometimes collectively referred to in this offering prospectus as the "trust fund." We will transfer the underlying mortgage loans to the issuing entity in exchange for the series 2008-C7 certificates being issued to us or at our direction.

     The issuing entity's activities will be limited to the transactions and activities entered into in connection with the securitization described in this offering prospectus, and except for those activities, the issuing entity is not authorized and has no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities. Consequently, the issuing entity is not permitted to hold any assets, or incur any liabilities, other than those described in this offering prospectus. Because the issuing entity will be created pursuant to the series
2008-C7 pooling and servicing agreement, the issuing entity and its permissible activities can only be amended or modified by amending the series 2008-C7 pooling and servicing agreement. See "Description of the Governing
Documents--Amendment" in the accompanying base prospectus. The fiscal year end of the issuing entity is December 31.

     The issuing entity will not have any directors, officers or employees. The trustee, the master servicers and the special servicer will be responsible for administration of the trust fund, in each case to the extent of its duties expressly set forth in the series 2008-C7 pooling and servicing agreement. Those parties may perform their respective duties directly or through sub-servicers and/or agents.

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     Because the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a "business trust."

THE DEPOSITOR

     We are Citigroup Commercial Mortgage Securities Inc., the depositor with respect to the series 2008-C7 securitization transaction. We are a Delaware corporation and an indirect, wholly-owned subsidiary of Citigroup Global Markets
Holdings Inc. In addition, we are an affiliate of Citigroup Global Markets
Realty Corp., one of the sponsors, and Citigroup Global Markets Inc., one of the underwriters. Our principal executive offices are located at 388 Greenwich
Street, New York, New York 10013. We are only engaged in the securitization of commercial and multifamily mortgage loans and have been since we were organized in 2003. See "Transaction Participants--The Depositor" in the accompanying base prospectus.

THE SPONSORS

     General. Citigroup Global Markets Realty Corp. ("CGMRC") and Goldman Sachs
Mortgage Company ("GSMC") will act as co-sponsors with respect to the series
2008-C7 securitization transaction.

     We will acquire the mortgage loans that we intend to transfer to the issuing entity directly from the sponsors. Set forth below is information regarding the total number and cut-off date principal balance of the mortgage loans that we will acquire from each sponsor:

             NUMBER OF                      % OF INITIAL  % OF INITIAL   % OF INITIAL
              MORTGAGE  TOTAL CUT-OFF DATE     MORTGAGE     LOAN GROUP     LOAN GROUP
  SPONSOR      LOANS     PRINCIPAL BALANCE  POOL BALANCE  NO. 1 BALANCE  NO. 2 BALANCE
-----------  ---------  ------------------  ------------  -------------  -------------

CGMRC......       72       $1,076,917,791         58.2%          55.7%          77.4%
GSMC.......       25          772,990,681         41.8           44.3           22.6
                 ---       --------------        -----          -----          -----
TOTAL......       97       $1,849,908,472        100.0%         100.0%         100.0%
                 ===       ==============        =====          =====          =====

     Except as described below, each mortgage loan that we intend to transfer to the issuing entity was originated by one of the following parties: (a) the sponsor that is selling that mortgage loan to us; (b) an affiliate of that sponsor; or (c) a correspondent in that sponsor's conduit lending program that originated the subject mortgage loan under the supervision of, and specifically for sale to, that sponsor.

     Citigroup Global Markets Realty Corp. CGMRC, a New York corporation, is our affiliate and an affiliate of Citigroup Global Markets Inc., one of the underwriters. CGMRC was organized in 1979 and its executive offices are located at 388 Greenwich Street, New York, New York 10013.

     CGMRC, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States and abroad. CGMRC has been engaged in the origination of multifamily and commercial mortgage loans for securitization since 1996 and has been involved in the securitization of residential mortgage loans since 1987. The multifamily and commercial mortgage loans originated by CGMRC include both fixed-rate loans and floating-rate loans. Most of the multifamily and commercial mortgage loans included in commercial mortgage securitizations sponsored by CGMRC have been originated, directly or through correspondents, by CGMRC or an affiliate. CGMRC securitized approximately $1.23 billion, $1.91 billion, $3.24 billion, $5.76 billion and $5.51 billion of commercial mortgage loans in public offerings during the fiscal years 2003, 2004, 2005, 2006 and 2007, respectively.

     For further information about CGMRC and its affiliates, the general character if its business, its securitization program and a general discussion of CGMRC's procedures for originating or acquiring and

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securitizing commercial and multifamily mortgage loans, see "Transaction
Participants--The Sponsor" in the accompanying base prospectus.

     Goldman Sachs Mortgage Company. GSMC is a sponsor and a mortgage loan seller. GSMC is a New York limited partnership. GSMC is an affiliate, through common parent ownership, of one of the underwriters. GSMC was formed in 1984.
Its general partner is Goldman Sachs Real Estate Funding Corp. and its limited partner is The Goldman Sachs Group, Inc. (NYSE: GS). GSMC's executive offices are located at 85 Broad Street, New York, New York 10004, telephone number (212)
902-1000.

     As a sponsor, GSMC acquires fixed and floating rate commercial mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, organizes and initiates the securitization of such commercial mortgage loans by transferring the commercial mortgage loans to a securitization depositor or another entity that acts in a similar capacity. In coordination with its affiliate, Goldman Sachs Commercial Mortgage Capital, L.P., and other underwriters, GSMC works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction. As of December 31,
2007, GSMC has acted as a sponsor and mortgage loan seller on 51 fixed and floating-rate commercial mortgage backed securitization transactions.

     Many of the commercial mortgage loans acquired by GSMC are sold to securitizations in which GSMC acts as either sponsor or mortgage loan seller.
GSMC acquires both fixed-rate and floating-rate commercial mortgage loans which are included in both public and private securitizations. GSMC also acquires subordinate and mezzanine debt for investment, syndication or securitization.
From the beginning of its participation in commercial mortgage securitization programs in 1996 through December 31, 2007, GSMC acquired approximately 1,839 fixed- and floating-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $56.5 billion.
Approximately 1,742 fixed- and floating-rate commercial mortgage loans with an aggregate original principal balance of approximately $41.4 billion were included in 51 securitization transactions. As of December 31, 2007, GSMC securitized approximately $18.6 billion of fixed-rate commercial mortgage loans through the GG program, of which approximately $8.2 billion was securitized by an affiliate of GSMC acting as depositor, and approximately $10.4 billion was securitized by unaffiliated entities acting as depositor. The properties securing these loans include office, retail, multifamily, industrial, hospitality, manufactured housing and self-storage properties.

     Goldman Sachs Commercial Mortgage Capital, L.P.

     General. Goldman Sachs Commercial Mortgage Capital, L.P. ("GSCMC") is an
originator. GSCMC is an affiliate of GSMC, one of the loan sellers and sponsors and Goldman, Sachs & Co., one of the underwriters. GSCMC's primary business is the underwriting and origination, either by itself or together with another originator, of mortgage loans secured by commercial or multifamily properties.
The commercial mortgage loans originated by GSCMC include both fixed and floating-rate commercial mortgage loans and such commercial mortgage loans are often included in both public and private securitizations. GSCMC has been an active participant in securitizations of commercial mortgage loans since 1996.
Many of the commercial mortgage loans originated by GSCMC are acquired by GSMC and sold to securitizations in which GSMC acts as sponsor and/or mortgage loan seller. Multiple seller transactions in which GSCMC has participated historically include the "GMAC" program in which GSMC, GMAC Commercial Mortgage
Corporation, Morgan Stanley Mortgage Capital Inc. and German American Capital
Corporation generally were loan sellers and sponsors. Most recently, GSCMC engaged in multiple seller transactions such as the "GG" program in which GSMC and Greenwich Capital Financial Products, Inc. generally are mortgage loan sellers.

     Between the inception of its commercial mortgage securitization program in
1996 and December 31, 2007, GSCMC and its affiliates originated approximately
1,836 fixed and floating-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $56.5 billion, of which approximately 1,739 commercial mortgage loans with an aggregate original principal balance of approximately $41.4 billion, were included in 51 securitization transactions. As of December 31, 2007, GSCMC originated

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approximately $18.6 billion of commercial mortgage loans for the GG program, of which approximately $8.2 billion was included in a securitization for which an affiliate of GSCMC acted as depositor, and approximately $10.4 billion was originated for securitizations with an unaffiliated entity acting as depositor.

                      FIXED RATE COMMERCIAL MORTGAGE LOANS

       TOTAL GSCMC FIXED RATE LOANS   TOTAL GSCMC FIXED RATE LOANS
YEAR     ORIGINATED (APPROXIMATE)       SECURITIZED (APPROXIMATE)
----   ----------------------------   ----------------------------
2007               $8.4 billion                   $7.3 billion
2006               $5.2 billion                   $5.2 billion
2005               $5.7 billion                   $6.1 billion

                     FLOATING RATE COMMERCIAL MORTGAGE LOANS

         TOTAL GSCMC FLOATING RATE         TOTAL GSCMC FLOATING RATE
YEAR   LOANS ORIGINATED (APPROXIMATE)   LOANS SECURITIZED (APPROXIMATE)
----   ------------------------------   -------------------------------
2007                $10.5 billion                      $1.2 billion
2006                $ 1.2 billion                      $0.6 billion
2005                $ 1.5 billion                      $0.6 billion

     Underwriting Standards.

     1. Overview. GSCMC's commercial mortgage loans are primarily originated in accordance with the underwriting criteria described below. However, variations from these guidelines may be implemented as a result of various conditions including each loan's specific terms, the quality or location of the underlying real estate, the property's tenancy profile, the background or financial strength of the borrower/sponsor, or any other pertinent information deemed material by GSCMC. Therefore, this general description of GSCMC's underwriting standards is not intended as a representation that every commercial mortgage loan complies entirely with all criteria set forth below.

     2. Process. The credit underwriting process for each GSCMC loan is performed by a deal team comprised of real estate professionals, which typically includes a senior member, originator, analyst and commercial closer. This team is required to conduct a thorough review of the related mortgaged real property, which typically includes an examination of historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third-party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering (see "--Escrow Requirements" below).

     A member of the GSCMC team or its affiliates thereof is required to perform an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties, in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property's competitiveness within its market.

     The GSCMC deal team or its affiliates thereof also performs a detailed review of the financial status, credit history and background of the borrower and certain key principals through financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants' ongoing occupancy or ability to pay rent.

     After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property's cash flow in accordance with GSCMC's property

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-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above-referenced information.

     3. Credit Approval. All commercial mortgage loans must be presented to one or more credit committees which consist of senior real estate professionals among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

     4. Debt Service Coverage and LTV Requirements. GSCMC's underwriting standards generally require a minimum debt-service coverage ratio (DSCR) of
1.20x and maximum LTV of 80%. However these thresholds are guidelines and exceptions may be made on the merits of each individual loan. Certain properties may also be encumbered by subordinate debt secured by the related mortgaged real property and/or mezzanine debt secured by direct or indirect ownership interests in the mortgage borrower and when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned parameters.

     The aforementioned DSCR requirements pertain to the underwritten cash flow at origination and may not hold true for each mortgage loan as reported in this offering prospectus and Annex A-1. Property and loan information is typically updated for securitization, including a complete re-underwriting of the property's cash flow, which may reflect positive or negative developments at the property or in the market that have occurred since origination, possibly resulting in an increase or decrease in the DSCR.

     5. Amortization Requirements. While GSCMC's underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for an initial portion of the commercial mortgage loan term. However, if the loan entails only a partial interest-only period, the monthly debt service, the annual debt service and DSCR set forth in this offering prospectus and Annex A-1 reflects a calculation on the future (larger) amortizing loan payment. See "Description of the Mortgage
Pool" in this offering prospectus.

     6. Escrow Requirements. GSCMC may require borrowers to fund escrows for taxes, insurance and replacement reserves. In addition, GSCMC may identify certain risks that warrant additional escrows or holdbacks for items such as tenant improvements/leasing commissions, deferred maintenance, environmental costs or unpaid obligations. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all GSCMC commercial mortgage loans.

     Servicing. Interim servicing for all GSCMC loans prior to securitization is typically performed by Archon Group, L.P., an affiliate of GSCMC. However, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with GSCMC, which may be retained post-securitization including the applicable fees. Otherwise, servicing responsibilities are transferred from Archon Group, L.P. to the master servicer of the securitization trust (and a primary servicer when applicable) at closing. From time to time, Archon Group, L.P. may retain primary servicing.

THE SERVICERS

     General. The parties primarily responsible for servicing the underlying mortgage loans will be the master servicers and the special servicer. The obligations of the master servicers and the special servicer are set forth in the series 2008-C7 pooling and servicing agreement, and are described under "The
Series 2008-C7 Pooling and Servicing Agreement" below in this offering prospectus. In addition, as permitted under the series 2008-C7

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pooling and servicing agreement, the master servicers and the special servicer may each delegate their respective servicing obligations to one or more sub-servicers. With respect to most of the underlying mortgage loans, the applicable master servicer is responsible for master servicing and primary servicing functions and the special servicer is responsible for special servicing functions, however, with respect to certain underlying mortgage loans or groups of underlying mortgage loans for which a master servicer or the special servicer, as the case may be, has entered or will enter into a sub-servicing agreement, such servicer will be responsible for overseeing the obligations of the related sub-servicer and aggregating relating collections and reports with the remaining mortgage pool. See "The Series 2008-C7 Pooling and
Servicing Agreement--Sub-Servicers" in this offering prospectus.

     Capmark Finance Inc. Capmark Finance Inc. ("Capmark") will act as master servicer under the series 2008-C7 pooling and servicing agreement with respect to those mortgage loans acquired by us from Citigroup Global Markets Realty
Corp. for inclusion in the series 2008-C7 securitization, although its duties with respect to the each of the CGM RRI Hotel Portfolio Mortgage Loan, the
Lincoln Square Mortgage Loan and the Seattle Space Needle Mortgage Loan, under the series 2008-C7 pooling and servicing agreement are limited. However, Capmark is also the master servicer for CGM RRI Hotel Portfolio Mortgage Loan, the
Lincoln Square Mortgage Loan and the Seattle Space Needle Mortgage Loan pursuant to the series CD 2007-CD5 pooling and servicing agreement. Certain servicing and administrative functions will also be provided by one or more primary servicers that previously serviced the mortgage loans for the applicable loan seller.

     Capmark is a California corporation and has been servicing mortgage loans in private label commercial mortgage-backed securities transactions since 1995.
Capmark's servicing offices are located at 116 Welsh Road, Horsham, Pennsylvania
19044 and its telephone number is (215) 328-1258. As of December 31, 2007,
Capmark was the master servicer and/or primary servicer of a portfolio of multifamily and commercial loans in commercial mortgage-backed securities transactions in the United States totaling approximately $152.0 billion in aggregate outstanding principal balance. The table below contains information on the size and growth of the portfolio of commercial and multifamily loans in commercial mortgage-backed securities transactions in the United States from
2005 to 2007 in respect of which Capmark has acted as master and/or primary servicer.

            YEARS (AMTS IN $ BILLIONS)
            --------------------------
              2005      2006    2007
            --------   -----   ------
CMBS (US)      122.4   135.3    152.0
Other          102.8   131.5    141.9
            --------   -----   ------
TOTAL          225.2   266.8    293.9
            ========   =====   ======

     Capmark has developed policies and procedures for the performance of its master servicing obligations in compliance with applicable servicing agreements, and the applicable servicing criteria set forth in Item 1122 of Regulation AB.
These policies and procedures include, among other things, sending delinquency notices for loans prior to servicing transfer.

     No securitization transaction involving commercial mortgage loans in which
Capmark was acting as master servicer has experienced a master servicer event of default as a result of any action or inaction of Capmark as master servicer, including as a result of Capmark's failure to comply with the applicable servicing criteria in connection with any securitization transaction.

     GMAC Commercial Mortgage Corporation legally changed its name to Capmark
Finance Inc. in May 2006. Capmark Finance is a wholly owned subsidiary of
Capmark Financial Group Inc. ("Capmark Financial Group"), which is majority owned by an entity controlled by affiliates of Kohlberg Kravis Roberts & Co.
L.P., Five Mile Capital Partners LLC and Goldman Sachs Capital Partners. The
minority owners of Capmark Financial Group consists of GMAC Mortgage Group, Inc.
and certain directors and officers of Capmark Financial Group and its subsidiaries.

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     Capmark Servicer Ireland (formerly known as GMAC Commercial Mortgage
Servicing (Ireland) Limited) opened in January 2000 and is headquartered in
Mullingar, Ireland. The Irish unit is engaged in servicing all European loans and deals and, as a general matter, provides certain back office functions for
Capmark's portfolio in the United States.

     CapMark Overseas Processing India Private Limited opened in September 2002 and was acquired by Capmark in July 2003. CapMark Overseas Processing India
Private Limited is located in Hyderabad (Andra Pradesh), India and provides certain back office functions for Capmark's portfolio in the United States.

     Each of Capmark Servicer Ireland Limited and CapMark Overseas Processing
India Private Limited report to the same managing director of Capmark.

     From time to time Capmark and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. Capmark does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service as master servicer.

     Midland Loan Services, Inc. Midland Loan Services, Inc ("Midland") will act as master servicer under the series 2008-C7 pooling and servicing agreement with respect to those mortgage loans acquired by us from Goldman Sachs Mortgage
Company for inclusion in the series 2008-C7 securitization, although its duties with respect to the each of the One Liberty Plaza Mortgage Loan, the Scottsdale
Fashion Square Mortgage Loan, and the Bush Terminal Mortgage Loan under the series 2008-C7 pooling and servicing agreement are limited. Certain servicing and administrative functions will also be provided by one or more primary servicers that previously serviced the mortgage loans for the applicable loan seller.

     Midland is a Delaware corporation and a wholly-owned subsidiary of PNC
Bank, National Association. Midland's principal servicing office is located at
10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

     Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities ("CMBS") by S&P, Moody's and Fitch.
Midland has received the highest rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from both S&P and
Fitch. S&P ranks Midland as "Strong" and Fitch ranks Midland as "1" for each category. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

     Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland's servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed and available electronically within Midland's Enterprise!(R) Loan Management System.
Furthermore Midland's disaster recovery plan is reviewed annually.

     Midland will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the applicable servicing standard.

     No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable,

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including as a result of Midland's failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

     From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the series 2008-C7 pooling and servicing agreement.

     Midland currently maintains an Internet-based investor reporting system,
CMBS Investor Insight(R), that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight through Midland's website at www.midlandls.com. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight.

     As of December 31, 2007, Midland was servicing approximately 24,753 commercial and multifamily mortgage loans with a principal balance of approximately $230 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately
17,343 of such loans, with a total principal balance of approximately $156 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties.

     Midland has been servicing mortgage loans in commercial mortgage-backed securities transactions since 1992. The table below contains information on the size and growth of the portfolio of commercial and multifamily mortgage loans in commercial mortgaged-backed securities and other servicing transactions for which Midland has acted as master and/or primary servicer from 2005 to 2007.

PORTFOLIO GROWTH -           CALENDAR YEAR END
  MASTER/PRIMARY     (APPROXIMATE AMOUNTS IN BILLIONS)
------------------   ---------------------------------
                         2005      2006       2007
                     -----------   ----   ------------
CMBS                     $104      $139       $156
Other                    $ 32      $ 61       $ 74
                     -----------   ----   ------------
TOTAL                    $136      $200       $230

     Wachovia Bank, National Association. Wachovia Bank, National Association
("Wachovia") is the master servicer of each of the One Liberty Plaza Mortgage
Loan, the Scottsdale Fashion Square Mortgage Loan and the Bush Terminal Mortgage
Loan pursuant to the series 2007-GG11 pooling and servicing agreement and, as such, will be responsible for servicing each such loan combination. Wachovia is a national banking association organized under the laws of the United States of
America and is a wholly-owned subsidiary of Wachovia Corporation. Wachovia's principal servicing offices are located at NC 1067, 8th Floor, 201 S. College
Street, Charlotte, North Carolina 28244.

     Wachovia has been servicing securitized commercial and multifamily mortgage loans in excess of ten years. Wachovia's primary servicing system runs on
McCracken Financial Solutions software, Strategy CS. Wachovia reports to trustees in the CMSA format. The table below sets forth information about
Wachovia's portfolio of master or primary serviced commercial and multifamily mortgage loans as of the dates indicated:

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                                               AS OF        AS OF        AS OF
COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS   12/31/2005   12/31/2006   12/31/2007
-----------------------------------------   ----------   ----------   ----------
By Approximate Number....................      17,641      20,725       24,217
By Approximate Aggregate Unpaid Principal
   Balance (in billions).................      $182.5      $262.1       $359.5

     Within this portfolio, as of December 31, 2007, are approximately 21,018 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $291 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wachovia also services whole loans for itself and a variety of investors. The properties securing loans in Wachovia's servicing portfolio, as of December 31, 2007, were located in all
50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin
Islands and Puerto Rico and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

     Wachovia utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wachovia to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

     The table below sets forth information regarding the aggregate amount of principal and interest advances and servicing advances (i) made by Wachovia, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations master serviced by Wachovia and (ii)
outstanding as of the dates indicated:

                               APPROXIMATE SECURITIZED       APPROXIMATE OUTSTANDING   APPROXIMATE OUTSTANDING
        DATE              MASTER-SERVICED PORTFOLIO (UPB)*   ADVANCES (P&I AND PPA)*     ADVANCES AS % OF UPB
-----------------------   --------------------------------   -----------------------   -----------------------

December 31, 2005......              $142,222,662,628                $164,516,780                   0.1%
December 31, 2006.....               $201,283,960,215                $162,396,491                   0.1%
December 31, 2007.....               $280,399,664,719                $141,510,670                   0.1%

----------
*    "UPB" means unpaid principal balance, "P&I" means principal and interest advances and "PPA" means property protection advances.

     Pursuant to an interim servicing agreement between Wachovia and CGMRC,
Wachovia acts as primary servicer with respect to mortgage loans owned by CGMRC from time to time, including, prior to their inclusion in the series 2008-C7 commercial mortgage securitization, some or all of the underlying mortgage loans being contributed by CGMRC. There are currently no outstanding servicing advances made by Wachovia on those underlying mortgage loans being contributed by CGMRC that were serviced by Wachovia prior to their inclusion in the series
2008-C7 commercial mortgage securitization.

     Wachovia is rated by Fitch and S&P as a primary servicer and master servicer of commercial mortgage loans. Wachovia's ratings by each of these agencies is outlined below:

                   FITCH     S&P
                   -----   ------
Primary Servicer   CPS2+   Strong
Master Servicer     CMS2   Strong

     The short-term debt ratings of Wachovia are "A-1+" by S&P, "P-1" by Moody's and "F1+" by Fitch.

     Wachovia has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling

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delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wachovia's servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in
Wachovia's policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal
National Mortgage Association or the Federal Home Loan Mortgage Corporation.

     Wachovia may perform any of its obligations under the series 2007-GG11 pooling and servicing agreement, through one or more third-party vendors, affiliates or subsidiaries. Wachovia may engage third-party vendors to provide technology or process efficiencies. Wachovia monitors its third-party vendors in compliance with its internal procedures and applicable law. Wachovia has entered into contracts with third-party vendors for the following functions:

     o    monitoring and applying interest rate changes with respect to adjustable rate mortgage loans in accordance with loan documents;

     o    provision of Strategy and Strategy CS software;

     o    identification, classification, imaging and storage of documents;

     o    analysis and determination of amounts to be escrowed for payment of taxes and insurance;

     o    entry of rent roll information and property performance data from operating statements;

     o    tracking and reporting of flood zone changes;

     o    tracking, maintenance and payment of rents due under ground leases;

     o    abstracting of insurance requirements contained in loan documents;

     o    comparison of insurance certificates to insurance requirements contained in loan documents and reporting of expiration dates and deficiencies, if any;

     o    abstracting of leasing consent requirements contained in loan documents;

     o    legal representation;

     o    assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wachovia;

     o    maintenance and storage of letters of credit;

     o    tracking of anticipated repayment dates for loans with such terms;

     o    reconciliation of deal pricing, tapes and annexes prior to securitization;

     o    entry of new loan data and document collection;

     o    initiation of loan payoff process and provision of payoff quotes;

     o    printing, imaging and mailing of statements to borrowers;

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     o    performance of property inspections;

     o    performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;

     o    review of financial spreads performed by sub-servicers;

     o    review of borrower requests for disbursements from reserves for compliance with loan documents, which requests are subsequently submitted to Wachovia for approval; and

     o    Uniform Commercial Code searches and filing.

     Wachovia may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans. Generally, all amounts received by Wachovia on the underlying mortgage loans are initially deposited into a common clearing account with collections on other mortgage loans serviced by Wachovia and are then allocated and transferred to the appropriate account within the time described in, and within the time required by, the series 2007-GG11 pooling and servicing agreement. On the day any amount is to be disbursed by Wachovia, that amount is transferred to a common disbursement account prior to disbursement.

     Wachovia will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion,
Wachovia may have custody of certain of such documents as necessary for enforcement actions involving underlying mortgage loans or otherwise. To the extent Wachovia performs custodial functions as a master servicer under the series 2007-GG11 pooling and servicing agreement, documents will be maintained in a manner consistent with the servicing standards described in the series
2007-GG11 pooling and servicing agreement.

     There are no legal proceedings pending against Wachovia, or to which any property of Wachovia is subject, that are material to the certificateholders, nor does Wachovia have actual knowledge of any proceedings of this type contemplated by governmental authorities.

     The information set forth in this section titled "Transaction
Participants--The Servicers--Wachovia Bank, National Association" regarding
Wachovia has been provided by it.

     LNR Partners, Inc. LNR Partners, Inc. ("LNR Partners"), a Florida
corporation and a subsidiary of LNR Property Holdings Ltd. ("LNR"), will be the initial special servicer under the series 2008-C7 pooling and servicing agreement. In addition, LNR Partners is the special servicer pursuant to: (a)
the series 2007-GG11 pooling and servicing agreement and, as such, will be the special servicer for each of the One Liberty Plaza Mortgage Loan, the Scottsdale
Fashion Square Mortgage Loan and the Bush Terminal Mortgage Loan; and (b) the
series CD 2007-CD5 pooling and servicing agreement and, as such, will be the special servicer for each of the CGM RRI Hotel Portfolio Mortgage Loan, the
Lincoln Square Mortgage Loan and the Seattle Space Needle Mortgage Loan. The
principal executive offices of LNR Partners are located at 1601 Washington
Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is
(305)-695-5600. LNR through its subsidiaries, affiliates and joint ventures, is involved in the real estate investment, finance and management business and engages principally in:

     o    acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties;

     o    investing in high-yielding real estate loans; and

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     o    investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgage backed securities
          ("CMBS").

     LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the series 2008-C7 pooling and servicing agreement, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged real properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 15 years. The number of CMBS pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 202 as of December 31,
2007. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to: (a) 84 domestic CMBS pools as of December
31, 2001, with a then current face value in excess of $53 billion; (b) 101 domestic CMBS pools as of December 31, 2002, with a then current face value in excess of $67 billion; (c) 113 domestic CMBS pools as of December 31, 2003, with a then current face value in excess of $79 billion; (d) 134 domestic CMBS pools as of December 31, 2004, with a then current face value in excess of $111 billion; (e) 142 domestic CMBS pools as of December 31, 2005, with a then current face value in excess of $148 billion (f) 143 domestic CMBS pools as of
December 31, 2006, with a then current face value in excess of $201 billion and
(g) 143 domestic CMBS pools as of December 31, 2007 with a then current face value in excess of $228 billion. Additionally, LNR Partners has resolved approximately $19.0 billion of U.S. commercial and multifamily loans over the past 15 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005, $0.9 billion of U.S. commercial and multifamily mortgage loans during 2006 and $1.4 billion of U.S. commercial and multifamily mortgage loans during 2007.

     LNR or one of its affiliates generally seeks investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia,
Texas, Massachusetts, New Hampshire, North Carolina, California and Colorado,
and in Europe, in England and Germany. As of December 31, 2007, LNR Partners had
over 180 employees responsible for the special servicing of commercial real estate assets. As of December 31, 2007, LNR Partners and its affiliates specially service a portfolio, which included approximately 28,000 assets in the
50 states, the District of Columbia, Europe, the Caribbean, Guam and Mexico with a then current face value of approximately $309 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the series 2008-C7 certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

     LNR Partners maintains internal and external watch lists, corresponds with master servicers on a monthly basis and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the Servicing Standard.
Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged real property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged real property is located, and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners' strategy is guided by the Servicing Standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

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     LNR Partners has the highest ratings afforded to special servicers by S&P and Fitch, respectively.

     There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the series 2008-C7 pooling and servicing agreement, the series CD
2007-CD5 pooling and servicing agreement or the series 2007-GG11 pooling and servicing agreement for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the series 2008-C7 pooling and servicing agreement, the series CD
2007-CD5 pooling and servicing agreement and the series 2007-GG11 pooling and servicing agreement and, accordingly, will not have any material impact on the mortgage pool performance or the performance of the series 2008-C7 certificates.
Generally, LNR Partners' servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the applicable servicing standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material primary advancing obligations with respect to the CMBS pools as to which it acts as special servicer, except with respect to the obligation to make servicing advances only on specially serviced mortgage loans in three commercial mortgage securitization transactions. Under certain circumstances, LNR Partners also has the obligation to make servicing advances with respect to one collateralized debt obligation transaction.

     LNR Partners will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, LNR
Partners may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

     No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by
LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

     There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the series 2008-C7 securitization transaction, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR
Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its specially servicing of commercial mortgaged backed securitization pools generally.

     There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against LNR Partners or of which any of its property is the subject, that is material to the series 2008-C7 certificateholders.

     LNR Partners is not an affiliate of the depositor, the sponsors, the issuing entity, the master servicers, the trustee or any originator of any of the underlying mortgage loans identified in this offering prospectus.

     LNR Securities Holdings, LLC ("LNR Securities"), an affiliate of LNR
Partners, acquired an interest in one or more classes of the series CD 2007-CD5 certificates and the series 2007-GG11 certificates and is the directing holder in the series 2007-GG11 securitization transaction. LNR Securities will acquire an interest in one

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or more classes of the series 2008-C7 certificates and will be the initial controlling class representative in the series 2008-C7 securitization transaction. Additionally, certain officers and/or directors of LNR Securities,
LNR Partners and/or their respective affiliates may acquire, directly or indirectly, an interest in one or more classes of the series 2008-C7 certificates. Otherwise, except for LNR Partners acting as special servicer for this securitization transaction, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the depositor, the sponsors or the issuing entity, on the other hand, that currently exist or that existed during the past two years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm's length transaction with an unrelated third party--apart from the subject securitization transaction--between LNR Partners or any of its affiliates, on the one hand, and the depositor, the sponsors or the issuing entity, on the other hand, that currently exist or that existed during the past two years and that are material to an investor's understanding of the offered certificates.

     The information set forth in this section titled "Transaction
Participants--The Servicers" regarding LNR Partners has been provided by it.

THE TRUSTEE

     Wells Fargo Bank, N.A. ("Wells Fargo"), will act as trustee under the series 2008-C7 pooling and servicing agreement, on behalf of the series 2008-C7 certificateholders. Wells Fargo is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $575 billion in assets, over 23 million customers and 159,800 employees as of December 31, 2007, Wells Fargo & Company is among the leading U.S. bank holding companies, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States.
Wells Fargo provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. We, the sponsors, the master servicers and the special servicer may maintain banking and other commercial relationships with Wells Fargo and its affiliates. Wells Fargo's principal corporate trust offices are located at 9062 Old Annapolis Road,
Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota
55479-0113.

     Wells Fargo has provided corporate trust services since 1934. Wells Fargo acts as trustee with respect to a variety of transactions and asset types including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. As of December 31, 2007, Wells
Fargo was acting as trustee on over 300 series of commercial mortgage-backed securities with an aggregate principal balance of over $395 billion.

     In its capacity as trustee on commercial mortgage securitizations, Wells
Fargo is generally required to make an advance if a related master servicer or special servicer fails to make a required advance. In the past three years,
Wells Fargo has not been required to make an advance on a commercial mortgage-backed securities transaction.

     Wells Fargo will hold the mortgage loan files for all the underlying mortgage loans (other than the One Liberty Plaza Mortgage Loan, the Scottsdale
Fashion Square Mortgage Loan and the Bush Terminal Mortgage Loan, as to which it is holding just the related promissory notes) pursuant to the series 2008-C7 pooling and servicing agreement and/or the series CD 2007-CD5 pooling and servicing agreement. Wells Fargo is responsible to hold and safeguard the mortgage notes, and where applicable, the other contents of the mortgage loan files on behalf of the applicable certificateholders. Wells Fargo maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction and/or issuer. Wells Fargo has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo maintains its commercial document custody facilities in

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Minneapolis, Minnesota. As of December 31, 2007, Wells Fargo was acting as custodian of more than 50,000 commercial mortgage loan files.

     Wells Fargo has served as loan file custodian for various mortgage loans owned by us or our affiliate, including for mortgage loans included in the series 2008-C7 commercial mortgage securitization. The terms of the custodial agreement are customary for the commercial mortgage backed securities industry and provide for the delivery, receipt, review and safekeeping of mortgage loans files. The terms of the series 2008-C7 pooling and servicing agreement with respect to the custody of the mortgage loans supersede any such custodial agreement.

     Under the terms of the series 2008-C7 pooling and servicing agreement, the trustee is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, the trustee is responsible for the preparation of all REMIC tax returns on behalf of the issuing entity and the preparation of monthly reports on Form 10-D (in regards to distribution and pool performance information) and annual reports on Form
10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity. Wells Fargo has been engaged in the business of securities administration in connection with mortgage-backed securities in excess of 20 years and in connection with commercial mortgage-backed securities since 1997. It has acted as securities administrator with respect to more than
400 series of commercial mortgage-backed securities, and, as of December 31,
2007, was acting as securities administrator with respect to more than $450 billion of outstanding commercial mortgage-backed securities.

     There have been no material changes to Wells Fargo's policies or procedures with respect to its securities administration function other than changes required by applicable laws.

     In the past three years, Wells Fargo has not materially defaulted in its securities administration obligations under any pooling and servicing agreement or caused an early amortization or other performance triggering event because of servicing by Wells Fargo with respect to commercial mortgage-backed securities.

     In addition to having express duties under the series 2008-C7 pooling and servicing agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the series 2008-C7 pooling and servicing agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the series 2008-C7 pooling and servicing agreement, be subject to certain regulations promulgated by the Office of the
Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the "prudent person" standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The series 2008-C7 pooling and servicing agreement provides that the trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

SIGNIFICANT OBLIGORS

     With respect to the One Liberty Plaza Mortgage Loan, representing 13.5% of the Initial Mortgage Pool Balance and 15.3% of the Initial Loan Group No. 1
Balance, the related borrower is a "significant obligor," within the meaning of
Items 1101 and 1112 of Regulation AB, with respect to the mortgage pool. The borrower under the One Liberty Plaza Mortgage Loan is Brookfield Properties OLP
Co. LLC. Additionally, a guarantor with respect to certain unfunded obligations related to the mortgaged real property securing the One Liberty Plaza Mortgage
Loan, Brookfield Financial Properties, L.P., is a "significant obligor," within the meaning of Items

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1101 and 1112 of Regulation AB, with respect to the mortgage pool. See the discussion of the One Liberty Plaza Mortgage Loan on Annex B to this offering prospectus.

     With respect to the Scottsdale Fashion Square Mortgage Loan, representing
12.2% of the Initial Mortgage Pool Balance and 13.8% of the Initial Loan Group
No. 1 Balance, the related borrower is a "significant obligor" within the meaning of Items 1101 and 1112 of Regulation AB, with respect to the mortgage pool. The borrower under the Scottsdale Fashion Square Mortgage Loan is
Scottsdale Fashion Square LLC. See the discussion of the Scottsdale Fashion
Square Mortgage Loan on Annex B to this offering prospectus.

         AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Citigroup Global Markets Realty Corp. (one of the sponsors) and Citigroup
Global Markets Inc. (one of the underwriters) are affiliated with us and each other.

     Goldman Sachs Mortgage Company (one of the sponsors), Goldman, Sachs & Co.
(one of the underwriters) and Goldman Sachs Commercial Mortgage Capital, L.P.
(one of the originators) are affiliated with each other.

     We, the sponsors, the master servicers, the special servicer and our and/or their respective affiliates may from time to time maintain and enter into other banking and trustee relationships in the ordinary course of business with the trustee and their affiliates. See also "Transaction Participants--The Trustee"
in this offering prospectus.

               THE SERIES 2008-C7 POOLING AND SERVICING AGREEMENT

GENERAL

     The parties to the series 2008-C7 pooling and servicing agreement will consist of us, the trustee, the master servicers and the special servicer. The series 2008-C7 pooling and servicing agreement will govern, among other things:

     o    the issuance of the series 2008-C7 certificates;

     o    the formation of the issuing entity;

     o    the transfer of the initial trust assets to the issuing entity;

     o    the retention of the trust assets on behalf of the series 2008-C7 certificateholders; and

     o    the servicing and administration of the underlying mortgage loans
          (other than the One Liberty Plaza Mortgage Loan, the Scottsdale
          Fashion Square Mortgage Loan, the CGM RRI Hotel Portfolio Mortgage
          Loan, the Lincoln Square Mortgage Loan, the Bush Terminal Mortgage
          Loan and the Seattle Space Needle Mortgage Loan), as well as the servicing and administration of (a) the Serviced Non-Trust Loans, and
          (b) any REO Properties acquired by the special servicer on behalf of the series 2008-C7 certificateholders and, if and when applicable, the
          Serviced Non-Trust Loan Noteholders as a result of foreclosure or other similar action.

     In general, most of the servicing and administrative responsibilities for each of the One Liberty Plaza Mortgage Loan, the Scottsdale Fashion Square
Mortgage Loan, the CGM RRI Hotel Portfolio Mortgage Loan, the Lincoln Square
Mortgage Loan, the Bush Terminal Mortgage Loan and the Seattle Space Needle
Mortgage Loan

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are governed by a pooling and servicing agreement other than the series 2008-C7 pooling and servicing agreement. Each such underlying mortgage loan is part of a
Loan Combination that also includes a Non-Trust Loan that has been previously securitized. Accordingly, each of the One Liberty Plaza Mortgage Loan, the
Scottsdale Fashion Square Mortgage Loan and the Bush Terminal Mortgage Loan is
being serviced pursuant to the pooling and servicing agreement for the Greenwich
Capital Commercial Funding Corp. series 2007-GG11 commercial mortgage securitization transaction, and each of the CGM RRI Hotel Portfolio Mortgage
Loan, the Lincoln Square Mortgage Loan and the Seattle Space Needle Mortgage
Loan is being serviced pursuant to the pooling and servicing agreement for the
Deutsche Mortgage & Asset Receiving Corporation series CD 2007-CD5 commercial mortgage securitization transaction. We refer to the One Liberty Plaza Mortgage
Loan, the Scottsdale Fashion Square Mortgage Loan, the CGM RRI Hotel Portfolio
Mortgage Loan, the Lincoln Square Mortgage Loan, the Bush Terminal Mortgage Loan
and the Seattle Space Needle Mortgage Loan collectively as the Outside Serviced
Mortgage Loans and to the related Loan Combinations as the Outside Serviced Loan
Combinations. Notwithstanding the foregoing, Midland will have certain limited master servicing obligations with respect to each of the One Liberty Plaza
Mortgage Loan, the Scottsdale Fashion Square Mortgage Loan and the Bush Terminal
Mortgage Loan under the series 2008-C7 pooling and servicing agreement, and
Capmark will have certain limited master servicing obligations with respect to each of the CGM RRI Hotel Portfolio Mortgage Loan, the Lincoln Square Mortgage
Loan and the Seattle Space Needle Mortgage Loan under the series 2008-C7 pooling and servicing agreement.

     The following summary discussion describes some of the material provisions of the series 2008-C7 pooling and servicing agreement. In addition, see
"Description of the Mortgage Pool--Assignment of the Mortgage Loans; Repurchases
and Substitutions," "--Representations and Warranties; Repurchases and
Substitutions" and "Description of the Offered Certificates" in this offering prospectus and "Description of the Governing Documents" in the accompanying base prospectus.

OVERVIEW OF SERVICING

     The series 2008-C7 pooling and servicing agreement provides that the master servicers and the special servicer must each service and administer the mortgage loans and any REO Properties in the trust fund for which it is responsible, directly or through sub-servicers, in accordance with--

     o    any and all applicable laws,

     o    the express terms of the series 2008-C7 pooling and servicing agreement,

     o    the express terms of the subject mortgage loans and any and all related intercreditor, co-lender and/or similar agreements, and

     o    to the extent consistent with the foregoing, the Servicing Standard.

     In general, each master servicer will be responsible for the servicing and administration of each underlying mortgage loan (other than the Outside Serviced
Mortgage Loans) for which it is the applicable master servicer and any related
Serviced Non-Trust Mortgage Loan--

     o    as to which no Servicing Transfer Event has occurred, or

     o    that has been worked-out following a Servicing Transfer Event and as to which no new Servicing Transfer Event has occurred.

     The special servicer, on the other hand, will be responsible for the servicing and administration of each underlying mortgage loan (other than, if applicable, an Outside Serviced Mortgage Loan) and any related Serviced
Non-Trust Loan as to which a Servicing Transfer Event has occurred and which has not yet become a

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worked-out mortgage loan with respect to that Servicing Transfer Event. The special servicer will also be responsible for the administration of each REO
Property acquired by the issuing entity (other than any REO Property that relates to an Outside Serviced Mortgage Loan).

     Despite the foregoing, the series 2008-C7 pooling and servicing agreement will require the applicable master servicer to continue to receive information
(which information, with respect to each Outside Serviced Mortgage Loan, will be received from the applicable master servicer under the applicable other pooling and servicing agreement) and prepare all reports to the trustee required to be received or prepared with respect to any specially serviced mortgage loans in the trust fund and, otherwise, to render other incidental services with respect to any such specially serviced mortgage loans. In addition, the special servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to non-specially serviced mortgage loans (other than the
Outside Serviced Mortgage Loans) in the trust fund. None of the master servicers or the special servicer will have responsibility for the performance by another servicer of its respective obligations and duties under the series 2008-C7 pooling and servicing agreement.

     Each master servicer will transfer servicing of an underlying mortgage loan for which it is responsible under the series 2008-C7 pooling and servicing agreement to the special servicer upon the occurrence of a Servicing Transfer
Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the applicable master servicer, and that mortgage loan will be considered to have been worked-out, if and when all
Servicing Transfer Events with respect to that mortgage loan cease to exist in accordance with the definition of "Servicing Transfer Event" in the glossary to this offering prospectus.

     In general, subject to the discussion under "--The Series 2008-C7
Controlling Class Representative and the Serviced Non-Trust Loan Noteholders"
below, the applicable master servicer and/or, if a Servicing Transfer Event exists, the special servicer will be responsible for servicing and administering each Serviced Loan Combination under the series 2008-C7 pooling and servicing agreement and the related co-lender or intercreditor agreement on behalf of the issuing entity, as holder of the related underlying mortgage loan, and the related Serviced Non-Trust Loan Noteholders generally as if the entire Serviced
Loan Combination were a mortgage loan in the trust fund. A Servicing Transfer
Event with respect to any mortgage loan that is part of a Serviced Loan
Combination will generally result in a transfer of servicing of the entire such
Serviced Loan Combination to the special servicer; provided that if, subject to the terms, conditions and limitations of the related Co-Lender Agreement, a
Serviced Non-Trust Loan Noteholder prevents the occurrence of a Servicing
Transfer Event with respect to the related mortgage loan in the trust fund through the exercise of cure rights as set forth in the related Co-Lender
Agreement, then the existence of that Servicing Transfer Event with respect to the related Serviced Non-Trust Loan will not, in and of itself, result in the existence of a Servicing Transfer Event with respect to the related mortgage loan in the trust fund, or the transfer to special servicing of the applicable
Serviced Loan Combination (provided that a separate Servicing Transfer Event may occur with respect thereto).

SUB-SERVICERS

     Some of the mortgage loans that we intend to transfer to the issuing entity are currently being serviced by third-party servicers that are entitled to and will become sub-servicers of these loans on behalf of the master servicers. In general, neither the trustee nor any other successor master servicer may terminate the sub-servicing agreement for any of those sub-servicers without cause.

     Pursuant to the series 2008-C7 pooling and servicing agreement, the master servicers and the special servicer may enter into sub-servicing agreements to provide for the performance by third parties of any or all of their respective obligations under the series 2008-C7 pooling and servicing agreement, provided that in each case, the sub-servicing agreement: (i) is materially consistent with the series 2008-C7 pooling and servicing agreement, requires the sub-servicer to comply with all of the applicable conditions of the series
2008-C7 pooling and servicing agreement, and, provides for certain material events of default with respect to the sub-servicer; (ii) provides that if a master servicer or the special servicer, as the case may be, will for any reason no longer act

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in such capacity under the series 2008-C7 pooling and servicing agreement
(including by reason of an Event of Default), the trustee or its designee may assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the subject master servicer or the special servicer, as the case may be, under such agreement or may terminate such sub-servicing agreement without cause (except that the sub-servicing agreements with any of certain designated sub-servicers may only be terminated for cause);
(iii) provides that the trustee, for the benefit of the series 2008-C7 certificateholders and, in the case of a sub-servicing agreement relating to a
Serviced Loan Combination, the related Serviced Non-Trust Loan Noteholder(s), shall each be a third-party beneficiary under such agreement; (iv) permits any purchaser of an underlying mortgage loan to terminate such agreement with respect to such purchased mortgage loan at its option and without penalty; (v)
does not permit the sub-servicer to enter into or consent to certain modifications, extensions, waivers or amendments or otherwise take certain actions on behalf of the applicable master servicer or the special servicer without the consent of the subject master servicer or special servicer, as the case may be; and (vi) does not permit the sub-servicer any direct rights of indemnification that may be satisfied out of assets of the trust fund. In addition, pursuant to the series 2008-C7 pooling and servicing agreement, each sub-servicing agreement entered into by a master servicer must provide that such agreement shall, with respect to any underlying mortgage loan, terminate at the time such underlying mortgage loan becomes a specially serviced mortgage loan
(or, alternatively, be subject to the special servicer's rights to service such mortgage loan for so long as such mortgage loan continues to be a specially serviced mortgage loan), and each sub-servicing agreement entered into by the special servicer shall relate only to specially serviced mortgage loans and shall terminate with respect to any such underlying mortgage loan which ceases to be a specially serviced mortgage loan.

     References in the series 2008-C7 pooling and servicing agreement, and under this "The Series 2008-C7 Pooling and Servicing Agreement" section, to actions taken or to be taken by a master servicer or the special servicer include actions taken or to be taken by a sub-servicer on behalf of the applicable master servicer or the special servicer, as the case may be; and, in connection therewith, all amounts advanced by any sub-servicer to satisfy the obligations of the applicable master servicer or the special servicer under the series
2008-C7 pooling and servicing agreement to make P&I advances or servicing advances are deemed to have been advanced by the applicable master servicer or the special servicer, as the case may be, out of its own funds and, accordingly, such advances will be recoverable by such sub-servicer in the same manner and out of the same funds as if such sub-servicer were the applicable master servicer or the special servicer, as the case may be. The series 2008-C7 pooling and servicing agreement provides that, for so long as they are outstanding, advances under any sub-servicing agreement will accrue interest at the rate set forth in the series 2008-C7 pooling and servicing agreement, such interest to be allocable between the applicable master servicer or the special servicer, as the case may be, and such sub-servicer as they may agree. For purposes of the series
2008-C7 pooling and servicing agreement, the applicable master servicer and the special servicer each will be deemed to have received any payment when a sub-servicer retained by it receives such payment.

     The series 2008-C7 pooling and servicing agreement requires the master servicers and the special servicer, for the benefit of the trustee, the benefit of the series 2008-C7 certificateholders and, in the case of a Serviced Loan
Combination, the benefit of the related Serviced Non-Trust Loan Noteholder(s), to monitor the performance and enforce the obligations of their respective sub-servicers under the related sub-servicing agreements. Further, the series
2008-C7 pooling and servicing agreement provides that, notwithstanding any sub-servicing agreement, the master servicers and the special servicer will each remain obligated and liable to the trustee, the series 2008-C7 certificateholders and the Serviced Non-Trust Loan Noteholders for the
performance of their respective obligations and duties under the series 2008-C7 pooling and servicing agreement as if each alone were servicing and administering the subject mortgage loans and the master servicers and the special servicer will each be responsible (without right of reimbursement) for all compensation of each sub-servicer retained by it.

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SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicing Fee. The principal compensation to be paid to each master servicer with respect to its master servicing activities will be the master servicing fee.

     The master servicing fee will be earned with respect to each and every mortgage loan in the trust fund, including:

     o    each such mortgage loan that is a specially serviced mortgage loan, if any;

     o    each such mortgage loan, if any, as to which the corresponding mortgaged real property has become an REO Property;

     o    each such mortgage loan, if any, that has been defeased; and

     o    each Outside Serviced Mortgage Loan.

     In the case of each mortgage loan in the trust fund, the master servicing fee will:

     o    be calculated on generally the same interest accrual basis (i.e., an
          Actual/360 Basis or a 30/360 Basis) as is applicable to the accrual of interest with respect to that mortgage loan;

     o    accrue at the related master servicing fee rate, which will vary on a loan-by-loan basis;

     o    accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan; and

     o    be payable monthly from amounts received with respect to, or allocable as recoveries of, interest on that mortgage loan or, following liquidation of that mortgage loan and any related REO Property, from general collections on the other mortgage loans and REO Properties in the trust fund.

     For purposes of this offering prospectus, master servicing fees include primary servicing fees payable to the sub-servicers retained by the master servicers.

     In addition, a separate primary servicing fee will be paid to the applicable other master servicer with respect to each Outside Serviced Mortgage
Loan pursuant to the applicable other pooling and servicing agreement that governs the servicing thereof.

     Subject to certain conditions, each master servicer is entitled, under the series 2008-C7 pooling and servicing agreement, to receive, or to assign or pledge to any qualified institutional buyer or institutional accredited investor
(other than a Plan), an excess servicing strip, which is a portion of the master servicing fee. If an initial master servicer resigns or is terminated as master servicer, it (or its assignee) will continue to be entitled to receive the excess servicing strip and will be paid that excess servicing strip, except to the extent that any portion of the excess servicing strip is needed to compensate any successor master servicer for assuming the duties of the departing master servicer under the series 2008-C7 pooling and servicing agreement. We make no representation or warranty regarding whether, following any resignation or termination of any entity acting as one of the initial master servicers, (a) any holder of the excess servicing strip would dispute the trustee's determination that any portion of the excess servicing strip was necessary to compensate a successor master servicer or (b) the ability of the trustee to successfully recapture the excess servicing strip or any portion of that strip from any holder of the excess servicing strip, in particular if that holder were the subject of a bankruptcy or insolvency proceeding.

                                       166

     After the occurrence, and during the continuance, of an A/B Material
Default, master servicing fees are payable with respect to the related MezzCap
Loan Combination out of collections on the entire such loan combination.

     Prepayment Interest Shortfalls. The series 2008-C7 pooling and servicing agreement will provide that, if any Prepayment Interest Shortfall is incurred by reason of a voluntary principal prepayment being made by a borrower with respect to any of the underlying mortgage loans during any collection period (other than out of insurance proceeds, condemnation proceeds or liquidation proceeds), then the applicable master servicer must make a non-reimbursable payment with respect to the related distribution date in an amount equal to the lesser of:

     o    the amount of the subject Prepayment Interest Shortfall; and

     o    the sum of--

          1.   the master servicing fees (in each case calculated for this purpose only at a rate of 0.01% per annum) received by the applicable master servicer during such collection period on the underlying mortgage loans serviced by that master servicer, and

          2.   all Prepayment Interest Excesses received by the applicable master servicer during such collection period on the underlying mortgage loans;

provided that if a Prepayment Interest Shortfall occurs as a result of a master servicer's allowing the borrower to deviate from the terms of the related loan documents regarding principal prepayments (other than (a) subsequent to a material default under the related loan documents, (b) pursuant to applicable law or court order or (c) at the request or with the consent of the special servicer or the series 2008-C7 controlling class representative), then the amount in clause 1 of the second bullet of this sentence will be replaced with the sum of (x) all master servicing fees payable to that master servicer with respect to the underlying mortgage loans for the subject collection period, inclusive of any portion thereof payable to a third-party primary servicer and inclusive of any excess servicing strip, and (y) any investment income earned on the related principal prepayment during such collection period while on deposit in that master servicer's collection account. Any Prepayment Interest Excesses received by a master servicer not otherwise applied as described in the prior sentence will be applied, to the extent necessary, to cover any Prepayment
Interest Shortfall related to a loan serviced by that master servicer not otherwise offset by the payments described in the prior sentence.

     No other master servicing compensation will be available to cover
Prepayment Interest Shortfalls.

     Any payments made by a master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included in the Total
Available P&I Funds for that distribution date, as described under "Description of the Offered Certificates--Payments" in this offering prospectus. If the amount of Prepayment Interest Shortfalls incurred with respect to the mortgage pool during any collection period exceeds the total of any and all payments made by the master servicers with respect to the related distribution date to cover
Prepayment Interest Shortfalls, then the resulting Net Aggregate Prepayment
Interest Shortfall will be allocated among the respective interest-bearing classes of the series 2008-C7 certificates, in reduction of the interest payable thereon, as and to the extent described under "Description of the Offered
Certificates--Payments--Payments of Interest" in this offering prospectus.

     The master servicers will not cover any interest shortfalls similar to
Prepayment Interest Shortfalls that occur by reason of involuntary prepayments made with insurance proceeds, condemnation proceeds and/or liquidation proceeds.

                                       167

     Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities in respect of the underlying mortgage loans (other than the Outside Serviced
Mortgage Loans) will be:

     o    the special servicing fee;

     o    the liquidation fee; and

     o    the workout fee.

     The Special Servicing Fee. The special servicing fee will be earned with respect to any underlying mortgage loan (other than the Outside Serviced
Mortgage Loans):

     o    that is being specially serviced by the special servicer; or

     o    as to which the corresponding mortgaged real property has become an
          REO Property.

     In the case of each underlying mortgage loan that satisfies the criteria described in the foregoing paragraph, the special servicing fee will:

     o    be calculated on generally the same interest accrual basis (i.e., an
          Actual/360 Basis or a 30/360 Basis) as is applicable to the accrual of interest with respect to that mortgage loan;

     o    accrue at a special servicing fee rate of 0.35% per annum (subject to a $4,000 minimum special servicing fee in any month with respect to any specially serviced mortgage loan or REO Property);

     o    accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan; and

     o    generally be payable monthly from general collections on all the mortgage loans and any REO Properties in the trust fund, that are on deposit in the applicable master servicer's collection account from time to time.

     The Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each underlying mortgage loan (other than the Outside Serviced Mortgage Loans) as to which, following a period of special servicing and resolution of all applicable Servicing Transfer Events, servicing thereof has been returned to the applicable master servicer. The workout fee for any such underlying mortgage loan will generally be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each collection of interest, other than Default Interest and Post-ARD Additional Interest, and principal received on the subject mortgage loan for so long as it remains a worked-out mortgage loan.

     The workout fee with respect to any underlying mortgage loan referred to in the prior paragraph will cease to be payable if a new Servicing Transfer Event occurs with respect to that loan or if the related mortgaged real property becomes an REO Property. However, a new workout fee would become payable if the subject underlying mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event.

     If the special servicer is terminated or resigns, then it will retain the right to receive any and all workout fees payable with respect to mortgage loans
(other than the Outside Serviced Mortgage Loans) that were worked-out--or, in some cases, about to be worked out--by it during the period that it acted as special servicer and as

                                       168

to which no new Servicing Transfer Event had occurred as of the time of its termination or resignation. The successor special servicer will not be entitled to any portion of those workout fees.

     Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee may reduce amounts payable to the holders of the offered certificates.

     The Liquidation Fee. Except as described in the next paragraph, the special servicer will be entitled to receive a liquidation fee with respect to: (a) any specially serviced mortgage loan in the trust fund (or any Qualified Substitute
Mortgage Loan delivered in replacement thereof by the related mortgage loan seller), other than an Outside Serviced Mortgage Loan, for which it obtains a full, partial or discounted payoff; and (b) any specially serviced mortgage loan or REO Property in the trust fund (or any Qualified Substitute Mortgage Loan delivered in replacement thereof by the related mortgage loan seller), other than an Outside Serviced Mortgage Loan or any related REO Property, as to which it receives any liquidation proceeds, sale proceeds or REO revenues, including any specially serviced mortgage loan (other than an Outside Serviced Mortgage
Loan) repurchased by the applicable mortgage loan seller outside of the required cure period (as that cure period may be extended) as described under
"Description of the Mortgage Pool--Assignment of the Mortgage Loans; Repurchases
and Substitutions" and "--Representations and Warranties; Repurchases and
Substitutions" in this offering prospectus. As to each such specially serviced mortgage loan and REO Property, the liquidation fee will generally be payable from, and will be calculated by application of a liquidation fee rate of 1.0%
to, the portion of the related payment, proceeds or revenues allocable as a full or partial recovery of principal, interest or expenses.

     Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, Substitution Shortfall
Amounts or proceeds received in connection with:

     o    the repurchase of any mortgage loan in the trust fund by or on behalf of a mortgage loan seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation, so long as the repurchase occurs within the required cure period (as that cure period may be extended), as described under "Description of the
          Mortgage Pool--Assignment of the Mortgage Loans; Repurchases and
          Substitutions" and "--Representations and Warranties; Repurchases and
          Substitutions" in this offering prospectus;

     o    the purchase of any Defaulted Mortgage Loan out of the trust fund by the special servicer or the Majority Controlling Class
          Certificateholder, as described under "--Fair Value Purchase Option"
          below;

     o    the purchase of an underlying mortgage loan that is part of a Loan
          Combination by any of the related Serviced Non-Trust Loan Noteholders, in each case pursuant to the purchase option in the related Co-Lender
          Agreement described under "Description of the Mortgage Pool--The Loan
          Combinations" in this offering prospectus, so long as the purchase occurs within 90 days of the date that the purchase option is first exercisable;

     o    the purchase of any mortgage loan out of the trust fund by a related mezzanine lender pursuant to any applicable intercreditor, co-lender or similar agreement, in each case so long as the purchase occurs within 90 days of the date that the purchase option is first exercisable; or

     o    the purchase of all of the mortgage loans and REO Properties in the trust fund by the special servicer or the Majority Controlling Class
          Certificateholder in connection with the termination of the issuing entity, all as described under "Description of the Offered
          Certificates--Termination" in this offering prospectus.

                                       169

     Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee may reduce amounts payable to the holders of the offered certificates.

     After the occurrence, and during the continuance, of an A/B Material
Default, special servicing fees and, except in connection with a purchase of the related underlying mortgage loan by the related Serviced Non-Trust Loan
Noteholder, pursuant to the purchase option in the related Co-Lender Agreement, as described under "Description of the Mortgage Pool--The Loan Combinations" in
this offering prospectus, workout fees and liquidation fees, earned with respect to either MezzCap Loan Combination may be paid out of collections on the entire such Loan Combination.

     If the related borrower fails to make any balloon payment when due, but that borrower has delivered a refinancing commitment acceptable to the special servicer prior to the maturity date, then for 30 days beyond the maturity date
(or for such shorter period beyond the maturity date during which the refinancing is scheduled to occur) no special servicing fee, liquidation fee or workout fee will accrue until the end of such 30-day (or shorter) period.

     Additional Servicing Compensation. As additional master servicing compensation, each master servicer will be entitled to receive any Prepayment
Interest Excesses collected with respect to the underlying mortgage loans it is responsible for servicing.

     In addition, the following items collected (and, in the case of an Outside
Serviced Mortgage Loan, passed through to the issuing entity) on any particular mortgage loan in the trust fund will be allocated between the master servicers and the special servicer as additional compensation in accordance with the series 2008-C7 pooling and servicing agreement:

     o    any late payment charges and Default Interest actually collected on any particular mortgage loan in the trust fund, which late payment charges and Default Interest are not otherwise applied to reimburse the parties to the series 2008-C7 pooling and servicing agreement for, or to offset, certain expenses of the issuing entity (including interest on advances), each as provided in the series 2008-C7 pooling and servicing agreement; and

     o    any modification fees, assumption fees, assumption application fees, earn out fees, defeasance fees, consent/waiver fees and other comparable transaction fees and charges.

     Each master servicer will be authorized to invest or direct the investment of funds held in its collection account, in any Serviced Loan
Combination-specific custodial account or in any escrow and/or reserve account maintained by it, in Permitted Investments. See "--Accounts" below and
"Description of the Offered Certificates" in this offering prospectus. Each master servicer:

     o    will generally be entitled to retain any interest or other income earned on those funds; and

     o    will generally be required to cover any losses of principal of those investments from its own funds, to the extent those losses are incurred with respect to investments made for that master servicer's benefit.

     No master servicer will be obligated, however, to cover any losses resulting solely from the bankruptcy or insolvency of any depository institution or trust company holding any accounts maintained by such master servicer so long as those institutions or trust companies meet certain eligibility requirements set forth in the series 2008-C7 pooling and servicing agreement.

                                       170

     The special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See "--Accounts"
below. The special servicer:

     o    will be entitled to retain any interest or other income earned on those funds; and

     o    will generally be required to cover any losses of principal of those investments from its own funds.

     The special servicer will not be obligated, however, to cover any losses resulting solely from the bankruptcy or insolvency of any depository institution or trust company holding its REO account so long as that institution or trust company meets certain eligibility requirements set forth in the series 2008-C7 pooling and servicing agreement.

     Payment of Expenses. The master servicers and the special servicer will each be required to pay its overhead costs and any general and administrative expenses incurred by it in connection with its servicing activities under the series 2008-C7 pooling and servicing agreement. The master servicers and the special servicer will not be entitled to reimbursement for these expenses except as expressly provided in the series 2008-C7 pooling and servicing agreement.

     The series 2008-C7 pooling and servicing agreement will permit a master servicer to pay, and will permit the special servicer to direct a master servicer to pay, some servicing expenses out of general collections on the underlying mortgage loans and any REO Properties on deposit in that master servicer's collection account, including, to the extent not advanced, for the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties. In addition, under the series 2008-C7 pooling and servicing agreement, each master servicer will be permitted (or, in the case of a specially serviced mortgage loan or an REO Property, if the special servicer directs, the subject master servicer will be required) to pay directly out of its collection account some servicing expenses that, if advanced by the subject master servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property (other than in the case of an Outside
Serviced Mortgage Loan or any related REO Property). This is only to be done, however, when the applicable master servicer or the special servicer, as applicable, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2008-C7 certificateholders
(and, in the case of a Serviced Loan Combination, the related Serviced Non-Trust
Loan Noteholders), as a collective whole. Each master servicer will be able to conclusively rely on any such determination made by the special servicer.

TRUSTEE COMPENSATION

     The trustee will be entitled to receive monthly, out of general collections with respect to the mortgage pool, the trustee fee. With respect to each distribution date, the trustee fee will equal the aggregate of, with respect to each and every mortgage loan in the trust fund, one month's interest accrued at
0.0011% per annum on the Stated Principal Balance of the subject mortgage loan outstanding immediately prior to that distribution date (calculated on the same interest accrual basis--i.e., an Actual/360 Basis or a 30/360 Basis--as is applicable to the accrual of interest with respect to the subject mortgage loan).

     In addition, the trustee will be authorized to invest or direct the investment of funds held in its distribution account, its Post-ARD Additional
Interest account and its interest reserve account in Permitted Investments. See
"--Accounts" below. In general, the trustee will be entitled to retain any interest or other income earned on those funds and will be required to cover any investment losses from its own funds without any right to reimbursement. The trustee will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the trustee's distribution account, Post-ARD Additional Interest account or interest reserve account so long as that institution or trust company meets certain eligibility requirements set forth in the series 2008-C7 pooling and servicing agreement at the time of the deposit.

                                       171

ADVANCES

     Servicing Advances. Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred by or on behalf of any master servicer, the special servicer, the trustee in connection with the servicing of a mortgage loan in the trust fund (other than an Outside Serviced Mortgage Loan)
or in connection with the administration of any REO Property in the trust fund, will generally be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property.

     If the special servicer is aware a reasonable period in advance that a servicing advance will be required to be made on a specially serviced mortgage loan or REO Property, the special servicer will be required to use reasonable efforts to give the applicable master servicer not less than five business days'
notice (or two business days' notice, if required to be made on an emergency or urgent basis) that the servicing advance is to be made. The special servicer may, however, itself make servicing advances with respect to specially serviced mortgage loans and REO Properties (other than, if applicable, an Outside
Serviced Mortgage Loan or any related REO Property) on an emergency basis.

     If a master servicer is required under the series 2008-C7 pooling and servicing agreement to make a servicing advance, but it does not do so within 15 days (or such shorter period as may be required to avoid foreclosure of liens for delinquent real estate taxes or a lapse in insurance coverage) after the servicing advance is required to be made, then the trustee will be required:

     o    if any of certain officers of the trustee has actual knowledge of the failure, to give the defaulting master servicer notice of the failure;
          and

     o    if the failure continues for five more business days after such notice, to make the servicing advance.

     Despite the foregoing discussion or anything else to the contrary in this offering prospectus, none of the master servicers, the special servicer or the trustee will be obligated to make servicing advances that, in the judgment of the party making the advance, or in the judgment of the special servicer (in the case of a servicing advance by a master servicer or the trustee), would not be ultimately recoverable (together with accrued and unpaid interest on the advance) from expected collections on the related mortgage loan or REO Property.
The trustee may conclusively rely on the determination of the applicable master servicer, and the applicable master servicer and the trustee will be required to act in accordance with the determination of the special servicer, that any servicing advance with respect to an underlying mortgage loan or REO Property is not recoverable from expected collections on the subject mortgage loan or REO
Property (but in the absence of such determination can make its own determination that any advance is not recoverable). If a master servicer, the special servicer or the trustee makes any servicing advance that it subsequently determines, or that the special servicer determines (in the case of servicing advances by a master servicer or the trustee), is not recoverable (together with accrued and unpaid interest on the advance) from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the underlying mortgage loans and any related REO Properties that are on deposit in the master servicers' collection accounts from time to time as more particularly described in this offering prospectus. See "--Advances--Special
Considerations Regarding Nonrecoverable Advances" below.

                                       172

     Advances of Delinquent Monthly Debt Service Payments. Each master servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all monthly debt service payments--other than balloon payments--and assumed monthly debt service payments, in each case net of related master servicing fees (and, in the case of an Outside Serviced Mortgage Loan, further net of servicing fees payable to the applicable other master servicer under the applicable other pooling and servicing agreement), that:

     o    were due or deemed due, as the case may be, during the related collection period (or, in the case of an underlying mortgage loan that has a due date that is after the determination date in each month, during the calendar month in which such distribution date occurs) with respect to the underlying mortgage loans that are serviced by such master servicer or otherwise as to which such master servicer is the applicable master servicer; and

     o    were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

     Notwithstanding the foregoing, if it is determined that an Appraisal
Reduction Amount exists with respect to any mortgage loan in the trust fund, then the applicable master servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that mortgage loan during the period that the Appraisal
Reduction Amount exists. The interest portion of any monthly debt service advance required to be made with respect to any such underlying mortgage loan as to which there exists an Appraisal Reduction Amount, will equal:

     o    the amount of the interest portion of that advance of monthly debt service payments that would otherwise be required to be made for the subject distribution date without regard to this sentence and the prior sentence; reduced (to not less than zero) by

     o    with respect to each class of series 2008-C7 certificates with principal balances to which any portion of the subject Appraisal
          Reduction Amount is allocated, one month's interest (calculated on a
          30/360 Basis) on the portion of the subject Appraisal Reduction Amount allocated to that class at the applicable pass-through rate.

     Appraisal Reduction Amounts attributable to any underlying mortgage loan will be allocated to the following classes of the series 2008-C7 certificates, in each case up to (but without any reduction in) the related outstanding total principal balance thereof, in the following order: first, to the class S, Q, P,
O, N, M, L, K, J, H, G, F, E, D, C and B certificates, in that order; second to the class A-J and A-JA certificates, on a pro rata basis by balance; third, to the class A-M and A-MA certificates, on a pro rata basis by balance; and then to the class A-1, A-2A, A-2B, A-3, A-SB, A-4 and A-1A certificates, on a pro rata basis by balance.

     With respect to any distribution date, each master servicer will be required to make monthly debt service advances either out of its own funds or, subject to the conditions set forth in the series 2008-C7 pooling and servicing agreement, funds held in the master servicer's collection account that are not required to be paid on the series 2008-C7 certificates.

     If a master servicer fails to make a required advance and the trustee is aware of that failure, the trustee will be obligated to make that advance. See
"Transaction Participants--The Trustee" in this offering prospectus.

     The master servicers and the trustee will each be entitled to recover any monthly debt service advance made by it out of its own funds with respect to any underlying mortgage loan, together with interest thereon, from collections on that mortgage loan. None of the master servicers or the trustee will be obligated to make any monthly debt service advance with respect to any underlying mortgage loan that, in its judgment, or in the judgment of the special servicer, would not ultimately be recoverable (together with interest thereon) out of

                                       173

collections on that mortgage loan. The trustee may conclusively rely on any determination of nonrecoverability made by the applicable master servicer under the series 2008-C7 pooling and servicing agreement with respect to any underlying mortgage loan; the applicable master servicer and the trustee may conclusively rely on any determination of nonrecoverability made by the applicable master servicer or the special servicer under (i) the series
2007-GG11 pooling and servicing agreement with respect to the One Liberty Plaza
Mortgage Loan, the Scottsdale Fashion Square Mortgage Loan and the Bush Terminal
Mortgage Loan or any related REO Property, and (ii) the series CD 2007-CD5 pooling and servicing agreement with respect to the CGM RRI Hotel Portfolio
Mortgage Loan, the Lincoln Square Mortgage Loan and the Seattle Space Needle
Mortgage Loan or any related REO Property; and the applicable master servicer and the trustee will be required to act in accordance with any determination of nonrecoverability made by the special servicer of which they have been notified with respect to any underlying mortgage loan or REO Property under the series
2008-C7 pooling and servicing agreement (other than an Outside Serviced Mortgage
Loan or any related REO Property). If either a master servicer or the trustee makes any monthly debt service advance with respect to any underlying mortgage loan that it or the special servicer subsequently determines will not be recoverable (together with interest thereon) out of collections on that mortgage loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described below, out of general collections on the mortgage loans and any REO Properties in the trust fund on deposit in the master servicers' collection accounts from time to time. See "--Advances--Special
Considerations Regarding Nonrecoverable Advances" below.

     A monthly debt service payment will be assumed to be due with respect to:

     o    each underlying mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

     o    each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

The assumed monthly debt service payment deemed due on any mortgage loan described in the prior sentence that is delinquent as to its balloon payment, will equal, for its maturity date and for each successive due date that it remains outstanding and part of the trust fund, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect immediately prior to, and without regard to the occurrence of, the subject maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second preceding sentence as to which the related mortgaged real property has become an REO Property, will equal, for each due date that the REO Property remains part of the trust fund, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment that would have been due or deemed due if the related mortgaged real property had not become an
REO Property. Assumed monthly debt service payments for an ARD Loan will not include Post-ARD Additional Interest or accelerated amortization payments.

     None of the master servicers nor the trustee will be required to make any monthly debt service advance with respect to any of the Non-Trust Mortgage
Loans. None of the master servicers nor the trustee will be required to advance
Post-ARD Additional Interest or Default Interest.

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     Interest on Advances. The master servicers, the special servicer and the trustee will each be entitled to receive interest on advances made by them. That interest will accrue on the amount of each advance, and compound annually, generally for so long as the advance is outstanding, at an annual rate equal to the prime rate as published in the "Money Rates" section of The Wall Street
Journal, as that prime rate may change from time to time. Interest accrued with respect to any advance will generally be payable:

     o    first, out of any late payment charges and Default Interest collected on the related underlying mortgage loan in the collection period in which that advance was reimbursed; and

     o    then, after or at the same time that advance is reimbursed, but only if and to the extent that the late payment charges and Default
          Interest referred to in clause first above are insufficient to cover the advance interest, out of any other amounts then on deposit in the master servicers' collection accounts.

If any payment of interest on advances is paid out of general collections on the mortgage pool as contemplated by the second bullet of the prior sentence, then any late payment charges and Default Interest subsequently received and collected on the underlying mortgage loan as to which those advances were made will be applied to reimburse the issuing entity for that payment prior to being applied as additional compensation to the applicable master servicer or the special servicer.

     To the extent not offset by Default Interest and/or late payment charges accrued and actually collected on the related underlying mortgage loan, interest accrued on outstanding advances with respect to the underlying mortgage loans will result in a reduction in amounts payable on one or more classes of the series 2008-C7 certificates.

     Special Considerations Regarding Nonrecoverable Advances. In making a recoverability determination with respect to any advance in accordance with the series 2008-C7 pooling and servicing agreement, the applicable master servicer, the special servicer and the trustee may consider, among other things, the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, the condition of the related mortgaged real property, future expenses, and the existence and amount of any outstanding advances on the subject underlying mortgage loan, together with (to the extent accrued and unpaid) interest on such advances, and the existence and amount of any nonrecoverable advances in respect of other underlying mortgage loans, the reimbursement of which is being deferred as contemplated in the next paragraph.

     If any of the master servicers, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it (or, if applicable, in the case of the applicable master servicer and the trustee, that the applicable master servicer or the special servicer under the applicable outside servicing agreement with respect to any
Outside Serviced Mortgage Loan, or the special servicer, in the case of any other underlying mortgage loan or related REO Property) has determined is not recoverable out of collections on the related mortgage loan, then that advance
(together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal on the underlying mortgage loans that would otherwise be included in the Total Available P&I Funds for the related distribution date (and thereby reducing the payments of principal on the series 2008-C7 certificates), prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first out of payments or other collections of principal on the loan group that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group.

     Notwithstanding the foregoing, upon a determination that a previously made advance is not recoverable from expected collections on the related underlying mortgage loan or REO Property in the trust fund, instead of

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obtaining reimbursement out of general collections on the mortgage pool immediately, the applicable master servicer, the special servicer or the trustee, as applicable, may, in its sole discretion, as an accommodation to avoid interest shortfalls to the series 2008-C7 certificateholders, elect to obtain reimbursement for such nonrecoverable advance (together with accrued and unpaid interest thereon) over a period of time (not to exceed more than 12 months without the consent of the series 2008-C7 controlling class representative), and the unreimbursed portion of such advance will accrue interest at the prime rate described under "--Advances--Interest on Advances"
above. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the applicable master servicer, the special servicer or the trustee as applicable, may, in its sole discretion, decide to obtain reimbursement from general collections on the mortgage pool immediately. The fact that a decision to recover a nonrecoverable advance over time, or not to do so, benefits some classes of series 2008-C7 certificateholders to the detriment of other classes of series 2008-C7 certificateholders will not, with respect to any master servicer or the special servicer, constitute a violation of the Servicing Standard or, with respect to the trustee, constitute a violation of any fiduciary duty to the series 2008-C7 certificateholders and/or contractual duty under the series 2008-C7 pooling and servicing agreement. In the event that a master servicer, the special servicer or the trustee, as applicable, elects not to recover such nonrecoverable advances over time, that master servicer or the trustee, as applicable, will be required to give Moody's and S&P at least 15 days' notice prior to any such reimbursement, unless that master servicer, the special servicer or the trustee, as applicable, makes a determination not to give such notices in accordance with the terms of the series 2008-C7 pooling and servicing agreement.

THE SERIES 2008-C7 CONTROLLING CLASS REPRESENTATIVE AND THE SERVICED NON-TRUST
LOAN NOTEHOLDERS

     Series 2008-C7 Controlling Class. As of any date of determination, the controlling class of series 2008-C7 certificateholders will be the holders of the most subordinate class of series 2008-C7 certificates then outstanding, other than the class X, Y and R certificates, that has a total principal balance that is greater than 25% of that class's original total principal balance.
However, if no class of series 2008-C7 certificates, exclusive of the class X, Y and R certificates, has a total principal balance that satisfies this requirement, then the controlling class of series 2008-C7 certificateholders will be the holders of the most subordinate class of series 2008-C7 certificates then outstanding, other than the class X, Y and R certificates, that has a total principal balance greater than zero. For purposes of determining, and exercising the rights of, the series 2008-C7 controlling class, the class A-1, A-2A, A-2B,
A-3, A-SB, A-4 and A-1A certificates will be treated as a single class, the class A-M and A-MA certificates will be treated as a single class and the class
A-J and A-JA certificates will be treated as a single class.

     Selection of the Series 2008-C7 Controlling Class Representative. The
series 2008-C7 controlling class certificateholders entitled to a majority of the voting rights allocated to the series 2008-C7 controlling class, will be entitled to:

     o    select a representative having the rights and powers described under
          "--The Series 2008-C7 Controlling Class Representative and the
          Serviced Non-Trust Loan Noteholders--Rights and Powers of the Series
          2008-C7 Controlling Class Representative and the Serviced Non-Trust
          Loan Noteholders" below and elsewhere in this offering prospectus; or

     o    replace an existing series 2008-C7 controlling class representative.

     The trustee will be required to notify promptly all the certificateholders of the series 2008-C7 controlling class that they may select a series 2008-C7 controlling class representative upon:

     o    the receipt by the trustee of written requests for the selection of a successor series 2008-C7 controlling class representative from series
          2008-C7 certificateholders entitled to a majority of the voting rights allocated to the series 2008-C7 controlling class;

                                      176

     o    the resignation or removal of the person acting as series 2008-C7 controlling class representative; or

     o    a determination by the trustee that the series 2008-C7 controlling class has changed.

The notice will explain the process for selecting a series 2008-C7 controlling class representative. The appointment of any person (other than the initial series 2008-C7 controlling class representative) as a series 2008-C7 controlling class representative will not be effective until that person provides the trustee and the master servicer with:

     1.   written confirmation of its acceptance of its appointment;

     2.   an address and telecopy number for the delivery of notices and other correspondence; and

     3.   a list of officers or employees of the person with whom the parties to the series 2008-C7 pooling and servicing agreement may deal, including their names, titles, work addresses and telecopy numbers.

Ownership of a series 2008-C7 certificate will not be a prerequisite for the appointment of any person as a series 2008-C7 controlling class representative.

     Resignation and Removal of the Series 2008-C7 Controlling Class
Representative. The series 2008-C7 controlling class representative may at any time resign by giving written notice to the trustee and each certificateholder of the series 2008-C7 controlling class. The certificateholders entitled to a majority of the voting rights allocated to the series 2008-C7 controlling class, will be entitled to remove any existing series 2008-C7 controlling class representative by giving written notice to the trustee and to the existing series 2008-C7 controlling class representative.

     Rights and Powers of the Series 2008-C7 Controlling Class Representative
and the Serviced Non-Trust Loan Noteholders.

     Rights to Consent and Give Direction. The special servicer will be required to prepare a report, referred to as an "Asset Status Report," for each mortgage loan in the trust fund (other than an Outside Serviced Mortgage Loan) that becomes a specially serviced mortgage loan, not later than 30 days after the servicing of the mortgage loan is transferred to the special servicer. Each
Asset Status Report is to include, among other things, a summary of the status of the subject specially serviced mortgage loan and negotiations with the related borrower and a summary of the special servicer's recommended action with respect to the subject specially serviced mortgage loan. The preparation, revision and/or modification of any Asset Status Report will be subject to the rights of the applicable Loan-Specific Controlling Party to object to and/or direct various servicing actions with respect to the subject underlying mortgage loan. Each Asset Status Report will be delivered to the series 2008-C7 controlling class representative and any related Serviced Non-Trust Loan
Noteholders, among others, by the special servicer.

     The special servicer will have the authority to meet with the borrower under any specially serviced mortgage loan in the trust fund (other than an
Outside Serviced Mortgage Loan) and take such actions consistent with the
Servicing Standard, the terms of the series 2008-C7 pooling and servicing agreement and the related Asset Status Report. The special servicer may not take any action inconsistent with the related Asset Status Report unless that action would be required in order to act in accordance with the Servicing Standard.

     No direction of any Loan-Specific Controlling Party in connection with any
Asset Status Report may (a) require or cause any master servicer or the special servicer to violate the terms of the subject mortgage loan, applicable law or any provision of the series 2008-C7 pooling and servicing agreement, including a master servicer's or the special servicer's, as the case may be, obligation to act in accordance with the Servicing Standard

                                      177

and to maintain the REMIC status of any REMIC created under the series 2008-C7 pooling and servicing agreement, (b) result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC provisions of the
Internal Revenue Code, or (c) expand the scope of a master servicer's, the trustee's or the special servicer's responsibilities under the series 2008-C7 pooling and servicing agreement.

     The "Loan-Specific Controlling Party" will be: (a) in the case of the One
Liberty Plaza Loan Combination, the One Liberty Plaza Controlling Party; (b) in
the case of the Scottsdale Fashion Square Loan Combination, the Scottsdale
Fashion Square Controlling Party; (c) in the case of the CGM RRI Hotel Portfolio
Loan Combination, the CGM RRI Hotel Portfolio Controlling Party; (d) in the case of the Lincoln Square Loan Combination, the Lincoln Square Controlling Party;
(e) in the case of the Bush Terminal Loan Combination; the Bush Terminal
Controlling Party; (f) in the case of the Alexandria Mall Loan Combination, the
Alexandria Mall Controlling Party; (g) in the case of the Seattle Space Needle
Loan Combination, the Seattle Space Needle Controlling Party; and (h) in the
case of all other underlying mortgage loans that are not Outside Serviced
Mortgage Loans, the series 2008-C7 controlling class representative.

     In addition, except in the case of the Alexandria Mall Loan Combination and the Outside Serviced Loan Combinations, the series 2008-C7 controlling class representative will generally be entitled to advise the special servicer with respect to the following actions of the special servicer, and the special servicer will not be permitted to take (and may not consent to the applicable master servicer's taking) any of the following actions as to which the series
2008-C7 controlling class representative has objected in writing within ten business days of having been notified in writing of the particular action and receiving the information reasonably necessary to make an informed decision with respect thereto:

     1.   any foreclosure upon or comparable conversion, which may include acquisitions of an REO Property, of the ownership of any mortgaged real properties securing those specially serviced mortgage loans in the trust fund as come into and continue in default;

     2.   any modification of a monetary term (other than late payment charge and Default Interest provisions) or material non-monetary term of an underlying mortgage loan, but excluding a modification consisting of the extension of the maturity date of the subject mortgage loan for one year or less;

     3.   any proposed sale of an REO Property out of the trust fund (other than in connection with the termination of the issuing entity) for less than the related Purchase Price;

     4.   any determination to bring an REO Property held by the issuing entity into compliance with applicable environmental laws or to otherwise address hazardous materials located at such REO Property;

     5.   any release of collateral, or acceptance of substitute or additional collateral, for an underlying mortgage loan unless required by specific conditions with no lender discretion in the related mortgage loan documents and/or applicable law;

     6.   any waiver of a "due-on-sale" clause or "due-on-encumbrance" clause or consent to any transfer or encumbrance where lender discretion is permitted;

     7.   any acceptance of an assumption agreement releasing a borrower from liability under an underlying mortgage loan (other than in connection with a defeasance permitted under the terms of the applicable mortgage loan documents);

     8.   any change in the property manager for mortgage loans over $5 million;
          and

     9.   any change in franchise for hospitality mortgage loans;

                                      178

provided that, if the special servicer determines that immediate action is necessary to protect the interests of the series 2008-C7 certificateholders (as a collective whole), then the special servicer may take (or consent to the applicable master servicer's taking) any such action without waiting for the instruction of the series 2008-C7 controlling class representative.

     Furthermore, the series 2008-C7 controlling class representative may generally direct the special servicer to take, or to refrain from taking, such other actions with respect to any underlying mortgage loan (other than the
Alexandria Mall Mortgage Loan or an Outside Serviced Mortgage Loan) as the
series 2008-C7 controlling class representative may deem advisable or as to which provision is otherwise made in the series 2008-C7 pooling and servicing agreement; provided that, notwithstanding anything herein to the contrary no such direction, and no objection contemplated by the preceding paragraph, may
(and the special servicer or the applicable master servicer must disregard any such direction or objection that would) require or cause the special servicer or the applicable master servicer to violate any applicable law, any provision of the series 2008-C7 pooling and servicing agreement or any underlying mortgage loan or, if applicable, any related Co-Lender Agreement or the REMIC provisions of the Internal Revenue Code, including the special servicer's or the applicable master servicer's obligation to act in accordance with the Servicing Standard, or materially expand the scope of the special servicer's or the applicable master servicer's responsibilities under the series 2008-C7 pooling and servicing agreement or cause the special servicer or the applicable master servicer to act, or fail to act, in a manner which in the reasonable judgment of the special servicer or the applicable master servicer, as the case may be, is not in the best interests of the series 2008-C7 certificateholders and, if applicable, the related Serviced Non-Trust Loan Noteholder(s).

     See "Description of the Mortgage Pool--The Loan Combinations" for a
description of rights and powers similar to those described in the prior two paragraphs that the Loan-Specific Controlling Party for any of the Alexandria
Mall Loan Combination or any of the Outside Serviced Loan Combinations may
exercise with respect to the related mortgage loans.

     When reviewing the rest of this "The Series 2008-C7 Pooling and Servicing
Agreement" section, it is important that you consider the effects that the rights and powers of the applicable Loan-Specific Controlling Party discussed above and under "Description of the Mortgage Pool--Loan Combinations" could have on the actions of the special servicer.

     In the case of each MezzCap Loan Combination, the related Serviced
Non-Trust Loan Noteholder may exercise certain approval rights relating to a deferral, modification, supplement or waiver of the related underlying mortgage loan or the related Serviced Non-Trust Loan that materially and adversely affects the related Serviced Non-Trust Loan Noteholder prior to the expiration of the purchase option period described under "Description of the Mortgage
Pool--The Loan Combinations--The MezzCap Loan Combinations" in this offering prospectus.

     If the trustee is requested to take any action in its capacity as holder of the promissory note for an Outside Serviced Mortgage Loan pursuant to the applicable other pooling and servicing agreement under which that mortgage loan is being serviced, or if a responsible officer of the trustee becomes aware of a default or event of default on the part of any party under that pooling and servicing agreement, then the trustee is required to notify, and act in accordance with the instructions of the series 2008-C7 controlling class representative.

     Certain Liability Matters. In general, any and all expenses of the series
2008-C7 controlling class representative are to be borne by the holders of the series 2008-C7 controlling class in proportion to their respective percentage interests in the series 2008-C7 controlling class, and not by the issuing entity. However, if a claim is made against the series 2008-C7 controlling class representative by a borrower with respect to the series 2008-C7 pooling and servicing agreement or any particular underlying mortgage loan, then (subject to the discussion under "Description of the Governing Documents--Matters Regarding
the Master Servicer, the Special Servicer, the Manager and Us" in the
accompanying base prospectus) the special servicer (on behalf of, and at the

                                      179

expense of, the issuing entity) will assume the defense of the claim against the series 2008-C7 controlling class representative, but only if in the sole judgment of the special servicer--

     1.   the series 2008-C7 controlling class representative acted in good faith, without negligence or willful misfeasance, with regard to the particular matter at issue, and

     2.   there is no potential for the special servicer or the issuing entity to be an adverse party in the action as regards the series 2008-C7 controlling class representative.

     The series 2008-C7 controlling class representative may have special relationships and interests that conflict with those of the holders of one or more classes of the offered certificates. In addition, the series 2008-C7 controlling class representative does not have any duties or liability to the holders of any class of series 2008-C7 certificates other than the series
2008-C7 controlling class. It may act solely in the interests of the certificateholders of the series 2008-C7 controlling class and will have no liability to any other series 2008-C7 certificateholders for having done so. No series 2008-C7 certificateholder may take any action against the series 2008-C7 controlling class representative for its having acted solely in the interests of the certificateholders of the series 2008-C7 controlling class.

     A Serviced Non-Trust Loan Noteholder or its designee, in connection with exercising the rights and powers described under "Description of the Mortgage
Pool--Loan Combinations" in this offering prospectus and "--The Series 2008-C7
Controlling Class Representative and the Serviced Non-Trust Loan
Noteholders--Rights and Powers of the Series 2008-C7 Controlling Class
Representative and the Serviced Non-Trust Loan Noteholders" above with respect to the applicable Serviced Loan Combination will be entitled to substantially the same limitations on liability to which the series 2008-C7 controlling class representative is entitled.

REPLACEMENT OF THE SPECIAL SERVICER

     Series 2008-C7 certificateholders entitled to a majority of the voting rights allocated to the series 2008-C7 controlling class may terminate an existing special servicer under the series 2008-C7 pooling and servicing agreement and appoint a successor thereto. However, any such termination of an existing special servicer under the series 2008-C7 pooling and servicing agreement and/or appointment of a successor thereto will be subject to, among other things, receipt by the trustee of:

     1.   written confirmation from each of Moody's and S&P that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned by the rating agency to any class of the series 2008-C7 certificates;

     2.   the written agreement of the proposed special servicer to be bound by the terms and conditions of the series 2008-C7 pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the series 2008-C7 pooling and servicing agreement against the proposed special servicer.

     In addition, the right of the series 2008-C7 controlling class certificateholders to replace a special servicer for a Serviced Loan Combination will be subject to such consent, approval and other rights of the holder(s) of the related Non-Trust Loan(s) or any securities backed thereby or the representative(s) of such holder(s) as may be described under "Description of the Mortgage Pool--Loan Combinations" in this offering prospectus. For example, if it is the applicable Loan-Specific Controlling Party, an Alexandria Mall
Subordinate Non-Trust Loan Noteholder will have a similar right to replace the special servicer for the Alexandria Mall Loan Combination.

     Subject to the foregoing, however, any series 2008-C7 certificateholder or any affiliate of a series 2008-C7 certificateholder may be appointed as special servicer.

                                      180

     If the special servicer is terminated or replaced or resigns, the outgoing special servicer will be required to cooperate with the trustee and the replacement special servicer in effecting the termination of the outgoing special servicer's responsibilities and rights under the series 2008-C7 pooling and servicing agreement, including the transfer within two business days to the replacement special servicer for administration by it of all cash amounts that are at the time credited or should have been credited by the outgoing special servicer to a custodial account, a servicing account, a reserve account or an
REO account or should have been delivered to the applicable master servicer or that are thereafter received with respect to specially serviced mortgage loans and administered REO Properties. The trustee is required to notify the other parties to the series 2008-C7 pooling and servicing agreement and the series
2008-C7 certificateholders, among others, of any termination of the special servicer and appointment of a new special servicer.

     Any costs and expenses incurred in connection with the removal of a special servicer (without cause) and the appointment of a successor thereto, as described above, that are not paid by the replacement special servicer will be payable by the holders or beneficial owners entitled to a majority of the voting rights allocated to the series 2008-C7 controlling class. Any costs and expenses incurred in connection with the removal of a special servicer (with cause) and the appointment of a successor thereto, as described above, will be payable by the terminated special servicer and, if not paid by the terminated special servicer, will constitute an Additional Trust Fund Expense. Furthermore, the
terminated special servicer will be entitled to all amounts due and payable to it under the series 2008-C7 pooling and servicing agreement at the time of the termination (including workout fees as described under "--Servicing and Other
Compensation and Payment of Expenses--Principal Special Servicing
Compensation--The Workout Fee" above).

     The special servicer for an Outside Serviced Loan Combination may be replaced with or without cause, if and as described under "Description of the
Mortgage Pool--The Loan Combinations" in this offering prospectus.

     If the special servicer for any Serviced Loan Combination is different from the special servicers for the rest of the mortgage loans serviced under the series 2008-C7 pooling and servicing agreement, then (unless the context indicates otherwise) all references to the special servicer in this offering prospectus and the accompanying base prospectus are intended to mean the applicable special servicer or all special servicers together, as appropriate in light of the circumstances.

BENEFICIAL OWNERS OF THE CONTROLLING CLASS OF SERIES 2008-C7 CERTIFICATES

     If the certificates of the series 2008-C7 controlling class are held in book-entry form, then any beneficial owner of those certificates whose identity and beneficial ownership interest has been proven to the satisfaction of the trustee, will be entitled to:

     o    receive all notices described under "--The Series 2008-C7 Controlling
          Class Representative and the Serviced Non-Trust Loan Noteholders"
          and/or "--Replacement of the Special Servicer" above; and

     o    exercise directly all rights described under "--The Series 2008-C7
          Controlling Class Representative and the Serviced Non-Trust Loan
          Noteholders" and/or "--Replacement of the Special Servicer" above,

that it otherwise would if it were the registered holder of certificates of the subject class.

     Beneficial owners of series 2008-C7 controlling class certificates held in book-entry form will likewise be subject to the same limitations on rights and the same obligations as they otherwise would if they were registered holders of certificates of the subject class.

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ENFORCEMENT OF DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Upon receipt of any request for a waiver in respect of a due-on-sale
(including, without limitation, a sale of a mortgaged real property (in full or in part) or a sale, transfer, pledge or hypothecation of direct or indirect interests in a borrower or its owners) or due-on-encumbrance (including, without limitation, any mezzanine financing of a borrower or a mortgaged real property or a sale or transfer of preferred equity in a borrower or its owners) provision with respect to any of the underlying mortgage loans (other than the Outside
Serviced Mortgage Loans) or a request by a borrower for a determination with respect to an underlying mortgage loan (other than the Outside Serviced Mortgage
Loans) which by its terms permits transfer, assumption or further encumbrance without lender consent upon the satisfaction of certain conditions, that such conditions have been satisfied, the applicable master servicer must promptly forward the request to the special servicer, who, if otherwise permitted pursuant to the series 2008-C7 pooling and servicing agreement, is to analyze that request, prepare all written materials in connection with such analysis and, if it approves such request, close the related transaction, subject to the consent rights of the applicable Loan-Specific Controlling Party, and any applicable intercreditor, co-lender or similar agreement. With respect to all mortgage loans in the trust fund (other than the Outside Serviced Mortgage
Loans), the special servicer, on behalf of the trustee as the mortgagee of record, must, to the extent permitted by applicable law, enforce the restrictions contained in the related mortgage instrument on transfers or further encumbrances of the related mortgaged real property and on transfers of interests in the related borrower, unless the special servicer has determined, consistent with the Servicing Standard, that waiver of those restrictions would be in accordance with the Servicing Standard. The special servicer may not exercise any waiver in respect of a due-on-encumbrance provision of: (1) any underlying mortgage loan (a) with respect to which the aggregate of the Stated
Principal Balance of that mortgage loan and the Stated Principal Balance of all other underlying mortgage loans that are cross-collateralized with, cross-defaulted with or have been made to borrowers affiliated with the borrower on the subject mortgage loan, is equal to or in excess of $20,000,000, (b) with respect to which the aggregate of the Stated Principal Balance of the subject mortgage loan and the Stated Principal Balance of all other underlying mortgage loans that are cross-collateralized with, cross-defaulted with or have been made to borrowers affiliated with the borrower on the subject mortgage loan, are greater than 5% (or, with respect to S&P, 2%) of the aggregate Stated Principal
Balance of all the underlying mortgage loans or (c) that is one of the ten largest mortgage loans in the trust fund as of the date of the waiver (by Stated
Principal Balance), without receiving prior written confirmation from each of
Moody's and S&P that such action would not result in a downgrade, qualification or withdrawal of the ratings then assigned by that rating agency to the series
2008-C7 certificates; or (2) any underlying mortgage loan with respect to which the related loan-to-value ratio (calculated to include the existing indebtedness secured by any encumbrance and the proposed additional debt) would be equal to or greater than 85% and the related debt service coverage ratio (calculated to include the existing indebtedness secured by any encumbrance and the proposed additional debt) would be 1.2x or less, without receiving a prior written confirmation from S&P that such action would not result in a downgrading, qualification or withdrawal of the ratings then assigned by that rating agency to the series 2008-C7 certificates. In addition, the special servicer may not exercise any waiver of a due-on-sale provision of any of the underlying mortgage loans (a) with respect to which the aggregate of the Stated Principal Balance of the subject mortgage loan and the Stated Principal Balance of all other underlying mortgage loans that are cross-collateralized with, cross-defaulted with or have been made to borrowers affiliated with the borrower on the subject mortgage loan, is equal to or in excess of $35,000,000 (or $20,000,000 with respect to Moody's), (b) with respect to which the aggregate of the Stated
Principal Balance of the subject mortgage loan and the Stated Principal Balance of all other underlying mortgage loans in the trust fund that are cross-collateralized with, cross-defaulted with or have been made to borrowers affiliated with the borrower on the subject mortgage loan, are greater than 5%
of the aggregate Stated Principal Balance of all the underlying mortgage loans or (c) that is one of the ten largest mortgage loans in the trust fund as of the date of the waiver (by Stated Principal Balance), without receiving prior written confirmation from each of Moody's and S&P that such action would not result in a downgrading, qualification or withdrawal of the ratings then assigned by that rating agency to the series 2008-C7 certificates; provided that, if the subject mortgage loan does not meet any of the thresholds set forth in clauses (a), (b) and (c) of this sentence, the special servicer may waive such requirement without approval by Moody's or S&P in accordance with the
Servicing Standard. Any fees charged by the rating agencies in connection with obtaining

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any written confirmation contemplated in the two preceding sentences will be charged to the borrower unless prohibited by the related mortgage loan documents, in which case such fees will be Additional Trust Fund Expenses. If the special servicer, in accordance with the Servicing Standard, determines with respect to any underlying mortgage loan (other than an Outside Serviced Mortgage
Loan) that by its terms permits transfer, assumption or further encumbrance of that mortgage loan or the related mortgaged real property, as applicable, without lender consent upon the satisfaction of certain conditions, that such conditions have not been satisfied, then the applicable master servicer may not permit such transfer, assumption or further encumbrance. As used in this paragraph, the terms "sale," "transfer" and "encumbrance" include the matters contemplated by the parentheticals in the first sentence of this paragraph.

     In addition, except in the case of the Outside Serviced Mortgage Loans, any master servicer (with respect to underlying mortgage loans that are not specially serviced mortgage loans and are not related to REO Properties)
(without the special servicer's consent) or the special servicer (with respect to specially serviced mortgage loans and REO Properties in the trust fund), without any rating agency confirmation as provided in the prior paragraph, may grant a borrower's request for consent (or, in the case of an REO Property, may consent) to subject the related mortgaged real property to an easement or right-of-way for utilities, access, parking, public improvements or another purpose, and may consent to subordination of the related underlying mortgage loan to such easement or right-of-way, provided that the subject master servicer or the special servicer, as applicable, has determined in accordance with the
Servicing Standard that such easement or right-of-way will not materially interfere with the then-current use of the related mortgaged real property, or the security intended to be provided by the related mortgage instrument or the related borrower's ability to repay the related underlying mortgage loan, and will not materially or adversely affect the value of such mortgaged real property or cause certain adverse tax consequences with respect to the trust fund.

CERTAIN LITIGATION MATTERS

     The management, prosecution, defense and/or settlement of claims and litigation relating to any underlying mortgage loan brought against the issuing entity or any party to the series 2008-C7 pooling and servicing agreement will generally be handled by the applicable master servicer and/or the special servicer, as more specifically provided for in the series 2008-C7 pooling and servicing agreement. In connection with handling such matters (other than with respect to an Outside Serviced Loan Combination), the applicable master servicer and the special servicer will be required to seek the consent of the applicable
Loan-Specific Controlling Party with respect to material decisions and settlement proposals.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     Subject to the following discussion in this "--Modifications, Waivers,
Amendments and Consents" section, and further subject to the discussion under
"--The Series 2008-C7 Controlling Class Representative and the Serviced
Non-Trust Loan Noteholders" above, the applicable master servicer (to the extent provided in the penultimate paragraph of this "--Modifications, Waivers,
Amendments and Consents" section and in connection with certain waivers of
Default Interest and late payment charges) and the special servicer may, on behalf of the trustee, except in the case of the Outside Serviced Mortgage
Loans, agree to any modification, waiver or amendment of any term of any underlying mortgage loan (including, subject to the penultimate paragraph of this "--Modifications, Waivers, Amendments and Consents" section, the lease reviews and lease consents related thereto) without the consent of the trustee or any series 2008-C7 certificateholder.

     All modifications, waivers or amendments of any underlying mortgage loan serviced under the series 2008-C7 pooling and servicing agreement must be in writing and must be considered and effected in accordance with the Servicing
Standard; provided, however, that neither the applicable master servicer nor the special servicer, as applicable, may make or permit or consent to, as applicable, any modification, waiver or amendment of any term of any underlying mortgage loan serviced under the series 2008-C7 pooling and servicing agreement if that modification, waiver or amendment (a) would constitute a "significant modification" of the subject

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mortgage loan within the meaning of Treasury regulations section 1.860G-2(b) and
(b) is not otherwise permitted as described in this "--Modifications, Waivers,
Amendments and Consents" section.

     Except as discussed in the next paragraph and except for waivers of Default
Interest and late payment charges, neither the applicable master servicer nor the special servicer, on behalf of the trustee, may agree or consent to any modification, waiver or amendment of any term of any mortgage loan in the trust fund (other than an Outside Serviced Mortgage Loan) that would:

     (a)  affect the amount or timing of any related payment of principal, interest or other amount (including prepayment premiums or yield maintenance charges, but excluding Default Interest, late payment charges and amounts payable as additional servicing compensation)
          payable thereunder;

     (b)  affect the obligation of the related borrower to pay a prepayment premium or yield maintenance charge or permit a principal prepayment during any period in which the related mortgage note prohibits principal prepayments;

     (c)  except as expressly contemplated by the related mortgage instrument or in circumstances involving environmental issues, result in a release of the lien of the related mortgage instrument on any material portion of the related mortgaged real property without a corresponding principal prepayment in an amount not less than the fair market value of the property to be released, other than in connection with a taking of all or part of the related mortgaged real property or REO Property for not less than fair market value by exercise of the power of eminent domain or condemnation or casualty or hazard losses with respect to such mortgaged real property or REO Property;

     (d)  if the subject mortgage loan has a Stated Principal Balance, individually or in the aggregate with all other underlying mortgage loans that are cross-collateralized with, cross-defaulted with or have been made to borrowers affiliated with the borrower on the subject mortgage loan, equal to or in excess of 5% of the then aggregate current principal balances of all mortgage loans in the trust fund or
          $35,000,000 (or, with respect to Moody's, $20,000,000), or is one of the ten largest mortgage loans in the trust fund by Stated Principal
          Balance as of such date, permit the transfer or transfers of (A) the related mortgaged real property or any interest therein or (B) equity interests in the borrower or any equity owner of the borrower that would result, in the aggregate during the term of the subject mortgage loan, in a transfer greater than 49% of the total interest in the borrower and/or any equity owner of the borrower or a transfer of voting control in the borrower or an equity owner of the borrower without the prior written confirmation from each applicable rating agency that such changes will not result in the qualification, downgrade or withdrawal to the ratings then assigned to the series
          2008-C7 certificates;

     (e)  allow any additional lien on the related mortgaged real property if the subject mortgage loan has a Stated Principal Balance, individually or in the aggregate with all other underlying mortgage loans that are cross-collateralized with, cross-defaulted with or have been made to borrowers affiliated with the borrower on the subject mortgage loan, equal to or in excess of 5% (or, with respect to S&P, 2%) of the then aggregate current principal balances of all the mortgage loans in the trust fund or $20,000,000, or is one of the ten largest mortgage loans in the trust fund by Stated Principal Balance as of such date, or with respect to S&P only, has (together with the debt secured by that additional lien) an aggregate loan-to-value ratio that is equal to or greater than 85% or an aggregate debt service coverage ratio that is less than 1.20x, without the prior written confirmation from each applicable rating agency that such change will not result in the qualification, downgrade or withdrawal of the ratings then assigned to the series 2008-C7 certificates; or

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     (f)  in the reasonable, good faith judgment of the special servicer, otherwise materially impair the security for the subject mortgage loan or reduce the likelihood of timely payment of amounts due thereon.

     Notwithstanding the foregoing, but subject to the discussion in the following paragraph, and further subject to the discussion under "--The Series
2008-C7 Controlling Class Representative and the Serviced Non-Trust Loan
Noteholders" above, the special servicer may, except in the case of an Outside
Serviced Mortgage Loan, (1) reduce the amounts owing under any specially serviced mortgage loan in the trust fund by forgiving principal, accrued interest or any prepayment premium or yield maintenance charge, (2) reduce the amount of the scheduled monthly debt service payment on any specially serviced mortgage loan, including by way of a reduction in the related mortgage rate, (3)
forbear in the enforcement of any right granted under any mortgage note or mortgage instrument relating to a specially serviced mortgage loan in the trust fund, (4) extend the maturity date of any specially serviced mortgage loan in the trust fund, or (5) accept a principal prepayment on any specially serviced mortgage loan in the trust fund during any prepayment lockout period; provided that, among any other conditions specified in the series 2008-C7 pooling and servicing agreement, (A) the related borrower is in default with respect to the subject specially serviced mortgage loan or, in the judgment of the special servicer, such default is reasonably foreseeable, and (B) in the judgment of the special servicer, such modification would increase the recovery on the subject mortgage loan to the series 2008-C7 certificateholders on a net present value basis. In the case of every other modification, waiver or consent, the special servicer must determine and may rely on an opinion of counsel to the effect that such modification, waiver or amendment would not both (1) effect an exchange or reissuance of the subject mortgage loan under Treasury regulations section
1.860G-2(b) and (2) cause any REMIC created under the series 2008-C7 pooling and servicing agreement to fail to qualify as a REMIC under the Internal Revenue
Code or result in the imposition of any tax on "prohibited transactions" or
"contributions" after the startup day under the REMIC provisions of the Internal
Revenue Code.

     In no event, however, may the special servicer: (1) extend the maturity date of a mortgage loan in the trust fund beyond a date that is two years prior to the rated final distribution date (or in the case of an ARD Loan, beyond the date which is five years prior to the rated final distribution date) or, in connection with any extension of maturity, reduce the mortgage rate of a mortgage loan in the trust fund to less than the least of (a) the original mortgage rate of the subject mortgage loan, (b) the highest fixed pass-through rate of any class of series 2008-C7 principal balance certificates then outstanding and (c) a rate below the then prevailing interest rate for comparable loans, as determined by the special servicer; or (2) if the subject mortgage loan is secured by a ground lease (and not by the corresponding fee simple interest), extend the maturity date of the subject mortgage loan beyond a date which is less than 20 years (or, to the extent consistent with the
Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years) prior to the expiration of the term of such ground lease. In the case of each MezzCap Loan Combination, the related Serviced Non-Trust Loan
Noteholder may exercise certain approval rights relating to a deferral, modification, supplement or waiver of the related underlying mortgage loan or the related Serviced Non-Trust Loan that materially and adversely affects the related Serviced Non-Trust Loan Noteholder prior to the expiration of the purchase option period described under "Description of the Mortgage Pool--The
Loan Combinations" in this offering prospectus. In addition, if the direct or indirect equity interests in any borrower are pledged to secure a mezzanine loan, then the special servicer's ability to modify the terms of the related underlying mortgage loan may be limited by the related intercreditor agreement.

     Any modification, extension, waiver or amendment of the payment terms of a
Serviced Loan Combination will be required to be structured so as to be generally consistent with the allocation and payment priorities in the related loan documents and the related co-lender or intercreditor agreement, such that neither the issuing entity, as holder of the promissory note(s) for the underlying mortgage loan in that Serviced Loan Combination, on the one hand, nor any related Serviced Non-Trust Loan Noteholder, on the other hand, gains a priority over the other that is not reflected in the loan documents and the related co-lender or intercreditor agreement.

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     The special servicer or the applicable master servicer, as applicable, may, as a condition to granting any request by a borrower for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the instruments evidencing or securing the subject underlying mortgage loan and is permitted by the terms of the series 2008-C7 pooling and servicing agreement, require that the borrower pay to it (a) as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request, provided that such fee would not itself be a "significant modification" pursuant to Treasury regulations section 1.1001-3(e)(2); and (b) any related costs and expenses incurred by it. In no event will the special servicer or the applicable master servicer be entitled to payment for such fees or expenses unless such payment is collected from the related borrower.

     The special servicer must notify, among others, the applicable master servicer, any related sub-servicers, the trustee, the series 2008-C7 controlling class representative and the rating agencies, in writing, of any material modification, waiver or amendment of any term of any underlying mortgage loan agreed to by it (including fees charged the related borrower) and the date thereof, and must deliver to the custodian (with a copy to the applicable master servicer) for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly (and in any event within ten business days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any underlying mortgage loan is effected will be made available for review upon prior request during normal business hours at the offices of the special servicer as described under "Description of the Offered Certificates--Reports to
Certificateholders; Available Information."

     For any non-specially serviced mortgage loan in the trust fund (other than an Outside Serviced Mortgage Loan), subject to the discussion under "--The
Series 2008-C7 Controlling Class Representative and the Serviced Non-Trust Loan
Noteholders" above, the applicable master servicer, without the consent of the special servicer, will be responsible for any request by a borrower for the consent or other appropriate action on the part of the lender with respect to:

     1.   approving routine leasing activity (subject to certain limitations with respect to subordination and non-disturbance agreements set forth in the series 2008-C7 pooling and servicing agreement) with respect to any lease for less than the amount or percentage of the square footage of the related mortgaged real property specified in the series 2008-C7 pooling and servicing agreement;

     2.   approving any waiver affecting the timing of receipt of financial statements from any borrower; provided that such financial statements are delivered no less than quarterly and within 60 days of the end of the calendar quarter;

     3.   approving annual budgets for the related mortgaged real property;
          provided that no such budget (a) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (b) provides for the payment of any material expenses to any affiliate of the related borrower (other than the payment of a management fee to any property manager if such management fee is no more than the management fee in effect on the cut-off date);

     4.   subject to other restrictions herein regarding principal prepayments, waiving any provision of a mortgage loan in the trust fund requiring a specified number of days notice prior to a principal prepayment;

     5.   approving modifications, consents or waivers (other than those described in the third paragraph of this "--Modifications, Waivers,
          Amendments and Consents" section) in connection with a defeasance permitted by the terms of the subject underlying mortgage loan if the applicable master servicer receives an opinion of counsel to the effect that such modification, waiver or consent would not cause any
          REMIC created under the series 2008-C7 pooling and servicing

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          agreement to fail to qualify as a REMIC or result in a "prohibited transaction" under the REMIC provisions of the Internal Revenue Code;

     6.   approving certain consents with respect to non-material rights-of-way and easements and consent to subordination of the subject underlying mortgage loan to non-material rights-of-way or easements; and

     7.   approving a change of the property manager at the request of the related borrower, provided that (A) the successor property manager is not affiliated with the borrower and is a nationally or regionally recognized manager of similar properties, (B) the related mortgage loan does not have an outstanding principal balance in excess of
          $5,000,000 and (C) the subject mortgaged real property does not secure a Loan Combination.

     Notwithstanding anything to the contrary described in this offering prospectus, neither the applicable master servicer nor the special servicer, as applicable, may take the following action unless, in the case of any underlying mortgage loan (other than an Outside Serviced Mortgage Loan), to the extent permitted by the related loan documents, it has received prior written confirmation from the applicable rating agencies that such action will not result in a qualification, downgrade or withdrawal of any of the ratings assigned by any such rating agency to the series 2008-C7 certificates:

     (a)  with respect to any mortgaged real property that secures a mortgage loan in the trust fund with an unpaid principal balance that is at least equal to 5% of the then aggregate principal balance of all mortgage loans in the trust fund or $20,000,000, the giving of any consent, approval or direction regarding the termination of the related property manager or the designation of any replacement property manager; and

     (b)  with respect to each mortgage loan in the trust fund with an unpaid principal balance that is equal to or greater than (i) 5% of the then aggregate principal balance of all the mortgage loans in the trust fund or (ii) $20,000,000 and which is secured by a mortgaged real property which is a hotel property, the giving of any consent to any change in the franchise affiliation of such mortgaged real property.

REQUIRED APPRAISALS

     The special servicer must obtain, within 60 days following the occurrence of any Appraisal Trigger Event with respect to any of the mortgage loans in the trust fund (other than the Outside Serviced Mortgage Loans), and deliver to the trustee and the applicable master servicer, among others, a copy of, an appraisal of the related mortgaged real property from an independent appraiser meeting the qualifications imposed in the series 2008-C7 pooling and servicing agreement, unless an appraisal had previously been obtained within the prior 12 months and the special servicer is not aware of any subsequent material change in the condition of that property (in which case a letter update will be permitted).

     Notwithstanding the foregoing, if the unpaid principal balance of the subject mortgage loan is less than $2,000,000, the special servicer may, at its option, cause an internal valuation of the mortgaged real property to be performed.

     As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject underlying mortgage loan. An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected underlying mortgage loan and, in certain cases with respect to an underlying mortgage loan that is part of a Serviced Loan
Combination, certain control issues. See "--Advances--Advances of Delinquent
Monthly Debt

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Service Payments" in this offering prospectus above and "Description of the
Mortgage Pool--The Loan Combinations" in this offering prospectus.

     If an Appraisal Trigger Event occurs with respect to any specially serviced mortgage loan in the trust fund (other than, if applicable, an Outside Serviced
Mortgage Loan), then the special servicer will have an ongoing obligation to obtain or perform, as the case may be, on or about each anniversary of the occurrence of that Appraisal Trigger Event, a new appraisal, an update of the prior required appraisal or other valuation, as applicable. Based thereon, the appropriate party under the series 2008-C7 pooling and servicing agreement is to redetermine and report to the trustee and the applicable master servicer, the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease if and when all Appraisal Trigger Events have ceased to exist with respect to the subject mortgage loan in accordance with the definition of "Appraisal Trigger Event." Each Outside Serviced Mortgage Loan
will be subject to similar but not identical provisions upon the occurrence of an appraisal reduction event as provided in the related pooling and servicing agreement.

     The cost of each required appraisal, and any update of that appraisal, obtained by the special servicer, will be advanced by the applicable master servicer, at the direction of the special servicer, and will be reimbursable to the applicable master servicer as a servicing advance.

MAINTENANCE OF INSURANCE

     The applicable master servicer (with respect to mortgage loans in the trust fund, other than the Outside Serviced Mortgage Loans) and the special servicer
(with respect to REO Properties in the trust fund, other than an REO Property related to an Outside Serviced Mortgage Loan) will be required to use reasonable efforts to cause the related borrower to maintain or, consistent with the
Servicing Standard and to the extent that the issuing entity has an insurable interest and the subject coverage, except as discussed below with respect to insurance against terrorist or similar acts, is available at commercially reasonable rates, otherwise cause to be maintained for each mortgaged real property all insurance coverage as is required under the related mortgage instrument; provided that, if and to the extent that any such mortgage instrument permits the holder thereof any discretion (by way of consent, approval or otherwise) as to the insurance coverage that the related borrower is required to maintain, the applicable master servicer must exercise such discretion in a manner consistent with the Servicing Standard. The cost of any such insurance coverage obtained by either the applicable master servicer or the special servicer shall be a servicing advance to be paid by the applicable master servicer. In addition to the foregoing, none of the master servicers will be required to cause to be maintained, or to itself obtain and maintain, any earthquake or environmental insurance policy unless a policy providing such coverage was (x) in effect either at the time of origination of the related mortgage loan or at the time of initial issuance of the certificates or (y)
required by the related loan documents and is available at commercially reasonable rates.

     The special servicer must also cause to be maintained for each REO Property in the trust fund (other than any REO Property relating to an Outside Serviced
Mortgage Loan) no less insurance coverage than was previously required of the borrower under the related underlying mortgage loan.

     Notwithstanding the foregoing, the applicable master servicer or special servicer, as applicable, will not be required to maintain and will not cause a borrower to be in default with respect to the failure of the related borrower to obtain, all-risk casualty insurance which does not contain any carve-out for terrorist or similar acts, if and only if, the special servicer, in consultation with the series 2008-C7 controlling class representative and, in the case of the any Serviced Loan Combination, subject to the discussion under "--The Series
2008-C7 Controlling Class Representative and the Serviced Non-Trust Loan
Noteholders--Rights and Powers of the Series 2008-C7 Controlling Class
Representative and the Serviced Non-Trust Loan Noteholders" above, has determined in accordance with the Servicing Standard that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonably rates and that such hazards are not at the time commonly insured against for properties similar to the subject mortgaged real property and located in or around the region in

                                      188

which the subject mortgaged real property is located; provided, however, that the series 2008-C7 controlling class representative will not have more than three business days to respond to the special servicer's request for consultation; and provided, further, that upon the special servicer's determination, consistent with the Servicing Standard, that exigent circumstances do not allow the special servicer to consult with the series
2008-C7 controlling class representative, the special servicer will not be required to do so; and provided, further, that, during the period that the special servicer is evaluating such insurance under the series 2008-C7 pooling and servicing agreement, the applicable master servicer will not be liable for any loss related to its failure to require the borrower to maintain terrorism insurance and will not be in default of its obligations hereunder as a result of such failure.

     If the applicable master servicer or the special servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy insuring against hazard losses on all of the underlying mortgage loans and/or REO
Properties that it is required to service and administer or a force placed policy as to any particular such underlying mortgage loan and/or REO Property, then, to the extent such policy (i) is obtained from an insurer meeting the criteria specified in the series 2008-C7 pooling and servicing agreement and
(ii) provides protection equivalent to the individual policies otherwise required, the applicable master servicer or the special servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related mortgaged real properties and/or REO Properties. Such blanket policy or force placed policy may contain a deductible clause (not in excess of a customary amount), in which case the applicable master servicer or the special servicer, as appropriate, must, if there has not been maintained on the related mortgaged real property or REO
Property a hazard insurance policy complying with the requirements of the series
2008-C7 pooling and servicing agreement, and there has been one or more losses that would have been covered by such policy, promptly deposit into the collection account from its own funds the amount not otherwise payable under the blanket policy or force placed policy because of such deductible clause, to the extent the amount of such deductible exceeds the deductible permitted under the related mortgage loan documents or, if the related mortgage loan documents are silent regarding a permitted deductible, to the extent the amount of the deductible under the blanket policy or force placed policy, as the case may be, exceeds a customary deductible for a particular type of individual policy.

FAIR VALUE PURCHASE OPTION

     Within 60 days after any of the underlying mortgage loans (other than an
Outside Serviced Mortgage Loan) becomes a Defaulted Mortgage Loan, the special servicer must determine the fair value of the subject mortgage loan in accordance with the Servicing Standard. The special servicer will be required to make that determination without taking into account any effect the restrictions on the sale of the subject mortgage loan contained in the series 2008-C7 pooling and servicing agreement may have on the value thereof. In addition, the special servicer will be required to use reasonable efforts promptly to obtain an appraisal with respect to the related mortgaged real property unless it has an appraisal that is less than 12 months old and has no actual knowledge of, or notice of, any event that in the special servicer's judgment would materially affect the validity of such appraisal. The special servicer must make its fair value determination as soon as reasonably practicable (but in any event within
30 days) after its receipt of such new appraisal, if applicable. The special servicer is permitted to change, from time to time, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard; and, in any event, the special servicer must update its determination of the fair value at least once every 90 days. The special servicer must notify the trustee, the applicable master servicer, each rating agency and the Majority Controlling
Class Certificateholder promptly upon its fair value determination and any adjustment thereto. In determining the fair value of any Defaulted Mortgage
Loan, the special servicer will be required to take into account, among other factors, the period and amount of the delinquency on the subject mortgage loan, the occupancy level and physical condition of the related mortgaged real property, the state of the local economy in the area where the related mortgaged real property is located, and the time and expense associated with a purchaser's foreclosing on the related mortgaged real property. In addition, the special servicer will be required to refer to all other relevant information obtained by it or otherwise contained in the mortgage loan file; and, in any event, the special servicer

                                      189

must take account of any change in circumstances regarding the related mortgaged real property known to the special servicer that has occurred subsequent to, and that would, in the special servicer's judgment, materially affect the value of the related mortgaged real property reflected in, the most recent related appraisal. Furthermore, the special servicer will be required to consider all available objective third-party information obtained from generally available sources, as well as information obtained from vendors providing real estate services to the special servicer, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related mortgaged real property is located. The special servicer may conclusively rely on the opinion and reports of independent third parties in making such determination.

     In the event any of the underlying mortgage loans becomes a Defaulted
Mortgage Loan, each of the special servicer and the Majority Controlling Class
Certificateholder will have an assignable option (a "Purchase Option") to purchase such Defaulted Mortgage Loan from the issuing entity at a price (the
"Option Price") equal to (a) a par purchase price that includes such additional items as are provided for in the series 2008-C7 pooling and servicing agreement, if the special servicer has not yet determined the fair value of the Defaulted
Mortgage Loan, or (b) the fair value of the Defaulted Mortgage Loan as determined by the special servicer in the manner described in the preceding paragraph and in accordance with the Servicing Standard, if the special servicer has made such fair value determination. Any holder of a Purchase Option may sell, transfer, assign or otherwise convey its Purchase Option with respect to any Defaulted Mortgage Loan to any party other than the related borrower or an affiliate of the related borrower at any time after the subject mortgage loan becomes a Defaulted Mortgage Loan. The transferor of any Purchase Option must notify the trustee and the applicable master servicer of such transfer, which notice should include the transferee's name, address, telephone number, facsimile number and appropriate contact person(s) and shall be acknowledged in writing by the transferee. In general, the special servicer will have the right to exercise its Purchase Option prior to any exercise of the Purchase Option by any other holder of a Purchase Option, except that, if the Purchase Option is not exercised by the special servicer or any assignee thereof within 60 days of an underlying mortgage loan becoming a Defaulted Mortgage Loan, then the
Majority Controlling Class Certificateholder will have the right to exercise its
Purchase Option prior to any exercise by the special servicer, and the Majority
Controlling Class Certificateholder or its assignee may exercise such Purchase
Option at any time during the 15-day period immediately following the expiration of such 60-day period. Following the expiration of that 15-day period, the special servicer will again have the right to exercise its Purchase Option prior to any exercise of the Purchase Option by the Majority Controlling Class
Certificateholder. If not exercised earlier, the Purchase Option with respect to any Defaulted Mortgage Loan will automatically terminate (a) once the subject mortgage loan is no longer a Defaulted Mortgage Loan, although, if such mortgage loan subsequently becomes a Defaulted Mortgage Loan, the related Purchase Option will again be exercisable, (b) upon the acquisition, by or on behalf of the issuing entity, of title to the related mortgaged real property through foreclosure or deed in lieu of foreclosure, (c) the modification or pay-off, in full or at a discount, of such Defaulted Mortgage Loan in connection with a workout or (d) removal of such Defaulted Mortgage Loan from the trust fund.

     If an Outside Serviced Mortgage Loan becomes a Defaulted Mortgage Loan, the related fair value will be determined pursuant to substantially similar but not identical provisions by, or based on information from, the special servicer under the applicable other pooling and servicing agreement that governs the servicing thereof; however, the Purchase Option will be exercisable as set forth in this offering prospectus by the indicated parties. The series 2008-C7 pooling and servicing agreement will specify the procedure for exercising a Purchase
Option.

     If the special servicer or the Majority Controlling Class
Certificateholder, or any of their respective affiliates, is the person expected to acquire any Defaulted Mortgage Loan, then the trustee will be required to determine as soon as reasonably practicable (and, in any event, within 30 days)
after the trustee has received the applicable written notice, whether the Option
Price represents fair value for the Defaulted Mortgage Loan; except that, if the special servicer is then in the process of obtaining a new appraisal with respect to the related mortgaged real property, then the trustee will make its fair value determination with respect to the subject mortgage loan as soon as reasonably practicable (but in any event within 30 days) after the trustee's receipt of such new appraisal. Such fair value determination shall be made in accordance with the trustee's good faith

                                      190

reasonable judgment. In determining the fair value of any Defaulted Mortgage
Loan, the trustee may rely on the opinion and reports of independent third parties in making such determination and, further, may rely on the most current appraisal obtained for the related mortgaged real property pursuant to the series 2008-C7 pooling and servicing agreement or an appraisal obtained by the trustee. The reasonable costs of all appraisals, inspection reports and broker opinions of value, reasonably incurred by the trustee or any such third party pursuant to this subsection are to be advanced by the applicable master servicer and shall constitute, and be reimbursable as, servicing advances.

     Unless and until the Purchase Option with respect to a Defaulted Mortgage
Loan is exercised, the special servicer will be required to pursue such other resolution strategies available under the series 2008-C7 pooling and servicing agreement with respect to such Defaulted Mortgage Loan, including, without limitation, workout and foreclosure, as the special servicer may deem appropriate consistent with the Servicing Standard. The special servicer will not be permitted to sell the Defaulted Mortgage Loan other than in connection with the exercise of the related Purchase Option or in connection with a repurchase by the applicable mortgage loan seller as described under
"Description of the Mortgage Pool--Assignment of the Mortgage Loans; Repurchases
and Substitutions" and "--Representations and Warranties; Repurchases and
Substitutions" in this offering prospectus.

     Notwithstanding the foregoing, any Serviced Non-Trust Loan Noteholder will have the right to purchase the related underlying mortgage loan from the issuing entity at a par purchase price in certain default situations, as described above under "Description of the Mortgage Pool--The Loan Combinations." In addition, the holders of a mezzanine loan may have the right to purchase the related underlying mortgage loan from the issuing entity if certain defaults occur on that mortgage loan or if that mortgage loan is transferred to special servicing.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a default on an underlying mortgage loan (other than an Outside Serviced
Mortgage Loan) has occurred, then, subject to the discussion under "--The Series
2008-C7 Controlling Class Representative and the Serviced Non-Trust Loan
Noteholders" above, the special servicer may, on behalf of the trust, take any of the following actions:

     o    work out the mortgage loan;

     o    institute foreclosure proceedings;

     o    exercise any power of sale contained in the related mortgage instrument;

     o    obtain a deed in lieu of foreclosure; and/or

     o    otherwise acquire title to the corresponding mortgaged real property, by operation of law or otherwise.

     The special servicer may not, however, initiate foreclosure proceedings, acquire title to any mortgaged real property or take any other action with respect to any mortgaged real property that would cause the trustee, for the benefit of the series 2008-C7 certificateholders and, in the case of any mortgaged real property that secures a Serviced Loan Combination, the related
Serviced Non-Trust Loan Noteholder(s), or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an
"owner" or an "operator" of the particular real property within the meaning of various federal environmental laws, unless:

     o    the special servicer has, within the prior six months, received an environmental assessment report prepared by a person who regularly conducts environmental audits, which report will be an expense of the issuing entity; and

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     o    either--

          1.   the report indicates that--

               (a)  the particular real property is in compliance with
                    applicable environmental laws and regulations, and

               (b)  there are no circumstances or conditions present at the particular real property that have resulted in any
                    contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

          2.   the special servicer, based on the information set forth in the report, determines that taking the actions necessary to bring the particular real property into compliance with applicable
               environmental laws and regulations and/or taking any of the other actions contemplated by clause 1 above, would maximize the recovery for the series 2008-C7 certificateholders and, in the case of any mortgaged real property that secures a Serviced Loan
               Combination, the related Serviced Non-Trust Loan Noteholder(s) as a collective whole, on a present value basis, than not taking those actions.

     See, however, "--The Series 2008-C7 Controlling Class Representative and
the Serviced Non-Trust Loan Noteholders--Rights and Powers of the Series 2008-C7
Controlling Class Representative and the Serviced Non-Trust Loan Noteholders"
above.

     The cost of any environmental testing, as well as the cost of any remedial, corrective or other further action contemplated by the second bullet of the second paragraph of this "--Realization Upon Defaulted Mortgage Loans" section, will generally be payable out of general collections on the mortgage pool.

     If neither of the conditions in clauses 1 and 2 of the second bullet of the second paragraph of this "--Realization Upon Defaulted Mortgage Loans" section has been satisfied with respect to any mortgaged real property securing an underlying mortgage loan (exclusive of an Outside Serviced Mortgage Loan), then the special servicer may, subject to the discussion under "--The Series 2008-C7
Controlling Class Representative and the Serviced Non-Trust Loan Noteholders"
above, take those actions as are in accordance with the Servicing Standard, other than proceeding against the contaminated mortgaged real property. In connection with the foregoing, when the special servicer determines it to be appropriate, it may, subject to the discussion under "--The Series 2008-C7
Controlling Class Representative and the Serviced Non-Trust Loan Noteholders"
above, on behalf of the trust, release all or a portion of the related mortgaged real property from the lien of the related mortgage instrument.

     If liquidation proceeds collected with respect to a defaulted mortgage loan in the trust fund are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on and reimbursable expenses incurred by the special servicer, the applicable master servicer and/or any other applicable party in connection with the defaulted mortgage loan, then the issuing entity will realize a loss in the amount of the shortfall. The special servicer, the master servicers and/or the trustee will be entitled to reimbursement out of the liquidation proceeds, insurance proceeds and condemnation proceeds recovered on any defaulted mortgage loan, prior to the payment of those proceeds to the series 2008-C7 certificateholders, for:

     o    any and all amounts that represent unpaid servicing compensation with respect to the mortgage loan;

     o    any unreimbursed servicing expenses and advances incurred with respect to the mortgage loan; and

                                      192

     o    any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

     In addition, amounts otherwise payable on the series 2008-C7 certificates may be further reduced by interest payable to the master servicers, the special servicer, and/or the trustee on servicing expenses and advances and on monthly debt service advances.

REO PROPERTIES

     If title to any mortgaged real property (other than a mortgaged real property securing an Outside Serviced Mortgage Loan) is acquired by the special servicer on behalf of the issuing entity, the special servicer will be required to sell that property not later than the end of the third taxable year following the year of acquisition, unless:

     o    the IRS grants an extension of time to sell the property; or

     o    the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third year following the year in which the acquisition occurred will not result in the imposition of a tax on the issuing entity or its assets or cause any REMIC created under the series
          2008-C7 pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code.

     Subject to the foregoing, the special servicer will generally be required to solicit cash offers for any REO Property held by the issuing entity in a commercially reasonable manner. Neither the trustee nor any of their affiliates may bid for or purchase from the issuing entity any REO Property.

     Regardless of whether the special servicer applies for or is granted an extension of time to sell any REO Property on behalf of the issuing entity, the special servicer must act in accordance with the Servicing Standard to liquidate the property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the subject REO Property within the period specified in the extension or opinion, as the case may be.

     Sales of REO Properties by the special servicer on behalf of the issuing entity will be subject to the approval of the applicable Loan-Specific
Controlling Party, as and to the extent described under "--The Series 2008-C7
Controlling Class Representative and the Serviced Non-Trust Loan Noteholders"
above.

     The special servicer may retain an independent contractor to operate and manage any REO Property held by the issuing entity.

     In general, the special servicer or an independent contractor employed by the special servicer at the expense of the issuing entity will be obligated to operate and manage any REO Property held by the issuing entity in a manner that:

     o    maintains its status as foreclosure property under the REMIC provisions of the Internal Revenue Code; and

     o    would, to the extent commercially feasible and consistent with the preceding bullet, maximize net after-tax revenues received from that property.

                                      193

     The special servicer must review the operation of each REO Property held by the issuing entity and consult with the trustee, or any person appointed by the trustee to act as tax administrator, to determine the issuing entity's federal income tax reporting position with respect to the income it is anticipated that the issuing entity would derive from the property. The special servicer's determination as to how each REO Property is to be managed is to be based on the
Servicing Standard. The special servicer could determine that it would not be consistent with the Servicing Standard to manage and operate the property in a manner that would avoid the imposition of:

     o    a tax on net income from foreclosure property, within the meaning of section 860G(c) of the Internal Revenue Code; or

     o    a tax on prohibited transactions under section 860F of the Internal
          Revenue Code.

     To the extent that income the issuing entity receives from an REO Property is subject to:

     o    a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%; or

     o    a tax on prohibited transactions, that income would be subject to federal tax at a 100% rate.

     The determination as to whether income from an REO Property held by the issuing entity would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property.
Generally, income from an REO Property that is directly operated by the special servicer would be apportioned and classified as service or non-service income.
The service portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate. Any tax imposed on the issuing entity's income from an REO Property would reduce the amount available for payment to the series 2008-C7 certificateholders. See "Federal
Income Tax Consequences" in this offering prospectus and in the accompanying base prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicers' collection accounts.

ACCOUNTS

     General. Apart from escrow accounts, reserve accounts and servicing accounts maintained by the master servicers on behalf of the respective borrowers and the issuing entity for purposes of holding escrow payments and reserve amounts, the primary transaction accounts to be established under the series 2008-C7 pooling and servicing agreement will consist of:

     o    the master servicers' collection accounts;

     o    the custodial account maintained by the applicable master servicer specifically with respect to each Serviced Loan Combination;

     o    the special servicer's REO account;

     o    the trustee's distribution account;

     o    the trustee's interest reserve account;

     o    the applicable master servicer's late payment date loan reserve account; and

                                      194

     o    the trustee's Post-ARD Additional Interest account.

     Each of the primary transaction accounts must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds deposited in each of the primary transaction accounts are to relate solely to the series 2008-C7 securitization transaction.

     In general, the party maintaining the subject account will make any decisions regarding the deposit of funds therein and the transfer and/or disbursement of funds therefrom. However, those decisions may be made in response to a request by, or based upon information provided by, another party to the series 2008-C7 pooling and servicing agreement or other third party.

     The funds held in any of the primary transaction accounts may be held as cash or, at the election of the party that maintains the account, invested in
Permitted Investments. Any interest or other income earned on funds in any of the primary transaction accounts will be paid to the party that maintains the account as additional compensation, subject to the limitations set forth in the series 2008-C7 pooling and servicing agreement. If any losses are incurred as a result of the investment of funds in any of the primary transaction accounts, which investments were made for the benefit of the party maintaining the account, then the party maintaining the account will be required to deposit therein funds sufficient to offset those losses. However, none of the master servicers, the special servicer or the trustee will be required to cover any losses resulting from the bankruptcy or insolvency of the depository institution holding any of the primary transaction accounts so long as that institution met certain eligibility requirements set forth in the series 2008-C7 pooling and servicing agreement at the time of the deposit and as of 30 days prior to the date of such bankruptcy or insolvency.

     Each master servicer may maintain its collection account and each of its
Serviced Loan Combination-specific custodial accounts as subaccounts of a single account, and the trustee may maintain the distribution account, the interest reserve account and the Post-ARD Additional Interest account as subaccounts of a single account. However, this offering prospectus discusses the primary transaction accounts as separate accounts.

     Collections of principal, interest and prepayment consideration on the underlying mortgage loans, exclusive of any fees or expenses payable by the issuing entity therefrom, will be distributable to the applicable series 2008-C7 certificateholders on the distribution date relating to the collection period in which those collections were received.

     There will be no independent verification of the above-referenced transaction accounts or account activity.

     Collection Account and Serviced Loan Combination-Specific Custodial
Accounts. Each master servicer will be required to establish and maintain a collection account for purposes of holding payments and other collections that it receives with respect to the underlying mortgage loans. Under the series
2008-C7 pooling and servicing agreement, the master servicers must deposit or cause to be deposited in their collection accounts within two business days following receipt of available funds, in the case of payments and other collections on the underlying mortgage loans, or as otherwise required under the series 2008-C7 pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicers with respect to the mortgage pool subsequent to the Issue Date, other than monthly debt service payments due on or before the cut-off date (or, with respect to a
Qualified Substitute Mortgage Loan, monthly debt service payments due on or before the due date in the month of substitution), which monthly debt service payments belong to the related mortgage loan seller:

     o    all payments on account of principal on the underlying mortgage loans, including principal prepayments;

                                      195

     o    all payments on account of interest on the underlying mortgage loans, including Default Interest and Post-ARD Additional Interest;

     o    all prepayment premiums, yield maintenance charges and late payment charges collected with respect to the underlying mortgage loans;

     o    all proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to an underlying mortgage loan or the related mortgaged real property, and all proceeds received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property securing an underlying mortgage loan, in each case to the extent not otherwise required to be applied to the restoration of the real property or released to the related borrower;

     o    any amounts required to be deposited by the master servicers in connection with losses incurred with respect to Permitted Investments of funds held in the collection account;

     o    any amounts required to be deposited by the master servicers or the special servicer in connection with losses resulting from a deductible clause in any blanket or force placed insurance policy maintained by it as described under "--Maintenance of Insurance" above;

     o    any amount required to be transferred to the master servicers'
          collection accounts from any REO account maintained by the special servicer or from a Serviced Loan Combination-specific custodial account;

     o    all amounts received and retained in connection with the liquidation of defaulted mortgage loans in the trust fund by foreclosure or similar proceeding or as a result of any person or entity exercising a purchase option with respect thereto;

     o    any amounts paid by a mortgage loan seller in connection with the repurchase or replacement of an underlying mortgage loan as described under "Description of the Mortgage Pool--Assignment of the Mortgage
          Loans; Repurchases and Substitutions" and "--Representations and
          Warranties; Repurchases and Substitutions" in this offering prospectus;

     o    any amounts paid to purchase or otherwise acquire all the mortgage loans and any REO Properties in the trust fund in connection with the termination of the issuing entity as contemplated under "Description of the Offered Certificates--Termination" in this offering prospectus;

     o    any amounts paid by the master servicers to cover Prepayment Interest
          Shortfalls;

     o    any and all monthly remittances to the issuing entity with respect to each Outside Serviced Mortgage Loan or any related REO Property;

     o    any amounts paid by a borrower under an underlying mortgage loan to cover items for which a servicing advance has been previously made and for which a master servicer, the special servicer or the trustee, as applicable, has been previously reimbursed out of the collection account; and

     o    any cure payments by a Serviced Non-Trust Loan Noteholder or a mezzanine lender;

provided that Default Interest and late payment charges will be deposited in each master servicer's collection account only to the extent necessary to reimburse parties to the series 2008-C7 pooling and servicing agreement

                                      196

for, or to offset, certain expenses of the issuing entity (including interest on advances), each as provided in the series 2008-C7 pooling and servicing agreement.

     Upon its receipt of any of the amounts described in the prior paragraph with respect to any specially serviced mortgage loan in the trust fund, the special servicer is required to promptly remit those amounts to the applicable master servicer for deposit in that master servicer's collection account.

     Notwithstanding the foregoing, amounts received in respect of a Serviced
Loan Combination are generally required to be deposited into a separate custodial account maintained by the applicable master servicer before being transferred to that master servicer's collection account. The deposits to each
Serviced Loan Combination-specific custodial account will be comparable to deposits to the collection account, but will relate solely to the related
Serviced Loan Combination.

     The master servicers may make withdrawals from its collection account and each Serviced Loan Combination-specific custodial account to pay any fees and expenses of the issuing entity described under "Description of the Offered
Certificates--Fees and Expenses" in this offering prospectus that are not payable out of any other primary transaction account maintained under the series
2008-C7 pooling and servicing agreement; provided that no payments or other collections on any Serviced Non-Trust Loan will be available to cover any such fees or expenses that do not relate and are not allocable to the Serviced Loan
Combination that includes such Serviced Non-Trust Loan or that are not permitted under the related Co-Lender Agreement.

     No later than the business day prior to each distribution date, the applicable master servicer will withdraw from each Serviced Loan
Combination-specific custodial account and deposit in its collection account all payments and other collections on or allocable to the underlying mortgage loan included in the related Serviced Loan Combination that are then on deposit in such Serviced Loan Combination-specific custodial account and were received as of the end of the related collection period, exclusive of any portion of such payments and other collections that represent monthly debt service payments due on a due date subsequent to the end of the related collection period or are payable to cover any fees and expenses of the issuing entity as contemplated by the preceding paragraph.

     The master servicers will make monthly withdrawals from their collection accounts to remit to the trustee for deposit in the trustee's distribution account (or, in the case of Post-ARD Additional Interest, trustee's Post-ARD
Additional Interest account), on the business day preceding each distribution date, an aggregate amount (the "Master Servicer Remittance Amount") equal to all payments and other collections on the mortgage loans and any REO Properties in the trust fund that are then on deposit in their collection accounts, exclusive of any portion of those payments and other collections that represents one or more of the following:

     1.   monthly debt service payments due on a due date subsequent to the end of the related collection period;

     2.   payments and other collections received after the end of the related collection period; and

     3.   amounts that are payable or reimbursable from the collection account to pay fees and expenses of the issuing entity, as contemplated by the second preceding paragraph.

     Only a master servicer and its sub-servicers will have access to funds in the collection account and Serviced Loan Combination-specific custodial accounts maintained by or on behalf of that master servicer.

                                      197

     In general, if at any time a master servicer is entitled to make a payment, reimbursement or remittance from its collection account,

     o    the payment, reimbursement or remittance is permitted or required to be made from any funds on deposit in that master servicer's collection account,

     o    the amounts on deposit in that master servicer's collection account are insufficient to satisfy the payment, reimbursement or remittance,
          and

     o    the amounts on deposit in the other master servicer's collection account (after taking into account the other master servicer's obligations to make payments, reimbursements or remittances from its own collection account) are sufficient to make such payment, reimbursement or remittance in full or in part,

then the other master servicer will be required to make the payment, reimbursement or remittance from its collection account within a specified number of days following a written request from the requesting master servicer.
The written request will be required to indicate the nature and amount of the payment, reimbursement or remittance and include a certification from the requesting master servicer that there are not sufficient funds in its collection account to make the subject payment, reimbursement or remittance.

     REO Account. The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the issuing entity separate and apart from its own funds and general assets. If an
REO Property is acquired by the issuing entity, the special servicer will be required to establish and maintain an account--the REO account--for the retention of revenues and other proceeds derived from that property. The special servicer will be required to deposit, or cause to be deposited, in its REO account, within two business days after receipt, all net income, insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to each REO Property held by the issuing entity.

     The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the issuing entity, but only to the extent of amounts on deposit in the account relating to that particular REO
Property. Promptly following the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the applicable master servicer for deposit, into that master servicer's collection account (or, if the subject REO Property relates to a
Serviced Loan Combination, into the related Serviced Loan Combination-specific custodial account) the total of all amounts received with respect to each REO
Property held by the issuing entity during that collection period, net of:

     o    any withdrawals made out of those amounts as described in the preceding sentence; and

     o    any portion of those amounts that may be retained as reserves as described in the next sentence.

The special servicer may, subject to the limitations described in the series
2008-C7 pooling and servicing agreement, retain in its REO account the portion of the proceeds and collections on any REO Property held by the issuing entity as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of that property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

     Notwithstanding the foregoing, any amounts received by the issuing entity with respect to any REO Property relating to an Outside Serviced Mortgage Loan will be deposited into the applicable master servicer's collection account instead of the special servicer's REO account.

                                      198

     Only the special servicer and its sub-servicers will have access to funds in the special servicer's REO Account. The special servicer will be required to keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

     Distribution Account and Post-ARD Additional Interest Account. The trustee must establish and maintain: (a) an account--the distribution account--in which it will hold funds (other than Post-ARD Additional Interests) pending their payment on the series 2008-C7 certificates (exclusive of the class Y certificates) and from which it will make those payments; and (b) a second account--the Post-ARD Additional Interest--in which it will hold amounts representing Post-ARD Additional Interest pending their payment on the class Y certificates and from which it will make those payments.

     On the business day prior to each distribution date, each master servicer will be required to remit to the trustee for deposit in the distribution account an amount equal to the sum of the following:

     o    the applicable portion of the Master Servicer Remittance Amount, exclusive of any portion thereof that represents Post-ARD Additional
          Interest (which will be remitted to the trustee for deposit in the
          Post-ARD Additional Interest account);

     o    the aggregate amount of any advances of delinquent monthly debt service payments required to be made by the such master servicer with respect to the underlying mortgage loans that it is servicing for that distribution date; and

     o    the aggregate amount deposited by such master servicer in its collection account for such distribution date in connection with
          Prepayment Interest Shortfalls.

     In addition, for each distribution date occurring in March, and for the final distribution date if the final distribution date occurs in February or, if such year is not a leap year, in January, the trustee must, on or before that distribution date, transfer from its interest reserve account to its distribution account the aggregate of the interest reserve amounts in respect of each underlying mortgage loan that accrues interest on an Actual/360 Basis.

     See "--Advances--Advances of Delinquent Monthly Debt Service Payments" and
"--Servicing and Other Compensation and Payment of Expenses" above.

     The trustee may from time to time make withdrawals from its distribution account for any of the following purposes:

     o    to pay itself the monthly trustee fee, as described under "--Trustee
          Compensation" above;

     o    to pay itself the investment earnings on Permitted Investments of funds in the distribution account;

     o    to pay itself or any of various related persons and entities any reimbursements or indemnities to which they are entitled, as described under "Description of the Governing Documents--Rights, Protections,
          Indemnities and Immunities of the Trustee" in the accompanying base prospectus;

     o    to pay for various opinions of counsel required to be obtained in connection with any amendments to the series 2008-C7 pooling and servicing agreement and the administration of the trust fund;

     o    to pay any federal, state and local taxes imposed on the issuing entity, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the issuing entity as described under "Federal Income Tax
          Consequences--REMICs--Prohibited

                                      199

          Transactions Tax and Other Taxes" in the accompanying base prospectus and "--REO Properties" above;

     o    to transfer from its distribution account to its interest reserve account interest reserve amounts with respect to those mortgage loans that accrue interest on an Actual/360 Basis, as and when described under "--Accounts--Interest Reserve Account" below;

     o    to pay to the person entitled thereto any amounts deposited in the distribution account in error; and

     o    to clear and terminate the distribution account at the termination of the series 2008-C7 pooling and servicing agreement.

     On each distribution date, all amounts on deposit in the distribution account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, and the Post-ARD
Additional Interest account will represent the "Total Available Funds" for that date. On each distribution date, the trustee will apply the Total Available
Funds to make payments on the series 2008-C7 certificates.

     For any distribution date, the Total Available Funds will consist of the following separate components:

     o    the portion of those funds that represent prepayment consideration collected on the underlying mortgage loans as a result of voluntary or involuntary prepayments that occurred during the related collection period, which will be distributed as described under "Description of the Offered Certificates--Payments--Payments of Prepayment Premiums
          and Yield Maintenance Charges" in this offering prospectus;

     o    the portion of those funds that represent Post-ARD Additional Interest collected on the ARD Loans in the trust fund during the related collection period, which will be distributed as described under
          "Description of the Offered Certificates--Payments--Payments of
          Post-ARD Additional Interest" below; and

     o    the remaining portion of those funds, which we refer to as the "Total
          Available P&I Funds," and which will distributed as described under
          "Description of the Offered Certificates--Payments--Priority of
          Payments" in this offering prospectus.

     Only the trustee will have access to funds in the distribution account and the Post-ARD Additional Interest account.

     Interest Reserve Account. The trustee must maintain an account--the interest reserve account--in which it will hold the interest reserve amounts described in the next paragraph with respect to those underlying mortgage loans that accrue interest on an Actual/360 Basis. During January, except in a leap year, and February of each calendar year, beginning in 2009, the trustee will withdraw from its distribution account and deposit in its interest reserve account the interest reserve amounts with respect to those underlying mortgage loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. In general, the interest reserve amount for each of those mortgage loans will, for each distribution date in those months, equal one day's interest accrued at the related Net Mortgage Rate on the Stated Principal Balance of that mortgage loan as of the end of the related collection period. In the case of an ARD Loan, however, the interest reserve amount will not include Post-ARD Additional
Interest.

     During March of each calendar year, beginning in 2009, the trustee will withdraw from its interest reserve account and deposit in its distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to those underlying mortgage loans that accrue interest on an Actual/360 Basis. All

                                      200

interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Total Available P&I
Funds for the distribution date during the month of transfer.

     Only the trustee will have access to funds in the interest reserve account.

                                      201

                                  FLOW OF FUNDS

                                ---------------------------------
                               |  Payments and Collections on    |
                               |       the Mortgage Loans        |
                               |    (other than the Outside      |
                               |  Serviced Mortgage Loans) and   |
                               | the Serviced Loan Combinations  |
                                ---------------------------------
                                 |              |                |
  ------------------------       |              |                |     -----------------------
 |   MASTER SERVICERS     |      |              |                |    |   Income from REO     |
 |                        |      |              |                |    |  Properties (other    |
 |   Payments to Cover    |      |             \|/               |    | than an REO Property  |
 |  Prepayment Interest   |      |    ----------------------     |   /|    related to an      |
 |      Shortfalls        |      |   |   MASTER SERVICERS   |    |  / |   Outside Serviced    |
  ------------------------ \     |   |                      |    | /  |    Mortgage Loan)     |
                            \    |   |    Escrow Accounts   |    |/    -----------------------
   ----------------------    \    \  |   Reserve Accounts   |    |               |
  |        Class Y       |    \    \ |  Servicing Accounts  |   /|              \|/
  |  Certificateholders  |     \    \ ----------------------   / |   \ ------------------------
   ----------------------       |    \                        /   ----|   MASTER SERVICERS     |
            /|\                 |     \                      /       /|                        |
             |                  |      \                    /         |    Serviced Loan       |
   ----------------------       |       \                   |         | Combination-Specific   |
  |       TRUSTEE        |      |   \  \|/                 \|/        |  Custodial Account:    |
  |                      |       ---- -----------------------         |    Collections on      |
  | Post-ARD Additional  |/         /|   MASTER SERVICERS    |        | Applicable Serviced    |
  |   Interest Account   |-----------|                       |/       | Loan Combination and   |
   ---------------------- \          |  Collection Accounts  |--------| Related REO Property   |
                                      ----------------------- \       |         Only           |
                                        /|\ /|\  |                     ------------------------
   -----------------------               |   |   |                                |
  |      APPLICABLE       |              |   |   |                                |
  |      CD 2007-CD5      |              |   |   |                               \|/
  |    MASTER SERVICER    |--------------    |   |                        ------------------
  |                       |                  |   |                       | Non-Trust Loan   |
  |     Payments and      |      ------------    |                       |   Noteholders    |
  |  Collections on the   |     |               \|/                       ------------------
  |    CGM RRI Hotel      |     |     -----------------------  ---------------------
  |  Portfolio Mortgage   |     |    |        TRUSTEE        |                      |
  |  Loan, the Lincoln    |     |    |                       |                     \|/
  | Square Mortgage Loan  |     |    | Distribution Account  |            -------------------
  |   and the Seattle     |     |     -----------------------            |      TRUSTEE      |
  |     Space Needle      |     |                |  /|\  /|\             |                   |
  |    Mortgage Loan      |     /                |   |    |              | Interest Reserve  |
   -----------------------     /                 |   |     --------------|     Account       |
                              /                  |   |                    -------------------
                             /                   |   |
  ------------------------- /                    |   |
 |       2007-GG11         |                     |   |
 |    MASTER SERVICER      |                     |   |                    ----------------------
 |                         |                     |    -------------------|    P&I Advances      |
 |     Payments and        |                     |                       | by Master Servicers  |
 |  Collections on the     |                     |                        ----------------------
 |  One Liberty Plaza      |                     |
 |  Mortgage Loan, the     |                     |
 |  Scottsdale Fashion     |                    \|/
 | Square Mortgage Loan    |          -----------------------
 |     and the Bush        |         |  Certificateholders   |
 |  Terminal Mortgage      |         |   (other than the     |
 |         Loan            |         |       Class Y         |
  -------------------------          | Certificateholders)   |
                                      -----------------------

                                      202

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The special servicer is required to perform or cause to be performed a physical inspection of the related mortgaged real property as soon as practicable after any of the underlying mortgage loans (other than an Outside
Serviced Mortgage Loan) becomes specially serviced; and the expense of that inspection will be payable as an Additional Trust Fund Expense.

     In addition, beginning in 2009, with respect to each mortgaged real property securing an underlying mortgage loan (other than an Outside Serviced
Mortgage Loan) with a principal balance (or allocated loan amount) at the time of such inspection of at least $2,000,000, the applicable master servicer (with respect to each such mortgaged real property securing an underlying mortgage loan other than a specially serviced mortgage loan) and the special servicer
(with respect to each such mortgaged real property securing a specially serviced mortgage loan in the trust fund) is required (in the case of a master servicer, at its expense) to inspect or cause to be inspected the related mortgaged real property every calendar year, and with respect to each mortgaged real property securing an underlying mortgage loan with a principal balance (or allocated loan amount) at the time of such inspection of less than $2,000,000 once every other calendar year, provided that a master servicer is not obligated to inspect any mortgaged real property that has been inspected by the special servicer in the previous six months. The special servicer and the applicable master servicer each will be required to prepare a written report of each such inspection performed by it that describes the condition of the subject mortgaged real property and that specifies the existence with respect thereto of any sale, transfer or abandonment of the subject mortgaged real property, any material change in its condition or value or any visible waste committed on it.

     The special servicer or the applicable master servicer, as applicable, is also required to endeavor to collect from the related borrower and review the quarterly and annual operating statements of each mortgaged real property that secures an underlying mortgage loan (other than an Outside Serviced Mortgage
Loan) and to cause annual operating statements to be prepared for each REO
Property in the trust fund (other than the REO Property related to an Outside
Serviced Mortgage Loan). Generally, the mortgage loans that we intend to transfer to the issuing entity require the related borrower to deliver an annual property operating statement. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the applicable master servicer or special servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing mortgage loan.

     Copies of the inspection reports and operating statements referred to above are required to be available for review by series 2008-C7 certificateholders during normal business hours at the offices of the special servicer or the applicable master servicer, as applicable. See "Description of the Offered
Certificates--Reports to Certificateholders, Available Information" in this offering prospectus.

EVIDENCE AS TO COMPLIANCE

     No later than April 30 of each year (or March 15th of any year during which an annual report on Form 10-K under the Exchange Act is required to be filed with the SEC with respect to the issuing entity), beginning in 2009, each of the master servicers, the special servicer and the trustee must deliver or cause to be delivered, as applicable, to us and the trustee, among others:

     o    a report on an assessment of compliance by it with the specified servicing criteria, signed by an authorized officer of such master servicer, the special servicer or the trustee, as the case may be, which report shall contain (a) a statement by such master servicer, the special servicer or the trustee, as the case may be, of its responsibility for assessing compliance with the specified servicing criteria applicable to it, (b) a statement that such master servicer, the special servicer or the trustee, as the case may be, used the servicing criteria in Item 1122(d) of Regulation AB of

                                       203

          the Securities Act to assess compliance with the applicable servicing criteria, (c) such master servicer's, the special servicer's or the trustee's, as the case may be, assessment of compliance with the applicable servicing criteria as of and for the period ending December
          31st of the preceding calendar year, which discussion must include any material instance of noncompliance with the applicable servicing criteria identified by such master servicer, the special servicer or the trustee, as the case may be, and (d) a statement that a registered public accounting firm has issued an attestation report on such master servicer's, the special servicer's or the trustee's, as the case may be, assessment of compliance with the applicable servicing criteria as of and for such period ending December 31st of the preceding calendar year; and

     o    as to each annual assessment report delivered by such master servicer, the special servicer or the trustee, as the case may be, as described in the preceding bullet, a report from a registered public accounting firm--made in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting
          Oversight Board--that attests to, and reports on, the assessment made by the asserting party in such report delivered as described in the immediately preceding bullet; and

     o    a statement of compliance signed by an officer of such master servicer, the special servicer or the trustee, as the case may be, to the effect that (i) a review of the activities of such master servicer, the special servicer or the trustee, as the case may be, during the preceding calendar year--or, in the case of the first such certification, during the period from the Issue Date to December 31,
          2008, inclusive--and of its performance under the series 2008-C7 pooling and servicing agreement, has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, such master servicer, the special servicer or the trustee, as the case may be, has fulfilled its obligations under the series 2008-C7 pooling and servicing agreement in all material respects throughout the preceding calendar year or the portion of that year during which the series 2008-C7 certificates were outstanding
          (or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof).

     Copies of the above-mentioned annual assessment report, annual attestation report and annual statement of compliance with respect to each of the master servicers, the special servicer and the trustee will be made available to series
2008-C7 certificateholders, at their expense, upon written request to the trustee.

EVENTS OF DEFAULT

     Each of the following events, circumstances and conditions will be considered events of default (each, an "Event of Default") under the series
2008-C7 pooling and servicing agreement:

     o    any master servicer fails to (a) deposit into its collection account any amount required to be so deposited, or (b) or remit to a Serviced
          Non-Trust Loan Noteholder any amount required to be so remitted, and, in each case, the subject failure continues unremedied for two business days following the date on which the deposit or remittance was required to be made;

     o    any master servicer fails to remit to the trustee for deposit in the trustee's distribution account any amount required to be so remitted, and that failure continues unremedied until 10:00 a.m., New York City time, on the applicable distribution date;

     o    any failure by the special servicer to timely deposit into its REO account or to timely deposit into, or to timely remit to the applicable master servicer for deposit into, the applicable master servicer's collection account, any amount required to be so deposited or remitted;

                                      204

     o    any master servicer fails to timely make any servicing advance required to be made by it under the series 2008-C7 pooling and servicing agreement, and that failure continues unremedied for three business days following the date on which notice of such failure has been given to the subject master servicer by the trustee or any other party to the series 2008-C7 pooling and servicing agreement;

     o    any failure on the part of any master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or agreements under the series 2008-C7 pooling and servicing agreement, which failure continues unremedied for 30 days (or such shorter period as is provided for in the series 2008-C7 pooling and servicing agreement) after the date on which written notice of that failure, requiring the same to be remedied, has been given to the subject master servicer or the special servicer, as the case may be, by any other party to the series 2008-C7 pooling and servicing agreement or to the subject master servicer or the special servicer, as the case may be (with a copy to each other party to the series
          2008-C7 pooling and servicing agreement), by the series 2008-C7 certificateholders entitled to at least 25% of the series 2008-C7 voting rights or the holder of an affected Serviced Non-Trust Loan;
          provided, however, that with respect to any such failure which is not curable within such 30-day or other period, the subject master servicer or the special servicer, as the case may be, will generally have an additional cure period of 30 days to effect the cure thereof so long as the subject master servicer or the special servicer, as the case may be, has commenced to cure that failure within the initial
          30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is diligently continuing to pursue, a full cure;

     o    any breach on the part of any master servicer or the special servicer of any representation or warranty contained in the series 2008-C7 pooling and servicing agreement that materially and adversely affects the interests of any class of series 2008-C7 certificateholders or the holder of an affected Serviced Non-Trust Loan, which breach continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, has been given to the subject master servicer or the special servicer, as the case may be, by any other party to the series 2008-C7 pooling and servicing agreement or to the subject master servicer or the special servicer, as the case may be (with a copy to each other party to the series
          2008-C7 pooling and servicing agreement), by the series 2008-C7 certificateholders entitled to at least 25% of the series 2008-C7 voting rights or the holder of an affected Serviced Non-Trust Loan;
          provided, however, that with respect to any such breach which is not curable within such 30-day period, the subject master servicer or the special servicer, as the case may be, will have an additional cure period of 30 days so long as the subject master servicer or the special servicer, as the case may be, has commenced to cure within the initial 30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is diligently continuing to pursue, a full cure;

     o    a decree or order of a court, agency or supervisory authority having jurisdiction in an involuntary case under any present or future bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against any master servicer or the special servicer and the decree or order remains in force undischarged or unstayed for a period of 60 days; provided, however, that the subject master servicer or the special servicer, as applicable, will have an additional period of 30 days to effect a discharge, dismissal or stay of the decree or order if it commenced the appropriate proceedings to effect such discharge, dismissal or stay within the above-referenced 60-day period;

                                      205

     o    any master servicer or the special servicer consents to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property;

     o    any master servicer or the special servicer admits in writing its inability to pay its debts as they become due or takes various other actions indicating its insolvency or inability to pay its obligations;

     o    any master servicer or the special servicer, as the case may be, receives actual knowledge that Moody's has (a) qualified, downgraded or withdrawn its rating or ratings of one or more classes of series
          2008-C7 certificates or (b) placed one or more classes of series
          2008-C7 certificates on "watch status" in contemplation of possible rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date that the subject master servicer or the special servicer obtained such actual knowledge), and, in the case of either clause (a) or (b), has cited servicing concerns with the subject master servicer or the special servicer, as the case may be, as the sole or material factor in such rating action; or

     o    any master servicer or the special servicer is no longer listed on
          S&P's Select Servicer List as a U.S. Commercial Mortgage Master
          Servicer or a U.S. Commercial Mortgage Special Servicer, as
          applicable, and the subject master servicer or the special servicer, as the case may be, is not reinstated to that list within 60 days after its removal from the applicable list.

     The series 2008-C7 pooling and servicing agreement may provide for additional events of default, including those that relate solely to a Serviced
Non-Trust Loan or securities backed thereby.

     If an officer of the trustee responsible for administration of the trust has notice of any event that constitutes or, with notice or lapse of time or both, would constitute an event of default with respect to any master servicer or the special servicer, then--within the later of 60 days after the occurrence of that event and five days after such officer's receipt of that notice--the trustee will transmit by mail to us, all the series 2008-C7 certificateholders,
Moody's and S&P notice of that occurrence, unless the default has been cured.

RIGHTS UPON EVENT OF DEFAULT

     If an event of default described above under "--Events of Default" occurs with respect to a master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of the series
2008-C7 certificateholders entitled to not less than 25% of the series 2008-C7 voting rights, the trustee will be required, to terminate all of the rights and obligations of the defaulting party under the series 2008-C7 pooling and servicing agreement and in and to the trust fund other than any rights the defaulting party may have as a series 2008-C7 certificateholder; provided that the terminated defaulting party will continue to be entitled to receive all amounts due and owing to it in accordance with the terms of the series 2008-C7 pooling and servicing agreement and will continue to be entitled to the benefits of any provisions for compensation, reimbursement or indemnity as and to the extent provided in the series 2008-C7 pooling and servicing agreement. Upon receipt by a defaulting party of written notice of termination for which that defaulting party may be terminated under the series 2008-C7 pooling and servicing agreement, all authority and power of the defaulting party under the series 2008-C7 pooling and servicing agreement will pass to and be vested in the trustee, and the trustee will be authorized and empowered under the series
2008-C7 pooling and servicing agreement to execute and deliver, on behalf of and at the expense of the defaulting party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the subject termination, whether to complete the transfer and endorsement or assignment of the underlying mortgage loans and the Serviced Non-Trust Loans and related documents or otherwise. Any costs or expenses in connection with any actions to be taken by any party to the series 2008-C7 pooling and servicing agreement in connection with an Event of
Default

                                      206

on the part of a master servicer or the special servicer are required to be borne by the defaulting party, and if not paid by the defaulting party within 90 days after the presentation of reasonable documentation of such costs and expenses, those costs and expenses will be reimbursed out of the trust fund;
provided that the defaulting party will not be relieved of its liability for those costs and expenses.

     Upon any termination, the trustee must either:

     o    succeed to all of the responsibilities, duties and liabilities of the departing master servicer or special servicer, as the case may be, under the series 2008-C7 pooling and servicing agreement; or

     o    appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, under the series 2008-C7 pooling and servicing agreement.

     The holders of series 2008-C7 certificates entitled to at least 51% of the series 2008-C7 voting rights may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, under the series 2008-C7 pooling and servicing agreement, rather than have the trustee act as that successor.

     Notwithstanding the foregoing discussion in this "--Rights Upon Event of
Default" section, if a master servicer is terminated under the circumstances described above because of the occurrence of any of the events of default described in the last three bullets under "--Events of Default" above, that master servicer will have the right for a period of approximately 45 days--during which time that master servicer will continue to master service the mortgage loans it is responsible for servicing--to sell its master servicing rights with respect to the mortgage loans it is responsible for servicing to a master servicer whose appointment Moody's and S&P have each confirmed will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the certificates. The terminated master servicer will be responsible for all out-of-pocket expenses incurred in connection with the attempt to sell its rights to master service the mortgage loans it is responsible for servicing, to the extent such expenses are not reimbursed by the replacement servicer.

     In general, the series 2008-C7 certificateholders entitled to at least 66
2/3% of the series 2008-C7 voting rights allocated to the classes of series
2008-C7 certificates affected by any Event of Default may waive the Event of
Default. However, some events of default may only be waived by all of the holders of the series 2008-C7 certificates. Further, some events of default may only be waived with the consent of the trustee. Upon any waiver of an Event of
Default, the Event of Default will cease to exist and will be deemed to have been remedied for every purpose under the series 2008-C7 pooling and servicing agreement. The series 2008-C7 pooling and servicing agreement may provide that the applicable primary servicer or the special servicer may be terminated and replaced solely with respect to a Serviced Loan Combination and no other mortgage loan in the trust fund in circumstances where a default of a master servicer or the special servicer remains unremedied and affects the related
Serviced Non-Trust Loan(s), including the circumstances contemplated in clause
(b) of the first bullet under "--Events of Default" above. If the special servicer for a Serviced Loan Combination is different from the special servicer(s) for the rest of the mortgage pool, then all references to the special servicer in this offering prospectus or the accompanying base prospectus are intended to mean the applicable special servicer or all such special servicers together, as the context may require.

     In general, with respect to an Outside Serviced Trust Mortgage Loan, the trustee may waive any event of default on the part of the related master servicer and/or special servicer under the governing servicing agreement only if so directed by series 2008-C7 certificateholders entitled to waive a comparable event of default under the series 2008-C7 pooling and servicing agreement. In the event of any such event of default that is not waived or cured and that materially and adversely affects the trust as holder of the Outside Serviced
Trust Mortgage Loan, the trustee may (and, at the direction of the series
2008-C7 controlling class representative or the holders of series 2008-C7 certificates entitled to 25% of the series 2008-C7 voting rights, will be required to) pursue such rights, if

                                      207

any, as the holder of that Outside Serviced Trust Mortgage Loan may have pursuant to the applicable servicing agreement.

     No series 2008-C7 certificateholder will have the right under the series
2008-C7 pooling and servicing agreement to institute any suit, action or proceeding with respect to that agreement or any underlying mortgage loan unless, with respect to any suit, action or proceeding upon or under or with respect to the series 2008-C7 pooling and servicing agreement:

     o    that holder previously has given to the trustee written notice of default;

     o    except in the case of a default by the trustee, series 2008-C7 certificateholders entitled to not less than 25% of the series 2008-C7 voting rights have made written request upon the trustee to institute that suit, action or proceeding in its own name as trustee under the series 2008-C7 pooling and servicing agreement and have offered to the trustee such reasonable indemnity as it may require; and

     o    the trustee for 60 days has neglected or refused to institute any such suit, action or proceeding, as the case may be.

     See "Description of the Governing Documents--Rights, Protections,
Indemnities and Immunities of the Trustee" in the accompanying base prospectus for a description of certain limitations regarding the trustee's duties with respect to the foregoing matters.

SECURITIES BACKED BY A SERVICED NON-TRUST LOAN

     One or more of the Serviced Non-Trust Loans may be included in a separate commercial mortgage securitization. If so, some servicing actions with respect to a Serviced Loan Combination that includes a securitized Non-Trust Loan may be subject to confirmation that those actions will not result in a qualification, downgrade or withdrawal of any ratings assigned by the applicable rating agencies, which may include S&P, Moody's or any other nationally recognized statistical rating organization, to the securities backed by that Non-Trust
Loan. As a result, any such servicing action may be delayed, and it is possible that the master servicer or special servicer, as applicable, may be prevented from taking a servicing action with respect to any Serviced Loan Combination that includes a securitized Non-Trust Loan that it otherwise would have taken if it were not required to obtain the aforementioned rating confirmation.

ADMINISTRATION OF THE OUTSIDE SERVICED TRUST MORTGAGE LOANS

     The Outside Serviced Trust Mortgage Loans and any related REO Property will be serviced and administered in accordance with the governing pooling and servicing agreement for the related Loan Combination. If the trustee is requested to take any action in its capacity as holder of an Outside Serviced
Trust Mortgage Loan, pursuant to that governing servicing agreement, or if a responsible officer of the trustee becomes aware of a default or event of default on the part of any party under that governing pooling and servicing agreement, then (subject to any more specific discussion within this offering prospectus, including under "--Rights Upon Event of Default" above, with respect to the matter in question) the trustee will generally be obligated to notify, and act in accordance with the instructions of, the series 2008-C7 controlling class representative.

THIRD-PARTY BENEFICIARIES

     The mortgage loan sellers and the Non-Trust Loan Noteholders will be third-party beneficiaries of the series 2008-C7 pooling and servicing agreement.
Accordingly, the series 2008-C7 pooling and servicing

                                      208

agreement cannot be modified in any manner that is material and adverse to any of those parties without its consent.

                                      209

    SERVICING OF THE ONE LIBERTY PLAZA MORTGAGE LOAN, THE SCOTTSDALE FASHION
            SQUARE MORTGAGE LOAN AND THE BUSH TERMINAL MORTGAGE LOAN

     The series 2007-GG11 pooling and servicing agreement initially governs the servicing and administration of the One Liberty Plaza Loan Combination, the
Scottsdale Fashion Square Loan Combination and the Bush Terminal Loan
Combination and any related REO Property. The series 2007-GG11 pooling and servicing agreement is the governing document for the Greenwich Capital
Commercial Funding Corp. series 2007-GG11 commercial mortgage securitization, which closed prior to the Issue Date. Under the series 2007-GG11 pooling and servicing agreement, the master servicer with respect to the One Liberty Plaza
Loan Combination, the Scottsdale Fashion Square Loan Combination and the Bush
Terminal Loan Combination is Wachovia Bank, National Association, the initial trustee is LaSalle Bank National Association, the initial special servicer is
LNR Partners, Inc. and the initial series 2007-GG11 directing holder is an affiliate of the series 2007-GG11 initial special servicer. The master servicers, special servicer and trustee under the series 2008-C7 pooling and servicing agreement will not have any obligation or authority to supervise the series 2007-GG11 master servicer, the series 2007-GG11 special servicer or the series 2007-GG11 trustee or to make servicing advances with respect to the One
Liberty Plaza Loan Combination, the Scottsdale Fashion Square Loan Combination
or the Bush Terminal Loan Combination.

     The series 2007-GG11 pooling and servicing agreement provides for servicing in a manner acceptable for rated transactions similar in nature to the series
2008-C7 securitization and the servicing arrangements under the series 2007-GG11 pooling and servicing agreement are generally similar, but not identical, to the servicing arrangements under the series 2008-C7 pooling and servicing agreement.
In that regard--

     o    one or more parties to the series 2007-GG11 pooling and servicing agreement will be responsible for making servicing advances with respect to the One Liberty Plaza Loan Combination, the Scottsdale
          Fashion Square Loan Combination and the Bush Terminal Loan
          Combination, which servicing advances will be reimbursable (with interest at a published prime rate) to the maker thereof out of collections on the subject Outside Serviced Loan Combination, and none of the parties to that pooling and servicing agreement (in their capacities under the agreement) will have any right or duty to make advances of delinquent debt service payments on the One Liberty Plaza
          Mortgage Loan, the Scottsdale Fashion Square Mortgage Loan or the Bush
          Terminal Mortgage Loan;

     o    the mortgage loans that comprise each of the One Liberty Plaza Loan
          Combination, the Scottsdale Fashion Square Loan Combination and the
          Bush Terminal Loan Combination are to be serviced and administered under a general servicing standard that is substantially similar (but not identical) to the Servicing Standard under the series 2008-C7 pooling and servicing agreement and as if they were each a single mortgage loan indebtedness under that agreement (subject to any rights of the related Loan-Specific Controlling Party or a representative on its behalf to advise with respect to, or to approve or disapprove, various servicing-related actions involving the One Liberty Plaza Loan
          Combination, the Scottsdale Fashion Square Loan Combination or the
          Bush Terminal Loan Combination, as applicable);

     o    the mortgage loans that form the One Liberty Plaza Loan Combination, the Scottsdale Fashion Square Loan Combination or the Bush Terminal
          Loan Combination, as the case may be, will become specially serviced mortgage loans if specified events occur, which events are substantially similar (but not identical) to the Servicing Transfer
          Events under the series 2008-C7 pooling and servicing agreement, in which case the party serving as the special servicer under the series
          2007-GG11 pooling and servicing agreement will be entitled to (among other things) special servicing fees, workout fees and/or liquidation fees with respect to the One Liberty Plaza Loan Combination, the
          Scottsdale Fashion Square Loan Combination or the Bush Terminal Loan

                                      210

          Combination, as applicable, that arise and are payable in a manner and to an extent that is substantially similar to the special servicing fees, workout fees and/or liquidation fees that are payable to the special servicer under the series 2008-C7 pooling and servicing agreement, subject to the description in this offering prospectus under "Description of the Offered Certificates--Fees and Expenses."

     o    in the case of each of the One Liberty Plaza Loan Combination, the
          Scottsdale Fashion Square Loan Combination and the Bush Terminal Loan
          Combination, the master servicer and the special servicer under the series 2007-GG11 pooling and servicing agreement will each have duties to obtain the approval of the related Loan-Specific Controlling Party under that agreement under provisions generally described in this offering prospectus under "Description of the Mortgage Pool--The Loan
          Combinations--The One Liberty Plaza Loan Combination--Consent Rights,"
          "Description of the Mortgage Pool--The Loan Combinations--The
          Scottsdale Fashion Square Loan Combination--Consent Rights" and
          "Description of the Mortgage Pool--The Loan Combinations--The Bush
          Terminal Loan Combination--Consent Rights;"

     o    in connection with the foregoing bullet, in the case of each of the
          One Liberty Plaza Loan Combination, the Scottsdale Fashion Square Loan
          Combination and the Bush Terminal Loan Combination, the special servicer under the series 2007-GG11 pooling and servicing agreement will not be obligated to seek approval from the related Loan-Specific
          Controlling Party for any action to be taken by the special servicer under the series 2007-GG11 pooling and servicing agreement if the special servicer under the series 2007-GG11 pooling and servicing agreement has notified the applicable Loan-Specific Controlling Party in writing of various actions that the special servicer under the series 2007-GG11 pooling and servicing agreement proposes to take with respect to the workout or liquidation of the subject Outside Serviced
          Loan Combination and for 60 days following the first notice, the related Loan-Specific Controlling Party has objected to all of those proposed actions and has failed to suggest any alternative actions that the special servicer under the series 2007-GG11 pooling and servicing agreement considers to be consistent with the applicable servicing standard;

     o    in the case of the One Liberty Plaza Loan Combination, the One Liberty
          Plaza Controlling Party will have the right to replace the special servicer with respect to the One Liberty Plaza Loan Combination under the series 2007-GG11 pooling and servicing agreement at any time, but only for cause, and appoint a successor special servicer, upon prior notice to the special servicer under the series 2007-GG11 pooling and servicing agreement and the other noteholders in respect of the One
          Liberty Plaza Loan Combination;

     o    in the case of each of the Scottsdale Fashion Square Loan Combination and the Bush Terminal Loan Combination, the related Loan-Specific
          Controlling Party will have the right to replace the special servicer with respect to the subject Outside Serviced Loan Combination under the series 2007-GG11 pooling and servicing agreement at any time, with or without cause, and appoint a successor special servicer, upon prior notice to the special servicer under the series 2007-GG11 pooling and servicing agreement and the other noteholder(s) in respect of the subject Outside Serviced Loan Combination; and

     o    in general, the respective parties to the series 2007-GG11 pooling and servicing agreement will have similar limitations on liability and rights to reimbursement and/or indemnification as do the respective parties to the series 2008-C7 pooling and servicing agreement.

     Notwithstanding the foregoing, pursuant to the related Co-Lender Agreement, if the applicable Pari Passu Non-Trust Loan in the One Liberty Plaza Loan
Combination, the Scottsdale Fashion Square Loan Combination or the Bush Terminal
Loan Combination becomes no longer subject to the series 2007-GG11 pooling and servicing

                                      211

agreement, then the issuing entity as the holder of the One Liberty Plaza
Mortgage Loan, the Scottsdale Fashion Square Mortgage Loan or the Bush Terminal
Mortgage Loan, as applicable, is required to cause the One Liberty Plaza Loan
Combination, the Scottsdale Fashion Square Loan Combination or the Bush Terminal
Loan Combination, as applicable, to be serviced by a servicer that meets the customary criteria for an acceptable special servicer in accordance with the series 2007-GG11 pooling and servicing agreement, pursuant to a servicing agreement (a) substantially the same as the 2007-GG11 pooling and servicing agreement, (b) for which rating agency confirmation has been obtained that the appointment will not cause the downgrade, withdrawal or qualification of the then current ratings of any class of the series 2007-GG11 certificates or the series 2008-C7 certificates and (c) that contains servicing provisions that do not diminish the rights of the holders of the mortgage loans in the One Liberty
Plaza Loan Combination, Scottsdale Fashion Square Loan Combination or the Bush
Terminal Loan Combination, as applicable, set forth in the series 2007-GG11 pooling and servicing agreement; provided, however, that until a replacement servicing agreement has been entered into and rating agency confirmation obtained, the holder of the One Liberty Plaza Pari Passu Non-Trust Mortgage
Loan, Scottsdale Fashion Square Pari Passu Non-Trust Mortgage Loan or the Bush
Terminal Pari Passu Non-Trust Mortgage Loan, as applicable, is required to cause the One Liberty Plaza Loan Combination, the Scottsdale Fashion Square Loan
Combination or the Bush Terminal Loan Combination, as applicable, to be serviced in accordance with accepted servicing standards as if the series 2007-GG11 pooling and servicing agreement was still in full force and effect.

                                      212

       SERVICING OF THE CGM RRI HOTEL PORTFOLIO MORTGAGE LOAN, THE LINCOLN
        SQUARE MORTGAGE LOAN AND THE SEATTLE SPACE NEEDLE MORTGAGE LOAN

     The series CD 2007-CD5 pooling and servicing agreement initially governs the servicing and administration of the CGM RRI Hotel Portfolio Loan
Combination, the Lincoln Square Loan Combination and the Seattle Space Needle
Loan Combination and any related REO Property. The series CD 2007-CD5 pooling and servicing agreement is the governing document for the Deutsche Mortgage &
Asset Receiving Corporation series CD 2007-CD5 securitization, which closed prior to the Issue Date. Under the series CD 2007-CD5 pooling and servicing agreement, the master servicer with respect to the CGM RRI Hotel Portfolio Loan
Combination, the Lincoln Square Loan Combination and the Seattle Space Needle
Loan Combination is Capmark Finance Inc., the trustee is Wells Fargo Bank, N.A., the initial special servicer is LNR Partners, Inc., and the initial series CD
2007-CD5 controlling class representative is CRES Investment No. II, LP. The master servicers, special servicer and trustee under the series 2008-C7 pooling and servicing agreement will not have any obligation or authority to supervise the series CD 2007-CD5 master servicer, the series CD 2007-CD5 special servicer or the series CD 2007-CD5 trustee or to make servicing advances with respect to the CGM RRI Hotel Portfolio Loan Combination, the Lincoln Square Loan
Combination or the Seattle Space Needle Loan Combination.

     The series CD 2007-CD5 pooling and servicing agreement provides for servicing in a manner acceptable for rated transactions similar in nature to the series 2008-C7 securitization and the servicing arrangements under the series CD
2007-CD5 pooling and servicing agreement are generally similar, but not identical, to the servicing arrangements under the series 2008-C7 pooling and servicing agreement. In that regard--

     o    one or more parties to the series CD 2007-CD5 pooling and servicing agreement will be responsible for making servicing advances with respect to the CGM RRI Hotel Portfolio Loan Combination, the Lincoln
          Square Loan Combination and the Seattle Space Needle Loan Combination,
          which servicing advances will be reimbursable (with interest at a published prime rate) to the maker thereof out of collections on the subject Outside Serviced Loan Combination, and none of the parties to that pooling and servicing agreement (in their capacities under such agreement) will have any right or duty to make advances of delinquent debt service payments on the CGM RRI Hotel Portfolio Mortgage Loan, the Lincoln Square Mortgage Loan or the Seattle Space Needle Mortgage
          Loan;

     o    the mortgage loans that comprise each of the CGM RRI Hotel Portfolio
          Loan Combination, the Lincoln Square Loan Combination and the Seattle
          Space Needle Loan Combination are to be serviced and administered under a general servicing standard that is substantially similar (but not identical) to the Servicing Standard under the series 2008-C7 pooling and servicing agreement and as if they were a single mortgage loan indebtedness under that agreement (subject to any rights of the applicable Loan-Specific Controlling Party or a representative on its behalf to consult or advise with respect to, or to approve or disapprove, various servicing-related actions involving the subject
          Loan Combination);

     o    the mortgage loans that form the CGM RRI Hotel Portfolio Loan
          Combination, the Lincoln Square Loan Combination or the Seattle Space
          Needle Loan Combination, as the case may be, will become specially serviced mortgage loans if specified events occur, which events are substantially similar (but not identical) to the Servicing Transfer
          Events under the series 2008-C7 pooling and servicing agreement. In any case, however, the CD 2007-CD5 pooling and servicing agreement provides that the failure of the borrower under the applicable Loan
          Combination to make the related balloon payment upon maturity will not constitute a servicing transfer event (1) for 60 days following the maturity date if (a) the related borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the series CD 2007-CD5 special servicer and the series CD 2007-CD5 controlling class representative) and continues to

                                      213

          make assumed scheduled payments, (b) no other servicing transfer events occur and (c) the series CD 2007-CD5 controlling class representative consents or (2) until the earlier of 120 days following the maturity date and the termination of the refinancing commitment, if (a) within 60 days following the maturity date the related borrower delivers to the series CD 2007-CD5 special servicer and the series CD
          2007-CD5 controlling class representative a refinancing commitment acceptable to such parties, (b) the borrower continues to make assumed scheduled payments and (c) no other servicing transfer events occur.
          In the event that a servicing transfer event occurs, the party serving as the special servicer under the series CD 2007-CD5 pooling and servicing agreement will be entitled to (among other things) special servicing fees, workout fees and/or liquidation fees with respect to the subject Loan Combination that arise and are payable in a manner and to an extent that is substantially similar to the special servicing fees, workout fees and/or liquidation fees that are payable to the special servicer under the series 2008-C7 pooling and servicing agreement with respect to other underlying mortgage loans. The special servicing fee under the series CD 2007-CD5 pooling and servicing agreement is calculated at 0.25% per annum;

     o    any modification, extension, waiver or amendment of the payment terms of the CGM RRI Hotel Portfolio Loan Combination, the Lincoln Square
          Loan Combination or the Seattle Space Needle Loan Combination is
          required to be structured so as to be consistent with the allocation and payment priorities in the related mortgage loan documents and the related Co-Lender Agreement, such that neither the issuing entity as holder of the related Outside Serviced Mortgage Loan nor any holder of a related Non-Trust Loan gains a priority over the other such holder that is not reflected in the related mortgage loan documents and the related Co-Lender Agreement;

     o    in the case of each of the CGM RRI Hotel Portfolio Loan Combination, the Lincoln Square Loan Combination and the Seattle Space Needle Loan
          Combination, the master servicer and special servicer under the series
          CD 2007-CD5 pooling and servicing agreement will each have duties to consult with or obtain the approval of or take direction from the applicable Loan-Specific Controlling Party, as described under
          "Description of the Mortgage Pool--The Loan Combinations--The CGM RRI
          Hotel Portfolio Loan Combination--Consent Rights," "Description of the
          Mortgage Pool--The Loan Combinations--The Lincoln Square Loan
          Combination--Consent Rights" and "Description of the Mortgage
          Pool--The Loan Combinations--The Seattle Space Needle Loan
          Combination--Consent Rights" in this offering prospectus;

     o    in connection with the foregoing bullet, in the case of each of the
          CGM RRI Hotel Portfolio Loan Combination, the Lincoln Square Loan
          Combination and the Seattle Space Needle Loan Combination, the special servicer under the series CD 2007-CD5 pooling and servicing agreement will not be obligated to seek approval from the applicable
          Loan-Specific Controlling Party for any action to be taken by the special servicer under the series CD 2007-CD5 pooling and servicing agreement if the special servicer under the series CD 2007-CD5 pooling and servicing agreement has notified such Loan-Specific Controlling
          Party in writing of various actions that the special servicer under the series CD 2007-CD5 pooling and servicing agreement proposes to take with respect to the workout or liquidation of the subject Loan
          Combination and for 60 days following the first such notice, the applicable Loan-Specific Controlling Party has objected to all of those proposed actions and has failed to suggest any alternative actions that the special servicer under the series CD 2007-CD5 pooling and servicing agreement considers to be consistent with the applicable servicing standard;

     o    in the case of each of the CGM RRI Hotel Portfolio Loan Combination, the Lincoln Square Loan Combination and the Seattle Space Needle Loan
          Combination, the applicable Loan-Specific Controlling Party will have the right to replace the special servicer with respect to the subject

                                      214

          Outside Serviced Loan Combination under the series CD 2007-CD5 pooling and servicing agreement at any time for any reason whatsoever or no reason, upon prior notice to the special servicer under the series CD
          2007-CD5 pooling and servicing agreement and the other noteholders in respect of the subject Outside Serviced Loan Combination; and

     o    in general, the respective parties to the series CD 2007-CD5 pooling and servicing agreement will have similar limitations on liability and rights to reimbursement and/or indemnification as do the respective parties to the series 2008-C7 pooling and servicing agreement.

     Notwithstanding the foregoing, pursuant to the related Co-Lender Agreement, if the CGM RRI Hotel Portfolio Mortgage Loan, the Lincoln Square Mortgage Loan
or the Seattle Space Needle Mortgage Loan becomes no longer subject to the series CD 2007-CD5 pooling and servicing agreement, then the CGM RRI Hotel
Portfolio Loan Combination, the Lincoln Square Loan Combination or the Seattle
Space Needle Loan Combination, as the case may be, will be serviced and administered under one or more successor servicing agreements entered into with the master servicer under the series CD 2007-CD5 pooling and servicing agreement and, if applicable, the special servicer under the series CD 2007-CD5 pooling and servicing agreement, on terms substantially similar to those in the series
CD 2007-CD5 pooling and servicing agreement, unless that master servicer, that special servicer and the holders of the mortgage loans that form the subject
Outside Serviced Loan Combination otherwise agree; no such other servicing agreement may be entered into on behalf of the issuing entity as the holder of the CGM RRI Hotel Portfolio Mortgage Loan, the Lincoln Square Mortgage Loan or
the Seattle Space Needle Mortgage Loan, as the case may be, unless the holders of all mortgage loans comprising the related Loan Combination collectively agree to grant consent to such other servicing agreement; and entry into any successor servicing agreement will be conditioned upon receipt from Moody's and S&P of a written confirmation that entering into that agreement would not result in the withdrawal, downgrade, or qualification, as applicable, of the then current ratings assigned by those rating agencies to any class of series 2008-C7 certificates.

                                      215

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The series 2008-C7 certificates will be issued, on or about April 25, 2008, under the series 2008-C7 pooling and servicing agreement. They will represent the entire beneficial ownership interest of the issuing entity. The assets of the issuing entity, collectively referred to in this offering prospectus from time to time as the "trust fund," will include:

     o    the underlying mortgage loans;

     o    any and all payments under and proceeds of the underlying mortgage loans received after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

     o    the loan documents for the underlying mortgage loans;

     o    our rights under our mortgage loan purchase agreements with the respective mortgage loan sellers;

     o    any REO Properties acquired by the special servicer on behalf of the issuing entity with respect to defaulted mortgage loans; and

     o    those funds or assets as from time to time are deposited in the various primary transaction accounts described under "The Series
          2008-C7 Pooling and Servicing Agreement--Accounts" in this offering prospectus, except for any such funds or assets held on behalf of a borrower.

     The series 2008-C7 certificates will include the following classes:

     o    the A-1, A-2A, A-2B, A-3, A-SB, A-4, A-1A, A-M, A-MA, A-J and A-JA
          classes, which are offered by this offering prospectus, and

     o    the X, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q, S, R and Y
          classes, which --

          1.   will be retained or privately placed by us, and

          2.   are not offered by this offering prospectus.

     The class A-1, A-2A, A-2B, A-3, A-SB, A-4, A-1A, A-M, A-MA, A-J, A-JA, B,
C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S certificates are the series
2008-C7 certificates that will have principal balances and are sometimes referred to as the "series 2008-C7 principal balance certificates." The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the issuing entity. Accordingly, on each distribution date, the principal balance of each of these certificates will be reduced by any payments of principal actually made with respect to the certificate on that distribution date. See "--Payments" below. On any particular distribution date, the principal balance of each of these certificates may also be reduced, without any corresponding payment, in connection with Realized Losses on the underlying mortgage loans and Additional Trust Fund Expenses. See "--Reductions of
Certificate Principal Balances in Connection with Realized Losses and Additional
Trust Fund Expenses" below. On any particular distribution date, the total principal balance of a class of series 2008-C7 principal balance certificates may be increased by an amount equal to any Mortgage Deferred Interest allocated to that class in reduction of the interest payable thereon on such distribution date.

                                      216

     The class X certificates will not have principal balances and are sometimes referred to as the series 2008-C7 interest-only certificates. For purposes of calculating the amount of accrued interest, the class X certificates will have a total notional amount. The total notional amount of the class X certificates will be equal to the total principal balance of the series 2008-C7 principal balance certificates outstanding from time to time. In general, the total principal balance of each class of series 2008-C7 principal balance certificates will constitute a separate component of the total notional amount of the class X certificates.

     The class R and Y certificates will not have principal balances or notional amounts.

     In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance or notional amount of any of your offered certificates from time to time, you may multiply the original principal balance of that certificate as of the Issue Date, as specified on the face of that certificate, by the then applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance or notional amount of that class, and the denominator of which will be the original total principal balance or notional amount of that class.
Certificate factors will be reported monthly in the trustee's distribution date statement.

REGISTRATION AND DENOMINATIONS

     General. The offered certificates will be issued in book-entry form in original denominations of $10,000 initial principal balance and in any additional whole dollar denominations.

     Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The
Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described in the accompanying base prospectus under
"Description of the Certificates--Book-Entry Registration." For so long as any class of offered certificates is held in book-entry form--

     o    all references in this offering prospectus to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

     o    all references in this offering prospectus to payments, notices, reports, statements and other information made or sent to holders of those certificates will refer to payments, notices, reports and statements made or sent to DTC or Cede & Co., as the registered holder of those certificates, for payment to beneficial owners of offered certificates through its participating organizations in accordance with DTC's procedures.

     The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

     DTC, Euroclear and Clearstream. You will hold your certificates through
DTC, in the United States, or Clearstream Banking Luxembourg or The Euroclear
System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream and Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream's or Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers' securities accounts in the depositaries'
names on the books of DTC. For a discussion of DTC, Euroclear and Clearstream, see "Description of the Certificates--Book-Entry Registration--DTC, Euroclear
and Clearstream" in the accompanying base prospectus.

                                      217

     Transfers between participants in DTC will occur in accordance with DTC's rules. Transfers between participants in Clearstream and Euroclear will occur in accordance with their applicable rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through participants in Clearstream or
Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. See "Description of the Certificates--Book-Entry
Registration--Holding and Transferring Book-Entry Certificates" in the
accompanying base prospectus. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Annex F hereto.

PAYMENTS

     General. For purposes of allocating payments on the offered certificates, the pool of mortgage loans backing the series 2008-C7 certificates will be divided into loan group no. 1 and loan group no. 2, respectively, as described under "Description of the Mortgage Pool--General" in this offering prospectus.

     On each distribution date, the trustee will, subject to the available funds, make all payments required to be made on the series 2008-C7 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur. The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final payment.

     In order for a series 2008-C7 certificateholder to receive payments by wire transfer on and after any particular distribution date, that certificateholder must provide the trustee with written wiring instructions no less than five business days prior to the record date for that distribution date (or, in the case of the initial distribution date, no later than the close of business of the later of (a) the fifth business day prior to the record date for the initial distribution date and (b) the Issue Date). Otherwise, that certificateholder will receive its payments by check mailed to it.

     Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued to the actual beneficial owners. See "--Registration and Denominations" above.

     Payments of Interest. All of the series 2008-C7 certificates (other than the class R and Y certificates) will bear interest.

     With respect to each interest-bearing class of the series 2008-C7 certificates, that interest will accrue during each applicable interest accrual period based upon--

     o    the pass-through rate applicable for that particular class of series
          2008-C7 certificates for that interest accrual period,

     o    the total principal balance or notional amount, as the case may be, of that particular class of series 2008-C7 certificates outstanding immediately prior to the related distribution date, and

     o    the assumption that each year consists of twelve 30-day months.

                                       218

     On each distribution date, subject to the Total Available P&I Funds for that date and the priority of payments described under "--Payments--Priority of
Payments" below, the total amount of interest distributable with respect to each interest-bearing class of the series 2008-C7 certificates will equal--

     o    the total amount of interest accrued during the related interest accrual period with respect to that class of series 2008-C7 certificates reduced (to not less than zero) by

     o    that class's allocable share, if any, of--

          1.   any Net Aggregate Prepayment Interest Shortfall for that
               distribution date, and

          2.   except in the case of the class X certificates, the aggregate amount of any Mortgage Deferred Interest added to the principal balances of the underlying mortgage loans during the related collection period.

     If the full amount of interest distributable with respect to any interest-bearing class of the series 2008-C7 certificates is not paid on any distribution date, then the unpaid portion of that interest will continue to be payable with respect to that class of series 2008-C7 certificates on future distribution dates, subject to the Total Available P&I Funds for those future distribution dates and the priorities of payment described under
"--Payments--Priority of Payments" below. However, no interest will accrue on any of that unpaid interest.

     The Net Aggregate Prepayment Interest Shortfall for any distribution date will be allocated among the respective interest-bearing classes of the series
2008-C7 certificates on a pro rata basis in accordance with the respective amounts of accrued interest in respect of each such class of series 2008-C7 certificates for the related interest accrual period (in each case reduced by any Mortgage Deferred Interest allocated to the subject class of series 2008-C7 certificates for that distribution date).

     On each distribution date, any Mortgage Deferred Interest added to the unpaid principal balance of any underlying mortgage loan during the related collection period will be allocated among the respective classes of the series
2008-C7 principal balance certificates in reverse order of seniority (based on the priority of payments described under "--Payments--Priority of Payments"
below and, in the case of the class A-1, A-2A, A-2B, A-3, A-SB, A-4 and A-1A certificates, on a pro rata basis in accordance with the accrued interest for the related interest accrual period and, in the case of the class A-M and A-MA certificates, on a pro rata basis in accordance with accrued interest for the related interest accrual period and, in the case of the class A-J and A-JA certificates, on a pro rata basis in accordance with interest accrued during the related interest accrual period), in each case up to the respective amounts of interest accrued during the related interest accrual period with respect to the subject interest-bearing class(es) of series 2008-C7 certificates (in each case calculated without regard to any allocation of that Mortgage Deferred Interest or any Net Aggregate Prepayment Interest Shortfall). No portion of any Mortgage
Deferred Interest will be allocated to the class X certificates.

     Calculation of Pass-Through Rates. The table under "Summary of Offering
Prospectus--Introduction to the Transaction" in this offering prospectus provides the initial pass-through rate for each interest-bearing class of the series 2008-C7 certificates. Set forth below is a description of how the pass-through rate will be calculated with respect to each interest-bearing class of the series 2008-C7 certificates.

     The pass-through rates for the class ____, and ____ certificates will, in the case of each of those classes, be fixed at the rate per annum identified in the table under "Summary of Offering Prospectus--Introduction to the
Transaction" in this offering prospectus as the initial pass-through rate for that class.

                                       219

     The pass-through rates for the class ____, and ____ certificates for each interest accrual period will, in the case of each of those classes, equal the lesser of--

     o    the initial pass-through rate for the subject class of series 2008-C7 certificates set forth in the table under "Summary of Offering
          Prospectus--Introduction to the Transaction" in this offering prospectus, and

     o    the Weighted Average Pool Pass-Through Rate for the related distribution date.

     The pass-through rates for the class ____, and ____ certificates for each interest accrual period will, in the case of each of those classes, equal the
Weighted Average Pool Pass-Through Rate for the related distribution date.

     The pass-through rate for the class certificates for each interest accrual period will equal the Weighted Average Pool Pass-Through Rate for the related distribution date, minus ____%.

     As described under "--General" above, the total notional amount of the class X certificates from time to time consists of multiple components. The pass-through rate for the class X certificates will, with respect to any interest accrual period, equal a weighted average of the respective strip rates, which we refer to as class X strip rates, at which interest accrues during that interest accrual period on the respective components of the total notional amount of the class X certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. For purposes of accruing interest during any interest accrual period on any particular component of the total notional amount of the class X certificates outstanding immediately prior to the related distribution date, the applicable class X strip rate will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for the related distribution date, over (b) the pass-through rate in effect during that interest accrual period for the class of series 2008-C7 principal balance certificates whose total principal balance comprises the subject component.

     The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any underlying mortgage loan from what it was on the Issue Date by reason of any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by a master servicer or the special servicer.

     The class R and Y certificates will not be interest-bearing and, therefore, will not have pass-through rates.

     Payments of Principal. Subject to available funds and the priority of payments described under "--Payments--Priority of Payments" below, the holders of each class of series 2008-C7 principal balance certificates will be entitled to receive a total amount of principal over time equal to the total principal balance of that class. In addition, subject to available funds, the total payments of principal to be made on the series 2008-C7 principal balance certificates on any distribution date will generally equal the Total Principal
Distribution Amount for that distribution date.

     The "Total Principal Distribution Amount" for any distribution date will be an amount generally equal to:

     1.   the aggregate of the principal portions of all monthly debt service payments (other than balloon payments) due or deemed due in respect of the underlying mortgage loans (including mortgage loans as to which the related mortgaged real properties have become REO Properties) for their respective due dates occurring during the related collection period, to the extent paid by the related borrower during or prior to, or otherwise received during, the related collection period or advanced by a master servicer or the trustee, as applicable, for such distribution date; plus

                                       220

     2.   the aggregate of all principal prepayments received on the underlying mortgage loans during the related collection period; plus

     3.   with respect to any underlying mortgage loan as to which the related stated maturity date occurred during or prior to the related collection period, any payment of principal (other than a principal prepayment) made by or on behalf of the related borrower during the related collection period (including any balloon payment), net of any portion of such payment that represents a recovery of the principal portion of any monthly debt service payment (other than a balloon payment) due or deemed due in respect of the subject underlying mortgage loan on a due date during or prior to the related collection period and included as part of the Total Principal Distribution Amount for such distribution date or any prior distribution date pursuant to clause 1 above; plus

     4.   the aggregate of the principal portion of all liquidation proceeds, sale proceeds, insurance proceeds, condemnation proceeds and, to the extent not otherwise included in clause 1, 2 or 3 above, payments and revenues that were received on or in respect of the underlying mortgage loans and REO Properties during the related collection period and that were identified and applied by a master servicer and/or the special servicer as recoveries of principal of the underlying mortgage loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any monthly debt service payment due (other than a balloon payment) or deemed due in respect of the related underlying mortgage loan on a due date during or prior to the related collection period and included as part of the Total
          Principal Distribution Amount for such distribution date or any prior distribution date pursuant to clause 1 above; plus

     5.   if the subject distribution date is subsequent to the initial distribution date, the excess, if any, of (a) the Total Principal
          Distribution Amount for the immediately preceding distribution date, over (b) the total payments of principal made with respect to the series 2008-C7 principal balance certificates on the immediately preceding distribution date; plus

     6.   any amounts that were used to reimburse Nonrecoverable Advances
          (including interest on such Nonrecoverable Advances) from principal collections on the mortgage pool and that are, in any such case, recovered during the related collection period on the related underlying mortgage loan as to which any such reimbursed advance was made; minus

     7.   the amount of any reimbursements of Nonrecoverable Advances (including interest on such Nonrecoverable Advances) that are paid or reimbursed from general principal collections on the mortgage pool with respect to such distribution date where such principal collections would have otherwise been included in the Total Principal Distribution Amount for such distribution date pursuant to any of clauses 1 through 4 above;

provided that, for the final distribution date, the Total Principal Distribution
Amount will be no less than the total Stated Principal Balance of the mortgage pool immediately prior to that distribution date.

     In general, the portion of the Total Principal Distribution Amount consisting of the Loan Group No. 1 Principal Distribution Amount will be allocated to the class A-1, A-2A, A-2B, A-3, A-SB, A-4, A-M and A-J certificates on each distribution date as follows:

     o    first, to the class A-SB certificates, up to the lesser of--

          1.   the entire Loan Group No. 1 Principal Distribution Amount for that distribution date, and

                                       221

          2.   the excess, if any, of (a) the total principal balance of the class A-SB certificates outstanding immediately prior to that distribution date, over (b) the Class A-SB Planned Principal
               Balance for that distribution date;

     o    second, to the class A-1 certificates, up to the lesser of--

          1.   the entire Loan Group No. 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount allocable to the class A-SB certificates as described in the preceding bullet, and

          2.   the total principal balance of the class A-1 certificates
               outstanding immediately prior to that distribution date;

     o    third, to the class A-2A certificates, up to the lesser of--

          1.   the entire Loan Group No. 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount allocable to the class A-SB and/or A-1 certificates as described in the preceding two bullets, and

          2.   the total principal balance of the class A-2A certificates outstanding immediately prior to that distribution date;

     o    fourth, to the class A-2B certificates, up to the lesser of--

          1.   the entire Loan Group No. 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount allocable to the class A-SB, A-1 and/or A-2A certificates as described in the preceding three bullets, and

          2.   the total principal balance of the class A-2B certificates outstanding immediately prior to that distribution date;

     o    fifth, to the class A-3 certificates, up to the lesser of--

          1.   the entire Loan Group No. 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount allocable to the class A-SB, A-1, A-2A and/or A-2B certificates as described in the preceding four bullets, and

          2.   the total principal balance of the class A-3 certificates
               outstanding immediately prior to that distribution date; and

     o    sixth, to the class A-SB certificates, up to the lesser of--

          1.   the entire Loan Group No. 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount allocable to the class A-SB, A-1, A-2A, A-2B and/or A-3
               certificates as described in the preceding five bullets, and

          2.   the total principal balance of the class A-SB certificates outstanding immediately prior to that distribution date (as reduced by any portion of the Loan Group No. 1 Principal
               Distribution Amount for that distribution date allocable to the class A-SB certificates as described in the first bullet of this paragraph);

                                       222

     o    seventh, to the class A-4 certificates, up to the lesser of--

          1.   the entire Loan Group No. 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount allocable to the class A-1, A-2A, A-2B, A-3 and/or A-SB
               certificates as described in the preceding six bullets, and

          2.   the total principal balance of the class A-4 certificates
               outstanding immediately prior to that distribution date;

     o    eighth, to the class A-M certificates, up to the lesser of--

          1.   the entire Loan Group No. 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount allocable to the class A-1, A-2A, A-2B, A-3, A-SB and/or A-4 certificates as described in the preceding seven bullets, and

          2.   the total principal balance of the class A-M certificates
               outstanding immediately prior to that distribution date; and

     o    ninth, to the class A-J certificates, up to the lesser of--

          1.   the entire Loan Group No. 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount allocable to the class A-1, A-2A, A-2B, A-3, A-SB, A-4 and/or A-M certificates as described in the preceding eight bullets, and

          2.   the total principal balance of the class A-J certificates
               outstanding immediately prior to that distribution date.

     In general, the portion of the Total Principal Distribution Amount consisting of the Loan Group No. 2 Principal Distribution Amount will be allocated to the class A-1A, A-MA and A-JA certificates on each distribution date as follows--

     o    first, to the class A-1A certificates, up to the lesser of--

          1.   the entire Loan Group No. 2 Principal Distribution Amount for that distribution date; and

          2.   the total principal balance of the class A-1A certificates outstanding immediately prior to that distribution date;

     o    second, to the class A-MA certificates, up to the lesser of--

          1.   the entire Loan Group No. 2 Principal Distribution Amount for that distribution date, reduced by any portion of that amount allocable to the class A-1A certificates as described in the preceding bullet; and

          2.   the total principal balance of the class A-MA certificates outstanding immediately prior to that distribution date; and

     o    third, to the class A-JA certificates, up to the lesser of--

          1.   the entire Loan Group No. 2 Principal Distribution Amount for that distribution date, reduced by any portion of that amount allocable to the class A-1A and/or A-MA certificates as described in the preceding two bullets; and

                                       223

          2.   the total principal balance of the class A-JA certificates outstanding immediately prior to that distribution date.

     If the Loan Group No. 1 Principal Distribution Amount for any distribution date exceeds the total principal balance of the class A-1, A-2A, A-2B, A-3,
A-SB, A-4, A-M and A-J certificates outstanding immediately prior to that distribution date, then (following retirement of those classes of certificates)
the remaining portion of such Loan Group No. 1 Principal Distribution Amount would be allocated (after taking account of the allocation of the Loan Group No.
2 Principal Distribution Amount for that distribution date described in the prior paragraph) to the class A-1A, A-MA and A-JA certificates, in that order, in each case up to the extent necessary to retire the subject class of certificates. Similarly, if the Loan Group No. 2 Principal Distribution Amount
for any distribution date exceeds the total principal balance of the class A-1A,
A-MA and A-JA certificates outstanding immediately prior to that distribution date, then (following retirement of those classes of certificates) the remaining portion of such Loan Group No. 2 Principal Distribution Amount would be allocated (after taking account of the allocations of the Loan Group No. 1
Principal Distribution Amount for that distribution date described in the second preceding paragraph): first, to the class A-SB certificates, up to the extent necessary to pay down the then total principal balance thereof to the Class A-SB
Planned Principal Balance for that distribution date; and then, to the class
A-1, A-2A, A-2B, A-3, A-SB, A-4, A-M and A-J certificates, in that order, in each case up to the extent necessary to retire that class of certificates.

     Notwithstanding the foregoing, if any of two or more of the A-1, A-2A,
A-2B, A-3, A-SB, A-4 and A-1A classes are outstanding at a time when the total principal balance of the class A-M, A-MA, A-J, A-JA, B, C, D, E, F, G, H, J, K,
L, M, N, O, P, Q and S certificates has been (or, on the related distribution date, is expected to be) reduced to zero as described under "--Reductions of
Certificate Principal Balances in Connection with Realized Losses and Additional
Trust Fund Expenses" below, then the Total Principal Distribution Amount for each distribution date thereafter will be allocable among the A-1, A-2A, A-2B,
A-3, A-SB, A-4 and A-1A classes that remain outstanding on a pro rata basis in accordance with their respective total principal balances immediately prior to the related distribution date, in each case up to that total principal balance.
In addition, if the class A-M and/or A-MA certificates are outstanding at a time when the total principal balance of the class A-J, A-JA, B, C, D, E, F, G, H, J,
K, L, M, N, O, P, Q and S certificates has been (or, on the related distribution date, is expected to be) reduced to zero as described under "--Reductions of
Certificate Principal Balances in Connection with Realized Losses and Additional
Trust Fund Expenses" below, then (a) the Loan Group No. 1 Principal Distribution
Amount for each distribution date thereafter (exclusive of the portion thereof allocable among the class A-1, A-2A, A-2B, A-3, A-SB and A-4 certificates as described above) will be allocated to retire the class A-1A certificates before being allocated to the class A-M certificates, (b) the Loan Group No. 2
Principal Distribution Amount for each distribution date thereafter (exclusive of the portion thereof allocable to the class A-1A certificates as described above) will be allocated to retire the class A-1, A-2A, A-2B, A-3, A-SB and A-4 certificates before being allocated to the class A-MA certificates, and (c) any portion of the Total Principal Distribution Amount remaining after retirement of the class A-1, A-2A, A-2B, A-3, A-SB, A-4 and A-1A certificates will be allocable to the A-M and A-MA classes on a pro rata basis in accordance with their respective total principal balances immediately prior to the related distribution date, in each case up to that total principal balance. Furthermore, if the class A-J and/or A-JA certificates are outstanding at a time when the total principal balance of the class B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S certificates has been (or, on the related distribution date, is expected to be) reduced to zero as described under "--Reductions of Certificate Principal
Balances in Connection with Realized Losses and Additional Trust Fund Expenses"
below, then (a) the Loan Group No. 1 Principal Distribution Amount for each distribution date thereafter (exclusive of the portion thereof allocable among the class A-1, A-2A, A-2B, A-3, A-SB, A-4 and A-M certificates as described above) will be allocated to retire the class A-1A and A-MA certificates before being allocated to the class A-J certificates, (b) the Loan Group No. 2
Principal Distribution Amount for each distribution date thereafter (exclusive of the portion thereof allocable to the class A-1A and A-MA certificates as described above) will be allocated to retire the class A-1, A-2A, A-2B, A-3,
A-SB, A-4 and A-M certificates before being allocated to the class A-JA certificates, and (c) any portion of the Total Principal Distribution Amount remaining after retirement of the class A-1, A-2A, A-2B, A-3, A-SB, A-4, A-1A,
A-M and A-MA certificates will be allocable to the class A-J and A-JA certificates on

                                       224

a pro rata basis in accordance with their respective total principal balances immediately prior to the related distribution date, in each case up to that total principal balance.

     The "Class A-SB Planned Principal Balance" for any distribution date is the scheduled principal balance specified for that distribution date on Annex E to this offering prospectus. There can be no assurance that the total principal balance of the class A-SB certificates on any distribution date will be equal to
(or that, following retirement of the class A-1, A-2A, A-2B and A-3 certificates, the total principal balance of the class A-SB certificates will not be less than) the principal balance that is specified for such distribution date on Annex E to this offering prospectus.

     Following the retirement of the class A-1, A-2A, A-2B, A-3, A-SB, A-4,
A-1A, A-M, A-MA, A-J and A-JA certificates, the holders of the class B, C, D, E,
F, G, H, J, K, L, M, N, O, P, Q and S certificates will, in the case of each of those classes, subject to the available funds and the priority of payments described under "--Payments--Priority of Payments" below, be entitled to receive payments of principal on each distribution date up to the lesser of:

     o    the total principal balance of the subject class of series 2008-C7 principal balance certificates outstanding immediately prior to the subject distribution date; and

     o    the excess, if any, of (a) the Total Principal Distribution Amount for
          the subject distribution date, over (b) the total principal balance of all other classes of series 2008-C7 principal balance certificates that, as described under "--Payments--Priority of Payments" below, are senior in right of payment to the subject class of series 2008-C7 principal balance certificates, outstanding immediately prior to the subject distribution date.

     Notwithstanding the foregoing, on the final distribution date in connection with a termination of the issuing entity, subject to the Total Available P&I
Funds for that final distribution date and the priority of payments described under "--Payments--Priority of Payments" below, the holders of each class of series 2008-C7 principal balance certificates will be entitled to payments of principal, up to the total principal balance of that class of series 2008-C7 principal balance certificates outstanding immediately prior to that final distribution date.

     If a master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan in the trust fund, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed (i) first, out of payments and other collections of principal on the underlying mortgage loans that would otherwise constitute part of the Total Available P&I Funds, and (ii)
then, out of payments and other collections of interest on the underlying mortgage loans that would otherwise constitute part of the Total Available P&I
Funds. As a result, the Total Principal Distribution Amount for the corresponding distribution date would be reduced, to not less than zero, by the amount of any such reimbursement contemplated by clause (i) of the prior sentence. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described above in this paragraph, then that advance will be reimbursed, and/or interest thereon will be paid, first, out of payments or other collections of principal on the loan group that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group.

     If any advance is considered to be nonrecoverable from collections on the related underlying mortgage loan and, therefore, is reimbursed out of payments and other collections of principal with respect to the entire mortgage pool as described in the preceding paragraph, and if there is a subsequent recovery of that item, that subsequent recovery would generally be included as part of the amounts payable as principal with respect to the series 2008-C7 principal balance certificates. In addition, if any advance is determined to be nonrecoverable from collections on the related underlying mortgage loan and, therefore, interest on that advance is paid out of general

                                       225

principal collections on the mortgage pool, and if interest on that advance is subsequently reimbursed to the issuing entity out of Default Interest, late payment charges or any other amounts collected on the underlying mortgage loan as to which that advance was made, then the portion of such Default Interest, late payment charge or other amount that was applied to reimburse the issuing entity for interest on that advance would also generally be included as amounts payable as principal with respect to the series 2008-C7 principal balance certificates. For purposes of determining the respective portions of the Total
Principal Distribution Amount attributable to each loan group, those subsequent recoveries that are to be included as amounts payable as principal with respect to the series 2008-C7 principal balance certificates will be deemed allocated to offset the corresponding prior reductions in amounts attributable to each loan group in reverse order to that set forth in the last sentence of the prior paragraph.

     The class X, R and Y certificates do not have principal balances and do not entitle their respective holders to payments of principal.

     Reimbursement Amounts. As discussed under "--Reductions of Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses" below, the total principal balance of any class of series 2008-C7 principal balance certificates may be reduced without a corresponding payment of principal. If that occurs with respect to any class of series 2008-C7 principal balance certificates, then, subject to available funds and the priority of payments described under "--Payments--Priority of Payments" below, the holder(s)
of that class will be entitled to be reimbursed for the amount of that reduction, without interest. References to the "loss reimbursement amount" under
"--Payments--Priority of Payments" below and elsewhere in this offering prospectus, in the case of any class of series 2008-C7 principal balance certificates for any distribution date, mean the total amount payable with respect to that class as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under "--Reductions of Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses" below.

     Priority of Payments. On each distribution date, the trustee will apply the
Total Available P&I Funds for that date to make the following payments in the following order of priority, in each case to the extent of the remaining Total
Available P&I Funds:

ORDER OF        RECIPIENT
PAYMENT      CLASS OR CLASSES                                    TYPE AND AMOUNT OF PAYMENT
--------   --------------------  ---------------------------------------------------------------------------------------------------

  1st              X(1)          From the entire Total Available P&I Funds, interest up to the total interest payable on that class

             A-1, A-2A, A-2B,    From the portion of the Total Available P&I Funds attributable to the mortgage loans in loan group
           A-3, A-SB and A-4(1)  no. 1, interest up to the total interest payable on those classes, pro rata based on entitlement

                  A-1A(1)        From the portion of the Total Available P&I Funds attributable to the mortgage loans in loan group
                                 no. 2, interest up to the total interest payable on that class

  2nd        A-1, A-2A, A-2B,    Principal up to the Loan Group No. 1 Principal Distribution Amount (and, if the class A-1A, A-MA
           A-3, A-SB and A-4(2)  and A-JA certificates are retired, any remaining portion of the Loan Group No. 2 Principal
                                 Distribution Amount), first to the class A-SB certificates, until the total principal balance of that class is reduced to the applicable Class A-SB Planned Principal Balance, and then to (a) the class A-1 certificates, (b) the class A-2A certificates (c) the class A-2B certificates, (d) the class A-3 certificates, (e) the class A-SB certificates and (f) the class A-4 certificates, in that order, in each case until retired

                                       226

ORDER OF         RECIPIENT
PAYMENT      CLASS OR CLASSES                                         TYPE AND AMOUNT OF PAYMENT
--------   --------------------  ---------------------------------------------------------------------------------------------------

                  A-1A(2)        Principal up to the Loan Group No. 2 Principal Distribution Amount (and, if the class A-4, A-M and
                                 A-J certificates are retired, any remaining portion of the Loan Group No. 1 Principal Distribution
                                 Amount), to the class A-1A certificates, until retired

  3rd        A-1, A-2A, A-2B,    Reimbursement up to the loss reimbursement amounts for those classes, pro rata based on
              A-3, A-SB, A-4     entitlement, without regard to loan groups
                 and A-1A

  4th             A-M(3)         From the remaining portion of the Total Available P&I Funds attributable to the mortgage loans in loan group no. 1, interest up to the total interest payable on that class

                  A-MA(3)        From the remaining portion of the Total Available P&I Funds attributable to the mortgage loans in loan group no. 2, interest up to the total interest payable on that class

  5th             A-M(4)         Principal up to the remaining portion of the Loan Group No. 1 Principal Distribution Amount (and,
                                 if the class A-1A, A-MA and A-JA certificates are retired, any remaining portion of the Loan Group
                                 No. 2 Principal Distribution Amount), until the class A-M certificates are retired

                  A-MA(4)        Principal up to the remaining portion of the Loan Group No. 2 Principal Distribution Amount (and,
                                 if the class A-4, A-M and A-J certificates are retired, any remaining portion of the Loan Group No.
                                 1 Principal Distribution Amount), until the class A-MA certificates are retired

  6th          A-M and A-MA      Reimbursement up to the loss reimbursement amounts for those classes, pro rata based on entitlement

  7th             A-J(5)         From the remaining portion of the Total Available P&I Funds attributable to the mortgage loans in loan group no. 1, interest up to the total interest payable on the class A-J certificates

                  A-JA(5)        From the remaining portion of the Total Available P&I Funds attributable to the mortgage loans in loan group no. 2, interest up to the total interest payable on the class A-JA certificates

  8th             A-J(6)         Principal up to the remaining portion of the Loan Group No. 1 Principal Distribution Amount (and,
                                 if the class A-1A, A-MA and A-JA certificates are retired, any remaining portion of the Loan Group
                                 No. 2 Principal Distribution Amount), until the class A-J certificates are retired

                  A-JA(6)        Principal up to the remaining portion of the Loan Group No. 2 Principal Distribution Amount (and,
                                 if the class A-4, A-M and A-J certificates are retired, any remaining portion of the Loan Group No.
                                 1 Principal Distribution Amount), until the class A-JA certificates are retired

  9th          A-J and A-JA      Reimbursement up to the loss reimbursement amounts for those classes, pro rata based on entitlement

                                       227

ORDER OF         RECIPIENT
PAYMENT      CLASS OR CLASSES                                         TYPE AND AMOUNT OF PAYMENT
--------   --------------------  ---------------------------------------------------------------------------------------------------

  10th               B           Interest up to the total interest payable on that class
  11th               B           Principal up to the total principal payable on that class
  12th               B           Reimbursement up to the loss reimbursement amount for that class

  13th               C           Interest up to the total interest payable on that class
  14th               C           Principal up to the total principal payable on that class
  15th               C           Reimbursement up to the loss reimbursement amount for that class

  16th               D           Interest up to the total interest payable on that class
  17th               D           Principal up to the total principal payable on that class
  18th               D           Reimbursement up to the loss reimbursement amount for that class

  19th               E           Interest up to the total interest payable on that class
  20th               E           Principal up to the total principal payable on that class
  21st               E           Reimbursement up to the loss reimbursement amount for that class

  22nd               F           Interest up to the total interest payable on that class
  23rd               F           Principal up to the total principal payable on that class
  24th               F           Reimbursement up to the loss reimbursement amount for that class

  25th               G           Interest up to the total interest payable on that class
  26th               G           Principal up to the total principal payable on that class
  27th               G           Reimbursement up to the loss reimbursement amount for that class

  28th               H           Interest up to the total interest payable on that class
  29th               H           Principal up to the total principal payable on that class
  30th               H           Reimbursement up to the loss reimbursement amount for that class

  31st               J           Interest up to the total interest payable on that class
  32nd               J           Principal up to the total principal payable on that class
  33rd               J           Reimbursement up to the loss reimbursement amount for that class

  34th               K           Interest up to the total interest payable on that class
  35th               K           Principal up to the total principal payable on that class
  36th               K           Reimbursement up to the loss reimbursement amount for that class

  37th               L           Interest up to the total interest payable on that class
  38th               L           Principal up to the total principal payable on that class
  39th               L           Reimbursement up to the loss reimbursement amount for that class

  40th               M           Interest up to the total interest payable on that class
  41st               M           Principal up to the total principal payable on that class
  42nd               M           Reimbursement up to the loss reimbursement amount for that class

  43rd               N           Interest up to the total interest payable on that class
  44th               N           Principal up to the total principal payable on that class
  45th               N           Reimbursement up to the loss reimbursement amount for that class

                                       228

ORDER OF         RECIPIENT
PAYMENT      CLASS OR CLASSES                                         TYPE AND AMOUNT OF PAYMENT
--------   --------------------  ---------------------------------------------------------------------------------------------------

  46th               O           Interest up to the total interest payable on that class
  47th               O           Principal up to the total principal payable on that class
  48th               O           Reimbursement up to the loss reimbursement amount for that class

  49th               P           Interest up to the total interest payable on that class
  50th               P           Principal up to the total principal payable on that class
  51st               P           Reimbursement up to the loss reimbursement amount for that class

  52nd               Q           Interest up to the total interest payable on that class
  53rd               Q           Principal up to the total principal payable on that class
  54th               Q           Reimbursement up to the loss reimbursement amount for that class

  55th               S           Interest up to the total interest payable on that class
  56th               S           Principal up to the total principal payable on that class
  57th               S           Reimbursement up to the loss reimbursement amount for that class

  58th               R           Any remaining Total Available P&I Funds

----------------
(1)  If the portion of the Total Available P&I Funds allocable to pay interest on any one or more of the A-1, A-2A, A-2B, A-3, A-SB, A-4, A-1A and X classes, as set forth in the table above, is insufficient for that purpose, then the Total Available P&I Funds will be applied to pay interest on all those classes, pro rata based on entitlement, without regard to loan groups.

(2)  For purposes of receiving distributions of principal from the Loan Group
     No. 1 Principal Distribution Amount, the holders of the class A-1, A-2A,
     A-2B, A-3, A-SB and A-4 certificates will have a prior right, relative to the holders of the class A-1A certificates, to any available funds attributable to loan group no. 1; and, for purposes of receiving distributions of principal from the Loan Group No. 2 Principal Distribution
     Amount, the holders of the class A-1A certificates will have a prior right, relative to the holders of the class A-1, A-2A, A-2B, A-3, A-SB and A-4 certificates, to any available funds attributable to loan group no. 2.
     However, notwithstanding the foregoing table, if any two or more of the
     A-1, A-2A, A-2B, A-3, A-SB, A-4 and A-1A classes are outstanding at a time when the total principal balance of the class A-M, A-MA, A-J, A-JA, B, C,
     D, E, F, G, H, J, K, L, M, N, O, P, Q and S certificates has been (or, on the related distribution date, is expected to be) reduced to zero as described under "-Reductions of Certificate Principal Balances in
     Connection with Realized Losses and Additional Trust Fund Expenses" below, payments of principal on the outstanding A-1, A-2A, A-2B, A-3, A-SB, A-4 and A-1A classes will be made on a pro rata basis in accordance with the respective total principal balances of those classes then outstanding, without regard to loan groups.

(3)  If the portion of the Total Available P&I Funds allocable to pay interest on either one or both of the A-M and A-MA classes, as set forth in the table above, is insufficient for that purpose, then the available portion of the Total Available P&I Funds will be applied to pay interest on those classes, pro rata based on entitlement, without regard to loan groups.

(4)  For purposes of receiving distributions of principal from the Loan Group
     No. 1 Principal Distribution Amount, the class A-M certificates will evidence a prior right, relative to the class A-MA certificates, to any available funds attributable to loan group no. 1; and, for purposes of receiving distributions of principal from the Loan Group No. 2 Principal
     Distribution Amount, the class A-MA certificates will evidence a prior right, relative to the class A-M certificates, to any available funds attributable to loan group no. 2. However, if the class A-M and/or A-MA certificates are outstanding at a time when the total principal balance of the class A-J, A-JA, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S
     certificates has been (or, on the related distribution date, is expected to
     be) reduced to zero as described under "--Reductions of Certificate
     Principal Balances in Connection with Realized Losses and Additional Trust
     Fund Expenses" below, then (a) the Loan Group No. 1 Principal Distribution
     Amount for the related distribution date (exclusive of the portion thereof allocable among the class A-1, A-2A, A-2B, A-3, A-SB and A-4 certificates as described in the table above) will be allocated to retire the class A-1A certificates before

                                       229

     being allocated to the class A-M certificates, (b) the Loan Group No. 2
     Principal Distribution Amount for the related distribution date (exclusive of the portion thereof allocable to the class A-1A certificates as described in the table above) will be allocated to retire the class A-1,
     A-2A, A-2B, A-3, A-SB and A-4 certificates before being allocated to the class A-MA certificates, and (c) any portion of the Total Principal
     Distribution Amount remaining after retirement of the class A-1, A-2A,
     A-2B, A-3, A-SB, A-4 and A-1A certificates will be allocable to the A-M and
     A-MA classes on a pro rata basis in accordance with their respective total principal balances immediately prior to the related distribution date, in each case up to that total principal balance, without regard to loan groups.

(5)  If the portion of the Total Available P&I Funds allocable to pay interest on either one or both of the A-J and A-JA classes, as set forth in the table above, is insufficient for that purpose, then the available portion of the Total Available P&I Funds will be applied to pay interest on those classes, pro rata based on entitlement, without regard to loan groups.

(6)  For purposes of receiving distributions of principal from the Loan Group
     No. 1 Principal Distribution Amount, the class A-J certificates will evidence a prior right, relative to the class A-JA certificates, to any available funds attributable to loan group no. 1; and, for purposes of receiving distributions of principal from the Loan Group No. 2 Principal
     Distribution Amount, the class A-JA certificates will evidence a prior right, relative to the class A-J certificates, to any available funds attributable to loan group no. 2. However, if the class A-J and/or A-JA certificates are outstanding at a time when the total principal balance of the class B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S certificates has been (or, on the related distribution date, is expected to be) reduced to zero as described under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses"
     below, then (a) the Loan Group No. 1 Principal Distribution Amount for the
     related distribution date (exclusive of the portion thereof allocable among the class A-1, A-2A, A-2B, A-3, A-SB, A-4 and A-M certificates as described in the table above) will be allocated to retire the class A-1A and A-MA certificates before being allocated to the class A-J certificates, (b) the
     Loan Group No. 2 Principal Distribution Amount for the related distribution date (exclusive of the portion thereof allocable to the class A-1A and A-MA certificates as described in the table above) will be allocated to retire the class A-1, A-2A, A-2B, A-3, A-SB, A-4 and A-M certificates before being allocated to the class A-JA certificates, and (c) any portion of the Total
     Principal Distribution Amount remaining after retirement of the class A-1,
     A-2A, A-2B, A-3, A-SB, A-4, A-1A, A-M and A-MA certificates will be allocable to the A-J and A-JA classes on a pro rata basis in accordance with their respective total principal balances immediately prior to the related distribution date, in each case up to that total principal balance, without regard to loan groups.

     Payments of Prepayment Premiums and Yield Maintenance Charges. If any
prepayment consideration is collected during any particular collection period with respect to any mortgage loan in the trust fund, regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield maintenance formula, then on the distribution date corresponding to that collection period, the trustee will pay a portion of that prepayment consideration to the holders of any class A-1, A-2A, A-2B, A-3, A-SB,
A-4, A-1A, A-M, A-MA, A-J, A-JA, B, C, D, E, F, G, H, J and/or K certificates that are then entitled to payments of principal from the loan group (i.e., loan group no. 1 or loan group no. 2) that includes the prepaid mortgage loan, up to an amount equal to, in the case of any particular class of those certificates, the product of--

     o    the amount of that prepayment consideration, net of any liquidation fees payable in connection with the receipt of that prepayment consideration, multiplied by

     o    a fraction, which in no event may be greater than 1.0 or less than
          0.0, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of series 2008-C7 principal balance certificates for the related interest accrual period, over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate (for the purposes of the distribution of prepayment premiums and yield maintenance charges, the relevant discount rate is the rate which, when compounded monthly, is equivalent to the treasury rate (as defined in the related mortgage loan documents), when compounded semi-annually), and further multiplied by

                                       230

     o    a fraction, the numerator of which is equal to the amount of principal payable to the holders of that class of series 2008-C7 principal balance certificates on that distribution date with respect to the loan group that includes the prepaid mortgage loan, and the denominator of which is the portion of the Total Principal
          Distribution Amount for that distribution date attributable to the loan group that includes the prepaid mortgage loan.

     The trustee will thereafter pay any remaining portion of that prepayment consideration, net of any liquidation fees payable in connection with the receipt of that prepayment consideration, to the holders of the class X certificates.

     Neither we nor the underwriters make any representation as to--

     o    the enforceability of the provision of any promissory note evidencing one of the underlying mortgage loans requiring the payment of a prepayment premium or yield maintenance charge, or

     o    the collectability of any prepayment premium or yield maintenance charge.

     See "Description of the Mortgage Pool--Terms and Conditions of the
Underlying Mortgage Loans--Prepayment Provisions" in this offering prospectus.

     Payments of Post-ARD Additional Interest. The holders of the class Y certificates will be entitled to all amounts, if any, applied as Post-ARD
Additional Interest collected on the ARD Loans in the trust fund.

TREATMENT OF REO PROPERTIES

     Notwithstanding that any mortgaged real property securing an underlying mortgage loan may become an REO Property through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan(s) will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

     o    payments on the series 2008-C7 certificates,

     o    allocations of Realized Losses and Additional Trust Fund Expenses to
          the series 2008-C7 certificates, and

     o    the amount of all fees payable to the applicable master servicer, the special servicer and the trustee under the series 2008-C7 pooling and servicing agreement.

     In connection with the foregoing, the related underlying mortgage loan will be taken into account when determining the Weighted Average Pool Pass-Through
Rate and the Total Principal Distribution Amount for each distribution date.

     Operating revenues and other proceeds derived from an REO Property administered under the series 2008-C7 pooling and servicing agreement will be applied--

     o    first, to pay, or to reimburse the applicable master servicer, the special servicer and/or the trustee for the payment of, some of the costs and expenses incurred in connection with the operation and disposition of the REO Property, and

     o    thereafter, as collections of principal, interest and other amounts due on the related mortgage loan(s).

                                       231

     To the extent described under "The Series 2008-C7 Pooling and Servicing
Agreement--Advances--Advances of Delinquent Monthly Debt Service Payments" above in this offering prospectus, the applicable master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS OF CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES
AND ADDITIONAL TRUST FUND EXPENSES

     As a result of Realized Losses and Additional Trust Fund Expenses, the
total Stated Principal Balance of the mortgage pool may decline below the total principal balance of the series 2008-C7 principal balance certificates.

     On each distribution date, following the payments to be made to the series
2008-C7 certificateholders on that distribution date, the trustee will allocate to the respective classes of the series 2008-C7 principal balance certificates, sequentially in the order described in the following table and, in each case, up to the total principal balance of the subject class(es), the aggregate of all
Realized Losses and Additional Trust Fund Expenses that were incurred at any time following the cut-off date through the end of the related collection period and were not previously allocated on any prior distribution date, but only to the extent that the total Stated Principal Balance of the mortgage pool that will be outstanding immediately following that distribution date exceeds the total principal balance of the series 2008-C7 principal balance certificates following all distributions made to series 2008-C7 certificateholders on that distribution date.

ORDER OF ALLOCATION                        CLASS
-------------------   ----------------------------------------------------
        1st                                     S
        2nd                                     Q
        3rd                                     P
        4th                                     O
        5th                                     N
        6th                                     M
        7th                                     L
        8th                                     K
        9th                                     J
       10th                                     H
       11th                                     G
       12th                                     F
       13th                                     E
       14th                                     D
       15th                                     C
       16th                                     B
       17th           A-J and A-JA, pro rata based on the respective total
                                      outstanding principal balances
       18th           A-M and A-MA, pro rata based on the respective total
                                    outstanding principal balances
       19th                              A-1, A-2A, A-2B, A-3, A-SB,
                      A-4 and A-1A, pro rata based on the respective total
                                     outstanding principal balances

     The allocation of Realized Losses and Additional Trust Fund Expenses, if
any, to a class of series 2008-C7 principal balance certificates will be made by reducing the total principal balance of such class by the amount so allocated.

                                       232

     The Realized Loss with respect to a defaulted mortgage loan, or related REO
Property, in the trust fund as to which a final recovery determination has been made, is an amount generally equal to the excess, if any, of:

     o    the outstanding principal balance of the subject mortgage loan as of the commencement of the collection period in which the final recovery determination was made, together with all accrued and unpaid interest on such mortgage loan to but not including the due date in the collection period in which the final recovery determination was made
          (exclusive, however, of any portion of that interest that represents
          Default Interest, Post-ARD Additional Interest, prepayment premiums and yield maintenance charges); over

     o    all payments and proceeds, if any, received in respect of such mortgage loan or, to the extent allocable thereto, in respect of any related REO Property, as the case may be, during the collection period in which such final recovery determination was made, which payments or proceeds represent a recovery of principal of or interest on such mortgage loan (exclusive, however, of any portion of that interest that represents Default Interest, Post-ARD Additional Interest, prepayment premiums and yield maintenance charges).

     A final recovery determination is a determination made by the special servicer that all amounts collectible with respect to a defaulted mortgage loan, or related REO Property, in the trust fund have been received.

     If any portion of the debt due under any underlying mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the applicable master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest and Post-ARD
Additional Interest, also will be treated as a Realized Loss.

     Realized Losses may include advances (and interest accrued thereon) that are determined to be nonrecoverable from collections on the related underlying mortgage loan and are therefore recovered out of general collections on the
Mortgage Pool, but only after a final recovery determination has been made with respect to that mortgage loan or a related REO Property.

     Some examples of Additional Trust Fund Expenses are:

     o    any special servicing fees, workout fees and liquidation fees paid to the special servicer;

     o    any interest paid to a master servicer, the special servicer and/or the trustee with respect to unreimbursed advances, which interest payment is not covered out of late payment charges and/or Default
          Interest actually collected on the related underlying mortgage loan as provided in the series 2008-C7 pooling and servicing agreement;

     o    the cost of certain property inspections by the special servicer at the expense of the issuing entity;

     o    the cost of various opinions of counsel and other legal and tax accounting advice required or permitted to be obtained in connection with (a) the servicing of the underlying mortgage loans, (b) the administration of the trust fund, (c) certain amendments to the series
          2008-C7 pooling and servicing agreement and (d) the recording of the series 2008-C7 pooling and servicing agreement;

     o    to the extent not otherwise covered by a servicing advance, the cost of any appraiser or other expert in real estate matters retained under the series 2008-C7 pooling and servicing agreement;

                                       233

     o    any unanticipated, non-mortgage loan specific expenses of the issuing entity, including--

          1.   any reimbursements to and indemnifications of the trustee and various related persons and entities described under "Description of the Governing Documents--Rights, Protections, Indemnities and
               Immunities of the Trustee" in the accompanying base prospectus,

          2.   any reimbursements to and indemnifications of the master
               servicers, the special servicer, us and various related persons and entities described under "Description of the Governing
               Documents--Matters Regarding the Master Servicer, the Special
               Servicer, the Manager and Us" in the accompanying base
               prospectus,

          3.   the cost of recording the series 2008-C7 pooling and servicing agreement; and

          4.   any federal, state and local taxes, and tax-related expenses, payable out of the trust assets, as described under "Federal
               Income Tax Consequences--REMICs--Prohibited Transactions Tax and
               Other Taxes" in the accompanying base prospectus;

     o    rating agency fees, other than on-going surveillance fees, that cannot be recovered from the related borrower; and

     o    any amounts expended on behalf of the issuing entity to test for and/or remediate an adverse environmental condition at any mortgaged real property securing a defaulted mortgage loan as described under
          "The Series 2008-C7 Pooling and Servicing Agreement--Realization Upon
          Defaulted Mortgage Loans" in this offering prospectus.

     In the case of each Outside Serviced Loan Combination, any expenses under the related other pooling and servicing agreement that are similar to Additional
Trust Fund Expenses described above and that relate to such Outside Serviced
Loan Combination could adversely affect the amounts available for payments on the series 2008-C7 certificates and, to the extent paid out of amounts otherwise distributable to the issuing entity with respect to the related Outside Serviced
Mortgage Loan, should be considered Additional Trust Fund Expenses.

                                       234

FEES AND EXPENSES

     The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the recipient, general purpose, source and frequency of payments for those fees and expenses:

      TYPE / RECIPIENT                           AMOUNT                  GENERAL PURPOSE         SOURCE(1)           FREQUENCY
-----------------------------  ---------------------------------------  ----------------  -------------------------  ------------

FEES(2)

Master Servicing Fee / Master  With respect to each and every             Compensation    First, out of recoveries     Monthly
Servicers(3)                   underlying mortgage loan, including                        of interest with respect
                               each Outside Serviced Mortgage Loan,                       to the subject mortgage
                               each specially serviced mortgage loan                      loan and then, if the
                               and each mortgage loan, if any, as to                      subject mortgage loan and
                               which the corresponding mortgaged real                     any related REO Property
                               property has become an REO Property,                       has been liquidated, out
                               the master servicing fee will: (a)                         of general collections on
                               generally be calculated on the same                        the mortgage pool.
                               interest accrual basis (i.e., an
                               Actual/360 Basis or a 30/360 Basis) as
                               is applicable to the accrual of
                               interest on the subject mortgage loan;
                               and (b) accrue (at an annual rate that
                               ranges, on a loan-by-loan basis, from
                               0.03% to 0.14% per annum) on the same
                               principal amount on which interest
                               accrues or is deemed to accrue from
                               time to time with respect to the
                               subject mortgage loan. Master servicing
                               fees with respect to any underlying
                               mortgage loan will include the primary
                               servicing fees payable by a master
                               servicer to any sub-servicer retained
                               thereby with respect to the subject
                               mortgage loan.(4)

Primary Servicing Fee on the   The applicable master servicer under       Compensation    First, out of recoveries     Monthly
One Liberty Plaza Mortgage     the series 2007-GG11 pooling and                           of interest with respect
Loan, the Scottsdale Fashion   servicing agreement will be entitled to                    to the subject Outside
Square Mortgage Loan and the   receive a primary servicing fee                            Serviced Mortgage Loan
Bush Terminal Mortgage Loan    calculated at the rate of 0.01% per                        and then, if the subject
/Series 2007-GG11 Master       annum, calculated on an Actual/360                         Outside Serviced Loan and
Servicer(4)                    Basis, for primary servicing the One                       any related REO Property
                               Liberty Plaza Mortgage Loan, the                           has been liquidated, out
                               Scottsdale Fashion Square Mortgage Loan                    of general collections on
                               and the Bush Terminal Mortgage Loan.                       the mortgage pool.

                                       235

      TYPE / RECIPIENT                           AMOUNT                  GENERAL PURPOSE         SOURCE(1)           FREQUENCY
-----------------------------  ---------------------------------------  ----------------  -------------------------  ------------

Primary Servicing Fee on the   The applicable master servicer under       Compensation    First, out of recoveries     Monthly
CGM RRI Hotel Portfolio        the series CD 2007-CD5 pooling and                         of interest with respect
Mortgage Loan, the Lincoln     servicing agreement will be entitled to                    to the subject Outside
Square Mortgage Loan and the   receive a primary servicing fee                            Serviced Mortgage Loan
Seattle Space Needle Mortgage  calculated at the rate of (i) 0.01% per                    and then, if the subject
Loan /Applicable Series CD     annum for primary servicing the CGM RRI                    Outside Serviced Loan and
2007-CD5 Master Servicer(4)    Hotel Portfolio Mortgage Loan and the                      any related REO Property
                               Lincoln Square Mortgage Loan and (ii)                      has been liquidated, out
                               0.02% per annum for the Seattle Space                      of general collections on
                               Needle Mortgage Loan.                                      the mortgage pool.

Additional Master Servicing    o    Prepayment Interest Excesses on       Compensation    Interest payments made by  Time to time
Compensation / Master               underlying mortgage loans that are                    the related mortgagor
Servicers                           the subject of a principal                            intended to cover
                                    prepayment in full or in part                         interest accrued on the
                                    after their due date in any                           subject principal
                                    collection period.                                    prepayment with respect
                                                                                          to the subject mortgage
                                                                                          loan during the period
                                                                                          from and after the
                                                                                          related due date.

                               o    All interest and investment income    Compensation    Interest and investment      Monthly
                                    earned on amounts on deposit in                       income related to the
                                    the master servicers' collection                      subject accounts (net of
                                    accounts and the Serviced Loan                        investment losses).
                                    Combination-specific custodial
                                    accounts maintained by the master
                                    servicers.

                               o    All interest and investment income    Compensation    Interest and investment      Monthly
                                    earned on amounts on deposit in                       income related to the
                                    the servicing accounts, reserve                       subject accounts (net of
                                    accounts and the defeasance                           investment losses).
                                    account maintained by the master
                                    servicers, to the extent not
                                    otherwise payable to the
                                    borrowers.

Special Servicing              With respect to each underlying            Compensation    General collections on       Monthly
Fee / Special Servicer         mortgage loan that is being specially                      the mortgage pool.(6)
                               serviced or as to which the related
                               mortgaged real property has become an
                               REO Property, the special servicing fee
                               will: (a) generally be calculated on
                               the same interest accrual basis (i.e.,
                               an Actual/360 Basis or a 30/360 Basis)
                               as is applicable to the accrual of
                               interest on the subject mortgage loan;
                               and (b) accrue at 0.35% per annum on
                               the same principal amount on which
                               interest accrues or is deemed to accrue
                               from time to time with respect to the
                               subject mortgage loan (subject to a
                               $4,000/month minimum).(5)

                                      236

      TYPE / RECIPIENT                           AMOUNT                  GENERAL PURPOSE         SOURCE(1)           FREQUENCY
-----------------------------  ---------------------------------------  ----------------  -------------------------  ------------

Workout Fee / Special          With respect to each underlying            Compensation    Collections of interest    Time to time
Servicer                       mortgage loan that has been worked-out                     (other than Default
                               following a Servicing Transfer Event                       Interest and Post-ARD
                               and has not been returned to special                       Additional Interest) and
                               servicing as a result of a new                             principal received on the
                               Servicing Transfer Event, the workout                      subject mortgage loan.(6)
                               fee will equal 1.0% of each collection
                               of interest (other than Default
                               Interest and Post-ARD Additional
                               Interest) and principal received on the
                               subject mortgage loan for so long as it
                               remains a worked-out mortgage loan.(5)

Liquidation Fee / Special      With respect to any specially serviced     Compensation    Out of the full, partial   Time to time
Servicer                       mortgage loan in the trust fund for                        or discounted payoff
                               which the special servicer obtains a                       obtained from the related
                               full, partial or discounted payoff and                     borrower and/or
                               with respect to any specially serviced                     liquidation proceeds in
                               mortgage loan or REO Property in the                       respect of the related
                               trust fund for which the special                           specially serviced
                               servicer receives any liquidation                          mortgage loan or related
                               proceeds, the liquidation fee will                         REO Property, as the case
                               equal 1.0% of the related payment or                       may be.(6)
                               proceeds.(5)(6)

Special Servicing Fee,         Comparable to the corresponding fees       Compensation    Out of the full, partial   Time to time
Workout Fee and Liquidation    under the series 2008-C7 pooling and                       or discounted payoff
Fee on the One Liberty Plaza   servicing agreement.                                       obtained from the related
Mortgage Loan, the Scottsdale                                                             borrower and/or
Fashion Square Mortgage Loan                                                              liquidation proceeds in
and the Bush Terminal                                                                     respect of each subject
Mortgage Loan / Series                                                                    Outside Serviced Mortgage
2007-GG11 Special Servicer                                                                Loan if it is a specially
                                                                                          serviced mortgage loan or
                                                                                          any related REO Property.
                                                                                          (5)(6)

Special Servicing Fee,         Comparable to the corresponding fees       Compensation    Out of the full, partial   Time to time
Workout Fee and Liquidation    under the series 2008-C7 pooling and                       or discounted payoff
Fee on the CGM RRI Hotel       servicing agreement (except that the                       obtained from the related
Portfolio Mortgage Loan, the   special servicing fee under the series                     borrower and/or
Lincoln Square Mortgage Loan   CD 2007-CD5 pooling and servicing                          liquidation proceeds in
and the Seattle Space Needle   agreement accrues at a rate of 0.25%                       respect of each subject
Mortgage Loan / Series CD      per annum).                                                Outside Serviced Mortgage
2007-CD5 Special Servicer                                                                 Loan if it is a specially
                                                                                          serviced mortgage loan or
                                                                                          any related REO Property.
                                                                                          (5)(6)

Additional Special Servicing   All interest and investment income         Compensation    Interest and investment    Time to time
Compensation / Special         earned on amounts on deposit in the                        income related to the
Servicer                       special servicer's REO Account.                            subject accounts (net of
                                                                                          investment losses).

                                      237

      TYPE / RECIPIENT                           AMOUNT                  GENERAL PURPOSE         SOURCE(1)           FREQUENCY
-----------------------------  ---------------------------------------  ----------------  -------------------------  ------------

Additional Servicing           o    Late payment charges and Default      Compensation    Late payment charges and   Time to time
Compensation / Master               Interest actually collected with                      Default Interest actually
Servicers and/or Special            respect to any mortgage loan in                       collected in respect of
Servicer(8)                         the trust fund, but only to the                       the underlying mortgage
                                    extent such late payment charges                      loans.
                                    and Default Interest are not
                                    otherwise allocable to reimburse
                                    the parties to the series 2008-C7
                                    pooling and servicing agreement
                                    for, or to offset, certain
                                    expenses of the issuing entity
                                    (including interest on advances),
                                    each as provided in the series
                                    2008-C7 pooling and servicing
                                    agreement.

                               o    All assumption fees, assumption       Compensation    Related payments made by   Time to time
                                    application fees, modification                        mortgagors with respect
                                    fees, consent fees, extension fees                    to the subject mortgage
                                    and similar fees actually                             loans.
                                    collected on the underlying
                                    mortgage loans and Serviced
                                    Non-Trust Loans.

                                      238

      TYPE / RECIPIENT                           AMOUNT                  GENERAL PURPOSE         SOURCE(1)           FREQUENCY
-----------------------------  ---------------------------------------  ----------------  -------------------------  ------------

Trustee Fee / Trustee          With respect to each distribution date,    Compensation    General collections on       Monthly
                               an amount equal to the aggregate of,                       the mortgage pool.
                               with respect to each and every mortgage
                               loan in the trust fund (including the
                               Outside Serviced Mortgage Loans), one
                               month's interest accrued at 0.0011% per
                               annum on the Stated Principal Balance
                               of the subject mortgage loan
                               outstanding immediately prior to such
                               distribution date (calculated on the
                               same interest accrual basis--i.e., an
                               Actual/360 Basis or a 30/360 Basis--as
                               is applicable to the accrual of
                               interest with respect to the subject
                               mortgage loan).

Additional Trustee             All interest and investment income         Compensation    Interest and investment      Monthly
Compensation / Trustee         earned on amounts on deposit in the                        income related to the
                               trustee's distribution account and                         subject accounts (net of
                               interest reserve account.                                  investment losses).

EXPENSES

Servicing Advances / Master    To the extent of funds available, the      Reimbursement   Amounts that represent     Time to time
Servicers, Special Servicer    amount of any servicing advances.(9)        of expenses    (a) payments made by the
or Trustee                                                                                related borrower to cover
                                                                                          the item for which such
                                                                                          servicing advance was
                                                                                          made or (b) liquidation
                                                                                          proceeds, condemnation
                                                                                          proceeds, insurance
                                                                                          proceeds and, if
                                                                                          applicable, REO revenues
                                                                                          (in each case, if
                                                                                          applicable, net of any
                                                                                          liquidation fee or
                                                                                          workout fee payable
                                                                                          therefrom) received in
                                                                                          respect of the particular
                                                                                          mortgage loan or related
                                                                                          REO Property, provided
                                                                                          that if a master
                                                                                          servicer, special
                                                                                          servicer or trustee
                                                                                          determines that a
                                                                                          servicing advance is not
                                                                                          recoverable out of
                                                                                          collections on the
                                                                                          related underlying
                                                                                          mortgage, then such
                                                                                          reimbursement will be
                                                                                          paid out of general
                                                                                          collections on the
                                                                                          mortgage pool.(9)(10)

Interest on Servicing          The amount of interest calculated at a       Payment       First, out of Default        Monthly
Advances / Master Servicers,   rate per annum equal to the prime rate     of interest     Interest and late payment
Special Servicer or Trustee    as published in the "Money Rates"          on servicing    charges on the related
                               section of The Wall Street Journal,         advances       mortgage loan, and then,
                               accrued on the amount of each                              after or at the same time
                               outstanding servicing advance.(9)                          that advance is
                                                                                          reimbursed, out of
                                                                                          general collections on
                                                                                          the mortgage pool.(9)(10)

                                      239

      TYPE / RECIPIENT                           AMOUNT                  GENERAL PURPOSE         SOURCE(1)           FREQUENCY
-----------------------------  ---------------------------------------  ----------------  -------------------------  ------------

P&I Advances / Master          To the extent of funds available, the      Reimbursement   Amounts that represent     Time to time
Servicers and Trustee          amount of any P&I advances.(9)            of P&I advances  late collections of
                                                                           made  with     interest and principal
                                                                         respect to the   (net of related master
                                                                          mortgage pool   servicing fees) received
                                                                                          in respect of the related
                                                                                          underlying mortgage loan
                                                                                          or REO Property as to
                                                                                          which such P&I advance
                                                                                          was made, provided that
                                                                                          if a master servicer or
                                                                                          trustee determines that a
                                                                                          P&I advance is not
                                                                                          recoverable out of
                                                                                          collections on the
                                                                                          related underlying
                                                                                          mortgage, then out of
                                                                                          general collections on
                                                                                          the mortgage pool.(9)(10)

Interest on P&I Advances /     The amount of interest calculated at a      Payment of     First, out of Default        Monthly
Master Servicers and Trustee   rate per annum equal to the prime rate      interest on    Interest and late payment
                               as published in the "Money Rates"          P&I advances    charges on the related
                               section of The Wall Street Journal,                        mortgage loan and then,
                               accrued on the amount of each                              after or at the same time
                               outstanding P&I advance.                                   that advance is
                                                                                          reimbursed, out of
                                                                                          general collections on
                                                                                          the mortgage pool.(9)(10)

Cost of property inspections   To the extent of funds available, the         Payment      Out of general             Time to time
incurred by special servicer   amount of the outstanding expenses.         of expenses    collections on the
(other than interest on                                                                   mortgage pool.(10)
servicing advances or P&I
advances, special servicing
fees, workout fees and
liquidation fees)

Reimbursement of costs and     To the extent of funds available, the      Reimbursement   General collections on     Time to time
expenses for environmental     costs and expenses in connection with       of expenses    the mortgage pool.(10)
testing and the remediation    environmental testing and the
of adverse environmental       remediation of adverse environmental
conditions at any mortgaged    condition at any mortgaged real
real property / Special        property that secures a defaulted
Servicer                       mortgage loan in the trust fund (such
                               costs and expenses will be incurred
                               only if the Special Servicer has
                               determined to acquire title or
                               possession of the related mortgaged
                               real property).

Cost of an independent         To the extent of funds available, the         Payment      General collections on     Time to time
appraiser or other expert in   cost of such independent appraiser or       of expenses    the mortgage pool.(10)
real estate matters            other expert in real estate matters.

Fees of an independent         To the extent of funds available, the         Payment      General collections on     Time to time
contractor retained to manage  amount of the fees of such independent      of expenses    the mortgage pool.(10)
an REO Property                contractor.

Servicing expenses, that       To the extent of funds available, the       Payment of     General collections on     Time to time
would, if advanced by a        amount of such servicing expense.           servicing      the mortgage pool.(10)
master servicer or special                                                  expenses
servicer, constitute
nonrecoverable servicing
advances

                                      240

      TYPE / RECIPIENT                           AMOUNT                  GENERAL PURPOSE         SOURCE(1)           FREQUENCY
-----------------------------  ---------------------------------------  ----------------  -------------------------  ------------

Amounts payable or             Amounts (other than normal monthly           Payment or    General collections on     Time to time
reimbursable to a Serviced     payments) specifically payable or          reimbursement   the mortgage pool.
Non-Trust Loan Noteholder      reimbursable to such party by the            or amounts
                               issuing entity in its capacity as         payable by the
                               holder of any underlying mortgage loan        issuing
                               that is part of a Serviced Loan               entity
                               Combination, pursuant to the terms of
                               the related co-lender or intercreditor
                               agreement.

Indemnification of expenses    Any cost or expenses in connection with  Indemnification   General collections on     Time to time
in connection with the         any actions taken by any party to the                      the mortgage pool.(10)
termination and removal of a   series 2008-C7 pooling and servicing
master servicer or the         agreement with respect to the
special servicer as a result   termination and removal of a master
of an Event of Default / the   servicer or special servicer following
applicable party to the        an Event of Default (if not paid by the
series 2008-C7 pooling and     defaulting party within 90 days after
servicing agreement            notice of such costs and expenses).

Cost of transferring mortgage  The cost of transferring mortgage files       Payment      General collections on     Time to time
files and related documents    and related documents to a successor        of expenses    the mortgage pool.
to a successor trustee         trustee.
/Trustee

Cost of opinions or advice of  To the extent of funds available, the         Payment      General collections on     Time to time
counsel / Party incurring      cost of such opinions of counsel or         of expenses    the mortgage pool.(10)
such expense                   advice of counsel.

Payment of any federal, state  The amount of any federal, state and        Payment of     General collections on     Time to time
and local taxes imposed on     local taxes imposed on the issuing           taxes and     the mortgage pool.
the issuing entity, its        entity, its assets and/or transactions,      related
assets and/or transactions,    together with all incidental costs and       expenses
together with all incidental   expenses.
costs and expenses, that are
required to be borne by the
trust / Party incurring such
expense

Tax-Related Expenses / Tax     The amount of any professional fees or       Payment       General collections on     Time to time
Administrator                  expenses related to audits or any          of expenses     the mortgage pool.
                               administrative or judicial proceedings
                               with respect to the issuing entity that
                               involve the IRS or state tax
                               authorities.

                                      241

      TYPE / RECIPIENT                           AMOUNT                  GENERAL PURPOSE         SOURCE(1)           FREQUENCY
-----------------------------  ---------------------------------------  ----------------  -------------------------  ------------

Funds necessary for the        To the extent of funds available, the        Payment       Amounts on deposit in the  Time to time
proper operation, management,  amount of the expenses for the proper      of expenses     account established by
leasing, maintenance and       operation, management, leasing,                            the special servicer for
disposition of any             maintenance and disposition of such REO                    the retention of revenues
administered REO Property/     Property.                                                  and other proceeds
Special Servicer                                                                          derived from such REO
                                                                                          Property.(10)

The cost or expenses incurred  The amount of such cost or expenses.         Payment       General collections on     Time to time
in connection with                                                        of expenses     the mortgage pool, to the
determining the identity of                                                               extent of amounts
the series 2008-C7                                                                        otherwise payable with
controlling class                                                                         respect to the series
representative                                                                            2008-C7 controlling
                                                                                          class.

The cost of recording the      The amount of recording costs.               Payment       General collections on     Time to time
series 2008-C7 pooling and                                                of expenses     the mortgage pool.
servicing agreement

Cost of obtaining rating       The amount of rating agency fees and         Payment       General collections on     Time to time
confirmations from the rating  expenses.                                  of expenses     the mortgage pool.(10)
agencies, to the extent not
otherwise payable by a
borrower or a party to the
series 2008-C7 pooling and
servicing agreement

Indemnification Expenses/      Any loss, liability or reasonable        Indemnification   General collections on     Time to time
Trustee and any affiliate,     "out-of-pocket" expense arising out of,                    the mortgage
director, officer, employee    or incurred in connection with the                         pool.(10)(11)
or agent of the Trustee        series 2008-C7 pooling and servicing
                               agreement, the underlying mortgage
                               loans or the series 2008-C7
                               certificates (provided that such loss,
                               liability or expense constitutes an
                               "unanticipated expense" within the
                               meaning of Treasury regulations section
                               1.860G-1(b)(3)(ii)).

Indemnification Expenses/ the  Any loss, liability or reasonable        Indemnification   General collections on     Time to time
Depositor, the Master          expense incurred in connection with the                    the mortgage
Servicers or the Special       series 2008-C7 pooling and servicing                       pool.(10)(11)
Servicer and any affiliate,    agreement or the series 2008-C7
director, officer, employee    certificates.
or agent of the Depositor, a
Master Servicer or the
Special Servicer

Servicing Advances, Interest   Comparable to corresponding expenses     Indemnification   Collections on the One     Time to time
on Servicing Advances,         under the series 2008-C7 pooling and                       Liberty Plaza Mortgage
Interest on Delinquency        servicing agreement.(9)(12)                                Loan, the Scottsdale
Advances for Related                                                                      Fashion Square Mortgage
Non-Trust Loans, Servicing                                                                Loan and the Bush
Expenses and Indemnification                                                              Terminal Mortgage Loan
Expenses/Parties to Series                                                                or, if and to the extent
2007-GG11 Pooling and                                                                     collections thereon are
Servicing Agreement and                                                                   insufficient, from the
Related Persons                                                                           mortgage pool to the
                                                                                          extent of the underlying
                                                                                          mortgage loan's pro rata
                                                                                          share of the unreimbursed
                                                                                          expenses.

                                      242

      TYPE / RECIPIENT                           AMOUNT                  GENERAL PURPOSE         SOURCE(1)           FREQUENCY
-----------------------------  ---------------------------------------  ----------------  -------------------------  ------------

Servicing Advances, Interest   Comparable to corresponding expenses     Indemnification   Collections on the CGM     Time to time
on Servicing Advances,         under the series 2008-C7 pooling and                       RRI Hotel Portfolio
Interest on Delinquency        servicing agreement.(9)(12)                                Mortgage Loan, the
Advances for Related                                                                      Lincoln Square Mortgage
Non-Trust Loans, Servicing                                                                Loan and the Seattle
Expenses and Indemnification                                                              Space Needle Mortgage
Expenses/Parties to Series CD                                                             Loan or, if and to the
2007-CD5 Pooling and                                                                      extent collections
Servicing Agreement and                                                                   thereon are insufficient,
Related Persons                                                                           from the mortgage pool to
                                                                                          the extent of the
                                                                                          underlying mortgage
                                                                                          loans' pro rata share of
                                                                                          the unreimbursed
                                                                                          expenses.

                                      243

----------
(1)  Unless otherwise specified, the fees and expenses shown in this table are paid or reimbursed (or retained by a master servicer, the special servicer or the trustee in some cases involving amounts owed to any of them) prior to distributions on the certificates.

(2)  If the trustee succeeds to the position of master servicer or special servicer, it will be entitled to receive the same fees and expense reimbursements of the departing master servicer or special servicer, as the case may be, described in this offering prospectus. Any change to the fees and expenses described in this offering prospectus would require an amendment to the series 2008-C7 pooling and servicing agreement. See
     "Description of the Governing Documents--Amendment" in the accompanying base prospectus.

(3)  The master servicing fee for each mortgage loan will include the excess servicing strip, which may be pledged or transferred to a third party, as described under "The Series 2008-C7 Pooling and Servicing
     Agreement--Servicing and Other Compensation and Payment of Expenses--The
     Master Servicing Fee" in this offering prospectus.

(4)  The applicable master servicer under the series 2007-GG11 pooling and servicing agreement will be entitled to a primary servicing fee with respect to the One Liberty Plaza Mortgage Loan, the Scottsdale Fashion
     Square Mortgage Loan and the Bush Terminal Mortgage Loan under the series
     2007-GG11 pooling and servicing agreement. The applicable master servicer under the series CD 2007-CD5 pooling and servicing agreement will be entitled to a primary servicing fee with respect to the CGM RRI Hotel
     Portfolio Mortgage Loan, the Lincoln Square Mortgage Loan and the Seattle
     Space Needle Mortgage Loan under the series CD 2007-CD5 pooling and servicing agreement. See "Servicing of the One Liberty Plaza Mortgage Loan,
     the Scottsdale Fashion Square Mortgage Loan and the Bush Terminal Mortgage
     Loan" and "Servicing of the CGM RRI Hotel Portfolio Mortgage Loan, the
     Lincoln Square Mortgage Loan and the Seattle Space Needle Mortgage Loan" in
     this offering prospectus.

(5)  No special servicing fee, workout fee or liquidation fee will be payable with respect to any Outside Serviced Mortgage Loan under the series 2008-C7 pooling and servicing agreement. Instead, such fees will be payable with respect to (i) the One Liberty Plaza Mortgage Loan, the Scottsdale Fashion
     Square Mortgage Loan and the Bush Terminal Mortgage Loan under the series
     2007-GG11 pooling and servicing agreement and (ii) the CGM RRI Hotel
     Portfolio Mortgage Loan, the Lincoln Square Mortgage Loan and the Seattle
     Space Needle Mortgage Loan under the series CD 2007-CD5 pooling and servicing agreement. See "Servicing of the One Liberty Plaza Mortgage Loan,
     the Scottsdale Fashion Square Mortgage Loan and the Bush Terminal Mortgage
     Loan" and "Servicing of the CGM RRI Hotel Portfolio Mortgage Loan, the
     Lincoln Square Mortgage Loan and the Seattle Space Needle Mortgage Loan" in
     this offering prospectus.

(6)  If the subject underlying mortgage loan is part of a Loan Combination, the subject fee may, to the extent permitted by the related co-lender agreement, be paid out of or offset by amounts otherwise payable to the holder of a related Subordinate Non-Trust Mortgage Loan, if any.

(7)  Circumstances as to when a liquidation fee is not payable are set forth under "The Series 2008-C7 Pooling and Servicing Agreement--Servicing and
     Other Compensation and Payment of Expenses--Principal Special Servicing
     Compensation--The Liquidation Fee" in this offering prospectus.

(8)  Allocable between the master servicers and the special servicer as provided in the series 2008-C7 pooling and servicing agreement.

(9)  See "The Series 2008-C7 Pooling and Servicing Agreement--Advances" in this offering prospectus for a more detailed discussion regarding reimbursement of, and payment of interest on, advances.

(10) If the subject underlying mortgage loan is part of a Serviced Loan
     Combination, the subject expense may, to the extent permitted by the related co-lender agreement, be paid out of or offset by amounts otherwise payable to the holder of a related Subordinate Non-Trust Loan.

(11) In general, none of the above specified persons will be entitled to indemnification for (a) any liability specifically required to be borne thereby pursuant to the terms of the series 2008-C7 pooling and servicing agreement, or (b) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, such party's obligations and duties under the series 2008-C7 pooling and servicing agreement, or as may arise from a breach of any representation or warranty of such party made in the series
     2008-C7 pooling and servicing agreement, or (c) any loss, liability or expense that constitutes an advance the reimbursement of which has otherwise been provided for under the series 2008-C7 pooling and servicing agreement, or (d) allocable overhead. For further information, see
     "Description of the Governing Documents--Rights,

                                       244

     Protections, Indemnities and Immunities of the Trustee" and "--Matters
     Regarding the Master Servicers, the Special Servicer, the Manager and Us"
     in the accompanying base prospectus.

(12) See "Description of the Mortgage Pool--The Loan Combinations," "Servicing
     of the One Liberty Plaza Mortgage Loan, the Scottsdale Fashion Square
     Mortgage Loan and the Bush Terminal Mortgage Loan" and "Servicing of the
     CGM RRI Hotel Portfolio Mortgage Loan, the Lincoln Square Mortgage Loan and
     the Seattle Space Needle Mortgage Loan" in this offering prospectus.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Certificateholder Reports. Based solely on historical information provided on a one-time basis by the respective mortgage loan sellers and information provided in monthly reports prepared by the master servicers and the special servicer, and in any event delivered to the trustee, the trustee will be required to provide or otherwise make available as described under
"--Information Available Electronically" below, on each distribution date, to each registered holder of an offered certificate and, upon request, to each beneficial owner of an offered certificate held in book-entry form that is identified to the reasonable satisfaction of the trustee, a distribution date statement substantially in the form of Annex D to this offering prospectus.

     Monthly, the special servicer will deliver or cause to be delivered to the applicable master servicer the CMSA special servicer loan file containing the information necessary for the applicable master servicer to prepare the following reports (in each case combining the report prepared by the special servicer and the applicable master servicer), among others, with respect to the specially serviced mortgage loans and any REO Properties in the trust fund: (i)
a CMSA property file; (ii) a CMSA comparative financial status report; (iii) a
CMSA financial file; (iv) a CMSA historical loan modification and corrected mortgage loan report; (v) a CMSA REO status report; (vi) a CMSA loan level reserve/LOC report; and (vii) a CMSA delinquent loan status report.

     Monthly, the master servicers will be required to furnish to the trustee the CMSA loan periodic update file providing the required information for the mortgage loans as of the related determination date.

     Monthly (beginning in July 2008), each master servicer will be required to deliver or cause to be delivered to the trustee (in electronic format acceptable to that master servicer and the trustee) the following reports, among others, with respect to the applicable portion of the mortgage pool: (A) the most recent
CMSA historical loan modification and corrected mortgage loan report and CMSA
REO status report; (B) a CMSA property file, a CMSA comparative financial status report and a CMSA financial file, each with the required information as of the end of the preceding calendar month; (C) a CMSA loan level reserve/LOC report, a
CMSA delinquent loan status report and a CMSA advance recovery report, each with the required information as of such determination date; and (D) a CMSA servicer watch list with the required information as of such determination date.

     Each master servicer will be entitled, absent manifest error, to conclusively rely on the reports or information provided by the special servicer as described above. The trustee will be entitled, absent manifest error, to conclusively rely on the CMSA loan periodic update file to be provided by the master servicers. In the case of information or reports to be furnished by a master servicer to the trustee, to the extent that such information is based on information to be provided by the special servicer and to the extent that such reports or information is to be prepared and delivered by the special servicer, that master servicer will have no obligation to provide such information or reports until it has received such reports or information from the special servicer, and that master servicer will not be in default due to a delay in providing the reports to the extent caused by the special servicer's failure to timely provide any reports or information.

     In addition, the applicable master servicer will, with respect to each underlying mortgage loan, prepare or, if previously prepared, update an operating statement analysis report for the related mortgaged real property or
REO Property, as the case may be. Subject to the conditions set forth in the last paragraph under "--Reports to Certificateholders; Available
Information--Other Information" below, the applicable master servicer will make

                                       245

available to the trustee, the series 2008-C7 controlling class representative, any certificateholder, certificate owner or prospective certificateholder or certificate owner (or licensed or registered investment adviser representing such person), in each case upon request, all of the operating statement analysis reports so prepared or updated; provided, that if the requesting party is a certificateholder, certificate owner or prospective certificateholder or certificate owner (or licensed or registered investment adviser representing such person), a master servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing any copies.
See "The Series 2008-C7 Pooling and Servicing Agreement--Inspections; Collection
of Operating Information" in this offering prospectus.

     Each CMSA file or report will be substantially in the form of, and contain the information called for in, the downloadable form of that file or report available as of the date of the initial issuance of the series 2008-C7 certificates on the CMSA website, currently located at www.cmbs.org, or in such other form for the presentation of that information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage-backed securities transactions generally and as adopted by the master servicers and the special servicer.

     Book-Entry Certificates. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the trustee as if you were a registered certificateholder, provided that you deliver a written certification to the trustee confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website. Conveyance of notices and other communications by
DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicers, the special servicer, the trustee and the series
2008-C7 certificate registrar are required to recognize as certificateholders only those persons in whose names the series 2008-C7 certificates are registered on the books and records of the certificate registrar.

     Information Available Electronically. On each distribution date, the trustee will make available to Privileged Persons via its internet website, which is currently located at "www.etrustee.net," (i) the monthly distribution date statement, (ii) the CMSA loan periodic update file, CMSA loan setup file,
CMSA bond file and CMSA collateral summary file, (iii) the Unrestricted Servicer
Reports, (iv) as a convenience for Privileged Persons (and not in furtherance of the distribution thereof under the securities laws), the related offering prospectus, the accompanying base prospectus and the series 2008-C7 pooling and servicing agreement, and (v) any other items at our request. In addition, on or prior to each distribution date, the trustee will make available via its internet website, on a restricted basis, (i) the Restricted Servicer Reports,
(ii) the CMSA property file and (iii) any other items at the request of the
Depositor. The trustee will provide access to such restricted reports, upon request, to each Privileged Person.

     The trustee will not be obligated to make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on its internet website and will assume no responsibility therefor. In addition, the trustee may disclaim responsibility for any information distributed by the trustee for which it is not the original source.

     The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed or furnished with respect to the issuing entity pursuant to section 13(a) or 15(d) of the
Exchange Act (to the extent filed by or furnished to the trustee) will be made available on the website of the trustee as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. See
"Description of the Certificates--Incorporation of Certain Documents by
Reference; Reports Filed with the SEC" in the accompanying base prospectus.

                                       246

     The trustee will provide to each person, including any beneficial owner, to whom the accompanying base prospectus is delivered in connection with any offered certificates, free of charge upon written request, a copy of any and all of the information (in its possession or delivered by us to the trustee) that is incorporated by reference in the accompanying base prospectus but not delivered with the accompanying base prospectus. Such information will be delivered electronically by the trustee. Requests for this information should be made to the trustee at its corporate trust office at Wells Fargo Bank, N.A., 9062 Old
Annapolis Road, Columbia, Maryland 21045-1951, Attention: Corporate Trust
Services - Citigroup Commercial Mortgage Trust 2008-C7, Series 2008-C7.

     In connection with providing access to its internet website, the trustee may require registration and the acceptance of a disclaimer. The trustee will not be liable for the dissemination of information in accordance with, and in compliance with the terms of, the series 2008-C7 pooling and servicing agreement.

     The master servicers and the special servicer may, but are not required to, each make available on or prior to the distribution date in each month to any interested party via its internet website (i) the monthly distribution date statement, (ii) as a convenience for interested parties (and not in furtherance of the distribution thereof under the securities laws), the series 2008-C7 pooling and servicing agreement, the accompanying base prospectus and the related offering prospectus and (iii) any other items at our request. In addition, the master servicers and the special servicer may, but are not required to, each make available each month via its internet website (i) to any interested party, the Unrestricted Servicer Reports, the CMSA loan setup file and the CMSA loan periodic update file, and (ii) to any Privileged Person, with the use of a password provided by the applicable master servicer, the Restricted
Servicer Reports, the CMSA financial file and the CMSA property file. Any
Restricted Servicer Report or Unrestricted Servicer Report that is not available on the applicable master servicer's internet website as described in the immediately preceding sentence by 5:00 p.m. (New York City time) on the related distribution date, will be provided (in electronic format, or if electronic mail is unavailable, by facsimile) by the applicable master servicer, upon request, to any person otherwise entitled to access such report on the applicable master servicer's internet website.

     In connection with providing access to a master servicer's or the special servicer's internet website, that master servicer or the special servicer, as applicable, may require registration and the acceptance of a disclaimer.

     Other Information. The series 2008-C7 pooling and servicing agreement will obligate the master servicers (with respect to the items listed in clauses 1, 2
(other than monthly distribution date statements, the related offering prospectus and the accompanying base prospectus), 3, 5, 6, 8, 9, 10, 11 and 12), the special servicer (with respect to the items in clauses 3, 7, 8 (with respect to specially serviced mortgage loans) and 9) and the trustee (with respect to the items in clauses 2, 3, 4 and 9 below and to the extent any other items are in its possession) to make available at their respective offices, upon ten days'
prior written request and during normal business hours, for review by any holder or beneficial owner of an offered certificate or any person identified to the applicable master servicer, the special servicer or the trustee, as the case may be, as a prospective transferee of an offered certificate or any interest in an offered certificate (or a licensed or registered investment adviser representing a prospective purchaser), originals or copies of, among other things, the following items:

     1.   the series 2008-C7 pooling and servicing agreement, including exhibits, and any amendments to the series 2008-C7 pooling and servicing agreement;

     2.   the related offering prospectus and the accompanying base prospectus, all monthly distribution date statements delivered, or otherwise electronically made available, to series 2008-C7 certificateholders since the date of initial issuance of the offered certificates, and all reports, statements and analyses delivered, as described under the heading "--Reports to Certificateholders; Available
          Information--Certificateholder Reports" above, by the subject master servicer since the date of initial issuance of the offered certificates;

                                       247

     3.   all statements of compliance delivered to the trustee by the applicable master servicer and/or the special servicer (in the case of a master servicer and the special servicer, only with respect to statements of compliance delivered by that party) since the Issue
          Date, as described under "The Series 2008-C7 Pooling and Servicing
          Agreement--Evidence as to Compliance" in this offering prospectus;

     4.   all assessment of compliance reports and attestation reports delivered to the trustee with respect to a master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "The Series 2008-C7 Pooling and
          Servicing Agreement--Evidence as to Compliance" in this offering prospectus;

     5.   the most recent inspection report with respect to each mortgaged real property for an underlying mortgage loan (other than the Outside
          Serviced Mortgage Loans) prepared by the subject master servicer or received by the subject master servicer from the special servicer and any environmental assessments prepared, in each case as described under "The Series 2008-C7 Pooling and Servicing
          Agreement--Inspections; Collection of Operating Information" in this offering prospectus;

     6.   the most recent annual operating statement and rent roll for each mortgaged real property for an underlying mortgage loan (other than the Outside Serviced Mortgage Loans) collected or otherwise received by the subject master servicer as described under "The Series 2008-C7
          Pooling and Servicing Agreement--Inspections; Collection of Operating
          Information" in this offering prospectus;

     7.   any and all modifications, waivers and amendments of the terms of an underlying mortgage loan (other than the Outside Serviced Mortgage
          Loans) entered into by the special servicer and the asset status report prepared pursuant the series 2008-C7 pooling and servicing agreement;

     8.   all of the servicing files with respect to the underlying mortgage loans that the subject master servicer is servicing (other than the
          Outside Serviced Mortgage Loans), exclusive of any items therein that may not be disclosed by reason of contract or applicable law;

     9.   any and all officers' certificates and other evidence delivered by a master servicer or the special servicer, as the case may be (and only with respect to officer's certificates delivered by that party), to support its determination that any advance was, or if made, would be, a Nonrecoverable Advance, including appraisals affixed thereto and any required appraisal;

     10.  all CMSA operating statement analyses and CMSA NOI adjustment worksheets maintained by the subject master servicer (and only with respect to those items maintained by that party);

     11.  all reports and files received by the applicable master servicer with respect to each of the One Liberty Plaza Mortgage Loan, the Scottsdale
          Fashion Square Mortgage Loan and the Bush Terminal Mortgage Loan under the related Co-Lender Agreement or the series 2007-GG11 pooling and servicing agreement; and

     12.  all reports and files received by the applicable master servicer with respect to each of the CGM RRI Hotel Portfolio Mortgage Loan, the
          Lincoln Square Mortgage Loan and the Seattle Space Needle Mortgage
          Loan under the related Co-Lender Agreement or the series CD 2007-CD5 pooling and servicing agreement.

Copies of any and all of the foregoing items will be available from the master servicers, the special servicer or the trustee, as the case may be, upon request. However, the applicable master servicer, the special servicer or the

                                       248

trustee, as the case may be, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies, unless the party requesting such copies is any of the rating agencies.

     In connection with providing access to or copies of the items described above, the trustee, a master servicer or the special servicer, as applicable, may require:

     o    in the case of a holder of an offered certificate or a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in the form attached to the series 2008-C7 pooling and servicing agreement or otherwise reasonably acceptable to the trustee, the applicable master servicer or the special servicer, as applicable, generally to the effect that the person or entity is a holder or beneficial owner of offered certificates and will keep the information confidential; and

     o    in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate (or a licensed or registered investment adviser representing a prospective purchaser), confirmation executed by the requesting person or entity, in the form attached to the series 2008-C7 pooling and servicing agreement or otherwise reasonably acceptable to the trustee, the applicable master servicer or the special servicer, as applicable, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates (or a licensed or registered investment adviser representing a prospective purchaser), is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential.

     In addition, any holder of an offered certificate will be deemed, by virtue of its acceptance of that certificate, to keep confidential any information received by it from the trustee, the applicable master servicer or the special servicer as described above.

VOTING RIGHTS

     The voting rights for the series 2008-C7 certificates will be allocated among the respective classes of those certificates as follows:

     o    96.0% of the voting rights will be allocated among the holders of the various classes of series 2008-C7 certificates that have principal balances, pro rata in accordance with those principal balances;

     o    4.0% of the voting rights will be allocated among the holders of the class X certificates, pro rata in accordance with the respective notional amounts of their class X certificates; and

     o    0.0% of the voting rights will be allocated among the holders of the class R and Y certificates.

provided that, solely for the purpose of determining the voting rights of the classes of series 2008-C7 certificates specified in the first bullet, Appraisal
Reduction Amounts (determined as set forth herein) will be treated as Realized
Losses with respect to the calculation of the total principal balances of such certificates (but Appraisal Reduction Amounts will not reduce the total principal balance of any class for purposes of determining the series 2008-C7 controlling class, the series 2008-C7 controlling class representative or the
Majority Controlling Class Certificateholder).

     Voting rights allocated to a class of series 2008-C7 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

                                       249

TERMINATION

     The obligations created by the series 2008-C7 pooling and servicing agreement will terminate following the earliest of:

     1.   the final payment or advance on, or other liquidation of, the last mortgage loan or related REO Property remaining in the trust fund; and

     2.   the purchase of all of the mortgage loans and REO Properties remaining in the trust fund by the special servicer, the Majority Controlling
          Class Certificateholder or a master servicer, in that order of preference.

     Written notice of termination of the series 2008-C7 pooling and servicing agreement will be given to each series 2008-C7 certificateholder. The final payment with respect to each series 2008-C7 certificate will be made only upon surrender and cancellation of that certificate at the office of the series
2008-C7 certificate registrar or at any other location specified in the notice of termination.

     Any purchase by the special servicer, the Majority Controlling Class
Certificateholder or a master servicer of all the mortgage loans and REO
Properties remaining in the trust fund is required to be made at a price equal to:

     o    the sum of

          1.   the total Stated Principal Balance of all the mortgage loans then included in the trust fund, other than any mortgage loans as to which the mortgaged real properties have become REO Properties, together with--

               (a)  all unpaid and unadvanced interest, other than Default
                    Interest and Post-ARD Additional Interest, on those mortgage loans up to, but not including their respective due dates in the related collection period, and

               (b)  all unreimbursed advances for those mortgage loans, together with any interest on those advances owing to the parties
                    that made them, and

          2.   the appraised value of all REO Properties (or, in the case of an
               Outside Serviced Mortgage Loan, the pro rata share of the
               appraised value of the REO Property held on behalf of the Loan
               Combination by the applicable trust) then included in the trust fund, as determined by an appraiser selected by the master servicers and approved by the trustee; minus

     o    if the purchaser is a master servicer or the special servicer, the aggregate amount of unreimbursed advances made by that servicer, together with any interest accrued and payable to that servicer in respect of unreimbursed advances in accordance with the series 2008-C7 pooling and servicing agreement and any unpaid master servicing fees or special servicing fees, as applicable, remaining outstanding (which items shall be deemed to have been paid or reimbursed to the applicable master servicer or the special servicer, as the case may be, in connection with such purchase).

     That purchase will result in early retirement of the then outstanding series 2008-C7 certificates. However, the right of the Majority Controlling
Class Certificateholder, the special servicer or a master servicer to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool, be less than 1.0% of the initial total principal balance of all the series 2008-C7 certificates. The termination price,

                                       250

exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2008-C7 certificateholders, will constitute part of the Total Available P&I Funds for the final distribution date.

     In addition, following the date on which the total principal balance of the class A-1, A-2A, A-2B, A-3, A-SB, A-4, A-1A, A-M, A-MA, A-J, A-JA, B, C, D, E,
F, G, H, J and K certificates are reduced to zero, the issuing entity may also be terminated, with the consent of 100 percent of the remaining series 2008-C7 certificateholders (other than the class R certificateholders) and subject to such additional conditions as may be set forth in the series 2008-C7 pooling and servicing agreement, in connection with the exchange of all the remaining series
2008-C7 certificates for all the mortgage loans and foreclosure properties held by the issuing entity at the time of the exchange.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any offered certificate will depend on:

     o    the price at which the certificate is purchased by an investor, and

     o    the rate, timing and amount of payments on the certificate.

     The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things,

     o    the pass-through rate for the certificate, which will be fixed or variable, as described in this offering prospectus,

     o    the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance of the certificate,

     o    the rate, timing and severity of Realized Losses and Additional Trust
          Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance of, or the total payments on, the certificate, and

     o    the timing and severity of any Net Aggregate Prepayment Interest
          Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate.

     See "Description of the Offered Certificates--Payments--Calculation of
Pass-Through Rates" and "Description of the Mortgage Pool" in this offering prospectus and "--Rate and Timing of Principal Payments" below.

     Pass-Through Rates. If the pass-through rate applicable to any class of offered certificates is equal to, based upon or limited by the Weighted Average
Pool Pass-Through Rate from time to time, then the yield on those offered certificates could be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of the underlying mortgage loans following default.

     See "Description of the Offered Certificates--Payments--Calculation of
Pass-Through Rates" and "Description of the Mortgage Pool" in this offering prospectus and "--Rate and Timing of Principal Payments" below.

                                       251

     Rate and Timing of Principal Payments. The yield to maturity of any offered certificates purchased at a discount or a premium will be affected by the rate and timing of principal payments made in a reduction of the principal balances of those certificates. In turn, the rate and timing of principal payments that are applied or otherwise result in reduction of the principal balance of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of underlying mortgage loans from the trust.

     Prepayments and other early liquidations of the underlying mortgage loans will result in payments on the series 2008-C7 certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to shorten the weighted average lives of the offered certificates. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the underlying mortgage loans and, accordingly, on the series 2008-C7 certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. In addition, the ability of a borrower under an ARD Loan, to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged real property. Also, a borrower under an ARD Loan may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan included in the trust fund will be paid in full on its anticipated repayment date.

     The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the underlying mortgage loans are in turn paid or otherwise result in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     In the event that prepayments and other early liquidations occur with respect to underlying mortgage loans that have relatively high net mortgage interest rates, the Weighted Average Pool Pass-Through Rate would decline, which could, in turn, adversely affect the yield on any offered certificate with a variable or capped pass-through rate.

     Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

     Even if they are collected and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the underlying mortgage loans.

     Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect the amount of payments on your offered certificates, the yield to maturity of your offered certificates, the rate of principal payments on your offered certificates and the weighted average life of your offered certificates.
Delinquencies on the underlying mortgage loans, unless covered by monthly debt service advances, may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month.

                                       252

     If--

     o    you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

     o    the additional losses result in a reduction of the total payments on or the principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

     The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on or the principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

     Even if losses on the underlying mortgage loans do not result in a reduction of the total payments on or the principal balance of your offered certificates, such losses may still affect the timing of payments on, and the weighted average life and/or yield to maturity of, your offered certificates.

     In addition, if a master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related underlying mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed out of payments and other collections of principal on the underlying mortgage loans that would otherwise constitute part of the Total Available P&I
Funds, prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise that would otherwise constitute part of the Total Available P&I Funds. As a result, the Total
Principal Distribution Amount for the corresponding distribution date would be reduced, to not less than zero, by the amount of any such reimbursement.
Accordingly, any such reimbursement would have the effect of reducing current payments of principal to any holders of the offered certificates otherwise entitled thereto.

     The Effect of Loan Groups. The mortgage pool has been divided into two loan groups for purposes of calculating distributions on the offered certificates. As a result, the holders of the class A-1, A-2A, A-2B, A-3, A-SB, A-4, A-M and A-J certificates will be very affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 1 and, only after the retirement of the class
A-1A, A-MA and A-JA certificates or in connection with significant losses on the mortgage pool, will be affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 2. In addition, the holders of the class A-1A,
A-MA and A-JA certificates will be very affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 2 and, only after the retirement of the class A-1, A-2A, A-2B, A-3, A-SB, A-4, A-M and A-J certificates or in connection with significant losses on the mortgage pool, will be affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 1. Investors should take this into account when reviewing this "Yield and Maturity Considerations" section.

     Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans included in the trust fund:

     o    prevailing interest rates;

                                       253

     o    the terms of the mortgage loans, including--

          1.   provisions that require the payment of prepayment premiums and yield maintenance charges,

          2.   provisions that impose prepayment lock-out periods, and

          3.   amortization terms that require balloon payments;

     o    the demographics and relative economic vitality of the areas in which the related mortgaged real properties are located;

     o    the general supply and demand for commercial and multifamily rental space and manufactured housing community pads of the type available at the related mortgaged real properties in the areas in which those properties are located;

     o    the quality of management of the mortgaged real properties;

     o    the servicing of the mortgage loans;

     o    possible changes in tax laws; and

     o    other opportunities for investment.

     See "Risk Factors," "Description of the Mortgage Pool," "The Series 2008-C7
Pooling and Servicing Agreement," "Servicing of the One Liberty Plaza Mortgage
Loan, the Scottsdale Fashion Square Mortgage Loan and the Bush Terminal Mortgage
Loan" and "Servicing of the CGM RRI Hotel Portfolio Mortgage Loan, the Lincoln
Square Mortgage Loan and the Seattle Space Needle Mortgage Loan" in this offering prospectus and "Description of the Governing Documents" and "Yield and
Maturity Considerations" in the accompanying base prospectus.

     The rate of prepayment on the mortgage loans included in the trust fund is likely to be affected by prevailing market interest rates for real estate loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan.
Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, there can be no assurance that any ARD Loan in the trust fund will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties prior to the exhaustion of tax depreciation benefits.

     A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the

                                       254

winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

     We make no representation or warranty regarding:

     o    the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

     o    the relative importance of those factors;

     o    the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

     o    the overall rate of prepayment or default on the underlying mortgage loans.

     Unpaid Interest. If the portion of the Total Available P&I Funds payable with respect to interest on any class of offered certificates on any distribution date is less than the total amount of interest then payable for that class, the shortfall will be payable to the holders of those certificates on subsequent distribution dates, subject to the Total Available P&I Funds on those subsequent distribution dates and the priority of payments described under
"Description of the Offered Certificates--Payments--Priority of Payments" in
this offering prospectus. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

     Delay in Payments. Because monthly payments will not be made on the offered certificates until several days after the due dates for the underlying mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

PREPAYMENT MODELS

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this offering prospectus is the Constant Prepayment
Rate or CPR model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then outstanding principal balance of the subject mortgage loan(s). The CPR model does not purport to be either an historical description of the prepayment experience of any pool of loans or a prediction of the anticipated rate of prepayment of any pool of loans. We do not make any representations about the appropriateness of the CPR model.

WEIGHTED AVERAGE LIVES

     The weighted average life of any offered certificate refers to the average amount of time that will elapse from the Issue Date until each dollar to be applied in reduction of the principal balance of that certificate is distributed to the investor. For purposes of this offering prospectus, the weighted average life of any offered certificate is determined as follows:

     o    multiply the amount of each principal payment on the certificate by the number of years or any fraction thereof from the assumed settlement date to the related distribution date;

     o    sum the results; and

     o    divide the sum by the total amount of the reductions in the principal balance of the certificate.

                                       255

     Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the underlying mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of that certificate.

     As described in this offering prospectus, the Total Principal Distribution
Amount for each distribution date will be allocated among the respective classes of the series 2008-C7 principal balance certificates as described under
"Description of the Offered Certificates--Payments--Payments of Principal" and
"--Payments--Priority of Payments" in this offering prospectus. Because of the order in which the Total Principal Distribution Amount is applied, the weighted average lives of some classes of offered certificates may be shorter, and the weighted average lives of other classes of offered certificates may be longer, than would otherwise be the case if the principal payment amount for each distribution date was being paid on a pro rata basis among the respective classes of series 2008-C7 certificates with principal balances.

     The tables set forth in Annex C to this offering prospectus show with respect to each class of offered certificates--

     o    the weighted average life of that class, and

     o    the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates, based upon each of the indicated levels of CPR and the Maturity Assumptions.

     We make no representation that--

     o    the mortgage loans (or any particular group of underlying mortgage loans) in the trust fund will prepay in accordance with the assumptions set forth in this offering prospectus at any of the CPRs shown or at any other particular prepayment rate,

     o    all the mortgage loans (or any particular group of underlying mortgage loans) in the trust fund will prepay in accordance with the assumptions set forth in this offering prospectus at the same rate, or

     o    mortgage loans in the trust fund that are in a lock-out/defeasance period, a yield maintenance period or declining premium period will not prepay as a result of involuntary liquidations upon default or otherwise.

                                LEGAL PROCEEDINGS

     There are no legal proceedings pending against us, the sponsors, the trustee, the issuing entity, any master servicer or the special servicer, or to which any property of the foregoing parties are subject, that is material to the series 2008-C7 certificateholders, nor do we have actual knowledge of any proceedings of this type contemplated by governmental authorities.

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                                 USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the offered certificates will be used by us to--

     o    purchase the mortgage loans that we will include in the issuing entity, and

     o    pay expenses incurred in connection with the issuance of the series
          2008-C7 certificates.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Upon the issuance of the offered certificates, Thacher Proffitt & Wood LLP, as counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with the series 2008-C7 pooling and servicing agreement, the series CD 2007-CD5 pooling and servicing agreement and the series
2007-GG11 pooling and servicing agreement, and subject to any other assumptions set forth in the opinion, each REMIC created by the issuing entity in compliance with the terms of the series 2008-C7 pooling and servicing agreement will qualify as a REMIC under Section 860A through 860G of the Internal Revenue Code.
In addition, in the opinion of Thacher Proffitt & Wood LLP, the portion of the trust fund consisting of the Post-ARD Additional Interest collected on any ARD
Loan will be treated as a grantor trust for federal income tax purposes under subpart E, part I of subchapter J of chapter 1 of the Internal Revenue Code, and the class Y certificates will evidence beneficial ownership interests in that grantor trust.

     The assets of REMIC I will generally include--

     o    the underlying mortgage loans,

     o    any REO Properties acquired on behalf of the series 2008-C7 certificateholders,

     o    the master servicers' collection accounts,

     o    the master servicers' Serviced Loan Combination-specific custodial accounts (exclusive of amounts on deposit therein allocable to the related Serviced Non-Trust Loan(s)),

     o    the special servicer's REO account, and

     o    the trustee's distribution account and interest reserve account.

     For federal income tax purposes,

     o    the class A-1, A-2A, A-2B, A-3, A-SB, A-4, A-1A, A-M, A-MA, A-J, A-JA,
          B, C, D, E, F, X, G, H, J, K, L, M, N, O, P, Q and S certificates will evidence the regular interests in, and will generally be treated as debt obligations of, a REMIC;

     o    the class R certificates will evidence the sole class of residual interests in each REMIC created by the issuing entity in compliance with the terms of the series 2008-C7 pooling and servicing agreement;
          and

     o    the class Y certificates will represent undivided beneficial ownership interests in the grantor trust consisting of any Post-ARD Additional
          Interest collected on any ARD Loan.

                                       257

     For federal income tax purposes, the class X certificates will evidence multiple regular interests in a REMIC.

DISCOUNT AND PREMIUM

     For federal income tax reporting purposes, one or more classes of the offered certificates may be issued with more than a de minimis amount of original issue discount. If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

     The IRS has issued regulations under sections 1271 to 1275 of the Internal
Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides for special rules applicable to the accrual of original issue discount on, among other things, REMIC Regular Certificates. The Treasury Department has
not issued regulations under that section. You should be aware, however, that the regulations issued under sections 1271 to 1275 of the Internal Revenue Code and section 1272(a)(6) of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

     If the method for computing original issue discount described in the accompanying base prospectus results in a negative amount for any period with respect to any holder of offered certificates, the amount of original issue discount allocable to such period would be zero.

     Some of the offered certificates may be treated for U.S. federal income tax purposes as having been issued at a premium. Whether any holder of an interest in these offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.
See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC
Regular Certificates--Premium" in the accompanying base prospectus.

     When determining the rate of accrual of original issue discount, market discount and premium, if any, with respect to the series 2008-C7 certificates for federal income tax purposes, the prepayment assumption will be that, subsequent to the date of any determination--

     o    the ARD Loans in the trust fund will be paid in full on their respective anticipated repayment dates,

     o    no mortgage loan in the trust fund will otherwise be prepaid prior to maturity, and

     o    there will be no extension of maturity for any mortgage loan in the trust fund.

     However, no representation is made as to the actual rate at which the mortgage loans in the trust fund will prepay, if at all. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the
accompanying base prospectus.

PREPAYMENT CONSIDERATION

     Prepayment premiums and yield maintenance charges actually collected on the underlying mortgage loans will be paid on certain classes of the offered certificates as and to the extent described under "Description of the Offered
Certificates--Payments--Payments of Prepayment Premiums and Yield Maintenance
Charges" in this

                                       258

offering prospectus. It is not entirely clear under the Internal Revenue Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount.
For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after a master servicer's actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the applicable offered certificates and that the taxable income be reported based on the projected constant yield to maturity of those offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the applicable offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received.
Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Except to the extent noted below, the offered certificates will be "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal
Revenue Code in the same proportion that the assets of the issuing entity would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in section 856(c)(3)(B)
of the Internal Revenue Code to the extent that those certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the
Internal Revenue Code.

     Most of the mortgage loans to be included in the trust fund are not secured by real estate used for residential or other purposes prescribed in section
7701(a)(19)(C) of the Internal Revenue Code. Consequently, it appears that the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under section 7701(a)(19)(C) of the Internal
Revenue Code. The offered certificates will be treated as "qualified mortgages"
for another REMIC under section 860G(a)(3)(C) of the Internal Revenue Code.

     To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account or reserve fund, that mortgage loan is not secured solely by real estate. Therefore:

     o    a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;

     o    a portion of that certificate may not represent ownership of "real estate assets" under section 856(c)(5)(B) of the Internal Revenue
          Code; and

     o    the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

                                       259

     In addition, most of the mortgage loans that we intend to transfer to the issuing entity contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower's pledge of substitute collateral in the form of Government Securities.
Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

     (1)  the borrower pledges substitute collateral that consist solely of
          Government Securities;

     (2)  the mortgage loan documents allow that substitution;

     (3)  the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

     (4)  the release is not within two years of the startup day of the REMIC.

     Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and
856(c)(3)(B) of the Internal Revenue Code, respectively.

     See "Description of the Mortgage Pool" in this offering prospectus and
"Federal Income Tax Consequences--REMICs--Characterization of Investments in
REMIC Certificates" in the accompanying base prospectus.

PROHIBITED TRANSACTIONS TAX AND OTHER TAXES

     In the case of REO Properties directly operated by the special servicer, a tax may be imposed on any of the REMICs should the REO Properties consist primarily of hotels and income from the REO Property would be apportioned and classified as "service" or "non-service" income. The "service" portion of the income could be treated as net income from foreclosure property or net income from a prohibited transaction subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate, respectively. Any tax imposed on the issuing entity's income from an REO Property would reduce the amount available for payment to the series 2008-C7 certificateholders.

     See "The Series 2008-C7 Pooling and Servicing Agreement--REO Properties" in
this offering prospectus and "Federal Income Tax
Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the
accompanying base prospectus.

     For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the accompanying base prospectus.

                              ERISA CONSIDERATIONS

     If you are--

     o    a fiduciary of a Plan, or

     o    any other person investing "plan assets" of any Plan,

                                       260

you are encouraged to carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a "prohibited transaction" or would otherwise be impermissible under ERISA or section 4975 of the Internal Revenue Code. See "ERISA Considerations" in the accompanying base prospectus.

     If a Plan acquires a series 2008-C7 certificate, the underlying assets of the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See "ERISA Considerations--Plan
Asset Regulations" in the accompanying base prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the
Plan Asset Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors," which include Plans and entities whose underlying assets include plan assets by reason of a Plan's investment in such entity, but this exception will be tested immediately after each acquisition of a series 2008-C7 certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the series 2008-C7 certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the series 2008-C7 certificates.

     If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and Section 4975 of the Internal
Revenue Code will not apply to transactions involving the issuing entity's underlying assets. However, if the managers or co-managers, the mortgagors, the trustee, the servicers or other parties providing services to the issuing entity is a Party in Interest with respect to the Plan, the acquisition or holding of offered certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

     The U.S. Department of Labor issued an individual prohibited transaction exemption to a predecessor of Citigroup Global Markets Inc., which exemption is identified as Prohibited Transaction Exemption 91-23, as amended by Prohibited
Transaction Exemptions 2000-58, 2002-41 and 2007-05. Subject to the satisfaction of conditions set forth in the Underwriter Exemption, it generally exempts from the application of the prohibited transaction provisions of sections 406(a) and
(b) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under sections 4975(a) and (b) of the Internal Revenue Code, specified transactions relating to, among other things--

     o    the servicing and operation of pools of real estate loans, such as the mortgage pool, and

     o    the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an
          Exemption-Favored Party.

     The Underwriter Exemption sets forth five general conditions which, among others, must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under the exemption. The conditions are as follows:

     o    first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     o    second, at the time of its acquisition by the Plan, the certificate must be rated in one of the four highest generic rating categories by
          Fitch, Moody's, S&P, Dominion Bond Rating Service Limited (known as
          DBRS Limited) or Dominion Bond Rating Service, Inc. (known as DBRS,
          Inc.);

     o    third, the trustee cannot be an affiliate of any other member of the
          Restricted Group (other than an underwriter);

                                       261

     o    fourth, the following must be true--

          1.   the sum of all payments made to and retained by Exemption-Favored
               Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates,

          2.   the sum of all payments made to and retained by us in connection with the assignment of mortgage loans to the issuing entity must represent not more than the fair market value of the obligations,
               and

          3.   the sum of all payments made to and retained by a master
               servicer, the special servicer or any sub-servicer must represent not more than reasonable compensation for that person's services under the series 2008-C7 pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith; and

     o    fifth, the investing Plan must be an accredited investor as defined in
          Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

     It is a condition of their issuance that the each class of offered certificates receive an investment grade rating from each of Moody's and S&P. In addition, the initial trustee is not an affiliate of any other member of the
Restricted Group. Accordingly, as of the Issue Date, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating the purchase of an offered certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

     The Underwriter Exemption also requires that the issuing entity meet the following requirements:

     o    the trust fund must consist solely of assets of the type that have been included in other investment pools;

     o    certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of
          Fitch, Moody's or S&P for at least one year prior to the Plan's acquisition of an offered certificate; and

     o    certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

     We believe that these requirements have been satisfied as of the date of this offering prospectus.

     Under the Underwriter Exemption, the loan-to-value ratio or combined loan-to-value ratio of any underlying mortgage loan held in the trust may not exceed 100% at the date of initial issuance of the series 2008-C7 certificates, based on the outstanding principal balance of the loan and the fair market value of the mortgaged real property as of the closing date. It is possible that, if the fair market value of any of the mortgage loans has declined since origination, this requirement may not be satisfied. This possibility is greater for the seasoned loans than it is for the other mortgage loans.

                                       262

     If the general conditions of the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a) and
407(a) of ERISA, as well as the excise taxes imposed by sections 4975(a) and (b)
of the Internal Revenue Code by reason of sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, in connection with--

     o    the direct or indirect sale, exchange or transfer of an offered certificate acquired by a Plan upon initial issuance from us or an
          Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, a master servicer, the special servicer, any sub-servicer, any person or entity responsible for the servicing and administration of an Outside Serviced Mortgage Loan, any provider of credit support,
          Exemption-Favored Party or borrower is, a Party in Interest with respect to the investing Plan,

     o    the direct or indirect acquisition or disposition in the secondary market of an offered certificate by a Plan, and

     o    the continued holding of an offered certificate by a Plan.

     However, no exemption is provided from the restrictions of sections
406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of a Plan sponsored by any member of the
Restricted Group, if such acquisition or holding is by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

     If the specific conditions of the Underwriter Exemption set forth below are also satisfied, the Underwriter Exemption may provide an additional exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of
Section 4975(c)(1)(E) of the Internal Revenue Code, in connection with:

     o    the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of securities between the issuing entity or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the securities is: (1) a borrower with respect to 5% or less of the fair market value of the issuing entity's assets or (2) an affiliate of such a person, provided that:
          (a) the Plan is not an Excluded Plan; (b) each Plan's investment in each class certificates does not exceed 25% of the outstanding securities of such class; (c) after the Plan's acquisition of the offered certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in securities of the issuing entity containing assets which are sold or serviced by the same entity; and (d) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of certificates and at least 50% of the aggregate interests in the issuing entity are acquired by persons independent of the Restricted
          Group;

     o    the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan or with Plan assets provided that the conditions in clauses (2)(a), (c) and (d) of the prior bullet are met; and

     o    the continued holding of offered certificates acquired by a Plan or with Plan assets in an initial issuance or secondary market transaction meeting the foregoing requirements.

     There can be no assurance that all of the conditions for this additional exemption will be met. In particular, during periods of adverse conditions in the market for CMBS, there is an increased likelihood that (i) 50% or more of one or more classes of series 2008-C7 certificates will be sold in the initial issuance to members of the Restricted Group and (ii) 50% or more of the aggregate interest in the issuing entity will be acquired by

                                       263

members of the Restricted Group. Plans with respect to which a borrower or an affiliate of a borrower have investment discretion are advised to consult with counsel before acquiring any offered certificates.

     Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a), 406(b)
and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the
Internal Revenue Code by reason of section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the trust fund.

     Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by sections 406(a) and 407(a) of ERISA, and the taxes imposed by sections 4975(a)
and (b) of the Internal Revenue Code, by reason of sections 4975(c)(1)(A)
through (D) of the Internal Revenue Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of--

     o    providing services to the Plan, or

     o    having a specified relationship to this person,

solely as a result of the Plan's ownership of offered certificates.

     Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the
Underwriter Exemption, and the other requirements set forth in the Underwriter
Exemption, would be satisfied at the time of the purchase.

EXEMPT PLANS

     A governmental plan as defined in section 3(32) of ERISA is not subject to
ERISA or section 4975 of the Internal Revenue Code. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

FURTHER WARNINGS

     Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan is encouraged to consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to the investment.

     Persons who have an ongoing relationship with the California Public
Employees' Retirement System, which is a governmental plan, should note that this plan owns an equity interest in the borrower with respect to the Scottsdale
Fashion Square Mortgage Loan. Such persons should consult with counsel regarding whether this relationship would affect their ability to purchase and hold offered certificates.

     The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that--

     o    the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

     o    the investment is appropriate for Plans generally or for any particular Plan.

                                       264

                                LEGAL INVESTMENT

     The offered certificates will not be mortgage related securities for purposes of SMMEA. As a result, the appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, is subject to significant interpretive uncertainties.

     Neither we nor any of the underwriters makes any representation as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates:

     o    are legal investments for them; or

     o    are subject to investment, capital or other restrictions.

     In addition, you should take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to:

     o    prudent investor provisions;

     o    percentage-of-assets limits; and

     o    provisions which may restrict or prohibit investment in securities which are not interest bearing or income paying.

There may be other restrictions on the ability of investors, including depository institutions, either to purchase offered certificates or to purchase offered certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates are legal investments for the investors.

     See "Legal Investment" in the accompanying base prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions of an underwriting agreement between us and the underwriters, the underwriters will agree, severally and not jointly, to purchase from us, and we will agree to sell to them, their respective allotments of the offered certificates. Not every underwriter will be obligated to purchase offered certificates from us. It is expected that delivery of the offered certificates will be made to the underwriters in book-entry form through the same day funds settlement system of DTC on or about April 25, 2008, against payment therefor in immediately available funds. We will specify in a final prospectus supplement with respect to the offered certificates the proceeds that we expect to receive from the sale of the offered certificates, before deducting expenses payable by us.

     With respect to this offering--

     o    Citigroup Global Markets Inc. is a co-lead manager and is the sole bookrunning manager with respect to 58.2% of each class of offered certificates;

                                       265

     o    Goldman, Sachs & Co. is a co-lead manager and is the sole bookrunning manager with respect to 41.8% of each class of offered certificates;
          and

     o    Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley
          & Co. Incorporated are co-managers;

provided that Merrill Lynch, Pierce, Fenner & Smith Incorporated may not be an
underwriter with respect to every class of offered certificates.

     Distribution of the offered certificates will be made by the underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In the case of each underwriter, any profit on the resale of the offered certificates positioned by it may be deemed to be underwriting discounts and commissions under the Securities Act.

     The underwriters may sell the offered certificates to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. Depending on the facts and circumstances of the purchases, purchasers of the offered certificates, including dealers, may be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. Accordingly, any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale of those certificates.

     The underwriters have advised us that some of the underwriters presently intend to make a market in the offered certificates, but they have no obligation to do so. Any market making may be discontinued at any time, and there can be no assurance that an active public market for the offered certificates will develop.

     Each underwriter will represent to and agree with us that:

     o    it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA") received by it in connection with the issue or sale of any offered certificates in circumstances in which section 21(1) of the FSMA does not apply to us;
          and

     o    it has complied and will comply with all applicable provisions of the
          FSMA with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the United Kingdom.

     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter will represent to and agree with us that with effect from and including the date on which the Prospectus Directive is implemented in that
Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of series 2008-C7 certificates to the public in that
Relevant Member State other than:

     (a)  to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

     (b)  to any legal entity which has (1) an average of at least 250 employees during the last financial year and (2) a total balance sheet of more than (euro)50,000,000, as shown in its last annual or consolidated accounts;

                                       266

     (c)  to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining our prior consent; or

     (d)  in any other circumstances falling within Article 3 of the Prospectus
          Directive;

provided that no such offer of series 2008-C7 certificates will require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus
Directive or supplement a prospectus pursuant to Article 16 of the Prospectus
Directive.

     For the purposes of the foregoing, the expression an "offer of series
2008-C7 certificates to the public" in relation to any series 2008-C7 certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the series 2008-C7 certificates to be offered so as to enable an investor to decide to purchase or subscribe the series 2008-C7 certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive
2003/71/EC and includes any relevant implementing measure in each Relevant
Member State.

     We will agree to indemnify each underwriter and each person, if any, who controls that underwriter within the meaning of Section 15 of the Securities Act against, or make contributions to the underwriters and each of those controlling persons with respect to, various liabilities, including specific liabilities under the Securities Act. Each of the mortgage loan sellers will agree to indemnify us, our officers and directors, the underwriters, and each person, if any, who controls us or any underwriter within the meaning of Section 15 of the
Securities Act, with respect to liabilities, including specific liabilities under the Securities Act, relating to the mortgage loans being sold by the particular mortgage loan seller for inclusion in the trust fund.

     We expect that delivery of the offered certificates will be made against payment for those certificates on or about April 25, 2008, which may be more than three business days following the expected date of pricing of the offered certificates. Under Rule 15c6-1 of the SEC under the Securities Exchange Act of
1934, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise.
Accordingly, purchasers of the offered certificates should take this into account on re-trade.

                                  LEGAL MATTERS

     Particular legal matters relating to the offered certificates will be passed upon for us and the underwriters by Thacher Proffitt & Wood LLP, New
York, New York.

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                                     RATINGS

     It is a condition to their issuance that the respective classes of offered certificates be rated as follows by S&P and Moody's:

CLASS   S&P   MOODY'S
-----   ---   -------
 A-1    AAA     Aaa
 A-2A   AAA     Aaa
 A-2B   AAA     Aaa
 A-3    AAA     Aaa
 A-SB   AAA     Aaa
 A-4    AAA     Aaa
 A-1A   AAA     Aaa
 A-M    AAA     Aaa
 A-MA   AAA     Aaa
 A-J    AAA     Aaa
 A-JA   AAA     Aaa

     The ratings on the offered certificates address the likelihood of the timely receipt by the holders of all payments of interest to which they are entitled on each distribution date and the ultimate receipt by the holders of all payments of principal to which those holders are entitled on or before the related rated final distribution date. The rated final distribution date for the offered certificates is the distribution date in December 2049.

     The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the offered certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of interest and principal required under the offered certificates.

     The ratings on the respective classes of offered certificates do not represent any assessment of--

     o    the tax attributes of the offered certificates or of the issuing entity,

     o    whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

     o    the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

     o    the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

     o    whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate
          Prepayment Interest Shortfalls,

     o    whether and to what extent prepayment premiums, yield maintenance charges, Default Interest or Post-ARD Additional Interest will be received, and

     o    the yield to maturity that investors may experience.

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by S&P or Moody's.

                                       268

     The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See
"Rating" in the accompanying base prospectus.

                                       269

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this offering prospectus, including in any of the annexes to this offering prospectus or on the accompanying diskette.

     "30/360 BASIS" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

     "2110 EXECUTIVE HILLS COURT MEZZCAP LOAN COMBINATION" means, collectively, the 2110 Executive Hills Court Mortgage Loan and the related Subordinate
Non-Trust Loan.

     "2110 EXECUTIVE HILLS COURT MEZZCAP MORTGAGE LOAN" means the underlying mortgage loan intended to be transferred to the issuing entity that is secured by the 2110 Executive Hills Court Mortgaged Property, which underlying mortgage loan has, as of the cut-off date, an unpaid principal balance of $14,444,000.

     "A/B MATERIAL DEFAULT" means, with respect to either MezzCap Loan
Combination, one of the following events: (a) either of the related underlying mortgage loan or Subordinate Non-Trust Loan has been accelerated; (b) a continuing monetary default; or (c) an event of default caused by a bankruptcy action having been filed by or against the related borrower.

     "ACTUAL/360 BASIS" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

     "ADDITIONAL TRUST FUND EXPENSE" means any one of certain specified expenses of the trust that, in any such case, generally:

     o    arises out of a default on a mortgage loan in the trust fund or an otherwise unanticipated event;

     o    is paid out of collections on the mortgage pool or on a particular mortgage loan in the trust fund;

     o    is not included in the calculation of a Realized Loss; and

     o    is not covered by a servicing advance or a corresponding collection from either the related borrower or a party to the series 2008-C7 pooling and servicing agreement that has no recourse to the issuing entity for reimbursement.

     We provide some examples of Additional Trust Fund Expenses under
"Description of the Offered Certificates--Reductions of Certificate Principal
Balances in Connection with Realized Losses and Additional Trust Expenses" in this offering prospectus.

     "ADMINISTRATIVE FEE RATE" means, for any mortgage loan in the trust fund, the trustee fee rate, plus the applicable master servicing fee rate, plus (in the case of an Outside Serviced Mortgage Loan) the related master servicing fee under the applicable other pooling and servicing agreement. The master servicing fee rate will include any applicable primary servicing fee rate payable by a master servicer to any sub-servicer retained by it.

     "ALEXANDRIA MALL B-1 NON-TRUST LOAN" means the mortgage loan secured by the
Alexandria Mall Mortgaged Property that is not being transferred to the issuing entity and that is subordinate in right of payment to the Alexandria Mall
Mortgage Loan and that is senior in right of payment to the Alexandria Mall B-2
Non-Trust Loan, as and to the extent described under "Description of the
Mortgage Pool--The Loan Combinations--The Alexandria Mall Loan Combination" in
this offering prospectus.

                                      270

     "ALEXANDRIA MALL B-1 NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note for the Alexandria Mall B-1 Non-Trust Loan.

     "ALEXANDRIA MALL B-2 NON-TRUST LOAN" means the mortgage loan secured by the
Alexandria Mall Mortgaged Property that is not being transferred to the issuing entity and that is subordinate in right of payment to the Alexandria Mall
Mortgage Loan and the Alexandria Mall B-1 Non-Trust Loan, as and to the extent described under "Description of the Mortgage Pool--The Loan Combinations--The
Alexandria Mall Loan Combination" in this offering prospectus.

     "ALEXANDRIA MALL B-2 NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note for the Alexandria Mall B-2 Non-Trust Loan.

     "ALEXANDRIA MALL CO-LENDER AGREEMENT" means the Co-Lender Agreement for the
Alexandria Mall Loan Combination.

     "ALEXANDRIA MALL CONTROLLING PARTY" means, as of any date of determination:

     (1)  the Alexandria Mall B-2 Non-Trust Loan Noteholder; unless--

          (i)    such noteholder is the borrower or an affiliate thereof, or

          (ii)   the original principal balance of the Alexandria Mall B-2
                 Non-Trust Loan, less the sum of--

                 (A)   any payments of principal received on the Alexandria Mall
                       B-2 Non-Trust Loan (whether as prepayments or otherwise),

                 (B)   any Appraisal Reduction Amount in respect of the
                       Alexandria Mall B-2 Non-Trust Loan, and

                 (C)   any Realized Loss allocated to the Alexandria Mall B-2
                       Non-Trust Loan,

                 is less than

          (iii)  25% of the original principal balance of the Alexandria Mall
                 B-2 Non-Trust Loan as reduced by any payments of principal received on the Alexandria Mall B-2 Non-Trust Loan (whether as prepayments or otherwise);

     (2)  the Alexandria Mall B-1 Non-Trust Loan Noteholder, if the Alexandria
          Mall B-2 Non-Trust Loan Noteholder is not the Alexandria Mall
          Controlling Party as a result of the circumstances contemplated in clause (1) above, unless--

          (i)    the Alexandria Mall B-1 Non-Trust Loan Noteholder is the
                 borrower or an affiliate thereof, or

          (ii)   the original principal balance of the Alexandria Mall B-1
                 Non-Trust Loan, less the sum of--

                 (A)   any payments of principal received on the Alexandria Mall
                       B-1 Non-Trust Loan (whether as prepayments or otherwise),

                 (B)   any Appraisal Reduction Amount in respect of the
                       Alexandria Mall B-1 Non-Trust Loan, and

                                      271

                 (C)   any Realized Loss allocated to the Alexandria Mall B-1
                       Non-Trust Loan,

                 is less than

          (iii)  25% of the original principal balance of the Alexandria Mall
                 B-1 Non-Trust Loan as reduced by any payments of principal received on the Alexandria Mall B-1 Non-Trust Loan (whether as prepayments or otherwise); or

     (3)  the holder of the Alexandria Mall Mortgage Loan or its designee in all other circumstances, which will be the series 2008-C7 controlling class representative or its designee.

     Notwithstanding the foregoing, following an Appraisal Trigger Event, in addition to the appraisal obtained from an independent appraiser selected by the special servicer pursuant to the series 2008-C7 pooling and servicing agreement, the Alexandria Mall Controlling Party will have the right to request that a second appraisal be prepared at the expense of the Alexandria Mall Controlling
Party, as described under "Description of the Mortgage Pool--The Loan
Combinations--The Alexandria Mall Loan Combination--Rights of the Alexandria
Mall Controlling Party."

     Further notwithstanding the foregoing, the Alexandria Mall Subordinate
Non-Trust Loan Noteholder who, but for the occurrence of the circumstances described in sub-clause (ii) of clause (1) or (2), as applicable, in the second preceding paragraph, would otherwise constitute the Alexandria Mall Controlling
Party, will have the option to post eligible collateral with the holder of the
Alexandria Mall Mortgage Loan so as to remain the Alexandria Mall Controlling
Party, as described under "Description of the Mortgage Pool--The Loan
Combinations--The Alexandria Mall Loan Combination--Rights of the Alexandria
Mall Controlling Party."

     "ALEXANDRIA MALL LOAN COMBINATION" means, collectively, the Alexandria Mall
Mortgage Loan and the Alexandria Mall Subordinate Non-Trust Loans.

     "ALEXANDRIA MALL MORTGAGE LOAN" means the underlying mortgage loan intended to be transferred to the issuing entity that is secured by the Alexandria Mall
Mortgaged Property, which underlying mortgage loan has, as of the cut-off date, an unpaid principal balance of $47,500,000.

     "ALEXANDRIA MALL MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this offering prospectus as Alexandria Mall.

     "ALEXANDRIA MALL SUBORDINATE NON-TRUST LOAN" means either the Alexandria
Mall B-1 Non-Trust Loan or the Alexandria Mall B-2 Non-Trust Loan.

     "ALEXANDRIA MALL SUBORDINATE NON-TRUST LOAN NOTEHOLDER" means either the
Alexandria Mall B-1 Non-Trust Loan Noteholder or the Alexandria Mall B-2
Non-Trust Loan Noteholder.

     "ALLOCATED CUT-OFF DATE BALANCE" means, with respect to any mortgaged real property, the allocated loan amounts stated in the related mortgage loan document or, if it is not specified in the related mortgage loan document, the cut-off date principal balance of the related underlying mortgage loan, multiplied by the Appraised Value of the particular mortgaged real property, with the resulting product to be divided by the sum of the Appraised Values of all mortgaged real properties securing the same underlying mortgage loan.

     "ANNUAL DEBT SERVICE" means, for any underlying mortgage loan or Non-Trust
Loan, 12 times the amount of the monthly debt service due under that mortgage loan as of the cut-off date (or, in the case of a mortgage loan with an initial interest-only period, 12 times the amount of the monthly debt service due under that mortgage loan as of the related due date on which amortization is scheduled to begin or, in the case of a mortgage loan that is interest-only up to the related maturity date or, if applicable, any related anticipated repayment date,

                                      272

the product of (a) the principal balance of that mortgage loan as of the cut-off date and (b) the annual mortgage rate as adjusted for the interest accrual method).

     "APPRAISAL REDUCTION AMOUNT" means, for any underlying mortgage loan in the trust fund (other than an Outside Serviced Mortgage Loan) as to which an
Appraisal Trigger Event has occurred, an amount that:

     o    will be determined shortly following either--

          A.   the date on which the relevant appraisal or other valuation is obtained or performed, as described under "The Series 2008-C7
               Pooling and Servicing Agreement--Required Appraisals" in this offering prospectus, or

          B.   if no such appraisal or other valuation is required, the date on which the applicable master servicer obtained knowledge of the relevant Appraisal Trigger Event, and

          monthly thereafter for so long as an Appraisal Trigger Event exists with respect to the underlying mortgage loan; and

     o    will generally equal the excess, if any, of "x" over "y" where--

          X.   "x" is equal to the sum (without duplication) of:

               1.   the Stated Principal Balance of the underlying mortgage
                    loan;

               2.   to the extent not previously advanced by or on behalf of the applicable master servicer or the trustee, all unpaid
                    interest accrued on the mortgage loan through the most
                    recent due date prior to the date of determination at a per annum rate equal to the related Net Mortgage Rate (exclusive of any portion thereof that constitutes Post-ARD Additional
                    Interest);

               3.   all accrued but unpaid master servicing fees and special
                    servicing fees and all accrued but unpaid Additional Trust
                    Fund Expenses with respect to the underlying mortgage loan;

               4.   all related unreimbursed advances made by or on behalf of
                    the applicable master servicer, the special servicer or the trustee with respect to the underlying mortgage loan,
                    together with interest on those advances, and if and to the extent known, all interest on any delinquency advances on a securitized Pari Passu Non-Trust Loan serviced under the
                    series 2008-C7 pooling and servicing agreement; and

               5.   all currently due and unpaid real estate taxes and unfunded improvement reserves and assessments, insurance premiums
                    and, if applicable, ground rents with respect to the related mortgaged real property, and

          Y.   "y" is equal to the sum of:

               1.   90% of the resulting appraised value (net of any prior liens and estimated liquidation expenses) of the related mortgaged real property or REO Property, which value may be subject to reduction by the special servicer based on its review of the related appraisal and other relevant information (without
                    implying any duty to do so); and

                                      273

               2.   all escrows, reserves and letters of credit held for the
                    purposes of reserves (provided such letters of credit may be drawn upon for reserve purposes under the related mortgage loan documents) held with respect to the underlying mortgage loan.

     If, however, the appraisal or other valuation referred to above in clause
A. of the first bullet of this definition is required, but it is not obtained or performed by the 60th day after the applicable Appraisal Trigger Event, then until the required appraisal or other valuation is obtained or performed, the
Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the outstanding principal balance of that mortgage loan. After receipt of the required appraisal or other valuation, the special servicer will determine the
Appraisal Reduction Amount, if any, for the subject mortgage loan as described in the first sentence of this definition.

     Notwithstanding the foregoing, each Loan Combination will be treated as a single underlying mortgage loan for purposes of calculating an Appraisal
Reduction Amount.

     With respect to any Outside Serviced Mortgage Loan, the term "Appraisal
Reduction Amount" means an amount determined in a manner similar, but not identical to, the foregoing, under the series 2007-GG11 pooling and servicing agreement with respect to the One Liberty Plaza Loan Combination, the Scottsdale
Fashion Square Loan Combination and the Bush Terminal Loan Combination, as the
case may be, or under the series CD 2007-CD5 pooling and servicing agreement with respect to the CGM RRI Hotel Portfolio Loan Combination, the Lincoln Square
Loan Combination and the Seattle Space Needle Loan Combination, as the case may
be.

     Any Appraisal Reduction Amount with respect to a Loan Combination will be allocated among the mortgage loans in that Loan Combination as follows--

     o    with respect to the Lincoln Square Loan Combination, any resulting
          Appraisal Reduction Amount will be allocated under the series CD
          2007-CD5 pooling and servicing agreement, first, to the Lincoln Square
          Subordinate Non-Trust Loan, up to the amount of the outstanding principal balance of the Lincoln Square Subordinate Non-Trust Loan, and then, on a pro rata basis by balance, between the Lincoln Square
          Mortgage Loan and the Lincoln Square Pari Passu Non-Trust Loan;

     o    with respect to the each of the CGM RRI Hotel Portfolio Loan
          Combination and the Seattle Space Needle Loan Combination, any
          resulting Appraisal Reduction Amount will be allocated under the series CD 2007-CD5 pooling and servicing agreement, on a pro rata basis by balance, among the mortgage loans in the subject Loan
          Combination;

     o    with respect to the each of the One Liberty Plaza Loan Combination, the Scottsdale Fashion Square Loan Combination and the Bush Terminal
          Loan Combination, any resulting Appraisal Reduction Amount will be allocated under the series 2007-GG11 pooling and servicing agreement, on a pro rata basis by balance, among the mortgage loans in the subject Loan Combination; and

     o    with respect to each other Loan Combination, any resulting Appraisal
          Reduction Amount will be allocated, first, to the related Subordinate
          Non-Trust Loan(s), if any, up to the amount of the outstanding principal balance of, and all accrued and unpaid interest (other than
          Default Interest) on, the related Subordinate Non-Trust Loan(s), and then, to the subject underlying mortgage loan (or, if applicable, on a pro rata basis by balance, to the subject underlying mortgage loan and any related Pari Passu Non-Trust Loan(s)).

                                      274

     "APPRAISAL TRIGGER EVENT" means, with respect to any mortgage loan in the trust fund (other than an Outside Serviced Mortgage Loan), any of the following events:

     o    the mortgage loan is 60 days or more delinquent in respect of any monthly debt service payment (other than a balloon payment);

     o    the mortgaged real property securing the mortgage loan becomes an REO
          Property;

     o    the mortgage loan has been modified by the special servicer to reduce the amount of any monthly debt service payment (other than a balloon payment);

     o    a receiver is appointed and continues in that capacity with respect to the related mortgaged real property;

     o    the related borrower declares bankruptcy or becomes the subject of a bankruptcy proceeding; or

     o    the related borrower fails to make any balloon payment on such mortgage loan by its scheduled maturity date unless the applicable master servicer has, on or prior to the due date of such balloon payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such mortgage loan
          (acceptable to the special servicer and the series 2008-C7 controlling class representative) within 60 days after the due date of such balloon payment (provided that if such refinancing does not occur during such time specified in the commitment, an Appraisal Trigger
          Event will occur immediately).

However, an Appraisal Trigger Event will cease to exist with respect to a mortgage loan in the trust fund (other than an Outside Serviced Mortgage Loan):

     o    with respect to the circumstances described in the first and third bullets of the prior sentence, when the related borrower has made three consecutive full and timely monthly debt service payments under the terms of such mortgage loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the special servicer), and

     o    with respect to the circumstances described in the fourth, fifth and sixth bullets of the prior sentence, when those circumstances cease to exist in the good faith reasonable judgment of the special servicer and in accordance with the Servicing Standard, but, with respect to any bankruptcy or insolvency proceedings described in the fourth and fifth bullets of the prior sentence, no later than the entry of an order or decree dismissing such proceeding, and with respect to the circumstances described in the sixth bullet of the prior sentence, no later than the date that the special servicer agrees to an extension,

so long as at that time no circumstance identified in the first through sixth bullets of the prior sentence exists that would cause an Appraisal Trigger Event to continue to exist with respect to such mortgage loan.

     With respect to each Outside Serviced Mortgage Loan, "Appraisal Trigger
Event" means any events similar, but not identical to the foregoing, that are set forth in the applicable other pooling and servicing agreement (or other successor servicing agreement) that governs the servicing thereof. Any appraisals of the related mortgaged real property will be conducted in accordance with the requirements of the applicable other pooling and servicing agreement (or other successor servicing agreement).

     "APPRAISAL VALUE" or "APPRAISED VALUE" means, for any mortgaged real property securing an underlying mortgage loan, the independent appraiser's estimate of value of the fee simple estate or, where

                                      275

applicable, the leasehold estate, as stated in the appraisal with a valuation date as specified on Annex A-1 to this offering prospectus.

     "ARD" means anticipated repayment date.

     "ARD LOAN" means any mortgage loan in the trust fund having the characteristics described in the first paragraph under "Description of the
Mortgage Pool--Terms and Conditions of the Underlying Mortgage Loans--ARD Loans"
in this offering prospectus.

     "ASSET STATUS REPORT" means the report designated as such, and described under, "The Series 2008-C7 Pooling And Servicing Agreement--The Series 2008-C7
Controlling Class Representative and the Serviced Non-Trust Loan
Noteholders--Rights and Powers of the Series 2008-C7 Controlling Class
Representative and the Serviced Non-Trust Loan Noteholders" in this offering prospectus.

     "BUSH TERMINAL CO-LENDER AGREEMENT" means the Co-Lender Agreement for the
Bush Terminal Loan Combination.

     "BUSH TERMINAL CONTROLLING PARTY" means the holder of the Bush Terminal
Pari Passu Non-Trust Loan included in the series 2007-GG11 securitization transaction or its designee, which designee, pursuant to the series 2007-GG11 pooling and servicing agreement, will be the series 2007-GG11 controlling class representative.

     "BUSH TERMINAL LOAN COMBINATION" means, collectively, the Bush Terminal
Mortgage Loan and the Bush Terminal Pari Passu Non-Trust Loan.

     "BUSH TERMINAL MORTGAGE LOAN" means the underlying mortgage loan intended to be transferred to the issuing entity that is secured by the Bush Terminal
Mortgaged Property, which underlying mortgage loan has, as of the cut-off date, an unpaid principal balance of $50,000,000.

     "BUSH TERMINAL MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this offering prospectus as Bush Terminal.

     "BUSH TERMINAL PARI PASSU NON-TRUST LOAN" means the mortgage loan secured by the Bush Terminal Mortgaged Property that is not being transferred to the issuing entity and that is pari passu in right of payment with the Bush Terminal
Mortgage Loan, as and to the extent described under "Description of the Mortgage
Pool--The Loan Combinations--The Bush Terminal Loan Combination" in this offering prospectus.

     "BUSH TERMINAL PARI PASSU NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note for the Bush Terminal Pari Passu Non-Trust Loan.

     "CAPMARK" means Capmark Finance Inc. and its successors in interest.

     "CBD" means central business district.

     "CGMRC" means Citigroup Global Markets Realty Corp.

     "CGM RRI HOTEL PORTFOLIO CO-LENDER AGREEMENT" means the Co-Lender Agreement for the CGM RRI Hotel Portfolio Loan Combination.

     "CGM RRI HOTEL PORTFOLIO CONTROLLING PARTY" means the holders (or representatives of holders) of promissory notes representing more than 50% of the total principal balance of the CGM RRI Hotel Portfolio Loan Combination. For purposes of the foregoing, the series 2008-C7 pooling and servicing agreement will designate the series 2008-C7 controlling class representative as the party entitled to exercise the rights of the holder of the promissory note for the CGM
RRI Hotel Portfolio Mortgage Loan.

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     "CGM RRI HOTEL PORTFOLIO DEBT YIELD" means the percentage obtained by dividing (i) the net operating income of the CGM RRI Hotel Portfolio Mortgaged
Properties for the immediately preceding 12 months by (ii) the sum of the outstanding principal balance of the CGM RRI Hotel Portfolio Mortgage Loan.

     "CGM RRI HOTEL PORTFOLIO LOAN COMBINATION" means, collectively, the CGM RRI
Hotel Portfolio Mortgage Loan and the CGM RRI Hotel Portfolio Pari-Passu
Non-Trust Loans.

     "CGM RRI HOTEL PORTFOLIO MORTGAGE LOAN" means the underlying mortgage loan intended to be transferred to the issuing entity that is secured by the CGM RRI
Hotel Portfolio Mortgaged Properties, which underlying mortgage loan has, as of the cut-off date, an unpaid principal balance of $68,428,702.

     "CGM RRI HOTEL PORTFOLIO MORTGAGED PROPERTIES" means the mortgaged real properties identified on Annex A-1 to this offering prospectus as CGM RRI Hotel
Portfolio.

     "CGM RRI HOTEL PORTFOLIO PARI PASSU NON-TRUST LOAN" means any of the seven
(7) mortgage loans secured by the CGM RRI Hotel Portfolio Mortgaged Properties that are not being transferred to the issuing entity and are pari passu in right of payment with the CGM RRI Hotel Portfolio Mortgage Loan, as and to the extent described under "Description of the Mortgage Pool--The Loan Combinations--The
CGM RRI Hotel Portfolio Loan Combination" in this offering prospectus.

     "CGM RRI HOTEL PORTFOLIO PARI PASSU NON-TRUST LOAN NOTEHOLDER" means a holder of a promissory note for a CGM RRI Hotel Portfolio Pari Passu Non-Trust
Loan.

     "CGM RRI HOTEL PORTFOLIO RELEASE DEBT YIELD" means the product of (a) 9.8%
multiplied by (b) a fraction (i) the numerator of which is the allocated loan amounts of all the properties subject to the liens of the mortgages (including the proposed release property) and (ii) the denominator of which is the then current amortized allocated loan amounts of all properties subject to the liens of mortgages (including the proposed release property).

     "CLASS A-SB PLANNED PRINCIPAL BALANCE" means, with respect to the class
A-SB certificates for any distribution date, the principal balance specified for that distribution date on Annex E to this offering prospectus. There can be no assurance that the total principal balance of the class A-SB certificates on any distribution date will be equal to the scheduled principal balance that is specified for that distribution date on Annex E to this offering prospectus.

     "CLEARSTREAM" means Clearstream Banking Luxembourg.

     "CMSA" means the Commercial Mortgage Securities Association, or any association or organization that is a successor thereto.

     "CO-LENDER AGREEMENT" means the co-lender agreement or other intercreditor agreement that has been executed in connection with each Loan Combination, that identifies the respective rights and obligations of the holders of the mortgage loans that comprise the subject Loan Combination, and that is described under
"Description of the Mortgage Pool--The Loan Combinations" in this offering prospectus.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this offering prospectus.

     "CROSSED LOAN" means any mortgage loan in the trust fund that is cross-collateralized and cross-defaulted with another mortgage loan in the trust fund.

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     "CROSSED GROUP" means any group of mortgage loans in the trust fund that are cross-collateralized and cross-defaulted with each other.

     "CUT-OFF DATE LOAN-TO-VALUE RATIO" and "CUT-OFF DATE LTV RATIO" each generally means, subject to the discussion under "Risk Factors--The Underwritten
Net Cash Flow Debt Service Coverage Ratios and/or Loan-to-Value Ratios for
Certain of the Underlying Mortgage Loans Have Been Underwritten or Adjusted in
Consideration of Certain Financial Performance Assumptions or a Cash Holdback or
a Guaranty or Based on a Stabilized Appraised Value" in this offering prospectus:

     o    with respect to any underlying mortgage loan (other than a Crossed
          Loan or an Outside Serviced Mortgage Loan), the ratio of--

          1.   the cut-off date principal balance of the mortgage loan, to

          2.   the Appraised Value of the related mortgaged real property or properties;

     o    with respect to any Crossed Loan, the ratio of--

          1.   the total cut-off date principal balance for all of the
               underlying mortgage loans in the applicable Crossed Group, to

          2.   the total Appraised Value for all of the mortgaged real
               properties related to the applicable Crossed Group; and

     o    with respect to each of the Outside Serviced Mortgage Loans, the ratio of--

          1.   the total cut-off date principal balance of that underlying mortgage loan and the related Pari Passu Non-Trust Loan(s), to

          2.   the total Appraised Value of the related mortgaged real property or properties.

     "CY ENDED" means calendar year ended.

     "DEFAULT INTEREST" means, for any underlying mortgage loan or Non-Trust
Loan, any interest, other than late payment charges, prepayment premiums or yield maintenance charges, that:

     o    accrues on a defaulted mortgage loan solely by reason of the subject default; and

     o    is in excess of all interest at the related mortgage rate (which, in the case of an underlying mortgage loan, is set forth on Annex A-1 to this offering prospectus) and, in the case of an ARD Loan, any
          Post-ARD Additional Interest accrued on the mortgage loan.

     "DEFAULTED MORTGAGE LOAN" means an underlying mortgage loan (i) that (A) is delinquent 60 days or more in respect to a monthly debt service payment (not including the balloon payment) or (B) is delinquent in respect of its balloon payment, in either case such delinquency to be determined without giving effect to any grace period permitted by the related mortgage instrument or mortgage note and without regard to any acceleration of payments under the related mortgage instrument and mortgage note, or (ii) as to which the applicable master servicer or special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related mortgage note.

     "DEFICIENT VALUATION" means, with respect to any underlying mortgage loan, a valuation by a court of competent jurisdiction of the related mortgaged real property in an amount less than the then outstanding principal

                                      278

balance of the underlying mortgage loan, which valuation results from a proceeding initiated under the U.S. Bankruptcy Code.

     "DETAILED PROPERTY TYPE" means, with respect to any mortgaged real property, the general purpose or use for which it is operated, along with, when applicable, certain ancillary distinctions or characteristics. In the case of a mixed use property, the percentages included in the parenthesis next to each detailed property type are meant to be the estimated percentage of that purpose or use at the mortgaged real property, as measured by its relative contribution to the mortgaged real property's Underwritten Revenues. Each tenant space at the mortgaged real property may be comprised of only one of the uses, or may be some mixture of the two.

     "DSCR" means debt service coverage ratio.

     "ENVIRONMENTAL REPORT" means a Phase I environmental assessment, a limited scope environmental assessment, a transaction screen, or an update of any of the foregoing, prepared by a third-party consultant.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "ERISA PLAN" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of ERISA.

     "ESCROWED REPLACEMENT RESERVES CURRENT ANNUAL DEPOSIT" means, with respect to any underlying mortgage loan, the monthly dollar amount, if any, actually deposited into a replacement reserves escrow account in conjunction with the
April 2008 monthly debt service payment, multiplied by 12.

     "ESCROWED REPLACEMENT RESERVES INITIAL DEPOSIT" means, with respect to any underlying mortgage loan, the dollar amount deposited into an escrow account at the time of origination, to be used for future ongoing repairs and replacements for the related mortgaged real property or properties.

     "ESCROWED TI/LC RESERVES CURRENT ANNUAL DEPOSIT" means, with respect to any underlying mortgage loan, the monthly dollar amount, if any, actually deposited into a tenant improvements and leasing commissions escrow account in conjunction with the April 2008 monthly debt service payment, multiplied by 12.

     "ESCROWED TI/LC RESERVES INITIAL DEPOSIT" means, with respect to any underlying mortgage loan, the dollar amount deposited into an escrow account at the time of origination, to be used for future tenant improvements and leasing commissions for the related mortgaged real property or properties.

     "EUROCLEAR" means Euroclear Bank S.A./N.V., as operator of the Euroclear
System.

     "EVENT OF DEFAULT" has the meaning assigned to that term under "The Series
2008-C7 Pooling and Servicing Agreement--Events of Default" in this offering prospectus.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "EXEMPTION-FAVORED PARTY" means any of the following--

     o    Citigroup Global Markets Inc.,

     o    any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Citigroup
          Global Markets Inc., and

     o    any member of the underwriting syndicate or selling group of which a person described in either of the prior two bullets is a manager or co-manager with respect to the offered certificates.

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     "EXPENSES" are the operating expenses incurred for a mortgaged real property for the specified historical operating period, as reflected in the operating statements and other information furnished by the related borrower.
Those expenses generally include:

     o    salaries, wages and benefits;

     o    the costs of utilities;

     o    repairs and maintenance;

     o    marketing;

     o    insurance;

     o    management;

     o    landscaping;

     o    security, if provided at the mortgaged real property;

     o    real estate taxes;

     o    general and administrative expenses;

     o    ground lease payments; and

     o    other similar costs;

but without any deductions for debt service, depreciation, amortization, capital expenditures or reserves for any of these deductions.

     In the case of certain properties used for retail, office and/or industrial purposes, Expenses may have included leasing commissions and tenant improvements.

     "FITCH" means Fitch, Inc. and its successors in interest.

     "FSMA" means the Financial Services and Markets Act 2000.

     "GAAP" means generally accepted accounting principles in the United States.

     "GOVERNMENT SECURITIES" means "government securities" within the meaning of section 2(a)(16) of the Investment Company Act of 1940, as amended.

     "GSCMC" means Goldman Sachs Commercial Mortgage Capital, L.P. and its
successors in interest.

     "GSMC" means Goldman Sachs Mortgage Company and its successors in interest.

     "INITIAL LOAN GROUP NO. 1 BALANCE" has the meaning given to that term under
"Description of the Mortgage Pool--General" in this offering prospectus.

     "INITIAL LOAN GROUP NO. 2 BALANCE" has the meaning given to that term under
"Description of the Mortgage Pool--General" in this offering prospectus.

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     "INITIAL MORTGAGE POOL BALANCE" has the meaning given to that term under
"Description of the Mortgage Pool--General" in this offering prospectus.

     "INTEREST DIFFERENTIAL (MONTHLY)" means the product obtained by multiplying:

     1.   the prepaid amount, multiplied by

     2.   the excess, if any, of the mortgage rate over the Yield Maintenance
          Interest Rate, multiplied by

     3.   the present value factor using the following formula:

          1-(1+r/12)(-n)
          --------------
                 r

          where:

          r=   Yield Maintenance Interest Rate

          n=   the number of monthly interest periods remaining between the date of such prepayment and, as applicable, the scheduled maturity date, the open date or anticipated repayment date of the loan.

     "INTEREST DIFFERENTIAL (MONTHLY LS)" means an amount equal to the present value of a series of "Monthly Amounts" assumed to be paid at the end of each month remaining from the prepayment date through the maturity date or open date, as applicable, discounted at the Yield Maintenance Interest Rate.

     "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended.

     "IRS" means the Internal Revenue Service.

     "ISSUE DATE" means the date of initial issuance for the series 2008-C7 certificates, which will be on or about April 25, 2008.

     "LINCOLN SQUARE CO-LENDER AGREEMENT" means the Co-Lender Agreement for the
Lincoln Square Loan Combination.

     "LINCOLN SQUARE CONTROLLING PARTY" means: (1) the Lincoln Square
Subordinate Non-Trust Loan Noteholder, if and for so long as (a) the original principal balance of the Lincoln Square Subordinate Non-Trust Loan less the sum of (i) any payments of principal received on the Lincoln Square Subordinate
Non-Trust Loan (whether as prepayments or otherwise), (ii) any Appraisal
Reduction Amount in respect of the Lincoln Square Loan Combination and (iii) any
Realized Loss allocated to the Lincoln Square Subordinate Non-Trust Loan, is
equal to or greater than (b) 25% of the original principal balance of the
Lincoln Square Subordinate Non-Trust Loan as reduced by any payments of principal received on the Lincoln Square Subordinate Non-Trust Loan (whether as prepayments or otherwise); and (2) the holder of the Lincoln Square Pari Passu
Non-Trust Loan or its designee in all other circumstances, which so long as the
Lincoln Square Pari Passu Non-Trust Loan is an asset of the series CD 2007-CD5 securitization transaction will be the series CD 2007-CD5 controlling class representative or its designee.

     Notwithstanding the foregoing, following an Appraisal Trigger Event, in addition to the appraisal obtained from an independent appraiser selected by the special servicer pursuant to the series CD 2007-CD5 pooling and servicing agreement, the Lincoln Square Controlling Party will have the right to request that a second

                                      281

appraisal be prepared at the expense of the Lincoln Square Controlling Party, as described under "Description of the Mortgage Pool--The Loan Combinations--The
Lincoln Square Loan Combination--Consent Rights."

     Further notwithstanding the foregoing, the Lincoln Square Subordinate
Non-Trust Loan Noteholder will have the option to post eligible collateral with the holder of the Lincoln Square Mortgage Loan so as to remain the Lincoln
Square Controlling Party, as described under "Description of the Mortgage
Pool--The Loan Combinations--The Lincoln Square Loan Combination--Consent
Rights."

     "LINCOLN SQUARE LOAN COMBINATION" means, collectively, the Lincoln Square
Mortgage Loan and the Lincoln Square Non-Trust Loans.

     "LINCOLN SQUARE MORTGAGE LOAN" means the underlying mortgage loan intended to be transferred to the issuing entity that is secured by the Lincoln Square
Mortgaged Property, which underlying mortgage loan has, as of the cut-off date, an unpaid principal balance of $60,000,000.

     "LINCOLN SQUARE MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this offering prospectus as Lincoln Square.

     "LINCOLN SQUARE NON-TRUST LOAN" means a Non-Trust Loan that is secured by
Lincoln Square Mortgaged Property.

     "LINCOLN SQUARE PARI PASSU NON-TRUST LOAN" means the Lincoln Square
Non-Trust Loan that is pari passu in right of payment with the Lincoln Square
Mortgage Loan, as and to the extent described under "Description of the Mortgage
Pool--The Loan Combinations--The Lincoln Square Loan Combination" in this offering prospectus.

     "LINCOLN SQUARE PARI PASSU NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note for the Lincoln Square Pari Passu Non-Trust Loan.

     "LINCOLN SQUARE SENIOR LOAN" means any of the Lincoln Square Mortgage Loan or the Lincoln Square Pari Passu Non-Trust Loan.

     "LINCOLN SQUARE SUBORDINATE NON-TRUST LOAN" means the Lincoln Square
Non-Trust Loan that is subordinate in right of payment to the Lincoln Square
Senior Loans, as and to the extent described under "Description of the Mortgage
Pool--The Loan Combinations--The Lincoln Square Loan Combination" in this offering prospectus.

     "LINCOLN SQUARE SUBORDINATE NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note for the Lincoln Square Subordinate Non-Trust Loan.

     "LNR" has the meaning given to that term under "Transaction
Participants--The Servicers--LNR Partners, Inc." in this offering prospectus.

     "LNR PARTNERs" has the meaning given to that term under "Transaction
Participants--The Servicers--LNR Partners, Inc." in this offering prospectus.

     "LNR SECURITIEs" has the meaning given to that term under "Transaction
Participants--The Servicers--LNR Partners, Inc." in this offering prospectus.

     "LOAN BALANCE AT MATURITY/ARD" means, with respect to any underlying mortgage loan or Non-Trust Loan, the principal balance remaining after giving effect to the principal component of the monthly debt service payment made on the maturity date of the mortgage loan or Non-Trust Loan or, in the case of an
ARD Loan or

                                      282

any Non-Trust Loan having an anticipated repayment date, the anticipated repayment date, assuming no prior prepayments or defaults.

     "LOAN COMBINATION" means any group of two (2) or more mortgage loans described under "Description of the Mortgage Pool--The Loan
Combinations--General" in this offering prospectus.

     "LOAN GROUP NO. 1 PRINCIPAL DISTRIBUTION AMOUNT" means the portion of the
Total Principal Distribution Amount for any distribution date attributable to loan group no. 1.

     "LOAN GROUP NO. 2 PRINCIPAL DISTRIBUTION AMOUNT" means the portion of the
Total Principal Distribution Amount for any distribution date attributable to loan group no. 2.

     "LOAN-SPECIFIC CONTROLLING PARTY" has the meaning given to that term under
"The Series 2008-C7 Pooling And Servicing Agreement--The Series 2008-C7
Controlling Class Representative and the Serviced Non-Trust Loan
Noteholders--Rights and Powers of the Series 2008-C7 Controlling Class
Representative and the Serviced Non-Trust Loan Noteholders--Rights to Consent
and Give Direction" in this offering prospectus.

     "LOC" means letter of credit.

     "MAJOR TENANT" means any of the largest, second largest or third largest tenant in occupancy at a commercial mortgaged real property, as measured by its rentable area as a percentage of the total net rentable area.

     "MAJORITY CONTROLLING CLASS CERTIFICATEHOLDER" means, as of any date of determination, any single holder -- or, if applicable, beneficial owner -- of series 2008-C7 certificates (other than any holder -- or, if applicable, beneficial owner -- that is an affiliate of us or a mortgage loan seller)
entitled to greater than 50% of the voting rights allocated to the series
2008-C7 controlling class; provided, however, that, if there is no single holder
-- or, if applicable, beneficial owner -- of series 2008-C7 certificates entitled to greater than 50% of the voting rights allocated to such class, then the Majority Controlling Class Certificateholder will be the single holder --
or, if applicable, beneficial owner -- of series 2008-C7 certificates with the largest percentage of voting rights allocated to the series 2008-C7 controlling class. With respect to determining the Majority Controlling Class
Certificateholder, the class A-1, A-2A, A-2B, A-3, A-SB, A-4 and A-1A certificates will be treated as a single class of series 2008-C7 certificates, the class A-M and A-MA certificates will be treated as a single class of series
2008-C7 certificates and the class A-J and A-JA certificates will be treated as a single class of series 2008-C7 certificates, with the subject voting rights allocated among the holders -- or, if applicable, beneficial owners -- of those series 2008-C7 certificates in proportion to the respective total principal balances thereof as of such date of determination.

     "MARRIOTT FAIRFIELD INN AND SUITES - YAKIMA, WA MEZZCAP LOAN COMBINATION"
means, collectively, the Marriott Fairfield Inn and Suites - Yakima, WA Mortgage
Loan and the related Subordinate Non-Trust Loan.

     "MARRIOTT FAIRFIELD INN AND SUITES - YAKIMA, WA MEZZCAP MORTGAGE LOAN"
means the underlying mortgage loan intended to be transferred to the issuing entity that is secured by the property identified on Annex A-1 to this offering prospectus as Marriott Fairfield Inn and Suites - Yakima, WA, which underlying mortgage loan has, as of the cut-off date, an unpaid principal balance of
$4,893,532.

     "MASTER SERVICER REMITTANCE AMOUNT" has the meaning given to that term under "The Series 2008-C7 Pooling and Servicing Agreement--Accounts" in this offering prospectus.

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     "MATURITY ASSUMPTIONS" means, collectively, the following assumptions regarding the series 2008-C7 certificates and the underlying mortgage loans:

     o    the mortgage loans have the characteristics set forth on Annex A-1 to this offering prospectus, the Initial Mortgage Pool Balance is approximately $1,849,908,472, the Initial Loan Group No. 1 Balance is
          approximately $1,633,669,751 and the Initial Loan Group No. 2 Balance
          is approximately $216,238,721;

     o    the initial total principal balance or notional amount, as the case may be, of, and pass-through rate for, each class of series 2008-C7 certificates, exclusive of the class R and Y certificates, is as described in this offering prospectus;

     o    there are no delinquencies or losses with respect to the underlying mortgage loans;

     o    there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the underlying mortgage loans;

     o    there are no Appraisal Reduction Amounts with respect to the underlying mortgage loans;

     o    there are no casualties or condemnations affecting the corresponding mortgaged real properties;

     o    each of the underlying mortgage loans provides for monthly debt service payments to be due on the respective dates of each month and accrues interest on the respective bases described in this offering prospectus;

     o    there are no breaches of any mortgage loan seller's representations and warranties regarding the underlying mortgage loans that are being sold by it;

     o    monthly debt service payments on the mortgage loans are timely received on the respective payment date in each month, and amortization, if applicable, is assumed to occur prior to prepayment;

     o    no voluntary or involuntary prepayments are received as to any of the underlying mortgage loans during that mortgage loan's prepayment lock-out period, defeasance period or yield maintenance period, in each case if any;

     o    each ARD Loan is paid in full on its anticipated repayment date;

     o    except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the underlying mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this offering prospectus, without regard to any limitations in those mortgage loans on partial voluntary principal prepayment;

     o    all prepayments on the underlying mortgage loans are assumed to be accompanied by a full month's interest;

     o    no person or entity entitled thereto exercises its right of optional termination described in this offering prospectus under "Description of the Offered Certificates--Termination;"

     o    no underlying mortgage loan is required to be repurchased by any mortgage loan seller;

     o    there are no Additional Trust Fund Expenses;

                                      284

     o    payments on the offered certificates are made on the 10th day of each month, commencing in May 2008; and

     o    the offered certificates are settled on April 25, 2008.

     "MATURITY DATE/ARD LOAN-TO-VALUE RATIO" and "MATURITY DATE/ARD LTV RATIO"
each generally means, subject to the discussion under "Risk Factors--The
Underwritten Net Cash Flow Debt Service Coverage Ratios and/or Loan-to-Value
Ratios for Certain of the Underlying Mortgage Loans Have Been Underwritten or
Adjusted in Consideration of Certain Financial Performance Assumptions or a Cash
Holdback or a Guaranty or Based on a Stabilized Appraised Value" in this offering prospectus:

     o    with respect to any underlying mortgage loan (other than a Crossed
          Loan or an Outside Serviced Mortgage Loan), the ratio of--

          1.   the related Loan Balance at Maturity/ARD for the particular mortgage loan, to

          2.   the Appraised Value of the related mortgaged real property or properties;

     o    with respect to any Crossed Loan, the ratio of--

          1.   the total Loan Balance at Maturity/ARD for all of the underlying mortgage loans in the applicable Crossed Group, to

          2.   the total Appraised Value for all of the mortgaged real
               properties related to the applicable Crossed Group; and

     o    with respect to each Outside Serviced Mortgage Loans, the ratio of--

          1.   the sum of the Loan Balance at Maturity/ARD for that underlying mortgage loan and the aggregate Loan Balance at Maturity/ARD for the related Pari Passu Non-Trust Loan(s), to

          2.   the Appraised Value of the related mortgaged real property or properties.

     "MERS" means Mortgage Electronic Registration Systems, Inc. and its successors in interest.

     "MEZZCAP LOAN COMBINATION" means the 2110 Executive Hills Court MezzCap
Loan Combination or the Marriott Fairfield Inn and Suites - Yakima, WA MezzCap
Loan Combination, as applicable.

     "MIDLAND" means Midland Loan Services, Inc. and its successors in interest.

     "MONTHLY AMOUNT" means an amount equal to the product of:

     1.   one-twelfth;

     2.   multiplied by the mortgage rate minus the Yield Maintenance Interest
          Rate; multiplied by

     3.   the prepaid amount.

     "MOODY'S" means Moody's Investors Service, Inc. and its successors in interest.

     "MORTGAGE DEFERRED INTEREST" means, with respect to any underlying mortgage loan, the amount of any interest accrued thereon at the related mortgage rate
(other than Post-ARD Additional Interest) that, by virtue of a

                                       285

modification, is added to the outstanding principal balance of such underlying mortgage loan instead of being payable on the related due date on which it would otherwise have been due.

     "MORTGAGE FILE" has the meaning given to that term under "Description of the Mortgage Pool--Assignment of the Mortgage Loans; Repurchases and
Substitutions" in this offering prospectus.

     "MULTIPLE PROPERTY MORTGAGE LOAN" means any underlying mortgage loan that, without regard to any cross-collateralization with any other underlying mortgage loan, is individually secured by two or more mortgaged real properties.

     "NAP" means not applicable.

     "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means, with respect to any distribution date, the excess, if any, of:

     o    the Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period; over

     o    the total payments made by the master servicers to cover those
          Prepayment Interest Shortfalls.

     "NET MORTGAGE PASS-THROUGH RATE" means:

     o    in the case of each underlying mortgage loan that accrues interest on a 30/360 Basis, for any distribution date, an annual rate equal to the
          Net Mortgage Rate of that mortgage loan in effect as of the date of initial issuance of the offered certificates; and

     o    in the case of each underlying mortgage loan that accrues interest on an Actual/360 Basis, for any distribution date, an annual rate generally equal to the product of (1) 12, times (2) a fraction, expressed as a percentage, the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the calendar month preceding the month in which the subject distribution date occurs, multiplied by (b) the Stated Principal Balance of that mortgage loan immediately prior to the subject distribution date, multiplied by (c) 1/360, multiplied by (d) the Net Mortgage Rate of that mortgage loan in effect as of the date of initial issuance of the offered certificates, and the denominator of which fraction is the
          Stated Principal Balance of that mortgage loan immediately prior to the subject distribution date.

     Notwithstanding the foregoing, if the subject distribution date occurs during January, except during a leap year, or February, then the amount of interest that comprises the numerator of the fraction described in clause (2) of the second bullet of this definition will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan that is transferred from the trustee's distribution account to its interest reserve account during that month. Furthermore, if the subject distribution date occurs during March, then the amount of interest that comprises the numerator of the fraction described in clause (2) of the second bullet of this definition will be increased to reflect any interest reserve amount(s) with respect to the subject mortgage loan that are transferred from the trustee's interest reserve account to its distribution account during that month. In addition, if any Outside
Serviced Mortgage Loan accrues interest on an Actual/360 Basis and if the outside servicing fee for that Outside Serviced Mortgage Loan is calculated on a
30/360 Basis, then (for purposes of calculating the Net Mortgage Rate used to determine the related Net Mortgage Pass-Through Rate) the outside servicing fee rate will be converted to an Actual/360 Basis equivalent rate each month.

     "NET MORTGAGE RATE" means, for any underlying mortgage loan, the related actual or deemed mortgage rate minus the Administrative Fee Rate.

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     "NET OPERATING INCOME" or "NOI" means, for any mortgaged real property securing an underlying mortgage loan, the net property income derived from the property, which is equal to Revenues less Expenses, for the applicable time period, that was available for debt service, as established by information provided by the related borrower, except that in some cases the net operating income has been adjusted by removing various non-recurring expenses and revenues or by other normalizations. NOI generally does not reflect (i.e., does not deduct for) accrual of costs such as reserves, capital expenditures, tenant improvements and leasing commissions and does not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures, tenant improvements and leasing commissions and non-recurring items may have been treated by a borrower as an expense but were excluded from Expenses to reflect normalized NOI. We have not made any attempt to verify the accuracy of any information provided by a particular borrower or to reflect changes in net operating income that may have occurred since the date of the information provided by any borrower for the related mortgaged real property. NOI was not necessarily determined in accordance with GAAP. Moreover, NOI is not a substitute for net income determined in accordance with GAAP as a measure of the results of a mortgaged real property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. In certain cases, NOI may reflect partial-year annualizations.

     "NOI DSCR" means:

     o    with respect to any underlying mortgage loan (other than a Crossed
          Loan or an Outside Serviced Mortgage Loan), for any specified 12-month period, the ratio of--

          1.   the NOI for the corresponding mortgaged real property or
               properties for that 12-month period, to

          2.   the Annual Debt Service for the underlying mortgage loan;

     o    with respect to any Crossed Loan, for any specified 12-month period, the ratio of--

          1.   the total NOI for all of the mortgaged real properties related to the applicable Crossed Group for that 12-month period, to

          2.   the total Annual Debt Service for all of the underlying mortgage loans in the applicable Crossed Group; and

     o    with respect to each of the Outside Serviced Mortgage Loans, for any specified 12-month period, the ratio of--

          1.   the NOI for the corresponding mortgaged real property or
               properties for that 12-month period, to

          2.   the sum of the Annual Debt Service for that underlying mortgage loan and the aggregate Annual Debt Service for the related Pari
               Passu Non-Trust Loan(s).

     "NONRECOVERABLE ADVANCE" means any advance made or proposed to be made, as applicable, with respect to any underlying mortgage loan or related REO Property that is determined in accordance with the series 2008-C7 pooling and servicing agreement, not to be ultimately recoverable (together with any accrued and unpaid interest thereon) out of payments or other collections on that mortgage loan or related REO Property (or, in the case of an underlying mortgage loan that is part of a Loan Combination, on or with respect to that Loan
Combination).

     "NON-TRUST LOAN" means any mortgage loan in a Loan Combination that is not being transferred to the issuing entity.

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     "NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note evidencing a Non-Trust Loan.

     "NRSF," "NRS" or "SF" generally means the square footage of the net rentable area of a mortgaged real property.

     "OCCUPANCY %" or "OCCUPANCY PERCENTAGE" means, (a) for any mortgaged real property (other than a hotel property), the percentage of leasable square footage, total Units or total Pads, as the case may be, at the particular property that was physically occupied as of the "Occupancy as of Date" specified in Annex A-1 to this offering prospectus, and (b) for any mortgaged real property that is a hotel property, the average percentage of rooms that were occupied in the 12-month period ending on the "Occupancy as of Date" specified in Annex A-1 to this offering prospectus. Occupancy Percentages presented in this offering prospectus may reflect leased space that is not currently occupied, that is subject to build out and/or that is subject to a free rent period or that is leased to an affiliate of the related borrower pursuant to a master lease.

     "OPTION PRICE" has the meaning given to that term under "The Series 2008-C7
Pooling and Servicing Agreement--Fair Value Purchase Option" in this offering prospectus.

     "ONE LIBERTY PLAZA CO-LENDER AGREEMENT" means the Co-Lender Agreement for the One Liberty Plaza Loan Combination.

     "ONE LIBERTY PLAZA CONTROLLING PARTY" means the holder or holders of the largest percentage of the outstanding principal balance of the One Liberty Plaza
Loan Combination.

     "ONE LIBERTY PLAZA LOAN COMBINATION" means, collectively, the One Liberty
Plaza Mortgage Loan and the One Liberty Plaza Pari Passu Non-Trust Loans.

     "ONE LIBERTY PLAZA MORTGAGE LOAN" means the underlying mortgage loan intended to be transferred to the issuing entity that is secured by the One
Liberty Plaza Mortgaged Property, which underlying mortgage loan has, as of the cut-off date, an unpaid principal balance of $250,000,000.

     "ONE LIBERTY PLAZA MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this offering prospectus as One Liberty Plaza.

     "ONE LIBERTY PLAZA PARI PASSU NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note for a One Liberty Plaza Pari Passu Non-Trust Loan.

     "ONE LIBERTY PLAZA PARI PASSU NON-TRUST LOAN" means either of the two (2)
mortgage loans secured by the One Liberty Plaza Mortgaged Property that are not being transferred to the issuing entity and that are pari passu in right of payment with the One Liberty Plaza Mortgage Loan, as and to the extent described under "Description of the Mortgage Pool--The Loan Combinations--The One Liberty
Plaza Loan Combination" in this offering prospectus.

     "ORIGINAL AMORTIZATION TERM" means, with respect to any underlying mortgage loan, the number of months that would be required to fully amortize the mortgage loan's original principal balance assuming:

     o    the actual mortgage loan rate; and

     o    the actual monthly debt service payment;

provided that, with respect to any underlying mortgage loan that provides for interest only payments for a period of months following the cut-off date followed by payments of interest and principal for the remaining term of the mortgage loan, the "actual monthly debt service payment" referenced in the second bullet of this definition means the monthly payment of principal and interest scheduled to be due following the interest-only period; and

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provided, further, that, with respect to any underlying mortgage loan that provides for interest only payments until the scheduled maturity date or any related anticipated repayment date, the term "Original Amortization Term" is not applicable and Annexes to this offering prospectus will indicate "Interest
Only."

     "ORIGINAL TERM TO MATURITY/ARD" means, with respect to any underlying mortgage loan, the total number of scheduled monthly debt service payments specified in the related promissory note, beginning with and including the first payment date of the mortgage loan through and including the stated maturity date or, in the case of an ARD Loan, the anticipated repayment date.

     "OUTSIDE SERVICED LOAN COMBINATION" means any of the One Liberty Plaza Loan
Combination, the Scottsdale Fashion Square Loan Combination, the CGM RRI Hotel
Portfolio Loan Combination, the Lincoln Square Loan Combination, the Bush
Terminal Loan Combination and the Seattle Space Needle Loan Combination.

     "OUTSIDE SERVICED MORTGAGE LOAN" means any of the One Liberty Plaza
Mortgage Loan, the Scottsdale Fashion Square Mortgage Loan, the CGM RRI Hotel
Portfolio Mortgage Loan, the Lincoln Square Mortgage Loan, the Bush Terminal
Mortgage Loan and the Seattle Space Needle Mortgage Loan.

     "PADS" means, in the case of a mortgaged real property operated as a manufactured housing community, the number of pads, which are referred to in
Annex A-1 to this offering prospectus as "Pads."

     "PARI PASSU NON-TRUST LOAN" means any Non-Trust Loan that is pari passu in right of payment with the underlying mortgage loan that is part of the same Loan
Combination.

     "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" as defined in Section 4975 of the Internal Revenue Code.

     "PERMITTED ENCUMBRANCES" means, with respect to any mortgaged real property securing a mortgage loan in the trust fund, any and all of the following:

     o    the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable;

     o    covenants, conditions and restrictions, rights of way, easements and other matters of public record;

     o    exceptions (general and specific) and exclusions set forth in the related title insurance policy (or a binding commitment for such policy), or appearing of record;

     o    other matters to which like properties are commonly subject;

     o    the right of tenants (whether under ground leases, space leases or operating leases) pertaining to the related mortgaged real property and condominium declarations;

     o    if the mortgage loan is cross-collateralized with any other mortgage loan in the trust fund, the lien of the mortgage instrument for that other mortgage loan; and

     o    if the mortgage loan is part of a Loan Combination, the rights of the holder of the related Non-Trust Loan(s) pursuant to the related
          Co-Lender Agreement or a related pooling and servicing agreement.

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     "PERMITTED INVESTMENTS" means U.S. government securities and other investment grade obligations, including:

     o    direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (having original maturities of not more than 365 days), provided that those obligations are backed by the full faith and credit of the United States;

     o    repurchase agreements or obligations with respect to any security described in the preceding bullet (having original maturities of not more than 365 days), provided that the short-term deposit or debt obligations of the party agreeing to repurchase the subject security are investment grade rated;

     o    federal funds, unsecured uncertified certificates of deposit, time deposits, demand deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof (having original maturities of not more than 365 days), the short-term obligations of which are investment grade rated;

     o    commercial paper (including both non-interest bearing discount obligations and interest-bearing obligations and having original maturities of not more than 365 days) of any corporation or other entity organized under the laws of the United States or any state thereof which commercial paper is investment grade rated;

     o    money market funds which are rated in one of the four highest applicable rating categories of a nationally recognized statistical rating organization; and

     o    any other obligation or security acceptable to each applicable rating agency for the related offered certificates, evidence of which acceptability will be provided in writing by each of those rating agencies to, among others, the trustee;

provided that (1) no investment described above may evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; and (2) no investment described above may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity.

     "PLAN" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or
Keogh plan, that is subject to Title I of ERISA or Section 4975 of the Internal
Revenue Code.

     "PLAN ASSET REGULATIONS" means the regulations issued by the United States
Department of Labor, as modified by Section 3(42) of ERISA, concerning whether a
Plan's assets will be considered to include an undivided interest in each of the underlying assets of an entity for purposes of the general fiduciary provisions of ERISA and the prohibited transaction provisions of ERISA and the Internal
Revenue Code, if the Plan acquires an "equity interest" in that entity.

     "POST-ARD ADDITIONAL INTEREST" means, with respect to any ARD Loan, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

     "PREPAYMENT INTEREST EXCESS" means, with respect to any underlying mortgage loan that was subject to a principal prepayment in full or in part made by the related borrower during any collection period, which

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principal prepayment was applied to such underlying mortgage loan following such underlying mortgage loan's due date in such collection period, the amount of any interest (net of related master servicing fees and, if applicable, any related outside master servicing fees and/or any portion of that interest that constitutes Default Interest and/or Post-ARD Additional Interest) accrued on the amount of such principal prepayment during the period from and after such due date and ending on the date such principal prepayment was applied to such underlying mortgage loan, to the extent collected (exclusive of any related prepayment premium or yield maintenance charge actually collected).

     "PREPAYMENT INTEREST SHORTFALL" means, with respect to any underlying mortgage loan that was subject to a principal prepayment in full or in part made by the related borrower during any collection period, which principal prepayment was applied to such underlying mortgage loan prior to such underlying mortgage loan's due date in such collection period, the amount of interest, to the extent not collected from the related borrower (without regard to any prepayment premium or yield maintenance charge actually collected), that would have accrued on the amount of such principal prepayment during the period commencing on the date as of which such principal prepayment was applied to such underlying mortgage loan and ending on the day immediately preceding such due date, inclusive (net of related master servicing fees and, if applicable, any related outside master servicing fees and/or any portion of that interest that would have constituted Default Interest and/or Post-ARD Additional Interest).

     "PREPAYMENT PROVISIONS" for each underlying mortgage loan are as follows:

     o    "LO(Y)" means that the original duration of the lock-out period is y payments;

     o    "DEFEASANCE(Y)" means that the original duration of the defeasance period is y payments;

     o    "GRTRX%UPBORYM(Y)" means that, for a period of y payments, the relevant prepayment premium will equal the greater of the applicable yield maintenance charge and x% of the principal amount prepaid;

     o    "GRTRX%UPBORZ%UPB+YM(Y)" means that, for a period of y payments, the relevant prepayment premium will equal the greater of the applicable yield maintenance charge plus z% of the principal amount prepaid and
          x% of the principal amount prepaid;

     o    "(I)GRTRX%UPBORYMOR(II)DEFEASANCE(Y)" means that, for a period of y payments, the relevant prepayment charge will equal (i) the greater of the applicable yield maintenance charge and x% of the principal amount prepaid, or (ii) defeasance;

     o    "FREE(Y)" means that the underlying mortgage loan is freely prepayable for a period of y payments;

     o    "YM(Y)" means that, for a period of y payments, the relevant prepayment premium will equal the applicable yield maintenance charge;
          and

     o    "X%(Y)" means that, for a period of y payments, the relevant prepayment charge will equal x% of the principal amount prepaid.

     "PRESENT VALUE" or "PV" means a yield maintenance charge that is equal to the excess, if any, of:

     1.   the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through, as applicable, the maturity date, the open date or anticipated repayment date, including any balloon payment or assumed prepayment on the

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          anticipated repayment date, as applicable, determined by discounting those payments at the Yield Maintenance Interest Rate;

     over

     2.   the amount of principal being prepaid.

     "PRIMARY COLLATERAL" means the mortgaged real property directly securing a
Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by virtue of the cross-collateralization features of the related
Crossed Group.

     "PRIVILEGED PERSON" means any certificateholder, Serviced Non-Trust Loan
Noteholder, certificate owner, any party to the series 2008-C7 pooling and servicing agreement, any person identified to the trustee or the applicable master servicer, as applicable, as a prospective transferee of a certificate or interest therein (or licensed or registered investment adviser representing such person), any rating agency, any mortgage loan seller, any underwriter, any of our designees or a designee of any party to the series 2008-C7 pooling and servicing agreement; provided that no certificate owner or prospective transferee of a certificate or interest therein (or licensed or registered investment adviser representing such person) will be considered a "Privileged
Person" or be entitled to a password or restricted access to any reports delivered on a restricted basis unless such person has delivered to the trustee or the applicable master servicer, as applicable, a certification in the form required by the series 2008-C7 pooling and servicing agreement.

     "PROPERTY TYPE" means, with respect to any mortgaged real property, the general purpose or use for which it is operated.

     "PURCHASE OPTION" has the meaning given to that term under "The Series
2008-C7 Pooling and Servicing Agreement--Fair Value Purchase Option" in this offering prospectus.

     "PURCHASE PRICE" has the meaning given to that term under "Description of the Mortgage Pool--Assignment of the Mortgage Loans; Repurchases and
Substitutions" in this offering prospectus.

     "PV YIELD DIFFERENTIAL" means a yield maintenance charge that is equal to the present value (as determined by the factor described in the related loan documents) of the excess, if any, of:

     1.   the amount of interest that would be payable as of the prepayment date from such prepayment date through the maturity date on the prepaid amount,

     over

     2.   the amount of interest that would be payable as of the prepayment date from such prepayment date through the maturity date on the prepaid amount if such amount were invested at the Yield Maintenance Interest
          Rate.

     "QUALIFIED SUBSTITUTE MORTGAGE LOAN" means a replacement mortgage loan which must, on the date of substitution, among other things:

     o    have an outstanding Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs;

     o    have a mortgage rate not less than the mortgage rate of the deleted mortgage loan;

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     o    have the same due date as the deleted mortgage loan;

     o    accrue interest on the same basis as the deleted mortgage loan (for example, on an Actual/360 Basis);

     o    have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan;

     o    have a loan-to-value ratio not higher than the lower of the original loan-to-value ratio of the deleted mortgage loan and the then-current loan-to-value ratio of the deleted mortgage loan;

     o    comply in all material respects, as of the date of substitution, with all of the representations and warranties set forth in the applicable mortgage loan purchase agreement;

     o    have an environmental report with respect to the related mortgaged real property which will be delivered as a part of the related servicing file;

     o    have a debt service coverage ratio (calculated to include the additional debt from any encumbrance) not lower than the higher of the original debt service coverage ratio (calculated to include the additional debt from any encumbrance) of the deleted mortgage loan and the then-current debt service coverage ratio (calculated to include the additional debt from any encumbrance) of the deleted mortgage loan;

     o    be determined by an opinion of counsel to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Internal
          Revenue Code;

     o    not have a maturity date after the date two years prior to the rated final distribution date;

     o    not be substituted for a deleted mortgage loan unless the trustee has received prior confirmation in writing by each applicable rating agency that such substitution will not result in the withdrawal, downgrade, or qualification of the rating assigned by the rating agency to any class of series 2008-C7 certificates then rated by the rating agency (the cost, if any, of obtaining such confirmation to be paid by the applicable mortgage loan seller);

     o    have a date of origination that is not more than 12 months prior to the date of substitution;

     o    have been approved by the series 2008-C7 controlling class representative (or, if there is no series 2008-C7 controlling class representative then serving, by the series 2008-C7 certificateholders representing a majority of the series 2008-C7 voting rights allocated to the controlling class); and

     o    not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of any of the REMICs created under the series 2008-C7 pooling and servicing agreement or the imposition of tax on any of the REMICs created under the series 2008-C7 pooling and servicing agreement other than a tax on income expressly permitted or contemplated to be received by the terms of the series 2008-C7 pooling and servicing agreement.

     In the event that one or more mortgage loans are substituted for one or more deleted underlying mortgage loans, then the amounts described in the first bullet of this definition will be determined on the basis of aggregate principal balances and the rates described in the second bullet of this definition and the remaining term to stated maturity referred to in the fifth bullet of this definition will be determined on a weighted average basis; provided that no underlying mortgage loan may have a Net Mortgage Rate that is less than the highest pass-through rate of any class of series 2008-C7 principal balance certificates bearing a fixed rate and outstanding at the time of the

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substitution. When a Qualified Substitute Mortgage Loan is substituted for a deleted underlying mortgage loan, the applicable mortgage loan seller will be required to certify that the replacement mortgage loan meets all of the requirements of the above definition and must send such certification to the trustee.

     "REALIZED LOSSES" means losses on or with respect to the underlying mortgage loans arising from the inability of the applicable master servicer and/or the special servicer to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property. We discuss the calculation of Realized Losses under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses" in this offering prospectus.

     "RECOMMENDED ANNUAL REPLACEMENT RESERVES" means, for any mortgaged real property securing an underlying mortgage loan, the expected average annual amount for future ongoing repairs and replacements, without any adjustment for inflation, over a time horizon not less than the original loan term of the respective mortgage loan, as estimated in the property condition assessment.

     "RELEVANT IMPLEMENTATION DATE" has the meaning assigned to that term under
"Method of Distribution" in this offering prospectus.

     "RELEVANT MEMBER STATE" has the meaning assigned to that term under "Method of Distribution" in this offering prospectus.

     "REMAINING AMORTIZATION TERM" or "STATED REMAINING AMORTIZATION TERM"
means: (a) with respect to any underlying mortgage loan that does not provide for an interest only payment as of the cut-off date, the Original Amortization
Term less the Seasoning of the loan, calculated as of the cut-off date; and (b)
with respect to any underlying mortgage loan that provides for an interest only payment as of the cut-off date, the Original Amortization Term. With respect to any underlying mortgage loan that provides for interest only payments until the scheduled maturity date, the terms "Remaining Amortization Term and "Stated
Remaining Amortization Term" are not applicable, and the Annexes to this offering prospectus will indicate "Interest Only."

     "REMAINING TERM TO MATURITY/ARD" means, with respect to any underlying mortgage loan, the Original Term to Maturity/ARD less the Seasoning of the loan, calculated as of the cut-off date.

     "REMIC" means a "real estate mortgage investment conduit" as defined in
Section 860D of the Internal Revenue Code.

     "REMIC REGULAR CERTIFICATE" means any series 2008-C7 certificate except a class R certificate or a class Y certificate.

     "REO PROPERTY" means any mortgaged real property that is acquired by the issuing entity through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding underlying mortgage loan (or, if applicable, a Serviced Loan Combination) or, in the case of an Outside Serviced
Loan Combination, any mortgaged real property that is acquired under the applicable other pooling and servicing agreement in similar circumstances.

     "RESTRICTED GROUP" means, collectively, the following persons and entities:

     o    the trustee;

     o    the Exemption-Favored Parties;

     o    us;

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     o    each master servicer;

     o    the special servicer;

     o    any sub-servicers;

     o    any person or entity responsible for servicing an Outside Serviced
          Mortgage Loan or any related REO Property;

     o    the mortgage loan sellers;

     o    each borrower, if any, with respect to underlying mortgage loans constituting more than 5% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the series
          2008-C7 certificates; and

     o    any and all affiliates of any of the aforementioned persons.

     "RESTRICTED SERVICER REPORTS" means, collectively, the following reports, among others:

     o    CMSA servicer watch list;

     o    CMSA operating statement analysis report;

     o    CMSA NOI adjustment worksheet; and

     o    CMSA comparative financial status report;

provided that, if a Restricted Servicer Report is filed with the SEC, it will thereafter become an Unrestricted Servicer Report.

     "REVENUES" means the gross revenues received with respect to a mortgaged real property securing any underlying mortgage loan, for the specified historical operating period, as reflected in the operating statements and other information furnished by the related borrower. Those revenues generally include:

     o    for the multifamily rental properties, gross rental and other revenues; and

     o    for the retail, office and industrial properties, base rent, percentage rent, expense reimbursements and other revenues.

     "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc. and its successors in interest.

     "SCOTTSDALE FASHION SQUARE CO-LENDER AGREEMENT" means the Co-Lender
Agreement for the Scottsdale Fashion Square Loan Combination.

     "SCOTTSDALE FASHION SQUARE CONTROLLING PARTY" means the holder of the
Scottsdale Fashion Square Pari Passu Non-Trust Loan included in the series
2007-GG11 securitization transaction or its designee, which designee, pursuant to the series 2007-GG11 pooling and servicing agreement, will be the series
2007-GG11 controlling class representative.

     "SCOTTSDALE FASHION SQUARE LOAN COMBINATION" means, collectively, the
Scottsdale Fashion Square Mortgage Loan and the Scottsdale Fashion Square Pari
Passu Non-Trust Loan.

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     "SCOTTSDALE FASHION SQUARE MORTGAGE LOAN" means the underlying mortgage loan intended to be transferred to the issuing entity that is secured by the
Scottsdale Fashion Square Mortgaged Property, which underlying mortgage loan has, as of the cut-off date, an unpaid principal balance of $225,000,000.

     "SCOTTSDALE FASHION SQUARE MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this offering prospectus as Scottsdale
Fashion Square.

     "SCOTTSDALE FASHION SQUARE PARI PASSU NON-TRUST LOAN" means the mortgage loan secured by the Scottsdale Fashion Square Mortgaged Property that is not being transferred to the issuing entity and that is pari passu in right of payment with the Scottsdale Fashion Square Mortgage Loan, as and to the extent described under "Description of the Mortgage Pool--The Loan Combinations--The
Scottsdale Fashion Square Loan Combination" in this offering prospectus.

     "SCOTTSDALE FASHION SQUARE PARI PASSU NON-TRUST LOAN NOTEHOLDER" means the holder of a promissory note for the Scottsdale Fashion Square Loan Combination.

     "SEASONING" means, with respect to any underlying mortgage loan, the number of scheduled monthly debt service payments between and including the first payment date of the mortgage loan through and including the cut-off date.

     "SEATTLE SPACE NEEDLE CO-LENDER AGREEMENT" means the Co-Lender Agreement for the Seattle Space Needle Loan Combination.

     "SEATTLE SPACE NEEDLE CONTROLLING PARTY" means the Seattle Space Needle
Pari Passu Non-Trust Loan Noteholder or its designee, which so long as the
Seattle Space Needle Non-Trust Loan is an asset of the series CD 2007-CD5 securitization transaction will be the series CD 2007-CD5 controlling class representative or its designee.

     "SEATTLE SPACE NEEDLE LOAN COMBINATION" means, collectively, the Seattle
Space Needle Mortgage Loan and the Seattle Space Needle Pari Passu Non-Trust
Loan.

     "SEATTLE SPACE NEEDLE MORTGAGE LOAN" means the underlying mortgage loan intended to be transferred to the issuing entity that is secured by the Seattle
Space Needle Mortgaged Property, which underlying mortgage loan has, as of the cut-off date, an unpaid principal balance of $14,500,000.

     "SEATTLE SPACE NEEDLE MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this offering prospectus as Seattle Space Needle.

     "SEATTLE SPACE NEEDLE PARI PASSU NON-TRUST LOAN" means the mortgage loan secured by the Seattle Space Needle Mortgaged Property that is not being transferred to the issuing entity and that is pari passu in right of payment with the Seattle Space Needle Mortgage Loan, as and to the extent described under "Description of the Mortgage Pool--The Loan Combinations--The Seattle
Space Needle Loan Combination" in this offering prospectus.

     "SEATTLE SPACE NEEDLE PARI PASSU NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note for the Seattle Space Needle Pari Passu Non-Trust
Loan.

     "SEC" means the Securities and Exchange Commission.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SENIOR NON-TRUST LOAN" means any Non-Trust Loan that is senior in right of payment to the underlying mortgage loan that is part of the same Loan
Combination.

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     "SERVICED LOAN COMBINATION" means any of the Alexandria Mall Loan
Combination, the 2110 Executive Hills Court MezzCap Loan Combination and the
Marriott Fairfield Inn and Suites - Yakima, WA MezzCap Loan Combination.

     "SERVICED NON-TRUST LOAN" means any Non-Trust Loan that is part of a
Serviced Loan Combination.

     "SERVICED NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note for a Serviced Non-Trust Loan.

     "SERVICING STANDARD" means, with respect to any mortgage loan, Servicing
Standard No. 1 or Servicing Standard No. 2, as applicable.

     "SERVICING STANDARD NO. 1" means, in general, with respect to each master servicer (other than Capmark) and the special servicer, to service and administer the mortgage loans (including any Serviced Non-Trust Loans) and any
REO Properties for which that party is responsible under the series 2008-C7 pooling and servicing agreement:

     o    in the same manner in which, and with the same care, skill, prudence and diligence with which, the subject master servicer or the special servicer, as the case may be, generally services and administers similar mortgage loans with similar borrowers and similar foreclosure properties (i) for other third parties, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage loan servicers servicing and administering loans and foreclosure properties for third parties or (ii) held in its own portfolio, whichever standard is higher;

     o    with a view to (i) the timely collection of all scheduled payments of principal and interest due on each such mortgage loan or, if any such mortgage loan shall come into and continue in default, the maximization of the recovery on such mortgage loan or REO Property on a net present value basis and (ii) the best interests (as determined by the subject master servicer or special servicer, as applicable, in its reasonable judgment) of the series 2008-C7 certificateholders and the trust fund and, in the case of a Serviced Loan Combination, the related Serviced Non-Trust Loan Noteholder(s) (as a collective whole), but taking into account the subordinate nature of any related
          Subordinate Non-Trust Loan(s); and

     o    without regard to:

          1.   any relationship that the subject master servicer or the special servicer, as the case may be, or any of its affiliates may have with any related borrower, us, any mortgage loan seller or any other party to the transaction pursuant to which the series
               2008-C7 certificates will be issued or any affiliate thereof;

          2.   the ownership of any series 2008-C7 certificate (or other
               interest in any underlying mortgage loan or Non-Trust Loan) or any interest in a mezzanine loan by the subject master servicer or the special servicer, as the case may be, or by any of its affiliates;

          3.   the right of the subject master servicer or the special servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to the series 2008-C7 pooling and servicing agreement;

          4.   the obligation of the subject master servicer to make advances;

                                       297

          5.   the ownership, servicing or management by the subject master servicer or the special servicer or any of its affiliates for others of any other mortgage loans or mortgaged real property;

          6.   any obligation of the subject master servicer or any of its affiliates to repurchase or substitute an underlying mortgage loan as a mortgage loan seller;

          7.   any obligation of the subject master servicer or any of its affiliates to cure a breach of a representation or warranty with respect to an underlying mortgage loan; and

          8.   any debt (including any mezzanine debt) the subject master servicer or the special servicer or any of its affiliates has extended to any related borrower or any affiliate of that
               borrower.

     "SERVICING STANDARD NO. 2" means, with respect to Capmark, the obligation to service and administer the mortgage loans which it is responsible for servicing under the series 2008-C7 pooling and servicing agreement:

     o    in the best interests (as determined by such master servicer in its good faith and reasonable judgment) of and for the benefit of the holders of the series 2008-C7 certificates (as a collective whole) and the trust fund and, in the case of a Loan Combination, the holder(s)
          of the related Non-Trust Loan(s) (also as a collective whole), in accordance with applicable law, the terms of the pooling and servicing agreement and the related Co-Lender Agreement, and to the extent consistent with the foregoing, further as follows:

     o    with the same care, skill and diligence as is normal and usual in its general mortgage servicing activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans that are comparable to those which it is responsible for servicing under the series 2008-C7 pooling and servicing agreement;

     o    with a view to the timely recovery of all scheduled payments of principal and interest under the mortgage loans; and

     o    without regard to--

          1.   any relationship that such master servicer or any of its
               affiliates may have with a borrower under a mortgage loan;

          2.   the ownership of any series 2008-C7 certificate (or other
               interest in an underlying Mortgage Loan or Non-Trust Loan) or any interest in any mezzanine loan by such master servicer or by any of its affiliates;

          3.   the obligation of such master servicer to make advances; and

          4.   the right of such master servicer or any of its affiliates to receive reimbursement of costs, or the sufficiency of any
               compensation payable to it under the series 2008-C7 pooling and servicing agreement or with respect to any particular
               transaction.

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     "SERVICING TRANSFER EVENT" means, with respect to any underlying mortgage loan being serviced under the series 2008-C7 pooling and servicing agreement, any of the following events:

     1.   the related borrower--

          A.   fails to make when due any balloon payment (provided that in the case of a balloon loan as to which the related mortgagor shall have delivered a refinancing commitment acceptable to the special servicer prior to the maturity date, for 30 days beyond the maturity date (or for such shorter period beyond the maturity date during which the refinancing is scheduled to occur) no special servicing fee, liquidation fee or workout fee will accrue until the end of such 30-day (or shorter) period), or

          B.   fails to make when due any scheduled payment of principal and interest (other than a balloon payment), and such failure
               continues unremedied for 60 days;

     2.   the applicable master servicer or the special servicer (in the case of the special servicer, with the consent of the Loan-Specific
          Controlling Party) determines in its good faith reasonable judgment and in accordance with the Servicing Standard, based on, among other things, communications with the related borrower, that a default in the making of a scheduled payment of principal and interest (including a balloon payment) or any other default under the related mortgage loan documents that would (with respect to such other default)
          materially impair the value of the mortgaged real property as security for the subject underlying mortgage loan or otherwise would materially adversely affect the interest of the series 2008-C7 certificateholders and would continue unremedied beyond the applicable grace period under the terms of the subject underlying mortgage loan (or, if no grace period is specified, for 60 days; provided that a default that would give rise to an acceleration right without any grace period will be deemed to have a grace period equal to zero) is likely to occur and is likely to remain unremedied for at least 60 days;

     3.   there occurs a default (other than as described in clause 1 above)
          that the applicable master servicer or special servicer determines, in its good faith and reasonable judgment and in accordance with the
          Servicing Standard, materially impairs the value of the related mortgaged real property as security for the subject underlying mortgage loan or otherwise materially adversely affects the interests of the series 2008-C7 certificateholders and that continues unremedied beyond the applicable grace period under the terms of the subject underlying mortgage loan (or, if no grace period is specified, for 60 days; provided that a default that gives rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero); provided, however, that, in the event the special servicer determines that the related borrower does not need to maintain terrorism insurance as provided in the series 2008-C7 pooling and servicing agreement, no default related to the failure to obtain such insurance will be considered outstanding for purposes of this clause
          3;

     4.   various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

     5.   the applicable master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged real property.

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A Servicing Transfer Event will generally cease to exist:

     o    with respect to the circumstances described in clause 1 of this definition, if and when the related borrower makes three consecutive full and timely scheduled monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the applicable master servicer or the special servicer;

     o    with respect to the circumstances described in clauses 2 and 4 of this definition, if and when those circumstances cease to exist in the good faith reasonable judgment of the special servicer and in accordance with the Servicing Standard, but, with respect to any bankruptcy or insolvency proceedings described in clause 4 of this definition, no later than the entry of an order or decree dismissing such proceeding;

     o    with respect to the circumstances described in clause 3 of this definition, if and when the default is cured; and

     o    with respect to the circumstances described in clause 5 of this definition, if and when the proceedings are terminated;

so long as at that time no circumstance identified in clauses 1 through 5 of this definition exists that would cause a Servicing Transfer Event to continue to exist with respect to the underlying mortgage loan.

     If a Servicing Transfer Event exists with respect to one mortgage loan in a
Serviced Loan Combination, it will also be considered to exist for the other mortgage loans in that Serviced Loan Combination, except that, if a Serviced
Non-Trust Loan Noteholder prevents the occurrence of a Servicing Transfer Event with respect to the related mortgage loan in the trust through the exercise of cure rights as set forth in the related Co-Lender Agreement, then the existence of such Servicing Transfer Event with respect to the related Serviced Non-Trust
Loan will not, in and of itself, result in the existence of a Servicing Transfer
Event with respect to the related mortgage loan in the trust, or the transfer to special servicing of the applicable Serviced Loan Combination, unless a separate
Servicing Transfer Event has occurred with respect thereto.

     The Outside Serviced Mortgage Loans are not being serviced under the series
2008-C7 pooling and servicing agreement, and the Servicing Transfer Events with respect thereto under the applicable other pooling and servicing agreements will be similar, but may not be identical, to the foregoing, including with respect to the provisions described in the preceding paragraph relating to the limited automatic servicing transfer events with respect to all of the mortgage loans comprising that Loan Combination.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984.

     "STATED PRINCIPAL BALANCE" means, for any outstanding mortgage loan in the trust fund as of any date of determination, an amount (which amount will not be less than zero) equal to "x" plus "y" minus "z" where:

     X.   "x" is equal to the cut-off date principal balance of the subject mortgage loan (or, in the case of a Qualified Substitute Mortgage
          Loan, the unpaid principal balance after application of all principal payments due on or before the related due date in the month of substitution, whether or not received);

     Y.   "y" is equal to any Mortgage Deferred Interest added to the principal balance of the mortgage loan prior to the end of the collection period for the then-most recent distribution date coinciding with or preceding such date of determination; and

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     Z.   "z" is equal to the sum of--

          1.   the principal portion of each scheduled payment of principal and interest due on the subject mortgage loan after the cut-off date or the related due date in the month of substitution, as the case may be, to the extent received from the related borrower or advanced by the applicable master servicer or the trustee and distributed to series 2008-C7 certificateholders on or before such date of determination,

          2.   all principal prepayments received with respect to the subject mortgage loan after the cut-off date or the related due date in the month of substitution, as the case may be, to the extent distributed to series 2008-C7 certificateholders on or before such date of determination,

          3.   the principal portion of all insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to the subject mortgage loan after the cut-off date or the related due date in the month of substitution, as the case may be, to the extent distributed to series 2008-C7 certificateholders on or before such date of determination,

          4.   the principal portion of any Realized Loss incurred in respect of the subject mortgage loan prior to the end of the collection period for the then-most recent distribution date coinciding with or preceding such date of determination, and

          5.   to the extent not otherwise included as part of the amount described in the immediately preceding clause 4, any amount of reduction in the outstanding principal balance of the subject mortgage loan resulting from a Deficient Valuation that occurred prior to the end of the collection period for the then-most recent distribution date coinciding with or preceding such date of determination.

     With respect to any mortgage loan in the trust fund as to which the related mortgaged real property has become an REO Property, the "Stated Principal
Balance" of that mortgage loan will be, as of any date of determination, an amount equal to (x) the Stated Principal Balance of that mortgage loan as of the date of the related REO acquisition, minus (y) the sum of:

     1.   the principal portion of any P&I advance made with respect to the subject mortgage loan on or after the date of the related REO acquisition, to the extent distributed to series 2008-C7
          certificateholders on or before such date of determination;

     2.   the principal portion of all insurance proceeds, condemnation proceeds, liquidation proceeds and REO revenues received with respect to the subject mortgage loan deemed to be outstanding, to the extent distributed to series 2008-C7 certificateholders on or before such date of determination; and

     3.   the principal portion of any Realized Loss incurred in respect of the subject mortgage loan prior to the end of the collection period for the then-most recent distribution date coinciding with or preceding such date of determination.

     A mortgage loan (including a mortgage loan deemed to be outstanding with respect to an REO Property) will be deemed to be part of the mortgage pool and to have an outstanding Stated Principal Balance until the distribution date on which the payments or other proceeds, if any, received in connection with a liquidation event in respect thereof are to be (or, if no such payments or other proceeds are received in connection with such liquidation event, would have been) distributed to series 2008-C7 certificateholders. For purposes of this definition, payments or other collections of principal on or with respect to any underlying mortgage loan (including any mortgage loan as to which the related mortgaged real property has become an REO Property) will

                                       301

be considered distributed to series 2008-C7 certificateholders as of the first distribution date that those payments are included in the Total Principal
Distribution Amount. However, to the extent that principal from general collections on the mortgage pool is used to reimburse, or pay interest on, advances deemed to be nonrecoverable pursuant to the series 2008-C7 pooling and servicing agreement with respect to any particular mortgage loan, and such principal amount has not been included as part of the Total Principal
Distribution Amount, such principal amount will continue to be deemed to be distributed for purposes of calculating the Stated Principal Balance.
Notwithstanding the foregoing, if any mortgage loan is paid in full, liquidated or otherwise removed from the trust fund, commencing as of the first distribution date following the collection period during which such event occurred, the Stated Principal Balance of such mortgage loan will be zero.

     "SUBORDINATE NON-TRUST LOAN" means a Non-Trust Loan that is subordinate in right of payment to the underlying mortgage loan in the same Loan Combination.

     "SUBORDINATE SERVICED NON-TRUST LOAN" means any Subordinate Non-Trust Loan that is a Serviced Non-Trust Loan.

     "SUB-SERVICING FEE RATE" means, for any underlying mortgage loan, the per annum rate at which the monthly sub-servicing fee is payable to any sub-servicer.

     "SUBSTITUTION SHORTFALL AMOUNT" has the meaning given to that term under
"Description of the Mortgage Pool--Assignment of the Mortgage Loans; Repurchases
and Substitutions" in this offering prospectus.

     "TRIEA" means Terrorism Risk Insurance Extension Act of 2005, as amended and extended by the Terrorism Risk Insurance Program Reauthorization Act of
2007.

     "TOTAL AVAILABLE FUNDS" means, with respect to any distribution date, the total amount of funds available to make payments on the REMIC Regular
Certificates on that date as described under "The Series 2008-C7 Pooling and
Servicing Agreement--Accounts" in this offering prospectus.

     "TOTAL AVAILABLE P&I FUNDS" means, with respect to any distribution date, subject to the discussion under "Description of the Offered
Certificates--Payments" in this offering prospectus, all funds in the trustee's distribution account that are available to make payments of interest and principal on the series 2008-C7 certificates on that distribution date. The
Total Available P&I Funds do not include Post-ARD Additional Interest, yield maintenance charges or prepayment premiums. The trustee will apply the Total
Available P&I Funds as described under "Description of the Offered
Certificates--Payments" in this offering prospectus to pay principal and accrued interest on the series 2008-C7 certificates (exclusive of the class R and Y certificates) on that date.

     "TOTAL PRINCIPAL DISTRIBUTION AMOUNT" has the meaning assigned to that term under "Description of the Offered Certificates--Payments--Payments of Principal"
in this offering prospectus.

     "UAV" means unavailable.

     "UNDERWRITER EXEMPTION" means Prohibited Transaction Exemption 91-23, as amended by Prohibited Transaction Exemptions 97-34, 2000-58 and 2002-41.

     "UNDERWRITTEN ANNUAL REPLACEMENT RESERVES" or "U/W ANNUAL REPLACEMENT
RESERVES" means the average annual ongoing repairs and replacements estimated for a mortgaged real property, generally consistent with the greater of (a) the
Recommended Annual Replacement Reserves and (b) the lender's minimum underwriting standard for that property type.

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     "UNDERWRITTEN ANNUAL TI/LC RESERVES" or "U/W ANNUAL TI/LC RESERVES" means the average annual tenant improvement and leasing commissions estimated for a mortgaged real property, generally consistent with the lender's minimum underwriting standard for that property type.

     "UNDERWRITTEN EXPENSES" or "U/W EXPENSES" means, with respect to any mortgaged real property securing an underlying mortgage loan, the annual operating expenses estimated for that property, generally derived from the historical annual expenses reflected in the operating statements and other information furnished by the related borrower, except that those expenses were often modified as follows:

     o    operating expenses were generally adjusted by various factors such as inflation, appraisers' estimates and historical trends;

     o    if there was no management fee or a management fee which varies from the market, it was assumed that a management fee is payable with respect to the mortgaged real property in an amount that is the greater of the market rate as determined by an appraiser or the lender's minimum management fee underwriting criteria for the applicable property type; and

     o    those expenses were adjusted so as to eliminate any capital expenditures, loan closing costs, tenant improvements or leasing commissions and similar nonrecurring expenses.

     Underwritten Expenses generally include:

     o    salaries, wages and benefits;

     o    the costs of utilities;

     o    repairs and maintenance;

     o    marketing;

     o    insurance;

     o    management;

     o    landscaping;

     o    security, if provided at the mortgaged real property;

     o    real estate taxes;

     o    general and administrative expenses; and

     o    ground lease payments, and other costs;

but without any deductions for debt service, depreciation and amortization or capital expenditures, tenant improvements or leasing commissions.

                                       303

     "UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIO" and "U/W NCF DSCR" means, subject to the discussion under "Risk Factors--The Underwritten Net Cash Flow
Debt Service Coverage Ratios and/or Loan-to-Value Ratios for Certain of the
Underlying Mortgage Loans Have Been Underwritten or Adjusted in Consideration of
Certain Financial Performance Assumption or a Cash Holdback or a Guaranty or
Based on a Stabilized Appraised Value" in this offering prospectus:

     o    with respect to any underlying mortgage loan (other than a Crossed
          Loan or an Outside Serviced Mortgage Loan), the ratio of--

          1.   the U/W NCF for the corresponding mortgaged real property or properties, to

          2.   the Annual Debt Service for the underlying mortgage loan;

     o    with respect to any Crossed Loan, the ratio of--

          1.   the total U/W NCF for all of the mortgaged real properties related to the applicable Crossed Group, to

          2.   the total Annual Debt Service for all of the underlying mortgage loans in the applicable Crossed Group; and

     o    with respect to each of Outside Serviced Mortgage Loans, the ratio of--

          1.   the U/W NCF for the corresponding mortgaged real property or properties, to

          2.   the sum of the Annual Debt Service for that underlying mortgage loan and the aggregate-Annual Debt Service for the related Pari
               Passu Non-Trust Loan(s).

     "UNDERWRITTEN NET CASH FLOW," "U/W NET CASH FLOW," "UNDERWRITTEN NCF" and
"U/W NCF" each means, for any mortgaged real property, the Underwritten NOI for that property reduced by the following items, if and to the extent that the items have not already been netted-out in calculating Underwritten NOI:

     o    underwritten capital expenditure reserves; and

     o    underwritten tenant improvements and leasing commission reserves.

Underwritten Net Cash Flow is subject to the same limitations and qualifications as Underwritten NOI. In addition, Underwritten Net Cash Flow is not a substitute for, or comparable to, net cash flow (as determined in accordance with GAAP) as a measure of the results of a mortgaged real property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. No representation is made as to the future net cash flow of the mortgaged real properties, nor is the Underwritten Net Cash
Flow set forth herein with respect to any mortgaged real property intended to represent such future net cash flow.

     "UNDERWRITTEN NET OPERATING INCOME," "U/W NET OPERATING INCOME,"
"UNDERWRITTEN NOI" and "U/W NOI" each means, for any mortgaged real property securing any underlying mortgage loan, an estimate, made at or about the time of origination of that mortgage loan or, in some cases, more recently derived from current financial information, of the total cash flow anticipated to be available for Annual Debt Service on the underlying mortgage loan, calculated as the excess of Underwritten Revenues over Underwritten Expenses before considering any reserves or capital expenditures.

                                       304

     Underwritten NOI describes the cash flow available before deductions for capital expenditures such as tenant improvements, leasing commissions and structural reserves. In general, Underwritten NOI has been calculated without including underwritten reserves or any other underwritten capital expenditures among Underwritten Expenses. Had those reserves been so included, Underwritten
NOI would have been lower. Even in those cases where such underwritten reserves or any other underwritten capital expenditures were so included, no cash may have been actually escrowed. No representation is made as to the future operating income of the properties, nor is the Underwritten NOI set forth in this offering prospectus with respect to any mortgaged real property intended to represent such future net operating income.

     Actual conditions at any mortgaged real property may differ substantially from the assumed conditions used in calculating Underwritten NOI. In particular, the assumptions regarding future revenues, tenant vacancies, future expenses and various other relevant factors, may differ substantially from actual conditions and circumstances with respect to any mortgaged real property. There can be no assurance that the actual financial performance of any of the mortgaged real properties will meet the underwritten results assumed in connection with the origination or purchase of the underlying mortgage loans.

     Underwritten NOI and the Underwritten Revenues and Underwritten Expenses
used to determine Underwritten NOI for each mortgaged real property are derived from information furnished by the respective borrowers. Net income for a mortgaged real property as determined under GAAP would not be the same as the
Underwritten NOI for the mortgaged real property set forth in this offering prospectus. In addition, Underwritten NOI is not a substitute for or comparable to operating income as determined in accordance with GAAP as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

     "UNDERWRITTEN REVENUES" or "U/W REVENUES" means the annual operating revenues estimated for a mortgaged real property, and generally equals, subject to the assumptions and adjustments specified below:

     o    in the case of the multifamily rental properties, the amount of gross rents expected to be received during a 12-month period, as estimated by annualizing a current rent roll provided by the borrower in connection with the origination of the underlying mortgage loan or, more recently, under its periodic operating statements reporting requirements; and

     o    in the case of the commercial properties, the amount of gross rents expected to be received during a 12-month period, as estimated by annualizing a current rent roll provided by the borrower in connection with the origination of the underlying mortgage loan or, more recently, under its periodic operating statement reporting requirements, plus--

          1.   for some commercial properties, percentage rents or other
               revenues based on normalized actual amounts collected during previous operating periods, and/or

          2.   in the case of some commercial properties with modified gross or net leases, the amount of expense reimbursements expected to be received over a 12-month period, as estimated based upon actual lease terms currently in effect or actual amounts collected during previous operating periods.

     For multifamily rental and commercial properties, Underwritten Revenues also may include some other revenue items such as parking fees, laundry income and late fees.

     However, Underwritten Revenues were often decreased to take into account:

     o    the market vacancy rate, if that rate was more than the vacancy rate reflected in the most recent rent roll or operating statements, as the case may be, furnished by the related borrower;

                                       305

     o    lender's minimum vacancy underwriting criteria for the applicable property type; and

     o    for some commercial properties, applicable market rental rates, resulting, in some cases, in base rents being marked downward to market rents.

     In addition, in the case of some commercial properties, the Underwritten
Revenues were adjusted upward to account for all or a portion of the rents provided for under any rent step-ups or new leases scheduled to take effect, generally within six months of the date of the rent roll used to underwrite the subject mortgaged real property, as well as any rents not currently payable but scheduled to be payable following the completion of a build-out or the end of a free rent period.

     "UNITED STATES PERSON" means--

     o    a citizen or resident of the United States;

     o    a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of
          Columbia;

     o    an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     o    a trust as to which--

          1.   a court in the United States is able to exercise primary
               supervision over the administration of the trust, and

          2.   one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

     "UNITS" means, in the case of a mortgaged real property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, which are referred to in Annex A-1 to this offering prospectus as "Units."

     "UNRESTRICTED SERVICER REPORTS" means, collectively, the following reports and templates, among others:

     o    CMSA delinquent loan status report;

     o    CMSA historical loan modification and corrected mortgage loan report;

     o    CMSA loan level reserve/LOC report;

     o    CMSA historical liquidation loss template;

     o    CMSA REO status report;

     o    CMSA advance recovery report; and

                                       306

     o    from and after its filing with the SEC, any item deemed to be an
          Unrestricted Servicer Report in accordance with the definition of
          "Restricted Servicer Reports" in this glossary.

     "WACHOVIA" means Wachovia Bank, National Association.

     "WEIGHTED AVERAGE LIFE TO MATURITY" means, with respect to any underlying mortgage loan, the number of years obtained by dividing:

     (1)  the then outstanding principal amount of the mortgage loan into

     (2)  the total of the products obtained by multiplying:

          (a)  the amount of each then remaining required principal payment, including the principal payment at the maturity date, in respect thereof,

          by

          (b)  the number of years (including fractional years) that will elapse between such date and the date on which such payment is to be made.

     "WEIGHTED AVERAGE POOL PASS-THROUGH RATE" means, for any distribution date, the weighted average of the Net Mortgage Pass-Through Rates with respect to all of the mortgage loans in the trust fund (including mortgage loans as to which the related mortgaged real property has become an REO Property) for that distribution date, weighted on the basis of the respective Stated Principal
Balances of those mortgage loans immediately prior to that distribution date.

     "WELLS FARGO" means Wells Fargo Bank, N.A.

     "YEAR BUILT" means, with respect to any mortgaged real property, the years during which construction of the mortgaged real property was completed.

     "YEAR RENOVATED" means, with respect to any mortgaged real property, the year during which the most recent renovation, if any, of the mortgaged real property was completed. That renovation would generally include significant capital improvements to either the interior or exterior of the mortgaged real property. In most instances, in the event of multiple years of renovation, only the most recent of those years is shown.

     "YIELD MAINTENANCE INTEREST RATE" means, with respect to any mortgage loan in the trust fund and as indicated by the Yield Maintenance Discounting Horizon, one of the following:

     1.   If the value specified in the column labeled "Yield Maintenance
          Discounting Horizon" on Annex A-1 to this offering prospectus is
          "Maturity," an annualized yield (the "Yield Rate") equal to the yield on securities issued by the United States Treasury or other direct non-callable obligations backed by the full faith and credit of the
          United States of America having a maturity closest to the maturity of the subject mortgage loan, as the Yield Rate is quoted using the method specified in the related mortgage loan documents;

     2.   If the value specified in the column labeled "Yield Maintenance
          Discounting Horizon" on Annex A-1 to this offering prospectus is
          "WAL," the Yield Rate equal to the yield on securities issued by the
          United States Treasury or other direct non-callable obligations backed by the full faith and credit of the United States of America with a term equal to the Weighted Average Life to

                                       307

          Maturity of the subject mortgage loan, as the Yield Rate is quoted using the method specified in the related mortgage loan documents;

     3.   If the value specified in the column labeled "Yield Maintenance
          Discounting Horizon" on Annex A-1 to this offering prospectus is
          "Specified," the Yield Rate on securities issued by the United States
          Treasury having a maturity specified in the related mortgage loan documents.

     The Yield Maintenance Interest Rate should be increased by x basis points if the value specified for the subject mortgage loan in the column "Yield
Maintenance Interest Rate" on Annex A-1 to this offering prospectus is "T+x," or by zero (0) basis points if the value specified is "Treasury Flat" (or "U.S.
obligations Flat").

     The Yield Maintenance Interest Rate, as adjusted in the preceding paragraph, shall be converted to a monthly equivalent yield if the value for the subject mortgage loan specified in the column labeled "Yield Maintenance
Interest Rate Converted to Monthly Mortgage Rate" on Annex A-1 to this offering prospectus is "Yes."

                                       308

                                    ANNEX A-1

                        CHARACTERISTICS OF THE UNDERLYING
                MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

    Note: For purposes of presenting information regarding the original and remaining terms to maturity of the respective underlying mortgage loans in this
Annex A-1, each ARD Loan is assumed to mature on its anticipated repayment date.

        MORTGAGE   LOAN
 LOAN     LOAN     GROUP
NUMBER   SELLER   NUMBER  LOAN / PROPERTY NAME                              PROPERTY ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

   1      GSMC       1    One Liberty Plaza                                 One Liberty Plaza
   2      GSMC       1    Scottsdale Fashion Square                         7014-7590 East Camelback Road
------------------------------------------------------------------------------------------------------------------------------------
   3      CGM        1    CGM RRI Hotel Portfolio                           Various
  3.1                     Red Roof Inn Washington Downtown                  500 H Street Northwest
  3.2                     Red Roof Inn Long Island                          699 Dibblee Drive
  3.3                     Red Roof Inn Miami Airport                        3401 Northwest LeJeune Road
  3.4                     Red Roof Inn Greater Washington Manassas          10610 Automotive Drive
  3.5                     Red Roof Inn Ann Arbor University North           3621 Plymouth Road
  3.6                     Red Roof Inn Fort Lauderdale                      4800 Powerline Road
  3.7                     Red Roof Inn Phoenix Chandler                     7400 West Boston Street
  3.8                     Red Roof Inn Wilmington                           415 Stanton Christiana Road
  3.9                     Red Roof Inn Tampa Brandon                        10121 Horace Avenue
 3.10                     Red Roof Inn Atlanta Druid Hills                  1960 North Druid Hills Road NE
 3.11                     Red Roof Inn BW Parkway                           7306 Parkway Drive South
 3.12                     Red Roof Inn Tinton Falls                         11 Center Plaza
 3.13                     Red Roof Inn Baltimore North Timonium             111 West Timonium Road
 3.14                     Red Roof Inn Boston Northeast Saugus              920 Broadway
 3.15                     Red Roof Inn Joliet                               1750 McDonough Street
 3.16                     Red Roof Inn Chicago Northbrook                   340 Waukegan Road
 3.17                     Red Roof Inn Chicago Naperville                   1698 West Diehl Road
 3.18                     Red Roof Inn Phoenix Airport                      2135 West 15th Street
 3.19                     Red Roof Inn Louisville Airport                   4704 Preston Highway
 3.20                     Red Roof Inn Phoenix Bell Road                    17222 North Black Canyon Freeway
 3.21                     Red Roof Inn Cleveland Independence               6020 Quarry Lane
 3.22                     Red Roof Inn Erie                                 7865 Perry Highway
 3.23                     Red Roof Inn El Paso East                         11400 Chito Samaniego Drive
 3.24                     Red Roof Inn St Clairsville                       68301 Red Roof Lane
 3.25                     Red Roof Inn Austin Round Rock                    1990 North I-35
 3.26                     Red Roof Inn Knoxville West                       209 Advantage Place
 3.27                     Red Roof Inn Binghamton                           590 Fairview Street
 3.28                     Red Roof Inn Wilkes Barre                         1035 Highway 315
 3.29                     Red Roof Inn Pittsburgh Airport                   6404 Steubenville Pike
 3.30                     Red Roof Inn Chicago Hoffman Estates              2500 Hassell Road
 3.31                     Red Roof Inn Enfield                              5 Hazard Avenue
 3.32                     Red Roof Inn West Springfield                     1254 Riverdale Street
 3.33                     Red Roof Inn Canton                               5353 Inn Circle Court Northwest
 3.34                     Red Roof Inn Detroit Farmington Hills             24300 Sinacola Court
 3.35                     Red Roof Inn Edison                               860 New Durham Road
 3.36                     Red Roof Inn Princeton North                      208 New Road
 3.37                     Red Roof Inn Hickory                              1184 Lenoir Rhyne Boulevard
 3.38                     Red Roof Inn Asheville West                       16 Crowell Road
 3.39                     Red Roof Inn Richmond South                       4350 Commerce Road
 3.40                     Red Roof Inn Columbus West                        5001 Renner Road
 3.41                     Red Roof Inn Greensboro Airport                   615 South Regional Road
 3.42                     Red Roof Inn Johnson City                         210 Broyles Drive
 3.43                     Red Roof Inn Cincinnati Northeast Blue Ash        5900 Pfeiffer Road
 3.44                     Red Roof Inn Detroit Troy                         2350 Rochester Court
 3.45                     Red Roof Inn Detroit Madison Heights              32511 Concord Drive
 3.46                     Red Roof Inn West Monroe                          102 Constitution Drive
 3.47                     Red Roof Inn Cincinnati Sharonville               2301 East Sharon Road
 3.48                     Red Roof Inn Kansas City Overland Park            6800 West 108th Street
 3.49                     Red Roof Inn Greenville                           2801 Laurens Road
 3.50                     Red Roof Inn New London                           707 Colman Street
 3.51                     Red Roof Inn Nashville South                      4271 Sidco Drive
 3.52                     Red Roof Inn Jamestown Falconer                   1980 East Main Street
------------------------------------------------------------------------------------------------------------------------------------
   4       CGM       1    Lincoln Square                                    555 11th Street, NW
------------------------------------------------------------------------------------------------------------------------------------
   5       CGM       1    DLJ East Coast Portfolio                          Various
  5.1                     Courtyard by Marriott - Charlotte, NC             237 South Tryon Street
  5.2                     Courtyard by Marriott - Princeton, NJ             3815 U.S. Route 1
  5.3                     Courtyard by Marriott - Lynchburg, VA             4640 Murray Place
------------------------------------------------------------------------------------------------------------------------------------
   6      GSMC       1    Bush Terminal (Note 10)                           Various
                          Building 1                                        203, 233, 241, 269, 37th Street
                          Building 2                                        220, 254 36th Street
                          Building 3                                        219, 253, 36th Street and 920 Third Avenue
                          Building 4                                        34, 68, 88, 35th Street
                          Building 5                                        33-87 35th Street and 920-944 3rd Avenue
                          Building 6                                        34, 68, 88 34th Street
                          Building 7                                        33, 67, 87 34th Street
                          Building 8                                        32, 68, 86 33rd Street
                          Building 9                                        21, 55, 83 33rd Street
                          Building 10                                       882 3rd Avenue
                          Building 19                                       148, 168 39th Street and 3906 2nd Avenue
                          Building 20                                       147, 167 41st Street and 4002 2nd Avenue
                          Building 22                                       80 39th Street
                          Building 23                                       76 39th Street
                          Building 24                                       52 39th Street
                          Building 26                                       4014 1st Avenue
------------------------------------------------------------------------------------------------------------------------------------
   7       CGM       1    Mall St. Vincent                                  1133 St. Vincent Avenue
   8       CGM       1    Alexandria Mall                                   3437 Masonic Drive
------------------------------------------------------------------------------------------------------------------------------------
   9       CGM       1    Huntsville Office Portfolio II                    Various
  9.1                     Perimeter Center Corporate Park                   1500 & 1525 Perimeter Parkway
  9.2                     Progress Center                                   6767 Old Madison Pike Northwest
  9.3                     DRS Building                                      110 Wynn Drive
------------------------------------------------------------------------------------------------------------------------------------
  10      GSMC       2    Copper Beech Townhomes II - Columbia              1051 Southern Drive
  11       CGM       1    Red Beam Garage                                   1946 & 1960 Post Road
------------------------------------------------------------------------------------------------------------------------------------
  12       CGM       1    Huntsville Office Portfolio III                   Various
 12.1                     Research Park Office Center                       7037, 7047, 7057, & 7067 Old Madison Pike
 12.2                     Region's Center                                   200 Clinton Avenue West
 12.3                     Colonial Center at Lakeside                       620 Discovery Drive Northwest
------------------------------------------------------------------------------------------------------------------------------------
  13       CGM       1    Courtyard by Marriott - Lyndhurst, NJ             1 Polito Avenue
------------------------------------------------------------------------------------------------------------------------------------
  14       CGM       1    Huntsville Office Portfolio I                     Various
 14.1                     Research Place                                    5000 Bradford Drive
 14.2                     Northrop Grumman Building                         301 Voyager Way
 14.3                     Colonial Center at Research Park                  5030 Bradford Drive Northwest
------------------------------------------------------------------------------------------------------------------------------------
  15       CGM       2    Copper Beech - Kalamazoo, MI                      5900 Copper Beech Boulevard
  16       CGM       1    South Braintree                                   1501, 1505, 1515 & 1525 Washington Street
  17      GSMC       1    Hilton Garden Inn                                 3950 Fair Ridge Drive
  18       CGM       1    Laidley Tower                                     500 Lee Street East
------------------------------------------------------------------------------------------------------------------------------------
  19       CGM       1    Chant Portfolio - Pool 3                          Various
 19.1                     6301 Jefferson                                    6301 Jefferson Street Northeast
 19.2                     5601 Office                                       5601 Office Boulevard Northeast
 19.3                     6401 Jefferson                                    6401 Jefferson Street Northeast
------------------------------------------------------------------------------------------------------------------------------------
  20      GSMC       1    Technology Park                                   30 Community Drive
  21       CGM       1    Pinnacle Village Shopping Center                  7501-7701 West 119th Street
  22       CGM       1    Century Square Shopping Center                    1025-4775 Mountain View Drive
  23      GSMC       1    Libbey Distribution Building                      5001 Greenwood Road
  24       CGM       1    Wingate Inn - New York, NY                        235 West 35th Street
  25       CGM       2    Clearview Apartments                              12100 Clearview Lane
  26       CGM       2    Colonial Village Apartments                       1070 West Main Street
------------------------------------------------------------------------------------------------------------------------------------
  27       CGM       1    Highpoint I & Coppell II                          Various
 27.1                     Highpoint I                                       2701 Highpoint Oaks Boulevard
 27.2                     Coppell II                                        1322 Crestside Drive
------------------------------------------------------------------------------------------------------------------------------------
  28       CGM       1    Courtyard by Marriott - Columbus Airport, OH      2901 Airport Drive
  29      GSMC       1    Plaza Tower                                       111 2nd Avenue Northeast
  30       CGM       1    Hotel Nexus - Seattle, WA                         2140 North Northgate Way
  31       CGM       1    2221 Park Place                                   2221 Park Place
  32       CGM       1    Seattle Space Needle                              400 Broad Street
  33       CGM       1    2110 Executive Hills Court                        2110 Executive Hills Court
  34       CGM       2    Perry's Crossing                                  1000 Valley Bluff Road
  35       CGM       1    Verizon Wireless - Lincoln, NE                    4600 Innovation Drive
  36      GSMC       1    US Bank Building                                  422 & 428 West Riverside Avenue
  37      GSMC       1    Fairlane Green Phase II                           3349 Fairlane Drive
  38       CGM       2    Willow Glen Apartments                            7101 Wolflin Avenue
  39       CGM       1    2810 North Parham Road                            2810 North Parham Road
  40       CGM       2    Breckinridge Square Apartments                    203 Breckinridge Square
  41       CGM       1    Loehmann's Department Store                       151 North State Street
  42       CGM       2    47 Third Avenue - Residential                     47 Third Avenue
  43      GSMC       2    Copper Beech Townhomes II - Allendale             10295 48th Avenue
  44       CGM       1    Courtyard by Marriott - Columbus Downtown, OH     35 West Spring Street
  45       CGM       1    Simsbury Plaza                                    33220 West 14 Mile Road
  46      GSMC       1    Puckett Plaza                                     3440 Bell Street
  47       CGM       1    Bryan Premiere Cinema 16                          950 North Earl Rudder Freeway
  48       CGM       2    Timber Ridge Apartments                           3602 Rolling Green Drive
  49      GSMC       1    Hanover Square North                              7230 Bell Creek Road
  50       CGM       1    Springhill Suites - Bothell, WA                   3850 Monte Villa Parkway
  51       CGM       2    Patchen Oaks Apartments                           251 Chippen Dale Circle
------------------------------------------------------------------------------------------------------------------------------------
  52       CGM       1    Chant Portfolio - Pool 4                          Various
 52.1                     4700 Jefferson                                    4700 Jefferson Street
 52.2                     14800, 14810, 14820 Central Avenue                14800, 14810, 14820 Central Avenue
 52.3                     8519 Jefferson                                    8519 Jefferson Street
 52.4                     8509 Jefferson                                    8509 Jefferson Street
------------------------------------------------------------------------------------------------------------------------------------
  53       CGM       2    Wood Trail-Tyler Apartments                       1909 Shiloh Road
  54      GSMC       1    Oaks Tower and Gardens                            1100, 1101 & 1102 Kermit Drive
  55      GSMC       1    The Forum at Cherry Creek                         425 South Cherry Street
  56       CGM       1    Comfort Inn - Towson, MD                          8801 Loch Raven Boulevard
  57      GSMC       1    Emergisoft Plaza                                  524 East Lamar Boulevard
  58       CGM       1    7-Hi Retail Center                                4754 & 4912 County Road 101 and 17730, 17790 & 17800
                                                                            Highway 7
  59       CGM       1    Butterfield Exchange II                           360 West Butterfield Road
  60       CGM       1    Sunflower Marketplace                             285, 311, 313, 343, and 393 West Shaw Avenue
  61      GSMC       1    Albany Square                                     4445 - 4453 North Pulaski Road
                          Patel Hotel Portfolio
------------------------------------------------------------------------------------------------------------------------------------
  62       CGM       1    Holiday Inn Express - Prince Frederick, MD        335 Merrimac Court
  63       CGM       1    Travelodge - Lancaster, PA                        2101 Columbia Avenue
------------------------------------------------------------------------------------------------------------------------------------
  64       CGM       2    Pebblebend Apartments                             4315 Esmond Drive
  65       CGM       1    The Parkway                                       812 West Spring Creek Parkway
  66       CGM       2    Oakwood Village Apartments                        1521 North 37th Street
  67       CGM       2    McKee Place Apartments                            308-362 McKee Place
  68      GSMC       1    Commonwealth Shopping Center                      1020 Edgewood Avenue North
  69       CGM       1    Highland Shopping Center                          28920 Greenspot Road
  70       CGM       1    Climatic Centre                                   1001 Pinnacle Point Drive
  71       CGM       1    Broadmoor Shopping Center                         1601 North Turner Street
  72      GSMC       1    North Mar Center                                  3843-4013 East Market Street
  73       CGM       1    Corporate Centre at Colorado Springs              6760 Corporate Drive
  74      GSMC       1    Piedmont Park Medical Center                      197 & 205 Piedmont Boulevard and 223 South Herlong
                                                                            Avenue
  75       CGM       1    Silver State Materials                            5910 Range Road
  76       CGM       1    Springhill Suites - Las Cruces, NM (LH)           1611 Hickory Loop
  77       CGM       1    Comfort Inn & Suites - Carbondale, CO (LH)        920 Cowen Drive
  78      GSMC       1    Shoppes at Tanglewood                             103 Tanglewood Parkway
  79       CGM       1    2441 Constitution Drive                           2441 Constitution Drive
  80       CGM       1    Marriott Fairfield Inn and Suites - Yakima, WA    137 North Fair Avenue
  81       CGM       1    Steve and Barry's - Athens, GA                    10 Huntington Road
  82       CGM       1    The Blodgett Building                             15 Ionia Avenue Southwest
  83       CGM       1    Super K-Mart - Aurora, CO                         15200 East Colfax Avenue
  84       CGM       1    Selina Plaza                                      2467 Faye Road
  85       CGM       1    2220 Mountain Boulevard                           2220 Mountain Boulevard
  86      GSMC       1    National Market Center - Commons Retail Building  10340 Baltimore Street Northeast
  87       CGM       1    Carolina Commons                                  9869 Ocean Highway West
  88       CGM       1    The Cee Sportswear Building                       5808 South Wilmington Avenue
  89      GSMC       1    421 Germantown Pike                               421 West Germantown Pike
  90       CGM       1    Delphos East Plaza                                1102 Elida Avenue
  91       CGM       2    Indian Trail Apartments                           4120 Prairie Avenue
  92      GSMC       1    University Place                                  401-415 West University Drive
  93       CGM       1    47 Third Avenue - Retail                          47 Third Avenue, 101 East 10th Street
  94      GSMC       1    Willmar Shoppes Retail Center                     2319 & 2323 South First Street
  95       CGM       1    Firehouse Square                                  7220 West National Avenue
  96       CGM       1    Comfort Inn & Suites - Carbondale, CO (GR)        920 Cowen Drive
  97       CGM       1    Miller Road                                       4318 Miller Road

   LOAN                                                                                  DETAILED                  CUT-OFF DATE
  NUMBER           CITY        STATE  ZIP CODE          COUNTY        PROPERTY TYPE   PROPERTY TYPE             PRINCIPAL BALANCE
---------------------------------------------------------------------------------------------------------------------------------

    1     New York              NY      10006   New York              Office         CBD                          250,000,000.00
    2     Scottsdale            AZ      85251   Maricopa              Retail         Regional Mall                225,000,000.00
---------------------------------------------------------------------------------------------------------------------------------
    3     Various            Various   Various  Various               Hospitality    Limited Service               68,428,702.23
   3.1    Washington            DC      20001   District of Columbia  Hospitality    Limited Service
   3.2    Westbury              NY      11590   Nassau                Hospitality    Limited Service
   3.3    Miami                 FL      33134   Miami-Dade            Hospitality    Limited Service
   3.4    Manassas              VA      20109   Prince William        Hospitality    Limited Service
   3.5    Ann Arbor             MI      48105   Washtenaw             Hospitality    Limited Service
   3.6    Fort Lauderdale       FL      33309   Broward               Hospitality    Limited Service
   3.7    Chandler              AZ      85226   Maricopa              Hospitality    Limited Service
   3.8    Newark                DE      19713   New Castle            Hospitality    Limited Service
   3.9    Tampa                 FL      33619   Hillsborough          Hospitality    Limited Service
  3.10    Atlanta               GA      30329   DeKalb                Hospitality    Limited Service
  3.11    Hanover               MD      21076   Anne Arundel          Hospitality    Limited Service
  3.12    Tinton Falls          NJ      07724   Monmouth              Hospitality    Limited Service
  3.13    Timonium              MD      21093   Baltimore             Hospitality    Limited Service
  3.14    Saugus                MA      01906   Essex                 Hospitality    Limited Service
  3.15    Joliet                IL      60436   Will                  Hospitality    Limited Service
  3.16    Deerfield             IL      60015   Cook                  Hospitality    Limited Service
  3.17    Naperville            IL      60563   DuPage                Hospitality    Limited Service
  3.18    Tempe                 AZ      85281   Maricopa              Hospitality    Limited Service
  3.19    Louisville            KY      40213   Jefferson             Hospitality    Limited Service
  3.20    Phoenix               AZ      85053   Maricopa              Hospitality    Limited Service
  3.21    Independence          OH      44131   Cuyahoga              Hospitality    Limited Service
  3.22    Erie                  PA      16509   Erie                  Hospitality    Limited Service
  3.23    El Paso               TX      79936   El Paso               Hospitality    Limited Service
  3.24    St Clairsville        OH      43950   Belmont               Hospitality    Limited Service
  3.25    Round Rock            TX      78681   Williamson            Hospitality    Limited Service
  3.26    Knoxville             TN      37922   Knox                  Hospitality    Limited Service
  3.27    Johnson City          NY      13790   Broome                Hospitality    Limited Service
  3.28    Wilkes Barre          PA      18702   Luzerne               Hospitality    Limited Service
  3.29    Pittsburgh            PA      15205   Allegheny             Hospitality    Limited Service
  3.30    Hoffman Estates       IL      60169   Cook                  Hospitality    Limited Service
  3.31    Enfield               CT      06082   Hartford              Hospitality    Limited Service
  3.32    West Springfield      MA      01089   Hampden               Hospitality    Limited Service
  3.33    North Canton          OH      44720   Stark                 Hospitality    Limited Service
  3.34    Farmington Hills      MI      48335   Oakland               Hospitality    Limited Service
  3.35    Edison                NJ      08817   Middlesex             Hospitality    Limited Service
  3.36    Monmouth Junction     NJ      08852   Middlesex             Hospitality    Limited Service
  3.37    Hickory               NC      28602   Catawba               Hospitality    Limited Service
  3.38    Asheville             NC      28806   Buncombe              Hospitality    Limited Service
  3.39    Richmond              VA      23234   Richmond City         Hospitality    Limited Service
  3.40    Columbus              OH      43228   Franklin              Hospitality    Limited Service
  3.41    Greensboro            NC      27409   Guilford              Hospitality    Limited Service
  3.42    Johnson City          TN      37601   Washington            Hospitality    Limited Service
  3.43    Blue Ash              OH      45242   Hamilton              Hospitality    Limited Service
  3.44    Troy                  MI      48083   Oakland               Hospitality    Limited Service
  3.45    Madison Heights       MI      48071   Oakland               Hospitality    Limited Service
  3.46    West Monroe           LA      71292   Ouachita              Hospitality    Limited Service
  3.47    Sharonville           OH      45241   Hamilton              Hospitality    Limited Service
  3.48    Overland Park         KS      66211   Johnson               Hospitality    Limited Service
  3.49    Greenville            SC      29607   Greenville            Hospitality    Limited Service
  3.50    New London            CT      06320   New London            Hospitality    Limited Service
  3.51    Nashville             TN      37204   Davidson              Hospitality    Limited Service
  3.52    Falconer              NY      14733   Chautauqua            Hospitality    Limited Service
---------------------------------------------------------------------------------------------------------------------------------
    4     Washington            DC      20004   District of Columbia  Office         CBD                           60,000,000.00
---------------------------------------------------------------------------------------------------------------------------------
    5     Various            Various   Various  Various               Hospitality    Limited Service               51,400,000.00
   5.1    Charlotte             NC      28202   Mecklenburg           Hospitality    Limited Service
   5.2    Princeton             NJ      08540   Mercer                Hospitality    Limited Service
   5.3    Lynchburg             VA      24502   Lynchburg City        Hospitality    Limited Service
---------------------------------------------------------------------------------------------------------------------------------
    6     Brooklyn              NY      11232   Kings                 Industrial     Flex                          50,000,000.00
          Brooklyn              NY      11232   Kings                 Industrial     Flex
          Brooklyn              NY      11232   Kings                 Industrial     Flex
          Brooklyn              NY      11232   Kings                 Industrial     Flex
          Brooklyn              NY      11232   Kings                 Industrial     Flex
          Brooklyn              NY      11232   Kings                 Industrial     Flex
          Brooklyn              NY      11232   Kings                 Industrial     Flex
          Brooklyn              NY      11232   Kings                 Industrial     Flex
          Brooklyn              NY      11232   Kings                 Industrial     Flex
          Brooklyn              NY      11232   Kings                 Industrial     Flex
          Brooklyn              NY      11232   Kings                 Industrial     Flex
          Brooklyn              NY      11232   Kings                 Industrial     Flex
          Brooklyn              NY      11232   Kings                 Industrial     Flex
          Brooklyn              NY      11232   Kings                 Industrial     Flex
          Brooklyn              NY      11203   Kings                 Industrial     Flex
          Brooklyn              NY      11232   Kings                 Industrial     Flex
          Brooklyn              NY      11232   Kings                 Industrial     Flex
---------------------------------------------------------------------------------------------------------------------------------
    7     Shreveport            LA      71104   Caddo                 Retail         Regional Mall                 49,000,000.00
    8     Alexandria            LA      71301   Rapides               Retail         Regional Mall                 47,500,000.00
---------------------------------------------------------------------------------------------------------------------------------
    9     Huntsville            AL     Various  Madison               Office         Suburban                      40,900,000.00
   9.1    Huntsville            AL      35806   Madison               Office         Suburban
   9.2    Huntsville            AL      35806   Madison               Office         Suburban
   9.3    Huntsville            AL      35805   Madison               Office         Suburban
---------------------------------------------------------------------------------------------------------------------------------
   10     Columbia              SC      29201   Richland              Multifamily    Student Housing               36,936,000.00
   11     Warwick               RI      02886   Kent                  Other          Parking Garage                35,362,450.61
---------------------------------------------------------------------------------------------------------------------------------
   12     Huntsville            AL     Various  Madison               Office         Suburban                      34,390,000.00
  12.1    Huntsville            AL      35806   Madison               Office         Suburban
  12.2    Huntsville            AL      35801   Madison               Office         Suburban
  12.3    Huntsville            AL      35806   Madison               Office         Suburban
---------------------------------------------------------------------------------------------------------------------------------
   13     Lyndhurst             NJ      07071   Bergen                Hospitality    Full Service                  34,350,000.00
---------------------------------------------------------------------------------------------------------------------------------
   14     Huntsville            AL     Various  Madison               Office         Suburban                      32,250,000.00
  14.1    Huntsville            AL      35805   Madison               Office         Suburban
  14.2    Huntsville            AL      35806   Madison               Office         Suburban
  14.3    Huntsville            AL      35805   Madison               Office         Suburban
---------------------------------------------------------------------------------------------------------------------------------
   15     Kalamazoo             MI      49009   Kalamazoo             Multifamily    Student Housing               30,450,000.00
   16     Braintree             MA      02184   Norfolk               Mixed Use      Office/Industrial             28,425,000.00
   17     Fairfax               VA      22033   Fairfax               Hospitality    Limited Service               27,320,000.00
   18     Charleston            WV      25301   Kanawha               Office         CBD                           25,000,000.00
---------------------------------------------------------------------------------------------------------------------------------
   19     Albuquerque           NM      87109   Bernalillo            Office         Suburban                      22,800,000.00
  19.1    Albuquerque           NM      87109   Bernalillo            Office         Suburban
  19.2    Albuquerque           NM      87109   Bernalillo            Office         Suburban
  19.3    Albuquerque           NM      87109   Bernalillo            Office         Suburban
---------------------------------------------------------------------------------------------------------------------------------
   20     South Burlington      VT      05403   Chittenden            Office         Suburban                      21,350,000.00
   21     Overland Park         KS      66213   Johnson               Retail         Anchored                      21,100,000.00
   22     West Mifflin          PA      15122   Allegheny             Retail         Anchored                      20,215,122.20
   23     Shreveport            LA      71109   Caddo                 Industrial     Warehouse                     19,000,000.00
   24     New York              NY      10001   New York              Hospitality    Limited Service               18,724,942.03
   25     Holland               MI      49424   Ottawa                Multifamily    Conventional                  17,500,000.00
   26     Hendersonville        TN      37075   Sumner                Multifamily    Conventional                  16,800,000.00
---------------------------------------------------------------------------------------------------------------------------------
   27     Various               TX     Various  Various               Mixed Use      Office/Industrial             15,750,000.00
  27.1    Lewisville            TX      75067   Denton                Mixed Use      Office/Industrial
  27.2    Coppell               TX      75019   Dallas                Mixed Use      Office/Industrial
---------------------------------------------------------------------------------------------------------------------------------
   28     Columbus              OH      43219   Franklin              Hospitality    Limited Service               15,378,000.00
   29     St. Petersburg        FL      33701   Pinellas              Office         CBD                           15,300,000.00
   30     Seattle               WA      98133   King                  Hospitality    Limited Service               14,841,066.96
   31     El Segundo            CA      90245   Los Angeles           Office         Suburban                      14,700,000.00
   32     Seattle               WA      98109   King                  Other          Observation Tower, Retail     14,500,000.00
   33     Auburn Hills          MI      48326   Oakland               Office         Suburban                      14,444,000.00
   34     Perrysburg            OH      43551   Wood                  Multifamily    Conventional                  14,000,000.00
   35     Lincoln               NE      68521   Lancaster             Office         Suburban                      14,000,000.00
   36     Spokane               WA      99201   Spokane               Office         CBD                           13,900,000.00
   37     Allen Park            MI      48101   Wayne                 Retail         Anchored                      13,700,000.00
   38     Amarillo              TX      79106   Potter                Multifamily    Conventional                  12,900,000.00
   39     Richmond              VA      23294   Henrico               Office         Suburban                      12,726,000.00
   40     Louisville            KY      40220   Jefferson             Multifamily    Conventional                  12,500,000.00
   41     Chicago               IL      60601   Cook                  Retail         Anchored, Single Tenant       12,000,000.00
   42     New York              NY      10003   New York              Multifamily    Student Housing               11,952,720.72
   43     Allendale             MI      49401   Ottawa                Multifamily    Student Housing               11,896,000.00
   44     Columbus              OH      43215   Franklin              Hospitality    Limited Service               11,202,000.00
   45     West Bloomfield       MI      48322   Oakland               Retail         Anchored                      11,122,533.87
   46     Amarillo              TX      79109   Randall               Retail         Anchored                      10,700,000.00
   47     Bryan                 TX      77802   Brazos                Retail         Unanchored, Single Tenant     10,085,000.00
   48     Abilene               TX      79606   Taylor                Multifamily    Conventional                   9,695,000.00
   49     Mechanicsville        VA      23111   Hanover               Retail         Anchored                       9,661,091.15
   50     Bothell               WA      98021   Snohomish             Hospitality    Limited Service                9,575,000.00
   51     Lexington             KY      40517   Fayette               Multifamily    Conventional                   9,375,000.00
---------------------------------------------------------------------------------------------------------------------------------
   52     Albuquerque           NM     Various  Bernalillo            Office         Suburban                       9,090,000.00
  52.1    Albuquerque           NM      87109   Bernalillo            Office         Suburban
  52.2    Albuquerque           NM      87123   Bernalillo            Office         Suburban
  52.3    Albuquerque           NM      87113   Bernalillo            Office         Suburban
  52.4    Albuquerque           NM      87113   Bernalillo            Office         Suburban
---------------------------------------------------------------------------------------------------------------------------------
   53     Tyler                 TX      75703   Smith                 Multifamily    Conventional                   8,119,000.00
   54     Nashville             TN      37217   Davidson              Office         Suburban                       8,100,000.00
   55     Glendale              CO      80246   Arapahoe              Office         Suburban                       8,035,000.00
   56     Towson                MD      21286   Baltimore             Hospitality    Limited Service                7,966,287.51
   57     Arlington             TX      76011   Tarrant               Office         Suburban                       7,760,000.00
   58     Minnetonka            MN      55345   Hennepin              Retail         Unanchored                     7,715,000.00
   59     Elmhurst              IL      60126   DuPage                Office         Suburban                       7,625,000.00
   60     Clovis                CA      93612   Fresno                Retail         Shadow Anchored                7,500,000.00
   61     Chicago               IL      60630   Cook                  Retail         Unanchored                     7,300,000.00
---------------------------------------------------------------------------------------------------------------------------------
   62     Prince Frederick      MD      20678   Calvert               Hospitality    Limited Service                5,351,580.33
   63     Lancaster             PA      17603   Lancaster             Hospitality    Limited Service                1,820,535.84
---------------------------------------------------------------------------------------------------------------------------------
   64     Odessa                TX      79762   Ector                 Multifamily    Conventional                   7,000,000.00
   65     Plano                 TX      75023   Collin                Retail         Unanchored                     6,917,000.00
   66     Orange                TX      77630   Orange                Multifamily    Conventional                   6,815,000.00
   67     Pittsburgh            PA      15213   Allegheny             Multifamily    Student Housing                6,700,000.00
   68     Jacksonville          FL      32254   Duval                 Retail         Anchored                       6,650,000.00
   69     Highland              CA      92346   San Bernardino        Retail         Shadow Anchored                6,429,083.09
   70     Columbia              SC      29223   Richland              Office         Suburban                       6,400,000.00
   71     Hobbs                 NM      88240   Lea                   Retail         Anchored                       5,582,388.82
   72     Warren                OH      44484   Trumbull              Office         Medical Office                 5,360,000.00
   73     Colorado Springs      CO      80919   El Paso               Office         Suburban                       5,320,000.00
   74     Rock Hill             SC      29732   York                  Office         Medical Office                 5,300,000.00
   75     Las Vegas             NV      89115   Clarke                Land           Manufacturing                  5,274,446.16
   76     Las Cruces            NM      88005   Dona Ana              Hospitality    Limited Service                5,200,000.00
   77     Carbondale            CO      81623   Eagle                 Hospitality    Limited Service                5,000,000.00
   78     Elizabeth City        NC      27909   Pasquotank            Retail         Shadow Anchored                4,990,371.15
   79     Livermore             CA      94551   Alameda               Industrial     Flex                           4,978,455.70
   80     Yakima                WA      98901   Yakima                Hospitality    Limited Service                4,893,532.27
   81     Athens                GA      30606   Clarke                Retail         Unanchored, Single Tenant      4,853,157.88
   82     Grand Rapids          MI      49503   Kent                  Office         CBD                            4,660,000.00
   83     Aurora                CO      80012   Arapahoe              Retail         Anchored, Single Tenant        4,432,000.00
   84     Jacksonville          FL      32226   Duval                 Retail         Unanchored                     4,420,000.00
   85     Oakland               CA      94611   Alameda               Mixed Use      Office/Retail                  4,400,000.00
   86     Blaine                MN      55449   Anoka                 Retail         Shadow Anchored                4,032,218.75
   87     Calabash              NC      28467   Brunswick             Retail         Anchored                       4,000,000.00
   88     Huntington Park       CA      90058   Los Angeles           Industrial     Warehouse                      3,974,247.43
   89     Plymouth Meeting      PA      19462   Montgomery            Retail         Unanchored                     3,875,000.00
   90     Delphos               OH      45833   Allen                 Retail         Anchored                       3,738,777.96
   91     Amarillo              TX      79109   Randall               Multifamily    Conventional                   3,600,000.00
   92     Denton                TX      76201   Denton                Retail         Unanchored                     3,550,000.00
   93     New York              NY      10003   New York              Retail         Anchored, Single Tenant        3,500,000.00
   94     Willmar               MN      56201   Kandiyohi             Retail         Anchored                       3,275,000.00
   95     West Allis            WI      53214   Milwaukee             Office         Medical Office                 3,050,000.00
   96     Carbondale            CO      81623   Eagle                 Land           Hospitality                    2,875,000.00
   97     Flint                 MI      48507   Genesee               Office         Suburban                       2,374,758.96

                                                                                                     CROSS
                                                                                                COLLATERALIZED
                                                                                                   MORTGAGE
                                                  CUT-OFF DATE                                    LOAN GROUP
            % OF                                   PRINCIPAL                                       AGGREGATE
          AGGREGATE   % OF INITIAL  % OF INITIAL    BALANCE                          CROSS       CUT-OFF DATE
           INITIAL        LOAN          LOAN      PER SF/UNIT/    LOAN BALANCE  COLLATERALIZED     PRINCIPAL      RELATED
 LOAN     MORTGAGE       GROUP 1       GROUP 2      ROOM/PAD     AT MATURITY /    (MORTGAGE         BALANCE      (MORTGAGE
NUMBER  POOL BALANCE     BALANCE       BALANCE      (NOTE 4)          ARD        LOAN GROUP)       (NOTE 3)     LOAN GROUP)
---------------------------------------------------------------------------------------------------------------------------

   1         13.5%        15.3%                       388.52    230,274,954.90        No        250,000,000.00       No
   2         12.2%        13.8%                       416.65    225,000,000.00        No        225,000,000.00       No
---------------------------------------------------------------------------------------------------------------------------
   3         3.7%         4.2%                        51,169     59,560,799.60        No         68,428,702.23       No
  3.1
  3.2
  3.3
  3.4
  3.5
  3.6
  3.7
  3.8
  3.9
 3.10
 3.11
 3.12
 3.13
 3.14
 3.15
 3.16
 3.17
 3.18
 3.19
 3.20
 3.21
 3.22
 3.23
 3.24
 3.25
 3.26
 3.27
 3.28
 3.29
 3.30
 3.31
 3.32
 3.33
 3.34
 3.35
 3.36
 3.37
 3.38
 3.39
 3.40
 3.41
 3.42
 3.43
 3.44
 3.45
 3.46
 3.47
 3.48
 3.49
 3.50
 3.51
 3.52
---------------------------------------------------------------------------------------------------------------------------
   4         3.2%         3.7%                        541.90     60,000,000.00        No         60,000,000.00       No
---------------------------------------------------------------------------------------------------------------------------
   5         2.8%         3.1%                       120,941     51,400,000.00        No         51,400,000.00       No
  5.1
  5.2
  5.3
---------------------------------------------------------------------------------------------------------------------------
   6         2.7%         3.1%                         50.12     50,000,000.00        No         50,000,000.00       No

---------------------------------------------------------------------------------------------------------------------------
   7         2.6%         3.0%                        265.15     49,000,000.00        No         49,000,000.00       No
   8         2.6%         2.9%                         84.91     47,500,000.00        No         47,500,000.00       No
---------------------------------------------------------------------------------------------------------------------------
   9         2.2%         2.5%                         60.83     37,916,623.61        No         40,900,000.00    Yes (R1)
  9.1
  9.2
  9.3
---------------------------------------------------------------------------------------------------------------------------
  10         2.0%                      17.1%         132,863     34,671,991.73        No         36,936,000.00    Yes (R2)
  11         1.9%         2.2%                        183.43     30,612,961.45        No         35,362,450.61       No
---------------------------------------------------------------------------------------------------------------------------
  12         1.9%         2.1%                         67.04     31,881,483.52        No         34,390,000.00    Yes (R1)
 12.1
 12.2
 12.3
---------------------------------------------------------------------------------------------------------------------------
  13         1.9%         2.1%                       151,322     30,382,421.84        No         34,350,000.00    Yes (R3)
---------------------------------------------------------------------------------------------------------------------------
  14         1.7%         2.0%                         62.43     29,897,581.76        No         32,250,000.00    Yes (R1)
 14.1
 14.2
 14.3
---------------------------------------------------------------------------------------------------------------------------
  15         1.6%                      14.1%         118,945     28,408,764.18        No         30,450,000.00    Yes (R2)
  16         1.5%         1.7%                         67.78     26,669,087.16        No         28,425,000.00    Yes (R6)
  17         1.5%         1.7%                       183,356     24,791,257.12        No         27,320,000.00       No
  18         1.4%         1.5%                        116.65     23,349,311.15        No         25,000,000.00    Yes (R4)
---------------------------------------------------------------------------------------------------------------------------
  19         1.2%         1.4%                        155.69     20,913,143.85        No         22,800,000.00    Yes (R4)
 19.1
 19.2
 19.3
---------------------------------------------------------------------------------------------------------------------------
  20         1.2%         1.3%                         78.39     19,074,874.16        No         21,350,000.00       No
  21         1.1%         1.3%                        166.26     19,715,661.42        No         21,100,000.00       No
  22         1.1%         1.2%                         48.64     19,231,669.52        No         20,215,122.20       No
  23         1.0%         1.2%                         29.41     19,000,000.00        No         19,000,000.00       No
  24         1.0%         1.1%                       203,532     17,770,267.29        No         18,724,942.03       No
  25         0.9%                       8.1%          46,543     16,288,807.17        No         17,500,000.00    Yes (R5)
  26         0.9%                       7.8%          46,154     15,065,444.21        No         16,800,000.00    Yes (R5)
---------------------------------------------------------------------------------------------------------------------------
  27         0.9%         1.0%                         94.80     14,741,764.60        No         15,750,000.00       No
 27.1
 27.2
---------------------------------------------------------------------------------------------------------------------------
  28         0.8%         0.9%                       102,520     13,601,772.71        No         15,378,000.00    Yes (R3)
  29         0.8%         0.9%                         82.94     14,394,047.91        No         15,300,000.00       No
  30         0.8%         0.9%                        87,817     12,660,949.41        No         14,841,066.96       No
  31         0.8%         0.9%                        267.27     14,700,000.00        No         14,700,000.00    Yes (R10)
  32         0.8%         0.9%                      1,381.25     13,508,289.53        No         14,500,000.00       No
  33         0.8%         0.9%                        139.12     12,893,816.12        No         14,444,000.00       No
  34         0.8%                       6.5%          47,297     13,046,164.56        No         14,000,000.00    Yes (R5)
  35         0.8%         0.9%                        123.83     14,000,000.00        No         14,000,000.00       No
  36         0.8%         0.9%                         76.21     13,126,318.01        No         13,900,000.00       No
  37         0.7%         0.8%                        115.17     12,330,090.21        No         13,700,000.00       No
  38         0.7%                       6.0%          35,833     11,989,614.35        No         12,900,000.00    Yes (R8)
  39         0.7%         0.8%                         89.61     11,939,352.73        No         12,726,000.00    Yes (R6)
  40         0.7%                       5.8%          42,517     11,723,630.78        No         12,500,000.00    Yes (R9)
  41         0.6%         0.7%                        438.20     10,758,623.03        No         12,000,000.00       No
  42         0.6%                       5.5%         426,883     10,407,106.67        No         11,952,720.72       No
  43         0.6%                       5.5%         145,073     11,166,829.66        No         11,896,000.00    Yes (R2)
  44         0.6%         0.7%                        75,181      9,908,119.23        No         11,202,000.00    Yes (R3)
  45         0.6%         0.7%                        142.47      9,598,252.35        No         11,122,533.87       No
  46         0.6%         0.7%                         80.01     10,090,791.97        No         10,700,000.00       No
  47         0.5%         0.6%                        157.15      8,917,351.94        No         10,085,000.00       No
  48         0.5%                       4.5%          43,281      8,804,781.23        No          9,695,000.00    Yes (R7)
  49         0.5%         0.6%                        131.55      8,394,338.67        No          9,661,091.15       No
  50         0.5%         0.6%                       113,988      8,566,089.04        No          9,575,000.00    Yes (R3)
  51         0.5%                       4.3%          48,828      8,574,704.93        No          9,375,000.00    Yes (R9)
---------------------------------------------------------------------------------------------------------------------------
  52         0.5%         0.6%                        110.95      8,337,740.03        No          9,090,000.00    Yes (R4)
 52.1
 52.2
 52.3
 52.4
---------------------------------------------------------------------------------------------------------------------------
  53         0.4%                       3.8%          46,131      7,373,492.89        No          8,119,000.00    Yes (R7)
  54         0.4%         0.5%                         48.41      7,611,295.00        No          8,100,000.00       No
  55         0.4%         0.5%                         96.60      7,586,133.38        No          8,035,000.00       No
  56         0.4%         0.5%                        43,061      6,311,010.82        No          7,966,287.51       No
  57         0.4%         0.5%                         82.64      7,760,000.00        No          7,760,000.00       No
  58         0.4%         0.5%                        212.97      7,715,000.00        No          7,715,000.00       No
  59         0.4%         0.5%                        110.01      6,849,300.66        No          7,625,000.00       No
  60         0.4%         0.5%                        127.70      7,500,000.00        No          7,500,000.00       No
  61         0.4%         0.4%                        238.46      6,666,844.60        No          7,300,000.00       No
---------------------------------------------------------------------------------------------------------------------------
  62         0.3%         0.3%                        76,451      4,897,318.88     Yes (C1)       7,172,116.17    Yes (R12)
  63         0.1%         0.1%                        31,389      1,591,052.99     Yes (C1)       7,172,116.17    Yes (R12)
---------------------------------------------------------------------------------------------------------------------------
  64         0.4%                       3.2%          31,250      6,505,991.90        No          7,000,000.00    Yes (R8)
  65         0.4%         0.4%                        108.14      6,682,669.82        No          6,917,000.00    Yes (R10)
  66         0.4%                       3.2%          36,250      6,189,229.90        No          6,815,000.00    Yes (R7)
  67         0.4%                       3.1%          55,372      6,367,844.38        No          6,700,000.00       No
  68         0.4%         0.4%                         81.63      6,084,195.35        No          6,650,000.00       No
  69         0.3%         0.4%                        320.22      5,557,793.96        No          6,429,083.09       No
  70         0.3%         0.4%                        117.01      5,599,378.46        No          6,400,000.00       No
  71         0.3%         0.3%                         35.69      4,758,644.57        No          5,582,388.82    Yes (R4)
  72         0.3%         0.3%                         86.18      4,799,339.31        No          5,360,000.00       No
  73         0.3%         0.3%                        117.81      4,775,906.00        No          5,320,000.00       No
  74         0.3%         0.3%                        125.57      4,734,799.68        No          5,300,000.00       No
  75         0.3%         0.3%                          8.07      4,574,854.63        No          5,274,446.16       No
  76         0.3%         0.3%                        51,485      4,876,850.62        No          5,200,000.00    Yes (R11)
  77         0.3%         0.3%                        65,789      4,689,698.98        No          5,000,000.00    Yes (R11)
  78         0.3%         0.3%                        145.49      4,263,620.08        No          4,990,371.15       No
  79         0.3%         0.3%                        165.25      4,288,654.78        No          4,978,455.70       No
  80         0.3%         0.3%                        60,414      4,198,398.47        No          4,893,532.27       No
  81         0.3%         0.3%                         43.89      4,142,923.93        No          4,853,157.88       No
  82         0.3%         0.3%                         76.31      4,085,160.92        No          4,660,000.00       No
  83         0.2%         0.3%                         31.32      4,057,848.36        No          4,432,000.00       No
  84         0.2%         0.3%                        252.76      4,129,413.31        No          4,420,000.00       No
  85         0.2%         0.3%                        121.85      4,400,000.00        No          4,400,000.00       No
  86         0.2%         0.2%                        256.23      3,488,022.57        No          4,032,218.75       No
  87         0.2%         0.2%                         79.37      4,000,000.00        No          4,000,000.00       No
  88         0.2%         0.2%                         69.12      3,459,518.91        No          3,974,247.43       No
  89         0.2%         0.2%                        396.50      3,463,564.89        No          3,875,000.00       No
  90         0.2%         0.2%                         47.08      3,269,232.65        No          3,738,777.96       No
  91         0.2%                       1.7%          30,508      3,345,938.53        No          3,600,000.00    Yes (R8)
  92         0.2%         0.2%                        200.44      3,249,699.13        No          3,550,000.00       No
  93         0.2%         0.2%                        335.44      3,500,000.00        No          3,500,000.00       No
  94         0.2%         0.2%                         92.09      3,061,992.70        No          3,275,000.00       No
  95         0.2%         0.2%                        176.66      2,571,861.45        No          3,050,000.00       No
  96         0.2%         0.2%                        37,829      2,875,000.00        No          2,875,000.00       No
  97         0.1%         0.1%                        107.57      2,060,427.56        No          2,374,758.96       No

            RELATED
           MORTGAGE
          LOAN GROUP
           AGGREGATE
         CUT-OFF DATE
           PRINCIPAL                                                                                        MATURITY DATE /
 LOAN       BALANCE                 BORROWER'S            APPRAISED     APPRAISAL  CUT-OFF DATE LTV RATIO    ARD LTV RATIO
NUMBER     (NOTE 3)                 INTEREST                VALUE         DATE      (NOTE 2) (NOTE 4)      (NOTE 2) (NOTE 4)
----------------------------------------------------------------------------------------------------------------------------

   1    250,000,000.00            Fee Simple            1,500,000,000  08/01/07            56.67%                52.20%
   2    225,000,000.00            Fee Simple              905,000,000  06/08/07            60.77%                60.77%
----------------------------------------------------------------------------------------------------------------------------
   3     68,428,702.23     Fee Simple and Leasehold       427,300,000  07/01/07            72.21%                62.85%
  3.1                             Fee Simple               44,400,000  07/01/07
  3.2                              Leasehold               32,700,000  07/01/07
  3.3                             Fee Simple               21,500,000  07/01/07
  3.4                             Fee Simple               12,300,000  07/01/07
  3.5                             Fee Simple               12,300,000  07/01/07
  3.6                             Fee Simple               10,700,000  07/01/07
  3.7                             Fee Simple               10,500,000  07/01/07
  3.8                             Fee Simple               10,400,000  07/01/07
  3.9                             Fee Simple               10,300,000  07/01/07
 3.10                             Fee Simple               10,400,000  07/01/07
 3.11                             Fee Simple                9,800,000  07/01/07
 3.12                             Fee Simple               10,200,000  07/01/07
 3.13                             Fee Simple               10,200,000  07/01/07
 3.14                              Leasehold               10,000,000  07/01/07
 3.15                             Fee Simple                9,900,000  07/01/07
 3.16                             Fee Simple                9,300,000  07/01/07
 3.17                             Fee Simple                9,200,000  07/01/07
 3.18                             Fee Simple                9,100,000  07/01/07
 3.19                             Fee Simple                8,700,000  07/01/07
 3.20                             Fee Simple                8,200,000  07/01/07
 3.21                             Fee Simple                7,500,000  07/01/07
 3.22                             Fee Simple                7,200,000  07/01/07
 3.23                             Fee Simple                6,800,000  07/01/07
 3.24                             Fee Simple                6,600,000  07/01/07
 3.25                             Fee Simple                6,300,000  07/01/07
 3.26                             Fee Simple                6,200,000  07/01/07
 3.27                             Fee Simple                6,100,000  07/01/07
 3.28                             Fee Simple                6,000,000  07/01/07
 3.29                             Fee Simple                5,900,000  07/01/07
 3.30                             Fee Simple                5,900,000  07/01/07
 3.31                             Fee Simple                5,900,000  07/01/07
 3.32                             Fee Simple                5,800,000  07/01/07
 3.33                             Fee Simple                5,700,000  07/01/07
 3.34                             Fee Simple                5,500,000  07/01/07
 3.35                              Leasehold                5,500,000  07/01/07
 3.36                             Fee Simple                4,900,000  07/01/07
 3.37                             Fee Simple                4,900,000  07/01/07
 3.38                             Fee Simple                4,800,000  07/01/07
 3.39                             Fee Simple                4,600,000  07/01/07
 3.40                             Fee Simple                4,100,000  07/01/07
 3.41                             Fee Simple                4,100,000  07/01/07
 3.42                             Fee Simple                4,000,000  07/01/07
 3.43                             Fee Simple                3,800,000  07/01/07
 3.44                             Fee Simple                3,700,000  07/01/07
 3.45                             Fee Simple                3,500,000  07/01/07
 3.46                             Fee Simple                3,500,000  07/01/07
 3.47                             Fee Simple                3,500,000  07/01/07
 3.48                             Fee Simple                3,500,000  07/01/07
 3.49                              Leasehold                3,200,000  07/01/07
 3.50                             Fee Simple                3,000,000  07/01/07
 3.51                             Fee Simple                2,900,000  07/01/07
 3.52                             Fee Simple                2,300,000  07/01/07
----------------------------------------------------------------------------------------------------------------------------
   4     60,000,000.00            Fee Simple              357,000,000  05/21/07            61.62%                61.62%
----------------------------------------------------------------------------------------------------------------------------
   5     51,400,000.00     Fee Simple and Leasehold        64,700,000   Various            79.44%                79.44%
  5.1                   Fee in Part, Leasehold in Part     33,900,000  06/01/07
  5.2                              Leasehold               21,000,000  07/01/07
  5.3                             Fee Simple                9,800,000  06/01/07
----------------------------------------------------------------------------------------------------------------------------
   6     50,000,000.00            Fee Simple              570,000,000  08/01/07            52.63%                38.96%
                                  Fee Simple
                                  Fee Simple
                                  Fee Simple
                                  Fee Simple
                                  Fee Simple
                                  Fee Simple
                                  Fee Simple
                                  Fee Simple
                                  Fee Simple
                                  Fee Simple
                                  Fee Simple
                                  Fee Simple
                                  Fee Simple
                                  Fee Simple
                                  Fee Simple
                                  Fee Simple
----------------------------------------------------------------------------------------------------------------------------
   7     49,000,000.00  Fee in Part, Leasehold in Part     62,000,000  06/05/07            79.03%                79.03%
   8     47,500,000.00            Fee Simple               64,600,000  05/03/07            67.34%                67.34%
----------------------------------------------------------------------------------------------------------------------------
   9    107,540,000.00             Leasehold               58,250,000  09/12/07            70.21%                65.09%
  9.1                              Leasehold               25,350,000  09/12/07
  9.2                              Leasehold               17,400,000  09/12/07
  9.3                              Leasehold               15,500,000  09/12/07
----------------------------------------------------------------------------------------------------------------------------
  10     79,282,000.00            Fee Simple               47,150,000  08/24/07            78.34%                73.54%
  11     35,362,450.61            Fee Simple               52,600,000  06/01/07            67.23%                58.20%
----------------------------------------------------------------------------------------------------------------------------
  12    107,540,000.00             Leasehold               51,550,000  09/12/07            66.71%                61.85%
 12.1                              Leasehold               20,150,000  09/12/07
 12.2                              Leasehold               18,350,000  09/12/07
 12.3                              Leasehold               13,050,000  09/12/07
----------------------------------------------------------------------------------------------------------------------------
  13     70,505,000.00            Fee Simple               49,500,000  02/12/07            69.39%                61.38%
----------------------------------------------------------------------------------------------------------------------------
  14    107,540,000.00             Leasehold               53,500,000  09/12/07            60.28%                55.88%
 14.1                              Leasehold               23,200,000  09/12/07
 14.2                              Leasehold               17,400,000  09/12/07
 14.3                              Leasehold               12,900,000  09/12/07
----------------------------------------------------------------------------------------------------------------------------
  15     79,282,000.00            Fee Simple               41,030,000  08/15/07            74.21%                69.24%
  16     41,151,000.00            Fee Simple               41,500,000  07/11/07            68.49%                64.26%
  17     27,320,000.00            Fee Simple               39,700,000  10/23/07            68.82%                59.59%
  18     62,472,388.82            Fee Simple               34,400,000  02/08/07            72.67%                67.88%
----------------------------------------------------------------------------------------------------------------------------
  19     62,472,388.82     Fee Simple and Leasehold        28,880,000  01/24/07            78.95%                72.41%
 19.1                              Leasehold               13,100,000  01/24/07
 19.2                             Fee Simple                9,980,000  01/24/07
 19.3                             Fee Simple                5,800,000  01/24/07
----------------------------------------------------------------------------------------------------------------------------
  20     21,350,000.00            Fee Simple               29,500,000  11/02/07            72.37%                64.66%
  21     21,100,000.00            Fee Simple               31,750,000  06/06/07            66.46%                62.10%
  22     20,215,122.20             Leasehold               30,000,000  07/01/07            67.38%                64.11%
  23     19,000,000.00             Leasehold               27,000,000  03/07/07            70.37%                70.37%
  24     18,724,942.03            Fee Simple               27,000,000  11/01/06            69.35%                65.82%
  25     48,300,000.00            Fee Simple               26,000,000  02/22/07            67.31%                62.65%
  26     48,300,000.00            Fee Simple               29,000,000  07/27/07            57.93%                51.95%
----------------------------------------------------------------------------------------------------------------------------
  27     15,750,000.00            Fee Simple               22,615,000  02/27/06            69.64%                65.19%
 27.1                             Fee Simple               10,420,000  02/27/06
 27.2                             Fee Simple               12,195,000  02/27/06
----------------------------------------------------------------------------------------------------------------------------
  28     70,505,000.00            Fee Simple               23,200,000  02/14/07            66.28%                58.63%
  29     15,300,000.00            Fee Simple               27,290,000  11/20/07            56.06%                52.48%
  30     14,841,066.96            Fee Simple               20,400,000  02/22/07            72.75%                62.06%
  31     21,617,000.00            Fee Simple               18,550,000  07/01/07            79.25%                79.25%
  32     14,500,000.00            Fee Simple              114,000,000  02/19/07            43.42%                40.45%
  33     14,444,000.00            Fee Simple               19,300,000  07/01/07            74.84%                66.81%
  34     48,300,000.00            Fee Simple               23,600,000  12/14/06            59.32%                55.28%
  35     14,000,000.00             Leasehold               21,070,000  09/01/07            66.45%                66.45%
  36     13,900,000.00            Fee Simple               18,500,000  07/05/07            75.14%                70.95%
  37     13,700,000.00            Fee Simple               24,250,000  12/10/07            56.49%                50.85%
  38     23,500,000.00            Fee Simple               16,300,000  03/12/07            79.14%                73.56%
  39     41,151,000.00            Fee Simple               16,800,000  05/31/07            75.75%                71.07%
  40     21,875,000.00            Fee Simple               16,850,000  06/26/07            74.18%                69.58%
  41     12,000,000.00            Fee Simple               20,000,000  06/01/07            60.00%                53.79%
  42     11,952,720.72            Fee Simple               17,900,000  08/09/07            66.78%                58.14%
  43     79,282,000.00            Fee Simple               15,560,000  08/26/07            76.45%                71.77%
  44     70,505,000.00            Fee Simple               15,600,000  02/01/07            71.81%                63.51%
  45     11,122,533.87            Fee Simple               14,650,000  07/02/07            75.92%                65.52%
  46     10,700,000.00            Fee Simple               13,400,000  09/05/07            79.85%                74.91%
  47     10,085,000.00            Fee Simple               13,800,000  02/15/07            73.08%                64.62%
  48     24,629,000.00            Fee Simple               12,300,000  05/02/07            78.82%                71.58%
  49      9,661,091.15            Fee Simple               15,300,000  09/20/07            63.14%                54.86%
  50     70,505,000.00            Fee Simple               14,200,000  03/22/07            67.43%                60.32%
  51     21,875,000.00            Fee Simple               12,500,000  01/17/07            75.00%                68.60%
----------------------------------------------------------------------------------------------------------------------------
  52     62,472,388.82     Fee Simple and Leasehold        12,370,000   Various            73.48%                67.40%
 52.1                             Fee Simple                6,070,000  01/24/08
 52.2                              Leasehold                3,230,000  01/24/07
 52.3                             Fee Simple                1,700,000  01/24/07
 52.4                             Fee Simple                1,370,000  01/24/07
----------------------------------------------------------------------------------------------------------------------------
  53     24,629,000.00            Fee Simple               10,700,000  04/03/07            75.88%                68.91%
  54      8,100,000.00            Fee Simple               10,400,000  06/19/07            77.88%                69.83%
  55      8,035,000.00            Fee Simple               11,000,000  02/01/08            73.05%                68.96%
  56      7,966,287.51            Fee Simple               11,500,000  02/27/07            69.27%                54.88%
  57      7,760,000.00            Fee Simple                9,700,000  05/24/07            80.00%                80.00%
  58      7,715,000.00            Fee Simple               10,200,000  06/01/07            75.64%                75.64%
  59      7,625,000.00            Fee Simple                9,600,000  03/05/07            79.43%                71.35%
  60      7,500,000.00            Fee Simple               14,560,000  06/07/07            51.51%                51.51%
  61      7,300,000.00            Fee Simple                9,170,000  10/26/07            79.61%                72.70%
----------------------------------------------------------------------------------------------------------------------------
  62      7,172,116.17            Fee Simple                7,200,000  12/21/06            73.94%                66.89%
  63      7,172,116.17            Fee Simple                2,500,000  12/22/06            73.94%                66.89%
----------------------------------------------------------------------------------------------------------------------------
  64     23,500,000.00            Fee Simple                9,000,000  03/14/07            77.78%                72.29%
  65     21,617,000.00            Fee Simple                9,000,000  06/08/07            76.86%                74.25%
  66     24,629,000.00            Fee Simple                9,100,000  05/02/07            74.89%                68.01%
  67      6,700,000.00            Fee Simple                8,750,000  01/05/07            76.57%                72.78%
  68      6,650,000.00            Fee Simple                8,785,000  09/26/07            75.70%                69.26%
  69      6,429,083.09            Fee Simple               10,250,000  09/26/07            62.72%                54.22%
  70      6,400,000.00            Fee Simple                9,500,000  08/06/07            67.37%                58.94%
  71     62,472,388.82            Fee Simple                8,000,000  03/15/07            69.78%                59.48%
  72      5,360,000.00            Fee Simple                7,500,000  11/01/07            71.47%                63.99%
  73      5,320,000.00            Fee Simple                7,100,000  03/12/07            74.93%                67.27%
  74      5,300,000.00            Fee Simple                7,050,000  11/19/07            75.18%                67.16%
  75      5,274,446.16            Fee Simple                8,500,000  07/17/07            62.05%                53.82%
  76     10,200,000.00             Leasehold                7,000,000  04/19/07            74.29%                69.67%
  77     10,200,000.00             Leasehold                6,400,000  04/18/07            78.13%                73.28%
  78      4,990,371.15            Fee Simple                7,125,000  10/11/07            70.04%                59.84%
  79      4,978,455.70            Fee Simple                8,750,000  01/01/08            56.90%                49.01%
  80      4,893,532.27            Fee Simple                7,200,000  07/01/07            67.97%                58.31%
  81      4,853,157.88            Fee Simple                6,400,000  02/20/07            75.83%                64.73%
  82      4,660,000.00            Fee Simple                6,000,000  08/29/07            77.67%                68.09%
  83      4,432,000.00            Fee Simple                5,900,000  06/15/07            75.12%                68.78%
  84      4,420,000.00            Fee Simple                5,570,000  08/01/07            79.35%                74.14%
  85      4,400,000.00            Fee Simple               14,460,000  07/11/07            30.43%                30.43%
  86      4,032,218.75            Fee Simple                5,150,000  02/01/08            78.30%                67.08%
  87      4,000,000.00            Fee Simple                6,925,000  05/23/07            57.76%                57.76%
  88      3,974,247.43            Fee Simple                7,700,000  08/21/07            51.61%                44.93%
  89      3,875,000.00            Fee Simple                5,100,000  11/12/07            75.98%                67.91%
  90      3,738,777.96            Fee Simple                4,650,000  06/11/07            80.40%                70.31%
  91     23,500,000.00            Fee Simple                4,700,000  03/12/07            76.60%                71.19%
  92      3,550,000.00            Fee Simple                4,765,000  01/26/08            74.50%                68.20%
  93      3,500,000.00            Fee Simple               12,000,000  08/09/07            29.17%                29.17%
  94      3,275,000.00            Fee Simple                6,380,000  11/20/07            51.33%                47.11%
  95      3,050,000.00            Fee Simple                4,400,000  06/29/07            69.32%                58.45%
  96      2,875,000.00            Fee Simple                4,500,000  04/18/07            63.89%                63.89%
  97      2,374,758.96            Fee Simple                3,000,000  07/02/07            79.16%                 68.68%

                                   ADMIN-      NET             INTEREST                                    FIRST
 LOAN      ORIGINAL     MORTGAGE  ISTRATIVE  MORTGAGE   RATE    ACCRUAL                                   PAYMENT     GRACE
NUMBER     BALANCE        RATE    FEE RATE     RATE     TYPE    METHOD         LOAN TYPE      NOTE DATE    DATE      PERIOD
-----------------------------------------------------------------------------------------------------------------------------

   1    250,000,000.00   6.1390%   0.0311%    6.1079%  Fixed  Actual/360  Partial IO/Balloon   08/08/07  10/06/07  0 (Note 5)
   2    225,000,000.00   5.6592%   0.0311%    5.6281%  Fixed  Actual/360    Interest Only      07/02/07  08/01/07   (Note 6)
-----------------------------------------------------------------------------------------------------------------------------
   3     68,750,000.00   6.7450%   0.0511%    6.6939%  Fixed  Actual/360       Balloon         09/06/07  11/01/07       0
  3.1
  3.2
  3.3
  3.4
  3.5
  3.6
  3.7
  3.8
  3.9
 3.10
 3.11
 3.12
 3.13
 3.14
 3.15
 3.16
 3.17
 3.18
 3.19
 3.20
 3.21
 3.22
 3.23
 3.24
 3.25
 3.26
 3.27
 3.28
 3.29
 3.30
 3.31
 3.32
 3.33
 3.34
 3.35
 3.36
 3.37
 3.38
 3.39
 3.40
 3.41
 3.42
 3.43
 3.44
 3.45
 3.46
 3.47
 3.48
 3.49
 3.50
 3.51
 3.52
-----------------------------------------------------------------------------------------------------------------------------
   4     60,000,000.00   6.0152%   0.0511%    5.9641%  Fixed  Actual/360    Interest Only      06/22/07  08/06/07       0
-----------------------------------------------------------------------------------------------------------------------------
   5     51,400,000.00   6.5520%   0.1011%    6.4509%  Fixed  Actual/360    Interest Only      07/06/07  08/06/07       0
  5.1
  5.2
  5.3
-----------------------------------------------------------------------------------------------------------------------------
   6     50,000,000.00   6.2800%   0.0311%    6.2489%  Fixed  Actual/360    Interest Only      09/20/07  11/06/07   (Note 6)

-----------------------------------------------------------------------------------------------------------------------------
   7     49,000,000.00   6.3020%   0.1011%    6.2009%  Fixed  Actual/360    Interest Only      07/02/07  08/06/07  2 (Note 7)
   8     47,500,000.00   6.1650%   0.1011%    6.0639%  Fixed  Actual/360    Interest Only      07/02/07  08/06/07       0
-----------------------------------------------------------------------------------------------------------------------------
   9     40,900,000.00   6.4700%   0.1011%    6.3689%  Fixed  Actual/360  Partial IO/Balloon   11/07/07  01/06/08       0
  9.1
  9.2
  9.3
-----------------------------------------------------------------------------------------------------------------------------
  10     36,936,000.00   6.2700%   0.0811%    6.1889%  Fixed  Actual/360  Partial IO/Balloon   08/31/07  10/06/07       0
  11     35,600,000.00   6.4750%   0.1011%    6.3739%  Fixed  Actual/360       Balloon         07/30/07  09/06/07       0
-----------------------------------------------------------------------------------------------------------------------------
  12     34,390,000.00   6.4700%   0.1011%    6.3689%  Fixed  Actual/360  Partial IO/Balloon   11/07/07  01/06/08       0
 12.1
 12.2
 12.3
-----------------------------------------------------------------------------------------------------------------------------
  13     34,350,000.00   5.9160%   0.1011%    5.8149%  Fixed  Actual/360  Partial IO/Balloon   08/31/07  10/06/07       0
-----------------------------------------------------------------------------------------------------------------------------
  14     32,250,000.00   6.4700%   0.1011%    6.3689%  Fixed  Actual/360  Partial IO/Balloon   11/07/07  01/06/08       0
 14.1
 14.2
 14.3
-----------------------------------------------------------------------------------------------------------------------------
  15     30,450,000.00   5.8050%   0.1011%    5.7039%  Fixed  Actual/360  Partial IO/Balloon   09/12/07  11/06/07       0
  16     28,425,000.00   6.2270%   0.1011%    6.1259%  Fixed  Actual/360  Partial IO/Balloon   08/02/07  09/06/07       0
  17     27,320,000.00   7.1200%   0.0811%    7.0389%  Fixed  Actual/360  Partial IO/Balloon   12/10/07  02/06/08       0
  18     25,000,000.00   5.8800%   0.1411%    5.7389%  Fixed  Actual/360  Partial IO/Balloon   04/30/07  06/06/07       0
-----------------------------------------------------------------------------------------------------------------------------
  19     22,800,000.00   5.8060%   0.1211%    5.6849%  Fixed  Actual/360  Partial IO/Balloon   05/22/07  07/06/07       0
 19.1
 19.2
 19.3
-----------------------------------------------------------------------------------------------------------------------------
  20     21,350,000.00   6.3700%   0.0711%    6.2989%  Fixed  Actual/360  Partial IO/Balloon   12/21/07  02/01/08       5
  21     21,100,000.00   5.9200%   0.1011%    5.8189%  Fixed  Actual/360  Partial IO/Balloon   08/29/07  10/06/07       0
  22     20,305,000.00   6.9730%   0.1011%    6.8719%  Fixed  Actual/360         ARD           09/07/07  11/06/07       0
  23     19,000,000.00   5.6900%   0.1111%    5.5789%  Fixed  Actual/360    Interest Only      06/21/07  08/06/07       0
  24     19,000,000.00   5.9900%   0.1011%    5.8889%  Fixed  Actual/360       Balloon         12/18/06  02/06/07       0
  25     17,500,000.00   5.6320%   0.1011%    5.5309%  Fixed  Actual/360  Partial IO/Balloon   04/30/07  06/06/07       0
  26     16,800,000.00   6.5375%   0.1011%    6.4364%  Fixed  Actual/360  Partial IO/Balloon   09/20/07  11/06/07       0
-----------------------------------------------------------------------------------------------------------------------------
  27     15,750,000.00   6.0310%   0.1011%    5.9299%  Fixed  Actual/360  Partial IO/Balloon   09/08/06  10/11/06       0
 27.1
 27.2
-----------------------------------------------------------------------------------------------------------------------------
  28     15,378,000.00   5.9160%   0.1011%    5.8149%  Fixed  Actual/360  Partial IO/Balloon   08/31/07  10/06/07       0
  29     15,300,000.00   6.4500%   0.0911%    6.3589%  Fixed  Actual/360  Partial IO/Balloon   01/07/08  03/01/08       5
  30     15,000,000.00   5.8300%   0.0711%    5.7589%  Fixed  Actual/360       Balloon         04/10/07  06/06/07       0
  31     14,700,000.00   6.1420%   0.1011%    6.0409%  Fixed  Actual/360    Interest Only      07/31/07  09/06/07       0
  32     14,500,000.00   5.6950%   0.0611%    5.6339%  Fixed  Actual/360  Partial IO/Balloon   04/18/07  06/06/07       0
  33     14,444,000.00   6.3250%   0.1011%    6.2239%  Fixed  Actual/360  Partial IO/Balloon   07/24/07  09/06/07       0
  34     14,000,000.00   5.7160%   0.1011%    5.6149%  Fixed  Actual/360  Partial IO/Balloon   06/28/07  08/06/07       0
  35     14,000,000.00   6.1700%   0.1011%    6.0689%  Fixed  Actual/360    Interest Only      11/16/07  01/06/08       0
  36     13,900,000.00   6.7500%   0.0811%    6.6689%  Fixed  Actual/360  Partial IO/Balloon   08/20/07  10/06/07       0
  37     13,700,000.00   6.7000%   0.0811%    6.6189%  Fixed  Actual/360  Partial IO/Balloon   02/14/08  04/06/08  5 (Note 8)
  38     12,900,000.00   5.5300%   0.1011%    5.4289%  Fixed  Actual/360  Partial IO/Balloon   03/29/07  05/06/07       0
  39     12,726,000.00   6.1370%   0.1011%    6.0359%  Fixed  Actual/360  Partial IO/Balloon   11/01/07  12/06/07       0
  40     12,500,000.00   6.2300%   0.1011%    6.1289%  Fixed  Actual/360  Partial IO/Balloon   08/30/07  10/06/07       0
  41     12,000,000.00   5.6025%   0.1011%    5.5014%  Fixed  Actual/360    Partial IO/ARD     10/18/07  12/06/07       0
  42     12,000,000.00   6.7890%   0.1011%    6.6879%  Fixed  Actual/360       Balloon         10/30/07  12/06/07       0
  43     11,896,000.00   6.2700%   0.0811%    6.1889%  Fixed  Actual/360  Partial IO/Balloon   08/31/07  10/06/07       0
  44     11,202,000.00   5.9160%   0.1011%    5.8149%  Fixed  Actual/360  Partial IO/Balloon   08/31/07  10/06/07       0
  45     11,190,000.00   6.3900%   0.1011%    6.2889%  Fixed  Actual/360       Balloon         08/14/07  10/06/07       0
  46     10,700,000.00   6.6400%   0.0811%    6.5589%  Fixed  Actual/360  Partial IO/Balloon   10/10/07  12/06/07  5 (Note 8)
  47     10,085,000.00   5.8950%   0.0811%    5.8139%  Fixed  Actual/360  Partial IO/Balloon   04/09/07  06/06/07       0
  48      9,695,000.00   6.2600%   0.1011%    6.1589%  Fixed  Actual/360  Partial IO/Balloon   08/09/07  10/06/07       0
  49      9,700,000.00   6.7100%   0.0811%    6.6289%  Fixed  Actual/360       Balloon         10/31/07  12/06/07       0
  50      9,575,000.00   6.4300%   0.1011%    6.3289%  Fixed  Actual/360  Partial IO/Balloon   08/29/07  10/06/07       0
  51      9,375,000.00   5.6350%   0.1011%    5.5339%  Fixed  Actual/360  Partial IO/Balloon   04/26/07  06/06/07       0
-----------------------------------------------------------------------------------------------------------------------------
  52      9,090,000.00   5.8060%   0.1211%    5.6849%  Fixed  Actual/360  Partial IO/Balloon   05/22/07  07/06/07       0
 52.1
 52.2
 52.3
 52.4
-----------------------------------------------------------------------------------------------------------------------------
  53      8,119,000.00   6.2600%   0.1011%    6.1589%  Fixed  Actual/360  Partial IO/Balloon   08/09/07  10/06/07       0
  54      8,100,000.00   6.3500%   0.0811%    6.2689%  Fixed  Actual/360  Partial IO/Balloon   08/09/07  10/06/07       0
  55      8,035,000.00   6.7300%   0.0811%    6.6489%  Fixed  Actual/360  Partial IO/Balloon   11/19/07  01/06/08       0
  56      8,050,000.00   6.3630%   0.1011%    6.2619%  Fixed  Actual/360       Balloon         08/02/07  09/06/07       0
  57      7,760,000.00   6.5300%   0.1311%    6.3989%  Fixed  Actual/360    Interest Only      06/15/07  08/06/07       0
  58      7,715,000.00   6.3300%   0.0811%    6.2489%  Fixed  Actual/360    Interest Only      08/22/07  10/06/07       0
  59      7,625,000.00   5.6900%   0.1011%    5.5889%  Fixed  Actual/360  Partial IO/Balloon   04/20/07  06/06/07       0
  60      7,500,000.00   6.2990%   0.0711%    6.2279%  Fixed  Actual/360    Interest Only      08/24/07  10/06/07       0
  61      7,300,000.00   6.5600%   0.0811%    6.4789%  Fixed  Actual/360  Partial IO/Balloon   11/16/07  01/06/08       0
-----------------------------------------------------------------------------------------------------------------------------
  62      5,400,000.00   6.1800%   0.0911%    6.0889%  Fixed  Actual/360       Balloon         05/30/07  07/06/07       0
  63      1,845,000.00   6.2800%   0.0911%    6.1889%  Fixed  Actual/360       Balloon         05/30/07  07/06/07       0
-----------------------------------------------------------------------------------------------------------------------------
  64      7,000,000.00   5.5300%   0.1011%    5.4289%  Fixed  Actual/360  Partial IO/Balloon   03/29/07  05/06/07       0
  65      6,917,000.00   6.3300%   0.0611%    6.2689%  Fixed  Actual/360  Partial IO/Balloon   06/29/07  08/06/07       0
  66      6,815,000.00   6.2600%   0.1011%    6.1589%  Fixed  Actual/360  Partial IO/Balloon   08/09/07  10/06/07       0
  67      6,700,000.00   6.0370%   0.1011%    5.9359%  Fixed  Actual/360  Partial IO/Balloon   02/21/07  04/06/07       0
  68      6,650,000.00   6.6600%   0.0811%    6.5789%  Fixed  Actual/360  Partial IO/Balloon   11/19/07  01/06/08       0
  69      6,450,000.00   6.5500%   0.1011%    6.4489%  Fixed  Actual/360       Balloon         11/15/07  01/06/08       0
  70      6,400,000.00   6.3260%   0.1011%    6.2249%  Fixed  Actual/360  Partial IO/Balloon   09/17/07  11/06/07       0
  71      5,625,000.00   5.9100%   0.1011%    5.8089%  Fixed  Actual/360       Balloon         07/11/07  09/06/07       0
  72      5,360,000.00   6.4700%   0.0811%    6.3889%  Fixed  Actual/360  Partial IO/Balloon   09/04/07  10/06/07       0
  73      5,320,000.00   5.6630%   0.1011%    5.5619%  Fixed  Actual/360  Partial IO/Balloon   05/31/07  07/06/07       0
  74      5,300,000.00   6.3700%   0.0711%    6.2989%  Fixed  Actual/360  Partial IO/Balloon   01/08/08  03/01/08       5
  75      5,300,000.00   6.6120%   0.1011%    6.5109%  Fixed  Actual/360       Balloon         09/11/07  11/06/07       0
  76      5,200,000.00   6.2000%   0.1011%    6.0989%  Fixed  Actual/360  Partial IO/Balloon   08/24/07  10/06/07       0
  77      5,000,000.00   6.2000%   0.1011%    6.0989%  Fixed  Actual/360  Partial IO/Balloon   06/29/07  08/06/07       0
  78      5,000,000.00   6.1900%   0.1311%    6.0589%  Fixed  Actual/360       Balloon         01/18/08  03/06/08      15
  79      5,000,000.00   6.3900%   0.1011%    6.2889%  Fixed  Actual/360       Balloon         10/26/07  12/06/07       0
  80      4,929,000.00   6.1420%   0.1011%    6.0409%  Fixed  Actual/360       Balloon         08/03/07  09/06/07       0
  81      4,900,000.00   5.8900%   0.1011%    5.7889%  Fixed  Actual/360       Balloon         05/11/07  07/06/07       0
  82      4,660,000.00   6.4100%   0.1011%    6.3089%  Fixed  Actual/360  Partial IO/Balloon   10/24/07  12/06/07       0
  83      4,432,000.00   6.6995%   0.1011%    6.5984%  Fixed  Actual/360  Partial IO/Balloon   09/12/07  11/06/07       0
  84      4,420,000.00   5.9100%   0.1011%    5.8089%  Fixed  Actual/360  Partial IO/Balloon   11/01/07  12/06/07       0
  85      4,400,000.00   6.4630%   0.1011%    6.3619%  Fixed  Actual/360    Interest Only      08/28/07  10/06/07       0
  86      4,035,000.00   6.6700%   0.1011%    6.5689%  Fixed  Actual/360       Balloon         02/11/08  04/06/08       0
  87      4,000,000.00   6.9045%   0.1011%    6.8034%  Fixed  Actual/360    Interest Only      09/27/07  11/06/07       0
  88      3,990,000.00   6.7800%   0.1111%    6.6689%  Fixed  Actual/360       Balloon         10/11/07  12/06/07       0
  89      3,875,000.00   6.3900%   0.0811%    6.3089%  Fixed  Actual/360  Partial IO/Balloon   12/21/07  02/06/08       0
  90      3,759,000.00   6.8925%   0.1011%    6.7914%  Fixed  Actual/360       Balloon         08/14/07  10/06/07       0
  91      3,600,000.00   5.5300%   0.1011%    5.4289%  Fixed  Actual/360  Partial IO/Balloon   03/29/07  05/06/07       0
  92      3,550,000.00   6.6900%   0.1311%    6.5589%  Fixed  Actual/360  Partial IO/Balloon   11/16/07  01/06/08       0
  93      3,500,000.00   6.3075%   0.1011%    6.2064%  Fixed  Actual/360    Interest Only      10/30/07  12/06/07       0
  94      3,275,000.00   5.9700%   0.0811%    5.8889%  Fixed  Actual/360  Partial IO/Balloon   01/23/08  03/06/08       0
  95      3,050,000.00   6.5775%   0.1011%    6.4764%  Fixed  Actual/360    Partial IO/ARD     08/15/07  10/06/07       0
  96      2,875,000.00   6.2375%   0.1011%    6.1364%  Fixed  Actual/360    Interest Only      06/29/07  08/06/07       0
  97      2,390,400.00   6.5600%   0.1011%    6.4589%  Fixed  Actual/360       Balloon         07/31/07  09/06/07       0

                                  ORIGINAL                 STATED                                  STATED
                                  TERM TO    INTEREST     ORIGINAL                 REMAINING      REMAINING
        SCHEDULED    MONTHLY     MATURITY /    ONLY     AMORTIZATION               TERM TO      AMORTIZATION
 LOAN    MATURITY  DEBT SERVICE     ARD       PERIOD        TERM      SEASONING   MATURITY /        TERM
NUMBER   DATE/ARD    PAYMENT      (MONTHS)   (MONTHS)     (MONTHS)     (MONTHS)  ARD (MONTHS)     (MONTHS)
------------------------------------------------------------------------------------------------------------

   1     08/06/17  1,521,290.44      119        46          360           7           112           360
   2     07/06/13  1,075,837.50       72        72     Interest Only      9           63       Interest Only
------------------------------------------------------------------------------------------------------------
   3     10/01/17    445,682.72      120         0          360           6           114           354
  3.1
  3.2
  3.3
  3.4
  3.5
  3.6
  3.7
  3.8
  3.9
 3.10
 3.11
 3.12
 3.13
 3.14
 3.15
 3.16
 3.17
 3.18
 3.19
 3.20
 3.21
 3.22
 3.23
 3.24
 3.25
 3.26
 3.27
 3.28
 3.29
 3.30
 3.31
 3.32
 3.33
 3.34
 3.35
 3.36
 3.37
 3.38
 3.39
 3.40
 3.41
 3.42
 3.43
 3.44
 3.45
 3.46
 3.47
 3.48
 3.49
 3.50
 3.51
 3.52
------------------------------------------------------------------------------------------------------------
   4     07/06/17    304,937.22      120        120    Interest Only      9           111      Interest Only
------------------------------------------------------------------------------------------------------------
   5     07/06/12    284,541.83       60        60     Interest Only      9           51       Interest Only
  5.1
  5.2
  5.3
------------------------------------------------------------------------------------------------------------
   6     09/06/17    265,300.93      119        119    Interest Only      6           113      Interest Only

------------------------------------------------------------------------------------------------------------
   7     07/06/14    260,905.72       84        84     Interest Only      9           75       Interest Only
   8     07/06/17    247,420.57      120        120    Interest Only      9           111      Interest Only
------------------------------------------------------------------------------------------------------------
   9     12/06/17    257,709.41      120        48          360           4           116           360
  9.1
  9.2
  9.3
------------------------------------------------------------------------------------------------------------
  10     09/06/17    227,901.99      120        60          360           7           113           360
  11     08/06/17    224,431.23      120         0          360           8           112           352
------------------------------------------------------------------------------------------------------------
  12     12/06/17    216,690.14      120        48          360           4           116           360
 12.1
 12.2
 12.3
------------------------------------------------------------------------------------------------------------
  13     09/06/17    204,094.20      120        24          360           7           113           360
------------------------------------------------------------------------------------------------------------
  14     12/06/17    203,206.08      120        48          360           4           116           360
 14.1
 14.2
 14.3
------------------------------------------------------------------------------------------------------------
  15     10/06/17    178,763.27      120        60          360           6           114           360
  16     08/06/17    174,592.64      120        60          360           8           112           360
  17     01/06/18    183,967.72      120        24          360           3           117           360
  18     05/06/17    147,964.34      120        60          360          11           109           360
------------------------------------------------------------------------------------------------------------
  19     06/06/17    133,866.82      120        48          360          10           110           360
 19.1
 19.2
 19.3
------------------------------------------------------------------------------------------------------------
  20     01/01/18    133,126.41      120        24          360           3           117           360
  21     09/06/17    125,421.96      120        60          360           7           113           360
  22     10/06/12    134,721.68       60         0          360           6           54            354
  23     07/06/17     91,342.94      120        120    Interest Only      9           111      Interest Only
  24     01/06/12    113,792.47       60         0          360          15           45            345
  25     05/06/17    100,817.23      120        60          360          11           109           360
  26     10/06/17    106,602.09      120        24          360           6           114           360
------------------------------------------------------------------------------------------------------------
  27     09/06/16     94,743.34      120        60          360          19           101           360
 27.1
 27.2
------------------------------------------------------------------------------------------------------------
  28     09/06/17     91,370.03      120        24          360           7           113           360
  29     02/01/18     96,203.86      120        60          360           2           118           360
  30     05/06/17     88,299.73      120         0          360          11           109           349
  31     08/06/17     76,284.49      120        120    Interest Only      8           112      Interest Only
  32     05/06/17     84,112.12      120        60          360          11           109           360
  33     08/06/17     89,639.95      120        24          360           8           112           360
  34     07/06/17     81,398.07      120        60          360           9           111           360
  35     12/06/17     72,983.10      120        120    Interest Only      4           116      Interest Only
  36     09/06/17     90,155.14      120        60          360           7           113           360
  37     03/06/18     88,403.09      120        24          360           1           119           360
  38     04/06/17     73,487.77      120        60          360          12           108           360
  39     11/06/14     80,500.22       84        36          324           5           79            324
  40     09/06/17     73,214.80      120        36          420           7           113           420
  41     11/06/17     68,908.40      120        36          360           5           115           360
  42     11/06/17     78,143.12      120         0          360           5           115           355
  43     09/06/17     73,400.53      120        60          360           7           113           360
  44     09/06/17     66,557.88      120        24          360           7           113           360
  45     09/06/17     69,920.86      120         0          360           7           113           353
  46     11/06/17     68,619.43      120        60          360           5           115           360
  47     05/06/17     59,785.55      120        24          360          11           109           360
  48     09/06/17     59,756.85      120        36          360           7           113           360
  49     11/06/17     62,656.33      120         0          360           5           115           355
  50     09/06/17     60,080.40      120        24          360           7           113           360
  51     05/06/17     54,026.99      120        48          360          11           109           360
------------------------------------------------------------------------------------------------------------
  52     06/06/17     53,370.59      120        48          360          10           110           360
 52.1
 52.2
 52.3
 52.4
------------------------------------------------------------------------------------------------------------
  53     09/06/17     50,042.90      120        36          360           7           113           360
  54     09/06/17     50,401.09      120        60          360           7           113           360
  55     12/06/17     52,008.08      120        60          360           4           116           360
  56     08/06/17     53,667.07      120         0          300           8           112           292
  57     07/06/14     42,813.82       84        84     Interest Only      9           75       Interest Only
  58     09/06/17     41,261.86      120        120    Interest Only      7           113      Interest Only
  59     05/06/17     44,207.22      120        36          360          11           109           360
  60     09/06/17     39,915.54      120        120    Interest Only      7           113      Interest Only
  61     12/06/17     46,429.39      120        36          360           4           116           360
------------------------------------------------------------------------------------------------------------
  62     06/06/14     33,003.28       84         0          360          10           74            350
  63     06/06/14     12,205.14       84         0          300          10           74            290
------------------------------------------------------------------------------------------------------------
  64     04/06/17     39,877.09      120        60          360          12           108           360
  65     07/06/12     42,949.70       60        24          360           9           51            360
  66     09/06/17     42,005.46      120        36          360           7           113           360
  67     03/06/14     40,329.40       84        36          360          13           71            360
  68     12/06/17     42,734.69      120        36          360           4           116           360
  69     12/06/17     40,980.71      120         0          360           4           116           356
  70     10/06/17     39,722.79      120        12          360           6           114           360
  71     08/06/17     33,399.93      120         0          360           8           112           352
  72     09/06/17     33,773.17      120        24          360           7           113           360
  73     06/06/17     30,752.68      120        36          360          10           110           360
  74     02/01/18     33,047.77      120        24          360           2           118           360
  75     10/06/17     33,890.94      120         0          360           6           114           354
  76     09/06/17     31,848.39      120        60          360           7           113           360
  77     07/06/17     30,623.45      120        60          360           9           111           360
  78     02/06/18     30,591.01      120         0          360           2           118           358
  79     11/06/17     31,242.56      120         0          360           5           115           355
  80     08/06/17     30,003.33      120         0          360           8           112           352
  81     06/06/17     29,032.34      120         0          360          10           110           350
  82     11/06/17     29,179.09      120        12          360           5           115           360
  83     10/06/17     28,597.25      120        36          360           6           114           360
  84     11/06/17     26,244.92      120        60          360           5           115           360
  85     09/06/17     24,026.80      120        120    Interest Only      7           113      Interest Only
  86     03/06/18     25,956.72      120         0          360           1           119           359
  87     10/06/17     23,334.65      120        120    Interest Only      6           114      Interest Only
  88     11/06/17     25,958.68      120         0          360           5           115           355
  89     01/06/18     24,212.99      120        24          360           3           117           360
  90     09/06/17     24,737.92      120         0          360           7           113           353
  91     04/06/17     20,508.22      120        60          360          12           108           360
  92     12/06/17     22,883.83      120        36          360           4           116           360
  93     11/06/17     18,652.39      120        120    Interest Only      5           115      Interest Only
  94     02/06/18     19,572.16      120        60          360           2           118           360
  95     09/06/17     20,741.76      120        24          300           7           113           300
  96     07/06/17     15,151.57      120        120    Interest Only      9           111      Interest Only
  97     08/06/17     15,203.40      120         0          360           8           112           352

                                                                      LOCKOUT
 LOAN                                                                  PERIOD   DEFEASEANCE  DEFEASEANCE
NUMBER                 PREPAYMENT PROVISIONS                          END DATE   START DATE    END DATE
--------------------------------------------------------------------------------------------------------

  1     LO(31)/Defeasance(83)/Free(5)                                 05/05/10   05/06/10      04/05/17
  2     LO(33)/Defeasance(32)/Free(7)                                 04/30/10   05/01/10      12/31/12
--------------------------------------------------------------------------------------------------------
  3     LO(30)/(i)Grtr1%UPBorYMor(ii)Defeasance(86)/Free(4) (Note 9)  04/30/10      NAP           NAP
 3.1
 3.2
 3.3
 3.4
 3.5
 3.6
 3.7
 3.8
 3.9
 3.10
 3.11
 3.12
 3.13
 3.14
 3.15
 3.16
 3.17
 3.18
 3.19
 3.20
 3.21
 3.22
 3.23
 3.24
 3.25
 3.26
 3.27
 3.28
 3.29
 3.30
 3.31
 3.32
 3.33
 3.34
 3.35
 3.36
 3.37
 3.38
 3.39
 3.40
 3.41
 3.42
 3.43
 3.44
 3.45
 3.46
 3.47
 3.48
 3.49
 3.50
 3.51
 3.52
--------------------------------------------------------------------------------------------------------
  4     LO(33)/Defeasance(83)/Free(4)                                 05/05/10   05/06/10      04/05/17
--------------------------------------------------------------------------------------------------------
  5     LO(1)/Grtr1%UPBorYM(56)/Free(3)                               09/05/07      NAP           NAP
 5.1
 5.2
 5.3
--------------------------------------------------------------------------------------------------------
  6     LO(30)/Defeasance(84)/Free(5)                                 05/05/10   05/06/10      05/05/17

--------------------------------------------------------------------------------------------------------
  7     LO(33)/Defeasance(41)/Free(10)                                05/05/10   05/06/10      10/05/13
  8     LO(33)/Defeasance(84)/Free(3)                                 05/05/10   05/06/10      05/05/17
--------------------------------------------------------------------------------------------------------
  9     LO(28)/Defeasance(89)/Free(3)                                 05/05/10   05/06/10      10/05/17
 9.1
 9.2
 9.3
--------------------------------------------------------------------------------------------------------
  10    LO(31)/Defeasance(85)/Free(4)                                 05/05/10   05/06/10      06/05/17
  11    LO(32)/Defeasance(85)/Free(3)                                 05/05/10   05/06/10      06/05/17
--------------------------------------------------------------------------------------------------------
  12    LO(28)/Defeasance(89)/Free(3)                                 05/05/10   05/06/10      10/05/17
 12.1
 12.2
 12.3
--------------------------------------------------------------------------------------------------------
  13    LO(31)/Defeasance(85)/Free(4)                                 05/05/10   05/06/10      06/05/17
--------------------------------------------------------------------------------------------------------
  14    LO(28)/Defeasance(89)/Free(3)                                 05/05/10   05/06/10      10/05/17
 14.1
 14.2
 14.3
--------------------------------------------------------------------------------------------------------
  15    LO(30)/Defeasance(87)/Free(3)                                 05/05/10   05/06/10      08/05/17
  16    LO(32)/Defeasance(85)/Free(3)                                 05/05/10   05/06/10      06/05/17
  17    LO(27)/Defeasance(89)/Free(4)                                 05/05/10   05/06/10      10/05/17
  18    LO(35)/Grtr1%UPBorYM(82)/Free(3)                              05/05/10      NAP           NAP
--------------------------------------------------------------------------------------------------------
  19    LO(34)/Grtr1%UPBorYM(83)/Free(3)                              05/05/10      NAP           NAP
 19.1
 19.2
 19.3
--------------------------------------------------------------------------------------------------------
  20    LO(27)/Defeasance(89)/Free(4)                                 04/30/10   05/01/10      09/30/17
  21    LO(31)/Defeasance(86)/Free(3)                                 05/05/10   05/06/10      07/05/17
  22    LO(30)/Defeasance(26)/Free(4)                                 05/05/10   05/06/10      07/05/12
  23    LO(33)/Defeasance(83)/Free(4)                                 05/05/10   05/06/10      04/05/17
  24    LO(39)/Defeasance(18)/Free(3)                                 05/05/10   05/06/10      11/05/11
  25    LO(35)/Defeasance(82)/Free(3)                                 05/05/10   05/06/10      03/05/17
  26    LO(30)/Defeasance(87)/Free(3)                                 05/05/10   05/06/10      08/05/17
--------------------------------------------------------------------------------------------------------
  27    LO(43)/Defeasance(74)/Free(3)                                 05/10/10   05/11/10      07/10/16
 27.1
 27.2
--------------------------------------------------------------------------------------------------------
  28    LO(31)/Defeasance(85)/Free(4)                                 05/05/10   05/06/10      06/05/17
  29    LO(26)/Defeasance(90)/Free(4)                                 04/30/10   05/01/10      10/31/17
  30    LO(35)/Grtr1%UPBorYM(82)/Free(3)                              05/05/10      NAP           NAP
  31    LO(32)/Defeasance(85)/Free(3)                                 05/05/10   05/06/10      06/05/17
  32    LO(35)/Grtr1%UPBorYM(81)/Free(4)                              05/05/10      NAP           NAP
  33    LO(32)/Defeasance(85)/Free(3)                                 05/05/10   05/06/10      06/05/17
  34    LO(33)/Defeasance(84)/Free(3)                                 05/05/10   05/06/10      05/05/17
  35    LO(28)/Defeasance(89)/Free(3)                                 05/05/10   05/06/10      10/05/17
  36    LO(31)/Defeasance(76)/Free(13)                                05/05/10   05/06/10      09/05/16
  37    LO(25)/Defeasance(91)/Free(4)                                 05/05/10   05/06/10      12/05/17
  38    LO(36)/Grtr1%UPBorYM(80)/Free(4)                              05/05/10      NAP           NAP
  39    LO(29)/Defeasance(52)/Free(3)                                 05/05/10   05/06/10      09/05/14
  40    LO(31)/Defeasance(86)/Free(3)                                 05/05/10   05/06/10      07/05/17
  41    LO(29)/Defeasance(88)/Free(3)                                 05/05/10   05/06/10      09/05/17
  42    LO(29)/Defeasance(88)/Free(3)                                 05/05/10   05/06/10      09/05/17
  43    LO(31)/Defeasance(85)/Free(4)                                 05/05/10   05/06/10      06/05/17
  44    LO(31)/Defeasance(85)/Free(4)                                 05/05/10   05/06/10      06/05/17
  45    LO(31)/Defeasance(86)/Free(3)                                 05/05/10   05/06/10      07/05/17
  46    LO(29)/Defeasance(87)/Free(4)                                 05/05/10   05/06/10      08/05/17
  47    LO(35)/Defeasance(82)/Free(3)                                 05/05/10   05/06/10      03/05/17
  48    LO(31)/Defeasance(86)/Free(3)                                 05/05/10   05/06/10      07/05/17
  49    LO(29)/Defeasance(87)/Free(4)                                 05/05/10   05/06/10      08/05/17
  50    LO(31)/Defeasance(85)/Free(4)                                 05/05/10   05/06/10      06/05/17
  51    LO(35)/Defeasance(82)/Free(3)                                 05/05/10   05/06/10      03/05/17
--------------------------------------------------------------------------------------------------------
  52    LO(34)/Grtr1%UPBorYM(83)/Free(3)                              05/05/10      NAP           NAP
 52.1
 52.2
 52.3
 52.4
--------------------------------------------------------------------------------------------------------
  53    LO(31)/Defeasance(86)/Free(3)                                 05/05/10   05/06/10      07/05/17
  54    LO(31)/Defeasance(85)/Free(4)                                 05/05/10   05/06/10      06/05/17
  55    LO(23)/Grtr1%UPBorYM(94)/Free(3)                              12/05/09      NAP           NAP
  56    LO(32)/Defeasance(85)/Free(3)                                 05/05/10   05/06/10      06/05/17
  57    LO(33)/(i)Grtr1%UPBorYMor(ii)Defeasance(47)/Free(4) (Note 9)  05/05/10      NAP           NAP
  58    LO(31)/Defeasance(86)/Free(3)                                 05/05/10   05/06/10      07/05/17
  59    LO(35)/Defeasance(82)/Free(3)                                 05/05/10   05/06/10      03/05/17
  60    LO(31)/Defeasance(86)/Free(3)                                 05/05/10   05/06/10      07/05/17
  61    LO(28)/Defeasance(88)/Free(4)                                 05/05/10   05/06/10      09/05/17
--------------------------------------------------------------------------------------------------------
  62    LO(34)/Defeasance(47)/Free(3)                                 05/05/10   05/06/10      04/05/14
  63    LO(34)/Defeasance(47)/Free(3)                                 05/05/10   05/06/10      04/05/14
--------------------------------------------------------------------------------------------------------
  64    LO(36)/Grtr1%UPBorYM(80)/Free(4)                              05/05/10      NAP           NAP
  65    LO(33)/Grtr1%UPBorYM(24)/Free(3)                              05/05/10      NAP           NAP
  66    LO(31)/Defeasance(86)/Free(3)                                 05/05/10   05/06/10      07/05/17
  67    LO(37)/Defeasance(44)/Free(3)                                 05/05/10   05/06/10      01/05/14
  68    LO(28)/Defeasance(88)/Free(4)                                 05/05/10   05/06/10      09/05/17
  69    LO(28)/Defeasance(89)/Free(3)                                 05/05/10   05/06/10      10/05/17
  70    LO(30)/Defeasance(87)/Free(3)                                 05/05/10   05/06/10      08/05/17
  71    LO(32)/Grtr1%UPBorYM(85)/Free(3)                              05/05/10      NAP           NAP
  72    LO(31)/Defeasance(85)/Free(4)                                 05/05/10   05/06/10      06/05/17
  73    LO(34)/Defeasance(83)/Free(3)                                 05/05/10   05/06/10      04/05/17
  74    LO(26)/Grtr1%UPBorYM(90)/Free(4)                              04/30/10      NAP           NAP
  75    LO(30)/Defeasance(87)/Free(3)                                 05/05/10   05/06/10      08/05/17
  76    LO(31)/Defeasance(85)/Free(4)                                 05/05/10   05/06/10      06/05/17
  77    LO(33)/Defeasance(83)/Free(4)                                 05/05/10   05/06/10      04/05/17
  78    LO(26)/Defeasance(90)/Free(4)                                 05/05/10   05/06/10      11/05/17
  79    LO(29)/Defeasance(88)/Free(3)                                 05/05/10   05/06/10      09/05/17
  80    LO(32)/Defeasance(85)/Free(3)                                 05/05/10   05/06/10      06/05/17
  81    LO(34)/Defeasance(83)/Free(3)                                 05/05/10   05/06/10      04/05/17
  82    LO(29)/Defeasance(88)/Free(3)                                 05/05/10   05/06/10      09/05/17
  83    LO(30)/Defeasance(87)/Free(3)                                 05/05/10   05/06/10      08/05/17
  84    LO(29)/Defeasance(88)/Free(3)                                 05/05/10   05/06/10      09/05/17
  85    LO(31)/Defeasance(86)/Free(3)                                 05/05/10   05/06/10      07/05/17
  86    LO(25)/Defeasance(88)/Free(7)                                 05/05/10   05/06/10      09/05/17
  87    LO(30)/Defeasance(87)/Free(3)                                 05/05/10   05/06/10      08/05/17
  88    LO(29)/Defeasance(88)/Free(3)                                 05/05/10   05/06/10      09/05/17
  89    LO(27)/Defeasance(89)/Free(4)                                 05/05/10   05/06/10      10/05/17
  90    LO(31)/Defeasance(86)/Free(3)                                 05/05/10   05/06/10      07/05/17
  91    LO(36)/Grtr1%UPBorYM(80)/Free(4)                              05/05/10      NAP           NAP
  92    LO(28)/Defeasance(88)/Free(4)                                 05/05/10   05/06/10      09/05/17
  93    LO(29)/Defeasance(88)/Free(3)                                 05/05/10   05/06/10      09/05/17
  94    LO(26)/Defeasance(90)/Free(4)                                 05/05/10   05/06/10      11/05/17
  95    Grtr1%UPBorYM(117)/Free(3)                                    10/05/07      NAP           NAP
  96    LO(33)/Defeasance(84)/Free(3)                                 05/05/10   05/06/10      05/05/17
  97    LO(32)/Defeasance(85)/Free(3)                                 05/05/10   05/06/10      06/05/17

                                                                                YIELD       YIELD        PREPAY-    PREPAY-
        MORTGAGE   LOAN                                                     MAINTENANCE  MAINTENANCE     MENT       MENT
 LOAN     LOAN     GROUP                                                       PERIOD       PERIOD      PENALTY    PENALTY
NUMBER   SELLER   NUMBER  LOAN / PROPERTY NAME                               START DATE    END DATE   START DATE  END DATE
--------------------------------------------------------------------------------------------------------------------------

   1      GSMC       1    One Liberty Plaza                                     NAP           NAP         NAP        NAP
   2      GSMC       1    Scottsdale Fashion Square                             NAP           NAP         NAP        NAP
--------------------------------------------------------------------------------------------------------------------------
   3      CGM        1    CGM RRI Hotel Portfolio                             05/01/10     06/30/17       NAP        NAP
  3.1                     Red Roof Inn Washington Downtown
  3.2                     Red Roof Inn Long Island
  3.3                     Red Roof Inn Miami Airport
  3.4                     Red Roof Inn Greater Washington Manassas
  3.5                     Red Roof Inn Ann Arbor University North
  3.6                     Red Roof Inn Fort Lauderdale
  3.7                     Red Roof Inn Phoenix Chandler
  3.8                     Red Roof Inn Wilmington
  3.9                     Red Roof Inn Tampa Brandon
  3.10                    Red Roof Inn Atlanta Druid Hills
  3.11                    Red Roof Inn BW Parkway
  3.12                    Red Roof Inn Tinton Falls
  3.13                    Red Roof Inn Baltimore North Timonium
  3.14                    Red Roof Inn Boston Northeast Saugus
  3.15                    Red Roof Inn Joliet
  3.16                    Red Roof Inn Chicago Northbrook
  3.17                    Red Roof Inn Chicago Naperville
  3.18                    Red Roof Inn Phoenix Airport
  3.19                    Red Roof Inn Louisville Airport
  3.20                    Red Roof Inn Phoenix Bell Road
  3.21                    Red Roof Inn Cleveland Independence
  3.22                    Red Roof Inn Erie
  3.23                    Red Roof Inn El Paso East
  3.24                    Red Roof Inn St Clairsville
  3.25                    Red Roof Inn Austin Round Rock
  3.26                    Red Roof Inn Knoxville West
  3.27                    Red Roof Inn Binghamton
  3.28                    Red Roof Inn Wilkes Barre
  3.29                    Red Roof Inn Pittsburgh Airport
  3.30                    Red Roof Inn Chicago Hoffman Estates
  3.31                    Red Roof Inn Enfield
  3.32                    Red Roof Inn West Springfield
  3.33                    Red Roof Inn Canton
  3.34                    Red Roof Inn Detroit Farmington Hills
  3.35                    Red Roof Inn Edison
  3.36                    Red Roof Inn Princeton North
  3.37                    Red Roof Inn Hickory
  3.38                    Red Roof Inn Asheville West
  3.39                    Red Roof Inn Richmond South
  3.40                    Red Roof Inn Columbus West
  3.41                    Red Roof Inn Greensboro Airport
  3.42                    Red Roof Inn Johnson City
  3.43                    Red Roof Inn Cincinnati Northeast Blue Ash
  3.44                    Red Roof Inn Detroit Troy
  3.45                    Red Roof Inn Detroit Madison Heights
  3.46                    Red Roof Inn West Monroe
  3.47                    Red Roof Inn Cincinnati Sharonville
  3.48                    Red Roof Inn Kansas City Overland Park
  3.49                    Red Roof Inn Greenville
  3.50                    Red Roof Inn New London
  3.51                    Red Roof Inn Nashville South
  3.52                    Red Roof Inn Jamestown Falconer
--------------------------------------------------------------------------------------------------------------------------
   4       CGM       1    Lincoln Square                                         NAP          NAP         NAP        NAP
--------------------------------------------------------------------------------------------------------------------------
   5       CGM       1    DLJ East Coast Portfolio                            09/06/07     05/05/12       NAP        NAP
  5.1                     Courtyard by Marriott - Charlotte, NC
  5.2                     Courtyard by Marriott - Princeton, NJ
  5.3                     Courtyard by Marriott - Lynchburg, VA
--------------------------------------------------------------------------------------------------------------------------
   6      GSMC       1    Bush Terminal (Note 10)                                NAP          NAP         NAP        NAP
                          Building 1
                          Building 2
                          Building 3
                          Building 4
                          Building 5
                          Building 6
                          Building 7
                          Building 8
                          Building 9
                          Building 10
                          Building 19
                          Building 20
                          Building 22
                          Building 23
                          Building 24
                          Building 26
--------------------------------------------------------------------------------------------------------------------------
   7       CGM       1    Mall St. Vincent                                       NAP          NAP         NAP        NAP
   8       CGM       1    Alexandria Mall                                        NAP          NAP         NAP        NAP
--------------------------------------------------------------------------------------------------------------------------
   9       CGM       1    Huntsville Office Portfolio II                         NAP          NAP         NAP        NAP
  9.1                     Perimeter Center Corporate Park
  9.2                     Progress Center
  9.3                     DRS Building
--------------------------------------------------------------------------------------------------------------------------
   10     GSMC       2    Copper Beech Townhomes II - Columbia                   NAP          NAP         NAP        NAP
   11      CGM       1    Red Beam Garage                                        NAP          NAP         NAP        NAP
--------------------------------------------------------------------------------------------------------------------------
   12      CGM       1    Huntsville Office Portfolio III                        NAP          NAP         NAP        NAP
  12.1                    Research Park Office Center
  12.2                    Region's Center
  12.3                    Colonial Center at Lakeside
--------------------------------------------------------------------------------------------------------------------------
   13      CGM       1    Courtyard by Marriott - Lyndhurst, NJ                  NAP          NAP         NAP        NAP
--------------------------------------------------------------------------------------------------------------------------
   14      CGM       1    Huntsville Office Portfolio I                          NAP          NAP         NAP        NAP
  14.1                    Research Place
  14.2                    Northrop Grumman Building
  14.3                    Colonial Center at Research Park
--------------------------------------------------------------------------------------------------------------------------
   15      CGM       2    Copper Beech - Kalamazoo, MI                           NAP          NAP         NAP        NAP
   16      CGM       1    South Braintree                                        NAP          NAP         NAP        NAP
   17     GSMC       1    Hilton Garden Inn                                      NAP          NAP         NAP        NAP
   18      CGM       1    Laidley Tower                                       05/06/10     03/05/17       NAP        NAP
--------------------------------------------------------------------------------------------------------------------------
   19      CGM       1    Chant Portfolio - Pool 3                            05/06/10     04/05/17       NAP        NAP
  19.1                    6301 Jefferson
  19.2                    5601 Office
  19.3                    6401 Jefferson
--------------------------------------------------------------------------------------------------------------------------
   20     GSMC       1    Technology Park                                        NAP          NAP         NAP        NAP
   21      CGM       1    Pinnacle Village Shopping Center                       NAP          NAP         NAP        NAP
   22      CGM       1    Century Square Shopping Center                         NAP          NAP         NAP        NAP
   23     GSMC       1    Libbey Distribution Building                           NAP          NAP         NAP        NAP
   24      CGM       1    Wingate Inn - New York, NY                             NAP          NAP         NAP        NAP
   25      CGM       2    Clearview Apartments                                   NAP          NAP         NAP        NAP
   26      CGM       2    Colonial Village Apartments                            NAP          NAP         NAP        NAP
--------------------------------------------------------------------------------------------------------------------------
   27      CGM       1    Highpoint I & Coppell II                               NAP          NAP         NAP        NAP
  27.1                    Highpoint I
  27.2                    Coppell II
--------------------------------------------------------------------------------------------------------------------------
   28      CGM       1    Courtyard by Marriott - Columbus Airport, OH           NAP          NAP         NAP        NAP
   29     GSMC       1    Plaza Tower                                            NAP          NAP         NAP        NAP
   30      CGM       1    Hotel Nexus - Seattle, WA                           05/06/10     03/05/17       NAP        NAP
   31      CGM       1    2221 Park Place                                        NAP          NAP         NAP        NAP
   32      CGM       1    Seattle Space Needle                                05/06/10     02/05/17       NAP        NAP
   33      CGM       1    2110 Executive Hills Court                             NAP          NAP         NAP        NAP
   34      CGM       2    Perry's Crossing                                       NAP          NAP         NAP        NAP
   35      CGM       1    Verizon Wireless - Lincoln, NE                         NAP          NAP         NAP        NAP
   36     GSMC       1    US Bank Building                                       NAP          NAP         NAP        NAP
   37     GSMC       1    Fairlane Green Phase II                                NAP          NAP         NAP        NAP
   38      CGM       2    Willow Glen Apartments                              05/06/10     01/05/17       NAP        NAP
   39      CGM       1    2810 North Parham Road                                 NAP          NAP         NAP        NAP
   40      CGM       2    Breckinridge Square Apartments                         NAP          NAP         NAP        NAP
   41      CGM       1    Loehmann's Department Store                            NAP          NAP         NAP        NAP
   42      CGM       2    47 Third Avenue - Residential                          NAP          NAP         NAP        NAP
   43     GSMC       2    Copper Beech Townhomes II - Allendale                  NAP          NAP         NAP        NAP
   44      CGM       1    Courtyard by Marriott - Columbus Downtown, OH          NAP          NAP         NAP        NAP
   45      CGM       1    Simsbury Plaza                                         NAP          NAP         NAP        NAP
   46     GSMC       1    Puckett Plaza                                          NAP          NAP         NAP        NAP
   47      CGM       1    Bryan Premiere Cinema 16                               NAP          NAP         NAP        NAP
   48      CGM       2    Timber Ridge Apartments                                NAP          NAP         NAP        NAP
   49     GSMC       1    Hanover Square North                                   NAP          NAP         NAP        NAP
   50      CGM       1    Springhill Suites - Bothell, WA                        NAP          NAP         NAP        NAP
   51      CGM       2    Patchen Oaks Apartments                                NAP          NAP         NAP        NAP
--------------------------------------------------------------------------------------------------------------------------
   52      CGM       1    Chant Portfolio - Pool 4                            05/06/10     04/05/17       NAP        NAP
  52.1                    4700 Jefferson
  52.2                    14800, 14810, 14820 Central Avenue
  52.3                    8519 Jefferson
  52.4                    8509 Jefferson
--------------------------------------------------------------------------------------------------------------------------
   53      CGM       2    Wood Trail-Tyler Apartments                            NAP          NAP         NAP        NAP
   54     GSMC       1    Oaks Tower and Gardens                                 NAP          NAP         NAP        NAP
   55     GSMC       1    The Forum at Cherry Creek                           12/06/09     10/05/17       NAP        NAP
   56      xxs       1    Comfort Inn - Towson, MD                               NAP          NAP         NAP        NAP
   57     GSMC       1    Emergisoft Plaza                                    05/06/10     04/05/14       NAP        NAP
   58      CGM       1    7-Hi Retail Center                                     NAP          NAP         NAP        NAP
   59      CGM       1    Butterfield Exchange II                                NAP          NAP         NAP        NAP
   60      CGM       1    Sunflower Marketplace                                  NAP          NAP         NAP        NAP
   61     GSMC       1    Albany Square                                          NAP          NAP         NAP        NAP
                          Patel Hotel Portfolio
--------------------------------------------------------------------------------------------------------------------------
   62      CGM       1    Holiday Inn Express - Prince Frederick, MD             NAP          NAP         NAP        NAP
   63      CGM       1    Travelodge - Lancaster, PA                             NAP          NAP         NAP        NAP
--------------------------------------------------------------------------------------------------------------------------
   64      CGM       2    Pebblebend Apartments                               05/06/10     01/05/17       NAP        NAP
   65      CGM       1    The Parkway                                         05/06/10     05/05/12       NAP        NAP
   66      CGM       2    Oakwood Village Apartments                             NAP          NAP         NAP        NAP
   67      CGM       2    McKee Place Apartments                                 NAP          NAP         NAP        NAP
   68     GSMC       1    Commonwealth Shopping Center                           NAP          NAP         NAP        NAP
   69      CGM       1    Highland Shopping Center                               NAP          NAP         NAP        NAP
   70      CGM       1    Climatic Centre                                        NAP          NAP         NAP        NAP
   71      CGM       1    Broadmoor Shopping Center                           05/06/10     06/05/17       NAP        NAP
   72     GSMC       1    North Mar Center                                       NAP          NAP         NAP        NAP
   73      CGM       1    Corporate Centre at Colorado Springs                   NAP          NAP         NAP        NAP
   74     GSMC       1    Piedmont Park Medical Center                        05/01/10     10/31/17       NAP        NAP
   75      CGM       1    Silver State Materials                                 NAP          NAP         NAP        NAP
   76      CGM       1    Springhill Suites - Las Cruces, NM (LH)                NAP          NAP         NAP        NAP
   77      CGM       1    Comfort Inn & Suites - Carbondale, CO (LH)             NAP          NAP         NAP        NAP
   78     GSMC       1    Shoppes at Tanglewood                                  NAP          NAP         NAP        NAP
   79      CGM       1    2441 Constitution Drive                                NAP          NAP         NAP        NAP
   80      CGM       1    Marriott Fairfield Inn and Suites - Yakima, WA         NAP          NAP         NAP        NAP
   81      CGM       1    Steve and Barry's - Athens, GA                         NAP          NAP         NAP        NAP
   82      CGM       1    The Blodgett Building                                  NAP          NAP         NAP        NAP
   83      CGM       1    Super K-Mart - Aurora, CO                              NAP          NAP         NAP        NAP
   84      CGM       1    Selina Plaza                                           NAP          NAP         NAP        NAP
   85      CGM       1    2220 Mountain Boulevard                                NAP          NAP         NAP        NAP
   86     GSMC       1    National Market Center - Commons Retail Building       NAP          NAP         NAP        NAP
   87      CGM       1    Carolina Commons                                       NAP          NAP         NAP        NAP
   88      CGM       1    The Cee Sportswear Building                            NAP          NAP         NAP        NAP
   89     GSMC       1    421 Germantown Pike                                    NAP          NAP         NAP        NAP
   90      CGM       1    Delphos East Plaza                                     NAP          NAP         NAP        NAP
   91      CGM       2    Indian Trail Apartments                             05/06/10     01/05/17       NAP        NAP
   92     GSMC       1    University Place                                       NAP          NAP         NAP        NAP
   93      CGM       1    47 Third Avenue - Retail                               NAP          NAP         NAP        NAP
   94     GSMC       1    Willmar Shoppes Retail Center                          NAP          NAP         NAP        NAP
   95      CGM       1    Firehouse Square                                    10/06/07     07/05/17       NAP        NAP
   96      CGM       1    Comfort Inn & Suites - Carbondale, CO (GR)             NAP          NAP         NAP        NAP
   97      CGM       1    Miller Road                                            NAP          NAP         NAP        NAP

                                                           YIELD
                                                        MAINTENANCE
                                                         INTEREST
                                                           RATE
                      YIELD                   YIELD       CONVERTED     YIELD
                  MAINTENANCE             MAINTENANCE    TO MONTHLY  MAINTENANCE
 LOAN              CALCULATION              INTEREST       MORTGAGE  DISCOUNTING  PROPERTY    PROPERTY
NUMBER               METHOD                   RATE           RATE      HORIZON      SIZE     SIZE TYPE
------------------------------------------------------------------------------------------------------

  1                   NAP                     NAP           NAP           NAP     2,187,786    SF
  2                   NAP                     NAP           NAP           NAP     1,320,041    SF
------------------------------------------------------------------------------------------------------
  3              Present Value           Treasury Flat      Yes        Maturity       6,030    Rooms
 3.1                                                                                    196    Rooms
 3.2                                                                                    163    Rooms
 3.3                                                                                    200    Rooms
 3.4                                                                                    119    Rooms
 3.5                                                                                    108    Rooms
 3.6                                                                                    104    Rooms
 3.7                                                                                    131    Rooms
 3.8                                                                                    119    Rooms
 3.9                                                                                    120    Rooms
 3.10                                                                                   115    Rooms
 3.11                                                                                   108    Rooms
 3.12                                                                                   119    Rooms
 3.13                                                                                   137    Rooms
 3.14                                                                                   117    Rooms
 3.15                                                                                   108    Rooms
 3.16                                                                                   117    Rooms
 3.17                                                                                   119    Rooms
 3.18                                                                                   125    Rooms
 3.19                                                                                   109    Rooms
 3.20                                                                                   125    Rooms
 3.21                                                                                   108    Rooms
 3.22                                                                                   110    Rooms
 3.23                                                                                   122    Rooms
 3.24                                                                                   108    Rooms
 3.25                                                                                   107    Rooms
 3.26                                                                                   114    Rooms
 3.27                                                                                   107    Rooms
 3.28                                                                                   115    Rooms
 3.29                                                                                   120    Rooms
 3.30                                                                                   119    Rooms
 3.31                                                                                   108    Rooms
 3.32                                                                                   111    Rooms
 3.33                                                                                   108    Rooms
 3.34                                                                                   108    Rooms
 3.35                                                                                   133    Rooms
 3.36                                                                                   119    Rooms
 3.37                                                                                   108    Rooms
 3.38                                                                                   109    Rooms
 3.39                                                                                   114    Rooms
 3.40                                                                                    79    Rooms
 3.41                                                                                   112    Rooms
 3.42                                                                                   115    Rooms
 3.43                                                                                   108    Rooms
 3.44                                                                                   109    Rooms
 3.45                                                                                   108    Rooms
 3.46                                                                                    97    Rooms
 3.47                                                                                   108    Rooms
 3.48                                                                                   106    Rooms
 3.49                                                                                   108    Rooms
 3.50                                                                                   108    Rooms
 3.51                                                                                    85    Rooms
 3.52                                                                                    80    Rooms
------------------------------------------------------------------------------------------------------
  4                   NAP                     NAP            NAP          NAP       405,978    SF
------------------------------------------------------------------------------------------------------
  5     Interest Differential (Monthly)  Treasury Flat       Yes       Maturity         425    Rooms
 5.1                                                                                    181    Rooms
 5.2                                                                                    154    Rooms
 5.3                                                                                     90    Rooms
------------------------------------------------------------------------------------------------------
  6                   NAP                     NAP            NAP          NAP     5,985,990      SF
                                                                                    316,477      SF
                                                                                    335,694      SF
                                                                                    335,504      SF
                                                                                    398,121      SF
                                                                                    288,273      SF
                                                                                    439,591      SF
                                                                                    335,767      SF
                                                                                    463,644      SF
                                                                                    259,629      SF
                                                                                    354,494      SF
                                                                                    686,056      SF
                                                                                    663,884      SF
                                                                                    221,900      SF
                                                                                    178,575      SF
                                                                                    310,001      SF
                                                                                    398,380      SF
------------------------------------------------------------------------------------------------------
  7                   NAP                     NAP            NAP          NAP       184,801      SF
  8                   NAP                     NAP            NAP          NAP       559,438      SF
------------------------------------------------------------------------------------------------------
  9                   NAP                     NAP            NAP          NAP       672,328      SF
 9.1                                                                                234,851      SF
 9.2                                                                                221,992      SF
 9.3                                                                                215,485      SF
------------------------------------------------------------------------------------------------------
  10                  NAP                     NAP            NAP          NAP           278    Units
  11                  NAP                     NAP            NAP          NAP       192,789      SF
------------------------------------------------------------------------------------------------------
  12                  NAP                     NAP            NAP          NAP       513,014      SF
 12.1                                                                               236,453      SF
 12.2                                                                               154,399      SF
 12.3                                                                               122,162      SF
------------------------------------------------------------------------------------------------------
  13                  NAP                     NAP            NAP          NAP           227    Rooms
------------------------------------------------------------------------------------------------------
  14                  NAP                     NAP            NAP          NAP       516,583      SF
 14.1                                                                               272,558      SF
 14.2                                                                               110,275      SF
 14.3                                                                               133,750      SF
------------------------------------------------------------------------------------------------------
  15                  NAP                     NAP            NAP          NAP           256    Units
  16                  NAP                     NAP            NAP          NAP       419,401      SF
  17                  NAP                     NAP            NAP          NAP           149    Rooms
  18    Interest Differential (Monthly)  Treasury Flat       Yes       Maturity     214,309      SF
------------------------------------------------------------------------------------------------------
  19    Interest Differential (Monthly)  Treasury Flat       Yes       Maturity     146,449      SF
 19.1                                                                                65,000      SF
 19.2                                                                                50,551      SF
 19.3                                                                                30,898      SF
------------------------------------------------------------------------------------------------------
  20                  NAP                     NAP            NAP          NAP       272,366      SF
  21                  NAP                     NAP            NAP          NAP       126,909      SF
  22                  NAP                     NAP            NAP          NAP       415,613      SF
  23                  NAP                     NAP            NAP          NAP       646,000      SF
  24                  NAP                     NAP            NAP          NAP            92    Rooms
  25                  NAP                     NAP            NAP          NAP           376    Units
  26                  NAP                     NAP            NAP          NAP           364    Units
------------------------------------------------------------------------------------------------------
  27                  NAP                     NAP            NAP          NAP       166,140      SF
 27.1                                                                                77,570      SF
 27.2                                                                                88,570      SF
------------------------------------------------------------------------------------------------------
  28                  NAP                     NAP            NAP          NAP           150    Rooms
  29                  NAP                     NAP            NAP          NAP       184,480      SF
  30    Interest Differential (Monthly)  Treasury Flat       Yes       Maturity         169    Rooms
  31                  NAP                     NAP            NAP          NAP        55,000      SF
  32    Interest Differential (Monthly)  Treasury Flat       Yes       Specified     35,837      SF
  33                  NAP                     NAP            NAP          NAP       103,822      SF
  34                  NAP                     NAP            NAP          NAP           296    Units
  35                  NAP                     NAP            NAP          NAP       113,056      SF
  36                  NAP                     NAP            NAP          NAP       182,380      SF
  37                  NAP                     NAP            NAP          NAP       118,950      SF
  38    Interest Differential (Monthly)  Treasury Flat       Yes       Maturity         360    Units
  39                  NAP                     NAP            NAP          NAP       142,015      SF
  40                  NAP                     NAP            NAP          NAP           294    Units
  41                  NAP                     NAP            NAP          NAP        27,385      SF
  42                  NAP                     NAP            NAP          NAP            28    Units
  43                  NAP                     NAP            NAP          NAP            82    Units
  44                  NAP                     NAP            NAP          NAP           149    Rooms
  45                  NAP                     NAP            NAP          NAP        78,072      SF
  46                  NAP                     NAP            NAP          NAP       133,735      SF
  47                  NAP                     NAP            NAP          NAP        64,175      SF
  48                  NAP                     NAP            NAP          NAP           224    Units
  49                  NAP                     NAP            NAP          NAP        73,440      SF
  50                  NAP                     NAP            NAP          NAP            84    Rooms
  51                  NAP                     NAP            NAP          NAP           192    Units
------------------------------------------------------------------------------------------------------
  52    Interest Differential (Monthly)  Treasury Flat       Yes       Maturity      81,929      SF
 52.1                                                                                31,647      SF
 52.2                                                                                28,682      SF
 52.3                                                                                12,000      SF
 52.4                                                                                 9,600      SF
------------------------------------------------------------------------------------------------------
  53                  NAP                     NAP            NAP          NAP           176    Units
  54                  NAP                     NAP            NAP          NAP       167,315      SF
  55             Present Value           Treasury Flat       Yes       Maturity      83,178      SF
  56                  NAP                     NAP            NAP          NAP           185    Rooms
  57             Present Value           Treasury Flat       Yes       Maturity      93,901      SF
  58                  NAP                     NAP            NAP          NAP        36,226      SF
  59                  NAP                     NAP            NAP          NAP        69,313      SF
  60                  NAP                     NAP            NAP          NAP        58,730      SF
  61                  NAP                     NAP            NAP          NAP        30,613      SF
------------------------------------------------------------------------------------------------------
  62                  NAP                     NAP            NAP          NAP            70    Rooms
  63                  NAP                     NAP            NAP          NAP            58    Rooms
------------------------------------------------------------------------------------------------------
  64    Interest Differential (Monthly)  Treasury Flat       Yes       Maturity         224    Units
  65    Interest Differential (Monthly)  Treasury Flat       Yes       Maturity      63,964      SF
  66                  NAP                     NAP            NAP          NAP           188    Units
  67                  NAP                     NAP            NAP          NAP           121    Units
  68                  NAP                     NAP            NAP          NAP        81,467      SF
  69                  NAP                     NAP            NAP          NAP        20,077      SF
  70                  NAP                     NAP            NAP          NAP        54,695      SF
  71    Interest Differential (Monthly)  Treasury Flat       Yes       Maturity     156,407      SF
  72                  NAP                     NAP            NAP          NAP        62,192      SF
  73                  NAP                     NAP            NAP          NAP        45,157      SF
  74             Present Value           Treasury Flat       Yes       Maturity      42,207      SF
  75                  NAP                     NAP            NAP          NAP       653,400      SF
  76                  NAP                     NAP            NAP          NAP           101    Rooms
  77                  NAP                     NAP            NAP          NAP            76    Rooms
  78                  NAP                     NAP            NAP          NAP        34,300      SF
  79                  NAP                     NAP            NAP          NAP        30,127      SF
  80                  NAP                     NAP            NAP          NAP            81    Rooms
  81                  NAP                     NAP            NAP          NAP       110,580      SF
  82                  NAP                     NAP            NAP          NAP        61,070      SF
  83                  NAP                     NAP            NAP          NAP       141,488      SF
  84                  NAP                     NAP            NAP          NAP        17,487      SF
  85                  NAP                     NAP            NAP          NAP        36,111      SF
  86                  NAP                     NAP            NAP          NAP        15,737      SF
  87                  NAP                     NAP            NAP          NAP        50,400      SF
  88                  NAP                     NAP            NAP          NAP        57,500      SF
  89                  NAP                     NAP            NAP          NAP         9,773      SF
  90                  NAP                     NAP            NAP          NAP        79,405      SF
  91    Interest Differential (Monthly)  Treasury Flat       Yes       Maturity         118    Units
  92                  NAP                     NAP            NAP          NAP        17,711      SF
  93                  NAP                     NAP            NAP          NAP        10,434      SF
  94                  NAP                     NAP            NAP          NAP        35,564      SF
  95    Interest Differential (Monthly)  Treasury Flat       Yes       Maturity      17,265      SF
  96                  NAP                     NAP            NAP          NAP            76    Rooms
  97                  NAP                     NAP            NAP          NAP        22,076      SF

 LOAN                                                   YEAR                OCCUPANCY       OCCUPANCY
NUMBER            YEAR BUILT                         RENOVATED             PERCENTAGE      AS OF DATE
---------------------------------------------------------------------------------------------------------

   1                 1973                           2003-2007                 100%          02/01/08
   2    1960's, 1972, 1987-1990, 1998               2003-2006                  94%          01/31/08
----------------------------------------------------------------------------------------------------------
   3                                                                           61%           Various
  3.1                1986                             2006                     63%          06/30/07
  3.2                2002                              NAP                     74%          06/30/07
  3.3                1984                             2005                     79%          06/30/07
  3.4                1988                             2003                     72%          06/30/07
  3.5                1980                             2004                     65%          06/30/07
  3.6                1989                             2006                     68%          06/30/07
  3.7                1998                             2006                     54%          06/30/07
  3.8                1988                             2004                     64%          06/30/07
  3.9                1987                             2004                     64%          06/30/07
  3.10               1985                             2005                     77%          06/30/07
  3.11               1984                             2002                     68%          06/30/07
  3.12               1987                             2005                     57%          06/30/07
  3.13               1991                             2002                     55%          06/30/07
  3.14               2002                              NAP                     67%          06/30/07
  3.15               1982                             2005                     61%          06/30/07
  3.16               1988                             2004                     63%          06/30/07
  3.17               1989                             2005                     57%          06/30/07
  3.18               1999                             2006                     57%          06/30/07
  3.19               1985                             2005                     56%          06/30/07
  3.20               1997                             2006                     62%          06/30/07
  3.21               1977                             2002                     58%          06/30/07
  3.22               1980                             2005                     67%          06/30/07
  3.23               1995                              NAP                     77%          06/30/07
  3.24               1983                             2006                     70%          06/30/07
  3.25               1996                              NAP                     75%          06/30/07
  3.26               1987                              NAP                     64%          05/31/07
  3.27               1989                             2006                     66%          06/30/07
  3.28               1986                             2005                     63%          06/30/07
  3.29               1977                             2006                     57%          06/30/07
  3.30               1989                             2004                     49%          06/30/07
  3.31               1984                             2005                     60%          06/30/07
  3.32               1988                             2007                     51%          06/30/07
  3.33               1975                             2007                     52%          06/30/07
  3.34               1979                             2004                     45%          06/30/07
  3.35               1988                             2007                     57%          06/30/07
  3.36               1989                             2004                     54%          06/30/07
  3.37               1986                              NAP                     63%          06/30/07
  3.38               1986                              NAP                     63%          06/30/07
  3.39               1982                             2006                     64%          06/30/07
  3.40               1974                             2005                     61%          06/30/07
  3.41               1986                              NAP                     56%          06/30/07
  3.42               1990                             2003                     59%          06/30/07
  3.43               1984                             2006                     52%          06/30/07
  3.44               1975                             2004                     42%          06/30/07
  3.45               1982                             2004                     50%          06/30/07
  3.46               1986                              NAP                     65%          06/30/07
  3.47               1987                             2007                     64%          06/30/07
  3.48               1981                              NAP                     52%          06/30/07
  3.49               1983                             2007                     56%          06/30/07
  3.50               1986                             2005                     46%          06/30/07
  3.51               1986                              NAP                     72%          06/30/07
  3.52               1987                             2000                     51%          06/30/07
----------------------------------------------------------------------------------------------------------
   4                 2001                              NAP                    100%          02/25/08
----------------------------------------------------------------------------------------------------------
   5                                                                           74%          09/30/07
  5.1                2001                              NAP                     77%          09/30/07
  5.2                1999                              NAP                     69%          09/30/07
  5.3                1999                             2007                     75%          09/30/07
----------------------------------------------------------------------------------------------------------
   6                                                                           85%          12/31/07
                  1904-1906                            NAV                     83%          12/31/07
                  1910-1917                            NAV                     86%          12/31/07
                  1910-1917                            NAV                     96%          12/31/07
                  1910-1917                            NAV                     93%          12/31/07
                  1910-1917                            NAV                    100%          12/31/07
                  1910-1917                            NAV                     95%          12/31/07
                  1910-1917                            NAV                     93%          12/31/07
                  1910-1917                            NAV                     91%          12/31/07
                  1910-1917                            NAV                     56%          12/31/07
                  1910-1917                            NAV                     60%          12/31/07
                  1910-1930                            NAV                     93%          12/31/07
                  1910-1930                            NAV                     92%          12/31/07
                  1910-1930                            NAV                    100%          12/31/07
                  1910-1930                            NAV                     79%          12/31/07
                  1910-1930                            NAV                     10%          12/31/07
                  1910-1930                            NAV                    100%          12/31/07
----------------------------------------------------------------------------------------------------------
   7                 1976                             2005                     91%          03/04/08
   8                 1973                             2005                     74%          11/30/07
----------------------------------------------------------------------------------------------------------
   9                                                                           94%          Various
  9.1             1986, 1988                          2007                     95%     03/07/08, 03/10/08
  9.2          1985, 1989, 1992                       2006                     88%          03/07/08
  9.3             1964, 2004                           NAP                    100%          03/07/08
----------------------------------------------------------------------------------------------------------
   10                2007                              NAP                    100%          12/21/07
   11             1990, 1999                           NAP                    100%          12/01/07
----------------------------------------------------------------------------------------------------------
   12                                                                          84%          03/07/08
  12.1            1998, 1999                           NAP                     71%          03/07/08
  12.2               1989                             2006                     92%          03/07/08
  12.3            1989, 1990                          2007                    100%          03/07/08
----------------------------------------------------------------------------------------------------------
   13                1990                             2002                     78%          09/30/07
----------------------------------------------------------------------------------------------------------
   14                                                                          88%          03/08/08
  14.1            1974, 1984                           NAP                     77%          03/08/08
  14.2               2007                              NAP                    100%          03/08/08
  14.3               1999                              NAP                    100%          03/08/08
----------------------------------------------------------------------------------------------------------
   15                2007                              NAP                    100%          02/06/08
   16          1957, 1984, 1988                       2006                     91%          12/31/07
   17                2002                              NAP                     81%          09/30/07
   18                1984                             2007                     95%          01/01/08
----------------------------------------------------------------------------------------------------------
   19                                                                         100%          12/18/07
  19.1               1997                              NAP                    100%          12/18/07
  19.2               1997                              NAP                    100%          12/18/07
  19.3               1997                              NAP                    100%          12/18/07
----------------------------------------------------------------------------------------------------------
   20                1978                          1995, 2004                  99%          12/05/07
   21       1995, 1998, 1999, 2001                     NAP                     94%          10/31/07
   22                1990                              NAP                     89%          12/31/07
   23                2006                              NAP                    100%          12/31/07
   24                2006                              NAP                     88%          12/31/07
   25             1995-2001                            NAP                     95%          10/10/07
   26                1991                             2007                     89%          11/30/07
----------------------------------------------------------------------------------------------------------
   27                                                                          87%          12/12/07
  27.1               2001                              NAP                     72%          12/12/07
  27.2               2001                              NAP                    100%          12/12/07
----------------------------------------------------------------------------------------------------------
   28                1997                              NAP                     70%          09/30/07
   29             1958, 1979                          2004                     88%          03/13/08
   30                1968                             2007                     74%          11/30/07
   31                1966                             2000                    100%          11/26/07
   32                1962                       1982, 2000, 2007              100%             NAP
   33                2001                             2007                    100%          10/05/07
   34                1990                              NAP                     92%          11/30/07
   35                2007                              NAP                    100%          11/09/07
   36             1910, 1978           1988, 1990, 1995, 2000, 2002, 2007      92%          02/26/08
   37                2007                              NAP                     95%          03/19/08
   38                1983                             2004                     94%          11/30/07
   39                1982                             1990                    100%          01/31/08
   40             1970, 1972                           NAP                     92%          09/25/07
   41                2007                              NAP                    100%          12/31/07
   42                2007                              NAP                    100%          02/07/08
   43             2006-2007                            NAP                    100%          12/01/07
   44                1910                             1992                     68%          09/30/07
   45                1987                             2007                     91%          12/11/07
   46                1976                             2005                     92%          02/10/08
   47                2006                              NAP                    100%          01/11/08
   48                1983                             1998                     98%          10/22/07
   49                2007                              NAP                     95%          02/18/08
   50                1999                              NAP                     68%          12/31/07
   51                1990                             2006                     98%          09/26/07
----------------------------------------------------------------------------------------------------------
   52                                                                         100%          10/02/07
  52.1               1996                              NAP                    100%          10/02/07
  52.2            1985, 1998                           NAP                    100%          10/02/07
  52.3               1997                              NAP                    100%          10/02/07
  52.4               1999                              NAP                    100%          10/02/07
----------------------------------------------------------------------------------------------------------
   53                1982                              NAP                     95%          10/22/07
   54                1974                           1995-1997                  77%          01/31/08
   55                1981                        1990-1991, 2005               90%          12/31/07
   56                1985                             2004                     53%          09/30/07
   57                1981                          2002, 2004                  91%          02/20/08
   58             1975-1994                            NAP                    100%          08/01/07
   59                1989                              NAP                     95%          02/05/08
   60             1995-1998                            NAP                     66%          02/07/08
   61                1989                              NAP                     96%          01/29/08
----------------------------------------------------------------------------------------------------------
   62                1998                              NAP                     73%          12/31/07
   63                1967                             2003                     50%          12/31/07
----------------------------------------------------------------------------------------------------------
   64                1980                              NAP                     98%          11/30/07
   65                1985                              NAP                     93%          12/20/07
   66                1982                             2007                     92%          10/22/07
   67                1923                             2007                     99%          10/18/07
   68                1984                             2000                     98%          03/17/08
   69                2004                              NAP                    100%          11/30/07
   70                2002                              NAP                    100%          01/21/08
   71       1955, 1960, 1980, 1990                    2005                     67%          11/01/07
   72             1970-1999                           2007                     87%          11/01/07
   73                1984                              NAP                    100%          01/02/08
   74          1984, 2000, 2005                        NAP                     96%          12/01/07
   75                NAP                               NAP                    100%          11/12/07
   76                1997                             2007                     80%          07/31/07
   77                1993                             1998                     76%          10/31/07
   78                2007                              NAP                    100%          03/12/08
   79                2004                              NAP                    100%          01/01/08
   80                2003                              NAP                     73%          12/31/07
   81                1990                             2006                    100%          12/31/07
   82                1911                             1997                     91%          10/23/07
   83                1974                             2000                    100%          09/15/07
   84                2007                              NAP                    100%          10/30/07
   85                1965                              NAP                    100%          11/30/07
   86                2005                              NAP                     91%          01/03/08
   87                2000                              NAP                     95%          12/31/07
   88                1990                              NAP                    100%          09/20/07
   89                1988                              NAP                    100%          03/17/08
   90                1989                              NAP                     87%          12/31/07
   91                1982                              NAP                     92%          11/30/07
   92                1974                             2005                    100%          02/29/08
   93                2007                              NAP                    100%          02/01/08
   94                2006                              NAP                     91%          02/25/08
   95                2002                              NAP                    100%          12/03/07
   96                NAP                               NAP                    100%          04/30/07
   97                1985                              NAP                    100%          12/31/07

                                                                     LARGEST
                                                                      MAJOR                                    SECOND
                                                  LARGEST  LARGEST   TENANT                                   LARGEST
                                                   MAJOR    MAJOR     LEASE                                    MAJOR
 LOAN                       LARGEST                TENANT  TENANT   MATURITY          SECOND LARGEST           TENANT
NUMBER                   MAJOR TENANT               NRSF    NRSF%     DATE             MAJOR TENANT             NRSF
---------------------------------------------------------------------------------------------------------------------

   1    Cleary Gottlieb                           457,151     21%   12/31/30  Goldman Sachs                   263,187
   2    Macy's                                    235,899     18%   01/31/15  Nordstrom                       225,000
---------------------------------------------------------------------------------------------------------------------
   3
  3.1   NAP                                           NAP     NAP      NAP    NAP                                 NAP
  3.2   NAP                                           NAP     NAP      NAP    NAP                                 NAP
  3.3   NAP                                           NAP     NAP      NAP    NAP                                 NAP
  3.4   NAP                                           NAP     NAP      NAP    NAP                                 NAP
  3.5   NAP                                           NAP     NAP      NAP    NAP                                 NAP
  3.6   NAP                                           NAP     NAP      NAP    NAP                                 NAP
  3.7   NAP                                           NAP     NAP      NAP    NAP                                 NAP
  3.8   NAP                                           NAP     NAP      NAP    NAP                                 NAP
  3.9   NAP                                           NAP     NAP      NAP    NAP                                 NAP
  3.10  NAP                                           NAP     NAP      NAP    NAP                                 NAP
  3.11  NAP                                           NAP     NAP      NAP    NAP                                 NAP
  3.12  NAP                                           NAP     NAP      NAP    NAP                                 NAP
  3.13  NAP                                           NAP     NAP      NAP    NAP                                 NAP
  3.14  NAP                                           NAP     NAP      NAP    NAP                                 NAP
  3.15  NAP                                           NAP     NAP      NAP    NAP                                 NAP
  3.16  NAP                                           NAP     NAP      NAP    NAP                                 NAP
  3.17  NAP                                           NAP     NAP      NAP    NAP                                 NAP
  3.18  NAP                                           NAP     NAP      NAP    NAP                                 NAP
  3.19  NAP                                           NAP     NAP      NAP    NAP                                 NAP
  3.20  NAP                                           NAP     NAP      NAP    NAP                                 NAP
  3.21  NAP                                           NAP     NAP      NAP    NAP                                 NAP
  3.22  NAP                                           NAP     NAP      NAP    NAP                                 NAP
  3.23  NAP                                           NAP     NAP      NAP    NAP                                 NAP
  3.24  NAP                                           NAP     NAP      NAP    NAP                                 NAP
  3.25  NAP                                           NAP     NAP      NAP    NAP                                 NAP
  3.26  NAP                                           NAP     NAP      NAP    NAP                                 NAP
  3.27  NAP                                           NAP     NAP      NAP    NAP                                 NAP
  3.28  NAP                                           NAP     NAP      NAP    NAP                                 NAP
  3.29  NAP                                           NAP     NAP      NAP    NAP                                 NAP
  3.30  NAP                                           NAP     NAP      NAP    NAP                                 NAP
  3.31  NAP                                           NAP     NAP      NAP    NAP                                 NAP
  3.32  NAP                                           NAP     NAP      NAP    NAP                                 NAP
  3.33  NAP                                           NAP     NAP      NAP    NAP                                 NAP
  3.34  NAP                                           NAP     NAP      NAP    NAP                                 NAP
  3.35  NAP                                           NAP     NAP      NAP    NAP                                 NAP
  3.36  NAP                                           NAP     NAP      NAP    NAP                                 NAP
  3.37  NAP                                           NAP     NAP      NAP    NAP                                 NAP
  3.38  NAP                                           NAP     NAP      NAP    NAP                                 NAP
  3.39  NAP                                           NAP     NAP      NAP    NAP                                 NAP
  3.40  NAP                                           NAP     NAP      NAP    NAP                                 NAP
  3.41  NAP                                           NAP     NAP      NAP    NAP                                 NAP
  3.42  NAP                                           NAP     NAP      NAP    NAP                                 NAP
  3.43  NAP                                           NAP     NAP      NAP    NAP                                 NAP
  3.44  NAP                                           NAP     NAP      NAP    NAP                                 NAP
  3.45  NAP                                           NAP     NAP      NAP    NAP                                 NAP
  3.46  NAP                                           NAP     NAP      NAP    NAP                                 NAP
  3.47  NAP                                           NAP     NAP      NAP    NAP                                 NAP
  3.48  NAP                                           NAP     NAP      NAP    NAP                                 NAP
  3.49  NAP                                           NAP     NAP      NAP    NAP                                 NAP
  3.50  NAP                                           NAP     NAP      NAP    NAP                                 NAP
  3.51  NAP                                           NAP     NAP      NAP    NAP                                 NAP
  3.52  NAP                                           NAP     NAP      NAP    NAP                                 NAP
---------------------------------------------------------------------------------------------------------------------
   4    Latham & Watkins LLP                      248,535     61%   01/31/16  GSA                              47,991
----------------------------------------------------------------------------------------------------------------------
   5
  5.1   NAP                                           NAP     NAP      NAP    NAP                                 NAP
  5.2   NAP                                           NAP     NAP      NAP    NAP                                 NAP
  5.3   NAP                                           NAP     NAP      NAP    NAP                                 NAP
----------------------------------------------------------------------------------------------------------------------
   6
        Health Plus                               108,752     34%   10/31/14  GSA                              34,624
        XYZ Industries Inc.                        31,085     9%       MTM    NY Popular Inc                   28,977
        Dream On Me Inc                            47,333     14%      MTM    Sil Thread Inc.                  23,201
        Texton Development Corp                    37,219     9%    12/31/10  Diane Studios Inc                36,249
        Utrecht Linens                             24,649     9%       MTM    Network Cutting Inc.             23,201
        Croscill Classic Inc                       57,953     13%   06/30/08  3N Printing Inc                  22,606
        Digicell Ltd                               36,333     11%   07/31/10  France Display                   26,096
        American Leather Specialties              129,733     28%   01/31/10  National Packaging               69,205
        Virginia Dare Extract Co. In               55,927     22%   02/28/10  Trimco Display LLC               37,267
        Virginia Dare Extract Co. In              102,645     29%   02/28/10  Access Colo, Inc.                27,433
        NYC Department Of Archives                 99,157     14%      MTM    W & M Headwear Co.               73,024
        NYC Department Of Finance                 102,260     15%   11/30/08  NYS Supt. Of Ins Liquidators     74,572
        Eight Stars Enterprises                    64,500     29%   02/28/09  Economy Refrigeration            30,000
        T.Y. Trading Co Inc                        21,725     12%   11/30/08  Economy Refrigeration            20,000
        International Trade Expo                   17,000     5%       MTM    Eat It Corp                      13,000
        NYC DCAS HRA                              126,000     32%   07/31/12  F4 Warehouse Inc                 74,000
----------------------------------------------------------------------------------------------------------------------
   7    Piccadilly Cafeteria                        9,865     5%    07/31/18  Gap/Gap Kids                      9,757
   8    J.C. Penney                               145,481     26%   08/31/13  Stage Stores, Inc.               29,099
----------------------------------------------------------------------------------------------------------------------
   9
  9.1   Jacobs Technology, Inc.                    59,404     25%   03/31/11  Decibel Research, Inc.           15,999
  9.2   ITT Industries, Inc.                       37,039     17%   11/30/11  Daniel & Yeager                  17,680
  9.3   DRS Test & Energy Mgmt, Inc.              215,485    100%   06/30/13  NAP                                 NAP
----------------------------------------------------------------------------------------------------------------------
   10   NAP                                           NAP     NAP      NAP    NAP                                 NAP
   11   Rhode Island Airport Corp                 186,589     97%   11/30/17  Bertucci's Restaurant Corp        6,200
----------------------------------------------------------------------------------------------------------------------
   12
  12.1  Deltacom, Inc.                             62,015     26%   03/31/13  3D Research Corporation          26,320
  12.2  Regions Bank                               51,934     34%   04/30/17  Bradley, Arant, Rose & White     15,445
  12.3  NAMEADSMA                                  47,287     39%   09/30/13  Alliant Techsystems              20,599
----------------------------------------------------------------------------------------------------------------------
   13   NAP                                           NAP     NAP      NAP    NAP                                 NAP
----------------------------------------------------------------------------------------------------------------------
   14
  14.1  National Missle Defense (GSA)              90,887     33%   03/31/10  Teledyne Brown Engineering       58,185
  14.2  Northrop Grumman Space & Mission Systems  110,275    100%   02/28/17  NAP                                 NAP
  14.3  Mentor Graphics Corporation                29,384     22%   07/31/12  Digital Fusion, Inc.             25,487
----------------------------------------------------------------------------------------------------------------------
   15   NAP                                           NAP     NAP      NAP    NAP                                 NAP
   16   Freeman Decorating                        159,480     38%   06/30/16  Iron Mountain Records            67,288
   17   NAP                                           NAP     NAP      NAP    NAP                                 NAP
   18   Jackson Kelly PLLC                         86,219     40%   12/31/14  Eastern Associated Coal          19,874
----------------------------------------------------------------------------------------------------------------------
   19
  19.1  Convergys                                  65,000    100%   12/31/11  NAP                                 NAP
  19.2  SED Labs                                   41,401     82%   08/31/13  Focus Receivables                 9,150
  19.3  REDW                                       30,898    100%   06/30/09  NAP                                 NAP
----------------------------------------------------------------------------------------------------------------------
   20   The Burton Corporation                     80,771     30%   12/31/10  Ben & Jerry's Homemade, Inc.     64,152
   21   HARCO, LLC                                 27,051     21%   06/30/16  DSW                              26,444
   22   Levin Furniture                            88,800     21%   05/31/12  Roomful Express Furniture        65,520
   23   Libbey Glass                              646,000    100%   10/31/26  NAP                                 NAP
   24   NAP                                           NAP     NAP      NAP    NAP                                 NAP
   25   NAP                                           NAP     NAP      NAP    NAP                                 NAP
   26   NAP                                           NAP     NAP      NAP    NAP                                 NAP
----------------------------------------------------------------------------------------------------------------------
   27
  27.1  Verizon Corporation Services               35,694     46%   02/28/14  Healthcare Management Solution   20,400
  27.2  Nestle                                     62,636     71%   05/31/16  Technisource, Inc                25,934
----------------------------------------------------------------------------------------------------------------------
   28   NAP                                           NAP     NAP      NAP    NAP                                 NAP
   29   The Office Annex                           24,431     13%   11/30/12  JSA Healthcare Corp              23,657
   30   NAP                                           NAP     NAP      NAP    NAP                                 NAP
   31   Ignited Minds, LLC                         55,000    100%   06/30/17  NAP                                 NAP
   32   NAP                                           NAP     NAP      NAP    NAP                                 NAP
   33   Cooper-Standard Automotive                103,822    100%   05/31/20  NAP                                 NAP
   34   NAP                                           NAP     NAP      NAP    NAP                                 NAP
   35   Verizon Wireless                          113,056    100%   10/31/17  NAP                                 NAP
   36   US Bank National Association               69,479     38%   06/30/11  Witherspoon Kelley               29,071
   37   Sportsman's Warehouse                      49,950     42%   01/31/23  Best Buy                         45,000
   38   NAP                                           NAP     NAP      NAP    NAP                                 NAP
   39   Health Informatics, LLC                    27,260     19%   12/31/10  ACS Heritage, Inc.               26,782
   40   NAP                                           NAP     NAP      NAP    NAP                                 NAP
   41   Loehmann's                                 27,385    100%   01/31/18  NAP                                 NAP
   42   NAP                                           NAP     NAP      NAP    NAP                                 NAP
   43   NAP                                           NAP     NAP      NAP    NAP                                 NAP
   44   NAP                                           NAP     NAP      NAP    NAP                                 NAP
   45   Busch's (Note 14)                          39,685     51%   12/31/28  Tuesday Morning                   9,450
   46   Gold's Gym                                 21,720     16%   10/31/16  Huneke Furniture                 15,076
   47   Bryan Premiere Cinema, L.P.                61,175     95%   04/30/26  Cafe Bistro Bryan, Inc.           3,000
   48   NAP                                           NAP     NAP      NAP    NAP                                 NAP
   49   Marshalls                                  28,000     38%   02/28/17  Old Navy                         15,000
   50   NAP                                           NAP     NAP      NAP    NAP                                 NAP
   51   NAP                                           NAP     NAP      NAP    NAP                                 NAP
----------------------------------------------------------------------------------------------------------------------
   52
  52.1  Lovelace Sandia                            12,377     39%   12/31/11  Fresenius                         9,771
  52.2  Wavefront Sciences                         24,682     86%   05/31/09  JD Instruments                    4,000
  52.3  AMEC                                       12,000    100%   07/31/11  NAP                                 NAP
  52.4  AMEC                                        9,600    100%   07/31/11  NAP                                 NAP
----------------------------------------------------------------------------------------------------------------------
   53   NAP                                           NAP     NAP      NAP    NAP                                 NAP
   54   State of Tennessee                         15,994     10%   06/30/17  Alternative Service Concepts     15,738
   55   Fleisher Smyth Brokaw                       6,019     7%    08/30/14  Cherry Creek Dental               4,618
   56   NAP                                           NAP     NAP      NAP    NAP                                 NAP
   57   Foster & Sear                              26,941     29%   02/01/09  Nursefinders                     25,819
   58   Discount Tire Co.                           8,950     25%   03/31/14  Old Chicago                       6,250
   59   Orthapedic Specialists                      9,222     13%   10/31/20  Mortgage Direct                   9,190
   60   Hollywood Video                             8,000     14%   02/10/12  Kinko's                           7,600
   61   Nick's Billiards                            5,490     18%   04/01/14  Jules Pets                        2,900
----------------------------------------------------------------------------------------------------------------------
   62   NAP                                           NAP     NAP      NAP    NAP                                 NAP
   63   NAP                                           NAP     NAP      NAP    NAP                                 NAP
----------------------------------------------------------------------------------------------------------------------
   64   NAP                                           NAP     NAP      NAP    NAP                                 NAP
   65   Women of Faith (Note 15)                   23,931     37%   10/31/10  Plano Pet and Grooming            6,116
   66   NAP                                           NAP     NAP      NAP    NAP                                 NAP
   67   NAP                                           NAP     NAP      NAP    NAP                                 NAP
   68   SaveRite (Winn Dixie)                      48,997     60%   02/28/18  SOS Beauty & Casual               4,800
   69   Century 21 Showcase                         5,209     26%   10/31/14  Mc Cleaners                       1,828
   70   The University of Phoenix                  16,749     31%   04/30/13  Climatic Corporation             11,519
   71   J.C. Penney                                38,057     24%   03/31/12  Stage Stores, Inc.               23,280
   72   Warren Otologic Group                       9,663     16%   10/31/17  Lippy Surgery Center              7,182
   73   Platinum Group Realtors                    11,372     25%   04/30/15  Innovative Learning               7,995
   74   CRA Associates (Veterans Administration)   12,275     29%   01/31/10  Sanger Clinic                    10,035
   75   Silver State Materials, LLC               653,400    100%   12/31/21  NAP                                 NAP
   76   NAP                                           NAP     NAP      NAP    NAP                                 NAP
   77   NAP                                           NAP     NAP      NAP    NAP                                 NAP
   78   China Buffet                                5,000     15%   05/31/17  Mattress Discounter               4,000
   79   National Food Laboratory, Inc.             30,127    100%   12/31/27  NAP                                 NAP
   80   NAP                                           NAP     NAP      NAP    NAP                                 NAP
   81   Steve and Barry's Georgia LLC             110,580    100%   01/31/14  NAP                                 NAP
   82   CDH                                         5,124     8%    05/31/12  LSL                               4,132
   83   Super K-Mart                              141,488    100%   03/31/24  NAP                                 NAP
   84   Anytime Fitness                             5,655     32%   09/30/12  Matt's Too Italian Cuisine        3,076
   85   Pet Food Express                            5,600     16%   08/31/10  Wells Fargo Bank                  4,234
   86   T'Asia Bar & Restaurant                     5,789     37%   10/31/17  Ritz Camera/Proex Portraits       3,021
   87   Food Lion, LLC                             33,000     65%   12/31/20  Carolina Shores Health            3,000
   88   Cee Sportswear, Inc.                       57,500    100%   09/30/22  NAP                                 NAP
   89   Pearle Vision, Inc.                         3,052     31%   02/01/15  Republic First Bank               2,820
   90   Chief Supermarket                          33,119     42%   02/28/10  Duckwall-Alco Stores             25,080
   91   NAP                                           NAP     NAP      NAP    NAP                                 NAP
   92   Radio Shack                                 3,700     21%   05/31/10  Palm Beach Tan                    3,140
   93   Commerce Bank, N.A.                        10,434    100%   08/31/22  NAP                                 NAP
   94   Best Buy                                   20,000     56%   01/31/17  Dollar Tree                       9,022
   95   West Allis Memorial Hospital, Inc.         17,265    100%   03/31/18  NAP                                 NAP
   96   NAP                                           NAP     NAP      NAP    NAP                                 NAP
   97   Davenport University                       22,076    100%   11/30/12  NAP                                 NAP

                       SECOND                                                             THIRD                SECOND
                       LARGEST                                                           LARGEST    SECOND      MOST
         SECOND         MAJOR                                          THIRD    THIRD     MAJOR      MOST      RECENT
        LARGEST        TENANT                                         LARGEST  LARGEST   TENANT     RECENT      YEAR
         MAJOR          LEASE                                          MAJOR    MAJOR     LEASE      YEAR    STATEMENT
 LOAN    TENANT       MATURITY                 THIRD LARGEST           TENANT   TENANT  MATURITY  STATEMENT    NUMBER
NUMBER   NRSF%          DATE                    MAJOR TENANT           NRSF     NRSF%     DATE       TYPE    OF MONTHS
----------------------------------------------------------------------------------------------------------------------

  1       12%        04/30/15        FINRA                            254,867     12%   02/28/21  Full Year      12
  2       17%        02/28/19        Neiman Marcus                    100,071      8%   10/18/11  Full Year      12
----------------------------------------------------------------------------------------------------------------------
  3
 3.1      NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
 3.2      NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
 3.3      NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
 3.4      NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
 3.5      NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
 3.6      NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
 3.7      NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
 3.8      NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
 3.9      NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
 3.10     NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
 3.11     NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
 3.12     NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
 3.13     NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
 3.14     NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
 3.15     NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
 3.16     NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
 3.17     NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
 3.18     NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
 3.19     NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
 3.20     NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
 3.21     NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
 3.22     NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
 3.23     NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
 3.24     NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
 3.25     NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
 3.26     NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
 3.27     NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
 3.28     NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
 3.29     NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
 3.30     NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
 3.31     NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
 3.32     NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
 3.33     NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
 3.34     NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
 3.35     NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
 3.36     NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
 3.37     NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
 3.38     NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
 3.39     NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
 3.40     NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
 3.41     NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
 3.42     NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
 3.43     NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
 3.44     NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
 3.45     NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
 3.46     NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
 3.47     NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
 3.48     NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
 3.49     NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
 3.50     NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
 3.51     NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
 3.52     NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
----------------------------------------------------------------------------------------------------------------------
  4       12%         07/24/11       Landmark Theatre                  40,000     10%   01/31/19  Full Year      12
----------------------------------------------------------------------------------------------------------------------
  5
 5.1      NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
 5.2      NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
 5.3      NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
----------------------------------------------------------------------------------------------------------------------
  6                                                                                               Full Year      12
          11%         02/28/12       Evelyn Douglin                    21,649     7%    11/30/11
           9%         10/31/09       Basko Inc                         19,190     6%    12/31/08
           7%         07/31/10       326 Corp.                         17,701     5%    08/31/09
           9%         12/31/09       TQA Cutting Inc.                  23,201     6%    11/30/12
           8%            MTM         FF Furniture Corp                 21,310     7%    07/31/10
           5%         04/30/13       Ward Textile                      22,606     5%    08/30/08
           8%         05/31/10       Team Creations                    23,201     7%    06/30/12
          15%         03/31/09       Zoomers                           56,317     12%   12/31/08
          14%            MTM         Teleport Communications           18,660     7%    09/30/10
           8%         04/30/16       Trimco Display LLC                27,433     8%       MTM
          11%         01/31/11       City One Fashion Ltd.             60,480     9%    03/31/10
          11%         08/31/08       NYC Law Dept                      65,699     10%   09/30/13
          14%         05/31/15       NYC DCAS HRA                      30,000     14%   07/31/12
          11%         05/31/15       The Building Block                20,000     11%   03/31/13
           4%         02/28/11       Sprint Nextel (ANT)                    1     0%    08/31/21
          19%         06/30/09       Economy Refrigeration             50,000     13%   05/31/15
----------------------------------------------------------------------------------------------------------------------
  7        5%         01/31/10       Body Central                       7,435     4%    10/31/17  Full Year      12
  8        5%    03/31/08 (Note 12)  Circuit City                      20,331     4%    01/31/18  Full Year      12
----------------------------------------------------------------------------------------------------------------------
  9
 9.1       7%         03/31/10       Quantum 3D, Inc.                  15,899     7%    01/31/10  Full Year      12
 9.2       8%         05/31/09       Health Group Of Alabama           15,040     7%    02/28/11  Full Year      12
 9.3      NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
----------------------------------------------------------------------------------------------------------------------
  10      NAP            NAP         NAP                                  NAP     NAP      NAP       UAV         UAV
  11       3%         12/31/11       NAP                                  NAP     NAP      NAP    Full Year      12
----------------------------------------------------------------------------------------------------------------------
  12
 12.1     11%         12/14/08       AZ Technology, Inc.               15,453     7%    01/31/10  Full Year      12
 12.2     10%         12/31/16       Wolverine Tube, Inc                8,872     6%    12/31/10  Full Year      12
 12.3     17%         09/30/14       Lockheed Martin Corporation       19,985     16%   02/28/10  Full Year      12
----------------------------------------------------------------------------------------------------------------------
  13      NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
----------------------------------------------------------------------------------------------------------------------
  14
 14.1     21%         02/28/15       West Telemarketing                48,546     18%   06/30/08  Full Year      12
 14.2     NAP            NAP         NAP                                  NAP     NAP      NAP       UAV         UAV
 14.3     19%         10/31/11       The Boeing Company                21,093     16%   12/31/08  Full Year      12
----------------------------------------------------------------------------------------------------------------------
  15      NAP            NAP         NAP                                  NAP     NAP      NAP       UAV         UAV
  16      16%         12/31/08       Starwood Hotels                   62,279     15%   10/31/16  Full Year      12
  17      NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
  18       9%         08/31/10       Magnum Coal Company               16,443     8%    06/30/09  Full Year      12
----------------------------------------------------------------------------------------------------------------------
  19
 19.1     NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
 19.2     18%         10/31/12       NAP                                  NAP     NAP      NAP    Full Year      12
 19.3     NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
----------------------------------------------------------------------------------------------------------------------
  20      24%         12/31/15       Severn Trent Laboratories, Inc.   40,475     15%   03/31/17  Full Year      12
  21      21%         01/31/13       Michael's                         23,870     19%   05/31/12  Full Year      12
  22      16%         06/30/14       SuperValue/Shop n Save            50,160     12%   09/30/11  Full Year      12
  23      NAP            NAP         NAP                                  NAP     NAP      NAP       UAV         UAV
  24      NAP            NAP         NAP                                  NAP     NAP      NAP       UAV         UAV
  25      NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
  26      NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
----------------------------------------------------------------------------------------------------------------------
  27
 27.1     26%         03/31/12       NAP                                  NAP     NAP      NAP    Annualized      4
 27.2     29%         05/31/09       NAP                                  NAP     NAP      NAP    Annualized      4
----------------------------------------------------------------------------------------------------------------------
  28      NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
  29      13%         08/31/10       Cherry Bekaert & Holland          13,260     7%    10/31/12  Full Year      12
  30      NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
  31      NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
  32      NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
  33      NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
  34      NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
  35      NAP            NAP         NAP                                  NAP     NAP      NAP       UAV         UAV
  36      16%         07/31/12        Martin Peltram et al              5,407     3%    10/31/08  Full Year      12
  37      38%         01/31/18       AAA (Note 13)                     12,000     10%   04/01/18     UAV         UAV
  38      NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
  39      19%         12/31/12       Virginia Municipal League         15,349     11%   07/31/10  Full Year      12
  40      NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
  41      NAP            NAP         NAP                                  NAP     NAP      NAP       UAV         UAV
  42      NAP            NAP         NAP                                  NAP     NAP      NAP       UAV         UAV
  43      NAP            NAP         NAP                                  NAP     NAP      NAP       UAV         UAV
  44      NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
  45      12%         07/15/11       Honey Baked Ham Company            4,230     5%    04/30/08  Annualized      8
  46      11%         06/30/08       CVS                                9,576     7%    06/05/10  Full Year      12
  47       5%         12/31/08       NAP                                  NAP     NAP      NAP    Annualized      8
  48      NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
  49      20%         04/30/17       Famous Footwear                    6,500     9%    03/31/12     UAV         UAV
  50      NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
  51      NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
----------------------------------------------------------------------------------------------------------------------
  52
 52.1     31%         09/30/10       UNM Health Science Center          5,037     16%   08/31/12  Full Year      12
 52.2     14%            MTM         NAP                                  NAP     NAP      NAP    Full Year      12
 52.3     NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
 52.4     NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
----------------------------------------------------------------------------------------------------------------------
  53      NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
  54       9%         03/31/09       Mid-Cumberland HRA                10,483     6%    06/01/08  Full Year      12
  55       6%         08/01/17       Cherry Creek Wellness              4,408     5%    02/29/12  Full Year      12
  56      NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
  57      27%         12/01/16       Emergisoft Corporation            11,676     12%      MTM    Full Year      12
  58      17%         03/31/11       Blockbuster Video                  6,000     17%   12/31/08  Full Year      12
  59      13%         10/31/11       RPW Obstetrics                     5,094     7%    11/30/10  Full Year      12
  60      13%         03/31/11       Auto Zone                          5,000     9%    11/30/09  Full Year      12
  61       9%         02/18/10       Albany Square Laundromat           2,286     7%    06/30/17  Full Year      12
----------------------------------------------------------------------------------------------------------------------
  62      NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
  63      NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
----------------------------------------------------------------------------------------------------------------------
  64      NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
  65      10%         08/31/15       India Bazaar                       5,172     8%    03/31/11  Full Year      12
  66      NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
  67      NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
  68       6%         02/28/11       1st Coast Rental Purchase          4,000     5%    12/31/08  Full Year      12
  69       9%         10/31/14       Subway Real Estate Corp.           1,374     7%    10/31/09  Full Year      12
  70      21%         09/30/12       W.K. Dickson & Co., Inc.           8,984     16%   03/31/11     UAV         UAV
  71      15%         01/31/15       Buffet Partners dba Furrs          9,150     6%    08/31/09  Full Year      12
  72      12%         10/31/17       Warren Opthalmology                5,757     9%    09/01/09  Full Year      12
  73      18%         01/31/12       Bank of America Investment         4,940     11%   06/30/08  Full Year      12
  74      24%         12/31/15       Ratko Vujicic, MD                  2,962     7%    01/01/09  Full Year      12
  75      NAP            NAP         NAP                                  NAP     NAP      NAP       UAV         UAV
  76      NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
  77      NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
  78      12%         01/31/10       Best Way Rent                      4,000     12%   04/30/12     UAV         UAV
  79      NAP            NAP         NAP                                  NAP     NAP      NAP       UAV         UAV
  80      NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
  81      NAP            NAP         NAP                                  NAP     NAP      NAP    Annualized      3
  82       7%         06/30/13       Wondergem Consulting               3,085     5%    03/31/09  Full Year      12
  83      NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
  84      18%         10/30/12       Viva Inc                           2,550     15%   10/14/12     UAV         UAV
  85      12%         08/31/10       Alan Carlson                       3,811     11%   02/28/20  Full Year      12
  86      19%         04/30/11       North Star Home Fitness            2,986     19%   02/28/12     UAV         UAV
  87       6%         03/31/09       Christopher's Pizza, Inc.          2,400     5%    04/30/12  Full Year      12
  88      NAP            NAP         NAP                                  NAP     NAP      NAP       UAV         UAV
  89      29%         07/01/17       Go Wireless, Inc.                  2,421     25%   11/01/14  Full Year      12
  90      32%         07/31/09       Farm Credit Bureau                 2,700     3%    12/31/10  Full Year      12
  91      NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
  92      18%         01/31/13       Boomer Jack Wings                  2,581     15%   12/31/11  Full Year      12
  93      NAP            NAP         NAP                                  NAP     NAP      NAP       UAV         UAV
  94      25%         06/30/12       Caribou Coffee (Outlot)            1,713     5%    11/19/16     UAV         UAV
  95      NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12
  96      NAP            NAP         NAP                                  NAP     NAP      NAP       UAV         UAV
  97      NAP            NAP         NAP                                  NAP     NAP      NAP    Full Year      12

           SECOND                                          SECOND                   MOST       MOST
            MOST        SECOND      SECOND      SECOND      MOST       MOST       CURRENT    CURRENT
           RECENT        MOST        MOST        MOST      RECENT    CURRENT        YEAR      YEAR         MOST        MOST
            YEAR        RECENT      RECENT      RECENT      YEAR      YEAR       STATEMENT  STATEMENT    CURRENT      CURRENT
 LOAN    STATEMENT       YEAR        YEAR        YEAR     NOI DSCR  STATEMENT      NUMBER    ENDING        YEAR        YEAR
NUMBER  ENDING DATE    REVENUES    EXPENSES       NOI     (NOTE 4)    TYPE       OF MONTHS    DATE       REVENUES    EXPENSES
------------------------------------------------------------------------------------------------------------------------------

  1       12/31/06   105,940,297  46,493,503  59,446,794    0.96    Full Year        12      12/31/07  112,386,585  47,811,946
  2       12/31/06    60,506,860  17,517,873  42,988,987    1.36    Full Year        12      12/31/07   59,944,933  17,669,023
------------------------------------------------------------------------------------------------------------------------------
  3                                           32,646,265    1.35
 3.1      12/31/06     5,513,903   2,781,052   2,732,851            Trailing-12      12      06/30/07    6,219,344   2,961,343
 3.2      12/31/06     5,106,697   2,324,559   2,782,138            Trailing-12      12      06/30/07    5,241,937   2,587,213
 3.3      12/31/06     4,413,755   2,618,417   1,795,338            Trailing-12      12      06/30/07    4,637,017   2,579,132
 3.4      12/31/06     2,219,728   1,130,295   1,089,433            Trailing-12      12      06/30/07    2,180,407   1,111,899
 3.5      12/31/06     1,708,176   1,020,763     687,413            Trailing-12      12      06/30/07    1,621,103     989,616
 3.6      12/31/06     2,310,950   1,241,972   1,068,978            Trailing-12      12      06/30/07    1,970,803   1,170,686
 3.7      12/31/06     1,675,722   1,036,856     638,866            Trailing-12      12      06/30/07    1,835,573   1,016,723
 3.8      12/31/06     1,806,227     990,932     815,295            Trailing-12      12      06/30/07    1,824,131     981,639
 3.9      12/31/06     2,097,810   1,122,821     974,989            Trailing-12      12      06/30/07    1,993,106   1,086,979
 3.10     12/31/06     1,986,983   1,063,809     923,174            Trailing-12      12      06/30/07    2,043,472   1,079,815
 3.11     12/31/06     1,853,359   1,041,725     811,634            Trailing-12      12      06/30/07    1,822,227   1,023,967
 3.12     12/31/06     2,015,017   1,130,537     884,480            Trailing-12      12      06/30/07    1,917,886   1,067,991
 3.13     12/31/06     2,019,676   1,154,422     865,254            Trailing-12      12      06/30/07    1,963,404   1,160,238
 3.14     12/31/06     2,086,470   1,316,993     769,477            Trailing-12      12      06/30/07    2,157,007   1,228,113
 3.15     12/31/06     1,276,934     944,426     332,508            Trailing-12      12      06/30/07    1,272,047     908,379
 3.16     12/31/06     1,561,954   1,066,576     495,378            Trailing-12      12      06/30/07    1,676,780   1,058,761
 3.17     12/31/06     1,473,722     923,418     550,304            Trailing-12      12      06/30/07    1,534,169     924,846
 3.18     12/31/06     1,426,717     936,130     490,587            Trailing-12      12      06/30/07    1,624,056     961,487
 3.19     12/31/06     1,297,322     853,002     444,320            Trailing-12      12      06/30/07    1,290,721     819,055
 3.20     12/31/06     1,625,953   1,056,236     569,717            Trailing-12      12      06/30/07    1,853,665   1,098,077
 3.21     12/31/06     1,481,217     866,539     614,678            Trailing-12      12      06/30/07    1,408,598     862,577
 3.22     12/31/06     1,446,039     892,873     553,166            Trailing-12      12      06/30/07    1,669,988     931,526
 3.23     12/31/06     1,848,843   1,025,497     823,346            Trailing-12      12      06/30/07    1,856,537   1,073,979
 3.24     12/31/06     1,285,247     751,523     533,724            Trailing-12      12      06/30/07    1,349,164     776,412
 3.25     12/31/06     1,561,998     901,856     660,142            Trailing-12      12      06/30/07    1,602,630     946,883
 3.26     12/31/06     1,433,819     967,667     466,152            Trailing-12      12      05/31/07    1,441,032     946,271
 3.27     12/31/06     1,443,928     964,042     479,886            Trailing-12      12      06/30/07    1,487,268     983,059
 3.28     12/31/06     1,430,516     963,840     466,676            Trailing-12      12      06/30/07    1,457,560     958,166
 3.29     12/31/06     1,485,725   1,017,685     468,040            Trailing-12      12      06/30/07    1,494,691     965,447
 3.30     12/31/06     1,247,593     994,638     252,955            Trailing-12      12      06/30/07    1,224,601     825,967
 3.31     12/31/06     1,453,931     989,180     464,751            Trailing-12      12      06/30/07    1,504,374     999,927
 3.32     12/31/06     1,458,977   1,008,504     450,473            Trailing-12      12      06/30/07    1,419,425     980,795
 3.33     12/31/06     1,139,111     749,626     389,484            Trailing-12      12      06/30/07    1,079,399     740,670
 3.34     12/31/06     1,052,515     799,722     252,793            Trailing-12      12      06/30/07      934,585     750,298
 3.35     12/31/06     1,865,725   1,356,542     509,183            Trailing-12      12      06/30/07    1,863,623   1,333,561
 3.36     12/31/06     1,421,789   1,055,576     366,213            Trailing-12      12      06/30/07    1,408,523   1,047,088
 3.37     12/31/06     1,153,549     707,797     445,752            Trailing-12      12      06/30/07    1,181,966     689,957
 3.38     12/31/06     1,255,913     805,562     450,351            Trailing-12      12      06/30/07    1,323,208     823,832
 3.39     12/31/06     1,433,819     967,667     466,153            Trailing-12      12      06/30/07    1,460,801     941,240
 3.40     12/31/06       978,518     647,051     331,467            Trailing-12      12      06/30/07      979,840     680,844
 3.41     12/31/06     1,151,737     748,991     402,746            Trailing-12      12      06/30/07    1,110,004     700,437
 3.42     12/31/06     1,287,031     858,747     428,284            Trailing-12      12      06/30/07    1,261,169     829,207
 3.43     12/31/06     1,073,115     769,886     303,229            Trailing-12      12      06/30/07    1,054,589     759,009
 3.44     12/31/06       951,549     762,536     189,013            Trailing-12      12      06/30/07      877,790     730,547
 3.45     12/31/06       958,808     747,313     211,495            Trailing-12      12      06/30/07      968,172     744,304
 3.46     12/31/06     1,073,456     725,761     347,695            Trailing-12      12      06/30/07    1,029,487     695,198
 3.47     12/31/06     1,217,321     929,584     287,737            Trailing-12      12      06/30/07    1,191,410     922,673
 3.48     12/31/06     1,046,288     690,393     355,895            Trailing-12      12      06/30/07      985,738     687,525
 3.49     12/31/06     1,035,979     824,721     211,258            Trailing-12      12      06/30/07      979,512     807,919
 3.50     12/31/06     1,189,956     961,133     228,823            Trailing-12      12      06/30/07    1,236,184     957,523
 3.51     12/31/06     1,108,670     767,428     341,242            Trailing-12      12      06/30/07    1,112,110     760,920
 3.52     12/31/06       796,618     625,289     171,329            Trailing-12      12      06/30/07      819,181     608,016
-------------------------------------------------------------------------------------------------------------------------------
  4       12/31/06    23,934,387   6,574,023  17,360,364    1.29    Full Year        12      12/31/07   26,000,913   8,624,631
-------------------------------------------------------------------------------------------------------------------------------
  5                                            4,500,017    1.32
 5.1      12/31/06     6,224,484   3,773,360   2,451,124            Trailing-12      12      09/30/07    6,781,593   3,983,384
 5.2      12/31/06     5,215,299   3,807,643   1,407,656            Trailing-12      12      09/30/07    5,314,201   3,714,006
 5.3      12/31/06     2,239,710   1,598,473     641,237            Trailing-12      12      09/30/07    2,375,463   1,679,052
-------------------------------------------------------------------------------------------------------------------------------
  6       12/31/06    38,801,596  19,928,613  18,872,983    0.99    Annualized       11      11/30/07   40,885,997  20,071,824

-------------------------------------------------------------------------------------------------------------------------------
  7       12/31/06    7,133,738    2,428,706   4,705,032    1.50    Trailing-12      12      09/30/07    7,050,158   2,473,493
  8       12/31/06    8,484,156    4,730,242   3,753,914    1.26    Annualized       9       09/30/07    8,337,795   4,651,685
-------------------------------------------------------------------------------------------------------------------------------
  9                                            6,248,946    2.02
 9.1      12/31/06    3,814,584    1,434,274   2,380,310            Trailing-12      12      09/30/07    3,915,828   1,474,031
 9.2      12/31/06    2,664,336      462,834   2,201,502            Trailing-12      12      09/30/07    2,796,574     626,592
 9.3      12/31/06    1,719,669       52,535   1,667,134            Trailing-12      12      09/30/07    1,738,717      91,719
-------------------------------------------------------------------------------------------------------------------------------
  10         UAV            UAV          UAV         UAV    UAV        UAV          UAV         UAV            UAV         UAV
  11      12/31/06    5,078,759    1,747,618   3,331,141    1.24    Annualized       10      10/31/07    4,847,861   1,753,690
-------------------------------------------------------------------------------------------------------------------------------
  12                                           5,620,520    2.16
 12.1     12/31/06    2,922,203      380,375   2,541,828            Trailing-12      12      09/30/07    2,883,146     423,853
 12.2     12/31/06    2,877,183    1,124,008   1,753,174            Trailing-12      12      09/30/07    2,878,204   1,085,097
 12.3     12/31/06    2,141,545      816,027   1,325,518            Trailing-12      12      09/30/07    2,090,818     956,354
-------------------------------------------------------------------------------------------------------------------------------
  13      12/31/06    9,061,356    5,529,987   3,531,369    1.44    Trailing-12      12      09/30/07    9,992,577   5,787,304
-------------------------------------------------------------------------------------------------------------------------------
  14                                           3,898,152    1.60
 14.1     12/31/06    3,553,180    1,031,608   2,521,572            Trailing-12      12      09/30/07    3,437,577     745,428
 14.2        UAV            UAV          UAV         UAV            Trailing-12      12      09/30/07    1,220,423     255,163
 14.3     12/31/06    2,224,882      848,302   1,376,580            Trailing-12      12      09/30/07    2,274,559     874,396
-------------------------------------------------------------------------------------------------------------------------------
  15         UAV            UAV          UAV         UAV    UAV     Annualized       5       12/31/07    4,105,384     805,398
  16      12/31/06    3,089,055      976,463   2,112,592    1.01    Annualized       11      12/31/07    3,483,287     937,750
  17      12/31/06    7,847,620    4,778,003   3,069,617    1.39    Trailing-12      12      09/30/07    8,087,965   4,842,796
  18      12/31/06    3,852,629    1,514,553   2,338,076    1.32    Full Year        12      12/31/07    3,977,350   1,416,405
-------------------------------------------------------------------------------------------------------------------------------
  19                                           2,121,331    1.32
 19.1     12/31/06      886,221            0     886,221            Annualized       11      11/30/07      924,000      80,578
 19.2     12/31/06      859,361       81,308     778,053            Annualized       7       11/30/07      713,676      42,578
 19.3     12/31/06      458,474        1,417     457,057            Annualized       7       11/30/07      424,874      45,674
-------------------------------------------------------------------------------------------------------------------------------
  20      12/31/06    2,522,142    1,275,502   1,246,640    0.78    Trailing-12      12      10/31/07    3,137,576   1,315,172
  21      12/31/06    3,047,876      983,078   2,064,798    1.37    Trailing-12      12      07/31/07    2,963,915   1,008,347
  22      12/31/06    4,419,746    2,306,784   2,112,962    1.31    Full Year        12      12/31/07    4,334,476   2,253,402
  23         UAV            UAV          UAV         UAV    UAV     Annualized       10      10/31/07    1,938,595       8,738
  24         UAV            UAV          UAV         UAV    UAV     Full Year        12      12/31/07    7,682,877   4,234,441
  25      12/31/06    2,770,702    1,259,530   1,511,172    1.25    Annualized       8       09/30/07    2,833,509   1,144,060
  26      12/31/06    2,712,797    1,294,681   1,418,116    1.11    Trailing-12      12      07/31/07    2,890,152   1,394,000
-------------------------------------------------------------------------------------------------------------------------------
  27                                           2,165,400    1.90
 27.1     12/31/06    1,134,537       97,227   1,037,310            Annualized       8       08/31/07      816,337     150,487
 27.2     12/31/06    1,240,542      112,452   1,128,090            Annualized       8       08/31/07    1,349,654     128,981
-------------------------------------------------------------------------------------------------------------------------------
  28      12/31/06    4,444,816    2,726,932   1,717,884    1.57    Trailing-12      12      09/30/07    4,732,591   3,044,448
  29      12/31/06    3,680,489    2,122,544   1,557,945    1.35    Trailing-12      12      10/31/07    3,568,856   2,051,073
  30      04/30/07    4,500,680    2,527,739   1,972,941    1.86    Trailing-12      12      11/30/07    4,942,550   2,800,170
  31      12/31/06    1,532,704      212,880   1,319,824    1.44    Full Year        12      12/31/07      594,000     101,531
  32      12/31/06   33,951,502   24,738,332   9,213,170    2.67    Trailing-12      12      07/31/07   35,248,721  26,461,135
  33      12/31/06    2,057,516      685,108   1,372,408    1.28    Annualized       9       09/30/07    1,803,736     468,053
  34      12/31/06    2,566,425    1,092,391   1,474,034    1.51    Trailing-12      12      10/31/07    2,643,220   1,108,112
  35         UAV            UAV          UAV         UAV    UAV        UAV          UAV         UAV            UAV         UAV
  36      12/31/06    2,795,192    1,271,678   1,523,514    1.41    Annualized       6       06/30/07    2,943,552   1,341,860
  37         UAV            UAV          UAV         UAV    UAV        UAV          UAV         UAV            UAV         UAV
  38      12/31/06    2,349,517    1,369,830     979,688    1.11    Trailing-12      12      10/31/07    2,362,550   1,355,955
  39      12/31/06    1,744,705      890,053     854,652    0.88    Annualized       8       08/31/07    1,861,740     695,337
  40      12/31/06    2,317,459    1,276,671   1,040,788    1.18    Trailing-12      12      06/30/07    2,365,533   1,188,380
  41         UAV            UAV          UAV         UAV    UAV        UAV          UAV         UAV            UAV         UAV
  42         UAV            UAV          UAV         UAV    UAV     Annualized       3       10/31/07    1,315,996     189,396
  43         UAV            UAV          UAV         UAV    UAV        UAV          UAV         UAV            UAV         UAV
  44      12/31/06    4,653,809    3,531,611   1,122,198    1.41    Trailing-12      12      09/30/07    5,137,441   3,632,352
  45      12/31/06    1,757,351      630,461   1,126,890    1.34    Annualized       10      10/31/07    1,364,272     514,359
  46      12/31/06    1,150,841      252,114     898,727    1.09    Trailing-12      12      07/31/07    1,268,618     285,225
  47      12/31/06      990,000       52,291     937,709    1.31    Annualized       7       10/31/07      970,543      71,380
  48      12/31/06    1,492,792      807,471     685,321    0.96    Trailing-12      12      10/31/07    1,647,650     819,327
  49         UAV            UAV          UAV         UAV    UAV     Annualized       10      12/31/07      747,154     138,142
  50      12/31/06    2,293,338    1,340,022     953,316    1.32    Full Year        12      12/31/07    2,446,891   1,305,224
  51      12/31/06    1,525,549      637,011     888,538    1.37    Annualized       5       09/30/07    1,670,362     629,829
-------------------------------------------------------------------------------------------------------------------------------
  52                                             676,557    1.06
 52.1     12/31/06      530,546      182,300     348,246            Annualized       9       09/30/07      643,034     154,959
 52.2     12/31/06      186,018       48,888     137,130            Annualized       9       09/30/07      269,156      22,510
 52.3     12/31/06      152,623       13,372     139,251            Annualized       9       09/30/07      164,039       8,911
 52.4     12/31/06       68,617       16,687      51,930            Annualized       9       09/30/07       95,080      16,104
-------------------------------------------------------------------------------------------------------------------------------
  53      12/31/06    1,268,214      570,640     697,574    1.16    Trailing-12      12      10/31/07    1,321,863     595,931
  54      12/31/06    1,744,287      858,218     886,069    1.47    Annualized       5       05/31/07    1,759,392     883,947
  55      12/31/06    1,313,351      634,073     679,278    1.09    Annualized       7       07/31/07    1,335,516     658,389
  56      12/31/06    2,789,063    1,778,695   1,010,368    1.57    Trailing-12      12      09/30/07    2,824,633   1,801,368
  57      12/31/06    1,035,545      695,291     340,254    0.66    Annualized       6       12/31/07    1,430,541     749,495
  58      12/31/06    1,165,586      403,672     761,914    1.54    Annualized       9       09/30/07    1,224,863     541,241
  59      12/31/06    1,234,752      546,037     688,715    1.30    Annualized       9       09/30/07    1,221,169     533,174
  60      12/31/06    1,080,104      257,661     822,443    1.72    Annualized       10      12/31/07    1,319,550     243,479
  61      12/31/06      807,363      170,628     636,735    1.14    Annualized       10      10/31/07      884,269     164,038
-------------------------------------------------------------------------------------------------------------------------------
  62      12/31/06    1,733,561    1,091,058     642,503    1.64    Full Year        12      12/31/07    1,860,929   1,186,013
  63      12/31/06      763,935      516,580     247,355    1.64    Full Year        12      12/31/07      716,658     524,783
-------------------------------------------------------------------------------------------------------------------------------
  64      12/31/06    1,344,134      771,321     572,813    1.20    Trailing-12      12      10/31/07    1,453,918     810,115
  65      12/31/06      966,212      269,460     696,752    1.35    Annualized       11      11/30/07      984,929     210,382
  66      12/31/06    1,307,675      704,689     602,986    1.20    Trailing-12      12      10/31/07    1,367,087     801,362
  67      12/31/06    1,304,753      671,642     633,111    1.31    Annualized       9       11/30/07    1,322,220     669,906
  68      12/31/06      905,338      271,656     633,682    1.24    Trailing-12      12      07/31/07      916,949     273,842
  69      12/31/06      576,360      182,199     394,161    0.80    Annualized       10      10/31/07      689,995     195,538
  70         UAV            UAV          UAV         UAV    UAV     Annualized       11      12/31/07      849,406     221,535
  71      12/31/06      885,006      311,656     573,350    1.43    Annualized       9       09/30/07      982,058     287,368
  72      12/31/06      787,161      248,144     539,017    1.33    Trailing-12      12      11/30/07      784,755     252,826
  73      12/31/06      787,732      312,628     475,104    1.29    Annualized       8       09/30/07      908,855     330,012
  74      12/31/06      692,001      196,313     495,688    1.25    Trailing-12      12      09/30/07      786,731     160,588
  75         UAV            UAV          UAV         UAV    UAV     Annualized       10      10/31/07      540,000           0
  76      12/31/06    2,161,094    1,240,893     920,201    2.41    Trailing-12      12      07/31/07    2,360,498   1,276,551
  77      12/31/06    2,007,263    1,139,141     868,122    2.36    Trailing-12      12      10/31/07    2,362,684   1,325,699
  78         UAV            UAV          UAV         UAV    UAV        UAV          UAV         UAV            UAV         UAV
  79         UAV            UAV          UAV         UAV    UAV        UAV          UAV         UAV            UAV         UAV
  80      12/31/06    1,854,488    1,269,727     584,761    1.62    Full Year        12      12/31/07    1,869,284   1,280,455
  81      12/31/06      591,603       63,506     528,097    1.52    Full Year        12      12/31/07      627,967     113,788
  82      12/31/06      740,330      329,554     410,776    1.17    Annualized       9       09/30/07      744,915     351,616
  83      12/31/06      431,250            0     431,250    1.26    Full Year        12      12/31/07      431,250           0
  84         UAV            UAV          UAV         UAV    UAV        UAV          UAV         UAV            UAV         UAV
  85      12/31/06    1,413,678      537,753     875,925    3.04    Full Year        12      12/31/07    1,635,743     610,798
  86         UAV            UAV          UAV         UAV    UAV        UAV          UAV         UAV            UAV         UAV
  87      12/31/06      547,001      108,498     438,503    1.57    Full Year        12      12/31/07      592,561     113,225
  88         UAV            UAV          UAV         UAV    UAV        UAV          UAV         UAV            UAV         UAV
  89      12/31/06      307,593       56,259     251,334    0.87    Annualized       11      11/30/07      334,647      47,512
  90      12/31/06      537,360      116,033     421,327    1.42    Full Year        12      12/31/07      574,123     118,864
  91      12/31/06      748,154      428,570     319,583    1.30    Trailing-12      12      10/31/07      736,094     451,219
  92      12/31/06      205,151       88,504     116,647    0.42    Trailing-12      12      06/30/07      298,016     102,629
  93         UAV            UAV          UAV         UAV    UAV     Annualized       4       12/31/07      421,275      36,120
  94         UAV            UAV          UAV         UAV    UAV        UAV          UAV         UAV            UAV         UAV
  95      12/31/06      323,040            0     323,040    1.30    Annualized       3       10/31/07      459,867       3,102
  96         UAV            UAV          UAV         UAV    UAV        UAV          UAV         UAV            UAV         UAV
  97      12/31/06      251,595       59,314     192,281    1.05    Full Year        12      12/31/07      299,683      78,949

                                MOST
                 MOST          CURRENT
               CURRENT          YEAR                                                          U/W NCF          TAXES   INSURANCE
 LOAN            YEAR         NOI DSCR      U/W         U/W                                     DSCR        CURRENTLY  CURRENTLY
NUMBER           NOI          (NOTE 4)    REVENUES    EXPENSES     U/W NOI    U/W NCF    (NOTE 1) (NOTE 4)   ESCROWED   ESCROWED
--------------------------------------------------------------------------------------------------------------------------------

  1           64,574,639        1.04    138,687,485  46,066,727  92,620,758   88,274,076        1.42           Yes        Yes
  2           42,275,910        1.34     65,060,897  16,992,076  48,068,821   46,611,087        1.48           Yes        Yes
--------------------------------------------------------------------------------------------------------------------------------
  3           34,174,277        1.42                             34,004,474   32,083,548        1.33           Yes        Yes
 3.1           3,258,001                  6,219,354   2,916,439  3,302,915    3,168,175
 3.2           2,654,724                  5,241,937   2,368,179  2,873,758    2,760,194
 3.3           2,057,885                  4,637,017   2,606,598  2,030,420    1,929,961
 3.4           1,068,508                  2,180,407   1,126,738  1,053,670    1,006,432
 3.5             631,487                  1,621,103     992,843    628,260      593,139
 3.6             800,117                  1,970,803   1,171,454    799,349      756,652
 3.7             818,850                  1,835,573   1,035,475    800,098      760,331
 3.8             842,492                  1,824,131     982,189    841,942      802,423
 3.9             906,127                  1,993,106   1,078,179    914,927      871,747
 3.10            963,657                  2,043,472   1,076,431    967,041      922,770
 3.11            798,260                  1,822,227   1,029,125    793,102      753,624
 3.12            849,895                  1,917,886   1,067,959    849,927      808,377
 3.13            803,166                  1,963,585   1,160,507    803,079      760,539
 3.14            928,894                  2,157,007   1,324,388    832,619      785,888
 3.15            363,668                  1,271,932     908,353    363,579      336,023
 3.16            618,019                  1,676,436   1,115,693    560,743      524,424
 3.17            609,323                  1,533,835     938,720    595,115      561,885
 3.18            662,569                  1,624,056     976,589    647,467      612,283
 3.19            471,666                  1,290,721     825,726    464,996      437,033
 3.20            755,588                  1,853,665   1,117,465    736,200      696,041
 3.21            546,021                  1,408,598     823,746    584,852      554,335
 3.22            738,462                  1,669,988     920,548    749,441      713,261
 3.23            782,558                  1,856,537   1,047,784    808,753      768,532
 3.24            572,752                  1,349,164     774,226    574,938      545,709
 3.25            655,747                  1,602,630     921,258    681,372      646,652
 3.26            494,761                  1,438,729     951,909    486,820      429,271
 3.27            504,209                  1,487,268     981,362    505,906      473,685
 3.28            499,394                  1,457,560     961,263    496,297      464,720
 3.29            529,244                  1,494,691     973,679    521,012      488,630
 3.30            398,634                  1,224,451     983,584    240,867      214,340
 3.31            504,447                  1,504,374   1,004,554    499,819      467,227
 3.32            438,630                  1,419,425     963,518    455,907      425,156
 3.33            338,729                  1,079,399     743,453    335,947      312,562
 3.34            184,287                    934,585     749,445    185,140      164,893
 3.35            530,062                  1,863,623   1,365,680    497,943      457,568
 3.36            361,435                  1,408,523   1,056,770    351,753      321,238
 3.37            492,009                  1,181,966     695,036    486,930      461,323
 3.38            499,376                  1,323,208     820,531    502,678      474,011
 3.39            519,560                  1,460,801     952,924    507,877      476,229
 3.40            298,996                    979,840     679,909    299,931      278,703
 3.41            409,567                  1,110,004     702,014    407,990      383,942
 3.42            431,962                  1,261,169     836,214    424,954      397,631
 3.43            295,580                  1,054,589     777,341    277,248      254,401
 3.44            147,243                    877,790     740,605    137,185      118,168
 3.45            223,868                    968,172     752,843    215,329      194,354
 3.46            334,289                  1,029,487     719,449    310,038      287,735
 3.47            268,737                  1,191,410     921,802    269,608      243,797
 3.48            298,213                    985,738     670,925    314,813      293,457
 3.49            171,593                    979,512     811,904    167,608      146,387
 3.50            278,661                  1,236,184     941,877    294,306      267,525
 3.51            351,190                  1,112,110     760,808    351,302      327,209
 3.52            211,165                    819,181     618,479    200,703      182,956
--------------------------------------------------------------------------------------------------------------------------------
  4           17,376,282        1.30     27,437,789   9,384,720  18,053,069  17,565,896         1.31           Yes        Yes
--------------------------------------------------------------------------------------------------------------------------------
  5            5,094,815        1.49                             5,232,420    4,653,569         1.36           Yes        No
 5.1           2,798,209                  6,781,593   3,974,884  2,806,709    2,535,445
 5.2           1,600,195                  5,314,201   3,593,997  1,720,204    1,507,636
 5.3             696,411                  2,375,463   1,669,956    705,507      610,488
--------------------------------------------------------------------------------------------------------------------------------
  6     20,814,173 (Note 11)    1.09     61,151,917  23,146,998  38,004,919  34,242,313         1.79           Yes        No

--------------------------------------------------------------------------------------------------------------------------------
  7            4,576,665        1.46      7,218,615   2,771,346  4,447,269    4,217,317         1.35           No         No
  8            3,686,110        1.24      8,760,853   4,746,694  4,014,159    3,941,432         1.45           Yes        Yes
--------------------------------------------------------------------------------------------------------------------------------
  9            6,258,777        2.02                             4,395,738    3,884,769         1.26           Yes        Yes
 9.1           2,441,797                  3,990,782   2,090,349  1,900,433    1,721,947
 9.2           2,169,982                  2,642,519   1,237,291  1,405,229    1,236,515
 9.3           1,646,998                  1,847,812     757,736  1,090,076      926,308
--------------------------------------------------------------------------------------------------------------------------------
  10                 UAV        UAV       4,615,903   1,520,264  3,095,639    3,012,239         1.10           Yes        Yes
  11           3,094,171        1.15      3,301,847      99,055  3,202,791    3,116,183         1.16           No         No
--------------------------------------------------------------------------------------------------------------------------------
  12           5,386,864        2.07                             3,411,521    3,057,541         1.18           Yes        Yes
 12.1          2,459,293                  2,162,632   1,201,793    960,839      797,686
 12.2          1,793,107                  2,917,489   1,546,944  1,370,545    1,264,010
 12.3          1,134,464                  2,248,250   1,168,113  1,080,137      995,845
--------------------------------------------------------------------------------------------------------------------------------
  13           4,205,273        1.72      9,992,577   5,983,367  4,009,210    3,609,507         1.47           Yes        Yes
--------------------------------------------------------------------------------------------------------------------------------
  14           5,057,572        2.07                             3,170,338    2,807,475         1.15           Yes        Yes
 14.1          2,692,149                  2,761,619   1,799,359    962,260      770,808
 14.2            965,260                  1,673,680     601,709  1,071,971      994,511
 14.3          1,400,163                  2,419,966   1,283,859  1,136,106    1,042,156
--------------------------------------------------------------------------------------------------------------------------------
  15           3,299,986        1.54      3,733,857   1,174,002  2,559,855    2,483,055         1.16           Yes        Yes
  16           2,545,537        1.22      3,502,243   1,087,664  2,414,579    2,414,579         1.15           Yes        Yes
  17           3,245,169        1.47      8,088,381   4,876,677  3,211,705    2,888,169         1.31           Yes        No
  18           2,560,945        1.44      4,223,250   1,750,817  2,472,433    2,212,192         1.25           Yes        No
--------------------------------------------------------------------------------------------------------------------------------
  19           1,893,720        1.18                             1,995,972    1,848,462         1.15           Yes        No
 19.1            843,422                  1,158,534     278,672    879,862      801,834
 19.2            671,098                    952,890     246,359    706,530      662,524
 19.3            379,200                    530,795     121,216    409,579      384,104
--------------------------------------------------------------------------------------------------------------------------------
  20           1,822,404        1.14      3,478,252   1,319,184  2,159,068    1,925,753         1.21           Yes        Yes
  21           1,955,568        1.30      3,139,693   1,184,670  1,955,023    1,899,024         1.26           Yes        Yes
  22           2,081,074        1.29      4,538,844   2,328,623  2,210,221    1,940,073         1.20           Yes        No
  23           1,929,857        1.76      2,419,495     486,356  1,933,139    1,868,539         1.70           No         No
  24           3,448,436        2.53      7,442,217   4,348,186  3,094,030    2,796,342         2.05           Yes        Yes
  25           1,689,449        1.40      2,833,509   1,259,370  1,574,139    1,479,891         1.22           Yes        Yes
  26           1,496,151        1.17      3,012,192   1,345,307  1,666,885    1,557,685         1.22           Yes        Yes
--------------------------------------------------------------------------------------------------------------------------------
  27           1,886,523        1.66                             1,594,913    1,528,088         1.34           Yes        Yes
 27.1            665,850                    853,992     314,139    539,853      513,039
 27.2          1,220,673                  1,396,320     341,260  1,055,060    1,015,049
--------------------------------------------------------------------------------------------------------------------------------
  28           1,688,143        1.54      4,732,591   3,039,611  1,692,981    1,503,677         1.37           Yes        Yes
  29           1,517,783        1.31      3,896,024   2,116,835  1,779,189    1,561,595         1.35           Yes        Yes
  30           2,142,380        2.02      5,102,890   3,172,432  1,930,458    1,726,342         1.63           Yes        No
  31             492,469        0.54      1,439,493     291,616  1,147,877    1,097,206         1.20           Yes        Yes
  32           8,787,586        2.55     35,248,722  26,648,802  8,599,920    8,247,433         2.39           No         No
  33           1,335,683        1.24      1,509,064     204,127  1,304,938    1,237,481         1.15           Yes        Yes
  34           1,535,108        1.57      2,628,608   1,128,187  1,500,420    1,426,420         1.46           Yes        Yes
  35                 UAV        UAV       1,532,256      77,036  1,455,221    1,320,718         1.51           No         No
  36           1,601,692        1.48      3,004,630   1,349,856  1,654,774    1,485,855         1.37           Yes        Yes
  37                 UAV        UAV       2,590,219     917,493  1,672,727    1,593,736         1.50           Yes        No
  38           1,006,595        1.14      2,394,259   1,287,174  1,107,085    1,017,085         1.15           Yes        Yes
  39           1,166,403        1.21      2,038,034     929,672  1,108,361    1,108,361         1.15           Yes        Yes
  40           1,177,153        1.34      2,422,205   1,246,721  1,175,484    1,101,984         1.25           Yes        Yes
  41                 UAV        UAV       1,229,008      36,870  1,192,138    1,141,539         1.38           No         No
  42           1,126,600        1.20      1,309,996     203,803  1,106,193    1,097,793         1.17           Yes        Yes
  43                 UAV        UAV       1,422,017     418,434  1,003,583      978,983         1.11           Yes        Yes
  44           1,505,089        1.88      5,137,441   3,678,756  1,458,685    1,253,187         1.57           Yes        Yes
  45             849,914        1.01      1,575,378     513,544  1,061,835    1,006,997         1.20           Yes        No
  46             983,393        1.19      1,445,010     347,390  1,097,620    1,007,504         1.22           Yes        Yes
  47             899,163        1.25      1,165,303     221,635    943,668      898,932         1.25           Yes        Yes
  48             828,323        1.16      1,679,834     779,858    899,976      843,976         1.18           Yes        Yes
  49             609,011        0.81      1,235,675     279,037    956,638      932,756         1.24           Yes        Yes
  50           1,141,667        1.58      2,467,169   1,359,149  1,108,021    1,009,334         1.40           Yes        Yes
  51           1,040,533        1.61      1,556,824     695,345    861,479      813,479         1.25           Yes        Yes
--------------------------------------------------------------------------------------------------------------------------------
  52             968,825        1.51                               839,346      765,465         1.20           Yes        No
 52.1            488,075                    635,638     220,276    415,362      383,593
 52.2            246,646                    272,978      64,325    208,652      184,651
 52.3            155,129                    151,491      31,860    119,632      111,533
 52.4             78,976                    121,233      25,532     95,701       85,688
--------------------------------------------------------------------------------------------------------------------------------
  53             725,932        1.21      1,332,677     586,520    746,157      700,573         1.17           Yes        Yes
  54             875,445        1.45      1,828,929     896,551    932,378      815,122         1.35           Yes        Yes
  55             677,127        1.09      1,455,150     655,692    799,458      721,079         1.16           Yes        Yes
  56           1,023,265        1.59      2,824,633   1,834,920    989,713      876,728         1.36           Yes        Yes
  57             681,047        1.33      1,587,064     878,265    708,799      615,723         1.20           Yes        Yes
  58             683,622        1.38      1,213,649     529,870    683,780      648,600         1.31           Yes        Yes
  59             687,995        1.30      1,474,342     613,283    861,059      749,797         1.41           Yes        Yes
  60           1,076,071        2.25      1,044,074     387,044    657,030      609,913         1.27           Yes        Yes
  61             720,231        1.29        896,160     190,741    705,419      667,994         1.20           Yes        Yes
--------------------------------------------------------------------------------------------------------------------------------
  62             674,916        1.60      1,860,929   1,233,945    626,984      552,547         1.34           Yes        Yes
  63             191,875        1.60        734,658     520,291    214,368      175,522         1.34           Yes        Yes
--------------------------------------------------------------------------------------------------------------------------------
  64             643,803        1.35      1,482,515     780,343    702,172      646,172         1.35           Yes        No
  65             774,547        1.50      1,024,053     361,728    662,325      619,664         1.20           Yes        No
  66             565,725        1.12      1,431,335     755,268    676,067      629,067         1.25           Yes        Yes
  67             652,314        1.35      1,325,118     694,440    630,678      587,203         1.21           Yes        No
  68             643,107        1.25        941,838     310,823    631,015      588,622         1.15           Yes        Yes
  69             494,457        1.01        820,966     198,173    622,793      595,355         1.21           Yes        No
  70             627,871        1.32        966,782     329,997    636,786      589,588         1.24           Yes        Yes
  71             694,690        1.73        903,418     329,525    573,894      529,278         1.32           Yes        Yes
  72             531,928        1.31        876,142     262,737    613,405      552,515         1.36           Yes        Yes
  73             578,843        1.57        842,910     358,999    483,910      459,155         1.24           Yes        Yes
  74             626,143        1.58        808,860     254,639    554,220      502,564         1.27           Yes        Yes
  75             540,000        1.33        538,610      16,158    522,452      522,452         1.28           No         No
  76           1,083,947        2.84      2,360,498   1,544,981    815,517      697,492         1.83           Yes        Yes
  77           1,036,985        2.82      2,362,684   1,596,474    766,210      671,703         1.83           Yes        Yes
  78                 UAV        UAV         627,518     119,401    508,117      475,735         1.30           Yes        Yes
  79                 UAV        UAV         674,905     195,315    479,590      449,958         1.20           No         No
  80             588,829        1.64      1,869,284   1,276,849    592,435      517,664         1.44           Yes        Yes
  81             514,179        1.48        621,219     161,672    459,548      422,428         1.21           Yes        Yes
  82             393,299        1.12        831,012     353,618    477,393      433,327         1.24           Yes        No
  83             431,250        1.26        464,310      13,929    450,381      436,232         1.27           No         No
  84                 UAV        UAV         530,961     148,103    382,859      362,216         1.15           Yes        Yes
  85           1,024,945        3.55      1,534,871     621,716    913,154      841,182         2.92           Yes        Yes
  86                 UAV        UAV         528,625     155,209    373,416      358,195         1.15           Yes        Yes
  87             479,336        1.71        565,923      99,298    466,625      437,937         1.56           Yes        Yes
  88                 UAV        UAV         543,956     146,165    397,791      372,861         1.20           Yes        Yes
  89             287,136        0.99        437,996      80,784    357,212      338,135         1.16           Yes        Yes
  90             455,259        1.53        560,842     143,560    417,282      387,327         1.30           Yes        Yes
  91             284,875        1.16        752,722     437,243    315,479      285,979         1.16           Yes        Yes
  92             195,386        0.71        473,432     127,592    345,840      325,353         1.18           Yes        Yes
  93             385,155        1.72        842,550     106,268    736,283      734,717         3.28           No         No
  94                 UAV        UAV         617,124     185,390    431,734      406,077         1.73           Yes        Yes
  95             456,765        1.84        319,394       9,582    309,812      289,500         1.16           Yes        Yes
  96                 UAV        UAV         245,000       4,900    240,100      240,100         1.32           No         No
  97             220,734        1.21        362,268      93,456    268,812      240,953         1.32           Yes        Yes

                         ESCROWED
         U/W ANNUAL    REPLACEMENT                                   U/W ANNUAL   ESCROWED TI/LC
 LOAN   REPLACEMENT     RESERVES      ESCROWED REPLACEMENT RESERVES     TI/LC        RESERVES     ESCROWED TI/LC RESERVES  HOLDBACK
NUMBER    RESERVES   INITIAL DEPOSIT      CURRENT ANNUAL DEPOSIT      RESERVES   INITIAL DEPOSIT  CURRENT ANNUAL DEPOSIT    AMOUNT
-----------------------------------------------------------------------------------------------------------------------------------

  1        546,946             0                             0        3,799,736              0                  0
  2        159,405             0                             0        1,298,329              0                  0
-----------------------------------------------------------------------------------------------------------------------------------
  3      1,920,925             0                             0              NAP            NAP                NAP
 3.1       134,740                                                          NAP
 3.2       113,564                                                          NAP
 3.3       100,459                                                          NAP
 3.4        47,238                                                          NAP
 3.5        35,121                                                          NAP
 3.6        42,697                                                          NAP
 3.7        39,767                                                          NAP
 3.8        39,519                                                          NAP
 3.9        43,180                                                          NAP
 3.10       44,271                                                          NAP
 3.11       39,478                                                          NAP
 3.12       41,550                                                          NAP
 3.13       42,540                                                          NAP
 3.14       46,731                                                          NAP
 3.15       27,556                                                          NAP
 3.16       36,319                                                          NAP
 3.17       33,230                                                          NAP
 3.18       35,184                                                          NAP
 3.19       27,963                                                          NAP
 3.20       40,159                                                          NAP
 3.21       30,517                                                          NAP
 3.22       36,180                                                          NAP
 3.23       40,221                                                          NAP
 3.24       29,229                                                          NAP
 3.25       34,720                                                          NAP
 3.26       57,549                                                          NAP
 3.27       32,221                                                          NAP
 3.28       31,577                                                          NAP
 3.29       32,382                                                          NAP
 3.30       26,527                                                          NAP
 3.31       32,592                                                          NAP
 3.32       30,751                                                          NAP
 3.33       23,385                                                          NAP
 3.34       20,247                                                          NAP
 3.35       40,375                                                          NAP
 3.36       30,515                                                          NAP
 3.37       25,607                                                          NAP
 3.38       28,667                                                          NAP
 3.39       31,648                                                          NAP
 3.40       21,228                                                          NAP
 3.41       24,048                                                          NAP
 3.42       27,323                                                          NAP
 3.43       22,847                                                          NAP
 3.44       19,017                                                          NAP
 3.45       20,975                                                          NAP
 3.46       22,303                                                          NAP
 3.47       25,811                                                          NAP
 3.48       21,356                                                          NAP
 3.49       21,221                                                          NAP
 3.50       26,781                                                          NAP
 3.51       24,093                                                          NAP
 3.52       17,747                                                          NAP
-----------------------------------------------------------------------------------------------------------------------------------
  4         81,196             0                        81,196          405,978              0            405,978
-----------------------------------------------------------------------------------------------------------------------------------
  5        578,850             0                     4,359,526              NAP            NAP                NAP
 5.1       271,264                                                          NAP
 5.2       212,568                                                          NAP
 5.3        95,019                                                          NAP
-----------------------------------------------------------------------------------------------------------------------------------
  6      1,496,498             0                             0        2,266,109              0                  0

------------------------------------------------------------------------------------------------------------------------------------
  7         44,352             0                             0          185,600              0                  0
  8         72,727             0                             0                0      3,600,000                  0          4,000,000
------------------------------------------------------------------------------------------------------------------------------------
  9        141,189       100,000                             0          369,780      3,000,000                  0
 9.1        49,319                                                      129,168
 9.2        46,618                                                      122,096
 9.3        45,252                                                      118,517
------------------------------------------------------------------------------------------------------------------------------------
  10        83,400         6,950                        83,400              NAP            NAP                NAP
  11        75,930       200,000                             0           10,678              0                  0
------------------------------------------------------------------------------------------------------------------------------------
  12        92,343       100,000                             0          261,637      2,500,000                  0
 12.1       42,562                                                      120,591
 12.2       27,792                                                       78,743
 12.3       21,989                                                       62,303
------------------------------------------------------------------------------------------------------------------------------------
  13       399,703             0                       371,608              NAP            NAP                NAP
------------------------------------------------------------------------------------------------------------------------------------
  14       145,898       100,000                             0          216,965      3,000,000                  0
 14.1       76,978                                                      114,474
 14.2       31,145                                                       46,316
 14.3       37,775                                                       56,175
------------------------------------------------------------------------------------------------------------------------------------
  15        76,800             0                        76,800              NAP            NAP                NAP
  16             0       648,122                             0                0      2,660,003                  0
  17       323,535        26,710                       320,515              NAP            NAP                NAP
  18        45,005             0                        44,882          215,236              0            213,723
------------------------------------------------------------------------------------------------------------------------------------
  19        21,967             0                        21,967          125,543              0            127,261
 19.1        9,750                                                       68,278
 19.2        7,583                                                       36,424
 19.3        4,635                                                       20,841
------------------------------------------------------------------------------------------------------------------------------------
  20        27,237         2,270                        27,237          206,078         12,917            155,000
  21         1,097       200,000                             0           54,902        500,000                  0
  22        62,342             0                        62,342          207,807              0            207,807
  23        64,600             0                             0                0              0                  0
  24       297,689             0                             0              NAP            NAP                NAP
  25        94,248             0                        94,000              NAP            NAP                NAP
  26       109,200       327,600                             0              NAP            NAP                NAP
------------------------------------------------------------------------------------------------------------------------------------
  27        24,921             0                        24,922           41,904      1,500,000            132,912
 27.1       11,636                                                       15,179
 27.2       13,286                                                       26,725
------------------------------------------------------------------------------------------------------------------------------------
  28       189,304             0                       179,923              NAP            NAP                NAP
  29        29,519         2,400                        28,803          188,075          6,833             81,996
  30       204,116             0                       177,216              NAP            NAP                NAP
  31        12,100             0                        12,100           38,571              0             30,000
  32       352,487             0                             0              NAP            NAP                NAP
  33        15,573             0                        15,573           51,883              0                  0
  34        74,000             0                        74,000              NAP            NAP                NAP
  35        22,611             0                             0          111,892              0                  0
  36        36,476         2,777                        33,321          132,443              0                  0
  37        11,895             0                             0           67,095              0                  0
  38        90,000             0                        90,000              NAP            NAP                NAP
  39             0       390,000                             0                0      1,585,000                  0
  40        73,500       220,500                             0              NAP            NAP                NAP
  41         4,108             0                         4,108           46,491              0                  0
  42         8,400             0                         8,400              NAP            NAP                NAP
  43        24,600         2,050                        24,600              NAP            NAP                NAP
  44       205,498             0                       186,813              NAP            NAP                NAP
  45        11,711             0                        11,711           43,126              0             33,333             27,000
  46        24,072         2,006                        24,072           66,044        300,000                  0
  47         9,626             0                         9,626           35,110              0                  0
  48        56,000             0                        56,000              NAP            NAP                NAP
  49        11,016           918                        11,016           12,866          1,196             14,352
  50        98,687             0                        93,412              NAP            NAP                NAP
  51        48,000       144,000                             0              NAP            NAP                NAP
------------------------------------------------------------------------------------------------------------------------------------
  52        14,621             0                        14,619           59,262              0             83,692
 52.1        3,165                                                       28,605
 52.2        6,440                                                       17,562
 52.3        2,520                                                        5,578
 52.4        2,496                                                        7,517
------------------------------------------------------------------------------------------------------------------------------------
  53        45,584             0                        45,584              NAP            NAP                NAP
  54        36,809         4,782                        57,390           80,447              0                  0
  55        19,963         1,664                        19,963           58,416        200,000                  0
  56       112,985             0          4% of gross revenues              NAP            NAP                NAP
  57         9,390           783                         9,390           83,685        225,000                  0
  58         6,883             0                         6,883           28,297              0                  0
  59        18,021             0                        17,909           93,241              0             75,000
  60        11,746             0                         8,810           35,371              0             35,524
  61         7,959           653                         7,834           29,466              0                  0
------------------------------------------------------------------------------------------------------------------------------------
  62        74,437             0                        74,437              NAP            NAP                NAP
  63        38,846             0                        38,846              NAP            NAP                NAP
------------------------------------------------------------------------------------------------------------------------------------
  64        56,000             0                        56,000              NAP            NAP                NAP
  65         9,595             0                         9,595           33,066              0                  0
  66        47,000             0                        47,000              NAP            NAP                NAP
  67        43,475             0                        41,650              NAP            NAP                NAP
  68        16,293         1,358                        16,293           26,100          3,500             42,000
  69         3,012             0                         3,012           24,427              0             12,288             50,000
  70        10,939             0                        10,939           36,259        250,000                  0
  71        34,410             0                        34,387           10,206              0              4,586            625,000
  72        17,414         1,037                        12,438           43,477          2,083             25,000
  73         9,031        97,645                         9,031           15,724        200,000                  0
  74         5,487           528                         6,331           46,170        100,000                  0
  75             0             0                             0                0              0                  0
  76       118,025             0                       118,022              NAP            NAP                NAP
  77        94,507             0                        90,000              NAP            NAP                NAP
  78         3,430             0                             0           28,952              0                  0
  79         4,519             0                             0           25,113      1,000,000                  0
  80        74,771             0                        70,681              NAP            NAP                NAP
  81        13,270        22,116                             0           23,851        150,000                  0
  82        10,461             0                        10,434           33,605         65,000             40,000
  83        14,149             0                        14,149                0              0                  0
  84         1,749             0                         1,752           18,894              0             13,128
  85         5,417             0                             0           66,556              0                  0
  86         1,574             0                             0           13,647              0                  0
  87         7,560             0                             0           21,128              0                  0
  88        13,800             0                        13,800           11,130        100,000             17,993
  89         8,796           733                         8,796           10,281            855             10,262
  90        12,115             0                        30,000           17,841         75,000             19,136
  91        29,500             0                        29,500              NAP            NAP                NAP
  92         1,948           162                         1,948           18,540          1,107             13,284
  93         1,565             0                             0                0              0                  0
  94         5,335             0                             0           20,323              0                  0
  95         3,453             0                         3,453           16,859              0                  0
  96             0             0                             0              NAP            NAP                NAP
  97         5,964             0                         5,961           21,895              0             22,076

 LOAN           HOLDBACK
NUMBER         DESCRIPTION
-------------------------------

   1
   2
-------------------------------
   3
  3.1
  3.2
  3.3
  3.4
  3.5
  3.6
  3.7
  3.8
  3.9
  3.10
  3.11
  3.12
  3.13
  3.14
  3.15
  3.16
  3.17
  3.18
  3.19
  3.20
  3.21
  3.22
  3.23
  3.24
  3.25
  3.26
  3.27
  3.28
  3.29
  3.30
  3.31
  3.32
  3.33
  3.34
  3.35
  3.36
  3.37
  3.38
  3.39
  3.40
  3.41
  3.42
  3.43
  3.44
  3.45
  3.46
  3.47
  3.48
  3.49
  3.50
  3.51
  3.52
-------------------------------
   4
-------------------------------
   5
  5.1
  5.2
  5.3
-------------------------------
   6

-------------------------------
   7
   8      Debt Service Holdback
-------------------------------
   9
  9.1
  9.2
  9.3
-------------------------------
   10
   11
-------------------------------
   12
  12.1
  12.2
  12.3
-------------------------------
   13
-------------------------------
   14
  14.1
  14.2
  14.3
-------------------------------
   15
   16
   17
   18
-------------------------------
   19
  19.1
  19.2
  19.3
-------------------------------
   20
   21
   22
   23
   24
   25
   26
-------------------------------
   27
  27.1
  27.2
-------------------------------
   28
   29
   30
   31
   32
   33
   34
   35
   36
   37
   38
   39
   40
   41
   42
   43
   44
   45     Debt Service Holdback
   46
   47
   48
   49
   50
   51
-------------------------------
   52
  52.1
  52.2
  52.3
  52.4
-------------------------------
   53
   54
   55
   56
   57
   58
   59
   60
   61
-------------------------------
   62
   63
-------------------------------
   64
   65
   66
   67
   68
   69     Debt Service Holdback
   70
   71     Letter of Credit
   72
   73
   74
   75
   76
   77
   78
   79
   80
   81
   82
   83
   84
   85
   86
   87
   88
   89
   90
   91
   92
   93
   94
   95
   96
   97

                             FOOTNOTES TO ANNEX A-1

(1)  With respect to loan numbers 1, 2, and 6, the U/W NCF DSCR was calculated based upon an underwritten net cash flow based on various assumptions regarding projected rental income. See discussion regarding the One Liberty
     Plaza underlying mortgage loan, the Scottsdale Fashion Square underlying mortgage loan and the Bush Terminal underlying mortgage loan in Annex B.
     With respect to loan number 8, the U/W NCF DSCR was calculated based upon:
     (a) re-calculated debt service payments that would be in effect if the subject Mortgage Loan is reduced by a related cash holdback; and (b)
     various assumptions regarding the financial performance of the related
     Mortgaged Property that are consistent with the release of the cash holdback. With respect to loan number 8, the U/W NCF DSCR calculated without taking into account the related cash holdback is 1.33x.

(2)  With respect to loan number 8, the Cut-off Date LTV Ratio and the Maturity
     Date/ARD LTV Ratio were calculated based upon the reduction of the relevant principal balance of the Mortgage Loan by the amount of a related cash holdback. With respect to loan number 8, the Cut-off Date LTV Ratio and the
     Maturity Date/ARD LTV Ratio calculated without taking into account the related cash holdback is 73.53% and 73.53%, respectively.

     With respect to loan numbers 6, 17, 29, 46, 54, 86 and 94, the Maturity
     Date/ARD LTV Ratios were calculated using the "as-stabilized" appraised value. The Maturity Date/ARD LTV Ratios calculated using the "as-is"
     appraised value for loan numbers 6, 17, 29, 46, 54, 86 and 94 are 52.63%,
     62.45%, 52.74%, 75.30%, 73.19%, 67.73% and 47.99%, respectively.

(3)  Each group of cross-collateralized mortgage loans (a "Crossed Group "), reflects the aggregate cut-off date principal balance of that entire
     Crossed Group. Each group of mortgage loans with related (affiliated)
     borrowers (a "Related Group "), reflects the aggregate cut-off date principal balance of that Related Group. In all other cases, reflects the related cut-off date principal balance of the subject mortgage loan.

(4)  With respect to loan numbers 1, 2, 3, 4, 6, 8, 32, 33 and 80, each of which is part of a loan combination evidenced by two (2) or more promissory notes which are entitled to loan payments on a senior/subordinate basis, a pari passu basis or some combination thereof and as to which the other promissory notes(s) (referred to as "non-trust loans") will not be included in the trust. With respect to each of these loan combinations, Cut-off Date
     LTV Ratio, the Maturity Date/ARD LTV Ratio, Second Most Recent Year NOI
     DSCR, Most Current Year NOI DSCR, U/W NCF DSCR and the Cut-off Date
     Principal Balance per SF/Unit/Room/Pad were calculated based upon the senior indebtedness of the loan combination (taking into account any pari-passu non-trust mortgage loans that will not be transferred to the issuing entity) and does not reflect any related subordinate non-trust loans. In the case of six of the above-referenced mortgage loans (loan numbers 1, 2, 3, 4, 6 and 32), the Cut-off Date LTV Ratio, the Maturity
     Date/ARD LTV Ratio, Second Most Recent Year NOI DSCR, Most Current Year NOI
     DSCR, U/W NCF DSCR and the Cut-off Date Principal Balance per
     SF/Unit/Room/Pad also takes into account each non-trust loan in the related loan combination that is pari passu in right of payment with the subject mortgage loan.

(5)  With respect to loan number 1, the grace period is subject to lender's discretion pursuant to the loan agreement.

(6)  With respect to loan numbers 2 and 6, the grace period is the 5th business day after borrower's receipt of written notice that the payment is delinquent.

(7)  With respect to loan number 7, the grace period is 2 business days solely with respect to the first three occurrences of any late payment.

(8)  With respect to loan numbers 37 and 46, a 5-day grace period will apply only once during any 12-month period for a payment made after the due date.

(9)  With respect to loan numbers 3 and 57, the borrower has the option of defeasance or prepayment at yield maintenance premium after the initial lockout period.

(10) With respect to loan number 6, the property consists of sixteen (16)
     buildings which have been broken out for occupancy presentation purposes.

(11) With respect to loan number 6, the Most Current Year NOI represents year-to-date ending November 30, 2007, annualized and adjusted for certain non-recurring expenses.

(12) With respect to loan number 8, the current lease for the Second Largest
     Major Tenant, Stage Stores, Inc., has a lease expiration of 03/31/08 and provides for a rent of $5.00 psf plus common area maintenance (CAM) and other charges. The borrower is understood to be in discussions with respect to a one-year lease extension at a gross rent, without pass-throughs of CAM or other charges, of $5.00 psf.

(13) With respect to loan number 37, AAA, the Third Largest Major Tenant has signed a lease, but is not yet in occupancy.

(14) With respect to loan number 45, Busch's, the Largest Major Tenant is building out their space, but is not yet in occupancy.

(15) With respect to loan number 65, Women of Faith, the Largest Major Tenant has recently vacated the property, but is still paying rent.

                                    ANNEX A-2

                    SUMMARY CHARACTERISTICS OF THE UNDERLYING
                MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

    Note: For purposes of presenting information regarding the original and remaining terms to maturity of the respective underlying mortgage loans in the following exhibits, each ARD Loan is assumed to mature on its anticipated repayment date.

                 CUT-OFF DATE PRINCIPAL BALANCE (MORTGAGE POOL)

                                                                                                  WEIGHTED AVERAGES
                                           AGGREGATE                     MAXIMUM    --------------------------------------------
          RANGE OF           NUMBER OF   CUT-OFF DATE   % OF INITIAL  CUT-OFF DATE              STATED              CUT-OFF DATE
        CUT-OFF DATE          MORTGAGE     PRINCIPAL      MORTGAGE      PRINCIPAL   MORTGAGE   REMAINING  U/W NCF  LOAN-TO-VALUE
     PRINCIPAL BALANCES        LOANS        BALANCE     POOL BALANCE     BALANCE      RATE    TERM (MO.)    DSCR       RATIO
--------------------------------------------------------------------------------------------------------------------------------

$ 1,820,536 to $  4,999,999      21     $   81,293,056       4.4%     $  4,990,371   6.369%       113      1.45x       66.28%
$ 5,000,000 to $  9,999,999      29        206,815,877      11.2         9,695,000   6.252        107      1.29        72.82
$10,000,000 to $ 14,999,999      18        231,169,322      12.5        14,841,067   6.147        111      1.38        69.71
$15,000,000 to $ 19,999,999       7        118,452,942       6.4        19,000,000   6.022        101      1.48        65.52
$20,000,000 to $ 24,999,999       4         85,465,122       4.6        22,800,000   6.251         99      1.20        71.49
$25,000,000 to $ 29,999,999       3         80,745,000       4.4        28,425,000   6.422        113      1.23        69.90
$30,000,000 to $ 39,999,999       6        203,738,451      11.0        36,936,000   6.242        114      1.20        69.46
$40,000,000 to $ 49,999,999       3        137,400,000       7.4        49,000,000   6.305        100      1.36        72.36
$50,000,000 to $ 74,999,999       4        229,828,702      12.4        68,428,702   6.410         99      1.43        66.80
$75,000,000 to $250,000,000       2        475,000,000      25.7       250,000,000   5.912         89      1.45        58.61
                                ---     --------------     -----
   Total / Wtd. Avg.             97     $1,849,908,472     100.0%                    6.172%       102      1.37x       66.69%
                                ===     ==============     =====

                       MORTGAGE LOAN TYPE (MORTGAGE POOL)

                                                                                                  WEIGHTED AVERAGES
                                           AGGREGATE                                --------------------------------------------
                             NUMBER OF   CUT-OFF DATE   % OF INITIAL     MAXIMUM                STATED              CUT-OFF DATE
                             MORTGAGE      PRINCIPAL      MORTGAGE    CUT-OFF DATE  MORTGAGE   REMAINING  U/W NCF  LOAN-TO-VALUE
     MORTGAGE LOAN TYPE        LOANS        BALANCE     POOL BALANCE     BALANCE      RATE    TERM (MO.)    DSCR       RATIO
--------------------------------------------------------------------------------------------------------------------------------

Partial IO/Balloon               57     $1,009,940,000      54.6%     $250,000,000   6.185%       112      1.32x       67.08%
Interest Only                    16        568,350,000      30.7       225,000,000   6.007         83      1.48        64.80
Balloon                          21        236,353,349      12.8        68,428,702   6.465        107      1.35        69.79
ARD                               1         20,215,122       1.1        20,215,122   6.973         54      1.20        67.38
Partial IO/ARD                    2         15,050,000       0.8        12,000,000   5.800        115      1.34        61.89
                                ---     --------------     -----
   Total / Wtd. Avg.             97     $1,849,908,472     100.0%                    6.172%       102      1.37x       66.69%
                                ===     ==============     =====

                         MORTGAGE RATES (MORTGAGE POOL)

                                                                                                   WEIGHTED AVERAGES
                                           AGGREGATE                    CUMULATIVE   --------------------------------------------
                             NUMBER OF   CUT-OFF DATE   % OF INITIAL  % OF INITIAL               STATED              CUT-OFF DATE
          RANGE OF            MORTGAGE     PRINCIPAL      MORTGAGE    MORTGAGE POOL  MORTGAGE   REMAINING  U/W NCF  LOAN-TO-VALUE
       MORTGAGE RATES          LOANS        BALANCE     POOL BALANCE     BALANCE       RATE    TERM (MO.)    DSCR       RATIO
---------------------------------------------------------------------------------------------------------------------------------

5.5300% to 5.7499%               12     $  347,820,000      18.8%          18.8%       5.653%       80       1.48x      63.01%
5.7500% to 5.9999%               15        231,151,556      12.5           31.3        5.882       106       1.38       71.58
6.0000% to 6.4999%               46        956,258,747      51.7           83.0        6.248       109       1.35       65.37
6.5000% to 6.9999%               23        287,358,169      15.5           98.5        6.688        98       1.29       71.38
7.0000% to 7.1200%                1         27,320,000       1.5          100.0        7.120       117       1.31       68.82
                                ---     --------------     -----
   Total / Wtd. Avg.             97     $1,849,908,472     100.0%                      6.172%      102       1.37x      66.69%
                                ===     ==============     =====

                                      A-2-1

               ORIGINAL TERM TO SCHEDULED MATURITY (MORTGAGE POOL)

                                                                                                     WEIGHTED AVERAGES
     RANGE OF ORIGINAL                     AGGREGATE                     CUMULATIVE   --------------------------------------------
          TERMS TO           NUMBER OF   CUT-OFF DATE   % OF INITIAL    % OF INITIAL              STATED              CUT-OFF DATE
        MATURITY/ARD          MORTGAGE     PRINCIPAL    MORTGAGE POOL  MORTGAGE POOL  MORTGAGE   REMAINING  U/W NCF  LOAN-TO-VALUE
          (MONTHS)             LOANS        BALANCE        BALANCE        BALANCE       RATE    TERM (MO.)    DSCR       RATIO
----------------------------------------------------------------------------------------------------------------------------------

           60                     4     $   97,257,064        5.3%           5.3%       6.516%       50       1.45x      74.81%
           72                     1        225,000,000       12.2           17.4        5.659        63       1.48       60.77
           84                     6         83,358,116        4.5           21.9        6.268        75       1.29       77.99
       119 to 120                86      1,444,293,291       78.1          100.0        6.223       113       1.35       66.41
                                ---     --------------      -----
   Total / Wtd. Avg.             97     $1,849,908,472      100.0%                      6.172%      102       1.37x      66.69%
                                ===     ==============      =====

              REMAINING TERM TO SCHEDULED MATURITY (MORTGAGE POOL)

                                                                                                     WEIGHTED AVERAGES
    RANGE OF REMAINING                     AGGREGATE                     CUMULATIVE   --------------------------------------------
          TERMS TO           NUMBER OF   CUT-OFF DATE   % OF INITIAL    % OF INITIAL              STATED              CUT-OFF DATE
        MATURITY/ARD          MORTGAGE     PRINCIPAL    MORTGAGE POOL  MORTGAGE POOL  MORTGAGE   REMAINING  U/W NCF  LOAN-TO-VALUE
           (MOS.)              LOANS        BALANCE        BALANCE        BALANCE       RATE    TERM (MO.)    DSCR       RATIO
---------------------------------------------------------------------------------------------------------------------------------

        45 to 59                  4     $   97,257,064       5.3%           5.3%       6.516%       50       1.45x      74.81%
        60 to 83                  7        308,358,116      16.7           21.9        5.824        66       1.43       65.43
        84 to 111                21        328,614,225      17.8           39.7        5.873       110       1.40       68.65
       112 to 119                65      1,115,679,066      60.3          100.0        6.326       114       1.34       65.75
                                ---     --------------     -----
   Total / Wtd. Avg.             97     $1,849,908,472     100.0%                      6.172%      102       1.37x      66.69%
                                ===     ==============     =====

                   ORIGINAL AMORTIZATION TERM (MORTGAGE POOL)

                                                                                                    WEIGHTED AVERAGES
                                           AGGREGATE    % OF INITIAL    CUMULATIVE   --------------------------------------------
     RANGE OF ORIGINAL       NUMBER OF   CUT-OFF DATE     MORTGAGE     % OF INITIAL              STATED              CUT-OFF DATE
        AMORTIZATION          MORTGAGE     PRINCIPAL        POOL      MORTGAGE POOL  MORTGAGE   REMAINING  U/W NCF  LOAN-TO-VALUE
       TERMS (MONTHS)          LOANS        BALANCE        BALANCE       BALANCE       RATE    TERM (MO.)    DSCR       RATIO
---------------------------------------------------------------------------------------------------------------------------------

      Interest Only              16     $  568,350,000      30.7%          30.7%       6.007%       83       1.48x      64.80%
           300                    3         12,836,823       0.7           31.4        6.402       107       1.31       69.94
           324                    1         12,726,000       0.7           32.1        6.137        79       1.15       75.75
           360                   76      1,243,495,648      67.2           99.3        6.244       110       1.32       67.35
           420                    1         12,500,000       0.7          100.0        6.230       113       1.25       74.18
                                ---     --------------     -----
   Total / Wtd. Avg.             97     $1,849,908,472     100.0%                      6.172%      102       1.37x      66.69%
                                ===     ==============     =====

                                      A-2-2

                   REMAINING AMORTIZATION TERM (MORTGAGE POOL)

                                                                                                    WEIGHTED AVERAGES
                                           AGGREGATE    % OF INITIAL    CUMULATIVE   --------------------------------------------
     RANGE OF REMAINING      NUMBER OF   CUT-OFF DATE     MORTGAGE     % OF INITIAL              STATED              CUT-OFF DATE
        AMORTIZATION          MORTGAGE     PRINCIPAL        POOL      MORTGAGE POOL  MORTGAGE   REMAINING  U/W NCF  LOAN-TO-VALUE
       TERMS (MONTHS)           LOANS       BALANCE        BALANCE       BALANCE       RATE    TERM (MO.)    DSCR       RATIO
---------------------------------------------------------------------------------------------------------------------------------

      Interest Only              16     $  568,350,000      30.7%          30.7%       6.007%       83       1.48x      64.80%
       290 to 300                 3         12,836,823       0.7           31.4        6.402       107       1.31       69.94
       301 to 324                 1         12,726,000       0.7           32.1        6.137        79       1.15       75.75
       325 to 360                76      1,243,495,648      67.2           99.3        6.244       110       1.32       67.35
       361 to 420                 1         12,500,000       0.7          100.0        6.230       113       1.25       74.18
                                ---     --------------     -----
   Total / Wtd. Avg.             97     $1,849,908,472     100.0%                      6.172%      102       1.37x      66.69%
                                ===     ==============     =====

                     MORTGAGE LOAN SEASONING (MORTGAGE POOL)

                                                                        CUMULATIVE                 WEIGHTED AVERAGES
                                           AGGREGATE    % OF INITIAL  % OF INITIAL   --------------------------------------------
                             NUMBER OF   CUT-OFF DATE      MORTGAGE     MORTGAGE                 STATED              CUT-OFF DATE
         SEASONING            MORTGAGE     PRINCIPAL        POOL          POOL       MORTGAGE   REMAINING  U/W NCF  LOAN-TO-VALUE
          (MONTHS)             LOANS        BALANCE        BALANCE       BALANCE       RATE    TERM (MO.)    DSCR       RATIO
---------------------------------------------------------------------------------------------------------------------------------

           1 to 6                37     $  537,219,459      29.0%          29.0%       6.489%      112       1.32x      66.46%
           7 to 12               57      1,271,514,071      68.7           97.8        6.043        98       1.38       66.66
          13 to 18                2         25,424,942       1.4           99.1        6.002        52       1.83       71.25
             19                   1         15,750,000       0.9          100.0        6.031       101       1.34       69.64
                                ---     --------------     -----
   Total / Wtd. Avg.             97     $1,849,908,472     100.0%                      6.172%      102       1.37x      66.69%
                                ===     ==============     =====

                       ENCUMBERED INTEREST (MORTGAGE POOL)

                                                                                          WEIGHTED AVERAGES
                                               AGGREGATE                   --------------------------------------------
                                 NUMBER OF   CUT-OFF DATE   % OF INITIAL               STATED              CUT-OFF DATE
                                 MORTGAGED     PRINCIPAL    MORTGAGE POOL  MORTGAGE  REMAINING   U/W NCF  LOAN-TO-VALUE
    ENCUMBERED INTEREST         PROPERTIES      BALANCE        BALANCE       RATE    TERM (MO.)    DSCR        RATIO
-----------------------------------------------------------------------------------------------------------------------

Fee Simple                         139      $1,564,305,602       84.6%       6.131%      103      1.38x       65.74%
Leasehold                           21         208,046,870       11.2        6.391       104      1.31        69.13
Fee in Part, Leasehold in Part       2          77,556,000        4.2        6.394        66      1.35        79.18
                                   ---      --------------      -----
   Total / Wtd. Avg.               162      $1,849,908,472      100.0%       6.172%      102      1.37x       66.69%
                                   ===      ==============      =====

                                      A-2-3

                         PROPERTY TYPES (MORTGAGE POOL)

                                                                                                    WEIGHTED AVERAGES
                                             AGGREGATE    % OF INITIAL     MAXIMUM    --------------------------------------------
                               NUMBER OF   CUT-OFF DATE     MORTGAGE    CUT-OFF DATE              STATED              CUT-OFF DATE
                               MORTGAGED     PRINCIPAL        POOL        PRINCIPAL   MORTGAGE  REMAINING   U/W NCF  LOAN-TO-VALUE
      PROPERTY TYPE           PROPERTIES      BALANCE        BALANCE       BALANCE      RATE    TERM (MO.)    DSCR        RATIO
----------------------------------------------------------------------------------------------------------------------------------

Office                             37     $  644,834,759      34.9%     $250,000,000    6.207%     112        1.32x       64.61%
   CBD                              6        368,860,000      19.9       250,000,000    6.141      112        1.38        59.49
   Suburban                        28        262,264,759      14.2        21,350,000    6.287      111        1.22        71.40
   Medical Office                   3         13,710,000       0.7         5,360,000    6.455      115        1.28        72.42
Retail                             29        522,843,745      28.3       225,000,000    6.042       85        1.40        66.00
   Regional Mall                    3        321,500,000      17.4       225,000,000    5.832       72        1.45        64.53
   Anchored                        11        109,744,914       5.9        21,100,000    6.514      104        1.29        67.79
   Unanchored                       6         33,777,000       1.8         7,715,000    6.369      102        1.21        77.15
   Shadow Anchored                  4         22,951,673       1.2         7,500,000    6.411      116        1.24        63.39
   Anchored, Single Tenant          3         19,932,000       1.1        12,000,000    5.970      115        1.69        57.95
   Unanchored, Single Tenant        2         14,938,158       0.8        10,085,000    5.893      109        1.24        73.97
Hospitality                        68        281,451,647      15.2        34,350,000    6.403       96        1.45        72.22
   Limited Service                 67        247,101,647      13.4        28,556,000    6.470       94        1.45        72.62
   Full Service                     1         34,350,000       1.9        34,350,000    5.916      113        1.47        69.39
Multifamily                        16        216,238,721      11.7        36,936,000    6.048      111        1.20        72.69
   Conventional                    11        118,304,000       6.4        17,500,000    5.944      111        1.25        70.53
   Student Housing                  5         97,934,721       5.3        36,936,000    6.173      111        1.14        75.29
Industrial                          4         77,952,703       4.2        50,000,000    6.169      113        1.70        57.18
Other                               2         49,862,451       2.7        35,362,451    6.248      111        1.52        60.31
Mixed Use                           4         48,575,000       2.6        28,425,000    6.185      109        1.37        65.42
Land                                2          8,149,446       0.4         5,274,446    6.480      113        1.30        62.70
                                  ---     --------------      ----
   Total / Wtd. Avg.              162     $1,849,908,472       100%                     6.172%     102        1.37x       66.69%
                                  ===     ==============      ====

                                                MIN/MAX
                                 MIN/MAX     CUT-OFF DATE
                                 U/W NCF     LOAN-TO-VALUE
       PROPERTY TYPE              DSCR           RATIO
------------------------------------------------------------

Office                        1.15x / 1.51x  56.06% / 80.00%
   CBD                        1.24x / 1.42x  56.06% / 77.67%
   Suburban                   1.15x / 1.51x  60.28% / 80.00%
   Medical Office             1.16x / 1.36x  69.32% / 75.18%
Retail                        1.15x / 3.28x  29.17% / 80.40%
   Regional Mall              1.35x / 1.48x  60.77% / 79.03%
   Anchored                   1.15x / 1.73x  51.33% / 80.40%
   Unanchored                 1.15x / 1.31x  74.50% / 79.61%
   Shadow Anchored            1.15x / 1.30x  51.51% / 78.30%
   Anchored, Single Tenant    1.27x / 3.28x  29.17% / 75.12%
   Unanchored, Single Tenant  1.21x / 1.25x  73.08% / 75.83%
Hospitality                   1.31x / 2.05x  66.28% / 79.44%
   Limited Service            1.31x / 2.05x  66.28% / 79.44%
   Full Service               1.47x / 1.47x  69.39% / 69.39%
Multifamily                   1.10x / 1.46x  57.93% / 79.14%
   Conventional               1.15x / 1.46x  57.93% / 79.14%
   Student Housing            1.10x / 1.21x  66.78% / 78.34%
Industrial                    1.20x / 1.79x  51.61% / 70.37%
Other                         1.16x / 2.39x  43.42% / 67.23%
Mixed Use                     1.15x / 2.92x  30.43% / 69.64%
Land                          1.28x / 1.32x  62.05% / 63.89%
                              -------------  --------------
   Total / Wtd. Avg.          1.10x / 3.28x  29.17% / 80.40%
                              =============  ==============

                                      A-2-4

     UNDERWRITTEN NET CASH FLOW DEBT SERVICE COVERAGE RATIO (MORTGAGE POOL)

                                                                                             WEIGHTED AVERAGES
                                    AGGREGATE    % OF INITIAL   CUMULATIVE    --------------------------------------------
  RANGE OF            NUMBER OF   CUT-OFF DATE     MORTGAGE    % OF INITIAL               STATED             CUT-OFF DATE
   U/W NCF             MORTGAGE     PRINCIPAL        POOL      MORTGAGE POOL  MORTGAGE   REMAINING  U/W NCF  LOAN-TO-VALUE
  DSCR (X)              LOANS        BALANCE        BALANCE       BALANCE       RATE    TERM (MO.)    DSCR       RATIO
--------------------------------------------------------------------------------------------------------------------------

1.10x to 1.14x             2        $48,832,000       2.6%           2.6%      6.270%       113      1.10x       77.88%
1.15x to 1.19x            20        290,726,390      15.7           18.4       6.259        112      1.16        71.10
1.20x to 1.24x            20        196,430,691      10.6           29.0       6.354        102      1.21        70.75
1.25x to 1.29x            11        148,281,446       8.0           37.0       6.170        113      1.26        70.23
1.30x to 1.34x            12        205,947,115      11.1           48.1       6.451        111      1.32        68.66
1.35x to 1.39x            10        185,404,288      10.0           58.1       6.320         86      1.36        73.93
1.40x to 1.44x             4        272,093,532      14.7           72.9       6.137        112      1.42        57.89
1.45x to 1.49x             4        320,850,000      17.3           90.2       5.764         78      1.47        62.60
1.50x to 1.99x            10        140,218,067       7.6           97.8       6.158        113      1.68        62.28
2.00x to 3.28x             4         41,124,942       2.2          100.0       5.964         81      2.37        52.62
                         ---     --------------     -----
Total / Wtd. Avg.         97     $1,849,908,472     100.0%                     6.172%       102      1.37x       66.69%
                         ===     ==============     =====

                CUT-OFF DATE LOAN-TO-VALUE RATIO (MORTGAGE POOL)

                                                                                             WEIGHTED AVERAGES
    RANGE OF                        AGGREGATE    % OF INITIAL    CUMULATIVE   --------------------------------------------
  CUT-OFF DATE        NUMBER OF   CUT-OFF DATE     MORTGAGE    % OF INITIAL               STATED             CUT-OFF DATE
  LOAN-TO-VALUE        MORTGAGE     PRINCIPAL        POOL      MORTGAGE POOL  MORTGAGE   REMAINING  U/W NCF  LOAN-TO-VALUE
      RATIO             LOANS        BALANCE        BALANCE       BALANCE       RATE    TERM (MO.)    DSCR       RATIO
--------------------------------------------------------------------------------------------------------------------------

29.17% to 60.00%          15       $417,927,703      22.6%          22.6%      6.179%        113     1.52x       55.26%
60.01% to 65.00%           7        341,489,620      18.5           41.1       5.864          80     1.40        61.03
65.01% to 70.00%          20        379,435,444      20.5           61.6       6.286         106     1.34        67.81
70.01% to 75.00%          22        333,108,257      18.0           79.6       6.226         112     1.31        72.59
75.01% to 80.00%          32        374,208,669      20.2           99.8       6.272          95     1.25        78.09
80.01% to 80.40%           1          3,738,778       0.2          100.0       6.893         113     1.30        80.40
                         ---     --------------     -----
   Total / Wtd. Avg.      97     $1,849,908,472     100.0%                     6.172%        102     1.37x       66.69%
                         ===     ==============     =====

              MATURITY DATE/ARD LOAN-TO-VALUE RATIO (MORTGAGE POOL)

     RANGE OF                                                                                WEIGHTED AVERAGES
     MATURITY                       AGGREGATE    % OF INITIAL    CUMULATIVE   --------------------------------------------
     DATE/ADR         NUMBER OF   CUT-OFF DATE     MORTGAGE    % OF INITIAL               STATED             CUT-OFF DATE
  LOAN-TO-VALUE        MORTGAGE     PRINCIPAL        POOL      MORTGAGE POOL  MORTGAGE   REMAINING  U/W NCF  LOAN-TO-VALUE
      RATIO             LOANS        BALANCE        BALANCE       BALANCE       RATE    TERM (MO.)    DSCR       RATIO
--------------------------------------------------------------------------------------------------------------------------

29.17% to 50.00%           7        $84,627,703       4.6%           4.6%      6.208%       113      1.95x       49.08%
50.01% to 60.00%          22        509,810,371      27.6           32.1       6.293        113      1.35        59.95
60.01% to 65.00%          17        589,550,049      31.9           64.0       6.028         92      1.37        65.52
65.01% to 70.00%          28        332,491,570      18.0           82.0       6.181        108      1.33        72.23
70.01% to 80.00%          23        333,428,778      18.0          100.0       6.220         93      1.28        78.00
                         ---     --------------     -----
   Total / Wtd. Avg.      97     $1,849,908,472     100.0%                     6.172%       102      1.37x       66.69%
                         ===     ==============     =====

                                      A-2-5

                          STATE/REGION (MORTGAGE POOL)

                                                                                                  WEIGHTED AVERAGES
                                         AGGREGATE     % OF INITIAL   CUMULATIVE   --------------------------------------------
                            NUMBER OF   CUT-OFF DATE     MORTGAGE    % OF INITIAL              STATED              CUT-OFF DATE
                            MORTGAGED    PRINCIPAL        POOL         MORTGAGE    MORTGAGE   REMAINING  U/W NCF  LOAN-TO-VALUE
STATE/REGION               PROPERTIES     BALANCE        BALANCE     POOL BALANCE    RATE    TERM (MO.)    DSCR       RATIO
-------------------------------------------------------------------------------------------------------------------------------

New York                         8       $341,007,109      18.4%          18.4%     6.188%       109      1.52x       57.15%
Arizona                          4        229,413,131      12.4           30.8      5.680         64      1.47        60.99
Louisiana                        4        116,053,739       6.3           37.1      6.148         96      1.45        72.80
Michigan                        12        110,107,365       6.0           43.1      6.142        113      1.22        71.59
Alabama                          9        107,540,000       5.8           48.9      6.470        116      1.20        66.12
Texas                           15        104,988,496       5.7           54.5      6.115        103      1.23        76.09
District of Columbia             2         67,131,486       3.6           58.2      6.093        111      1.31        62.75
Virginia                         6         59,384,006       3.2           61.4      6.759        101      1.27        70.78
Washington                       5         57,709,599       3.1           64.5      6.144        111      1.71        64.67
Ohio                            11         54,628,868       3.0           67.5      6.061        113      1.43        67.64
New Jersey                       5         53,557,873       2.9           70.4      6.156         95      1.43        72.55
South Carolina                   4         49,139,399       2.7           73.0      6.293        114      1.14        76.51
New Mexico                       9         42,672,389       2.3           75.3      5.868        111      1.26        76.02
California                       6         41,981,786       2.3           77.6      6.356        114      1.39        61.38
   Southern California(1)        3         25,103,331       1.4            1.4      6.347        113      1.20        70.64
   Northern California(1)        3         16,878,456       0.9            0.9      6.369        114      1.68        47.60
North Carolina                   6         39,643,867       2.1           79.7      6.552         69      1.37        75.69
Pennsylvania                     7         35,647,832       1.9           81.7      6.679         70      1.22        70.79
Rhode Island                     1         35,362,451       1.9           83.6      6.475        112      1.16        67.23
Florida                          6         33,266,566       1.8           85.4      6.481        116      1.28        66.43
Illinois                         7         32,378,489       1.8           87.1      6.031        114      1.34        71.05
Massachusetts                    3         30,941,994       1.7           88.8      6.269        112      1.17        68.80
Tennessee                        5         26,947,156       1.5           90.2      6.497        114      1.27        65.01
Colorado                         5         25,662,000       1.4           91.6      6.345        113      1.34        73.76
West Virginia                    1         25,000,000       1.4           93.0      5.880        109      1.25        72.67
Kentucky                         3         23,250,957       1.3           94.2      6.021        111      1.26        74.40
Kansas                           2         21,636,959       1.2           95.4      5.940        113      1.26        66.60
Vermont                          1         21,350,000       1.2           96.6      6.370        117      1.21        72.37
Maryland                         4         16,573,181       0.9           97.5      6.379        100      1.35        71.36
Minnesota                        3         15,022,219       0.8           98.3      6.343        116      1.36        71.05
Nebraska                         1         14,000,000       0.8           99.0      6.170        116      1.51        66.45
Georgia                          2          6,497,595       0.4           99.4      6.106        111      1.24        74.91
Nevada                           1          5,274,446       0.3           99.7      6.612        114      1.28        62.05
Wisconsin                        1          3,050,000       0.2           99.8      6.578        113      1.16        69.32
Delaware                         1          1,661,217       0.1           99.9      6.745        114      1.33        72.21
Connecticut                      2          1,426,297       0.1          100.0      6.745        114      1.33        72.21
                               ---     --------------     -----
   Total/Wtd. Avg.             162     $1,849,908,472     100.0%                    6.172%       102      1.37x       66.69%
                               ===     ==============     =====

(1)  Northern  California  includes areas with zip codes of 93612 and above, and
     Southern California includes areas with zip codes 92346 and below.

                                      A-2-6

                    PREPAYMENT PROVISION TYPE (MORTGAGE POOL)

                                                                                    WEIGHTED AVERAGES
                                         AGGREGATE                  ---------------------------------------------
                           NUMBER OF   CUT-OFF DATE   % OF INITIAL  WTD. AVG.    STATED             CUT-OFF DATE
                            MORTGAGE     PRINCIPAL      MORTGAGE    MORTGAGE    REMAINING  U/W NCF  LOAN-TO-VALUE
PREPAYMENT PROVISION TYPE    LOANS        BALANCE     POOL BALANCE    RATE     TERM (MO.)    DSCR       RATIO
-----------------------------------------------------------------------------------------------------------------

LO/Defeasance                  81     $1,583,704,314      85.6%       6.158%       103      1.37x       65.52%
LO/Grtrx%UPBorYM               13        186,965,456      10.1        6.058         92      1.38        73.94
LO/(i)Grtrx%UPBorYMor
   (ii)Defeasance               2         76,188,702       4.1        6.723        110      1.32        73.00
Grtrx%UPBorYM                   1          3,050,000       0.2        6.578        113      1.16        69.32
                              ---     --------------     -----
   Total / Wtd. Avg.           97     $1,849,908,472     100.0%       6.172%       102      1.37x       66.69%
                              ===     ==============     =====

    INITIAL MORTGAGE POOL PREPAYMENT RESTRICTION COMPOSITION OVER TIME(1)(3)

                                                                  MONTHS FOLLOWING CUT-OFF DATE
                               -----------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTION            0        12       24       36       48       60       72       84       96      108     120
------------------------------------------------------------------------------------------------------------------------------

Mortgage Loan Pool Balance(2)  100.00%   99.85%   99.62%   99.29%   97.80%   92.86%   79.49%   74.53%   73.59%   70.61%  0.00%
Locked/Defeasance               97.06%   97.05%   85.67%   85.69%   85.56%   75.22%   82.77%   86.42%   86.47%   50.20%  0.00%
   Locked                       97.06%   97.05%    0.00%    0.00%    0.00%    0.00%    0.00%    0.00%    0.00%    0.00%  0.00%
   Defeasance                    0.00%    0.00%   85.67%   85.69%   85.56%   75.22%   82.77%   86.42%   86.47%   50.20%  0.00%
Yield Maintenance (All)          2.94%    2.95%   14.33%   14.31%   11.23%   11.68%   12.93%   13.58%   13.53%    6.13%  0.00%
   Grtr1%UPBorYM                 2.94%    2.95%   10.28%   10.29%    7.19%    7.48%    8.61%    9.05%    9.02%    1.52%  0.00%
   (i)-Grtr1%UPBorYMor-
      (ii)-Defeasance            0.00%    0.00%    4.06%    4.03%    4.04%    4.20%    4.32%    4.53%    4.51%    4.61%  0.00%
Open                             0.00%    0.00%    0.00%    0.00%    3.21%   13.10%    4.30%    0.00%    0.00%   43.67%  0.00%
                               ------   ------   ------   ------   ------   ------   ------   ------   ------   ------   ----
TOTAL                          100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  0.00%
                               ======   ======   ======   ======   ======   ======   ======   ======   ======   ======   ====

(1)  All numbers,  unless  otherwise  noted,  are as a percentage  of the ending aggregate pool balance at the specified point in time.

(2)  Ending aggregate  mortgage loan pool balance as a percentage of the Initial
     Mortgage Pool Balance at the specified point in time.

(3)  Percentages may not add, due to rounding.

                                      A-2-7

                                    ANNEX A-3

            SUMMARY CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS
          IN LOAN GROUP NO. 1 AND THE RELATED MORTGAGED REAL PROPERTIES

    Note: For purposes of presenting information regarding the original and remaining terms to maturity of the respective underlying mortgage loans in the following exhibits, each ARD Loan is assumed to mature on its anticipated repayment date.

                CUT-OFF DATE PRINCIPAL BALANCE (LOAN GROUP NO. 1)

                                                                                                      WEIGHTED AVERAGES
                                            AGGREGATE                      MAXIMUM    --------------------------------------------
         RANGE OF             NUMBER OF   CUT-OFF DATE    % OF INITIAL  CUT-OFF DATE              STATED              CUT-OFF DATE
       CUT-OFF DATE            MORTGAGE     PRINCIPAL      LOAN GROUP     PRINCIPAL   MORTGAGE   REMAINING  U/W NCF  LOAN-TO-VALUE
    PRINCIPAL BALANCES          LOANS        BALANCE     NO. 1 BALANCE     BALANCE      RATE    TERM (MO.)    DSCR       RATIO
----------------------------------------------------------------------------------------------------------------------------------

$ 1,820,536  to $  4,999,999      20     $   77,693,056        4.8%     $  4,990,371    6.408%      114      1.47x       65.80%
$ 5,000,000  to $  9,999,999      23        159,111,877        9.7         9,661,091    6.328       107      1.31        71.71
$10,000,000  to $ 14,999,999      13        167,920,601       10.3        14,841,067    6.169       110      1.44        69.25
$15,000,000  to $ 19,999,999       5         84,152,942        5.2        19,000,000    6.000        96      1.59        66.66
$20,000,000  to $ 24,999,999       4         85,465,122        5.2        22,800,000    6.251        99      1.20        71.49
$25,000,000  to $ 29,999,999       3         80,745,000        4.9        28,425,000    6.422       113      1.23        69.90
$30,000,000  to $ 39,999,999       4        136,352,451        8.3        35,362,451    6.332       114      1.24        66.00
$40,000,000  to $ 49,999,999       3        137,400,000        8.4        49,000,000    6.305       100      1.36        72.36
$50,000,000  to $ 74,999,999       4        229,828,702       14.1        68,428,702    6.410        99      1.43        66.80
$75,000,000  to $250,000,000       2        475,000,000       29.1       250,000,000    5.912        89      1.45        58.61
                                 ---     --------------      -----
   Total / Wtd. Avg.              81     $1,633,669,751      100.0%                     6.188%      101      1.39x       65.89%
                                 ===     ==============      =====

                      MORTGAGE LOAN TYPE (LOAN GROUP NO. 1)

                                                                                                      WEIGHTED AVERAGES
                                            AGGREGATE                                 --------------------------------------------
                              NUMBER OF   CUT-OFF DATE    % OF INITIAL     MAXIMUM                STATED              CUT-OFF DATE
                               MORTGAGE     PRINCIPAL      LOAN GROUP   CUT-OFF DATE  MORTGAGE   REMAINING  U/W NCF  LOAN-TO-VALUE
    MORTGAGE LOAN TYPE          LOANS        BALANCE     NO. 1 BALANCE     BALANCE      RATE    TERM (MO.)    DSCR        RATIO
----------------------------------------------------------------------------------------------------------------------------------

Partial IO/Balloon                42     $  805,654,000       49.3%     $250,000,000    6.231%      112      1.34x       65.57%
Interest Only                     16        568,350,000       34.8       225,000,000    6.007        83      1.48        64.80
Balloon                           20        224,400,629       13.7        68,428,702    6.447       106      1.36        69.95
ARD                                1         20,215,122        1.2        20,215,122    6.973        54      1.20        67.38
Partial IO/ARD                     2         15,050,000        0.9        12,000,000    5.800       115      1.34        61.89
                                 ---     --------------      -----
   Total / Wtd. Avg.              81     $1,633,669,751      100.0%                     6.188%      101      1.39x       65.89%
                                 ===     ==============      =====

                        MORTGAGE RATES (LOAN GROUP NO. 1)

                                                                                                      WEIGHTED AVERAGES
                                           AGGREGATE                     CUMULATIVE    --------------------------------------------
          RANGE OF            NUMBER OF   CUT-OFF DATE    % OF INITIAL  % OF INITIAL               STATED              CUT-OFF DATE
          MORTGAGE             MORTGAGE    PRINCIPAL       LOAN GROUP    LOAN GROUP    MORTGAGE   REMAINING  U/W NCF  LOAN-TO-VALUE
            RATES               LOANS       BALANCE      NO. 1 BALANCE  NO. 1 BALANCE    RATE    TERM (MO.)    DSCR       RATIO
-----------------------------------------------------------------------------------------------------------------------------------

5.6025% to 5.7499%                 6     $  283,445,000       17.4%         17.4%        5.662%       73      1.53x       61.26%
5.7500% to 5.9999%                14        200,701,556       12.3          29.6         5.894       105      1.41        71.18
6.0000% to 6.4999%                39        863,597,747       52.9          82.5         6.248       109      1.37        64.12
6.5000% to 6.9999%                21        258,605,448       15.8          98.3         6.694        96      1.30        72.47
7.0000% to 7.1200%                 1         27,320,000        1.7         100.0         7.120       117      1.31        68.82
                                 ---     --------------      -----
   Total / Wtd. Avg.              81     $1,633,669,751      100.0%                      6.188%      101      1.39x       65.89%
                                 ===     ==============      =====

                                      A-3-1

             ORIGINAL TERM TO SCHEDULED MATURITY (LOAN GROUP NO. 1)

                                                                                                   WEIGHTED AVERAGES
     RANGE OF                              AGGREGATE     % OF INITIAL  % OF INITIAL  --------------------------------------------
ORIGINAL TERMS TO             NUMBER OF   CUT-OFF DATE    LOAN GROUP    LOAN GROUP               STATED              CUT-OFF DATE
   MATURITY/ARD                MORTGAGE    PRINCIPAL         NO. 1        NO. 1      MORTGAGE  REMAINING   U/W NCF  LOAN-TO-VALUE
    (MONTHS)                     LOANS      BALANCE         BALANCE      BALANCE       RATE    TERM (MO.)   DSCR        RATIO
---------------------------------------------------------------------------------------------------------------------------------

       60                         4      $   97,257,064        6.0%          6.0%     6.516%        50       1.45x      74.81%
       72                         1         225,000,000       13.8          19.7      5.659         63       1.48       60.77
       84                         5          76,658,116        4.7          24.4      6.289         76       1.30       78.11
   119 to 120                    71       1,234,754,571       75.6         100.0      6.252        113       1.38       65.37
                                ---      --------------      -----
   Total / Wtd. Avg.             81      $1,633,669,751      100.0%                   6.188%       101       1.39x      65.89%
                                ===      ==============      =====

             REMAINING TERM TO SCHEDULED MATURITY (LOAN GROUP NO. 1)

                                                                                                   WEIGHTED AVERAGES
      RANGE OF                                                          CUMULATIVE   --------------------------------------------
      REMAINING                             AGGREGATE    % OF INITIAL  % OF INITIAL
       TERMS TO               NUMBER OF   CUT-OFF DATE    LOAN GROUP    LOAN GROUP               STATED             CUT-OFF DATE
     MATURITY/ARD              MORTGAGE     PRINCIPAL        NO. 1        NO. 1      MORTGAGE   REMAINING  U/W NCF  LOAN-TO-VALUE
        (MOS.)                   LOANS       BALANCE        BALANCE      BALANCE       RATE    TERM (MO.)    DSCR       RATIO
----------------------------------------------------------------------------------------------------------------------------------

     45 to   59                    4     $   97,257,064       6.0%          6.0%      6.516%        50       1.45x      74.81%
     60 to   83                    6        301,658,116       18.5          24.4      5.819         66       1.43       65.18
     84 to 111                    15        264,239,225       16.2          40.6      5.936        110       1.43       68.15
    112 to 119                    56        970,515,346       59.4         100.0      6.338        114       1.36       64.61
                                 ---     --------------       ----
   Total / Wtd. Avg.              81     $1,633,669,751     100.0%                    6.188%       101       1.39x      65.89%
                                 ===     ==============     =====

                  ORIGINAL AMORTIZATION TERM (LOAN GROUP NO. 1)

                                                                                                   WEIGHTED AVERAGES
                                                                        CUMULATIVE   --------------------------------------------
    RANGE OF                                AGGREGATE    % OF INITIAL  % OF INITIAL
    ORIGINAL                  NUMBER OF   CUT-OFF DATE    LOAN GROUP    LOAN GROUP               STATED              CUT-OFF DATE
  AMORTIZATION                 MORTGAGE     PRINCIPAL        NO. 1        NO. 1      MORTGAGE  REMAINING   U/W NCF  LOAN-TO-VALUE
 TERMS (MONTHS)                 LOANS        BALANCE        BALANCE      BALANCE       RATE    TERM (MO.)   DSCR        RATIO
---------------------------------------------------------------------------------------------------------------------------------

  Interest Only                   16     $  568,350,000       34.8%         34.8%     6.007%        83      1.48x       64.80%
       300                         3         12,836,823        0.8          35.6      6.402        107      1.31        69.94
       324                         1         12,726,000        0.8          36.4      6.137         79      1.15        75.75
       360                        61      1,039,756,928       63.6         100.0      6.285        110      1.35        66.32
                                 ---    ---------------      -----
   Total / Wtd. Avg.              81     $1,633,669,751      100.0%                   6.188%       101      1.39x       65.89%
                                 ===     ==============      =====

                                      A-3-2

                 REMAINING AMORTIZATION TERM (LOAN GROUP NO. 1)

                                                                                                   WEIGHTED AVERAGES
                                                                        CUMULATIVE   --------------------------------------------
     RANGE OF                               AGGREGATE    % OF INITIAL  % OF INITIAL
    REMAINING                 NUMBER OF   CUT-OFF DATE    LOAN GROUP    LOAN GROUP               STATED              CUT-OFF DATE
   AMORTIZATION                MORTGAGE     PRINCIPAL        NO. 1         NO. 1     MORTGAGE  REMAINING   U/W NCF  LOAN-TO-VALUE
  TERMS (MONTHS)                LOANS        BALANCE        BALANCE       BALANCE      RATE    TERM (MO.)   DSCR        RATIO
---------------------------------------------------------------------------------------------------------------------------------

  Interest Only                   16     $  568,350,000       34.8%         34.8%     6.007%        83      1.48x       64.80%
    290 to 300                     3         12,836,823        0.8          35.6      6.402        107      1.31        69.94
    301 to 324                     1         12,726,000        0.8          36.4      6.137         79      1.15        75.75
    325 to 360                    61      1,039,756,928       63.6         100.0      6.285        110      1.35        66.32
                                 ---     --------------      -----
   Total / Wtd. Avg.              81     $1,633,669,751      100.0%                   6.188%       101      1.39x       65.89%
                                 ===     ==============      =====

                   MORTGAGE LOAN SEASONING (LOAN GROUP NO. 1)

                                                                                                   WEIGHTED AVERAGES
                                                                        CUMULATIVE   --------------------------------------------
                                            AGGREGATE    % OF INITIAL  % OF INITIAL
                              NUMBER OF   CUT-OFF DATE    LOAN GROUP    LOAN GROUP               STATED              CUT-OFF DATE
    SEASONING                  MORTGAGE     PRINCIPAL        NO. 1        NO. 1      MORTGAGE  REMAINING   U/W NCF  LOAN-TO-VALUE
      (MONTHS)                  LOANS        BALANCE        BALANCE      BALANCE       RATE    TERM (MO.)   DSCR        RATIO
---------------------------------------------------------------------------------------------------------------------------------

     1 to 6                       34     $  478,016,738       29.3%         29.3%     6.523%       112      1.34x      66.26%
      7 to 12                     45      1,121,178,071       68.6          97.9      6.050         97      1.40       65.63
    13 to 18                       1         18,724,942        1.1          99.0      5.990         45      2.05       69.35
       19                          1         15,750,000        1.0         100.0      6.031        101      1.34       69.64
                                 ---     --------------      -----
   Total / Wtd. Avg.              81     $1,633,669,751      100.0%                   6.188%       101      1.39x      65.89%
                                 ===     ==============      =====

                     ENCUMBERED INTEREST (LOAN GROUP NO. 1)

                                                                                        WEIGHTED AVERAGES
                                              AGGREGATE     % OF INITIAL  --------------------------------------------
                                 NUMBER OF   CUT-OFF DATE    LOAN GROUP               STATED              CUT-OFF DATE
                                 MORTGAGED    PRINCIPAL         NO. 1     MORTGAGE  REMAINING   U/W NCF  LOAN-TO-VALUE
      ENCUMBERED INTEREST       PROPERTIES     BALANCE         BALANCE      RATE    TERM (MO.)    DSCR       RATIO
----------------------------------------------------------------------------------------------------------------------

Fee Simple                          123     $1,348,066,881       82.5%     6.145%       102      1.41x       64.63%
Leasehold                            21        208,046,870       12.7      6.391        104      1.31        69.13
Fee in Part, Leasehold in Part        2         77,556,000        4.7      6.394         66      1.35        79.18
                                    ---     --------------
   Total / Wtd. Avg.                146     $1,633,669,751      100.0%     6.188%       101      1.39x       65.89%
                                    ===     ==============      =====

                                       A-3-3

                        PROPERTY TYPES (LOAN GROUP NO. 1)

                                                                                                     WEIGHTED AVERAGES
                                            AGGREGATE      % OF INITIAL    MAXIMUM     --------------------------------------------
                               NUMBER OF   CUT-OFF DATE     LOAN GROUP  CUT-OFF DATE              STATED              CUT-OFF DATE
                               MORTGAGED    PRINCIPAL          NO. 1      PRINCIPAL   MORTGAGE  REMAINING   U/W NCF  LOAN-TO-VALUE
         PROPERTY TYPE        PROPERTIES    BALANCE          BALANCE      BALANCE       RATE    TERM (MO.)    DSCR        RATIO
----------------------------------------------------------------------------------------------------------------------------------

Office                             37     $  644,834,759         39.5%  $250,000,000    6.207%      112       1.32x       64.61%
   Suburban                        28        262,264,759         16.1     21,350,000    6.287       111       1.22        71.40
   CBD                              6        368,860,000         22.6    250,000,000    6.141       112       1.38        59.49
   Medical Office                   3         13,710,000          0.8      5,360,000    6.455       115       1.28        72.42
Retail                             29        522,843,745         32.0    225,000,000    6.042        85       1.40        66.00
   Regional Mall                    3        321,500,000         19.7    225,000,000    5.832        72       1.45        64.53
   Anchored                        11        109,744,914          6.7     21,100,000    6.514       104       1.29        67.79
   Unanchored                       6         33,777,000          2.1      7,715,000    6.369       102       1.21        77.15
   Shadow Anchored                  4         22,951,673          1.4      7,500,000    6.411       116       1.24        63.39
   Anchored, Single Tenant          3         19,932,000          1.2     12,000,000    5.970       115       1.69        57.95
   Unanchored, Single Tenant        2         14,938,158          0.9     10,085,000    5.893       109       1.24        73.97
Hospitality                        68        281,451,647         17.2     34,350,000    6.403        96       1.45        72.22
   Limited Service                 67        247,101,647         15.1     28,556,000    6.470        94       1.45        72.62
   Full Service                     1         34,350,000          2.1     34,350,000    5.916       113       1.47        69.39
Industrial                          4         77,952,703          4.8     50,000,000    6.169       113       1.70        57.18
Other                               2         49,862,451          3.1     35,362,451    6.248       111       1.52        60.31
Mixed Use                           4         48,575,000          3.0     28,425,000    6.185       109       1.37        65.42
Land                                2          8,149,446          0.5      5,274,446    6.480       113       1.30        62.70
                                  ---     --------------
   Total / Wtd. Avg.              146     $1,633,669,751        100.0%                  6.188%      101       1.39x       65.89%
                                  ===     ==============        =====

                                                 MIN/MAX
                                 MIN/MAX       CUT-OFF DATE
                                 U/W NCF       LOAN-TO-VALUE
         PROPERTY TYPE             DSCR           RATIO
-------------------------------------------------------------

Office                        1.15x / 1.51x   56.06% / 80.00%
   Suburban                   1.15x / 1.51x   60.28% / 80.00%
   CBD                        1.24x / 1.42x   56.06% / 77.67%
   Medical Office             1.16x / 1.36x   69.32% / 75.18%
Retail                        1.15x / 3.28x   29.17% / 80.40%
   Regional Mall              1.35x / 1.48x   60.77% / 79.03%
   Anchored                   1.15x / 1.73x   51.33% / 80.40%
   Unanchored                 1.15x / 1.31x   74.50% / 79.61%
   Shadow Anchored            1.15x / 1.30x   51.51% / 78.30%
   Anchored, Single Tenant    1.27x / 3.28x   29.17% / 75.12%
   Unanchored, Single Tenant  1.21x / 1.25x   73.08% / 75.83%
Hospitality                   1.31x / 2.05x   66.28% / 79.44%
   Limited Service            1.31x / 2.05x   66.28% / 79.44%
   Full Service               1.47x / 1.47x   69.39% / 69.39%
Industrial                    1.20x / 1.79x   51.61% / 70.37%
Other                         1.16x / 2.39x   43.42% / 67.23%
Mixed Use                     1.15x / 2.92x   30.43% / 69.64%
Land                          1.28x / 1.32x   62.05% / 63.89%
   Total / Wtd. Avg.          1.15x / 3.28x   29.17% / 80.40%

                                      A-3-4

    UNDERWRITTEN NET CASH FLOW DEBT SERVICE COVERAGE RATIO (LOAN GROUP NO. 1)

                                                                                        WEIGHTED AVERAGES
                                 AGGREGATE                    CUMULATIVE    --------------------------------------------
                   NUMBER OF   CUT-OFF DATE   % OF INITIAL   % OF INITIAL               STATED             CUT-OFF DATE
RANGE OF U/W NCF   MORTGAGE     PRINCIPAL       LOAN GROUP     LOAN GROUP   MORTGAGE  REMAINING   U/W NCF  LOAN-TO-VALUE
    DSCR (X)         LOANS        BALANCE     NO. 1 BALANCE  NO. 1 BALANCE    RATE    TERM (MO.)   DSCR        RATIO
------------------------------------------------------------------------------------------------------------------------

1.15x to 1.19x        14      $  214,009,669       13.1%          13.1%      6.350%      112       1.16x      69.78%
1.20x to 1.24x        17         155,430,691        9.5           22.6       6.429       101       1.21       72.28
1.25x to 1.29x         8         119,591,446        7.3           29.9       6.201       113       1.26       69.18
1.30x to 1.34x        12         205,947,115       12.6           42.5       6.451       111       1.32       68.66
1.35x to 1.39x         9         178,404,288       10.9           53.5       6.351        85       1.36       73.78
1.40x to 1.44x         4         272,093,532       16.7           70.1       6.137       112       1.42       57.89
1.45x to 1.49x         3         306,850,000       18.8           88.9       5.766        76       1.47       62.75
1.50x to 3.28x        14         181,343,009       11.1          100.0       6.114       106       1.84       60.09
                     ---      --------------      -----
Total / Wtd. Avg.     81      $1,633,669,751      100.0%                     6.188%      101       1.39x      65.89%
                     ===      ==============      =====

               CUT-OFF DATE LOAN-TO-VALUE RATIO (LOAN GROUP NO. 1)

                                                                                        WEIGHTED AVERAGES
    RANGE OF                     AGGREGATE                    CUMULATIVE    --------------------------------------------
   CUT-OFF DATE    NUMBER OF   CUT-OFF DATE   % OF INITIAL   % OF INITIAL               STATED             CUT-OFF DATE
  LOAN-TO-VALUE     MORTGAGE     PRINCIPAL      LOAN GROUP    LOAN GROUP    MORTGAGE  REMAINING   U/W NCF  LOAN-TO-VALUE
      RATIO          LOANS        BALANCE     NO. 1 BALANCE  NO. 1 BALANCE    RATE    TERM (MO.)   DSCR        RATIO
------------------------------------------------------------------------------------------------------------------------

29.17% to 60.00%      13      $  387,127,703       23.7%          23.7%      6.181%      113       1.54x      54.99%
60.01% to 65.00%       7         341,489,620       20.9           44.6       5.864        80       1.40       61.03
65.01% to 70.00%      18         349,982,723       21.4           66.0       6.301       106       1.35       67.87
70.01% to 75.00%      18         273,968,257       16.8           82.8       6.292       112       1.34       72.20
75.01% to 80.00%      24         277,362,669       17.0           99.8       6.341        91       1.28       78.19
80.01% to 80.40%       1           3,738,778        0.2          100.0       6.893       113       1.30       80.40
                     ---      --------------      -----
Total / Wtd. Avg.     81      $1,633,669,751      100.0%                     6.188%      101       1.39x      65.89%
                     ===      ==============      =====

            MATURITY DATE/ARD LOAN-TO-VALUE RATIO (LOAN GROUP NO. 1)

                                                                                        WEIGHTED AVERAGES
RANGE OF MATURITY                AGGREGATE                     CUMULATIVE   --------------------------------------------
    DATE/ARD       NUMBER OF   CUT-OFF DATE   % OF INITIAL    % OF INITIAL              STATED             CUT-OFF DATE
 LOAN-TO-VALUE     MORTGAGE      PRINCIPAL     LOAN GROUP      LOAN GROUP   MORTGAGE   REMAINING  U/W NCF  LOAN-TO-VALUE
     RATIO           LOANS        BALANCE     NO. 1 BALANCE  NO. 1 BALANCE    RATE    TERM (MO.)    DSCR       RATIO
------------------------------------------------------------------------------------------------------------------------

29.17% to 50.00%       7      $   84,627,703        5.2%           5.2%      6.208%      113       1.95x       49.08%
50.01% to 60.00%      19         467,057,651       28.6           33.8       6.289       113       1.36        59.87
60.01% to 65.00%      16         572,050,049       35.0           68.8       6.040        91       1.38        65.46
65.01% to 70.00%      23         265,232,570       16.2           85.0       6.237       107       1.36        71.63
70.01% to 80.00%      16         244,701,778       15.0          100.0       6.280        87       1.33        77.99
                     ---      --------------      -----
Total / Wtd. Avg.     81      $1,633,669,751      100.0%                     6.188%      101       1.39x       65.89%
                     ===      ==============      =====

                                     A-3-5

                         STATE/REGION (LOAN GROUP NO. 1)

                                                                                                WEIGHTED AVERAGES
                                          AGGREGATE                     CUMULATIVE    -------------------------------------------
                             NUMBER OF   CUT-OFF DATE   % OF INITIAL   % OF INITIAL              STATED             CUT-OFF DATE
                             MORTGAGED    PRINCIPAL      LOAN GROUP     LOAN GROUP    MORTGAGE REMAINING   U/W NCF  LOAN-TO-VALUE
      STATE/REGION          PROPERTIES     BALANCE      NO. 1 BALANCE  NO. 1 BALANCE    RATE   TERM (MO.)    DSCR       RATIO
---------------------------------------------------------------------------------------------------------------------------------

New York                         7      $  329,054,388      20.1%          20.1%        6.166%    108       1.53x       56.81%
Arizona                          4         229,413,131      14.0           34.2         5.680      64       1.47        60.99
Louisiana                        4         116,053,739       7.1           41.3         6.148      96       1.45        72.80
Alabama                          9         107,540,000       6.6           47.9         6.470     116       1.20        66.12
District of Columbia             2          67,131,486       4.1           52.0         6.093     111       1.31        62.75
Virginia                         6          59,384,006       3.6           55.6         6.759     101       1.27        70.78
Washington                       5          57,709,599       3.5           59.1         6.144     111       1.71        64.67
Texas                            9          56,859,496       3.5           62.6         6.293      97       1.26        74.86
New Jersey                       5          53,557,873       3.3           65.9         6.156      95       1.43        72.55
Michigan                         9          50,261,365       3.1           69.0         6.494     115       1.29        70.34
New Mexico                       9          42,672,389       2.6           71.6         5.868     111       1.26        76.02
California                       6          41,981,786       2.6           74.2         6.356     114       1.39        61.38
    Southern California(1)       3          25,103,331       1.5            1.5         6.347     113       1.20        70.64
    Northern California(1)       3          16,878,456       1.0            1.0         6.369     114       1.68        47.60
Ohio                            10          40,628,868       2.5           76.7         6.180     113       1.41        70.51
North Carolina                   6          39,643,867       2.4           79.1         6.552      69       1.37        75.69
Rhode Island                     1          35,362,451       2.2           81.2         6.475     112       1.16        67.23
Florida                          6          33,266,566       2.0           83.3         6.481     116       1.28        66.43
Illinois                         7          32,378,489       2.0           85.3         6.031     114       1.34        71.05
Massachusetts                    3          30,941,994       1.9           87.2         6.269     112       1.17        68.80
Pennsylvania                     6          28,947,832       1.8           88.9         6.827      70       1.22        69.45
Colorado                         5          25,662,000       1.6           90.5         6.345     113       1.34        73.76
West Virginia                    1          25,000,000       1.5           92.0         5.880     109       1.25        72.67
Kansas                           2          21,636,959       1.3           93.4         5.940     113       1.26        66.60
Vermont                          1          21,350,000       1.3           94.7         6.370     117       1.21        72.37
Maryland                         4          16,573,181       1.0           95.7         6.379     100       1.35        71.36
Minnesota                        3          15,022,219       0.9           96.6         6.343     116       1.36        71.05
Nebraska                         1          14,000,000       0.9           97.5         6.170     116       1.51        66.45
South Carolina                   3          12,203,399       0.7           98.2         6.362     116       1.25        70.96
Tennessee                        4          10,147,156       0.6           98.8         6.430     113       1.34        76.74
Georgia                          2           6,497,595       0.4           99.2         6.106     111       1.24        74.91
Nevada                           1           5,274,446       0.3           99.5         6.612     114       1.28        62.05
Wisconsin                        1           3,050,000       0.2           99.7         6.578     113       1.16        69.32
Delaware                         1           1,661,217       0.1           99.8         6.745     114       1.33        72.21
Connecticut                      2           1,426,297       0.1           99.9         6.745     114       1.33        72.21
Kentucky                         1           1,375,957       0.1          100.0         6.745     114       1.33        72.21
                               ---      --------------     -----
    Total/Wtd. Avg.            146      $1,633,669,751     100.0%                       6.188%    101       1.39x       65.89%
                               ===      ==============     =====

(1)  Northern California includes areas with zip codes of 93612 and above, and
     Southern California includes areas with zip codes 92346 and below.

                                     A-3-6

                  PREPAYMENT PROVISION TYPE (LOAN GROUP NO. 1)

                                                                                  WEIGHTED AVERAGES
                                        AGGREGATE                    ----------------------------------------------
                           NUMBER OF   CUT-OFF DATE   % OF INITIAL   WTD. AVG.    STATED             CUT-OFF DATE
                           MORTGAGE     PRINCIPAL      LOAN GROUP    MORTGAGE   REMAINING   U/W NCF  LOAN-TO-VALUE
PREPAYMENT PROVISION TYPE    LOANS       BALANCE      NO. 1 BALANCE    RATE     TERM (MO.)   DSCR        RATIO
-------------------------------------------------------------------------------------------------------------------

LO/Defeasance                 68      $1,390,965,593       85.1%       6.164%       101      1.39x       64.63%
LO/Grtrx%UPBorYM              10         163,465,456       10.0        6.134         89      1.40        73.31
LO/(i)Grtrx%UPBorYMor
   (ii)Defeasance              2          76,188,702        4.7        6.723        110      1.32        73.00
Grtrx%UPBorYM                  1           3,050,000        0.2        6.578        113      1.16        69.32
                             ---      --------------      -----
    Total / Wtd. Avg.         81      $1,633,669,751      100.0%       6.188%       101      1.39x       65.89%
                             ===      ==============      =====

     INITIAL LOAN GROUP 1 PREPAYMENT RESTRICTION COMPOSITION OVER TIME(1)(3)

                                                                MONTHS FOLLOWING CUT-OFF DATE
                               ----------------------------------------------------------------------------------------------
   PREPAYMENT RESTRICTION         0        12       24       36      48       60       72       84        96      108     120
------------------------------------------------------------------------------------------------------------------------------

Mortgage Loan Pool Balance(2)  100.00%   99.83%   99.59%   99.25%   97.62%   92.15%   77.57%   72.12%   71.23%   69.38%  0.00%
Locked/Defeasance               96.67%   96.66%   85.21%   85.24%   85.09%   73.27%   81.81%   86.02%   86.09%   45.96%  0.00%
    Locked                      96.67%   96.66%    0.00%    0.00%    0.00%    0.00%    0.00%    0.00%    0.00%    0.00%  0.00%
    Defeasance                   0.00%    0.00%   85.21%   85.24%   85.09%   73.27%   81.81%   86.02%   86.09%   45.96%  0.00%
Yield Maintenance (All)          3.33%    3.34%   14.79%   14.76%   11.27%   11.79%   13.20%   13.98%   13.91%    7.06%  0.00%
    Grtr1%UPBorYM                3.33%    3.34%   10.20%   10.20%    6.68%    6.99%    8.19%    8.67%    8.64%    1.75%  0.00%
    (i)-Grtr1%UPBorYMor-
    (ii)-Defeasance              0.00%    0.00%    4.60%    4.56%    4.59%    4.80%    5.01%    5.30%    5.27%    5.31%  0.00%
Open                             0.00%    0.00%    0.00%    0.00%    3.64%   14.95%    4.99%    0.00%    0.00%   46.98%  0.00%
                               ------   ------   ------   ------   ------   ------   ------   ------   ------   ------   ----
TOTAL                          100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  0.00%
                               ======   ======   ======   ======   ======   ======   ======   ======   ======   ======   ====

(1)  All numbers, unless otherwise noted, are as a percentage of the ending aggregate pool balance at the specified point in time.

(2)  Ending aggregate mortgage loan pool balance as a percentage of the Initial
     Loan Group 1 Balance at the specified point in time.

(3)  Percentages may not add, due to rounding.

                                     A-3-7

                                    ANNEX A-4

            SUMMARY CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS
          IN LOAN GROUP NO. 2 AND THE RELATED MORTGAGED REAL PROPERTIES

    Note: For purposes of presenting information regarding the original and remaining terms to maturity of the respective underlying mortgage loans in the following exhibits, each ARD Loan is assumed to mature on its anticipated repayment date.

               CUT-OFF DATE PRINCIPAL BALANCE (LOAN GROUP NO. 2)

                                                                                              WEIGHTED AVERAGES
                                         AGGREGATE   % OF INITIAL    MAXIMUM     --------------------------------------------
        RANGE OF            NUMBER OF  CUT-OFF DATE   LOAN GROUP   CUT-OFF DATE              STATED             CUT-OFF DATE
      CUT-OFF DATE           MORTGAGE    PRINCIPAL       NO. 2       PRINCIPAL   MORTGAGE   REMAINING  U/W NCF  LOAN-TO-VALUE
   PRINCIPAL BALANCES         LOANS       BALANCE      BALANCE        BALANCE      RATE    TERM (MO.)    DSCR       RATIO
-----------------------------------------------------------------------------------------------------------------------------

$ 3,600,000 to $ 4,999,999       1     $  3,600,000       1.7%      $ 3,600,000    5.530%      108       1.16x      76.60%
$ 5,000,000 to $ 9,999,999       6       47,704,000      22.1         9,695,000    5.999       106       1.23       76.54
$10,000,000 to $14,999,999       5       63,248,721      29.2        14,000,000    6.087       112       1.24       70.93
$15,000,000 to $19,999,999       2       34,300,000      15.9        17,500,000    6.076       111       1.22       62.72
$20,000,000 to $34,999,999       1       30,450,000      14.1        30,450,000    5.805       114       1.16       74.21
$35,000,000 to $36,936,000       1       36,936,000      17.1        36,936,000    6.270       113       1.10       78.34
                               ---     ------------     -----
   Total / Wtd. Avg.            16     $216,238,721     100.0%                     6.048%      111       1.20x      72.69%
                               ===     ============     =====

                      MORTGAGE LOAN TYPE (LOAN GROUP NO. 2)

                                                                                         WEIGHTED AVERAGES
                                   AGGREGATE   % OF INITIAL                --------------------------------------------
                      NUMBER OF  CUT-OFF DATE   LOAN GROUP     MAXIMUM                 STATED              CUT-OFF DATE
                       MORTGAGE    PRINCIPAL      NO. 2      CUT-OFF DATE  MORTGAGE   REMAINING  U/W NCF  LOAN-TO-VALUE
 MORTGAGE LOAN TYPE     LOANS       BALANCE      BALANCE       BALANCE       RATE    TERM (MO.)   DSCR        RATIO
-----------------------------------------------------------------------------------------------------------------------

Partial IO/Balloon        15     $204,286,000      94.5%      $36,936,000    6.005%      111      1.20x       73.03%
Balloon                    1       11,952,721       5.5        11,952,721    6.789       115      1.17        66.78
                         ---     ------------     -----
   Total / Wtd. Avg.      16     $216,238,721     100.0%                     6.048%      111      1.20x       72.69%
                         ===     ============     =====

                        MORTGAGE RATES (LOAN GROUP NO. 2)

                                                                                            WEIGHTED AVERAGES
                                   AGGREGATE   % OF INITIAL  CUMULATIVE % OF  --------------------------------------------
                      NUMBER OF  CUT-OFF DATE   LOAN GROUP     INITIAL LOAN              STATED              CUT-OFF DATE
     RANGE OF          MORTGAGE    PRINCIPAL       NO. 2       GROUP NO. 2   MORTGAGE  REMAINING   U/W NCF  LOAN-TO-VALUE
  MORTGAGE RATES        LOANS       BALANCE       BALANCE        BALANCE       RATE    TERM (MO.)    DSCR       RATIO
--------------------------------------------------------------------------------------------------------------------------

5.5300% to 5.7499%         6     $ 64,375,000       29.8%           29.8%       5.613%      109       1.28x      70.72%
5.7500% to 5.9999%         1       30,450,000       14.1            43.9        5.805       114       1.16       74.21
6.0000% to 6.2499%         2       19,200,000        8.9            52.7        6.163        98       1.24       75.02
6.2500% to 6.4999%         5       73,461,000       34.0            86.7        6.267       113       1.13       77.50
6.5000% to 6.7890%         2       28,752,721       13.3           100.0        6.642       114       1.20       61.61
                         ---     ------------      -----
   Total / Wtd. Avg.      16     $216,238,721      100.0%                       6.048%      111       1.20x      72.69%
                         ===     ============      =====

                                      A-4-1

             ORIGINAL TERM TO SCHEDULED MATURITY (LOAN GROUP NO. 2)

                                                          CUMULATIVE                  WEIGHTED AVERAGES
    RANGE OF                   AGGREGATE    % OF INITIAL     % OF       --------------------------------------------
ORIGINAL TERMS TO  NUMBER OF  CUT-OFF DATE    LOAN GROUP  INITIAL LOAN              STATED              CUT-OFF DATE
  MATURITY/ARD      MORTGAGE    PRINCIPAL        NO. 2    GROUP NO. 2   MORTGAGE  REMAINING   U/W NCF  LOAN-TO-VALUE
    (MONTHS)         LOANS       BALANCE       BALANCE      BALANCE       RATE    TERM (MO.)    DSCR       RATIO
--------------------------------------------------------------------------------------------------------------------

       84               1     $  6,700,000        3.1%         3.1%       6.037%       71       1.21x      76.57%
      120              15      209,538,721       96.9        100.0        6.048       112       1.20       72.56
                      ---     ------------      -----
Total / Wtd. Avg.      16     $216,238,721      100.0%                    6.048%      111       1.20x      72.69%
                      ===     ============      =====

             REMAINING TERM TO SCHEDULED MATURITY (LOAN GROUP NO. 2)

                                                           CUMULATIVE                   WEIGHTED AVERAGES
     RANGE OF                    AGGREGATE   % OF INITIAL      % OF      --------------------------------------------
REMAINING TERMS TO  NUMBER OF  CUT-OFF DATE   LOAN GROUP   INITIAL LOAN             STATED               CUT-OFF DATE
   MATURITY/ARD      MORTGAGE    PRINCIPAL       NO. 2     GROUP NO. 2   MORTGAGE  REMAINING   U/W NCF  LOAN-TO-VALUE
      (MOS.)          LOANS       BALANCE      BALANCE       BALANCE       RATE    TERM (MO.)    DSCR       RATIO
---------------------------------------------------------------------------------------------------------------------

     71 to 83           1      $  6,700,000        3.1%         3.1%       6.037%       71       1.21x       76.57%
    84 to 111           6        64,375,000       29.8         32.9        5.613       109       1.28        70.72
    112 to 115          9       145,163,721       67.1        100.0        6.241       113       1.16        73.38
                      ---      ------------      -----
Total / Wtd. Avg.      16      $216,238,721      100.0%                    6.048%      111       1.20x       72.69%
                      ===      ============      =====

                  ORIGINAL AMORTIZATION TERM (LOAN GROUP NO. 2)

                                                           CUMULATIVE                WEIGHTED AVERAGES
                                AGGREGATE   % OF INITIAL     % OF       --------------------------------------------
RANGE OF ORIGINAL  NUMBER OF  CUT-OFF DATE   LOAN GROUP   INITIAL LOAN              STATED             CUT-OFF DATE
  AMORTIZATION      MORTGAGE    PRINCIPAL       NO. 2      GROUP NO. 2  MORTGAGE   REMAINING  U/W NCF  LOAN-TO-VALUE
 TERMS (MONTHS)      LOANS       BALANCE       BALANCE       BALANCE      RATE    TERM (MO.)    DSCR       RATIO
--------------------------------------------------------------------------------------------------------------------

       360             15     $203,738,721      94.2%          94.2%      6.037%      111       1.19x      72.59%
       420              1       12,500,000       5.8          100.0       6.230       113       1.25       74.18
                      ---     ------------     -----
Total / Wtd. Avg.      16     $216,238,721     100.0%                     6.048%      111       1.20x      72.69%
                      ===     ============     =====

                                     A-4-2

                 REMAINING AMORTIZATION TERM (LOAN GROUP NO. 2)

                                                            CUMULATIVE               WEIGHTED AVERAGES
                                 AGGREGATE   % OF INITIAL      % OF      --------------------------------------------
RANGE OF REMAINING  NUMBER OF  CUT-OFF DATE   LOAN GROUP   INITIAL LOAN              STATED             CUT-OFF DATE
   AMORTIZATION      MORTGAGE    PRINCIPAL       NO. 2      GROUP NO. 2  MORTGAGE   REMAINING  U/W NCF  LOAN-TO-VALUE
  TERMS (MONTHS)      LOANS       BALANCE      BALANCE        BALANCE      RATE    TERM (MO.)    DSCR       RATIO
---------------------------------------------------------------------------------------------------------------------

   355 to 360           15     $203,738,721      94.2%          94.2%      6.037%      111       1.19x      72.59%
   361 to 420            1       12,500,000       5.8          100.0       6.230       113       1.25       74.18
                       ---     ------------     -----
Total / Wtd. Avg.       16     $216,238,721     100.0%                     6.048%      111       1.20x      72.69%
                       ===     ============     =====

                   MORTGAGE LOAN SEASONING (LOAN GROUP NO. 2)

                                                           CUMULATIVE                 WEIGHTED AVERAGES
                               AGGREGATE    % OF INITIAL       % OF     --------------------------------------------
                   NUMBER OF  CUT-OFF DATE   LOAN GROUP   INITIAL LOAN              STATED             CUT-OFF DATE
    SEASONING       MORTGAGE    PRINCIPAL       NO. 2      GROUP NO. 2  MORTGAGE  REMAINING   U/W NCF  LOAN-TO-VALUE
     (MONTHS)        LOANS      BALANCE        BALANCE       BALANCE      RATE    TERM (MO.)    DSCR       RATIO
--------------------------------------------------------------------------------------------------------------------

      5 to 6            3     $ 59,202,721      27.4%          27.4%      6.212%      114       1.18x      68.09%
     7 to 12           12      150,336,000      69.5           96.9       5.984       111       1.20       74.32
        13              1        6,700,000       3.1          100.0       6.037        71       1.21       76.57
                      ---     ------------     -----
Total / Wtd. Avg.      16     $216,238,721     100.0%                     6.048%      111       1.20x      72.69%
                      ===     ============     =====

                     ENCUMBERED INTEREST (LOAN GROUP NO. 2)

                                                                              WEIGHTED AVERAGES
                                    AGGREGATE       % OF      --------------------------------------------
                       NUMBER OF  CUT-OFF DATE  INITIAL LOAN              STATED             CUT-OFF DATE
                       MORTGAGED    PRINCIPAL    GROUP NO. 2  MORTGAGE  REMAINING   U/W NCF  LOAN-TO-VALUE
 ENCUMBERED INTEREST  PROPERTIES     BALANCE       BALANCE      RATE    TERM (MO.)    DSCR        RATIO
----------------------------------------------------------------------------------------------------------

Fee Simple                16      $216,238,721      100.0%     6.048%       111      1.20x      72.69%
                         ---      ------------      -----
   Total / Wtd. Avg.      16      $216,238,721      100.0%     6.048%       111      1.20x      72.69%
                         ===      ============      =====

                                     A-4-3

                        PROPERTY TYPES (LOAN GROUP NO. 2)

                                                                                           WEIGHTED AVERAGES
                                    AGGREGATE                     MAXIMUM    --------------------------------------------
                       NUMBER OF  CUT-OFF DATE   % OF INITIAL  CUT-OFF DATE              STATED              CUT-OFF DATE
                       MORTGAGED    PRINCIPAL     LOAN GROUP     PRINCIPAL   MORTGAGE   REMAINING  U/W NCF  LOAN-TO-VALUE
   PROPERTY TYPE      PROPERTIES     BALANCE    NO. 2 BALANCE     BALANCE      RATE    TERM (MO.)    DSCR       RATIO
-------------------------------------------------------------------------------------------------------------------------

Multifamily               16      $216,238,721      100.0%      $36,936,000    6.048%      111       1.20x      72.69%
   Conventional           11       118,304,000       54.7        17,500,000    5.944       111       1.25       70.53
   Student Housing         5        97,934,721       45.3        36,936,000    6.173       111       1.14       75.29
                         ---      ------------      -----
   Total / Wtd. Avg.      16      $216,238,721      100.0%                     6.048%      111       1.20x      72.69%
                         ===      ============      =====

                                         MIN/MAX
                                       CUT-OFF DATE
                       MIN/MAX U/W    LOAN-TO-VALUE
   PROPERTY TYPE         NCF DSCR         RATIO
----------------------------------------------------

Multifamily           1.10x / 1.46x  57.93% / 79.14%
   Conventional       1.15x / 1.46x  57.93% / 79.14%
   Student Housing    1.10x / 1.21x  66.78% / 78.34%

   Total / Wtd. Avg.  1.10x / 1.46x  57.93% / 79.14%

                                      A-4-4

    UNDERWRITTEN NET CASH FLOW DEBT SERVICE COVERAGE RATIO (LOAN GROUP NO. 2)

                                                                                         WEIGHTED AVERAGES
                               AGGREGATE                    CUMULATIVE    --------------------------------------------
     RANGE OF      NUMBER OF  CUT-OFF DATE  % OF INITIAL    % OF INITIAL              STATED              CUT-OFF DATE
     U/W NCF        MORTGAGE   PRINCIPAL     LOAN GROUP     LOAN GROUP    MORTGAGE  REMAINING   U/W NCF  LOAN-TO-VALUE
     DSCR (X)        LOANS      BALANCE     NO. 2 BALANCE  NO. 2 BALANCE    RATE    TERM (MO.)   DSCR        RATIO
----------------------------------------------------------------------------------------------------------------------

1.10x to 1.14x          2     $ 48,832,000        22.6%          22.6%      6.270%      113       1.10x       77.88%
1.15x to 1.19x          6       76,716,721        35.5           58.1       6.005       113       1.16        74.75
1.20x to 1.24x          3       41,000,000        19.0           77.0       6.069       105       1.22        64.98
1.25x to 1.34x          3       28,690,000        13.3           90.3       6.043       112       1.25        74.62
1.35x to 1.39x          1        7,000,000         3.2           93.5       5.530       108       1.35        77.78
1.40x to 1.46x          1       14,000,000         6.5          100.0       5.716       111       1.46        59.32
                      ---     ------------       -----
Total / Wtd. Avg.      16     $216,238,721       100.0%                     6.048%      111       1.20x       72.69%
                      ===     ============       =====

               CUT-OFF DATE LOAN-TO-VALUE RATIO (LOAN GROUP NO. 2)

                                                                                         WEIGHTED AVERAGES
    RANGE OF                    AGGREGATE                    CUMULATIVE   --------------------------------------------
  CUT-OFF DATE     NUMBER OF  CUT-OFF DATE  % OF INITIAL    % OF INITIAL              STATED             CUT-OFF DATE
  LOAN-TO-VALUE     MORTGAGE   PRINCIPAL      LOAN GROUP     LOAN GROUP   MORTGAGE   REMAINING  U/W NCF  LOAN-TO-VALUE
      RATIO          LOANS      BALANCE     NO. 2 BALANCE  NO. 2 BALANCE    RATE    TERM (MO.)   DSCR        RATIO
----------------------------------------------------------------------------------------------------------------------

57.93% to 65.00%        2     $ 30,800,000       14.2%          14.2%      6.164%        113      1.33x      58.56%
65.01% to 70.00%        2       29,452,721       13.6           27.9       6.102         111      1.20       67.09
70.01% to 75.00%        4       59,140,000       27.3           55.2       5.920         113      1.20       74.41
75.01% to 79.14%        8       96,846,000       44.8          100.0       6.072         109      1.15       77.83
                      ---     ------------       ----
Total / Wtd. Avg.      16     $216,238,721      100.0%                     6.048%        111      1.20x      72.69%
                      ===     ============      =====

            MATURITY DATE/ARD LOAN-TO-VALUE RATIO (LOAN GROUP NO. 2)

                                                                                         WEIGHTED AVERAGES
                                  AGGREGATE                    CUMULATIVE    -------------------------------------------
  RANGE OF MATURITY   NUMBER OF  CUT-OFF DATE  % OF INITIAL   % OF INITIAL               STATED             CUT-OFF DATE
       DATE/ARD        MORTGAGE   PRINCIPAL      LOAN GROUP     LOAN GROUP   MORTGAGE  REMAINING   U/W NCF  LOAN-TO-VALUE
 LOAN-TO-VALUE RATIO    LOANS      BALANCE     NO. 2 BALANCE  NO. 2 BALANCE    RATE    TERM (MO.)   DSCR        RATIO
-------------------------------------------------------------------------------------------------------------------------

51.95% to 60.00%           3     $ 42,752,721        19.8%          19.8%      6.339%       113      1.28x       60.86%
60.01% to 65.00%           1       17,500,000         8.1           27.9       5.632        109      1.22        67.31
65.01% to 70.00%           5       67,259,000        31.1           59.0       5.961        113      1.20        74.59
70.01% to 73.56%           7       88,727,000        41.0          100.0       6.055        109      1.15        78.01
                          --     ------------       -----
Total / Wtd. Avg.         16     $216,238,721       100.0%                     6.048%       111      1.20x       72.69%
                          ==     ============       =====

                         STATE/REGION (LOAN GROUP NO. 2)

                                                                                        WEIGHTED AVERAGES
                               AGGREGATE                    CUMULATIVE   --------------------------------------------
                 NUMBER OF   CUT-OFF DATE  % OF INITIAL    % OF INITIAL              STATED             CUT-OFF DATE
                  MORTGAGED    PRINCIPAL    LOAN GROUP     LOAN GROUP    MORTGAGE  REMAINING   U/W NCF  LOAN-TO-VALUE
 STATE/REGION    PROPERTIES     BALANCE    NO. 2 BALANCE  NO. 2 BALANCE    RATE    TERM (MO.)    DSCR       RATIO
---------------------------------------------------------------------------------------------------------------------

Michigan              3       $59,846,000        27.7%         27.7%       5.847%      112       1.17x   72.64%
Texas                 6        48,129,000        22.3          49.9        5.904       111       1.20    77.54
South Carolina        1        36,936,000        17.1          67.0        6.270       113       1.10    78.34
Kentucky              2        21,875,000        10.1          77.1        5.975       111       1.25    74.53
Tennessee             1        16,800,000         7.8          84.9        6.538       114       1.22    57.93
Ohio                  1        14,000,000         6.5          91.4        5.716       111       1.46    59.32
New York              1        11,952,721         5.5          96.9        6.789       115       1.17    66.78
Pennsylvania          1         6,700,000         3.1         100.0        6.037        71       1.21    76.57
                    ---      ------------       -----
Total/Wtd. Avg.      16      $216,238,721       100.0%                     6.048%      111       1.20x   72.69%
                    ===      ============       =====

                                      A-4-5

                  PREPAYMENT PROVISION TYPE (LOAN GROUP NO. 2)

                                                                                            WEIGHTED AVERAGES
                                       AGGREGATE                                  ----------------------------------
                           NUMBER OF  CUT-OFF DATE   % OF INITIAL                   STATED              CUT-OFF DATE
                            MORTGAGE    PRINCIPAL     LOAN GROUP      WTD. AVG.   REMAINING   U/W NCF  LOAN-TO-VALUE
PREPAYMENT PROVISION TYPE    LOANS       BALANCE    NO. 2 BALANCE  MORTGAGE RATE  TERM (MO.)   DSCR        RATIO
-------------------------------------------------------------------------------------------------------------------

LO/Defeasance                  13     $192,738,721        89.1%         6.111%        111      1.20x       72.00%
LO/Grtrx%UPBorYM                3       23,500,000        10.9          5.530         108      1.21        78.35
                              ---     ------------       -----
Total / Wtd. Avg.              16     $216,238,721       100.0%         6.048%        111      1.20x       72.69%
                              ===     ============       =====

     INITIAL LOAN GROUP 2 PREPAYMENT RESTRICTION COMPOSITION OVER TIME(1)(3)

                                                               MONTHS FOLLOWING CUT-OFF DATE
                               -----------------------------------------------------------------------------------------------
    PREPAYMENT RESTRICTION        0        12       24       36       48       60       72       84       96      108     120
------------------------------------------------------------------------------------------------------------------------------

Mortgage Loan Pool Balance(2)  100.00%   99.95%   99.84%   99.57%   99.16%   98.20%   94.03%   92.77%   91.44%   79.91%  0.00%
Locked/Defeasance              100.00%  100.00%   89.12%   89.09%   89.04%   89.07%   88.74%   88.75%   88.77%   78.01%  0.00%
   Locked                      100.00%  100.00%    0.00%    0.00%    0.00%    0.00%    0.00%    0.00%    0.00%    0.00%  0.00%
   Defeasance                    0.00%    0.00%   89.12%   89.09%   89.04%   89.07%   88.74%   88.75%   88.77%   78.01%  0.00%
Yield Maintenance (All)          0.00%    0.00%   10.88%   10.91%   10.96%   10.93%   11.26%   11.25%   11.23%    0.00%  0.00%
   Grtr1%UPBorYM                 0.00%    0.00%   10.88%   10.91%   10.96%   10.93%   11.26%   11.25%   11.23%    0.00%  0.00%
   (i)-Grtr1%UPBorYMor-
      (ii)-Defeasance            0.00%    0.00%    0.00%    0.00%    0.00%    0.00%    0.00%   0.00%     0.00%    0.00%  0.00%
Open                             0.00%    0.00%    0.00%    0.00%    0.00%    0.00%    0.00%    0.00%    0.00%   21.99%  0.00%
                               ------   ------   ------   ------   ------   ------   ------   ------   ------   ------   ----
TOTAL                          100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  0.00%
                               ======   ======   ======   ======   ======   ======   ======   ======   ======   ======   ====

(1)  All numbers, unless otherwise noted, are as a percentage of the ending aggregate pool balance at the specified point in time.

(2)  Ending aggregate mortgage loan pool balance as a percentage of the Initial
     Loan Group 2 Balance a the specified point in time.

(3)  Percentages may not add, due to rounding.

                                      A-4-6

                                    ANNEX A-5

          CHARACTERISTICS OF THE MULTIFAMILY MORTGAGED REAL PROPERTIES

                      LOAN
 LOAN     MORTGAGE    GROUP
NUMBER  LOAN SELLER  NUMBER          LOAN / PROPERTY NAME                 PROPERTY ADDRESS             CITY      STATE  ZIP CODE
--------------------------------------------------------------------------------------------------------------------------------

  10       GSMC         2    Copper Beech Townhomes II - Columbia   1051 Southern Drive          Columbia          SC     29201
  15        CGM         2    Copper Beech - Kalamazoo, MI           5900 Copper Beech Boulevard  Kalamazoo         MI     49009
  25        CGM         2    Clearview Apartments                   12100 Clearview Lane         Holland           MI     49424
  26        CGM         2    Colonial Village Apartments            1070 West Main Street        Hendersonville    TN     37075
  34        CGM         2    Perry's Crossing                       1000 Valley Bluff Road       Perrysburg        OH     43551
  38        CGM         2    Willow Glen Apartments                 7101 Wolflin Avenue          Amarillo          TX     79106
  40        CGM         2    Breckinridge Square Apartments         203 Breckinridge Square      Louisville        KY     40220
  42        CGM         2    47 Third Avenue - Residential          47 Third Avenue              New York          NY     10003
  43       GSMC         2    Copper Beech Townhomes II - Allendale  10295 48th Avenue            Allendale         MI     49401
  48        CGM         2    Timber Ridge Apartments                3602 Rolling Green Drive     Abilene           TX     79606
  51        CGM         2    Patchen Oaks Apartments                251 Chippen Dale Circle      Lexington         KY     40517
  53        CGM         2    Wood Trail-Tyler Apartments            1909 Shiloh Road             Tyler             TX     75703
  64        CGM         2    Pebblebend Apartments                  4315 Esmond Drive            Odessa            TX     79762
  66        CGM         2    Oakwood Village Apartments             1521 North 37th Street       Orange            TX     77630
  67        CGM         2    McKee Place Apartments                 308-362 McKee Place          Pittsburgh        PA     15213
  91        CGM         2    Indian Trail Apartments                4120 Prairie Avenue          Amarillo          TX     79109

 LOAN
NUMBER    COUNTY   PROPERTY TYPE  DETAILED PROPERTY TYPE  ELEVATOR(S)     UTILITIES TENANT PAYS     # OF STUDIOS  # OF 1 BEDROOMS
---------------------------------------------------------------------------------------------------------------------------------

  10    Richland    Multifamily       Student Housing          0       Electric, Sewer, Water            NAP             40
  15    Kalamazoo   Multifamily       Student Housing          0       Electric, Sewer, Water            NAP             32
  25    Ottawa      Multifamily       Conventional             0       Electric, Gas                     NAP            136
  26    Sumner      Multifamily       Conventional             0       Electric, Sewer, Water            NAP            142
  34    Wood        Multifamily       Conventional             0       Electric, Gas, Sewer, Water       NAP            156
  38    Potter      Multifamily       Conventional             0       Electric, Sewer, Water             8             200
  40    Jefferson   Multifamily       Conventional             0       Electric, Gas, Sewer, Water       NAP            112
  42    New York    Multifamily       Student Housing          1       Electric, Gas                     NAP             6
  43    Ottawa      Multifamily       Student Housing          0       Electric, Sewer, Water            NAP             6
  48    Taylor      Multifamily       Conventional             0       Electric, Sewer, Water            NAP             40
  51    Fayette     Multifamily       Conventional             0       Electric, Gas, Sewer, Water       NAP             96
  53    Smith       Multifamily       Conventional             0       Electric, Sewer, Water            NAP             48
  64    Ector       Multifamily       Conventional             0       Electric, Gas, Sewer, Water       NAP            144
  66    Orange      Multifamily       Conventional             0       Electric, Sewer, Water            NAP             60
  67    Allegheny   Multifamily       Student Housing          0       Electric, Gas                     NAP             21
  91    Randall     Multifamily       Conventional             0       Electric, Gas, Sewer, Water       NAP             78

                                          # OF 4 OR
 LOAN                                        MORE    AVERAGE RENTAL  AVERAGE RENTAL  AVERAGE RENTAL  AVERAGE RENTAL  AVERAGE RENTAL
NUMBER  # OF 2 BEDROOMS  # OF 3 BEDROOMS   BEDROOMS   RATE STUDIO      RATE 1 BR        RATE 2 BR       RATE 3 BR      RATE 4+ BR
------------------------------------------------------------------------------------------------------------------------------------

  10           40              88            110           NAP            647             1,003           1,387           1,772
  15           32              80            112           NAP            602              879            1,191           1,519
  25          207              33            NAP           NAP            607              681             821             NAP
  26          170              52            NAP           NAP            617              767             908             NAP
  34          140              NAP           NAP           NAP            702              847             NAP             NAP
  38          152              NAP           NAP           439            496              630             NAP             NAP
  40          142              40            NAP           NAP            560              762             903             NAP
  42           22              NAP           NAP           NAP           3,114            4,075            NAP             NAP
  43           6                8             62           NAP            673              933            1,237           1,566
  48          160              24            NAP           NAP            547              618             776             NAP
  51           96              NAP           NAP           NAP            627              711             NAP             NAP
  53          128              NAP           NAP           NAP            497              693             NAP             NAP
  64           80              NAP           NAP           NAP            470              644             NAP             NAP
  66          128              NAP           NAP           NAP            565              657             NAP             NAP
  67           64              24             12           NAP            588              740            1,196           1,502
  91           40              NAP           NAP           NAP            488              638             NAP             NAP

                                     ANNEX B

DESCRIPTION OF TEN LARGEST MORTGAGE LOANS AND/OR GROUPS OF CROSS-COLLATERALIZED
                                 MORTGAGE LOANS

TEN LARGEST LOANS BY CUT-OFF DATE PRINCIPAL BALANCE

                                                                                           CUT-OFF
                                                                                             DATE
                                            LOAN      PROPERTY                            PRINCIPAL
    LOAN NAME/PROPERTY NAME                SELLER       TYPE         CITY       STATE      BALANCE
-----------------------------------------------------------------------------------------------------

 1) One Liberty Plaza                       GSMC       Office      New York       NY     $250,000,000
 2) Scottsdale Fashion Square               GSMC       Retail     Scottsdale      AZ      225,000,000
 3) CGM RRI Hotel Portfolio                  CGM    Hospitality     Various    Various     68,428,702
 4) Lincoln Square                           CGM       Office     Washington      DC       60,000,000
 5) DLJ East Coast Portfolio                 CGM    Hospitality     Various    Various     51,400,000
 6) Bush Terminal                           GSMC     Industrial    Brooklyn       NY       50,000,000
 7) Mall St. Vincent                         CGM       Retail     Shreveport      LA       49,000,000
 8) Alexandria Mall                          CGM       Retail     Alexandria      LA       47,500,000
 9) Huntsville Office Portfolio II           CGM       Office     Huntsville      AL       40,900,000
10) Copper Beech Townhomes II - Columbia    GSMC    Multifamily    Columbia       SC       36,936,000
                                                                                         ------------
    TOTAL/WTD. AVG.                                                                      $879,164,702
                                                                                         ============

                                            CUT-OFF
                                              DATE
                                           PRINCIPAL    % OF                        CUT-OFF
                                            BALANCE    INITIAL    STATED              DATE
                                            PER SF/   MORTGAGE  REMAINING    U/W    LOAN-TO-
                                              UNIT/     POOL       TERM      NCF     VALUE
    LOAN NAME/PROPERTY NAME                 ROOM(1)    BALANCE    (MO.)    DSCR(1)  RATIO(1)
--------------------------------------------------------------------------------------------

 1) One Liberty Plaza                      $    389     13.5%      112      1.42x     56.67%
 2) Scottsdale Fashion Square              $    417     12.2        63      1.48      60.77
 3) CGM RRI Hotel Portfolio                $ 51,169      3.7       114      1.33      72.21
 4) Lincoln Square                         $    542      3.2       111      1.31      61.62
 5) DLJ East Coast Portfolio               $120,941      2.8        51      1.36      79.44
 6) Bush Terminal                          $     50      2.7       113      1.79      52.63
 7) Mall St. Vincent                       $    265      2.6        75      1.35      79.03
 8) Alexandria Mall                        $     85      2.6       111      1.45      67.34
 9) Huntsville Office Portfolio II         $     61      2.2       116      1.26      70.21
10) Copper Beech Townhomes II - Columbia   $132,863      2.0       113      1.10      78.34
                                                        ----       ---      ----      -----
    TOTAL/WTD. AVG.                                     47.5%       94      1.42X     63.73%
                                                        ====       ===      ====      =====

(1)  The One Liberty Plaza Loan, Scottsdale Fashion Square Loan, CGM RRI Hotel
     Portfolio Loan, Lincoln Square Loan, Bush Terminal Loan and Alexandria Mall
     Loan are each part of a loan combination evidenced by two (2) or more promissory notes which are entitled to loan payments on a
     senior/subordinate basis, a pari passu basis or some combination thereof and as to which the other promissory note(s) will not be included in the trust. With respect to each of these loan combinations, the Cut-off Date
     Principal Balance per SF/Unit/Room, the Cut-off Date Loan-to-Value Ratio
     and the UW NCF DSCR were calculated based upon the senior indebtedness of the loan combination and does not reflect the related subordinate non-trust loans. In the case of the One Liberty Plaza Loan, Scottsdale Fashion Square
     Loan, CGM RRI Hotel Portfolio Loan, Lincoln Square Loan and Bush Terminal
     Loan, the Cut-off Date Principal Balance per SF/Unit/Room, the Cut-off Date
     Loan-to-Value Ratio and the UW NCF DSCR also takes into account each non-trust loan in the related loan combination that is pari passu in right of payment with the mortgage loan included in the trust. With respect to the Lincoln Square Loan and the Alexandria Mall Loan, the Cut-off Date
     Principal Balance per SF/Unit/Room, the Cut-off Date Loan-to-Value Ratio
     and the UW NCF DSCR were calculated based upon the senior portion and do not reflect the subordinate non-trust portion.

LOAN COMBINATIONS

                                                  CUT-OFF DATE   % OF INITIAL
                                                   PRINCIPAL       MORTGAGE
LOAN/PROPERTY NAME                                  BALANCE      POOL BALANCE
-----------------------------------------------------------------------------

One Liberty Plaza                                 $250,000,000      13.5%
Scottsdale Fashion Square                         $225,000,000      12.2%
CGM RRI Hotel Portfolio                           $ 68,428,702       3.7%
Lincoln Square                                    $ 60,000,000       3.2%
Bush Terminal                                     $ 50,000,000       2.7%
Alexandria Mall                                   $ 47,500,000       2.6%
Seattle Space Needle                              $ 14,500,000       0.8%
2110 Executive Hills Court                        $ 14,444,000       0.8%
Marriott Fairfield Inn and Suites - Yakima, WA    $  4,893,532       0.3%

                                                  RELATED PARI     RELATED
                                                  PASSU/SENIOR   SUBORDINATE
                                                    NON-TRUST     NON-TRUST
                                                      LOANS         LOANS
                                                    AGGREGATE     AGGREGATE          CONTROLLING
                                                     ORIGINAL      ORIGINAL            POOLING &
                                                    PRINCIPAL     PRINCIPAL           SERVICING
LOAN/PROPERTY NAME                                   BALANCE       BALANCE            AGREEMENT
-------------------------------------------------------------------------------------------------------

One Liberty Plaza                                 $600,000,000           NAP    GCCFC Series 2007-GG11
Scottsdale Fashion Square                         $325,000,000           NAP    GCCFC Series 2007-GG11
CGM RRI Hotel Portfolio                           $241,250,000           NAP   DMARC Series CD 2007-CD5
Lincoln Square                                    $160,000,000   $65,000,000   DMARC Series CD 2007-CD5
Bush Terminal                                     $250,000,000           NAP     GCCFC Series 2007-GG11
Alexandria Mall                                            NAP   $12,000,000     CGCMT Series 2008-C7
Seattle Space Needle                              $ 35,000,000           NAP   DMARC Series CD 2007-CD5
2110 Executive Hills Court                                 NAP   $   616,000     CGCMT Series 2008-C7
Marriott Fairfield Inn and Suites - Yakima, WA             NAP   $   352,000     CGCMT Series 2008-C7

                                       B-1

-------------------------------------------------------------------------------
                                ONE LIBERTY PLAZA
-------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

                                       B-2

--------------------------------------------------------------------------------
                                ONE LIBERTY PLAZA
-------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                       B-3

--------------------------------------------------------------------------------
                                ONE LIBERTY PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                        GSMC
CUT-OFF DATE PRINCIPAL BALANCE(1)                                   $250,000,000
PERCENTAGE OF INITIAL MORTGAGE POOL
   BALANCE                                                                 13.5%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                    Brookfield Financial Properties, L.P.
OWNERSHIP INTEREST(2)                                                 Fee Simple
MORTGAGE RATE                                                            6.1390%
MATURITY DATE                                                     August 6, 2017
AMORTIZATION TYPE                                           Partial IO / Balloon
ORIGINAL TERM/ AMORTIZATION TERM                                       119 / 360
REMAINING TERM/ REMAINING AMORTIZATION
   TERM                                                                112 / 360
LOCKBOX                                                            In-Place Hard
UP-FRONT RESERVES
   TAX / INSURANCE                                                     Yes / Yes
   UNFUNDED OBLIGATION (GUARANTY)(3)                                 $22,911,245
ONGOING MONTHLY RESERVES
   TAX/INSURANCE                                                       Yes / Yes
   REPLACEMENT (GUARANTY)(3)                                             $38,801
   TI/LC (GUARANTY)(3)                                                  $349,206
ADDITIONAL FINANCING(1)                                                      Yes

                                                               ONE LIBERTY PLAZA
                                                             LOAN COMBINATION(1)
                                                             -------------------
CUT-OFF DATE PRINCIPAL BALANCE                                      $850,000,000
CUT-OFF DATE PRINCIPAL BALANCE/SF(4)                                        $389
CUT-OFF DATE LTV RATIO(4)                                                 56.67%
MATURITY DATE LTV RATIO(4)                                                52.20%
UW IPCF DSCR(4)(5)                                                         1.12x
UW NCF DSCR(4)(6)                                                          1.42x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                            New York, NY
PROPERTY TYPE                                                        Office, CBD
SIZE (SF)                                                              2,187,786
OCCUPANCY % AS OF FEBRUARY 1, 2008                                        100.0%
YEAR BUILT / YEARS RENOVATED                                    1973 / 2003-2007
APPRAISED VALUE                                                   $1,500,000,000
PROPERTY MANAGEMENT                        Brookfield Financial Properties, L.P.
UW ECONOMIC OCCUPANCY %                                                    96.5%
UW REVENUES                                                         $138,687,485
UW EXPENSES                                                          $46,066,727
UW NET OPERATING INCOME (NOI)                                        $92,620,758
UW IN PLACE CASH FLOW (IPCF)(5)                                      $69,430,589
UW NET CASH FLOW (NCF)(6)                                            $88,274,076
2006 NOI                                                             $59,446,794
2007 NOI                                                             $64,574,639
--------------------------------------------------------------------------------

(1)  The total loan amount of the One Liberty Plaza loan is $850,000,000
     (collectively, the "One Liberty Plaza Loan Combination") evidenced by multiple pari passu notes. One pari passu note with an original balance totaling $250,000,000 (the "One Liberty Plaza Loan") is included in the trust fund. One pari passu note totalling $350,000,000 was included in the securitization involving the issuance of the Greenwich Capital Commercial
     Funding Corp., Commercial Mortgage Trust 2007-GG11, Commercial Mortgage
     Pass-Through Certificates Series 2007-GG11 (the "2007-GG11" Transaction"),
     and one pari passu note totaling $250,000,000 is currently held by GSMC.

(2)  The property is divided into condominium units. All of the condominium units are owned in fee simple by the borrower, except for the units occupied by FINRA. The New York Industrial Development Agency ("IDA")
     leases its interest to the borrower who in turn leases the space to FINRA.
     Upon a termination of the lease between the borrower and the IDA, the fee interest in the FINRA space reverts to the borrower. The mortgage encumbers the borrower's fee and leasehold interest in the condominium units, as well as the borrower's reversionary interest.

(3)  See "The Limited Guarantor" below for further discussion.

(4)  Calculated based on the entire $850,000,000 One Liberty Plaza Loan
     Combination.

(5)  IPCF is the Underwritten NCF, adjusted for in place leases including rent steps through the end of 2008 but giving no credit to rental growth expected to occur in future years. There can be no guarantee that the property will ever attain the Underwritten NCF or exceed the stated IPCF.

(6)  NCF is the Underwritten NCF adjusted for in place leases including rent steps through the end of 2008. Additionally a mark-to-market adjustment was made to roll below market rents up to current market levels as in place leases expire. There can be no guarantee that the property will ever attain the Underwritten NCF or exceed the stated IPCF.

                                       B-4

--------------------------------------------------------------------------------
                               ONE LIBERTY PLAZA
--------------------------------------------------------------------------------

                                TENANT SUMMARY(1)

                          RATINGS                            ANNUALIZED
                           FITCH/                 % OF NET  UNDERWRTITEN
                          MOODY'S/  NET RENTABLE  RENTABLE    BASE RENT
TENANT NAME                S&P(2)     AREA (SF)     AREA         PSF
------------------------------------------------------------------------

Cleary Gottlieb(3)(4)    NR/NR/NR       457,151      20.9%     $58.00
Goldman Sachs(5)       AA-/Aa3/AA-      263,187      12.0       43.65
FINRA                    NR/NR/NR       254,867      11.6       48.37
Zurich American
   Insurance Company    NR/NR/AA-       252,778      11.6       50.39
Bank of Nova Scotia    AA-/Aa1/AA-      220,347      10.1       50.77
                                      ---------     -----      ------
TOP 5 TENANTS                         1,448,330      66.2%     $51.27
Remaining Tenants                       739,456      33.8       39.95
                                      ---------     -----      ------
OCCUPIED TOTAL                        2,187,786     100.0%     $47.45
Vacant Space                                  0       0.0
                                      ---------     -----
COLLATERAL TOTAL                      2,187,786     100.0%
                                      =========     =====

                                         % OF                    RENEWAL
                        ANNUALIZED    ANNUALIZED     DATE OF     OPTIONS
                       UNDERWRITTEN  UNDERWRITTEN     LEASE    (OPTIONS /
TENANT NAME              BASE RENT     BASE RENT   EXPIRATION  TERM (YRS))
--------------------------------------------------------------------------

Cleary Gottlieb(3)(4)  $ 26,516,672      25.5%      12/31/30      1 / 10
Goldman Sachs(5)         11,488,105      11.1       04/30/15      1 / 5
FINRA                    12,327,522      11.9       02/28/21      1 / 10
Zurich American
   Insurance Company     12,737,818      12.3       05/31/17      2 / 5
Bank of Nova Scotia      11,187,601      10.8       05/31/14      2 / 10
                       ------------     -----       --------
TOP 5 TENANTS          $ 74,257,717      71.5%       VARIOUS
Remaining Tenants        29,544,805      28.5        Various
                       ------------     -----
OCCUPIED TOTAL         $103,802,522     100.0%
Vacant Space

COLLATERAL TOTAL

(1)  Calculated based on approximate square footage occupied by each tenant.

(2)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

(3)  The limited guarantor is required to deliver to the tenant 65,000-95,000 sf of temporary swing space at a base rent of $50.00 psf while the tenant renovates its space. If the limited guarantor does not deliver the temporary swing space by March 31, 2009, the limited guarantor is required to pay the tenant $5,000,000.

(4)  Per Cleary Gottlieb's contracted obligation under the lease, the limited guarantor is required to deliver the Wachovia, Flemming and Mutual America space to Cleary Gottlieb as the leases to the current tenant expire. In the event the limited guarantor does not deliver the required space in accordance with the lease, the tenant may terminate the lease for the undelivered space.

(5)  The Goldman Sachs space is currently dark, but the tenant is current on all rent payments. The limited guarantor has the option to temporarily or permanently recapture certain portions of the Goldman Sachs space.

                          LEASE ROLLOVER SUMMARY(1)(2)

                                    WTD. AVG.
                                    ANNUALIZED
                   # OF LEASES  UNDERWRITTEN BASE   TOTAL SF  % OF TOTAL SF
YEAR                ROLLING(3)   RENT PSF ROLLING   ROLLING      ROLLING
---------------------------------------------------------------------------

2008                     2            $19.87          43,331       2.0%
2009                     2            $50.27          64,062       2.9
2010                     2            $32.97          38,236       1.7
2011                     1            $36.00          10,595       0.5
2012                     3            $33.35         153,834       7.0
2013                     1            $43.50          40,621       1.9
2014                     2            $47.01         355,063      16.2
2015                     1            $43.65         263,187      12.0
2016                     1            $40.00           5,422       0.2
2017                     5            $47.66         328,535      15.0
2018 & Thereafter        6            $53.26         884,900      40.4
                       ---                         ---------     -----
   TOTALS               26                         2,187,786     100.0%
                       ===                         =========     =====

                                      % OF      CUMULATIVE % OF
                                   ANNUALIZED     ANNUALIZED
                                  UNDERWRITTEN   UNDERWRITTEN
                    CUMULATIVE %    BASE RENT      BASE RENT
YEAR               OF SF ROLLING     ROLLING        ROLLING
---------------------------------------------------------------

2008                    2.0%           0.8%           0.8%
2009                    4.9%           3.1            3.9%
2010                    6.7%           1.2            5.1%
2011                    7.1%           0.4            5.5%
2012                   14.2%           4.9           10.5%
2013                   16.0%           1.7           12.2%
2014                   32.3%          16.1           28.2%
2015                   44.3%          11.1           39.3%
2016                   44.5%           0.2           39.5%
2017                   59.6%          15.1           54.6%
2018 & Thereafter     100.0%          45.4          100.0%
                                     -----
   TOTALS                            100.0%
                                     =====

(1)  Calculated based on approximate square footage occupied by each tenant.

(2)  Per Cleary Gottlieb's contractual obligation under its lease, Cleary
     Gottlieb will incorporate the Wachovia, Flemming and Mutual America space into its lease as the leases to the current tenants expire. Accordingly, the rollover summary assumes that these leases do not roll until 12/31/30, the initial maturity of the Cleary Gottlieb lease.

(3)  Does not include roof tenants, messenger center or space occupied by management. Tenants that have leases for multiple spaces with separate expiration dates may be counted more than once.

                                       B-5

--------------------------------------------------------------------------------
                                ONE LIBERTY PLAZA
--------------------------------------------------------------------------------

                         HISTORICAL AVERAGE RENT PSF(1)

                     2005     2006     2007
                    ------------------------
Base Rent PSF(2)    $38.13   $39.84   $42.25
Gross Rent PSF(3)   $45.83   $48.42   $51.37

(1)  As provided by borrower.

(2)  Base Rent PSF calculated by dividing annual rental income by NRSF of
     2,187,786 sf.

(3)  Gross Rent PSF calculated by adding annual rental income and tenant recoveries (not including termination fee, interest and other income) and dividing by NRSF of 2,187,786 sf.

                        YEAR END HISTORICAL OCCUPANCY(1)

                      2003    2004    2005    2006    2007
                     -------------------------------------
Year End Occupancy   94.2%   95.7%   95.0%   95.9%   100.0%

(1)  As provided by borrower.

                       HISTORICAL NET OPERATING INCOME(1)

                              2006          2007
                          -------------------------
                          $59,446,794   $64,574,639

(1)  As provided by borrower.

The following table presents certain financial information relating to
Brookfield Financial Properties, L.P., the limited guarantor:

                      BROOKFIELD FINANCIAL PROPERTIES, L.P.

                    AS OF OR FOR THE YEAR ENDED DECEMBER 31,

SELECTED INCOME STATEMENT DATA(1)                                                       2007
(dollars in thousands)                2003(2)     2004(2)      2005        2006     (Unaudited)
-----------------------------------------------------------------------------------------------

Rental Income                       $  319,378  $  332,691  $  361,015  $  372,378  $  387,854
                                    ----------  ----------  ----------  ----------  ----------
TOTAL INCOME                        $  586,046  $  610,154  $  559,442  $  576,381  $  588,499
Property Operations Expenses           141,886     137,891     178,487     193,103     190,966
Interest                               142,216     150,779     164,556     177,862     198,789
                                    ----------  ----------  ----------  ----------  ----------
TOTAL EXPENSES                      $  355,729  $  352,347  $  428,838  $  460,131  $  480,378
NET INCOME(3)                       $  230,317  $  257,807  $  130,604  $  116,250  $  108,121

SELECTED BALANCE SHEET DATA(1)
(dollars in thousands)
-----------------------------
Commercial Properties               $2,842,471  $3,122,076  $3,147,489  $3,109,353  $3,537,325
                                    ----------  ----------  ----------  ----------  ----------
TOTAL ASSETS                        $3,574,839  $4,169,992  $4,276,497  $4,338,557  $5,091,165
Long-Term Commercial Property Debt   2,239,320   2,551,591   2,477,027   2,395,932   2,956,755
                                    ----------  ----------  ----------  ----------  ----------
TOTAL LIABILITIES                   $2,319,186  $2,673,774  $2,649,675  $2,595,485  $3,239,972
PARTNERS' CAPITAL                   $1,255,653  $1,496,218  $1,626,822  $1,743,072  $1,851,193
                                    ==========  ==========  ==========  ==========  ==========

(1)  As provided by the limited guarantor.

(2)  In 2004, the limited guarantor amended its policy regarding rent recognition and the amortization of tenant improvement costs to reflect a recognition period that commences when the tenant improvements are substantially complete, rather than upon lease commencement. As a result of this change, opening Partner's Capital at January 1, 2004 was restated in the cumulative amount of $17.2 million. The financial statements for the years prior to January 1, 2004 were not restated and re-issued to reflect the effects of this correction and accordingly, the amounts reported for
     2003 may be materially misstated.

(3)  Earnings per common share information is not provided because Brookfield
     Financial Properties, L.P. is a limited partnership.

                                       B-6

--------------------------------------------------------------------------------
                                ONE LIBERTY PLAZA
--------------------------------------------------------------------------------

o    THE LOAN. The subject mortgage loan (the "One Liberty Plaza Loan") is secured by a first mortgage encumbering an office building located in New
     York, New York (the "One Liberty Plaza Property"). The One Liberty Plaza
     Loan was originated on August 8, 2007 by Goldman Sachs Commercial Mortgage
     Capital, L.P. and subsequently purchased by Goldman Sachs Mortgage Company.
     The One Liberty Plaza Loan has a principal balance as of the cut-off date of $250,000,000 and represents approximately 13.5% of the initial mortgage pool balance. The One Liberty Plaza Loan is a portion of a loan combination with an original aggregate principal balance of $850,000,000. The One
     Liberty Plaza Loan is included in the trust fund. The other loans related to the One Liberty Plaza Loan are evidenced by two separate pari passu notes (the "One Liberty Plaza Pari Passu Non-Trust Loans") with an original principal balance of $350,000,000 for one note and $250,000,000 for the other note (together with the One Liberty Plaza Loan, the "One Liberty
     Plaza Loan Combination"). The One Liberty Plaza Pari Passu Non-Trust Loans
     will not be assets in the trust fund. One of the One Liberty Plaza Pari
     Passu Non-Trust Loans in the original principal balance of $350,000,000 was included in the securitization involving the issuance of the Greenwich
     Capital Commercial Funding Corp., Commercial Mortgage Pass-Through
     Certificates, Series 2007-GG11 (the "2007-GG11 Transaction"). The One
     Liberty Plaza Loan and the One Liberty Plaza Pari Passu Non-Trust Loans are
     governed by an intercreditor agreement to be described under "Description of the Mortgage Pool - The Loan Combinations - The One Liberty Plaza Loan
     Combination" in the related prospectus supplement. The One Liberty Plaza
     Loan Combination will be serviced under the 2007-GG11 Transaction pooling and servicing agreement by Wachovia Bank, National Association, as master servicer, and LNR Partners, Inc., as special servicer.

     The One Liberty Plaza Loan provides for interest-only payments through and including the payment date in July 2011, and thereafter, fixed monthly payments of principal and interest. The One Liberty Plaza Loan has a remaining term of 112 months and matures on August 6, 2017. The One Liberty
     Plaza Loan may be prepaid on or after April 6, 2017, and permits defeasance with United States government securities or certain AAA-rated government securities at any time after the earlier to occur of the third anniversary of the date of origination and the second anniversary of the date on which the last loan in the One Liberty Plaza Loan Combination has been securitized.

o    THE BORROWER. The borrower is Brookfield Properties OLP Co. LLC, a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the One Liberty Plaza Loan. The sponsor of the borrower is Brookfield
     Financial Properties, L.P., a Delaware limited partnership. For more information on Brookfield Financial Properties, L.P., see "--The Limited
     Guarantor" below.

o    THE PROPERTY. The One Liberty Plaza Property is a 53-story, Class A office building located in lower Manhattan, in the heart of New York's financial district. Built for U.S. Steel in 1973, the glass and steel tower contains
     2,187,786 sf of net rentable area (future re-measurement will total approximately 2,275,289 sf of net rentable area) on a 95,348 sf parcel of land. The One Liberty Plaza Property has undergone substantial renovations from 2003 to 2007, and over the course of 2008, the sponsor of the loan intends to upgrade the building management system at a cost of $550,000, replace switchboards at a cost of $170,000 and replace FPE MCC panels at a cost of $250,000. In addition, approximately $2 million is expected to be spent on standard repairs and maintenance, with reimbursement from the tenants.

     The One Liberty Plaza Property is currently 100% leased primarily to credit quality office tenants and three retail tenants. Over 75% of the property is leased by six large office tenants with leases over 200,000 sf. Cleary
     Gottlieb (457,151 sf; 20.9% of NRSF) is an international law firm ranked in the Am Law Top 25 for gross revenue. Goldman Sachs (263,187 sf; 12.0%) is a leading investment bank and financial services firm that is rated
     AA-/Aa3/AA- by S&P, Moody's and Fitch, respectively. FINRA (254,867 sf;
     11.6%), previously The National Association of Securities Dealers, is the
     former parent of the American Stock Exchange and former parent of NASDAQ, that oversees over-the-counter (OTC) securities trading industry. Zurich
     American Insurance Company (252,778 sf; 11.6%) is a provider of commercial property/casualty insurance and a subsidiary of Swiss insurance giant
     Zurich Financial Services. Bank of Nova Scotia (220,347 sf; 10.1%),
     Canada's third-largest bank, provides retail, corporate and investment banking services worldwide, and is rated

                                       B-7

--------------------------------------------------------------------------------
                               ONE LIBERTY PLAZA
--------------------------------------------------------------------------------

     AA-/Aa1/AA- by S&P, Moody's and Fitch, respectively. Royal Bank of Canada
     (207,540 sf; 9.5%), which is rated AA-/Aaa/AA by S&P, Moody's and Fitch, respectively, operates its investment banking arm known as RBC Dominion
     Securities at the One Liberty Plaza Property. Retail tenants include Brooks
     Brothers and Starbucks.

o    THE MARKET. The One Liberty Plaza Property is located in the Downtown market and the WTC submarket of Manhattan. According to Torto Wheaton
     Research, as of the 4th quarter 2007, the Downtown Class A office market had a 4.8% direct vacancy rate and the WTC Class A office submarket had a
     4.5% direct vacancy rate. The submarket vacancy rate is largely driven by
     Seven World Trade Center. All of the other buildings in this submarket
     (which includes the One Liberty Plaza Property and the four World Financial
     Center buildings) have vacancy rates of 1.0% or below. Average direct asking rents in the WTC Class A submarket have grown from $62.50 psf in the
     4th quarter of 2006 to $73.56 psf in the 4th quarter of 2007.

o    LOCKBOX ACCOUNT. The One Liberty Plaza Loan requires a hard lockbox, which is already in place. The loan documents require the borrower to direct tenants to pay their rents directly to a lender-controlled lockbox account.
     The loan documents also require that all cash revenues relating to the property and all other money received by the borrower or the property manager be deposited into the lockbox account within one business day after receipt. Provided that no event of default is continuing, on each business day, all funds in the lockbox account in excess of the required monthly debt service and reserve amounts will be remitted to an account specified by the borrower. During the continuance of an event of default under the
     One Liberty Plaza Loan, all amounts on deposit in the lockbox account will be remitted to the lender, and all such amounts may be applied by lender to the obligations of the borrower under the One Liberty Plaza Loan in such order of priority as the lender may determine.

o    THE LIMITED GUARANTOR. Brookfield Financial Properties, L.P., a Delaware
     limited partnership (with respect to the One Liberty Plaza Loan, the
     "Limited Guarantor"), provided guarantees at closing for the amounts required to be reserved with respect to certain unfunded obligations, including capital improvements, tenant improvement costs and leasing commissions. The Limited Guarantor through its subsidiaries and joint ventures, is primarily involved in the operation and development of commercial real estate located in New York City, Boston and in the
     Washington, D.C. area. The properties owned by the Limited Guarantor, in whole or in part, include Towers A, B, C and D of the World Financial
     Center, 245 Park Avenue and 300 Madison Avenue in New York, 53 State Street
     and 75 State Street in Boston and 1625 Eye Street, 701 Ninth Street,
     Potomac Tower (Arlington, VA) and 77 K Street (under development) in the
     D.C. area. These properties aggregate to approximately 15 million sf.

o    MANAGEMENT. Brookfield Financial Properties, L.P. is the property manager for the One Liberty Plaza Property. The borrower is indirectly owned by the property manager.

                                       B-8

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                       B-9

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                           SCOTTSDALE FASHION SQUARE
-------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

                                      B-10

--------------------------------------------------------------------------------
                           SCOTTSDALE FASHION SQUARE
-------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                      B-11

--------------------------------------------------------------------------------
                           SCOTTSDALE FASHION SQUARE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                        GSMC
CUT-OFF DATE PRINCIPAL BALANCE(1)                                   $225,000,000
PERCENTAGE OF INITIAL MORTGAGE POOL                                        12.2%
   BALANCE
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                           The Macerich Partnership, L.P.
                                            and Institutional Mall Investors LLC
OWNERSHIP INTEREST                                                    Fee Simple
MORTGAGE RATE                                                            5.6592%
MATURITY DATE                                                       July 6, 2013
AMORTIZATION TYPE                                                  Interest Only
ORIGINAL TERM/AMORTIZATION TERM                               72 / Interest Only
REMAINING TERM/REMAINING AMORTIZATION
   TERM                                                       63 / Interest Only

LOCKBOX                                                            In-Place Hard
UP-FRONT RESERVES
   TAX / INSURANCE                                                     Yes / Yes
ONGOING MONTHLY RESERVES
   TAX/INSURANCE                                                       Yes / Yes
ADDITIONAL FINANCING(1)                                                      Yes

                                                              SCOTTSDALE FASHION
                                                                     SQUARE LOAN
                                                                  COMBINATION(1)
                                                              ------------------
CUT-OFF DATE PRINCIPAL BALANCE                                      $550,000,000
CUT-OFF DATE PRINCIPAL BALANCE/SF(2)                                        $417
CUT-OFF DATE LTV RATIO(2)                                                 60.77%
MATURITY DATE LTV RATIO(2)                                                60.77%
UW IPCF DSCR(2)(3)                                                         1.40x
UW NCF DSCR(2)(4)                                                          1.48x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                          Scottsdale, AZ
PROPERTY TYPE                                              Retail, Regional Mall
SIZE (SF)(5)                                                           1,320,041
MALL SHOP OCCUPANCY % AS OF JANUARY
   31, 2008(6)                                                             94.3%
YEARS BUILT                                        1960's, 1972, 1987-1990, 1998
YEARS RENOVATED                                                        2003-2006
APPRAISED VALUE                                                     $905,000,000
PROPERTY MANAGEMENT                                      Westcor Partners, L.L.C
UW ECONOMIC OCCUPANCY %                                                    94.1%
UW REVENUES                                                          $65,060,897
UW EXPENSES                                                          $16,992,076
UW NET OPERATING INCOME (NOI)                                        $48,068,821
UW IN PLACE CASH FLOW (IPCF)(3)                                      $44,196,959
UW NET CASH FLOW (NCF)(4)                                            $46,611,087
2006 NOI                                                             $42,988,987
2007 NOI                                                             $42,275,910
--------------------------------------------------------------------------------

(1)  The total loan amount of the Scottsdale Fashion Square loan is $550,000,000
     (collectively, the "Scottsdale Fashion Square Loan Combination") evidenced by multiple pari passu notes. One pari passu note with an original balance totaling $225,000,000 (the "Scottsdale Fashion Square Loan") is included in the trust fund. One pari passu note totalling $325,000,000 was included in the securitization involving the issuance of the Greenwich Capital
     Commercial Funding Corp., Commercial Mortgage Trust 2007-GG11, Commercial
     Mortgage Pass-Through Certificates, Series 2007-GG11 (the "2007-GG11"
     Transaction").

(2)  Calculated based on the entire $550,000,000 Scottsdale Fashion Square Loan
     Combination.

(3)  IPCF is the Underwritten NCF, adjusted for in place leases and expenses and contractual rent steps through Jan 2009, but giving no credit to rental growth expected to occur in future years. There can be no guarantee that the property will ever attain the Underwritten NCF or exceed the stated
     IPCF.

(4)  NCF is the Underwritten NCF, giving credit to contractual rent steps through Jan 2009. Additionally, a mark-to-market adjustment was made to roll below-market rents up to market and above-market rents down to market.
     The adjustment was made on a tenant by tenant basis and any upward/downward adjustment was discounted back over the remaining term of the tenant's lease. There can be no guarantee that the property will ever attain the
     Underwritten NCF or exceed the stated IPCF.

(5)  Total square feet does not include owned anchor Dillard's (not part of the collateral).

(6)  Mall shop occupancy includes inline space, cinemas, restaurants, food court, majors and 122,898 sf of office space. Office space occupancy is
     89.3%.

                                      B-12

--------------------------------------------------------------------------------
                            SCOTTSDALE FASHION SQUARE
--------------------------------------------------------------------------------

                                ANCHOR TENANT SUMMARY(1)

                                                        ANNUALIZED    ANNUALIZED       % OF
                     RATINGS          NET    % OF NET  UNDERWRITTEN  UNDERWRITTEN   ANNUALIZED                 DATE OF
                      FITCH/       RENTABLE  RENTABLE   BASE RENT      BASE RENT   UNDERWRITTEN  COLLATERAL    LEASE
TENANT NAME       MOODY'S/S&P(2)  AREA (SF)    AREA        PSF            PSF       BASE RENT     INTEREST   EXPIRATION
------------------------------------------------------------------- -----------------------------------------------------

Anchor Owned
Dillard's            BB/B1/BB       349,290                     SHADOW ANCHOR -- NOT PART OF COLLATERAL
Anchor Tenants
   Macy's          BBB/Baa2/BBB-    235,899    17.9%      $ 7.63      $ 1,799,909       5.4%         Yes      01/31/15
Nordstrom           A-/Baa1/A-      225,000    17.0            0                0       0.0          Yes      02/28/19
Neiman Marcus        B-/B2/BB-      100,071     7.6         0.18           18,013       0.1          Yes      10/18/11
                                  ---------   -----       ------      -----------     -----
TOTAL ANCHOR
   TENANTS(3)                       560,970    42.5%      $ 3.24      $ 1,817,922       5.4%
Remaining
   Tenants(4)                       715,574    54.2        44.37       31,752,902      94.6
                                  ---------   -----       ------      -----------     -----
OCCUPIED TOTAL                    1,276,544    96.7%      $26.30      $33,570,824     100.0%
Vacant Space                         43,497     3.3
                                  ---------   -----
TOTAL COLLATERAL                  1,320,041   100.0%
                                  =========   =====

                                  RENEWAL
                   OPERATING      OPTIONS
                   COVENANT      (OPTIONS/
TENANT NAME       EXPIRATION    TERM (YRS))
-------------------------------------------

Anchor Owned
Dillard's
Anchor Tenants
   Macy's         October 2008      10/5
Nordstrom           June 2012       8/10
Neiman Marcus     October 2011       6/5

TOTAL ANCHOR
   TENANTS(3)
Remaining
   Tenants(4)

OCCUPIED TOTAL
Vacant Space

TOTAL COLLATERAL

(1)  Calculated based on approximate square footage occupied by each tenant.

(2)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

(3)  Does not include owned anchor Dillard's.

(4)  Remaining Tenants include inline retail space and office tenants (122,898
     sf).

                     TEN LARGEST RETAIL TENANT SUMMARY(1)(2)

                                   RATINGS        NET RENTABLE     % OF NET
TENANT NAME                 FITCH/MOODY'S/S&P(3)    AREA (SF)   RENTABLE AREA
-----------------------------------------------------------------------------

Crate & Barrel                   NR/NR/NR            35,111          4.6%
Harkins Theatres 7               NR/NR/NR            28,412          3.7
Harkins Camelview Theatres       NR/NR/NR            19,720          2.6
Express                        NR/Baa3/BBB-          12,672          1.7
Anthropologie                    NR/NR/NR            12,283          1.6
Yard House                       NR/NR/NR            11,223          1.5
Abercrombie & Fitch              NR/NR/NR            10,147          1.3
Pottery Barn                     NR/NR/NR             9,827          1.3
Grand Lux Cafe                   NR/NR/NR             9,774          1.3
Talbots / Talbots Petites       BBB/Baa1/A-           9,301          1.2
                                                    -------        -----
TOP 10 TENANTS                                      158,470         20.9%
Remaining Tenants(4)                                557,104         73.4
                                                    -------        -----
OCCUPIED TOTAL                                      715,574         94.3%
Vacant Space                                         43,497          5.7
                                                    -------        -----
COLLATERAL TOTAL                                    759,071        100.0%
                                                    =======        =====

                             ANNUALIZED                      % OF                      RENEWAL
                            UNDERWRITTEN    ANNUALIZED    ANNUALIZED                   OPTIONS
                              BASE RENT    UNDERWRITTEN  UNDERWRITTEN  DATE OF LEASE  (OPTIONS/
TENANT NAME                      PSF         BASE RENT     BASE RENT     EXPIRATION   TERM (YRS))
--------------------------  ------------  -------------  ------------  -------------  -----------

Crate & Barrel                 $21.03     $   738,384         2.3%      01/31/14          2 / 5
Harkins Theatres 7               6.25         461,695         1.5       12/31/10          1 / 5
Harkins Camelview Theatres       6.34         125,025         0.4       09/30/10          2 / 5
Express                         39.80         504,346         1.6       01/31/13            NA
Anthropologie                   31.21         383,352         1.2       01/31/16          1 / 5
Yard House                      30.40         341,179         1.1       04/09/16          2 / 5
Abercrombie & Fitch             43.65         442,917         1.4       01/31/17            NA
Pottery Barn                    32.22         316,626         1.0       01/31/11            NA
Grand Lux Cafe                  38.00         371,412         1.2       01/31/28          2 / 5
Talbots / Talbots Petites       52.00         483,652         1.5       01/31/14            NA
                               ------     -----------       -----
TOP 10 TENANTS                 $26.31     $ 4,168,588        13.1%
Remaining Tenants(4)            49.51      27,584,314        86.9
                               ------     -----------       -----
OCCUPIED TOTAL                 $44.37     $31,752,902       100.0%
Vacant Space

COLLATERAL TOTAL

(1)  Calculated based on approximate square footage occupied by each tenant.

(2)  Borrower owned in-line retail space only. Does not include anchors Neiman
     Marcus, Macy's and Nordstrom.

(3)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

(4)  Remaining Tenants include office tenants (122,898 sf).

                                      B-13

--------------------------------------------------------------------------------
                           SCOTTSDALE FASHION SQUARE
--------------------------------------------------------------------------------

The following table presents general descriptions of the major mall shop tenants at the Scottsdale Fashion Square Property:

                          TOP RETAIL TENANT DESCRIPTION

TENANT                                                                   DESCRIPTION
--------------------------  ------------------------------------------------------------------------------------------------

Crate & Barrel              Crate & Barrel is a chain of American retail stores, based in Northbrook, Illinois, specializing in housewares, furniture (indoor and out), and home accessories.

Harkins Theatres 7          Movie theater chain with locations throughout the Southwestern United States. Harkins Theatres is privately owned and operated by its parent company, Harkins Enterprises, LLC, which currently operates theaters at 26 locations throughout Arizona, California, Colorado, Oklahoma, and Texas.

Harkins Camelview Theatres  Movie theater chain with locations throughout the Southwestern United States. Harkins Theatres is privately owned and operated by its parent company, Harkins Enterprises, LLC, which currently operates theaters at 26 locations throughout Arizona, California, Colorado, Oklahoma, and Texas.
                            The Camelview Theatre is the last theatre opened by Dwight Harkins in 1973. The Camelview
                            Theatre is dedicated to foreign and independent films.

Express                     An American clothing company selling men and women's merchandise headquartered in Columbus,
                            Ohio. As of August 2006, Express operates 700 stores in the United States, with annual net sales over $2 billion.

Anthropologie               Anthropologies is a retailer of high-end casual clothing and other merchandise run by Urban
                            Outfitters, Inc. A rather young apparel corporation, Anthropologie has used unique marketing and branding techniques to become a forerunner in women's fashion.

Yard House                  The Yard House is an upscale-casual eatery known for its extensive menu, classic rock music, and a large selection of draft beer. Yard House Restaurants are located throughout Southern
                            California; Lakewood, Colorado; Glenview, Illinois; Kansas City, Kansas; Phoenix, Arizona;
                            Scottsdale, Arizona; Glendale, Arizona; Waikiki, Hawaii; and Palm Beach Gardens, Florida.

Abercrombie & Fitch         An American lifestyle brand specializing in "Casual Luxury" apparel for college students ages 18 through 22. The company encompasses four brands: Abercrombie & Fitch, abercrombie, Hollister
                            Co., and RUEHL No. 925, of which Abercrombie & Fitch is the flagship brand.

Pottery Barn                An American-based chain of home furnishing stores with stores in the United States and Canada.
                            It is a wholly owned subsidiary of Williams-Sonoma, Inc.

Grand Lux Cafe              Grand Lux Cafe is the sibling of the Cheesecake Factory. Grand Lux Cafe's menu offers variety and selection, with flavor profiles ranging from Thai, Malaysian and Caribbean, to classic
                            American and European specialties.

Talbots / Talbots Petites   A Massachusetts-based clothing retailer established in 1947. The store specializes in women's clothing, shoes, and accessories.

                                      B-14

--------------------------------------------------------------------------------
                           SCOTTSDALE FASHION SQUARE
--------------------------------------------------------------------------------

                          LEASE ROLLOVER SUMMARY(1)(2)

                                   WTD. AVG.                                             % OF       CUMULATIVE % OF
                                  ANNUALIZED                                          ANNUALIZED       ANNUALIZED
                       # OF      UNDERWRITTEN                           CUMULATIVE   UNDERWRITTEN     UNDERWRITTEN
                      LEASES       BASE RENT    TOTAL SF   % OF TOTAL     % OF SF      BASE RENT       BASE RENT
       YEAR         ROLLING(3)    PSF ROLLING    ROLLING   SF ROLLING     ROLLING       ROLLING         ROLLING
-------------------------------------------------------------------------------------------------------------------

MTM                       7         $69.31         6,659       0.9%         0.9%          1.5%             1.5%
2008                     37         $41.15        63,310       8.3          9.2%          8.2              9.7%
2009                     26         $45.57        86,552      11.4         20.6%         12.4             22.1%
2010                     25         $33.08       104,867      13.8         34.4%         10.9             33.0%
2011                     21         $41.89        80,821      10.6         45.1%         10.7             43.7%
2012                     19         $44.22        57,878       7.6         52.7%          8.1             51.7%
2013                     11         $52.78        44,644       5.9         58.6%          7.4             59.1%
2014                     19         $40.51        86,117      11.3         69.9%         11.0             70.1%
2015                     15         $47.17        53,497       7.0         77.0%          7.9             78.1%
2016                     11         $42.35        54,871       7.2         84.2%          7.3             85.4%
2017                     12         $64.90        45,119       5.9         90.2%          9.2             94.6%
2018 & Thereafter         8         $54.69        31,239       4.1         94.3%          5.4            100.0%
Vacant                    0         $ 0.00        43,497       5.7        100.0%          0.0            100.0%
                        ---                      -------     -----                      -----
TOTAL COLLATERAL        211                      759,071     100.0%                     100.0%
                        ===                      =======     =====                      =====

(1)  Calculated based on approximate square footage occupied by each tenant.

(2)  Borrower owned in-line space only. Does not include anchors Neiman Marcus
     (expires 2011), Macy's (expires 2015) and Nordstrom (expires 2019).

(3)  Tenants that have leases for multiple spaces with separate expiration dates may be counted more than once.

                         HISTORICAL AVERAGE RENT PSF(1)

                 2005     2006     2007
----------------------------------------
Base Rent PSF   $39.29   $41.57   $39.98

(1)  Base Rent PSF calculation is based on borrower provided rental figures and total owned square footage of 759,071 (exludes anchors).

                          YEAR END HISTORICAL OCCUPANCY

                          2003   2004   2005   2006   2007
-----------------------------------------------------------
Mall & Freestanding (1)   97.2%  92.7%  96.0%  93.5%  95.2%
Permanent(2)              95.6%  90.9%  93.9%  90.1%  90.4%

(1)  Mall & Freestanding occupancy excludes anchors and specialty tenants with less than six months occupancy.

(2)  Permanent occupancy is mall and freestanding less anchors with greater than six months occupancy.

                         HISTORICAL NET OPERATING INCOME

                                2006          2007
                            -------------------------
                            $42,988,987   $42,275,910

                                      B-15

--------------------------------------------------------------------------------
                            SCOTTSDALE FASHION SQUARE
--------------------------------------------------------------------------------

The following table presents certain information relating to the primary competition for the Scottsdale Fashion Square Property:

                                 COMPETITIVE SET

                                  SCOTTSDALE FASHION SQUARE             BILTMORE FASHION PARK     KIERLAND COMMONS
                         -------------------------------------------  -------------------------  ------------------

Distance from Subject                         --                              5.5 miles                8 miles
Management Company                 Westcor Partners, L.L.C.               Westcor / Macerich     Westcor / Macerich
Type                                    Regional Mall                   Outdoor Shopping Mall     Lifestyle Center
Year Opened / Renovated               1960's / 2003-2006                     1963 / 1999             2000 / NAP
Total GLA                                 1,669,331                            609,002                 437,782
# of Stores                                  215                                 60+                     70+
Mall Shop Sales PSF                         $744                                $821                    $755
Anchors                       Macy's, Nordstrom, Neiman Marcus,       Saks Fifth Avenue, Macy's         None
                         Dillards, 1 vacant (formerly Robinsons-May)

                                      B-16

--------------------------------------------------------------------------------
                            SCOTTSDALE FASHION SQUARE
--------------------------------------------------------------------------------

o    THE LOAN. The subject mortgage loan (the "Scottsdale Fashion Square Loan")
     is secured by a first mortgage encumbering a super-regional shopping mall located in Scottsdale, Arizona (the "Scottsdale Fashion Square Property").
     The Scottsdale Fashion Square Loan was originated on July 2, 2007 by
     Goldman Sachs Commercial Mortgage Capital, L.P., and was subsequently purchased by Goldman Sachs Mortgage Company. The Scottsdale Fashion Square
     Loan has a principal balance as of the cut-off date of $225,000,000 and represents approximately 12.2% of the initial mortgage pool balance.

     The Scottsdale Fashion Square Loan is a portion of a loan combination with an original aggregate principal balance of $550,000,000. The other loan related to the Scottsdale Fashion Square Loan is evidenced by a separate pari passu note (the "Scottsdale Fashion Square Pari Passu Non-Trust Loan")
     with an original principal balance of $325,000,000 (together with the
     Scottsdale Fashion Square Pari Passu Non-Trust Loan, the "Scottsdale
     Fashion Square Loan Combination"). The Scottsdale Fashion Square Pari Passu
     Non-Trust Loan will not be an asset of the trust fund. The Scottsdale
     Fashion Square Pari Passu Non-Trust Loan was included in the securitization involving the issuance of the Greenwich Capital Commercial Funding Corp.,
     Commercial Mortgage Pass-Through Certificates, Series 2007-GG11
     Certificates (the "2007-GG11 Transaction"). The Scottsdale Fashion Square
     Loan and the Scottsdale Fashion Square Pari Passu Non-Trust Loan are
     governed by an intercreditor agreement to be described under "Description of the Mortgage Pool - The Loan Combinations - The Scottsdale Fashion
     Square Loan Combination" in the related prospectus supplement. The
     Scottsdale Fashion Square Loan Combination will be serviced under the
     2007-GG11 Transaction pooling and servicing agreement by Wachovia Bank,
     National Association, as master servicer, and LNR Partners, Inc., as special servicer.

     The Scottsdale Fashion Square Loan provides for interest-only payments for the loan term. The Scottsdale Fashion Square Loan has a remaining term of
     63 months and matures on July 6, 2013. The Scottsdale Fashion Square Loan may be prepaid on or after January 6, 2013, and permits defeasance with
     United States government obligations at any time after the second anniversary of the issue date for the CGCMT 2008-C7 certificates.

o    THE BORROWER. The borrower is Scottsdale Fashion Square LLC, a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Scottsdale Fashion Square Loan. The sponsors of the borrower are The
     Macerich Partnership, L.P. ("Macerich") and Institutional Mall Investors
     LLC ("IMI"). Macerich owns, develops, operates and/or manages 74 shopping centers and 20 community shopping centers with over 80 million sf of leasable space. IMI is a joint venture between California Public Employees'
     Retirement System ("CalPERS") and an affiliate of Miller Capital Advisory,
     Inc. IMI was formed in 2003 for the purpose of acquiring, owning, developing, and managing dominant regional malls and lifestyle centers as part of CalPERS' core real estate program. Miller Capital Advisory, Inc. is a registered investment advisor and was founded in 1996.

o    THE PROPERTY. The Scottsdale Fashion Square Property is an upscale super-regional mall located in Scottsdale, Arizona. The Scottsdale Fashion
     Square Property was first constructed in the 1960's, was expanded in 1998 and later underwent a renovation in 2003-2006. The Scottsdale Fashion
     Square Property is the largest shopping mall in Arizona and the American
     Southwest, with approximately 1.7 million sf of space.

     With four department stores and over 200 shops and restaurants, the
     Scottsdale Fashion Square Property is a premier destination in Arizona for shopping, dining, and entertainment. The Scottsdale Fashion Square Property is anchored by Dillard's, Macy's, Neiman Marcus and Nordstrom and features
     45 in-line tenants that are not located anywhere else in the state including: Burberry, Kate Spade, Gucci, Brooks Brothers and Tourneau.
     Additionally, the Scottsdale Fashion Square Property features the only
     Neiman Marcus located in Arizona.

     The Scottsdale Fashion Square Property's in-line space totals 517,828 sf and its office space totals 122,898 sf. In-line occupancy is currently
     94.1% and overall mall occupancy (including office space) is 96.7%.
     Comparable in-line sales for tenants with less than 10,000 sf were $744 psf with occupancy costs of 13.0% for the year ended December 2007.

o    LOCKBOX ACCOUNT. The Scottsdale Fashion Square Loan requires a hard lockbox, which is already in place. The loan documents require the borrower to direct the tenants to pay their rents directly to a lender-controlled lockbox account. The loan

                                      B-17

--------------------------------------------------------------------------------
                            SCOTTSDALE FASHION SQUARE
--------------------------------------------------------------------------------

     documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within two business days after receipt. On each business day that no event of default under the
     Scottsdale Fashion Square Loan is continuing, all funds in the lockbox account will be remitted to an account specified by the borrower. During the continuance of an event of default under the Scottsdale Fashion Square
     Loan, the lender may apply any funds in the lockbox account to the obligations of the borrower under the Scottsdale Fashion Square Loan in such order of priority as the lender may determine.

o    PROPOSED RENOVATION. There is a renovation / development project underway on a portion of the shopping mall that is excluded from the collateral. One of the end cap anchors (formerly Robinsons-May) is planned to be demolished and replaced by a Barney's and approximately 90,000 sf of retail space. The redevelopment parcel will be part of a newly created tax parcel which has been created since the origination of the Scottsdale Fashion Square Loan.

o    RELEASE OF COLLATERAL. The borrower is permitted under the loan documents to obtain the release of vacant, non-income producing land, the release of which would not have a material adverse impact on the value, use or operation of the Scottsdale Fashion Square Property, provided that the land proposed to be released is to be transferred to an unaffiliated third party in an arm's-length transaction in the ordinary course of the borrower's business in connection with the expansion or other development of the
     Scottsdale Fashion Square Property. Any such release is subject to, among other things, the borrower delivering to lender evidence that (i) the released parcel has been legally subdivided from the remainder of the
     Scottsdale Fashion Square Property; (ii) after giving effect to such transfer, the Scottsdale Fashion Square Property constitutes a separate tax lot; (iii) the transfer of the released parcel does not violate any lease or material agreement, and does not grant to any party a right of offset, termination, abatement or other material right thereunder; and (iv) the released parcel is not necessary for the Scottsdale Fashion Square Property to comply with any zoning, building, land use, parking or other legal requirements. If the gross proceeds of the sale of any released parcel exceed $10,000,000, then the excess must be applied toward the partial defeasance of the Scottsdale Fashion Square Loan Combination.

o    MANAGEMENT. Westcor Partners, L.L.C. is the property manager for the
     Scottsdale Fashion Square Property. The property manager is an affiliate of the borrower.

                                      B-18

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                      B-19

--------------------------------------------------------------------------------
                             CGM RRI HOTEL PORTFOLIO
--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

                                      B-20

--------------------------------------------------------------------------------
                             CGM RRI HOTEL PORTFOLIO
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                      B-21

--------------------------------------------------------------------------------
                            CGM RRI HOTEL PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                         CGM
CUT-OFF DATE PRINCIPAL BALANCE(1)                                    $68,428,702
PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                                 3.7%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSORS                              Citigroup Global Special Situations Group,
                                          Westmont Hospitality Group, Westbridge
                                                          Hospitality Fund, L.P.
OWNERSHIP INTEREST                                      Fee Simple and Leasehold
MORTGAGE RATE                                                            6.7450%
MATURITY DATE                                                    October 1, 2017
AMORTIZATION TYPE                                                        Balloon
ORIGINAL TERM / AMORTIZATION TERM                                      120 / 360
REMAINING TERM / REMAINING
AMORTIZATION TERM                                                      114 / 354
LOCKBOX(2)                                         In-Place Hard, Springing Cash
                                                                      Management
UP-FRONT RESERVES
  TAX / INSURANCE                                                      Yes / Yes
  ENVIRONMENTAL                                                         $143,441
  GROUND RENT(3)                                                        $ 74,289

ONGOING MONTHLY RESERVES
  TAX / INSURANCE                                                      Yes / Yes
  FF&E(4)                                                              Springing
  GROUND RENT(3)                                                       Springing

ADDITIONAL FINANCING(1)(5)                                                   Yes

                                                                   CGM RRI HOTEL
                                                                  PORTFOLIO LOAN
                                                                  COMBINATION(1)
                                                                  --------------
CUT-OFF DATE PRINCIPAL BALANCE                                     $308,551,239
CUT-OFF DATE PRINCIPAL BALANCE/ROOM                                     $51,169
CUT-OFF DATE LTV RATIO                                                    72.21%
MATURITY DATE LTV RATIO                                                   62.85%
UW NCF DSCR                                                                1.33x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                52
LOCATION                                                                 Various
PROPERTY TYPE                                       Hospitality, Limited Service
SIZE (ROOMS)                                                               6,030
OCCUPANCY % AS OF JUNE 30, 2007(6)                                         61.2%
YEAR BUILT / YEAR RENOVATED                                    Various / Various
APPRAISED VALUE                                                     $427,300,000
PROPERTY MANAGEMENT                                     RRI West Management, LLC
UW ECONOMIC OCCUPANCY %                                                    61.2%
UW REVENUES                                                          $87,448,959
UW EXPENSES                                                          $53,444,490
UW NET OPERATING INCOME (NOI)                                        $34,004,474
UW NET CASH FLOW (NCF)                                               $32,083,548
2006 NOI                                                             $32,646,265
2007 NOI(6)                                                          $34,174,277
--------------------------------------------------------------------------------

(1)  The total loan amount of the CGM RRI Hotel Portfolio Properties was
     $310,000,000 (collectively, the "CGM RRI Hotel Portfolio Loan Combination")
     evidenced by multiple pari passu notes. Two pari passu notes with an original balance totaling $68,750,000 (the "CGM RRI Hotel Portfolio Loan")
     are included in the trust fund. One pari passu note with an original balance totaling $35,000,000 was included in the securitization involving the issuance of the Deutsche Mortgage and Asset Receiving Corporation, CD
     2007-CD5 Mortgage Trust, Commercial Mortgage Pass-Through Certificates,
     Series CD 2007-CD5 (the "CD 2007-CD5 Transaction").

(2)  See "Lockbox Account" below for further discussion.

(3)  The Up-Front Ground Rent reserve represents approximately three months of ground rent payments under the three ground leases with respect to which the fee interest in the related property is not subject to the mortgage lien. The borrowers' obligation to make monthly ground rent reserve deposits is waived as long as the borrowers provide evidence of ground rent payment upon lender's request and lender has not received a notice of non-payment of ground rent from a ground lessor.

(4)  See "Guaranty" below for further discussion.

(5)  See "Mezzanine Debt" below for further discussion.

(6)  Occupancy % and 2007 NOI represent the trailing-12 months ending June 30,
     2007. For Red Roof Inn Knoxville West, Occupancy % and 2007 NOI represent the trailing-12 months ending May 31, 2007.

                                      B-22

--------------------------------------------------------------------------------
                             CGM RRI HOTEL PORTFOLIO
--------------------------------------------------------------------------------

                         CGM RRI HOTEL PORTFOLIO SUMMARY

                                                                  CUT-OFF DATE
                                                                    ALLOCATED
                                                                      LOAN       YEAR BUILT /   TOTAL
PROPERTY NAME                             CITY, STATE                BALANCE       RENOVATED    ROOMS
------------------------------------------------------------------------------------------------------

Red Roof Inn Washington Downtown          Washington, DC           $ 7,131,486     1986/2006      196
Red Roof Inn Long Island                  Westbury, NY               5,487,049     2002/NAP       163
Red Roof Inn Miami Airport                Miami, FL                  3,523,793     1984/2005      200
Red Roof Inn Greater Washington
   Manassas                               Manassas, VA               2,047,156     1988/2003      119
Red Roof Inn Ann Arbor University North   Ann Arbor, MI              1,946,476     1980/2004      108
Red Roof Inn Fort Lauderdale              Fort Lauderdale, FL        1,711,557     1989/2006      104
Red Roof Inn Tampa Brandon                Tampa, FL                  1,661,217     1987/2004      120
Red Roof Inn Phoenix Chandler             Chandler, AZ               1,661,217     1998/2006      131
Red Roof Inn Wilmington                   Newark, DE                 1,661,217     1988/2004      119
Red Roof Inn Atlanta Druid Hills          Atlanta, GA                1,644,437     1985/2005      115
Red Roof Inn BW Parkway                   Hanover, MD                1,644,437     1984/2002      108
Red Roof Inn Tinton Falls                 Tinton Falls, NJ           1,627,657     1987/2005      119
Red Roof Inn Baltimore North Timonium     Timonium, MD               1,610,877     1991/2002      137
Red Roof Inn Boston Northeast Saugus      Saugus, MA                 1,594,096     2002/NAP       117
Red Roof Inn Joliet                       Joliet, IL                 1,560,537     1982/2005      108
Red Roof Inn Chicago Naperville           Naperville, IL             1,476,637     1989/2005      119
Red Roof Inn Chicago Northbrook           Deerfield, IL              1,476,637     1988/2004      117
Red Roof Inn Phoenix Airport              Tempe, AZ                  1,459,857     1999/2006      125
Red Roof Inn Louisville Airport           Louisville, KY             1,375,957     1985/2005      109
Red Roof Inn Phoenix Bell Road            Phoenix, AZ                1,292,057     1997/2006      125
Red Roof Inn Cleveland Independence       Independence, OH           1,191,378     1977/2002      108
Red Roof Inn Erie                         Erie, PA                   1,141,038     1980/2005      110
Red Roof Inn El Paso East                 El Paso, TX                1,090,698     1995/NAP       122
Red Roof Inn St Clairsville               St Clairsville, OH         1,040,358     1983/2006      108
Red Roof Inn Austin Round Rock            Round Rock, TX             1,006,798     1996/NAP       107
Red Roof Inn Knoxville West               Knoxville, TN                990,018     1987/NAP       114
Red Roof Inn Binghamton                   Johnson City, NY             973,238     1989/2006      107
Red Roof Inn Wilkes Barre                 Wilkes Barre, PA             956,458     1986/2005      115
Red Roof Inn Pittsburgh Airport           Pittsburgh, PA               939,678     1977/2006      120
Red Roof Inn Chicago Hoffman Estates      Hoffman Estates, IL          939,678     1989/2004      119
Red Roof Inn Enfield                      Enfield, CT                  939,678     1984/2005      108
Red Roof Inn West Springfield             West Springfield, MA         922,898     1988/2007      111
Red Roof Inn Canton                       North Canton, OH             906,118     1975/2007      108
Red Roof Inn Detroit Farmington Hills     Farmington Hills, MI         872,558     1979/2004      108
Red Roof Inn Edison                       Edison, NJ                   872,558     1988/2007      133
Red Roof Inn Princeton North              Monmouth Junction, NJ        788,658     1989/2004      119
Red Roof Inn Hickory                      Hickory, NC                  738,319     1986/NAP       108
Red Roof Inn Asheville West               Asheville, NC                704,759     1986/NAP       109
Red Roof Inn Richmond South               Richmond, VA                 704,759     1982/2006      114
Red Roof Inn Columbus West                Columbus, OH                 654,419     1974/2005       79
Red Roof Inn Greensboro Airport           Greensboro, NC               654,419     1986/NAP       112
Red Roof Inn Cincinnati
   Northeast Blue Ash                     Blue Ash, OH                 604,079     1984/2006      108
Red Roof Inn Johnson City                 Johnson City, TN             604,079     1990/2003      115
Red Roof Inn Detroit Troy                 Troy, MI                     587,299     1975/2004      109
Red Roof Inn Cincinnati Sharonville       Sharonville, OH              553,739     1987/2007      108
Red Roof Inn West Monroe                  West Monroe, LA              553,739     1986/NAP        97
Red Roof Inn Detroit Madison Heights      Madison Heights, MI          553,739     1982/2004      108
Red Roof Inn Kansas City
   Overland Park                          Overland Park, KS            536,959     1981/NAP       106
Red Roof Inn Greenville                   Greenville, SC               503,399     1983/2007      108
Red Roof Inn New London                   New London, CT               486,619     1986/2005      108
Red Roof Inn Nashville South              Nashville, TN                453,059     1986/NAP        85
Red Roof Inn Jamestown Falconer           Falconer, NY                 369,159     1987/2000       80
                                                                   -----------                  -----
TOTAL/WEIGHTED AVERAGE:                                            $68,428,702                  6,030
                                                                   ===========                  =====

                                          CUT-OFF DATE   OCCUPANCY %
                                            PRINCIPAL       AS OF       UNDERWRITTEN
                                            BALANCE/       JUNE 30,         NET        UNDERWRITTEN   UNDERWRITTEN
PROPERTY NAME                                 ROOM          2007         CASH FLOW          ADR          REVPAR
------------------------------------------------------------------------------------------------------------------

Red Roof Inn Washington Downtown           $164,064         62.9%       $ 3,168,175       $129.50        $81.43
Red Roof Inn Long Island                    151,789         73.7          2,760,194        117.54         86.65
Red Roof Inn Miami Airport                   79,446         78.7          1,929,961         78.86         62.09
Red Roof Inn Greater Washington
    Manassas                                 77,570         71.8          1,006,432         68.44         49.13
Red Roof Inn Ann Arbor University North      81,267         64.7            593,139         62.44         40.40
Red Roof Inn Fort Lauderdale                 74,207         67.6            756,652         75.50         51.07
Red Roof Inn Tampa Brandon                   62,421         63.9            871,747         69.39         44.32
Red Roof Inn Phoenix Chandler                57,180         53.9            760,331         69.92         37.72
Red Roof Inn Wilmington                      62,946         64.0            802,423         63.76         40.82
Red Roof Inn Atlanta Druid Hills             64,478         77.3            922,770         61.14         47.29
Red Roof Inn BW Parkway                      68,657         67.9            753,624         66.75         45.30
Red Roof Inn Tinton Falls                    61,674         56.7            808,377         76.56         43.41
Red Roof Inn Baltimore North Timonium        53,019         54.6            760,539         70.61         38.57
Red Roof Inn Boston Northeast Saugus         61,435         66.9            785,888         73.72         49.34
Red Roof Inn Joliet                          65,154         61.4            336,023         51.14         31.41
Red Roof Inn Chicago Naperville              55,952         57.0            561,885         60.21         34.34
Red Roof Inn Chicago Northbrook              56,908         63.5            524,424         60.06         38.13
Red Roof Inn Phoenix Airport                 52,661         56.9            612,283         60.93         34.68
Red Roof Inn Louisville Airport              56,920         56.1            437,033         56.35         31.62
Red Roof Inn Phoenix Bell Road               46,608         61.7            696,041         64.27         39.67
Red Roof Inn Cleveland Independence          49,741         58.0            554,335         59.68         34.60
Red Roof Inn Erie                            46,773         66.9            713,261         61.14         40.90
Red Roof Inn El Paso East                    40,312         77.5            768,532         51.92         40.22
Red Roof Inn St Clairsville                  43,436         70.5            545,709         47.72         33.64
Red Roof Inn Austin Round Rock               42,428         75.0            646,652         53.56         40.17
Red Roof Inn Knoxville West                  39,159         63.7(1)         429,271         53.06         33.78
Red Roof Inn Binghamton                      41,013         65.6            473,685         56.63         37.13
Red Roof Inn Wilkes Barre                    37,502         63.5            464,720         53.50         33.96
Red Roof Inn Pittsburgh Airport              35,309         57.0            488,630         58.62         33.40
Red Roof Inn Chicago Hoffman Estates         35,606         49.1            214,340         55.95         27.48
Red Roof Inn Enfield                         39,232         59.8            467,227         62.70         37.47
Red Roof Inn West Springfield                37,490         51.3            425,156         65.85         33.81
Red Roof Inn Canton                          37,831         52.4            312,562         51.29         26.88
Red Roof Inn Detroit Farmington Hills        36,430         44.9            164,893         51.52         23.12
Red Roof Inn Edison                          29,582         57.1            457,568         65.72         37.55
Red Roof Inn Princeton North                 29,883         54.1            321,238         58.70         31.77
Red Roof Inn Hickory                         30,825         63.2            461,323         46.53         29.39
Red Roof Inn Asheville West                  29,154         63.0            474,011         51.65         32.55
Red Roof Inn Richmond South                  27,876         64.4            476,229         53.16         34.23
Red Roof Inn Columbus West                   37,352         61.0            278,703         53.96         32.89
Red Roof Inn Greensboro Airport              26,347         56.4            383,942         47.01         26.52
Red Roof Inn Cincinnati
   Northeast Blue Ash                        25,221         51.6            254,401         50.77         26.18
Red Roof Inn Johnson City                    23,686         59.1            397,631         49.88         29.50
Red Roof Inn Detroit Troy                    24,295         42.2            118,168         50.93         21.47
Red Roof Inn Cincinnati Sharonville          23,119         63.7            243,797         46.43         29.56
Red Roof Inn West Monroe                     25,741         65.2            287,735         43.27         28.22
Red Roof Inn Detroit Madison Heights         23,119         50.1            194,354         47.56         23.83
Red Roof Inn Kansas City
   Overland Park                             22,841         51.9            293,457         47.81         24.79
Red Roof Inn Greenville                      21,017         56.0            146,387         43.30         24.25
Red Roof Inn New London                      20,317         45.8            267,525         66.78         30.59
Red Roof Inn Nashville South                 24,034         72.1            327,209         48.59         35.03
Red Roof Inn Jamestown Falconer              20,807         50.9            182,956         53.95         27.46
                                           --------         ----        -----------       -------        ------
TOTAL/WEIGHTED AVERAGE:                    $ 51,169         61.2%       $32,083,548       $ 62.57        $38.31
                                           =========        ====        ===========       =======        ======

(1)  Occupancy % as of the trailing-12 month period ending May 31, 2007

                                      B-23

--------------------------------------------------------------------------------
                             CGM RRI HOTEL PORTFOLIO
--------------------------------------------------------------------------------

                          PROPERTY PERFORMANCE SUMMARY

                                                                           TRAILING 12 MONTH
                                   2004          2005          2006      PERIOD ENDED 06/07(1)   UNDERWRITTEN
-------------------------------------------------------------------------------------------------------------

Portfolio Average Occupancy           63.7%         63.6%         62.3%              61.2%              61.2%
Portfolio ADR                  $     51.89   $     55.46   $     60.84        $     62.57        $     62.57
Portfolio RevPAR               $     33.04   $     35.27   $     37.93        $     38.31        $     38.31
NOI                            $25,387,052   $27,594,378   $32,646,265        $34,174,277        $34,004,474

(1)  Trailing 12 month numbers for Red Roof Inn Knoxville West are as of May 31,
     2007.

                                      B-24

--------------------------------------------------------------------------------
                             CGM RRI HOTEL PORTFOLIO
--------------------------------------------------------------------------------

o    THE LOAN. The mortgage loan (the "CGM RRI Hotel Portfolio Loan") is secured by first mortgage on each borrower's and the Maryland Owner's respective fee simple and/or, as applicable, leasehold interest in 52 limited-service hotel properties located across 21 states and the District of Columbia (the
     "CGM RRI Hotel Portfolio Properties"). The CGM RRI Hotel Portfolio Loan has
     a cut-off date principal balance of $68,428,702, and represents approximately 3.7% of the initial mortgage pool balance. The CGM RRI Hotel
     Portfolio Loan was originated on September 6, 2007. The CGM RRI Hotel
     Portfolio Loan is a portion of a loan combination with an original aggregate principal balance of $310,000,000. The CGM RRI Hotel Portfolio
     Loan, evidenced by two pari passu notes, with an original balance totaling
     $68,750,000, is included in the trust fund. The other loans related to the
     CGM RRI Hotel Portfolio Loan are evidenced by multiple separate notes (the
     "CGM RRI Hotel Portfolio Pari Passu Non-Trust Loans") with original principal balances of $35,000,000 for one note and $34,375,000 each for six other notes (the CGM RRI Hotel Portfolio Pari Passu Non-Trust Loans,
     together with the CGM RRI Hotel Portfolio Loan, the "CGM RRI Hotel
     Portfolio Loan Combination"). The CGM RRI Hotel Portfolio Pari Passu
     Non-Trust Loans will not be assets in the Trust Fund. One of the non-trust pari passu notes in the original principal balance of $35,000,000 was included in the securitization of the Deutsche Mortgage & Asset Receiving
     Corporation, CD 2007-CD5 Mortgage Trust, Commercial Mortgage Pass-Through
     Certificates Series CD 2007-CD5 (the "CD 2007-CD5 Transaction"). The CGM
     RRI Hotel Portfolio Loan and the CGM RRI Hotel Portfolio Pari Passu
     Non-Trust Loans are governed by a co-lender agreement to be described under
     "Description of the Mortgage Pool - The Loan Combinations - The CGM RRI
     Hotel Portfolio Loan Combination" in the related prospectus supplement. The
     CGM RRI Hotel Portfolio Loan Combination will be serviced under the CD
     2007-CD5 Transaction pooling and servicing agreement by Capmark Finance
     Inc., as a master servicer, and LNR Partners, Inc., as a special servicer.

     The CGM RRI Hotel Portfolio Loan has a remaining term of 114 months and matures on October 1, 2017. The CGM RRI Hotel Portfolio Loan may be prepaid on or after July 1, 2017 without any yield maintenance/prepayment premium and may be defeased with United States government obligations beginning 2 years after the last issue date for any securities backed by any portion of the CGM RRI Hotel Portfolio Loan and CGM RRI Hotel Portfolio Pari Passu
     Non-Trust Loans ("Defeasance Lockout Date"), and may be prepaid on or after the earlier to occur of the Defeasance Lockout Date and November 1, 2010 subject to the payment of the greater of (i) a yield maintenance/prepayment premium or (ii) 1% of the unpaid principal balance.

o    THE BORROWER. The borrowers are R-Roof IV, LLC and R-Roof V, LLC, each a single purpose entity, that own no material assets other than their respective CGM RRI Hotel Portfolio Properties, certain of which are owned or leased by one borrower and others of which are owned or leased by the other borrower. One of the borrowers is the sole beneficiary of R-Roof
     Business Trust IV, a Maryland business trust ("Maryland Owner") which is a single purpose entity with 2 independent trustees that owns two of the CGM
     RRI Hotel Portfolio Properties. Pursuant to a Maryland indemnity deed of trust structure, Maryland Owner has guaranteed the CGM RRI Hotel Portfolio
     Loan and executed deeds of trust in favor of lender on such properties.
     Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the CGM RRI Hotel Portfolio Loan. The sponsors are Citigroup Global Special Situations Group ("GSSG"), Westmont
     Hospitality Group ("Westmont") and Westbridge Hospitality Fund, L.P. GSSG
     is a principal investment group that invests in event-driven and special situation strategies globally on behalf of Citigroup Financial Products,
     Inc. ("Citi"). WRRH Investments LP is a joint venture between Citi,
     Westmont and Caisse de Depot Placement du Quebec ("CDP"). Westmont is one
     of the largest owner/operators of hotels in the United States and Canada.
     Currently, Westmont owns/manages over 400 hotels on three continents totaling over 60,000 rooms. CDP was founded by Quebec's legislature in 1965 to manage public pension funds and has more than $225 billion in asset under management.

o    THE PROPERTY. The CGM RRI Hotel Portfolio Properties consist of 52 Red Roof
     Inn hotels containing 6,030 rooms located across 21 states and the District of Columbia, which were constructed between 1974 and 2002 and renovated between 2000 and 2007. As of the trailing-12 month period ended June 30,
     2007, the occupancy rate for the CGM RRI Hotel Portfolio Properties was approximately 61.2%. The occupancy for Red Roof Inn Knoxville West is as of the trailing-12 month period ended May 31, 2007.

o    LOCKBOX ACCOUNT. The CGM RRI Hotel Portfolio Loan is structured with a hard lockbox with money transferred to the borrowers' accounts provided no Cash
     Trap Period (as described below) or event of default exists. In the event of and during the continuation of a Cash Trap Period or an event of default, funds shall be swept on a daily basis from the lockbox account to
     a

                                      B-25

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                             CGM RRI HOTEL PORTFOLIO
--------------------------------------------------------------------------------

     deposit account controlled by lender and applied pursuant to the loan agreement (unless and until such Cash Trap Period or event of default is terminated or cured) to current debt service, required reserve deposits and operating expenses, with excess cash flow held as a supplemental reserve. A
     "Cash Trap Period" shall mean any period commencing on the same date the debt service coverage ratio, as calculated at the end of each calendar quarter, is less than 1.07:1 for the then current trailing 12 month period and continuing until the debt service coverage ratio, as calculated at the end of each calendar quarter for two consecutive quarters, is at least equal to 1.15:1 for the then current trailing twelve (12) month period.

o    MEZZANINE DEBT. The sole member of the sole member of the borrowers under the CGM RRI Hotel Portfolio Loan Combination has incurred existing mezzanine debt in the amount of $164,000,000, which is secured by the indirect equity interests in the borrowers under the CGM RRI Hotel
     Portfolio Loan Combination and by (a) indirect equity interests in the owners of approximately 169 additional Red Roof Inn hotels and (b) related interests owned by the sponsors, none of which are part of the CGM RRI
     Hotel Portfolio Properties. Additionally, the mezzanine debt is subordinate to mortgage debt on such other properties.

o    GUARANTY. There is a $16 million FF&E shortfall guaranty in favor of the lender provided by Citigroup Financial Products, Inc. and Westbridge
     Hospitality Fund, L.P. to support renovations. In the event that the balance of the FF&E shortfall guaranty is reduced to less than 4% of the total gross revenues, the borrowers will be required to escrow on a monthly basis 1/12th of the difference between (a) 4% of estimated gross revenue for the then current fiscal year and (b) the remaining balance of the FF&E shortfall guaranty.

o    GROUND LEASES. The borrowers hold a leasehold estate in five of the mortgaged properties pursuant to a ground lease. The ground lease related to the property located in Edison, New Jersey (the "Edison Property")
     expires on February 17, 2028, the ground lease related to the property located in Saugus, Massachusetts (the "Boston Northeast Saugus Property")
     expires (assuming all renewals are exercised) on May 8, 2067, and the ground lease related to the property located in Greenville, South Carolina
     (the "Greenville Property") expires (assuming all renewals are exercised)
     on September 30, 2033. With respect to the property located in Princeton
     North, New Jersey (the "Princeton North Property"), the related borrower leases the property from an affiliate and the affiliate has subjected the fee interest in the property to the lien of the mortgage securing the CGM
     RRI Hotel Portfolio Loan. With respect to the property located in Westbury,
     New York (the "Long Island Property"), the Long Island Property is subject to a lease with the Town of Hempstead Industrial Development Agency as landlord as part of a payments-in-lieu-of taxes ("PILOT") program, and the landlord has subjected its fee interest in the property to the lien of the mortgage securing the CGM RRI Hotel Portfolio Loan, with annual rental payments and fees of $1,001 and a term expiring December 31, 2012, whereupon the related borrower shall acquire the fee interest from the landlord.

o    RELEASE OF PARCELS. The CGM RRI Hotel Portfolio Loan permits the release of individual properties subject to compliance with certain conditions, including but not limited to the following: (1) no event of default has occurred and is continuing; (2) after giving effect to any partial release, the debt service coverage ratio for the remaining properties following the release shall equal or exceed the greater of (a) the debt service coverage ratio at closing and (b) the debt service coverage ratio for all properties subject to the liens of mortgages for the trailing twelve months immediately preceding the release; (3) after giving effect to any partial release, the debt-yield shall not be less than the greater of (a) (i) 9.8%, multiplied by (ii) the sum of the allocated loan amounts of all properties, including the property subject to the release, divided by the sum of the current amortized loan amount of all properties, including the property subject to the release (the "Release Debt-Yield") and (b) the lender calculated debt-yield immediately prior to such release; (4) the amount of the outstanding principal balance of the CGM RRI Hotel Portfolio Loan to be prepaid or partially defeased with the release of each individual property shall equal or exceed the greater of (a) the related 115% of the allocated loan amount and (b) an amount which would result in a debt-yield immediately after the proposed release of such individual property to be equal to or greater than (i) the Release Debt-Yield and (ii) the lender calculated debt-yield immediately prior to such release. CL-Roosevelt LLC
     (the previous owner of the Long Island Property) has the right to purchase for $100, or lease with an option to purchase at an annual rental of $100, a 0.88 acre portion of the Long Island Property that is not part of the hotel operation, under an option expiring by June 28, 2021 and the CGM RRI
     Hotel Portfolio Loan permits this partial release subject to satisfaction of certain conditions set forth in the loan documents.

                                      B-26

--------------------------------------------------------------------------------
                             CGM RRI HOTEL PORTFOLIO
--------------------------------------------------------------------------------

o    PROPERTY SUBSTITUTION. On or after the Defeasance Lockout Date, the borrowers may also obtain a release of an individual property by substituting another hotel of like kind, quality and cash flow to the substituted property, provided the related borrower complies with certain conditions, including but not limited to the following: (1) no event of default has occurred and is continuing; (2) no more than 10 properties have been substituted in the aggregate; (3) the fair market value of the substitute property equals or exceeds the greater of (a) the fair market value of the substituted property as of the closing date of the loan and
     (b) the fair market value of the substituted property at the date immediately preceding substitution; (4) after giving effect to the substitution, (a) the substitution debt service coverage ratio shall not be less than the greater of (i) the debt service coverage ratio for all of the properties at closing and (ii) the lender's underwritten debt service coverage ratio immediately prior to such substitution and (b) the debt-yield shall not be less than the greater of (i) the debt-yield at closing and (ii) the lender calculated debt-yield immediately prior to such substitution; (5) the net operating income for the substitute property for the twelve months immediately preceding substitution is greater than 100%
     of the net operating income for the substituted property over the same period; and (6) rating agency confirmation that the substitution will not result in a downgrade, withdrawal or qualification of the ratings assigned to the series 2008-C7 certificates and any other securities secured by an interest in the CGM RRI Hotel Portfolio Loan Combination.

o    MANAGEMENT. RRI West Management, LLC is the property manager for the CGM
     RRI Hotel Portfolio Properties. The property manager is affiliated with
     Westmont, one of the sponsors. In addition, certain front and back office services will be provided by Accor North America, Inc. or an affiliate
     ("Accor"), through an agreement with Red Roof Inns. After the first year of ownership under the borrowers, if the property manager elects to have the front and back office services provided by the property manager rather than
     Accor, the property manager may do so.

                                      B-27

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                                      B-28

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                                      B-29

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                                      B-30

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                                 LINCOLN SQUARE
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--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                         CGM
CUT-OFF DATE PRINCIPAL BALANCE(1)                                    $60,000,000
PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                                 3.2%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                           Ralph S. Dweck
OWNERSHIP INTEREST                                                    Fee Simple
MORTGAGE RATE                                                            6.0152%
MATURITY DATE                                                       July 6, 2017
AMORTIZATION TYPE                                                  Interest Only
ORIGINAL TERM / AMORTIZATION TERM                            120 / Interest Only
REMAINING TERM / REMAINING AMORTIZATION TERM                 111 / Interest Only
LOCKBOX                                 In-Place Hard, Springing Cash Management
UP-FRONT RESERVES
   TAX / INSURANCE                                                     Yes / Yes
   GAP RENT(2)                                                          $546,331
   TI HOLDBACK(3)                                                       $305,100
ONGOING MONTHLY RESERVES
   TAX / INSURANCE                                                     Yes / Yes
   REPLACEMENT(4)                                                         $6,766
   TI/LC(5)                                                              $33,832
ADDITIONAL FINANCING                                                         Yes

                                                LINCOLN SQUARE   LINCOLN SQUARE
                                                  SENIOR NOTE         LOAN
                                                   LOANS(1)      COMBINATION(1)
                                                --------------   --------------
CUT-OFF DATE PRINCIPAL BALANCE                    $220,000,000     $285,000,000
CUT-OFF DATE PRINCIPAL BALANCE/SF                         $542             $702
CUT-OFF DATE LTV RATIO                                  61.62%           79.83%
MATURITY DATE LTV RATIO                                 61.62%           79.83%
UW NCF DSCR(6)                                           1.31x            1.01x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                          Washington, DC
PROPERTY TYPE                                                        Office, CBD
SIZE (SF)                                                                405,978
OCCUPANCY % AS OF FEBRUARY 25, 2008                                       100.0%
YEAR BUILT / YEAR RENOVATED                                           2001 / NAP
APPRAISED VALUE                                                     $357,000,000
PROPERTY MANAGEMENT                            Lincoln Square Management, L.L.C.
UW ECONOMIC OCCUPANCY %                                                    98.7%
UW REVENUES                                                          $27,437,789
UW EXPENSES                                                           $9,384,720
UW NET OPERATING INCOME (NOI)(6)                                     $18,053,069
UW NET CASH FLOW (NCF)(6)                                            $17,565,896
2006 NOI                                                             $17,360,364
2007 NOI                                                             $17,376,282
--------------------------------------------------------------------------------

(1)  The total original loan amount secured by the Lincoln Square Property was
     $285,000,000 (collectively, the "Lincoln Square Loan Combination")
     evidenced by two senior pari passu notes totaling $220,000,000 and a junior companion note in the amount of $65,000,000 (the "Lincoln Square
     Subordinate Non-Trust Loan"). One senior pari passu note totaling
     $60,000,000 (the "Lincoln Square Loan") is included in the trust fund. The other pari passu note totaling $160,000,000 was included in the securitization involving the issuance of the Deutsche Mortgage and Asset
     Receiving Corporation, CD 2007-CD5 Mortgage Trust, Commercial Mortgage
     Pass-Through Certificates, Series CD 2007-CD5 (the "CD 2007-CD5
     Transaction"). The Lincoln Square Subordinate Non-Trust Loan is not
     included in the trust fund.

(2)  The gap rent reserve is designated to cover future rent increases. The gap rent reserve is to be disbursed with respect to the applicable rent reserve tenant upon evidence satisfactory to lender that such rent reserve tenant is open for business to the public and is paying full, unabated rent in accordance with the terms of the applicable lease and that such lease is in full force and effect with no defaults thereunder.

(3)  The TI holdback reserve is to be disbursed upon lender's receipt of evidence satisfactory to lender that borrower has paid the tenant improvement allowance in the amount of the TI holdback reserve currently outstanding and in accordance with the applicable terms and conditions of the Latham & Watkins LLP lease.

(4)  The replacement reserve account is subject to a cap of $243,588. Borrower is required to replenish the reserve account should the balance fall below this amount.

(5)  The TI/LC reserve account is subject to a cap of $1,217,934. Borrower is required to replenish the reserve account should the balance fall below this amount.

(6)  UW Net Operating Income, UW Net Cash Flow, and UW NCF DSCR are based in part on an averaging of the rents payable by Latham & Watkins LLP and
     Morgan Stanley DW, Inc. under their leases over their respective lease terms rather than on their current rents, which are lower. In addition, UW
     Net Operating Income, UW Net Cash Flow, and UW NCF DSCR are based on contractual rent steps for certain tenants through 2010. The gap rent reserve was established at closing for the rent steps underwritten through
     2010.

                                      B-31

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                                 LINCOLN SQUARE
--------------------------------------------------------------------------------

                                 TENANT SUMMARY

                           RATINGS    NET RENTABLE  % OF NET
                            FITCH/        AREA      RENTABLE                                  % OF    DATE OF
                           MOODY'S/      LEASED       AREA                                   ACTUAL    LEASE
TENANT NAME                 S&P(1)        (SF)       LEASED    RENT PSF(2)  ACTUAL RENT(2)  RENT(2)  EXPIRATION
---------------------------------------------------------------------------------------------------------------

Latham & Watkins LLP(3)    NR/NR/NR      204,837(4)    50.5%(4)   $49.92      $10,225,446     54.5%    Various
GSA                      AAA/Aaa/AAA      47,991       11.8        44.70        2,145,269     11.4    07/24/11
Landmark Theatre           NR/NR/NR       40,000        9.9        12.50          500,000      2.7    01/31/19
CB Richard Ellis(5)        NR/NR/NR       36,335        8.9        47.09        1,710,888      9.1    04/31/11
Baker Donelson             NR/NR/NR       30,755        7.6        52.44        1,612,662      8.6    05/31/11
                                         -------      -----       ------      -----------    -----    --------
TOP 5 TENANTS                            359,918       88.7%      $44.99      $16,194,265     86.4%    VARIOUS
Non-major Tenants                         46,060       11.3        55.52        2,557,131     13.6     Various
                                         -------      -----       ------      -----------    -----
OCCUPIED TOTAL                           405,978      100.0%      $46.19      $18,751,396    100.0%
Vacant                                         0        0.0
                                         -------      -----
COLLATERAL TOTAL                         405,978      100.0%
                                         =======      =====

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)  Reflects the terms for the applicable Net Rentable Area Leased (SF) of all direct leases at the Lincoln Square Property and does not reflect the terms of any of the subleases or sub-subleases at the Lincoln Square Property.

(3)  There are multiple Latham & Watkins LLP ("Latham") leases expiring between
     January, 2011 and January, 2016. The portion of the lease with respect to units 800-1200 represents 159,933 square feet at a base rent of $48.40 psf and expires in January, 2016. The storage space at the Lincoln Square
     Property represents 2,118 square feet at a base rent of $19.06 psf and expires in January, 2016. The portion of the lease with respect to unit
     1400 represents 23,041 square feet at a base rent of $62.28 psf and expires in January, 2011. The portion of the lease with respect to unit 700 represents 15,255 square feet at a base rent of $51.12 psf and expires in
     January, 2016. The portion of the lease with respect to unit 510 represents
     4,490 square feet at a base rent of $51.12 psf and expires in June, 2011.
     The tenant is also subject to multiple subleases expiring between April,
     2011 and June, 2011. The sublease from Morgan Stanley DW, Inc. for unit 500 represents 23,490 square feet at a base rent of $44.99 psf and expires in
     June, 2011. The Morgan Stanley DW, Inc. lease for unit 500 is at a base rent of $52.83 psf and expires June, 2011. The sublease from CH2M-Hill,
     Inc. for unit 525 represents 5,890 square feet at a base rent of $45.32 psf and expires in June, 2011. The CH2M-Hill, Inc. lease for unit 525 is at a base rent of $52.90 psf and expires June, 2011. The sublease from CB
     Richard Ellis for unit 300 represents 36,335 square feet at a base rent of
     $36.00 psf and expires in April, 2011. Latham has also entered into a sub-sublease as sub-sublandlord with The Carlyle Group for 22,017 square feet of the 36,335 square feet of unit 300 at a base rent of $36.00 psf.
     The sub-sublease with The Carlyle Group expires in April, 2011, provides for a termination option beginning March 1, 2010 with 6 months notice. The
     CB Richard Ellis lease for unit 300 is at a base rent of $47.09 psf and expires April, 2011. The weighted average base rent Latham currently pays on all leased and subleased spaces is $47.55 psf. The weighted average base rent underwritten for all spaces Latham currently occupies is $49.86 psf, which is based on the original tenant's base rent for the subleased spaces.

(4)  Through various subleases that Latham has entered into at the subject property, their net rentable area leased is 270,552 square feet which represents 66.6% of the net rentable area. However, through a sub-sublease with The Carlyle Group for 22,017 square feet, Latham physically occupies
     248,535 square feet or 61.2% of the net rentable area.

(5)  CB Richard Ellis is currently subleasing all of their space to Latham.

                          LEASE ROLLOVER SCHEDULE(1)(2)

                         WTD. AVG.
                         IN PLACE                                                         CUMULATIVE % OF
            # OF LEASES  BASE RENT  TOTAL SF  % OF TOTAL  CUMULATIVE % OF  % OF IN PLACE     IN PLACE
YEAR          ROLLING       PSF      ROLLING  SF ROLLING     SF ROLLING     RENT ROLLING   RENT ROLLING
---------------------------------------------------------------------------------------------------------

2008             0        $ 0.00           0       0.0%          0.0%            0.0%            0.0%
2009             0        $ 0.00           0       0.0           0.0%            0.0             0.0%
2010             0        $ 0.00           0       0.0           0.0%            0.0             0.0%
2011             4        $50.50     171,992      42.4          42.4%           46.3            46.3%
2012             2        $65.85       4,420       1.1          43.5%            1.6            47.9%
2013             1        $57.00       4,850       1.2          44.6%            1.5            49.3%
2014             0        $ 0.00           0       0.0          44.6%            0.0            49.3%
2015             2        $55.39       4,750       1.2          45.8%            1.4            50.8%
2016             2        $48.54     179,966      44.3          90.1%           46.6            97.3%
2017             0        $ 0.00           0       0.0          90.1%            0.0            97.3%
2018             0        $ 0.00           0       0.0          90.1%            0.0            97.3%
Thereafter       1        $12.50      40,000       9.9         100.0%            2.7           100.0%
Vacant                                     0       0.0         100.0%
               ---                   -------     -----                         -----
   TOTALS       12                   405,978     100.0%                        100.0%
               ===                   =======     =====                         =====

(1)  Assumes no tenant exercises an early termination option.

(2)  Lease Rollover Schedule reflects the terms of all direct leases at the
     Lincoln Square Property and does not reflect the terms of any of the subleases or sub-subleases at the Lincoln Square Property.

                                      B-32

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                                LINCOLN SQUARE
--------------------------------------------------------------------------------

o    THE LOAN. The subject mortgage loan (the "Lincoln Square Loan") is secured by a first mortgage encumbering an office building located in Washington,
     DC (the "Lincoln Square Property"). The Lincoln Square Loan has a cut-off
     date principal balance of $60,000,000, and represents approximately 3.2% of the initial mortgage pool balance. The Lincoln Square Loan was originated on June 22, 2007. The Lincoln Square Loan, which is evidenced by a pari passu note, is a portion of a loan combination with an original aggregate principal balance of $285,000,000. The other loans related to the Lincoln
     Square Loan are evidenced by two separate notes, one of which (the "Lincoln
     Square Pari Passu Non-Trust Loan") has an original principal balance of
     $160,000,000 and is pari passu with the Lincoln Square Loan, and the other of which (the "Lincoln Square Subordinate Non-Trust Loan") has an original principal balance of $65,000,000 and is subordinate to the Lincoln Square
     Loan. The Lincoln Square Loan, the Lincoln Square Pari Passu Non-Trust Loan
     and the Lincoln Square Subordinate Non-Trust Loan are collectively referred to as the "Lincoln Square Loan Combination". The Lincoln Square Pari Passu
     Non-Trust Loan and the Lincoln Square Subordinate Non-Trust Loan will not be assets of the issuing entity. The Lincoln Square Pari Passu Non-Trust
     Loan was included in the securitization involving the issuance of the
     Deutsche Mortgage & Asset Receiving Corporation, CD 2007-CD5 Mortgage
     Trust, Commercial Mortgage Pass-Through Certificates, Series CD 2007-CD5
     (the "CD 2007-CD5 Transaction"). The Lincoln Square Loan, the Lincoln
     Square Pari Passu Non-Trust Loan and the Lincoln Square Subordinate
     Non-Trust Loan are governed by a co-lender agreement to be described under
     "Description of the Mortgage Pool--The Loan Combinations--The Lincoln
     Square Loan Combination" in the related prospectus supplement. The Lincoln
     Square Loan Combination will be serviced under the CD 2007-CD5 Transaction pooling and servicing agreement by Capmark Finance Inc., as the applicable master servicer, and LNR Partners, Inc., as special servicer.

     The Lincoln Square Loan provides for interest-only payments for the entire
     120 months of its term. The Lincoln Square Loan has a remaining term of 111 months and matures on July 6, 2017. The Lincoln Square Loan may be prepaid on or after April 6, 2017, and permits defeasance with United States government obligations beginning the earlier of (a) June 22, 2010, or (b) 2 years after the last issue date for any securities backed by any portion of the Lincoln Square Loan and the Lincoln Square Pari Passu Non-Trust Loan.

o    THE BORROWER. The borrowers, four tenants in common, consist of the following entities: Lincoln Circle Associates, LLC, Lincoln Park Center
     Associates, LLC, Lincoln Commons Associates, LLC and RCM Lincoln Square,
     LLC, each of which is a special purpose entity. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Lincoln Square Loan. The sponsor of the borrowers is
     Ralph S. Dweck. Mr. Dweck has been a full-time real estate developer since
     1972 after practicing law with the firms of Dweck, Horowitz & Goldstein and
     Grossberg, Yochelson, Fox & Beyda. During the last 36 years, Mr. Dweck has developed or acquired a variety of properties throughout the Washington, DC metropolitan area including: over 300,000 square feet of retail shopping centers, 1.5 million square feet of warehouse space, 3,500 apartment units and over 3.0 million square feet of office space. Mr. Dweck owns several buildings in the direct vicinity of the Lincoln Square Property, including
     Republic Place, 1990 M Street, and 2001 L Street.

o    THE PROPERTY. The Lincoln Square Property is an approximately 405,978 square foot office building situated on approximately 0.9 acres. The
     Lincoln Square Property was constructed in 2001. The Lincoln Square
     Property is located in Washington, DC, within the
     Washington-Arlington-Alexandria metropolitan statistical area. The Lincoln
     Square Property is located at 555 11th Street, NW, and encompasses one-half of the block surrounded by 10th, 11th, E and F streets. The Lincoln Square
     Property is within walking distance to the United States Capitol Building and the White House. Vehicular access is made easy by the nearby I-395 access on 3rd Street less than one mile to the east. The Lincoln Square
     Property is also well served by Metrorail, Washington, DC's mass transportation system, as it is within two blocks of all five of the system's lines. The 11th Street entrance to the Metro Center station, the hub of the entire system, is located just one-half block north of the
     Lincoln Square Property. As of February 25, 2008, the occupancy rate for the Lincoln Square Property was approximately 100%.

     The largest tenant is Latham & Watkins LLP ("Latham") occupying 248,535 square feet, or approximately 61.2% of the net rentable area. Latham was founded in 1934 and is headquartered in Los Angeles, CA. It is one of the largest and most prestigious international law firms in the world, employing over 2,100 attorneys in 24 offices worldwide. Latham practices corporate, environmental, finance, litigation, and tax law, and is especially recognized for its innovative approach to law firm management and pro bono work on a global scale. There are multiple Latham leases and subleases expiring between January,

                                      B-33

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                                LINCOLN SQUARE
--------------------------------------------------------------------------------

     2011 and January, 2016. Latham directly leases 204,837 square feet, or approximately 50.5% of the net rentable area, and subleases 65,715 square feet, or approximately 16.2% of the net rentable area. However, through a sub-sublease, they physically occupy 248,535 square feet or 61.2% of the net rentable area. The portion of the lease with respect to units 700-1200 and the storage space at the Lincoln Square Property represents 177,306 square feet and expires in January, 2016. The portion of the lease with respect to unit 1400 represents 23,041 square feet and expires in January,
     2011. The portion of the lease with respect to unit 510 represents 4,490 square feet and expires in June, 2011. The tenant is also subject to multiple subleases expiring between April, 2011 and June, 2011. The sublease from Morgan Stanley DW, Inc. for unit 500 represents 23,490 square feet and expires in June, 2011. The sublease from CH2M-Hill, Inc. for unit
     525 represents 5,890 square feet and expires in June, 2011. The sublease from CB Richard Ellis for unit 300 represents 36,335 square feet and expires in April, 2011. Latham has also entered into a sub-sublease as sub-sublandlord with The Carlyle Group for 22,017 square feet of the 36,335 square feet of unit 300. The sub-sublease with The Carlyle Group expires in
     April, 2011, and provides for a termination option beginning March 1, 2010 with 6 months notice.

     The second largest tenant is the GSA, occupying 47,991 square feet, or approximately 11.8% of the net rentable area. GSA acts as the government's landlord in obtaining office space for the federal workforce and supplies equipment, telecommunications and information technology products to its customer agencies. It carries out its mission through the Federal
     Technology Service, Federal Supply Service, Public Buildings Service, and
     regional offices throughout the country. As of April, 2008, the GSA was rated "Aaa" by Moody's and "AAA" by S&P. The two GSA leases expire in July,
     2011.

     The third largest tenant is Landmark Theatre ("Landmark"), occupying 40,000 square feet, or approximately 9.9% of the net rentable area. Landmark
     Theatres is one of the nation's largest theatre chains dedicated to marketing and exhibiting independent film. The Landmark Theatre at the
     Lincoln Square Property contains 8 screens. The Landmark lease expires in
     January, 2019.

o    LOCKBOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a lockbox account under the lender's control. All funds in the lockbox account are disbursed to a borrower-controlled cash management account, except during the period (with respect to the Lincoln
     Square Loan, a "Trigger Period") commencing upon the earliest of (i) the occurrence and continuance of an event of default under the Lincoln Square
     Loan Combination, (ii) the debt service coverage ratio being less than
     1.00:1 or (iii) the occurrence of an L&W Trigger Event, which Trigger
     Period will expire (x) with regard to any Trigger Period commenced in connection with clause (i) above, upon the cure (if applicable) of such event of default (provided that a Trigger Period does not otherwise then exist), (y) with regard to any Trigger Period commenced in connection with clause (ii) above, upon the date that the debt service coverage ratio is equal to or greater than 1.00:1 for six (6) consecutive calendar months
     (provided that a Trigger Period does not otherwise then exist) or (z) with regard to any Trigger Period commenced in connection with clause (iii)
     above, upon the occurrence of an L&W Trigger Termination Event (provided that a Trigger Period does not otherwise then exist). During a Trigger
     Period, all funds in the lockbox account are disbursed daily to a lender controlled cash management account and are administered in accordance with the terms of the Lincoln Square Loan documents. An "L&W Trigger Termination
     Event" shall mean an event which shall occur upon the deposit with lender or servicer (whether in the form of cash or a letter of credit) of an amount equal to $20.00 per square foot of the applicable portion of the
     Latham premises which is terminated or not renewed. An "L&W Trigger Event"
     occurs if Latham fails to renew their lease, with respect to any portion of the premises, prior to the date occurring twenty-one (21) months prior to the expiration date of the Latham lease with respect to such premises, or if Latham provides notice that it is terminating all or any portion of its lease with respect to any portion of the premises.

o    SUBORDINATE DEBT. The Lincoln Square Property also secures the Lincoln
     Square Subordinate Non-Trust Loan that is currently owned by Citigroup
     Global Markets Realty Corp. and will not be an asset of the CGCMT 2008-C7 trust fund.

o    MANAGEMENT. Lincoln Square Management, L.L.C. is the property manager for the Lincoln Square Property. The property manager is affiliated with the borrowers.

o    RIGHT OF FIRST REFUSAL: The borrowers, their direct owners and Ralph Dweck
     (individually) granted RCM LS II, LLC, a Delaware limited liability company
     (an entity controlled by Richard Ruben (a pre-approved sponsor with a 5%
     ownership interest

                                      B-34

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                                LINCOLN SQUARE
--------------------------------------------------------------------------------

     in one of the borrowers (through family trusts)), a right of first refusal to purchase the Lincoln Square Property or certain direct or indirect interests in the borrowers pursuant to a certain Right of First Offer
     Agreement ("ROFO") at the time the borrowers acquired the Lincoln Square
     Property. In connection with the Lincoln Square Loan, an amendment to the
     ROFO was executed to confirm that the ROFO is subordinate to the lien and terms of the Lincoln Square Loan documents and all other documents evidencing and/or securing the Lincoln Square Loan (including without limitation, the transfer provisions contained in the Lincoln Square Loan documents).

                                      B-35

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                           DLJ EAST COAST PORTFOLIO
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                            DLJ EAST COAST PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                         CGM
CUT-OFF DATE PRINCIPAL BALANCE                                       $51,400,000
PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                                 2.8%
NUMBER OF MORTGAGE LOANS                                                      1
LOAN PURPOSE                                                         Acquisition
SPONSOR                               DLJ Real Estate Capital Partners III, L.P.
OWNERSHIP INTEREST                                      Fee Simple and Leasehold
MORTGAGE RATE                                                            6.5520%
MATURITY DATE                                                       July 6, 2012
AMORTIZATION TYPE                                                  Interest Only
ORIGINAL TERM / AMORTIZATION TERM                             60 / Interest Only
REMAINING TERM / REMAINING
AMORTIZATION TERM                                             51 / Interest Only
LOCKBOX                                                                     None
UP-FRONT RESERVES
   TAX / INSURANCE                                                      Yes / No
   PIP RESERVE(1)                                                     $2,200,000
ONGOING MONTHLY RESERVES
   TAX/INSURANCE                                                        Yes / No

   FF&E                                                                 $363,294
ADDITIONAL FINANCING                                                          No

CUT-OFF DATE PRINCIPAL BALANCE                                       $51,400,000
CUT-OFF DATE PRINCIPAL BALANCE/ROOM                                     $120,941
CUT-OFF DATE LTV RATIO                                                    79.44%
MATURITY DATE LTV RATIO                                                   79.44%
UW NCF DSCR                                                                1.36x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 3
LOCATION                                                                 Various
PROPERTY TYPE                                       Hospitality, Limited Service
SIZE (ROOMS)                                                                 425
OCCUPANCY % AS OF SEPTEMBER 30, 2007                                       73.7%
YEAR BUILT / YEAR RENOVATED                                    Various / Various
APPRAISED VALUE                                                      $64,700,000
PROPERTY MANAGEMENT                                  Windsor Capital Group, Inc.
UW ECONOMIC OCCUPANCY %                                                    73.7%
UW REVENUES                                                          $14,471,257
UW EXPENSES                                                          $ 9,238,837
UW NET OPERATING INCOME (NOI)                                        $ 5,232,420
UW NET CASH FLOW (NCF)                                               $ 4,653,569
2006 NOI                                                             $ 4,500,017
2007 NOI(2)                                                          $ 5,094,815
--------------------------------------------------------------------------------

(1)  At closing, the borrowers deposited $2,200,000 into the PIP Reserve for capital improvements at each of the three (3) Mortgaged Properties.

(2)  2007 NOI represents the trailing-12 months ending September 30, 2007.

                                      B-38

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                            DLJ EAST COAST PORTFOLIO
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                        DLJ EAST COAST PORTFOLIO SUMMARY

                                                           CUT-OFF DATE
                                                             ALLOCATED
                                             PROPERTY          LOAN       YEAR BUILT /   TOTAL
PROPERTY NAME                                SUBTYPE          BALANCE       RENOVATED    ROOMS
----------------------------------------------------------------------------------------------

Courtyard by Marriott -- Charlotte, NC   Limited Service    $28,556,000     2001 / NAP    181
Courtyard by Marriott -- Princeton, NJ   Limited Service     15,919,000     1999 / NAP    154
Courtyard by Marriott -- Lynchburg, VA   Limited Service      6,925,000    1999 / 2007     90
                                                            -----------                   ---
   TOTAL/WTD. AVG.                                          $51,400,000                   425
                                                            ===========                   ===

                                                         OCCUPANCY %
                                         CUT-OFF DATE       AS OF
                                           PRINCIPAL    SEPTEMBER 30,    UNDERWRITTEN   UNDERWRITTEN   UNDERWRITTEN
PROPERTY NAME                            BALANCE/ROOM        2007       NET CASH FLOW        ADR          REVPAR
-------------------------------------------------------------------------------------------------------------------

Courtyard by Marriott -- Charlotte, NC     $157,768          77.0%        $2,535,445        $118.43      $91.22
Courtyard by Marriott -- Princeton, NJ      103,370          69.4          1,507,636         126.78       87.94
Courtyard by Marriott -- Lynchburg, VA       76,944          74.6            610,488          91.95       68.55
                                           --------          ----         ----------        -------      ------
   TOTAL/WTD. AVG.                         $120,941          73.7%        $4,653,569        $115.85      $85.23
                                           ========          ====         ==========        =======      ======

                          PROPERTY PERFORMANCE SUMMARY

                                                                       TRAILING
                                                                      12 MONTHS
                                 2004         2005         2006      ENDED 09/07   UNDERWRITTEN
                              ------------ ------------ ------------ ------------  ------------

Portfolio Average Occupancy         71.2%        73.2%        74.5%        73.7%          73.7%
Portfolio ADR                 $   100.24   $   103.40   $   108.08   $   115.61     $   115.85
Portfolio RevPAR              $    71.37   $    75.65   $    80.55   $    85.23     $    85.23
NCF                           $4,037,817   $4,366,079   $4,500,017   $5,094,815     $4,653,569

                                      B-39

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                            DLJ EAST COAST PORTFOLIO
--------------------------------------------------------------------------------

o    THE LOAN. The mortgage loan (the "DLJ East Coast Portfolio Loan") is secured by three first mortgages encumbering three limited-service hotels located in North Carolina (the "Charlotte Property"), New Jersey (the
     "Princeton Property") and Virginia (the "Lynchburg Property") (the "DLJ
     East Coast Portfolio Properties"). The DLJ East Coast Portfolio Loan
     represents approximately 2.8% of the initial mortgage pool balance. The DLJ
     East Coast Portfolio Loan was originated on July 6, 2007 and has a principal balance as of the cut-off date of $51,400,000. The DLJ East Coast
     Portfolio Loan provides for interest-only payments for the entire 60 months of its term.

     The DLJ East Coast Portfolio Loan has a remaining term of 51 months and matures on July 6, 2012. The DLJ East Coast Portfolio Loan may be prepaid on or after May 6, 2012 with no penalty, and may be prepaid with the payment of the greater of (i) a yield maintenance/prepayment premium or
     (ii) 1% of the unpaid principal balance beginning after the first payment date of the DLJ East Coast Portfolio Loan.

o    THE BORROWER. The borrowers are RECP III Lynchburg CY LLC, a Delaware limited liability company, RECP III Princeton CY LLC, a Delaware limited liability company, and RECP III Charlotte CY LLC, a Delaware limited liability company, each a single purpose entity. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the DLJ East Coast Portfolio Loan. The sponsor of the borrowers is DLJ Real Estate Capital Partners III, L.P. DLJ Real Estate
     Capital Partners ("RECP") was formed in 1995 and is responsible for Credit
     Suisse Group's global real estate private equity business. RECP or its sponsored funds has acquired approximately 125 investments throughout North
     America, Western Europe and Asia, including over 30 hotels and resorts.

o    THE PROPERTY. The DLJ East Coast Portfolio Properties consist of three
     Courtyard by Marriott hotels containing 425 rooms, which were constructed between 1999 and 2001. For the trailing 12-month period ended September 30,
     2007, the weighted average occupancy rate for the DLJ East Coast Portfolio
     Properties was approximately 73.7%. The Charlotte Property contains 181 rooms, 2,800 square feet of meeting and banquet space, a cafe, a gift shop, a health club and an outdoor pool. For the trailing 12-month period ended
     September 30, 2007, the occupancy rate for the Charlotte Property was approximately 77.0%. The Princeton Property contains 154 rooms, 1,344 square feet of meeting space, a cafe, a lounge, a sundry shop, a health club and business center. For the trailing 12-month period ended September
     30, 2007, the occupancy rate for the Princeton Property was approximately
     69.4%. The Lynchburg Property contains 90 rooms, a cafe, 990 square feet of meeting and banquet space, a gift shop, a health club and an indoor pool.
     For the trailing 12-month period ended September 30, 2007, the occupancy rate for the Lynchburg Property was approximately 74.6%.

o    LOCKBOX ACCOUNT. The loan documents do not require a lock box account.

o    RELEASE OF PARCELS. The DLJ East Coast Portfolio Loan permits the release of individual properties subject to compliance with certain conditions, including but not limited to the following: (1) no event of default has occurred and is continuing; (2) after giving effect to any partial release and the loan prepayment in connection therewith, the trailing 12-month debt service coverage ratio for the remaining DLJ East Coast Portfolio
     Properties must equal or exceed the greater of (a) 1.24:1.00 and (b) the debt service coverage ratio for all DLJ East Coast Portfolio Properties subject to the liens of mortgages for the trailing twelve months immediately preceding the release; (3) after giving effect to any partial release and the loan prepayment in connection therewith, the loan-to-value ratio must not be greater than 80%; (4) the amount of the outstanding principal balance of the DLJ East Coast Portfolio Loan to be prepaid with the release of an individual property must equal 120% of the amount of the
     DLJ East Coast Portfolio Loan allocated to the individual property being released; and (5) while the Lynchburg Property may be released, and either the Charlotte Property or the Princeton Property may be released, no release of both the Charlotte Property and the Princeton Property will be permitted.

o    MANAGEMENT. Windsor Capital Group, Inc. ("Windsor") is the property manager for the DLJ East Coast Portfolio Properties. The property manager is an independent third party. Windsor is a privately owned hotel ownership and hotel management company with corporate offices in Santa Monica,
     California. Windsor currently owns and operates approximately 37 hotels in
     13 states. They have approximately eleven Marriott flagged assets under management.

o    GROUND LEASES. The co-borrower with respect to the Princeton Property, RECP
     III Princeton CY LLC (the "Princeton

                                      B-40

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                           DLJ EAST COAST PORTFOLIO
--------------------------------------------------------------------------------

     Borrower"), holds a leasehold interest in the Princeton Property, and the related mortgage provided as security for the DLJ East Coast Portfolio Loan is a leasehold mortgage on the leasehold interest of the Princeton Borrower under the lease of the Princeton Property. The fee interest in the
     Princeton Property is not subject or subordinate to the mortgage securing the DLJ East Coast Portfolio Loan. The ground lease expires in 2067 with no rights of renewal.

     The Charlotte Property consists of a hotel located above a ground parcel and 11 story parking garage that is not owned by the co-borrower with respect to the Charlotte Property, RECP III Charlotte CY LLC (the
     "Charlotte Borrower"). The Charlotte Borrower is the fee owner of the air rights parcel and related improvements above the 11 story parking garage, and the holder of a leasehold interest in the portion of the ground floor of the parking garage parcel that includes the hotel lobby, limited service restaurant and other hotel-related space, and the related mortgage provided as security for the DLJ East Coast Portfolio Loan is a partial fee (as to the air rights parcel) and partial leasehold (as to the first floor hotel space leased by the Charlotte Borrower) mortgage. The lease of the
     Charlotte Property is included as part of the reciprocal easement agreement that provides, among cost-sharing and other provisions, for easements of support and access for the hotel air rights parcel. The Charlotte Property is subject to such reciprocal easement agreement and the lease of the ground floor hotel space is not subordinate to the mortgage securing the
     DLJ East Coast Portfolio Loan. The lease of the ground floor space does not have a specified termination date, and continues for the term of the reciprocal easement agreement (which is intended to be perpetual) or until such earlier date upon which either (i) the owners of both the parking garage parcel and the air rights parcel elect not to restore their respective improvements in the event of a significant casualty or (ii) the owner of the garage parcel exercises its option to purchase the air rights parcel in the event the owner of the air rights parcel elects not to restore the hotel in the event of a significant casualty to the hotel.

                                      B-41

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--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                        GSMC
CUT-OFF DATE PRINCIPAL BALANCE (1)                                   $50,000,000
PERCENTAGE OF INITIAL MORTGAGE POOL
   BALANCE                                                                  2.7%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                   Rubin Schron and Abraham Fruchthandler
OWNERSHIP INTEREST                                                    Fee Simple
MORTGAGE RATE                                                             6.280%
MATURITY DATE                                                  September 6, 2017
AMORTIZATION TYPE                                                  Interest Only
ORIGINAL TERM / AMORTIZATION TERM                            119 / Interest Only
REMAINING TERM / REMAINING
   AMORTIZATION TERM                                         113 / Interest Only
LOCKBOX                                                            In-Place Hard
UP-FRONT RESERVES
   TAX/INSURANCE                                                        Yes / No
   CAPITAL EXPENDITURE CONVERSION
      RESERVE                                                        $25,000,000
   INTEREST SHORTFALL (GUARANTY)                                      $7,500,000
   DEFERRED MAINTENANCE /
      ENVIRONMENTAL (GUARANTY)                                       $11,785,990
   QEZE TAX CREDIT (GUARANTY)(2)                                     $17,503,572
ONGOING MONTHLY RESERVES
   TAX/INSURANCE                                                        Yes / No
ADDITIONAL FINANCING(1)(3)                                                   Yes

                                                              BUSH TERMINAL LOAN
                                                                 COMBINATION (1)
                                                              ------------------
CUT-OFF DATE PRINCIPAL BALANCE                                      $300,000,000
CUT-OFF DATE PRINCIPAL BALANCE/SF(4)                                         $50
CUT-OFF DATE LTV RATIO(4)                                                 52.63%
MATURITY DATE LTV RATIO(4)(5)                                             38.96%
UW IPCF DSCR(4)(6)                                                         1.16x
UW NCF DSCR(4)(7)                                                          1.79x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                            Brooklyn, NY
PROPERTY TYPE                                                   Industrial, Flex
SIZE (SF)                                                              5,985,990
OCCUPANCY % AS OF DECEMBER 31, 2007                                        84.8%
YEAR BUILT / YEAR RENOVATED                                        Various / NAP
APPRAISED VALUE                                                     $570,000,000
PROPERTY MANAGEMENT                                 Industry City Management LLC
UW ECONOMIC OCCUPANCY %                                                    92.0%
UW REVENUES                                                          $61,151,917
UW EXPENSES                                                          $23,146,998
UW NET OPERATING INCOME (NOI)                                        $38,004,919
UW IN PLACE CASH FLOW (IPCF)(6)                                      $22,227,730
UW NET CASH FLOW (NCF)(7)                                            $34,242,313
2006 NOI                                                             $18,872,983
2007 NOI(8)                                                          $20,814,173
--------------------------------------------------------------------------------

(1)  The total loan amount of the Bush Terminal loan is $300,000,000
     (collectively, the "Bush Terminal Loan Combination") evidenced by multiple pari passu notes. One pari passu note with an original balance totaling
     $50,000,000 (the "Bush Terminal Loan") is included in the trust fund. One pari passu note totaling $250,000,000 was included in the securitization involving the issuance of the Greenwich Capital Commercial Funding Corp.,
     Commercial Mortgage Trust 2007-GG11, Commercial Mortgage Pass-Through
     Certificates, Series 2007-GG11 (the "2007-GG11" Transaction").

(2)  See "Property Tax Credit" below for further discussion.

(3)  See "Mezzanine Debt" below for further discussion.

(4)  Calculated based on the entire $300,000,000 Bush Terminal Loan Combination.

(5)  Based on the stabilized appraised value of $770,000,000, which the appraiser estimated that the property would achieve by August 1, 2011.

(6)  IPCF is the Underwritten NCF, adjusted for in place leases and contractual rent steps through April 2008, and expenses adjusted for certain non-recurring expenses through November 2007 annualized. The IPCF is not reduced for normalized capital expenditures and leasing costs because a $25 million capital expenditure conversion reserve has been funded at origination. There can be no guarantee that the property will ever attain the Underwritten NCF or exceed the stated IPCF.

(7)  NCF is the Underwritten NCF, assuming that the conversion of approximately
     2.5 million sf to loft/showroom space and approximately 0.7 million sf to office space and giving credit to rental growth to market levels for all space in 18 months discounted to the origination date at 10%. There can be no guarantee that the property will ever attain the Underwritten NCF or exceed the stated IPCF.

(8)  2007 NOI represents Year-to-Date ending November 30, 2007, annualized and adjusted for certain non-recurring expenses.

                                      B-44

--------------------------------------------------------------------------------
                                  BUSH TERMINAL
--------------------------------------------------------------------------------

                               TENANT SUMMARY (1)

                                                          ANNUALIZED                     % OF
                                               % OF NET  UNDERWRITTEN   ANNUALIZED    ANNUALIZED
                                 NET RENTABLE  RENTABLE    BASE RENT   UNDERWRITTEN  UNDERWRITTEN      DATE OF LEASE
          TENANT NAME              AREA (SF)     AREA         PSF        BASE RENT     BASE RENT         EXPIRATION
------------------------------------------------------------------------------------------------------------------------

NYC DCAS HRA(2)                      176,000      2.9%      $ 5.00     $   880,000        2.6%            07/31/12
Viriginia Dare Extract Co. Inc.      158,572      2.6        12.81       2,032,044        5.9             02/28/10
NYC Department of Finance(3)         151,106      2.5         5.13         775,506        2.2      11/30/2008; 9/30/2015
American Leather Specialties(4)      142,836      2.4         3.80         542,833        1.6             01/31/10
NYC Department of Archives           129,406      2.2         4.68         605,187        1.8              MTM(5)
                                   ---------    -----       ------     -----------      -----              ------
TOP 5 TENANTS                        757,920     12.7%      $ 6.38     $ 4,835,570       14.0%            VARIOUS

Remaining Tenants                  4,320,415     72.2         6.87      29,665,378       86.0             Various
                                   ---------    -----       ------     -----------      -----
OCCUPIED TOTAL                     5,078,335     84.8%      $ 6.79     $34,500,948      100.0%

Vacant Space                         907,655     15.2
                                   ---------    -----
COLLATERAL TOTAL                   5,985,990    100.0%
                                   =========    =====

(1)  Calculated based on approximate square footage occupied by each tenant.

(2)  NYC DCAS HRA has a right to terminate lease at any time with 60 days prior written notice.

(3)  NYC Department of Finance has two leases with one lease expiring on
     11/30/2008 (128,910 sf), and the other expiring on 9/30/2015 (22,196 sf).
     NYC Department of Finance has a right to terminate 128,910 sf at any time with 90 days prior written notice and 22,196 sf at any time with 180 days prior written notice.

(4)  American Leather Specialties has a right to terminate 35,709 sf at any time with 4 months prior written notice.

(5)  NYC Department of Archives lease expired on 1/31/2008. The tenant is now in-place on a Month-to-Month basis.

                           LEASE ROLLOVER SCHEDULE (1)

                               WTD. AVG.                                             % OF
                              ANNUALIZED                                          ANNUALIZED    CUMULATIVE % OF
                     # OF    UNDERWRITTEN                                        UNDERWRITTEN      ANNUALIZED
                    LEASES  BASE RENT PSF   TOTAL SF  % OF TOTAL   CUMULATIVE %    BASE RENT   UNDERWRITTEN BASE
        YEAR       ROLLING     ROLLING      ROLLING   SF ROLLING  OF SF ROLLING     ROLLING       RENT ROLLING
----------------------------------------------------------------------------------------------------------------

MTM                   49       $ 4.84        798,848     13.3%        13.3%           11.2%           11.2%
2008                  44       $ 5.67        753,381     12.6         25.9%           12.4            23.6%
2009                  55       $ 5.79        802,674     13.4         39.3%           13.5            37.0%
2010                  73       $ 7.10      1,231,134     20.6         59.9%           25.3            62.4%
2011                  24       $ 7.38        384,954      6.4         66.3%            8.2            70.6%
2012                  31       $ 8.70        544,415      9.1         75.4%           13.7            84.3%
2013                  10       $ 5.95        209,861      3.5         78.9%            3.6            88.0%
2014                   1       $15.90        108,752      1.8         80.8%            5.0            93.0%
2015                   3       $ 4.11        134,409      2.2         83.0%            1.6            94.6%
2016                   6       $16.92         73,810      1.2         84.2%            3.6            98.2%
2017                   2       $16.42         27,281      0.5         84.7%            1.3            99.5%
2018 & Thereafter      3       $19.96          8,816      0.1         84.8%            0.5           100.0%
Vacant                 0       $ 0.00        907,655     15.2        100.0%            0.0           100.0%
                     ---                   ---------    -----                        -----
TOTAL                301                   5,985,990    100.0%                       100.0%
                     ===                   =========    =====                        =====

(1)  Calculated based on approximate square footage occupied by each tenant.

                                      B-45

--------------------------------------------------------------------------------
                                  BUSH TERMINAL
--------------------------------------------------------------------------------

                              BUSH TERMINAL SUMMARY

BUILDING #        BUILDING TYPE    YEARS BUILT   TOTAL SF  OCCUPANCY  # OF STORIES
----------------------------------------------------------------------------------

Building 1      Industrial / Flex  1904 - 1906    316,477     82.9%        6
Building 2      Industrial / Flex  1910 - 1917    335,694     86.0         6
Building 3      Industrial / Flex  1910 - 1917    335,504     95.5         6
Building 4      Industrial / Flex  1910 - 1917    398,121     93.1         6
Building 5      Industrial / Flex  1910 - 1917    288,273    100.0         6
Building 6      Industrial / Flex  1910 - 1917    439,591     95.3         6
Building 7      Industrial / Flex  1910 - 1917    335,767     92.6         6
Building 8      Industrial / Flex  1910 - 1917    463,644     90.7         6
Building 9      Industrial / Flex  1910 - 1917    259,629     55.9         6
Building 10     Industrial / Flex  1910 - 1917    354,494     59.7        12
Building 19     Industrial / Flex  1910 - 1930    686,056     92.6         8
Building 20     Industrial / Flex  1910 - 1930    663,884     92.3         8
Building 22     Industrial / Flex  1910 - 1930    221,900    100.0         8
Building 23     Industrial / Flex  1910 - 1930    178,575     79.4         8
Building 24(1)  Industrial / Flex  1910 - 1930    310,001      9.7         8
Building 26     Industrial / Flex  1910 - 1930    398,380    100.0         8
                                                ---------    -----
TOTAL/WTD. AVG.                                 5,985,990     84.8%
                                                =========    =====

(1)  Building 24 is undergoing a repair of a portion of the foundation adjacent to the south elevation along the western portion of the exterior wall due to undermining that has occurred over an extended period of time. There may be repositioning at the building in order to accommodate the repair of the foundation.

                                      B-46

--------------------------------------------------------------------------------
                                  BUSH TERMINAL
--------------------------------------------------------------------------------

o    THE LOAN. The subject mortgage loan (the "Bush Terminal Loan") is secured by a first mortgage encumbering the fee interest in the property commonly known as Bush Terminal, which is located on various blocks between 32nd and
     41st Streets and 1st through 3rd Avenues in Brooklyn, New York (the "Bush
     Terminal Property"). The Bush Terminal Loan was originated on September 20,
     2007 by Goldman Sachs Commercial Mortgage Capital, L.P. and was
     subsequently purchased by Goldman Sachs Mortgage Company. The Bush Terminal
     Loan has a principal balance as of the cut-off date of $50,000,000 and represents approximately 2.7% of the initial mortgage pool balance.

     The Bush Terminal Loan is a portion of a loan combination with an original aggregate principal balance of $300,000,000. The Bush Terminal Loan is included in the trust fund. The other loan related to the Bush Terminal
     Loan is evidenced by a separate pari passu note (the "Bush Terminal Pari
     Passu Non-Trust Loan") with an original principal balance of $250,000,000
     (together with the Bush Terminal Loan, the "Bush Terminal Loan
     Combination"). The Bush Terminal Pari Passu Non-Trust Loan will not be an asset of the trust fund. The Bush Terminal Pari Passu Non-Trust Loan was included in the securitization involving the issuance of the Greenwich
     Capital Commercial Funding Corp., Commercial Mortgage Pass-Through
     Certificates, Series 2007-GG11 Certificates (the "2007-GG11 Transaction").
     The Bush Terminal Loan and the Bush Terminal Pari Passu Non-Trust Loan are
     governed by an intercreditor agreement to be described under "Description of the Mortgage Pool - The Loan Combinations - The Bush Terminal Loan
     Combination" in the related prospectus supplement. The Bush Terminal Loan
     Combination will be serviced under the 2007-GG11 Transaction pooling and servicing agreement by Wachiovia Bank, National Association, as master servicer, and LNR Partners, Inc., as special servicer.

     The Bush Terminal Loan provides for interest-only payments for the duration of the loan term. The Bush Terminal Loan has a remaining term of 113 months and matures on September 6, 2017. The Bush Terminal Loan may be prepaid on or after May 6, 2017, and permits defeasance with United States government obligations at any time after the second anniversary of the issue date for the CGCMT 2008-C7 certificates.

o    THE BORROWER. The borrowers are 1-10 Industry Associates LLC and 19-20
     Industry City Associates, LLC, each a single-purpose, single-asset entity.
     Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Bush Terminal Loan. The sponsors of the borrowers are Rubin Schron and Abraham Fruchthandler. Rubin Schron has
     approximately $1.5 billion of equity in more than 40 residential, retail, commercial and healthcare assets primarily located throughout the New York metropolitan area, including over 15 million sf of industrial space.
     Abraham Fruchthandler is a principle of FBE Limited, a private investment partnership formed in the 1970s as an investment-holding vehicle for the
     Fruchthandler family. The FBE portfolio includes industrial properties totaling approximately 20 million sf in addition to a residential portfolio of approximately 4,000 apartments and interests in 6 office buildings.

o    THE PROPERTY. The Bush Terminal Property consists of 16 multi-story office, loft and industrial buildings containing a total of 6,152,896 sf of gross building area (5,985,990 sf of net rentable area). The buildings were constructed at various times starting in 1904 on approximately 35 acres of land. The Bush Terminal Property is approximately 84.8% occupied. Tenants at the Bush Terminal Property include NYC DCAS HRA (2.9% of NRSF), Virginia
     Dare Extract Co. Inc. (2.6%) and NYC Department of Finance (2.5%).

o    LOCKBOX ACCOUNT. The Bush Terminal Loan requires a hard lockbox, which is already in place. The loan documents require that all rents received by the borrower or the property manager be deposited into the lockbox account within two business days after receipt and that the borrower instruct all tenants to send rents directly to the lockbox account. On each business day, all funds on deposit in the lockbox account are swept to a cash management account under the control of the lender. Provided no event of default is continuing, all funds in the cash management account in excess of the monthly debt service, any reserves required under the loan documents, debt service on any permitted mezzanine loan (see "Mezzanine
     Indebtedness" below) and all other amounts then due to the lender will be remitted to an account specified by the borrower. During the continuance of an event of default under the Bush Terminal Loan, the lender may apply any funds in the cash management account to the obligations of the borrower under the Bush Terminal Loan in such order of priority as the lender may determine.

o    RELEASE OF COLLATERAL. At any time after the second anniversary of the issue date for the CGCMT 2008-C7 certificates, and

                                      B-47

--------------------------------------------------------------------------------
                                  BUSH TERMINAL
--------------------------------------------------------------------------------

     provided no event of default is then continuing under the Bush Terminal
     Loan, the borrower may obtain the release of portions of the Bush Terminal
     Property in connection with a partial defeasance of the Bush Terminal Loan, subject to the requirements set forth in the loan agreement, including the following: (i) defeasance of the Bush Terminal Loan by an amount equal to the greater of (x) 135% of the allocated loan amount of the portion of the
     Bush Terminal Property so released, as determined by the lender based on updated appraisals of the Bush Terminal Property and (y) 90% of the net
     proceeds of the sale of such portion of the Bush Terminal Property to an unaffiliated third party in an arm's length transaction, (ii) the debt service coverage ratio (for the 12-month period ending at the end of the most recent fiscal quarter) for the Bush Terminal Loan, after giving effect to such release, must be at least the greater of 1.20x and the debt service coverage ratio for the Bush Terminal Loan immediately prior to such release; (iii) the loan-to-value ratio of the Bush Terminal Loan does not exceed the loan-to-value ratio of the Bush Terminal Loan as of origination;
     (iv) the released parcel is a separate tax parcel and is not necessary for the Bush Terminal Property to comply with any zoning, building, land use, parking or other legal requirement; and (v) each rating agency has confirmed in writing that such release will not cause the downgrade, withdrawal or qualification of the then current ratings of any class of the series 2007-GG11 certificates or the CGCMT 2008-C7 certificates.

o    PROPERTY TAX CREDITS. The Bush Terminal Property and/or the borrower under the Bush Terminal Loan are entitled to certain tax credits and/or abatements under the Empire Zones Program and the Industrial and Commercial
     Incentive Program. The sponsors of the borrowers delivered to lender a guaranty in the maximum amount of $17,503,572 to cover damages suffered by the lender in the event that it is unable to realize the same benefits as the borrower from the Empire Zones Program upon lender's acquiring title to the Bush Terminal Property. The benefits under the Empire Zone Program and the Industrial and Commercial Incentive Program reduce and terminate over the life of the Bush Terminal Loan, and the obligations of the sponsors under the guaranty of such benefits reduces accordingly.

o    MEZZANINE INDEBTEDNESS. The loan documents permit a direct or indirect equity owner of the borrower to incur mezzanine debt secured by a pledge of the direct or indirect equity interests in the borrower (with respect to the Bush Terminal Loan, "Permitted Mezzanine Debt"), provided that, among other things: (i) the aggregate amount of such debt does not exceed
     $50,000,000; (ii) the appraised value of the Bush Terminal Property at the time of incurrence of such debt is equal to or greater than its appraised value as of the origination date of the Bush Terminal Loan, (iii) after giving effect to the new mezzanine debt, the debt service coverage ratio for the Bush Terminal Loan, calculated assuming a 30-year amortization schedule, is at least 1.20x; (iv) the lender has received an acceptable subordination and intercreditor agreement; (v) such debt is coterminous with the Bush Terminal Loan or freely pre-payable without premium or penalty after any applicable lockout or spread maintenance period (provided that any such lockout or spread maintenance period expires prior to the maturity date of the Bush Terminal Loan); (vi) each rating agency has confirmed in writing that the debt will not cause the downgrade, withdrawal or qualification of the then current ratings of any class of the series
     2007-GG11 certificates or the CGCMT 2008-C7 certificates; and (vii) if the new mezzanine debt bears a floating rate of interest, the borrower under that debt maintains an interest rate cap agreement in a notional amount that is not less than the outstanding principal balance of the debt.

o    MANAGEMENT. Industry City Management LLC is the property manager for the
     Bush Terminal Property. The property manager is an affiliate of the borrower.

                                      B-48

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--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                         CGM
CUT-OFF DATE PRINCIPAL BALANCE                                       $49,000,000
PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                                 2.6%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                  GGP Limited Partnership
OWNERSHIP INTEREST                                Fee in Part, Leasehold in Part
MORTGAGE RATE                                                            6.3020%
MATURITY DATE                                                       July 6, 2014
AMORTIZATION TYPE                                                  Interest Only
ORIGINAL TERM / AMORTIZATION TERM                             84 / Interest Only
REMAINING TERM / REMAINING AMORTIZATION TERM                  75 / Interest Only
LOCKBOX(1)                                                        Springing Hard
UP-FRONT RESERVES
   TAX / INSURANCE                                                       No / No
ONGOING MONTHLY RESERVES(2)
   TAX / INSURANCE                                                     Springing
   GROUND RENT                                                         Springing
   REPLACEMENT                                                         Springing
   TI/LC                                                               Springing
ADDITIONAL FINANCING(3)                                                      Yes
CUT-OFF DATE PRINCIPAL BALANCE                                       $49,000,000
CUT-OFF DATE PRINCIPAL BALANCE/SF                                           $265
CUT-OFF DATE LTV RATIO                                                    79.03%
MATURITY DATE LTV RATIO                                                   79.03%
UW NCF DSCR                                                                1.35x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                          Shreveport, LA
PROPERTY TYPE                                              Retail, Regional Mall
SIZE (SF)                                                                184,801
OCCUPANCY % AS OF MARCH 4, 2008                                            91.0%
YEAR BUILT / YEAR RENOVATED                                          1976 / 2005
APPRAISED VALUE                                                      $62,000,000
PROPERTY MANAGEMENT                              General Growth Properties, Inc.
UW ECONOMIC OCCUPANCY %                                                    92.9%
UW REVENUES                                                           $7,218,615
UW EXPENSES                                                           $2,771,346
UW NET OPERATING INCOME (NOI)                                         $4,447,269
UW NET CASH FLOW (NCF)                                                $4,217,317
2006 NOI                                                              $4,705,032
2007 NOI(4)                                                           $4,576,665
--------------------------------------------------------------------------------

(1)  See "Lockbox Account" below for further discussion.

(2)  Following the occurrence and during the continuation of an event of default or a Debt Service Coverage Ratio Event (as defined below) with respect to the Mall St. Vincent Loan ("Mall St. Vincent Trigger Event"), on each payment date the borrower will be required to escrow (a) 1/12th of estimated annual real estate taxes, ground rent and insurance premiums (if borrower delivers evidence of blanket insurance policies to lender, an escrow for insurance premiums will not be required), (b) $3,869 for replacement reserves capped at $46,434 and (c) $15,478 for TI/LC reserves capped at $185,738. A Mall St. Vincent Trigger Event will be in effect on the relevant date that the debt service coverage ratio for a 12-consecutive month period falls below 1.15x and will continue until the debt service coverage ratio is equal to or greater than 1.15x for 12 consecutive months.

(3)  See "Future Mezzanine Debt" and "Future Subordinate Indebtedness" below for further discussion.

(4)  2007 NOI represents the trailing months ending September 30, 2007.

                                      B-53

--------------------------------------------------------------------------------
                                MALL ST. VINCENT
--------------------------------------------------------------------------------

                                 TENANT SUMMARY

                                                             % OF NET                          % OF    DATE OF
                                RATINGS        NET RENTABLE  RENTABLE                         ACTUAL    LEASE
TENANT NAME              FITCH/MOODY'S/S&P(1)    AREA (SF)     AREA    RENT PSF  ACTUAL RENT   RENT   EXPIRATION
----------------------------------------------------------------------------------------------------------------

Anchor Owned
Sears                          BB/NR/BB                       SHADOW ANCHOR - NOT PART OF COLLATERAL
Dillard's                      BB/B1/BB                       SHADOW ANCHOR - NOT PART OF COLLATERAL
Top 5 In-Line Tenants
Piccadilly Cafeteria           NR/NR/NR             9,865       5.3%    $18.25    $  180,000    4.8%   07/31/18
Gap/GapKids                   BB+/Ba1/BB+           9,757       5.3      22.01       214,752    5.8    01/31/10
Body Central                   NR/NR/NR             7,435       4.0      13.45       100,000    2.7    10/31/17
Abercrombie & Fitch            NR/NR/NR             7,000       3.8      18.00       126,000    3.4    01/31/12
Charlotte Russe(2)             NR/NR/NR             6,782       3.7      31.89       216,262    5.8    01/31/14
                                                  -------     -----     ------    ----------  -----
TOP 5 IN-LINE TENANTS                              40,839      22.1%    $20.50    $  837,014   22.4%    VARIOUS
Non-major Tenants(3)(4)                           127,373      68.9      22.75     2,897,762   77.6     Various
                                                  -------     -----     ------    ----------  -----
OCCUPIED TOTAL(3)                                 168,212      91.0%    $22.20    $3,734,775  100.0%
Vacant                                             16,589       9.0
                                                  -------     -----
COLLATERAL TOTAL                                  184,801     100.0%
                                                  =======     =====

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)  Tenant is paying percentage rent in lieu of base rent. The Rent PSF, Actual
     Rent and % of Actual Rent are calculated based off the underwritten percentage rent for the tenant.

(3)  Any rent received or underwritten from Non-major Tenants who pay percentage rent in lieu of base rent was excluded in the calculation of Rent PSF,
     Actual Rent and % of Actual Rent for the Non-major Tenants and the Occupied
     Total.

(4)  "Non-major Tenants" refers to tenants not listed as "Anchor Owned" or "Top
     5 In-Line Tenants."

                          LEASE ROLLOVER SCHEDULE(1)(2)

                         WTD. AVG. IN PLACE                                                          CUMULATIVE % OF
            # OF LEASES       BASE RENT      TOTAL SF  % OF TOTAL  CUMULATIVE % OF   % OF IN PLACE      IN PLACE
YEAR          ROLLING      PSF ROLLING(3)     ROLLING  SF ROLLING     SF ROLLING    RENT ROLLING(3)  RENT ROLLING(3)
--------------------------------------------------------------------------------------------------------------------

MTM               3            $15.91           9,890      5.4%          5.4%              4.2%             4.2%
2008              3            $ 4.75           6,317      3.4           8.8%              0.8              5.0%
2009              6            $19.02          17,275      9.3          18.1%              8.8             13.8%
2010              4            $24.17          18,247      9.9          28.0%             11.8             25.6%
2011             11            $31.99          23,896     12.9          40.9%             20.5             46.1%
2012              5            $16.71          23,211     12.6          53.5%             10.4             56.5%
2013              2            $22.93           7,597      4.1          57.6%              4.7             61.1%
2014              2            $31.91           8,927      4.8          62.4%              7.6             68.8%
2015              4            $19.09          13,995      7.6          70.0%              7.2             75.9%
2016              5            $32.52          13,083      7.1          77.1%             11.4             87.3%
2017              3            $18.47          15,909      8.6          85.7%              7.9             95.2%
2018              1            $18.25           9,865      5.3          91.0%              4.8            100.0%
Thereafter        0            $ 0.00               0      0.0          91.0%              0.0            100.0%
Vacant                                         16,589      9.0         100.0%
                ---                           -------    -----                           -----
   TOTALS        49                           184,801    100.0%                          100.0%
                ===                           =======    =====                           =====

(1)   As of loan closing on 07/02/07, tenants representing 25.6% of the NRA have termination options mostly related to sales based thresholds.

(2)   As of loan closing on 07/02/07, tenants representing 63.9% of the NRA have co-tenancy clauses in their leases.

(3)   Any rent received from tenants who pay percentage rent in lieu of base rent was excluded in the calculation.

                                      B-54

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                                MALL ST. VINCENT
--------------------------------------------------------------------------------

o    THE LOAN. The mortgage loan (the "Mall St. Vincent Loan") is secured by a first mortgage encumbering a regional mall located in Shreveport, Louisiana
     (the "Mall St. Vincent Property"). The Mall St. Vincent Loan has a cut-off
     date principal balance of $49,000,000, which represents approximately 2.6%
     of the initial mortgage pool balance. The Mall St. Vincent Loan was originated on July 2, 2007. The Mall St. Vincent Loan provides for interest-only payments for the entire 84 months of its term.

     The Mall St. Vincent Loan has a remaining term of 75 months and matures on
     July 6, 2014. The Mall St. Vincent Loan may be prepaid on or after October
     6, 2013, and permits defeasance with United States government obligations beginning 2 years after the issue date for the CGCMT 2008-C7 certificates.

o    THE BORROWER. The borrower is Mall St. Vincent, L.P., a Delaware limited partnership (the "Mall St. Vincent Borrower"), a special purpose entity.
     Legal counsel to the Mall St. Vincent Borrower delivered a non-consolidation opinion in connection with the origination of the Mall
     St. Vincent Loan. The sponsor of the Mall St. Vincent Borrower is GGP
     Limited Partnership ("GGPLP"), a subsidiary of General Growth Properties,
     Inc. ("GGP"), a publicly traded real estate investment trust (NYSE:GGP).
     GGP owns, develops, operates, and/or manages shopping malls in approximately 44 states, as well as master planned communities in three states. GGP is headquartered in Chicago, Illinois. As of March 7, 2008, GGP was rated "BB" by Fitch, "Ba2" by Moody's, and "BBB-" by S&P, and had a
     market capitalization of approximately $8.01 billion. GGP is also one of the largest third-party managers for owners of regional malls.

o    THE PROPERTY. The Mall St. Vincent Property is an approximately 184,801 square foot regional mall situated on approximately 41.0 acres. The Mall
     St. Vincent Property was constructed in 1976 and renovated in 2005. The
     Mall St. Vincent Property is located in Shreveport, Louisiana, within the
     Shreveport/Bossier City metropolitan statistical area. As of March 4, 2008, the occupancy rate for the Mall St. Vincent Property was approximately
     91.0%.

     The largest tenant is Piccadilly Cafeteria occupying 9,865 square feet, or approximately 5.3% of the net rentable area. Piccadilly Restaurants, LLC
     ("Piccadilly"), a privately owned food service chain based in Baton Rouge,
     Louisiana operates in approximately 15 states. Piccadilly operates approximately 130 cafeterias, including Morrison's, Morrison's Fresh
     Cooking and Piccadilly Cafeteria, which are located throughout the southeast and mid-Atlantic regions and employs approximately 6,000 people.
     Piccadilly is a subsidiary of the Yucaipa Companies LLC, a privately owned investment firm that is owned by Ronald W. Burkle and is an investor in real estate and the food and grocery industries. Yucaipa Companies, LLC
     ("Yucaipa") purchased Piccadilly in 2004. The Piccadilly Cafeteria lease expires in July, 2018.

     The second largest tenant is Gap/GapKids, occupying 9,757 square feet, or approximately 5.3% of the net rentable area. The parent company, The Gap,
     Inc. ("GAP"), is an international specialty designer that manufactures and sells its contemporary apparel through its retail stores, catalogues and the Internet. GAP operates roughly 3,100 stores internationally including
     Gap, GapKids, BabyGap, GapBody, Banana Republic and Old Navy. The company operates stores in the United States, Canada, the United Kingdom, France,
     and Japan. As of March 7, 2008, GAP's market capitalization was $14.48 billion. As of March 15, 2008, GAP was rated "BB" by Fitch, "Ba1" by
     Moody's, and "BB+" by S&P. The GapKids lease expires in January, 2010.
     GapKids' co-tenancy clause stipulates that 3% of sales may be paid in lieu of rent if (i) less than two of the anchor tenants are open and operating or (ii) less than 75% of the net rentable area is occupied by tenants who are open and operating. If either condition persists for 12 continuous months, then the tenant may close their store. If condition (i) persists for 6 additional months or if condition (ii) persists for 90 days after the
     12 month period, than the tenant may terminate the lease after giving the landlord 60 days of notice. If tenant exercises its right to close and remains closed for 90 days then the landlord may terminate the lease by giving 30 days notice; however, the tenant may nullify the termination by giving the Mall St. Vincent Borrower written notice of its intent to re-open and doing so within 45 days.

     The third largest tenant is Body Central, occupying 7,435 square feet, or approximately 4.0% of the net rentable area. Body Central is a women's clothing store that specializes in new fashion trends and basic favorites at value prices. Body Central carries quality sportswear, dresses, swimwear, outerwear, accessories, and shoes that feature name brands and their own designs. Body Central is a subsidiary of Body Shop of America,
     Inc. which operates stores under the names of Body Central, Body Shop, and
     Kat Man Du. Body Shop of America, Inc. was founded in 1973 and currently operates over 178 stores in 21

                                      B-55

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                                MALL ST. VINCENT
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     states. The Body Central lease expires in October, 2017. Body Central's co-tenancy clause stipulates that 6% of sales may be paid in lieu of rent if (i) less than two anchor stores are open and operating or (ii) less than
     70% of net rentable area is occupied by tenants who are open and operating.
     If the co-tenancy provisions have been violated for at least 12 months or
     Body Central has been open and operating for 12 months and sales have decreased by more than 15% from the previous 12-month period, then an
     "operating failure" will have occurred. If the failure is not cured in 18 months, then the tenant may terminate the lease upon 90 days' written notice which must be received by the landlord within 120 days from the end of the measuring period. In addition, the tenant may terminate the lease, by giving 90 days notice, if net sales from the premises fail to reach
     $1,000,000 during the 5th year of the lease.

o    LOCKBOX ACCOUNT. The Mall St. Vincent Borrower has established and will maintain an account with respect to the Mall St. Vincent Property (the
     "Mall St. Vincent Clearing Account") with an eligible institution serving as clearing account bank (the "Mall St. Vincent Clearing Account Bank").
     The Mall St. Vincent Borrower or the property manager is required to cause all rents and other revenue to be deposited directly into the Mall St.
     Vincent Clearing Account. The rents and other revenue will then be transferred daily into the Mall St. Vincent Borrower's account provided no
     Mall St. Vincent Trigger Event (as defined below) exists. In the event of a
     Mall St. Vincent Trigger Event, funds in the Mall St. Vincent Clearing
     Account will be transferred daily to a cash collateral account under the control of lender and applied pursuant to the cash management agreement.
     Upon the cure of the Mall St. Vincent Trigger Event, funds will again be transferred daily from the Mall St. Vincent Clearing Account to the Mall
     St. Vincent Borrower's account. A "Mall St. Vincent Trigger Event" means the occurrence of (i) an event of default under the Mall St. Vincent Loan or (ii) the debt service coverage ratio (based on the Mall St. Vincent Loan and any permitted mezzanine debt) for the preceding twelve (12) consecutive months being less than 1.15x. A Mall St. Vincent Trigger Event will continue until the applicable event of default is cured or waived or until the date on which the debt service coverage ratio equals or exceeds 1.15x for the twelve (12)-consecutive month period then ending.

o    FUTURE MEZZANINE DEBT. Holders of direct or indirect ownership interests in the Mall St. Vincent Borrower are permitted to pledge their direct or indirect ownership interests to secure mezzanine financing provided that, among other things, the following conditions are satisfied: (i) a maximum loan-to-value ratio (based on the aggregate balances of the Mall St.
     Vincent Loan and the mezzanine debt) of 79.0%; (ii) if the mezzanine debt bears interest at a floating rate, the maintenance of an interest rate cap agreement during the term of the mezzanine loan with a fixed strike price that results in a debt-service-coverage ratio (based on the aggregate debt service payments on a 30-year amortization schedule under the Mall St.
     Vincent Loan and the mezzanine debt) of no less than 1.30x; (iii) if the mezzanine debt bears interest at a fixed rate, evidence that the anticipated debt service coverage ratio (based on the aggregate debt service payments on a 30-year amortization schedule under the Mall St.
     Vincent Loan and the mezzanine debt) of no less than 1.30x; (iv) the debt-service-coverage ratio (based on the aggregate debt service payments under the Mall St. Vincent Loan and the mezzanine debt) immediately following the closing of the mezzanine debt will not be less than 1.30x
     (with the interest rate for any portion of the mezzanine debt that bears interest at a floating rate calculated using the strike price referred to in clause (ii) above); (v) the applicable rating agencies have confirmed that the mezzanine loan will not in and of itself result in a downgrade, withdrawal or qualification of the then current ratings of any class of
     Certificates; and (vi) an intercreditor agreement with the mezzanine lender in form and substance acceptable to the rating agencies and reasonably acceptable to the mortgage lender.

o    FUTURE SUBORDINATE INDEBTEDNESS. The holders of indirect ownership interests in the Mall St. Vincent Borrower are permitted to pledge their ownership interests to secure additional indebtedness, provided that, among other things, the following conditions are satisfied: (i) no event of default under the Mall St. Vincent Loan has occurred and is continuing,
     (ii) the pledge is made to a "qualified pledgee", (iii) the Mall St.
     Vincent Borrower delivers a substantive non-consolidation opinion reasonably acceptable to the lender and the rating agencies, and (iv) in the event the property manager of the Mall St. Vincent Property will change in connection with the pledge, the replacement property manager must meet the conditions of a qualifying manager set forth in the related loan documents. Pledges of equity to or from affiliates of the Mall St. Vincent
     Borrower are also permitted.

     A "qualified pledgee" generally means (i) one or more institutional entities that (A) has total assets (in name or under management) in excess of $650,000,000, and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder's equity of
     $250,000,000; and (B) is regularly engaged in the business of making or

                                      B-56

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                                MALL ST. VINCENT
--------------------------------------------------------------------------------

     owning commercial real estate loans or commercial loans secured by a pledge of interests in a mortgage borrower or owning and operating commercial mortgage properties; or (ii) an entity as to which the Mall St. Vincent
     Borrower has obtained prior written confirmation from each rating agency that the applicable pledge to such entity will not, in and of itself, cause a downgrade, withdrawal or qualification of the then current rating of any class of Certificates.

o    RELEASE PROVISIONS. The Mall St. Vincent Borrower has the right to release one or more parcels or outlots or expansion parcels acquired after the closing of the Mall St. Vincent Loan (each, a "Release Parcel") from the lien of the mortgage subject to the satisfaction of certain conditions, which include: (i) no event of default has occurred and is continuing; (ii)
     the rating agencies have confirmed that the release will not result in a downgrade, withdrawal or qualification of the then current rating assigned to any class of Certificates by the rating agencies; (iii) the Release
     Parcel is vacant, non-income producing and unimproved (unless this requirement is waived by the rating agencies) (or improved only by landscaping, utility facilities that are readily relocatable or surface parking areas); and (iv) the Mall St. Vincent Borrower delivers to the lender evidence which would be satisfactory to a prudent lender acting reasonably that the Release Parcel(s) is not necessary for Mall St. Vincent
     Borrower's operation or use of the Mall St. Vincent Property for its then current use and may be readily separated form the Mall St. Vincent Property without a material diminution in the value of the Mall St. Vincent
     Property.

o    SUBSTITUTION PROVISIONS. The Mall St. Vincent Borrower, at its sole cost and expense, may obtain a release of one or more portions of the Mall St.
     Vincent Property (each, an "Exchange Parcel") on one or more occasions provided that certain conditions are satisfied, which include, but are not limited to: (i) no event of default has occurred and is continuing; (ii)
     the Exchange Parcel is vacant, non-income producing and unimproved or improved only by landscaping, utility facilities that are readily relocatable or surface parking areas; (iii) the Mall St. Vincent Borrower conveys all right, title and interest in, to and under the Exchange Parcel to a person other than the Mall St. Vincent Borrower; and (iv) the Mall St.
     Vincent Borrower acquires simultaneously with the substitution, a fee simple or leasehold interest in a parcel of real property (the "Acquired
     Parcel") reasonably equivalent in value to the Exchange Parcel at or adjacent to the shopping center of which the Exchange Parcel is a part.

o    ACQUISITION OF EXPANSION PARCELS. The Mall St. Vincent Borrower may, at its
     sole cost and expense, acquire one or more parcels of land (each, an
     "Expansion Parcel") provided that certain conditions are satisfied, which include, but are not limited to: (i) no event of default has occurred and is continuing; (ii) the Expansion Parcel (a) constitutes an integral part of, or adjoining to, or proximately located near, the Mall St. Vincent
     Property, (b) is not owned by the Mall St. Vincent Borrower as of the loan origination date and (c) the parcel is not an Acquired Parcel (defined above); (iii) the Mall St. Vincent Borrower provides an environmental report and an engineering report (if applicable) with respect to the
     Expansion Parcel; and (iv) the Mall St. Vincent Borrower amends the loan documents to spread the lien of the Mall St. Vincent Mortgage to the
     Expansion Parcel.

o    GROUND LEASE. The Mall St. Vincent Borrower has a leasehold interest in a
     1.7336 acre portion of the Mall St. Vincent Property pursuant to a ground lease from Sears, Roebuck and Co., one of the shadow anchors owning property comprising part of the integrated shopping center that includes the Mall of St. Vincent Property. The ground lease expires on December 31,
     2024 and provides three 10-year renewal options. The ground lease is not subordinate to the Mall St. Vincent Loan. The lender has the right to receive notices of and cure any default of the Mall St. Vincent Borrower under the ground lease and the ground lease cannot be terminated by the ground lessor so long as the Mall St. Vincent Borrower (or the lender upon foreclosure) pays all rent and other payments required to be under the ground lease and performs the covenants contained in the ground lease.

o    MANAGEMENT. The Mall St. Vincent Borrower is the property manager for the
     Mall St. Vincent Loan.

                                      B-57

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                                 ALEXANDRIA MALL
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                                 ALEXANDRIA MALL
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                                 ALEXANDRIA MALL
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--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                         CGM
CUT-OFF DATE PRINCIPAL BALANCE(1)                                    $47,500,000
PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                                 2.6%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                 Alexmall Sub Radiant LLC
OWNERSHIP INTEREST                                                    Fee Simple
MORTGAGE RATE                                                            6.1650%
MATURITY DATE                                                       July 6, 2017
AMORTIZATION TYPE                                                  Interest Only
ORIGINAL TERM / AMORTIZATION TERM                            120 / Interest Only
REMAINING TERM / REMAINING AMORTIZATION TERM                 111 / Interest Only
LOCKBOX(2)                                                        Springing Hard
UP-FRONT RESERVES
   TAX / INSURANCE                                                     Yes / Yes
   TI/LC(3)                                                           $3,600,000
  DEBT SERVICE RESERVE(4)                                             $4,000,000
ONGOING MONTHLY RESERVES
  TAX / INSURANCE                                                      Yes / Yes
ADDITIONAL FINANCING(1)                                                      Yes
                                                    ALEXANDRIA   ALEXANDRIA MALL
                                                      MALL            LOAN
                                                      LOAN         COMBINATION
                                                   -----------   ---------------
CUT-OFF DATE PRINCIPAL BALANCE                     $47,500,000       $59,500,000
CUT-OFF DATE PRINCIPAL BALANCE/SF                          $85              $106
CUT-OFF DATE LTV RATIO(5)                               67.34%            85.91%
MATURITY DATE LTV RATIO(5)                              67.34%            85.91%
UW NCF DSCR(5)                                           1.45x             1.14x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                          Alexandria, LA
PROPERTY TYPE                                              Retail, Regional Mall
SIZE (SF)                                                                559,438
OCCUPANCY % AS OF NOVEMBER 30, 2007                                        74.3%
YEAR BUILT / YEAR RENOVATED                                          1973 / 2005
APPRAISED VALUE                                                      $64,600,000
PROPERTY MANAGEMENT                              General Growth Management, Inc.
UW ECONOMIC OCCUPANCY %(6)                                                 69.2%
UW REVENUES(6)                                                        $8,760,853
UW EXPENSES(6)                                                        $4,746,694
UW NET OPERATING INCOME (NOI)(6)                                      $4,014,159
UW NET CASH FLOW (NCF)(6)                                             $3,941,432
2006 NOI                                                              $3,753,914
2007 NOI(7)                                                           $3,686,110
--------------------------------------------------------------------------------

(1)  See "The Loan" below for further discussion.

(2)  See "The Lockbox Account" below for further discussion.

(3)  A $3,600,000 reserve has been established, which funds are, or will become, available for disbursement for tenant improvement costs, leasing commissions and other leasing costs.

(4)  At closing, the lender held back $4,000,000 as a debt service reserve.
     Prior to July 6, 2012, borrower may request and obtain from lender up to, but not more than, three (3) disbursements from the debt service reserve, upon borrower's satisfaction of the following conditions: (i) no event of default shall exist and be continuing on the date of such request or the date of any such disbursement; (ii) borrower shall have entered into one or more new leases or modifications of existing leases that shall have been approved by lender, sufficient such that, when aggregated with all other leases in place, the property shall achieve a debt service coverage ratio of at least 1.20x based upon an assumed annualized debt service equal to the product of 0.061650 multiplied by an amount that is not less than the outstanding loan balance less the remaining balance of the debt service reserve after giving effect to the requested disbursement; and (iii) the tenants under such leases shall be in occupancy, open for business, paying rent and not in monetary or other material default under such leases and all initial tenant improvement costs and initial allowances, initial leasing commissions and other initial leasing costs shall have been paid under such leases. Any undisbursed balance in the Debt Service Reserve on and after July 6, 2012, shall, together with any and all interest accrued thereon, be retained in the debt service reserve as additional collateral for the loan and will be released to borrower upon payment in full of the debt.

(5)  The Cut-Off Date LTV Ratio and the Maturity Date LTV Ratio have been calculated based upon the reduction of the Cut-Off Date Principal Balance of the Alexandria Mall Loan and the Alexandria Mall Loan Combination by the
     $4,000,000 Debt Service Reserve. The UW NCF DSCR has been calculated based upon the re-calculated debt service payment that would be in effect if the
     Alexandria Mall Loan and the Alexandria Mall Loan Combination is reduced by the $4,000,000 Debt Service Reserve. The unadjusted Cut-Off Date LTV Ratio,
     Maturity Date LTV Ratio and UW NCF DSCR for the Alexandria Mall Loan are
     73.53%, 73.53% and 1.33x, respectively, and the unadjusted Cut-Off Date LTV
     Ratio, Maturity Date LTV Ratio and UW NCF DSCR for the Alexandria Mall Loan
     Combination are 92.11%, 92.11% and 1.06x, respectively.

(6)  See footnote (3) of Tenant Summary below.

(7)  2007 NOI represents the annualized 9 months ending September 30, 2007.

                                      B-61

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                                 ALEXANDRIA MALL
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--------------------------------------------------------------------------------
                                 TENANT SUMMARY
--------------------------------------------------------------------------------

                                                             % OF NET                           % OF    DATE OF
                                RATINGS        NET RENTABLE  RENTABLE                          ACTUAL    LEASE
      TENANT NAME        FITCH/MOODY'S/S&P(1)    AREA (SF)     AREA    RENT PSF   ACTUAL RENT   RENT   EXPIRATION
-----------------------------------------------------------------------------------------------------------------

Anchor Owned
Sears                         BB/NR/BB                          SHADOW ANCHOR - NOT PART OF COLLATERAL
Dillard's                     BB/B1/BB                          SHADOW ANCHOR - NOT PART OF COLLATERAL
Burlington Coat Factory       CCC+/B3/B                         SHADOW ANCHOR - NOT PART OF COLLATERAL
Anchor Tenants
J.C. Penney                 BBB/Baa3/BBB-          145,481      26.0%     $ 1.65   $  240,036    5.3%     08/31/13
                                                   -------     -----      ------   ----------  -----
Total Anchor Tenants                               145,481      26.0%     $ 1.65   $  240,036    5.3%
Stage Stores, Inc.            NR/NR/NR              29,099       5.2      $ 5.00      145,495    3.2    03/31/08(3)
Circuit City                  NR/NR/NR              20,331       3.6      $14.00      284,634    6.3      01/31/18
Express                      NR/Baa3/BB-            12,970       2.3      $17.00      220,490    4.8      01/31/10
Rite Aid                     CCC/Caa2/B             12,734       2.3      $ 3.75       47,748    1.0      09/30/10
Sam Goody                     NR/NR/NR              12,000       2.1      $11.15      133,800    2.9      01/31/09
                                                   -------      -----     ------   ----------  -----
TOP 5 IN-LINE TENANTS                               87,134      15.6%     $ 9.55   $  832,167   18.3%      VARIOUS
Non-major Tenants(2)                               183,234      32.8       18.98    3,477,162   76.4       Various
                                                   -------      -----    -------   ----------  -----
OCCUPIED TOTAL                                     415,849      74.3%     $10.94   $4,549,365  100.0%
Vacant                                             143,589      25.7
                                                   -------      -----
COLLATERAL TOTAL                                   559,438     100.0%
                                                   =======     ======

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)  "Non-major Tenants" refers to tenants not listed as "Anchor Owned",
     "Anchored Tenants", or "Top 5 In-Line Tenants."

(3)  The information in this Tenant Summary reflects the tenant's current lease expiration of 03/31/08 and provides for a rent of $5.00 psf plus CAM and other charges. The UW Economic Occupancy %, UW Revenues, UW Expenses, UW
     Net Operating Income (NOI) and UW Net Cash Flow (NCF) reflect an assumed one-year lease extension at a gross rent, without pass-throughs of CAM or other charges, of $5.00 psf.

                                               LEASE ROLLOVER SCHEDULE(1)(2)

                         WTD. AVG. IN PLACE
            # OF LEASES   BASE RENT PSF      TOTAL SF   % OF TOTAL   CUMULATIVE %  % OF IN PLACE   CUMULATIVE % OF IN
YEAR          ROLLING       ROLLING          ROLLING   SF ROLLING   OF SF ROLLING   RENT ROLLING   PLACE RENT ROLLING
----------------------------------------------------------------------------------------------------------------------

MTM              11            $  9.61         55,751        10.0%         10.0%          11.8%             11.8%
2008              9            $ 18.01         30,061         5.4          15.3%          11.9              23.7%
2009              5            $ 15.03         22,068         3.9          19.3%           7.3              31.0%
2010             13            $ 17.74         49,953         8.9          28.2%          19.5              50.5%
2011              9            $ 17.82         34,771         6.2          34.4%          13.6              64.1%
2012              6            $ 29.85          8,650         1.5          36.0%           5.7              69.7%
2013              2            $  2.00        149,184        26.7          62.6%           6.6              76.3%
2014              3            $ 18.91          3,906         0.7          63.3%           1.6              77.9%
2015              3            $ 16.74         11,252         2.0          65.4%           4.1              82.1%
2016              3            $ 15.92         12,365         2.2          67.6%           4.3              86.4%
2017              4            $ 19.01         17,557         3.1          70.7%           7.3              93.7%
2018              1            $ 14.00         20,331         3.6          74.3%           6.3             100.0%
Thereafter        0            $  0.00              0         0.0          74.3%           0.0             100.0%
Vacant                                        143,589        25.7         100.0%
                ---                           -------       -----                        -----
TOTALS           69                           559,438       100.0%                       100.0%
                ===                           =======       =====                        =====
----------------------------------------------------------------------------------------------------------------------

(1)  As of loan closing on 07/27/07, tenants representing 3.8% of the NRA have termination options mostly related to sales based thresholds.

(2)  As of loan closing on 07/27/07, tenants representing 22.5% of the NRA have co-tenancy clauses in their leases.

                                      B-62

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                                 ALEXANDRIA MALL
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o    THE LOAN. The subject mortgage loan (the "Alexandria Mall Loan") is secured by a first mortgage encumbering a regional mall located in Alexandria,
     Louisiana (the "Alexandria Mall Property"). The Alexandria Mall Loan has a
     cut-off date principal balance of $47,500,000, which represents approximately 2.6% of the initial mortgage pool balance. The Alexandria
     Mall Loan was originated on July 2, 2007 and is part of a $59,500,000 loan combination consisting of the Alexandria Mall Loan and two subordinate loans, in the amounts of $7,000,000 and $5,000,000, respectively
     (collectively, the "Alexandria Mall Subordinate Non-Trust Loan") which are not included in the trust fund. The Alexandria Mall Loan and the Alexandria
     Mall Subordinate Non-Trust Loan are governed by a co-lender agreement to be described under "DESCRIPTION OF THE MORTGAGE POOL--The Loan
     Combinations--The Alexandria Mall Loan Combination" in the related prospectus supplement. The Alexandria Mall Loan provides for interest-only payments for the entire 120 months of its term.

     The Alexandria Mall Loan has a remaining term of 111 months and matures on
     July 6, 2017. The Alexandria Mall Loan may be prepaid on or after May 6,
     2017, and permits defeasance with United States government obligations beginning 2 years after the issue date for the CGCMT 2008-C7 certificates.

o    THE BORROWER. The borrower is Alexandria Main Mall LLC, a special purpose entity. Legal counsel to the Borrower delivered a non-consolidation opinion in connection with the origination of the Alexandria Mall Loan. The sponsor of the borrower is Alexmall Sub Radiant LLC, which is owned by the three principals of Radiant Partners, LLC ("Radiant"): Daniel P. Friedman, David
     Schonberger and Anne Nelson Zahner. Radiant was formed in early 2000 and is based in New York, New York. Radiant owns a portfolio of more than 3.6 million square feet that includes retail, office and parking facilities across the country. The three principals of Radiant have collectively over
     65 years experience in the real estate industry.

o    THE PROPERTY. The Alexandria Mall Property is an approximately 559,438 square foot regional mall situated on approximately 52.3 acres. The
     Alexandria Mall Property was constructed in 1973 and renovated in 2005. The
     Alexandria Mall Property is located in Alexandria, Louisiana, within the
     Alexandria, Louisiana metropolitan statistical area. As of November 30,
     2007, the occupancy rate for the Alexandria Mall Property was approximately
     74.3%.

     The largest tenant is J.C. Penney (NYSE:JCP) ("JCP") occupying 145,481 square feet, or approximately 26.0% of the net rentable area. JCP is a department store retailer operating in the United States, Puerto Rico and
     Brazil. As of November 2, 2007, JCP operated approximately 1,067 department stores in the United States and Puerto Rico and 58 Renner department stores in Brazil. As of March 10, 2008, JCP's market capitalization was approximately $8.96 billion. As of March 10, 2008, JCP was rated "BBB" by
     Fitch, "Baa3" by Moody's, and "BBB-" by S&P. The JCP lease expires in
     August, 2013.

     The second largest tenant is Stage Stores, Inc. (NYSE:SSI) ("Stage"), occupying 29,099 square feet, or approximately 5.2% of the net rentable area. Headquartered in Houston, Texas, Stage is a specialty department store offering brand name and private label apparel, accessories, cosmetics and footwear. As of February 3, 2008, the company operated approximately
     655 stores in 33 states. The company operates under the Stage, Beall's and
     Palais Royal brand names throughout the south central states, and under the
     Peebles brand name throughout the New England, mid-Atlantic, southeastern and midwestern states. As of March 10, 2008, Stage's market capitalization was approximately $509.3 million. The Stage lease expires in March, 2008.
     The borrower is understood to be in discussions with respect to an extension of the Stage lease to March, 2009 at a gross rent, without pass-throughs of common area maintenance (CAM) or other charges, of $5.00 per square foot, which is less than the tenant's current rent of $5.00 per square foot plus CAM and other charges.

     The third largest tenant is Circuit City (NYSE:CC), occupying 20,331 square feet, or approximately 3.6% of the net rentable area. Circuit City was founded in 1949 and operates as a specialty retailer of consumer electronics, home office products, entertainment software, and related services. It sells brand-name consumer electronics, personal computers, entertainment software, and related services in Circuit City stores in the
     United States and via web sites, www.circuitcity.com and www.firedog.com.
     As of February 28, 2008, Circuit City's domestic segment operated approximately 642 superstores and 12 other locations in the United States.
     As of March 10, 2008, Circuit City's market capitalization was $631.4 million. The Circuit City lease expires in January 2018. Circuit City's lease contains certain co-tenancy provisions whereby if fewer than two of the Alexandria Mall Property anchor stores are open for business or less than 65% of the floor area in the Alexandria Mall Property is

                                      B-63

--------------------------------------------------------------------------------
                                 ALEXANDRIA MALL
--------------------------------------------------------------------------------

     occupied by tenants open and operating for business (the "Co-Tenancy
     Requirements"), Circuit City may pay 50% of then applicable base rent until the Co-Tenancy Requirements are satisfied, and if the Co-Tenancy
     Requirements remain unsatisfied for twelve consecutive months, Circuit City may terminate its lease.

o    LOCKBOX ACCOUNT. None. However, following the occurrence and during the continuance of an event of default under the loan documents, the borrower is required to enter into a cash management agreement establishing a hard lockbox account pledged to the lender as additional collateral for the
     Alexandria Mall Loan Combination, into which rents from the Alexandria Mall
     Property are to be deposited.

o    SUBORDINATE DEBT. The Alexandria Mall Loan Combination includes the
     Alexandria Mall Subordinate Non-Trust Loan (consisting of two loans with original principal amounts of $7,000,000 and $5,000,000, respectively) that is subordinate to the $47,500,000 Alexandria Mall Loan and will not be an asset of the CGCMT 2008-C7 Trust Fund.

o    MANAGEMENT. General Growth Management, Inc., a division of General Growth
     Properties, Inc. ("GGP") is the property manager for the Alexandria Mall
     Property. GGP is a publicly traded real estate investment trust (NYSE:GGP).
     GGP owns, develops, operates, and/or manages shopping malls in approximately 44 states, as well as master planned communities in three states. GGP is headquartered in Chicago, Illinois. As of March 7, 2008, GGP was rated "BB" by Fitch, "Ba2" by Moody's, and "BBB-" by S&P, and had a
     market capitalization of approximately 8.01 billion. GGP is also one of the largest third-party managers for owners of regional malls. The property manager is an independent third party.

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--------------------------------------------------------------------------------
                           LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                         CGM
CUT-OFF DATE PRINCIPAL BALANCE                                       $40,900,000
PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                                 2.2%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                            R. Ramin Kamfar, Bluerock Real Estate, L.L.C.
OWNERSHIP INTEREST                                                     Leasehold
MORTGAGE RATE                                                            6.4700%
MATURITY DATE                                                   December 6, 2017
AMORTIZATION TYPE                                           Partial IO / Balloon
ORIGINAL TERM / AMORTIZATION TERM                                      120 / 360
REMAINING TERM / REMAINING
AMORTIZATION TERM                                                      116 / 360
LOCKBOX(1)                                         In-Place Soft, Springing Hard

UP-FRONT RESERVES
   TAX / INSURANCE                                                       No / No
   REPLACEMENT(2)                                                     $  100,000
   TI/LC(3)                                                           $3,000,000
   GROUND RENT(4)                                                     $  125,799
   TENANT HOLDBACK(5)                                                 $  735,830

ONGOING MONTHLY RESERVES
   TAX / INSURANCE                                                     Yes / Yes
   REPLACEMENT(2)                                                      Springing
   TI/LC(3)                                                            Springing
   GROUND RENT(4)                                                      Springing

ADDITIONAL FINANCING                                                         No

CUT-OFF DATE PRINCIPAL BALANCE                                       $40,900,000
CUT-OFF DATE PRINCIPAL BALANCE/SF                                            $61
CUT-OFF DATE LTV RATIO                                                    70.21%
MATURITY DATE LTV RATIO                                                   65.09%
UW NCF DSCR                                                                1.26x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 3
LOCATION                                                          Huntsville, AL
PROPERTY TYPE                                                   Office, Suburban
SIZE (SF)                                                                672,328
OCCUPANCY % AS OF MARCH 7, 2008                                            94.4%
YEAR BUILT / YEAR RENOVATED                                    Various / Various
APPRAISED VALUE                                                      $58,250,000
PROPERTY MANAGEMENT                                        Colonial Realty, L.P.
UW ECONOMIC OCCUPANCY %                                                    93.0%
UW REVENUES                                                           $8,481,113
UW EXPENSES(6)                                                        $4,085,375
UW NET OPERATING INCOME (NOI)(6)                                      $4,395,738
UW NET CASH FLOW (NCF)(6)                                             $3,884,769
2006 NOI(6)                                                           $6,248,946
2007 NOI(6)(7)                                                        $6,258,777
--------------------------------------------------------------------------------

(1)  See "Lockbox" below for further discussion.

(2)  At closing the borrower deposited $100,000 into the replacement reserve fund. In addition, commencing on the first day a regular monthly installment of principal and/or interest is due and payable under the note and continuing on the sixth calendar day of each month thereafter, the borrower must deliver to lender an amount equal to $11,205 should the balance fall below $100,000.

(3)  At closing, the borrower deposited $3,000,000 into the TI/LC reserve fund.
     In the event that at any time the remaining balance of the funds in the reserve is less than $3,000,000 (the "TILC cap"), then on each payment date thereafter, the borrower must pay to lender a monthly amount of $56,030 (or such lesser deposit amount as may be required to achieve the TILC Cap). If monthly deposits are required hereunder, then in the event the undisbursed balance of the funds in the reserve equals or exceeds the TILC cap, exclusive of the Tenant Holdback and lease recovery funds, the borrower will be temporarily relieved of the obligation of making the monthly deposits unless and until the undisbursed balance of the funds in the reserve falls below the TILC cap.

(4)  At closing, the borrower deposited $125,799 into the ground rent reserve fund. In the event borrower fails to pay rent under the ground lease lender may, but shall not be obligated to and without limiting lender's other rights and remedies hereunder, elect to use funds in the Ground Rent reserve fund to pay such rent, in which event borrower shall immediately pay to lender an amount sufficient to replenish the balance of the Ground
     Rent reserve fund.

(5)  At closing the borrower deposited $735,830 into the Tenant Holdback reserve fund. The amount reflects $73,633 for unexpired free rent periods (to be disbursed as the free rent periods expire), $655,381 for unpaid tenant improvement costs and allowances and unpaid leasing commissions (to be disbursed for payment of such costs or as such costs are paid), and $6,815 for prepaid rent (to be disbursed as the prepaid rent periods elapse).

(6)  UW Expenses, UW Net Operating Income (NOI) and UW Net Cash Flow (NCF)
     include the ground rent expense, which is not reflected in 2006 NOI and
     2007 NOI. The underwritten ground rent expense is $1,652,953.

(7)  2007 NOI represents the trailing-12 months ending September 30, 2007.

                                      B-69

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                        HUNTSVILLE OFFICE PORTFOLIO II
--------------------------------------------------------------------------------

                             TENANT SUMMARY

                                                                         % OF NET
                                          RATINGS         NET RENTABLE   RENTABLE
TENANT NAME                        FITCH/MOODY'S/S&P(1)     AREA (SF)      AREA     RENT PSF
--------------------------------------------------------------------------------------------

DRS Test & Energy Mgmt, Inc.(2)         BB+/B1/BB-           215,485        32.1%    $ 8.16
Jacobs Technology, Inc.(3)               NR/NR/NR             59,404         8.8      17.14
ITT Industries, Inc.                   A-/Baa1/BBB+           37,039         5.5      11.54
Daniel & Yeager                          NR/NR/NR             17,680         2.6      12.38
Decibel Research, Inc.(4)                NR/NR/NR             15,999         2.4      17.88
TOP 5 TENANTS                                                345,607        51.4%    $10.73
Non-major Tenants                                            289,296        43.0      14.03
                                                             -------       -----     ------
OCCUPIED TOTAL                                               634,903        94.4%    $12.23
Vacant                                                        37,425         5.6
                                                             -------       -----
COLLATERAL TOTAL                                             672,328       100.0%
                                                             =======       =====

                                                 % OF      DATE OF
                                                ACTUAL      LEASE
TENANT NAME                       ACTUAL RENT    RENT    EXPIRATION
-------------------------------------------------------------------

DRS Test & Energy Mgmt, Inc.(2)    $1,757,766    22.6%    06/30/13
Jacobs Technology, Inc.(3)          1,018,383    13.1%     Various
ITT Industries, Inc.                  427,430     5.5%    11/30/11
Daniel & Yeager                       218,884     2.8%    05/31/09
Decibel Research, Inc.(4)             286,107     3.7%    03/31/10
TOP 5 TENANTS                      $3,708,570    47.7%     VARIOUS
Non-major Tenants                   4,058,079    52.3%     Various
                                  -----------   -----
OCCUPIED TOTAL                     $7,766,650   100.0%
Vacant

COLLATERAL TOTAL

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)  DRS Test & Energy Management, Inc. may terminate their lease on 06/30/10 with one year written notice.

(3)  Jacobs Technology, Inc. leases two spaces at Perimeter Corporate Park 1500 and two spaces at Perimeter Corporate Park 1525. At Perimeter Corporate
     Park 1500, 5,233 square feet expire on 10/31/10 and 27,212 square feet expire on 03/31/11. At Perimeter Corporate Park 1525, 12,814 square feet expire on 03/31/11 and 14,145 square feet expire on 05/31/12. Jacobs
     Technology, Inc. may terminate 14,145 square feet with 180 days notice and payment of a termination fee equal to the unamortized portion of leasehold improvments and commissions, plus $61,000 at the end of the 36th or 48th lease months if the tenant's US Government contract is cancelled.

(4)  Decibel Research, Inc. may terminate on 03/31/09 with 180 days notice and a fee of $25,205 payable within 30 days of the notice if tenant's US
     Government contracts are decreased by 40% or more or if the tenant elects to construct its own building.

                           LEASE ROLLOVER SCHEDULE(1)

                           WTD. AVG. IN PLACE                                                             CUMULATIVE % OF
             # OF LEASES        BASE RENT       TOTAL SF   % OF TOTAL   CUMULATIVE % OF   % OF IN PLACE      IN PLACE
YEAR           ROLLING         PSF ROLLING       ROLLING   SF ROLLING      SF ROLLING      RENT ROLLING    RENT ROLLING
-------------------------------------------------------------------------------------------------------------------------

MTM                1             $13.10            3,456       0.5%            0.5%             0.6%            0.6%
2008              14             $14.57           60,549       9.0             9.5%            11.4            11.9%
2009              15             $14.86           56,375       8.4            17.9%            10.8            22.7%
2010              17             $15.63           92,441      13.7            31.7%            18.6            41.3%
2011              10             $14.54          127,253      18.9            50.6%            23.8            65.2%
2012               8             $14.79           52,521       7.8            58.4%            10.0            75.2%
2013               4             $ 7.96          242,308      36.0            94.4%            24.8           100.0%
2014               0             $ 0.00                0       0.0            94.4%             0.0           100.0%
2015               0             $ 0.00                0       0.0            94.4%             0.0           100.0%
2016               0             $ 0.00                0       0.0            94.4%             0.0           100.0%
2017               0             $ 0.00                0       0.0            94.4%             0.0           100.0%
2018               0             $ 0.00                0       0.0            94.4%             0.0           100.0%
Thereafter         0             $ 0.00                0       0.0            94.4%             0.0           100.0%
Vacant                                            37,425       5.6           100.0%
                 ---                             -------     -----                            -----
   TOTALS         69                             672,328     100.0%                           100.0%
                 ===                             =======     =====                            =====

(1)  As of loan closing on 06/22/07, tenants representing 47.4% of the NRA have termination options.

                                      B-70

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                         HUNTSVILLE OFFICE PORTFOLIO II
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                               PERFORMANCE SUMMARY

                                    CUT-OFF DATE
                      PROPERTY     ALLOCATED LOAN        YEAR BUILT /
PROPERTY NAME         LOCATION         BALANCE            RENOVATED
--------------------------------------------------------------------------

Perimeter Center
   Corporate Park  Huntsville, AL   $17,799,399       1986, 1988 / 2007
Progress Center    Huntsville, AL    12,217,339    1985, 1989, 1992 / 2006
DRS Building       Huntsville, AL    10,883,262        1964, 2004 / NAP
                                    -----------
 TOTAL/WTD. AVG.                    $40,900,000
                                    ===========

                               OCCUPANCY %
                   PROPERTY  (AS OF MARCH 7,   APPRAISED     UNDERWRITTEN
PROPERTY NAME        SIZE         2008)          VALUE     NET CASH FLOW(1)
---------------------------------------------------------------------------

Perimeter Center
   Corporate Park   234,851         95.0%     $25,350,000      $1,721,947
Progress Center     221,992         88.5       17,400,000       1,236,515
DRS Building        215,485        100.0       15,500,000         926,308
                    -------        -----      -----------      ----------
 TOTAL/WTD. AVG.    672,328         94.4%     $58,250,000      $3,884,769
                    =======                   ===========      ==========

(1)  Underwritten Net Cash Flow includes the ground rent expense, which is not reflected in historical numbers. The underwritten ground rent expense is
     $1,652,953.

                                      B-71

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                         HUNTSVILLE OFFICE PORTFOLIO II
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o    THE LOAN. The subject mortgage loan (the "Huntsville Office Portfolio II
     Loan") is secured by a first leasehold mortgage encumbering three office buildings located in Huntsville, Alabama (the "Perimeter Center Corporate
     Park Property", the "Progress Center Property" and the "DRS Building
     Property", together known as the "Huntsville Office Portfolio II
     Properties"). The Huntsville Office Portfolio II Loan has a cut-off date principal balance of $40,900,000, representing approximately 2.2% of the initial mortgage pool balance. The Huntsville Office Portfolio II Loan was originated on November 7, 2007. The Huntsville Office Portfolio II Loan
     provides for interest-only payments for the first 48 months of its term, and thereafter, fixed monthly payments of principal and interest.

     The Huntsville Office Portfolio II Loan has a remaining term of 116 months and matures on December 6, 2017. The Huntsville Office Portfolio II Loan
     may be prepaid on or after October 6, 2017, and permits defeasance with
     United States government obligations beginning 2 years after the issue date for the CGCMT 2008-C7 certificates.

o    THE BORROWER. The borrowers are 35 limited liability companies that own the leasehold estate in the Huntsville Office Portfolio II Properties as tenants in common, consisting of BR Cummings Research Park Portfolio II,
     TIC-1, LLC, a Delaware limited liability company through BR Cummings
     Research Park Portfolio II, TIC-35, LLC (collectively, the "Huntsville
     Office Portfolio II Borrower"), each of which is a Delaware limited liability company and a special purpose entity. Legal counsel to the
     Huntsville Office Portfolio II Borrower delivered a non-consolidation opinion in connection with the origination of the Huntsville Office
     Portfolio II Loan. The initial sponsors of certain of the tenants in common comprising the Huntsville Office Portfolio II Borrower are R. Ramin Kamfar
     and Bluerock Real Estate, L.L.C. ("Bluerock"). Mr. Kamfar founded Bluerock, for which he serves as Chairman/CEO. Bluerock's principals have an average of over 17 years experience in the real estate acquisition, project management, asset management and finance. In the last 15 years they have been involved in acquisition, development and repositioning projects representing over 7 million square feet of office, residential and hotel transactions. In addition, affiliates of Colonial Properties Trust, a publicly traded REIT (NYSE:CLP) ("CLP"), retain an equity interest in the
     Huntsville Office Portfolio II Borrower through ownership of certain tenants in common. As of March 11, 2008, CLP was rated "BBB-" by Fitch and
     "BBB-" by S&P. CLP is headquartered in Birmingham, Alabama Affiliates of
     CLP developed, were the prior owner of and currently manage the Huntsville
     Office Portfolio II Properties. A number of tenant in common interests have been transferred, and further transfers are anticipated, to third parties unrelated to Mr. Kamfar, Bluerock or CLP, and the interests of Mr. Kamfar,
     Bluerock or CLP in the Hunstville Portfolio II Borrower have been reduced and are anticipated to be further reduced or eliminated as a result of such transfers, as contemplated by the related loan documents.

o    THE PROPERTY. The Huntsville Office Portfolio II Properties consist of three mortgaged office properties totaling approximately 672,328 square feet. As of March 7, 2008, the weighted average occupancy rate for the
     Huntsville Office Portfolio II Properties was 94.4%. The Perimeter Center
     Corporate Park Property is an approximately 234,851 square foot office building situated on approximately 13.6 acres. The Perimeter Center
     Corporate Park Property was constructed in 1986 and 1988 and renovated in
     2007. As of March 10, 2008, the occupancy rate for the Perimeter Center
     Corporate Park Property was 95.0%. The Progress Center Property is an
     approximately 221,992 square foot office building situated on approximately
     26.4 acres. The Progress Center Property was constructed in 1985, 1989 and
     1992 and renovated in 2006. As of March 7, 2008, the occupancy rate for the
     Progress Center Property was 88.5%. The DRS Building Property is an
     approximately 215,485 square foot office building situated on approximately
     15.3 acres. The DRS Building Property was constructed in 1964 and 2004. As of March 7, 2008, the occupancy rate for the DRS Building Property was
     100.0%. The Huntsville Office Portfolio II Properties are located in
     Huntsville, Alabama, within the Huntsville, Alabama metropolitan statistical area.

     The largest tenant is DRS Test & Energy Mgmt, Inc. ("DRS") occupying
     215,485 square feet, or approximately 32.1% of the net rentable area of the
     Huntsville Office Portfolio II Properties or 100.0% of the net rentable area of the DRS Building Property. DRS is a division of DRS Technologies
     Inc. (NYSE: DRS). Through its facilities in approximately 27 states,
     Canada, the U.K., and Kuwait, the company develops, manufactures and supports a broad range of systems for critical mission and military sustainment requirements, as well as, homeland security. Over the past few years, DRS has executed multiple U.S. Army and military contracts at the
     DRS Building Property. As of March 11, 2008, DRS' market capitalization was
     $2.4 billion. As of March 11, 2008, DRS was rated "BB+" by Fitch, "B1" by
     Moody's, and "BB-" by S&P. The DRS lease expires in June, 2013. DRS has a termination option effective June 30, 2010, with a one year written notice.

     The second largest tenant is Jacobs Technology, Inc., occupying four units totaling 59,404 square feet, or approximately 8.8% of the net rentable area of the Huntsville Office Portfolio II Properties or 25.3% of the Perimeter
     Center Corporate Park Property.

                                      B-72

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                         HUNTSVILLE OFFICE PORTFOLIO II
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     Jacobs Technology, Inc. is the advanced technology arm of Jacobs
     Engineering Group Inc. ("Jacobs") (NYSE:JEC). Jacobs, founded in 1947 and incorporated in 1987, focuses on providing a range of aerospace, construction, and defense services to a number of industrial, commercial, and governmental clients worldwide. The company's customers are typically from the aerospace and automotive industries. Jacobs' global presence includes more than 160 offices in over 20 countries, with operations in
     North America, the United Kingdom, Europe, India, Australia, and Asia. A
     portion of the Jacobs lease which represents 40,026 square feet expires in
     March, 2011. A portion of the Jacobs lease which represents 14,145 square feet expires in May, 2012. The Jacobs' lease provides for a termination option on the 14,145 square feet of space. If the tenant's U.S. Government contract is cancelled, tenant may terminate on May 31, 2010 or May 31, 2011 with 180 days notice and payment of a termination fee. A portion of the
     Jacobs lease which represents 5,233 square feet expires in October, 2010.

     The third largest tenant is ITT Industries, Inc. ("ITT Industries"), occupying four units totaling 37,039 square feet, or approximately 5.5% of the net rentable area of the Huntsville Office Portfolio II Properties or
     16.7% of the net rentable area of the Progress Center Property. ITT
     Industries is a division of ITT Corporation (NYSE: ITT) ("ITT"), which was founded in 1920. The company is a global engineering and manufacturing company operated through three divisions, fluid technology, defense electronics & services, and motion & flow control. With a presence in more than 130 countries, ITT is one of the world's premier supplier of pumps, systems and services to move, control, and treat water and other fluids.
     The company is a major supplier of military defense systems, and provides advanced technical and operational services to government agencies. As of
     March 11, 2008, ITT's market capitalization was $9.8 billion. As of March
     15, 2008, ITT was rated "A-" by Fitch, "Baa1" by Moody's and "BBB+" by S&P.
     The ITT Industries lease expires in November, 2011.

o    LOCK BOX ACCOUNT. The Huntsville Office Portfolio II Borrower has
     established and will maintain an account with respect to the Huntsville
     Office Portfolio II Properties (the "Huntsville Office Portfolio II
     Clearing Account") with an eligible institution serving as clearing account bank (the "Huntsville Office Portfolio II Clearing Account Bank"). The
     Huntsville Office Portfolio II Borrower and the property manager are required to cause all rents and other property cash flow to be deposited into the Huntsville Office Portfolio II Clearing Account. The rents and other revenue will then be transferred daily into an account established and maintained by the Huntsville Office Portfolio II Borrower with respect to the Huntsville Office Portfolio II Properties (the "Huntsville Office
     Portfolio II Deposit Account") with an eligible institution serving as deposit account bank (the "Huntsville Office Portfolio II Deposit Account
     Bank"). If no Acceleration Event (as defined below) has occurred and is continuing, on each monthly payment date the Huntsville Office Portfolio II
     Deposit Account Bank is required to disburse funds from the Huntsville
     Office Portfolio II Deposit Account for payment of current debt service and certain reserve deposits, with disbursement of excess cash flow to or at the direction of the Huntsville Office Portfolio II Borrower so long as no event of default then exists (if an event of default then exists, excess cash flow is retained in the Huntsville Office Portfolio II Deposit Account
     as a debt service reserve until such event of default is cured). While an
     Acceleration Event has occurred and is continuing, the lender may apply sums then present in the Huntsville Office Portfolio II Clearing Account
     and the Huntsville Office Portfolio II Deposit Account to the payment of the debt in such order, proportion and priority as the lender may determine in its sole discretion. An "Acceleration Event" will be deemed to have occurred in the event that (i) the Huntsville Office Portfolio II Loan has been accelerated, (ii) the Huntsville Office Portfolio II Loan has not been fully repaid on the maturity date, (iii) the lender has appointed a receiver to take control of the property, or (iv) the lender has commenced a foreclosure action.

o    GROUND LEASE. The Huntsville Office Portfolio II Borrower owns a leasehold estate in the Huntsville Office Portfolio II Properties pursuant to a ground lease. The ground lease expires in 2106 and there are no rights of renewal. The fee interest in the Huntsville Office Portfolio II Properties is not subject or subordinate to the mortgage securing the Huntsville
     Office Portfolio II Loan. The lender has the right to receive notices of and cure any default of the Huntsville Office Portfolio II Borrower under the ground lease and the ground lease cannot be terminated by the ground lessor so long as the lender is effecting such cure with diligence. In addition, the lender having the most senior lien is entitled to a new lease upon the termination of the ground lease for any reason provided lender pays the ground lessor unpaid back rent and certain expenses.

o    MANAGEMENT. The property manager is Bluerock Property Management LLC (an affiliate of Bluerock and certain tenants in common comprising the
     Huntsville Office Portfolio II Borrower). Pursuant to a sub-management agreement with Bluerock Property Management, LLC (an affiliate with
     Bluerock), Colonial Realty, L.P. is the sub-property manager for the
     Huntsville Office Portfolio II Properties. The sub-property manager is affiliated with certain of the tenants in common comprising the Huntsville
     Office Portfolio II Borrower and is indirectly owned by CLP.

                                      B-73

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--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                        GSMC
CUT-OFF DATE PRINCIPAL BALANCE                                       $36,936,000
PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                                 2.0%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                        John R. McWhirter
OWNERSHIP INTEREST                                                    Fee Simple
MORTGAGE RATE                                                            6.2700%
MATURITY DATE                                                  September 6, 2017
AMORTIZATION TYPE                                           Partial IO / Balloon
ORIGINAL TERM / AMORTIZATION TERM                                      120 / 360
REMAINING TERM / REMAINING AMORTIZATION TERM                           113 / 360
LOCKBOX                                                                     None
UP-FRONT RESERVES
   TAX / INSURANCE                                                     Yes / Yes
   REPLACEMENT                                                            $6,950
ONGOING MONTHLY RESERVES
   TAX/INSURANCE                                                       Yes / Yes
   REPLACEMENT                                                            $6,950
ADDITIONAL FINANCING                                                          No
CUT-OFF DATE PRINCIPAL BALANCE                                       $36,936,000
CUT-OFF DATE PRINCIPAL BALANCE/UNIT                                     $132,863
CUT-OFF DATE LTV RATIO                                                    78.34%
MATURITY DATE LTV RATIO                                                   73.54%
UW IPCF DSCR(1)                                                            1.18x
UW NCF DSCR(2)                                                             1.10x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                            Columbia, SC
PROPERTY TYPE                                       Multifamily, Student Housing
SIZE (UNITS)                                                                 278
OCCUPANCY % AS OF DECEMBER 21, 2007                                        99.6%
YEAR BUILT / YEAR RENOVATED                                           2007 / NAP
APPRAISED VALUE                                                      $47,150,000
PROPERTY MANAGEMENT                                                Owner Managed
UW ECONOMIC OCCUPANCY %                                                    95.0%
UW REVENUES                                                           $4,615,903
UW EXPENSES                                                           $1,520,264
UW NET OPERATING INCOME (NOI)                                         $3,095,639
UW IN PLACE CASH FLOW (IPCF)(1)                                       $3,213,942
UW NET CASH FLOW (NCF)(2)                                             $3,012,239
--------------------------------------------------------------------------------

(1)  IPCF is the Underwritten NCF, which is based on the leases in place as of
     December 21, 2007. We cannot assure you that the property will ever attain or exceed the stated NCF.

(2)  NCF is the Underwritten NCF, which is based on the leases in place as of
     December 21, 2007 and underwritten occupancy of 95%. We cannot assure you that the property will ever attain or exceed the stated NCF.

                                      B-76

--------------------------------------------------------------------------------
                      COPPER BEECH TOWNHOMES II - COLUMBIA
--------------------------------------------------------------------------------

                                    UNIT MIX

                                             APPROXIMATE
                 NUMBER OF    APPROXIMATE   NET RENTABLE     % OF NET    AVERAGE IN
   UNIT TYPE       UNITS    UNIT SIZE (SF)    AREA (SF)   RENTABLE AREA  PLACE RENT
-----------------------------------------------------------------------------------

1-BR                 40            650          26,000          5.5%       $  647
2-BR                 40          1,300          52,000         11.0         1,003
3-BR                 88          2,000         176,000         37.1         1,387
4-BR+               110          2,000         220,000         46.4         1,772
                    ---          -----         -------        -----        ------
TOTAL/WTD. AVG.     278          1,705         474,000        100.0%       $1,378
                    ===          =====         =======        =====        ======

                                      B-77

--------------------------------------------------------------------------------
                     COPPER BEECH TOWNHOMES II -- COLUMBIA
--------------------------------------------------------------------------------

o    THE LOAN. The subject mortgage loan (the "Copper Beech Townhomes II -
     Columbia Loan") is secured by a first mortgage on a 278 - unit student housing multifamily complex located in Columbia, South Carolina (the
     "Copper Beech Townhomes II - Columbia Property"). The Copper Beech
     Townhomes II - Columbia Loan was originated on August 31, 2007 by Goldman
     Sachs Commercial Mortgage Capital, L.P., and was subsequently purchased by
     Goldman Sachs Mortgage Company. The Copper Beech Townhomes II - Columbia
     Loan has a principal balance as of the cut-off date of $36,936,000 and represents approximately 2.0% of the initial mortgage pool balance.

     The Copper Beech Townhomes II - Columbia Loan provides for interest-only payments through and including September 6, 2012, and thereafter, fixed monthly payments of principal and interest. The Copper Beech Townhomes II -
     Columbia Loan has a remaining term of 113 months and matures on September
     6, 2017. The Copper Beech Townhomes II - Columbia Loan may be prepaid on or after June 6, 2017, and permits defeasance with United States government obligations at any time after the second anniversary of the issue date for the CGCMT 2008-C7 certificates.

o    THE BORROWER. The borrower is Copper Beech Townhome Communities Twenty
     Five, LLC, a single-purpose, single-asset entity. The sponsor of the borrower is John R. McWhirter, Ph.D. Mr. McWhirter is a former Vice
     President at Union Carbide Corporation and Professor of Chemical
     Engineering at Penn State University. In the late 1980s, he and a partner formed a property management company and construction company to invest in and manage student rental properties. In the early 1990s, he expanded to build high-end single family homes. In 1995, these two activities were merged into a single business which now operates as Copper Beech Townhomes.
     Currently Copper Beech Townhomes operates 27 projects (including second phases of existing projects) in ten states in addition to managing a number of smaller student rentals throughout the country. These projects include properties at Penn State University, Purdue University, and Indiana
     University -- Bloomington.

o    THE PROPERTY. The Copper Beech Townhomes II - Columbia Property is a
     278-unit student townhouse community located in Columbia, South Carolina, approximately 2.5 miles from the campus of the University of South
     Carolina. The improvements were recently completed for the start of the
     Fall 2007 semester. One bedroom apartments and two-, three-, or four-bedroom townhomes are available. Each unit is available furnished or unfurnished, with each bedroom having its own individual full-size bathroom. Units include standard kitchen appliances along with washer/dryer, and tenants are provided free internet and cable services in each room of the apartment. Approximately 60% of the total units are furnished. Amenities include a swimming pool, a clubhouse with a fitness center, and shuttle bus service to the campus.

o    LOCKBOX ACCOUNT. The loan documents do not require a lockbox account.

o    MANAGEMENT. The Copper Beech Townhomes II - Columbia Property is
     self-managed.

                                      B-78

                                     ANNEX C

       DECREMENT TABLES FOR CLASS A-1, CLASS A-2A, CLASS A-2B, CLASS A-3,
            CLASS A-SB, CLASS A-4, CLASS A-1A, CLASS A-M, CLASS A-MA,
                      CLASS A-J AND CLASS A-JA CERTIFICATES

      PERCENTAGES OF INITIAL TOTAL PRINCIPAL BALANCE AT THE SPECIFIED CPRS
     (PREPAYMENTS LOCKED OUT THROUGH LOCK-OUT PERIOD, DEFEASANCE PERIOD AND
                YIELD MAINTENANCE PERIOD, THEN AT FOLLOWING CPR)

                                    CLASS A-1

   FOLLOWING DISTRIBUTION DATE IN     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage.................     100%      100%      100%      100%      100%
April 2009.........................      85        85        85        85        85
April 2010.........................      63        63        63        63        63
April 2011.........................      32        32        32        32        32
April 2012 and thereafter..........       0         0         0         0         0
Weighted Average Life (in Years)...    2.29      2.28      2.28      2.28      2.28

                                   CLASS A-2A

   FOLLOWING DISTRIBUTION DATE IN     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage.................     100%      100%      100%      100%      100%
April 2009.........................     100       100       100       100       100
April 2010.........................     100       100       100       100       100
April 2011.........................     100       100       100       100       100
April 2012.........................      80        80        80        80        80
April 2013 and thereafter..........       0         0         0         0         0
Weighted Average Life (in Years)...    4.16      4.15      4.15      4.13      3.99

                                   CLASS A-2B

   FOLLOWING DISTRIBUTION DATE IN     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage.................     100%      100%      100%      100%      100%
April 2009.........................     100       100       100       100       100
April 2010.........................     100       100       100       100       100
April 2011.........................     100       100       100       100       100
April 2012.........................     100       100       100       100       100
April 2013.........................     100        91        79        63         0
April 2014 and thereafter..........       0         0         0         0         0
Weighted Average Life (in Years)...    5.21      5.17      5.12      5.05      4.71

                                       C-1

      PERCENTAGES OF INITIAL TOTAL PRINCIPAL BALANCE AT THE SPECIFIED CPRS
     (PREPAYMENTS LOCKED OUT THROUGH LOCK-OUT PERIOD, DEFEASANCE PERIOD AND
                YIELD MAINTENANCE PERIOD, THEN AT FOLLOWING CPR)

                                    CLASS A-3

   FOLLOWING DISTRIBUTION DATE IN     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage.................     100%      100%      100%      100%      100%
April 2009.........................     100       100       100       100       100
April 2010.........................     100       100       100       100       100
April 2011.........................     100       100       100       100       100
April 2012.........................     100       100       100       100       100
April 2013.........................     100       100       100       100       100
April 2014.........................     100        90        78        63        19
April 2015 and thereafter..........       0         0         0         0         0
Weighted Average Life (in Years)...    6.26      6.20      6.14      6.05      5.72

                                   CLASS A-SB

   FOLLOWING DISTRIBUTION DATE IN     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage.................     100%      100%      100%      100%      100%
April 2009.........................     100       100       100       100       100
April 2010.........................     100       100       100       100       100
April 2011.........................     100       100       100       100       100
April 2012.........................     100       100       100       100       100
April 2013.........................      91        91        91        91        91
April 2014.........................      73        73        73        73        73
April 2015.........................      58        58        58        58        58
April 2016.........................      39        39        39        39        39
April 2017 and thereafter..........       0         0         0         0         0
Weighted Average Life (in Years)...    7.12      7.11      7.11      7.10      7.06

                                       C-2

      PERCENTAGES OF INITIAL TOTAL PRINCIPAL BALANCE AT THE SPECIFIED CPRS
     (PREPAYMENTS LOCKED OUT THROUGH LOCK-OUT PERIOD, DEFEASANCE PERIOD AND
                YIELD MAINTENANCE PERIOD, THEN AT FOLLOWING CPR)

                                    CLASS A-4

   FOLLOWING DISTRIBUTION DATE IN     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage.................     100%      100%      100%      100%      100%
April 2009.........................     100       100       100       100       100
April 2010.........................     100       100       100       100       100
April 2011.........................     100       100       100       100       100
April 2012.........................     100       100       100       100       100
April 2013.........................     100       100       100       100       100
April 2014.........................     100       100       100       100       100
April 2015.........................     100       100       100       100       100
April 2016.........................     100       100       100       100       100
April 2017.........................     100        98        95        90        30
April 2018 and thereafter..........       0         0         0         0         0
Weighted Average Life (in Years)...    9.24      9.22      9.20      9.17      8.98

                                   CLASS A-1A

   FOLLOWING DISTRIBUTION DATE IN     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage.................     100%      100%      100%      100%      100%
April 2009.........................     100       100       100       100       100
April 2010.........................     100       100       100       100       100
April 2011.........................      99        99        99        99        99
April 2012.........................      99        99        99        99        99
April 2013.........................      98        98        98        98        98
April 2014.........................      93        93        93        93        93
April 2015.........................      91        91        91        91        91
April 2016.........................      89        89        89        89        89
April 2017.........................      75        74        73        72        60
April 2018 and thereafter..........       0         0         0         0         0
Weighted Average Life (in Years)...    8.86      8.85      8.84      8.82      8.67

                                       C-3

      PERCENTAGES OF INITIAL TOTAL PRINCIPAL BALANCE AT THE SPECIFIED CPRS
     (PREPAYMENTS LOCKED OUT THROUGH LOCK-OUT PERIOD, DEFEASANCE PERIOD AND
                YIELD MAINTENANCE PERIOD, THEN AT FOLLOWING CPR)

                                    CLASS A-M

   FOLLOWING DISTRIBUTION DATE IN     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage.................     100%      100%      100%      100%      100%
April 2009.........................     100       100       100       100       100
April 2010.........................     100       100       100       100       100
April 2011.........................     100       100       100       100       100
April 2012.........................     100       100       100       100       100
April 2013.........................     100       100       100       100       100
April 2014.........................     100       100       100       100       100
April 2015.........................     100       100       100       100       100
April 2016.........................     100       100       100       100       100
April 2017.........................     100       100       100       100       100
April 2018 and thereafter..........       0         0         0         0         0
Weighted Average Life (in Years)...    9.38      9.38      9.38      9.36      9.16

                                   CLASS A-MA

   FOLLOWING DISTRIBUTION DATE IN     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage.................     100%      100%      100%      100%      100%
April 2009.........................     100       100       100       100       100
April 2010.........................     100       100       100       100       100
April 2011.........................     100       100       100       100       100
April 2012.........................     100       100       100       100       100
April 2013.........................     100       100       100       100       100
April 2014.........................     100       100       100       100       100
April 2015.........................     100       100       100       100       100
April 2016.........................     100       100       100       100       100
April 2017.........................     100       100       100       100       100
April 2018 and thereafter..........       0         0         0         0         0
Weighted Average Life (in Years)...    9.46      9.46      9.46      9.46      9.29

                                       C-4

      PERCENTAGES OF INITIAL TOTAL PRINCIPAL BALANCE AT THE SPECIFIED CPRS
     (PREPAYMENTS LOCKED OUT THROUGH LOCK-OUT PERIOD, DEFEASANCE PERIOD AND
                YIELD MAINTENANCE PERIOD, THEN AT FOLLOWING CPR)

                                    CLASS A-J

   FOLLOWING DISTRIBUTION DATE IN     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage.................     100%      100%      100%      100%      100%
April 2009.........................     100       100       100       100       100
April 2010.........................     100       100       100       100       100
April 2011.........................     100       100       100       100       100
April 2012.........................     100       100       100       100       100
April 2013.........................     100       100       100       100       100
April 2014.........................     100       100       100       100       100
April 2015.........................     100       100       100       100       100
April 2016.........................     100       100       100       100       100
April 2017.........................     100       100       100       100       100
April 2018 and thereafter..........       0         0         0         0         0
Weighted Average Life (in Years)...    9.50      9.49      9.48      9.46      9.28

                                   CLASS A-JA

   FOLLOWING DISTRIBUTION DATE IN     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage.................     100%      100%      100%      100%      100%
April 2009.........................     100       100       100       100       100
April 2010.........................     100       100       100       100       100
April 2011.........................     100       100       100       100       100
April 2012.........................     100       100       100       100       100
April 2013.........................     100       100       100       100       100
April 2014.........................     100       100       100       100       100
April 2015.........................     100       100       100       100       100
April 2016.........................     100       100       100       100       100
April 2017.........................     100       100       100       100       100
April 2018 and thereafter..........       0         0         0         0         0
Weighted Average Life (in Years)...    9.50      9.50      9.50      9.49      9.34

                                       C-5

                                    ANNEX D

                      Form of Distribution Date Statement

                                                                           -----------------------------------------
                                                                           For Additional Information please contact
                                                                                   CTSLink Customer Service
                                                                                        1-866-846-4526
   [WELLS FARGO LOGO]           CITIGROUP COMMERCIAL MORTGAGE TRUST        Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   -----------------------------------------
CORPORATE TRUST SERVICES                  SERIES 2008-C7                            PAYMENT DATE:         05/12/2008
8480 STAGECOACH CIRCLE                                                              RECORD DATE:          04/30/2008
FREDERICK, MD 21701-4747                                                            DETERMINATION DATE:   05/06/2008

                           DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS                                          PAGE(S)
------------------                                          ------
Certificate Distribution Detail                                 2
Certificate Factor Detail                                       3
Reconciliation Detail                                           4
Other Required Information                                      5
Cash Reconciliation Detail                                      6
Ratings Detail                                                  7
Current Mortgage Loan and Property Stratification Tables     8 - 16
Mortgage Loan Detail                                           17
NOI Detail                                                     18
Principal Prepayment Detail                                    19
Historical Detail                                              20
Delinquency Loan Detail                                        21
Specially Serviced Loan Detail                               22 - 23
Advance Summary                                                24
Modified Loan Detail                                           25
Historical Liquidated Loan Detail                              26
Historical Bond / Collateral Realized Loss Reconciliation      27
Interest Shortfall Reconciliation Detail                     28 - 29
Defeased Loan Detail                                           30
Supplemental Reporting                                         31

          DEPOSITOR
--------------------------------
Citigroup Commercial Mortgage
Securities Inc.
388 Greenwich Street, 11th Floor
New York, NY 10013

Contact:       Angela Vleck
Phone Number: (212) 816-8087
--------------------------------

       MASTER SERVICER
--------------------------------
Capmark Finance Inc.
116 Welsh Road
Horsham, PA 19044-8015

Contact:      Darri Cunningham
Phone Number: (215) 328-1784
--------------------------------

       MASTER SERVICER
--------------------------------
Midland Loan Services, Inc.
10851 Mastin Street, Building 82
Overland Park, KS 66210

Contact:      Kevin Donahue
Phone Number: (913) 253-9000
--------------------------------

        SPECIAL SERVICER
--------------------------------
LNR Partners, Inc.
1601 Washington Avenue
Suite 700
Miami Beach, FL 33139

Contact:      Vickie Taylor
Phone Number: (305) 229-6614
--------------------------------

This report has been compiled from information provided to Wells Fargo Bank,
N.A. by various third parties, which may include the Master Servicer, Special
Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

                                                                    Page 1 of 31

                                                                           -----------------------------------------
                                                                           For Additional Information please contact
                                                                                   CTSLink Customer Service
                                                                                        1-866-846-4526
   [WELLS FARGO LOGO]           CITIGROUP COMMERCIAL MORTGAGE TRUST        Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   -----------------------------------------
CORPORATE TRUST SERVICES                  SERIES 2008-C7                        PAYMENT DATE:        05/12/2008
8480 STAGECOACH CIRCLE                                                          RECORD DATE:         04/30/2008
FREDERICK, MD 21701-4747                                                        DETERMINATION DATE:  05/06/2008

                        CERTIFICATE DISTRIBUTION DETAIL

              Pass-Through  Original  Beginning    Principal     Interest    Prepayment
Class  CUSIP   Rate          Balance   Balance   Distribution  Distribution   Premium
---------------------------------------------------------------------------------------

  A-1           0.000000%     0.00      0.00         0.00          0.00         0.00
 A-1A           0.000000%     0.00      0.00         0.00          0.00         0.00
 A-2A           0.000000%     0.00      0.00         0.00          0.00         0.00
 A-2B           0.000000%     0.00      0.00         0.00          0.00         0.00
  A-3           0.000000%     0.00      0.00         0.00          0.00         0.00
 A-SB           0.000000%     0.00      0.00         0.00          0.00         0.00
  A-4           0.000000%     0.00      0.00         0.00          0.00         0.00
  A-M           0.000000%     0.00      0.00         0.00          0.00         0.00
 A-MA           0.000000%     0.00      0.00         0.00          0.00         0.00
  A-J           0.000000%     0.00      0.00         0.00          0.00         0.00
 A-JA           0.000000%     0.00      0.00         0.00          0.00         0.00
   B            0.000000%     0.00      0.00         0.00          0.00         0.00
   C            0.000000%     0.00      0.00         0.00          0.00         0.00
   D            0.000000%     0.00      0.00         0.00          0.00         0.00
   E            0.000000%     0.00      0.00         0.00          0.00         0.00
   F            0.000000%     0.00      0.00         0.00          0.00         0.00
   G            0.000000%     0.00      0.00         0.00          0.00         0.00
   H            0.000000%     0.00      0.00         0.00          0.00         0.00
   J            0.000000%     0.00      0.00         0.00          0.00         0.00
   K            0.000000%     0.00      0.00         0.00          0.00         0.00
   L            0.000000%     0.00      0.00         0.00          0.00         0.00
   M            0.000000%     0.00      0.00         0.00          0.00         0.00
   N            0.000000%     0.00      0.00         0.00          0.00         0.00
   O            0.000000%     0.00      0.00         0.00          0.00         0.00
   P            0.000000%     0.00      0.00         0.00          0.00         0.00
   Q            0.000000%     0.00      0.00         0.00          0.00         0.00
   S            0.000000%     0.00      0.00         0.00          0.00         0.00
   Y            0.000000%     0.00      0.00         0.00          0.00         0.00
   R            0.000000%     0.00      0.00         0.00          0.00         0.00
---------------------------------------------------------------------------------------
Totals                        0.00      0.00         0.00          0.00         0.00
=======================================================================================

       Realized Loss/
         Additional                              Current
            Trust           Total     Ending  Subordination
Class   Fund Expenses  Distribution  Balance    Level (1)
-----------------------------------------------------------

  A-1       0.00          0.00         0.00        0.00
 A-1A       0.00          0.00         0.00        0.00
 A-2A       0.00          0.00         0.00        0.00
 A-2B       0.00          0.00         0.00        0.00
  A-3       0.00          0.00         0.00        0.00
 A-SB       0.00          0.00         0.00        0.00
  A-4       0.00          0.00         0.00        0.00
  A-M       0.00          0.00         0.00        0.00
 A-MA       0.00          0.00         0.00        0.00
  A-J       0.00          0.00         0.00        0.00
 A-JA       0.00          0.00         0.00        0.00
   B        0.00          0.00         0.00        0.00
   C        0.00          0.00         0.00        0.00
   D        0.00          0.00         0.00        0.00
   E        0.00          0.00         0.00        0.00
   F        0.00          0.00         0.00        0.00
   G        0.00          0.00         0.00        0.00
   H        0.00          0.00         0.00        0.00
   J        0.00          0.00         0.00        0.00
   K        0.00          0.00         0.00        0.00
   L        0.00          0.00         0.00        0.00
   M        0.00          0.00         0.00        0.00
   N        0.00          0.00         0.00        0.00
   O        0.00          0.00         0.00        0.00
   P        0.00          0.00         0.00        0.00
   Q        0.00          0.00         0.00        0.00
   S        0.00          0.00         0.00        0.00
   Y        0.00          0.00         0.00        0.00
   R        0.00          0.00         0.00        0.00
-----------------------------------------------------------
Totals      0.00          0.00         0.00        0.00
===========================================================

                            Original  Beginning                                           Ending
              Pass-Through  Notional   Notional    Interest    Prepayment     Total      Notional
Class  CUSIP      Rate       Amount     Amount   Distribution    Premium   Distribution   Amount
-------------------------------------------------------------------------------------------------

  X             0.000000      0.00       0.00         0.00        0.00         0.00        0.00

(1)  Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

                                                                    Page 2 of 31

                                                                           -----------------------------------------
                                                                           For Additional Information please contact
                                                                                   CTSLink Customer Service
                                                                                        1-866-846-4526
   [WELLS FARGO LOGO]           CITIGROUP COMMERCIAL MORTGAGE TRUST        Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   -----------------------------------------
CORPORATE TRUST SERVICES                  SERIES 2008-C7                        PAYMENT DATE:         05/12/2008
8480 STAGECOACH CIRCLE                                                          RECORD DATE:          04/30/2008
FREDERICK, MD 21701-4747                                                        DETERMINATION DATE:   05/06/2008

                            CERTIFICATE FACTOR DETAIL

                                                                         Realized Loss/
                 Beginning     Principal      Interest     Prepayment   Additional Trust     Ending
Class   CUSIP     Balance    Distribution   Distribution     Premium      Fund Expenses      Balance
-----------------------------------------------------------------------------------------------------

 A-1            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 A-1A           0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 A-2A           0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 A-2B           0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 A-3            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 A-SB           0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 A-4            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 A-M            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 A-MA           0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 A-J            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 A-JA           0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  B             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  C             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  D             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  E             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  F             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  G             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  H             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  J             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  K             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  L             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  M             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  N             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  O             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  P             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  Q             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  S             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  Y             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  R             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000

                 Beginning                                   Ending
                 Notional      Interest      Prepayment     Notional
Class   CUSIP     Amount     Distribution     Premium        Amount
---------------------------------------------------------------------
  X             0.00000000   0.00000000     0.00000000     0.00000000

                                                                    Page 3 of 31

                                                                           -----------------------------------------
                                                                           For Additional Information please contact
                                                                                   CTSLink Customer Service
                                                                                        1-866-846-4526
   [WELLS FARGO LOGO]           CITIGROUP COMMERCIAL MORTGAGE TRUST        Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   -----------------------------------------
CORPORATE TRUST SERVICES                  SERIES 2008-C7                        PAYMENT DATE:         05/12/2008
8480 STAGECOACH CIRCLE                                                          RECORD DATE:          04/30/2008
FREDERICK, MD 21701-4747                                                        DETERMINATION DATE:   05/06/2008

                              RECONCILIATION DETAIL

PRINCIPAL RECONCILIATION

                               Unpaid                                                     Stated     Unpaid      Current
            Stated Beginning  Beginning                                                   Ending     Ending     Principal
                Principal     Principal  Scheduled  Unscheduled   Principal   Realized  Principal  Principal  Distribution
Loan Group       Balance       Balance   Principal   Principal   Adjustments    Loss     Balance    Balance      Amount
--------------------------------------------------------------------------------------------------------------------------

    1              0.00          0.00       0.00        0.00         0.00       0.00       0.00       0.00        0.00
    2              0.00          0.00       0.00        0.00         0.00       0.00       0.00       0.00        0.00
--------------------------------------------------------------------------------------------------------------------------
Total              0.00          0.00       0.00        0.00         0.00       0.00       0.00       0.00        0.00
==========================================================================================================================

CERTIFICATE INTEREST RECONCILIATION

                                          Net                                                                          Remaining
                                       Aggregate                 Distributable                                           Unpaid
                           Accrued    Prepayment  Distributable   Certificate              Additional                Distributable
       Accrual  Accrual  Certificate   Interest    Certificate      Interest     WAC CAP   Trust Fund    Interest     Certificate
Class   Dates    Days      Interest   Shortfall      Interest      Adjustment   Shortfall   Expenses   Distribution     Interest
----------------------------------------------------------------------------------------------------------------------------------

 A-1      0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
 A-1A     0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
 A-2A     0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
 A-2B     0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
 A-3      0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
 A-SB     0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
 A-4      0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
 A-M      0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
 A-MA     0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
 A-J      0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
 A-JA     0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
  X       0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
  B       0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
  C       0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
  D       0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
  E       0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
  F       0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
  G       0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
  H       0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
  J       0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
  K       0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
  L       0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
  M       0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
  N       0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
  O       0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
  P       0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
  Q       0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
  S       0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
  Y       0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
----------------------------------------------------------------------------------------------------------------------------------
Totals             0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
==================================================================================================================================

                                                                    Page 4 of 31

                                                                           -----------------------------------------
                                                                           For Additional Information please contact
                                                                                   CTSLink Customer Service
                                                                                        1-866-846-4526
   [WELLS FARGO LOGO]           CITIGROUP COMMERCIAL MORTGAGE TRUST        Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   -----------------------------------------
CORPORATE TRUST SERVICES                  SERIES 2008-C7                            PAYMENT DATE:         05/12/2008
8480 STAGECOACH CIRCLE                                                              RECORD DATE:          04/30/2008
FREDERICK, MD 21701-4747                                                            DETERMINATION DATE:   05/06/2008

                           OTHER REQUIRED INFORMATION

Available Distribution Amount (1)                                           0.00

Master Servicing Fee Summary

   Current Period Accrued Master Servicing Fees                             0.00
   Less Delinquent Master Servicing Fees                                    0.00
   Less Reductions to Master Servicing Fees                                 0.00
   Plus Master Servicing Fees for Delinquent Payments Received              0.00
   Plus Adjustments for Prior Master Servicing Calculation                  0.00
   Total Master Servicing Fees Collected                                    0.00

(1)  The Available Distribution Amount includes any Prepayment Premiums.

Appraisal Reduction Amount

         Appraisal   Cumulative   Most Recent
 Loan    Reduction      ASER       App. Red.
Number    Effected     Amount        Date
---------------------------------------------

---------------------------------------------
Total
=============================================

                                                                    Page 5 of 31

                                                                           -----------------------------------------
                                                                           For Additional Information please contact
                                                                                   CTSLink Customer Service
                                                                                        1-866-846-4526
   [WELLS FARGO LOGO]           CITIGROUP COMMERCIAL MORTGAGE TRUST        Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   -----------------------------------------
CORPORATE TRUST SERVICES                  SERIES 2008-C7                            PAYMENT DATE:         05/12/2008
8480 STAGECOACH CIRCLE                                                              RECORD DATE:          04/30/2008
FREDERICK, MD 21701-4747                                                            DETERMINATION DATE:   05/06/2008

                           CASH RECONCILIATION DETAIL

TOTAL FUNDS COLLECTED
   INTEREST:
      Interest paid or advanced                                      0.00
      Interest reductions due to Non-Recoverability Determinations   0.00
      Interest Adjustments                                           0.00
      Deferred Interest                                              0.00
      Net Prepayment Interest Shortfall                              0.00
      Net Prepayment Interest Excess                                 0.00
      Extension Interest                                             0.00
      Interest Reserve Withdrawal                                    0.00
                                                                            ----
         TOTAL INTEREST COLLECTED                                           0.00
   PRINCIPAL:
      Scheduled Principal                                            0.00
      Unscheduled Principal                                          0.00
         Principal Prepayments                                       0.00
         Collection of Principal after Maturity Date                 0.00
         Recoveries from Liquidation and Insurance Proceeds          0.00
         Excess of Prior Principal Amounts paid                      0.00
         Curtailments                                                0.00
      Negative Amortization                                          0.00
      Principal Adjustments                                          0.00
                                                                            ----
         TOTAL PRINCIPAL COLLECTED                                          0.00
   OTHER:
      Prepayment Penalties/Yield Maintenance                         0.00
      Repayment Fees                                                 0.00
      Borrower Option Extension Fees                                 0.00
      Equity Payments Received                                       0.00
      Net Swap Counterparty Payments Received                        0.00
                                                                            ----
         TOTAL OTHER COLLECTED                                              0.00
                                                                            ----
TOTAL FUNDS COLLECTED                                                       0.00
                                                                            ====
TOTAL FUNDS DISTRIBUTED
   FEES:
      Master Servicing Fee                                           0.00
      Trustee Fee                                                    0.00
      Certificate Administration Fee                                 0.00
      Insurer Fee                                                    0.00
      Miscellaneous Fee                                              0.00
                                                                            ----
         TOTAL FEES                                                         0.00
   ADDITIONAL TRUST FUND EXPENSES:
      Reimbursement for Interest on Advances                         0.00
      ASER Amount                                                    0.00
      Special Servicing Fee                                          0.00
      Rating Agency Expenses                                         0.00
      Attorney Fees & Expenses                                       0.00
      Bankruptcy Expense                                             0.00
      Taxes Imposed on Trust Fund                                    0.00
      Non-Recoverable Advances                                       0.00
      Other Expenses                                                 0.00
                                                                            ----
         TOTAL ADDITIONAL TRUST FUND EXPENSES                               0.00
   INTEREST RESERVE DEPOSIT                                                 0.00
   PAYMENTS TO CERTIFICATEHOLDERS & OTHERS:
      Interest Distribution                                          0.00
      Principal Distribution                                         0.00
      Prepayment Penalties/Yield Maintenance                         0.00
      Borrower Option Extension Fees                                 0.00
      Equity Payments Paid                                           0.00
      Net Swap Counterparty Payments Paid                            0.00
                                                                            ----
         TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS                      0.00
                                                                            ----
TOTAL FUNDS DISTRIBUTED                                                     0.00
                                                                            ====

                                                                    Page 6 of 31

                                                                           -----------------------------------------
                                                                           For Additional Information please contact
                                                                                   CTSLink Customer Service
                                                                                        1-866-846-4526
   [WELLS FARGO LOGO]           CITIGROUP COMMERCIAL MORTGAGE TRUST        Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   -----------------------------------------
CORPORATE TRUST SERVICES                  SERIES 2008-C7                        PAYMENT DATE:         05/12/2008
8480 STAGECOACH CIRCLE                                                          RECORD DATE:          04/30/2008
FREDERICK, MD 21701-4747                                                        DETERMINATION DATE:   05/06/2008

                                 RATINGS DETAIL

                    Original Ratings        Current Ratings (1)
                -----------------------   -----------------------
Class   CUSIP   Fitch   Moody's   S & P   Fitch   Moody's   S & P
-----------------------------------------------------------------
 A-1
A-1A
A-2A
A-2B
 A-3
A-SB
 A-4
 A-M
A-MA
A-J
A-JA
  X
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  O
  P
  Q
  S
  Y

NR - Designates that the class was not rated by the above agency at the time of original issuance.

X  - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.

N/A - Data not available this period.

1)   For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.
One State Street Plaza
New York, New York 10004
(212) 908-0500

Moody's Investors Service
99 Church Street
New York, New York 10007
(212) 553-0300

Standard & Poor's Rating Services
55 Water Street
New York, New York 10041
(212) 438-2430

                                                                    Page 7 of 31

                                                                           -----------------------------------------
                                                                           For Additional Information please contact
                                                                                   CTSLink Customer Service
                                                                                        1-866-846-4526
   [WELLS FARGO LOGO]           CITIGROUP COMMERCIAL MORTGAGE TRUST        Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   -----------------------------------------
CORPORATE TRUST SERVICES                  SERIES 2008-C7                        PAYMENT DATE:         05/12/2008
8480 STAGECOACH CIRCLE                                                          RECORD DATE:          04/30/2008
FREDERICK, MD 21701-4747                                                        DETERMINATION DATE:   05/06/2008

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

                                SCHEDULED BALANCE

                                % of
Scheduled    # of   Scheduled   Agg.   WAM           Weighted
 Balance    loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------

---------------------------------------------------------------
Totals
===============================================================

                                    STATE (3)

                                 % of
             # of    Scheduled   Agg.   WAM           Weighted
State       Props.    Balance    Bal.   (2)   WAC   Avg DSCR (1)
----------------------------------------------------------------

----------------------------------------------------------------
Totals
================================================================

See footnotes on last page of this section.

                                                                    Page 8 of 31

                                                                           -----------------------------------------
                                                                           For Additional Information please contact
                                                                                   CTSLink Customer Service
                                                                                        1-866-846-4526
   [WELLS FARGO LOGO]           CITIGROUP COMMERCIAL MORTGAGE TRUST        Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   -----------------------------------------
CORPORATE TRUST SERVICES                  SERIES 2008-C7                        PAYMENT DATE:         05/12/2008
8480 STAGECOACH CIRCLE                                                          RECORD DATE:          04/30/2008
FREDERICK, MD 21701-4747                                                        DETERMINATION DATE:   05/06/2008

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

                           DEBT SERVICE COVERAGE RATIO

                                     % of
 Debt Service     # of   Scheduled   Agg.   WAM           Weighted
Coverage Ratio   loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
--------------------------------------------------------------------

--------------------------------------------------------------------
Totals
====================================================================

                                    NOTE RATE

                                     % of
     Note         # of   Scheduled   Agg.   WAM           Weighted
     Rate        loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
--------------------------------------------------------------------

--------------------------------------------------------------------
Totals
====================================================================

                                PROPERTY TYPE (3)

                                      % of
                  # of    Scheduled   Agg.   WAM           Weighted
 Property Type   Props.    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------------

---------------------------------------------------------------------
Totals
=====================================================================

                                   SEASONING

                                     % of
                  # of   Scheduled   Agg.   WAM           Weighted
   Seasoning     loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
--------------------------------------------------------------------

--------------------------------------------------------------------
Totals
====================================================================

See footnotes on last page of this section.

                                                                    Page 9 of 31

                                                                           -----------------------------------------
                                                                           For Additional Information please contact
                                                                                   CTSLink Customer Service
                                                                                        1-866-846-4526
   [WELLS FARGO LOGO]           CITIGROUP COMMERCIAL MORTGAGE TRUST        Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   -----------------------------------------
CORPORATE TRUST SERVICES                  SERIES 2008-C7                        PAYMENT DATE:         05/12/2008
8480 STAGECOACH CIRCLE                                                          RECORD DATE:          04/30/2008
FREDERICK, MD 21701-4747                                                        DETERMINATION DATE:   05/06/2008

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

                                             % of
Anticipated Remaining     # of   Scheduled   Agg.   WAM           Weighted
     Term (2)            loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
----------------------------------------------------------------------------

----------------------------------------------------------------------------
Totals
============================================================================

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

                                             % of
Remaining Amortization    # of   Scheduled   Agg.   WAM           Weighted
         Term            loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
----------------------------------------------------------------------------

----------------------------------------------------------------------------
Totals
============================================================================

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

                                             % of
   Remaining Stated      # of    Scheduled   Agg.   WAM          Weighted
         Term            loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
----------------------------------------------------------------------------

----------------------------------------------------------------------------
Totals
============================================================================

                             AGE OF MOST RECENT NOI

                                             % of
      Age of Most         # of   Scheduled   Agg.   WAM           Weighted
      Recent NOI         loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
----------------------------------------------------------------------------

----------------------------------------------------------------------------
Totals
============================================================================

(1)  Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used.
     The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2)  Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3)  Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

                                                                   Page 10 of 31

                                                                           -----------------------------------------
                                                                           For Additional Information please contact
                                                                                   CTSLink Customer Service
                                                                                        1-866-846-4526
   [WELLS FARGO LOGO]           CITIGROUP COMMERCIAL MORTGAGE TRUST        Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   -----------------------------------------
CORPORATE TRUST SERVICES                  SERIES 2008-C7                        PAYMENT DATE:         05/12/2008
8480 STAGECOACH CIRCLE                                                          RECORD DATE:          04/30/2008
FREDERICK, MD 21701-4747                                                        DETERMINATION DATE:   05/06/2008

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                    GROUP I

                              SCHEDULED BALANCE

                             % of
Scheduled   # of  Scheduled  Agg.  WAM         Weighted
 Balance   loans   Balance   Bal.  (2)  WAC  Avg DSCR (1)
---------------------------------------------------------

---------------------------------------------------------
Totals
=========================================================

                                   STATE (3)

                              % of
            # of   Scheduled  Agg.  WAM         Weighted
 State     Props.   Balance   Bal.  (2)  WAC  Avg DSCR (1)
---------------------------------------------------------

---------------------------------------------------------
Totals
=========================================================

See footnotes on last page of this section.

                                                                   Page 11 of 31

                                                                           -----------------------------------------
                                                                           For Additional Information please contact
                                                                                   CTSLink Customer Service
                                                                                        1-866-846-4526
   [WELLS FARGO LOGO]           CITIGROUP COMMERCIAL MORTGAGE TRUST        Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   -----------------------------------------
CORPORATE TRUST SERVICES                  SERIES 2008-C7                        PAYMENT DATE:         05/12/2008
8480 STAGECOACH CIRCLE                                                          RECORD DATE:          04/30/2008
FREDERICK, MD 21701-4747                                                        DETERMINATION DATE:   05/06/2008

        CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                    GROUP I

                          DEBT SERVICE COVERAGE RATIO

                                  % of
 Debt Service    # of  Scheduled  Agg.  WAM         Weighted
Coverage Ratio  loans   Balance   Bal.  (2)  WAC  Avg DSCR (1)
--------------------------------------------------------------

--------------------------------------------------------------
Totals
==============================================================

                                    NOTE RATE

                                  % of
     Note        # of  Scheduled  Agg.  WAM         Weighted
     Rate       loans   Balance   Bal.  (2)  WAC  Avg DSCR (1)
--------------------------------------------------------------

--------------------------------------------------------------
Totals
==============================================================

                                PROPERTY TYPE (3)

                                   % of
                 # of   Scheduled  Agg.  WAM         Weighted
Property Type   Props.   Balance   Bal.  (2)  WAC  Avg DSCR (1)
---------------------------------------------------------------

---------------------------------------------------------------
Totals
===============================================================

                                    SEASONING

                                  % of
                 # of  Scheduled  Agg.  WAM         Weighted
  Seasoning     loans   Balance   Bal.  (2)  WAC  Avg DSCR (1)
--------------------------------------------------------------

--------------------------------------------------------------
Totals
==============================================================

See footnotes on last page of this section.

                                                                   Page 12 of 31

                                                                           -----------------------------------------
                                                                           For Additional Information please contact
                                                                                   CTSLink Customer Service
                                                                                        1-866-846-4526
   [WELLS FARGO LOGO]           CITIGROUP COMMERCIAL MORTGAGE TRUST        Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   -----------------------------------------
CORPORATE TRUST SERVICES                  SERIES 2008-C7                        PAYMENT DATE:         05/12/2008
8480 STAGECOACH CIRCLE                                                          RECORD DATE:          04/30/2008
FREDERICK, MD 21701-4747                                                        DETERMINATION DATE:   05/06/2008

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                     GROUP I

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

                                             % of
 Anticipated Remaining    # of   Scheduled   Agg.   WAM           Weighted
       Term (2)          loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
----------------------------------------------------------------------------

----------------------------------------------------------------------------
Totals
============================================================================

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

                                             % of
Remaining Amortization    # of   Scheduled   Agg.   WAM           Weighted
         Term            loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
----------------------------------------------------------------------------

----------------------------------------------------------------------------
Totals
============================================================================

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

                                             % of
   Remaining Stated       # of   Scheduled   Agg.   WAM           Weighted
         Term            loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
----------------------------------------------------------------------------

----------------------------------------------------------------------------
Totals
============================================================================

                             AGE OF MOST RECENT NOI

                                             % of
      Age of Most         # of   Scheduled   Agg.   WAM           Weighted
      Recent NOI         loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
----------------------------------------------------------------------------

----------------------------------------------------------------------------
Totals
============================================================================

(1)  Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used.
     The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2)  Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3)  Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

                                                                   Page 13 of 31

                                                                           -----------------------------------------
                                                                           For Additional Information please contact
                                                                                   CTSLink Customer Service
                                                                                        1-866-846-4526
   [WELLS FARGO LOGO]           CITIGROUP COMMERCIAL MORTGAGE TRUST        Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   -----------------------------------------
CORPORATE TRUST SERVICES                  SERIES 2008-C7                        PAYMENT DATE:         05/12/2008
8480 STAGECOACH CIRCLE                                                          RECORD DATE:          04/30/2008
FREDERICK, MD 21701-4747                                                        DETERMINATION DATE:   05/06/2008

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                    GROUP II

                                SCHEDULED BALANCE

                                % of
Scheduled    # of   Scheduled   Agg.   WAM           Weighted
 Balance    loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------

---------------------------------------------------------------
Totals
===============================================================

                                    STATE (3)

                                 % of
            # of     Scheduled   Agg.   WAM           Weighted
  State     Props.    Balance    Bal.   (2)   WAC   Avg DSCR (1)
----------------------------------------------------------------

----------------------------------------------------------------
Totals
================================================================

See footnotes on last page of this section.

                                                                   Page 14 of 31

                                                                           -----------------------------------------
                                                                           For Additional Information please contact
                                                                                   CTSLink Customer Service
                                                                                        1-866-846-4526
   [WELLS FARGO LOGO]           CITIGROUP COMMERCIAL MORTGAGE TRUST        Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   -----------------------------------------
CORPORATE TRUST SERVICES                  SERIES 2008-C7                        PAYMENT DATE:         05/12/2008
8480 STAGECOACH CIRCLE                                                          RECORD DATE:          04/30/2008
FREDERICK, MD 21701-4747                                                        DETERMINATION DATE:   05/06/2008

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                    GROUP II

                           DEBT SERVICE COVERAGE RATIO

                                     % of
 Debt Service     # of   Scheduled   Agg.   WAM           Weighted
Coverage Ratio   loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
--------------------------------------------------------------------

--------------------------------------------------------------------
Totals
====================================================================

                                    NOTE RATE

                                     % of
     Note         # of   Scheduled   Agg.   WAM           Weighted
     Rate        loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
--------------------------------------------------------------------

--------------------------------------------------------------------
Totals
====================================================================

                                PROPERTY TYPE (3)

                                     % of
                  # of   Scheduled   Agg.   WAM           Weighted
Property Type    Props.   Balance    Bal.   (2)   WAC   Avg DSCR (1)
--------------------------------------------------------------------

--------------------------------------------------------------------
Totals
====================================================================

                                    SEASONING

                                     % of
                  # of   Scheduled   Agg.   WAM           Weighted
   Seasoning     loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
--------------------------------------------------------------------

--------------------------------------------------------------------
Totals
====================================================================

See footnotes on last page of this section.

                                                                   Page 15 of 31

                                                                           -----------------------------------------
                                                                           For Additional Information please contact
                                                                                   CTSLink Customer Service
                                                                                        1-866-846-4526
   [WELLS FARGO LOGO]           CITIGROUP COMMERCIAL MORTGAGE TRUST        Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   -----------------------------------------
CORPORATE TRUST SERVICES                  SERIES 2008-C7                        PAYMENT DATE:         05/12/2008
8480 STAGECOACH CIRCLE                                                          RECORD DATE:          04/30/2008
FREDERICK, MD 21701-4747                                                        DETERMINATION DATE:   05/06/2008

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                    GROUP II

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

                                             % of
 Anticipated Remaining    # of   Scheduled   Agg.   WAM           Weighted
       Term (2)          loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
----------------------------------------------------------------------------

----------------------------------------------------------------------------

Totals
============================================================================

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

                                             % of
Remaining Amortization    # of   Scheduled   Agg.   WAM           Weighted
         Term            loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
----------------------------------------------------------------------------

----------------------------------------------------------------------------
Totals
============================================================================

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

                                             % of
   Remaining Stated       # of   Scheduled   Agg.   WAM           Weighted
         Term            loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
----------------------------------------------------------------------------

----------------------------------------------------------------------------
Totals
============================================================================

                             AGE OF MOST RECENT NOI

                                             % of
      Age of Most         # of   Scheduled   Agg.   WAM           Weighted
      Recent NOI         loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
----------------------------------------------------------------------------

----------------------------------------------------------------------------
Totals
============================================================================

(1)  Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used.
     The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2)  Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3)  Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

                                                                   Page 16 of 31

                                                                           -----------------------------------------
                                                                           For Additional Information please contact
                                                                                   CTSLink Customer Service
                                                                                        1-866-846-4526
   [WELLS FARGO LOGO]           CITIGROUP COMMERCIAL MORTGAGE TRUST        Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   -----------------------------------------
CORPORATE TRUST SERVICES                  SERIES 2008-C7                        PAYMENT DATE:         05/12/2008
8480 STAGECOACH CIRCLE                                                          RECORD DATE:          04/30/2008
FREDERICK, MD 21701-4747                                                        DETERMINATION DATE:   05/06/2008

                              MORTGAGE LOAN DETAIL

                                                                  Anticipated
 Loan         Property               Interest  Principal   Gross   Repayment
Number  ODCR  Type (1)  City  State   Payment   Payment   Coupon     Date
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
Totals
=============================================================================

                  Neg.   Beginning    Ending   Paid  Appraisal  Appraisal   Res.   Mod.
 Loan   Maturity  Amort  Scheduled  Scheduled  Thru  Reduction  Reduction  Strat.  Code
Number    Date    (Y/N)   Balance    Balance   Date     Date      Amount    (2)     (3)
---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
Totals
=======================================================================================

                             (1) Property Type Code

MF - Multi-Family
RT - Retail
HC - Health Care
IN - Industrial
WH - Warehouse
MH - Mobile Home Park
OF - Office
MU - Mixed Use
LO - Lodging
SS - Self Storage
OT - Other

                          (2) Resolution Strategy Code

1  - Modification
2  - Foreclosure
3  - Bankruptcy
4  - Extension
5  - Note Sale
6  - DPO
7  - REO
8  - Resolved
9  - Pending Return to Master Servicer
10 - Deed in Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

                              (3) Modification Code

1  - Maturity Date Extension
2  - Amortization Change
3  - Principal Write-Off
4  - Combination

                                                                   Page 17 of 31

                                                                           -----------------------------------------
                                                                           For Additional Information please contact
                                                                                   CTSLink Customer Service
                                                                                        1-866-846-4526
   [WELLS FARGO LOGO]           CITIGROUP COMMERCIAL MORTGAGE TRUST        Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   -----------------------------------------
CORPORATE TRUST SERVICES                  SERIES 2008-C7                        PAYMENT DATE:         05/12/2008
8480 STAGECOACH CIRCLE                                                          RECORD DATE:          04/30/2008
FREDERICK, MD 21701-4747                                                        DETERMINATION DATE:   05/06/2008

                                   NOI DETAIL

                                           Ending        Most       Most    Most Recent   Most Recent
 Loan           Property                  Scheduled     Recent     Recent    NOI Start      NOI End
Number   ODCR     Type     City   State    Balance    Fiscal NOI     NOI       Date          Date
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
Total
=====================================================================================================

                                                                   Page 18 of 31

                                                                           -----------------------------------------
                                                                           For Additional Information please contact
                                                                                   CTSLink Customer Service
                                                                                        1-866-846-4526
   [WELLS FARGO LOGO]           CITIGROUP COMMERCIAL MORTGAGE TRUST        Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   -----------------------------------------
CORPORATE TRUST SERVICES                  SERIES 2008-C7                        PAYMENT DATE:         05/12/2008
8480 STAGECOACH CIRCLE                                                          RECORD DATE:          04/30/2008
FREDERICK, MD 21701-4747                                                        DETERMINATION DATE:   05/06/2008

                           PRINCIPAL PREPAYMENT DETAIL

                                                   Principal Prepayment Amount                   Prepayment Penalties
                           Offering Document   ----------------------------------   ----------------------------------------------
Loan Number   Loan Group    Cross-Reference    Payoff Amount   Curtailment Amount   Prepayment Premium   Yield Maintenance Premium
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
Totals
==================================================================================================================================

                                                                   Page 19 of 31

                                                                           -----------------------------------------
                                                                           For Additional Information please contact
                                                                                   CTSLink Customer Service
                                                                                        1-866-846-4526
   [WELLS FARGO LOGO]           CITIGROUP COMMERCIAL MORTGAGE TRUST        Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   -----------------------------------------
CORPORATE TRUST SERVICES                  SERIES 2008-C7                        PAYMENT DATE:         05/12/2008
8480 STAGECOACH CIRCLE                                                          RECORD DATE:          04/30/2008
FREDERICK, MD 21701-4747                                                        DETERMINATION DATE:   05/06/2008

                                HISTORICAL DETAIL

                                        Delinquencies
---------------------------------------------------------------------------------------------
Distribution  30-59 Days  60-89 Days  90 Days or More  Foreclosure      REO     Modifications
    Date      #  Balance  #  Balance     #  Balance     #  Balance  #  Balance    #  Balance
---------------------------------------------------------------------------------------------

                     Prepayments          Rate and Maturities
------------  ------------------------  -----------------------
Distribution  Curtailments    Payoff    Next Weighted Avg.
    Date       #  Balance   #  Balance     Coupon  Remit    WAM
---------------------------------------------------------------

Note: Foreclosure and REO Totals are excluded from the delinquencies.

                                                                   Page 20 of 31

                                                                           -----------------------------------------
                                                                           For Additional Information please contact
                                                                                   CTSLink Customer Service
                                                                                        1-866-846-4526
   [WELLS FARGO LOGO]           CITIGROUP COMMERCIAL MORTGAGE TRUST        Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   -----------------------------------------
CORPORATE TRUST SERVICES                  SERIES 2008-C7                        PAYMENT DATE:         05/12/2008
8480 STAGECOACH CIRCLE                                                          RECORD DATE:          04/30/2008
FREDERICK, MD 21701-4747                                                        DETERMINATION DATE:   05/06/2008

                             DELINQUENCY LOAN DETAIL

                 Offering       # of                  Current  Outstanding
                 Document      Months  Paid Through    P & I      P & I         Status of
Loan Number  Cross-Reference  Delinq.      Date      Advances  Advances **  Mortgage Loan (1)
---------------------------------------------------------------------------------------------

                         NO DELINQUENT LOANS THIS PERIOD

---------------------------------------------------------------------------------------------
Totals
=============================================================================================

             Resolution                                Actual   Outstanding
              Strategy     Servicing    Foreclosure  Principal   Servicing   Bankruptcy   REO
Loan Number   Code (2)   Transfer Date      Date      Balance     Advances      Date     Date
---------------------------------------------------------------------------------------------

                         NO DELINQUENT LOANS THIS PERIOD

---------------------------------------------------------------------------------------------
Totals
=============================================================================================

                           (1) Status of Mortgage Loan

A  - Payment Not Received But Still in Grace Period Or Not Yet Due
B  - Late Payment But Less Than 1 Month Delinquent
0  - Current
1  - One Month Delinquent
2  - Two Months Delinquent
3  - Three or More Months Delinquent
4  - Assumed Scheduled Payment (Performing Matured Balloon)
5  - Non Performing Matured Balloon

                          (2) Resolution Strategy Code

1  - Modification
2  - Foreclosure
3  - Bankruptcy
4  - Extension
5  - Note Sale
6  - DPO
7  - REO
8  - Resolved
9  - Pending Return to Master Servicer
10 - Deed In Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

**   Outstanding P & I Advances include the current period advance.

                                                                   Page 21 of 31

                                                                           -----------------------------------------
                                                                           For Additional Information please contact
                                                                                   CTSLink Customer Service
                                                                                        1-866-846-4526
   [WELLS FARGO LOGO]           CITIGROUP COMMERCIAL MORTGAGE TRUST        Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   -----------------------------------------
CORPORATE TRUST SERVICES                  SERIES 2008-C7                        PAYMENT DATE:         05/12/2008
8480 STAGECOACH CIRCLE                                                          RECORD DATE:          04/30/2008
FREDERICK, MD 21701-4747                                                        DETERMINATION DATE:   05/06/2008

                     SPECIALLY SERVICED LOAN DETAIL - PART 1

                          Offering     Servicing  Resolution
Distribution   Loan       Document      Transfer   Strategy   Scheduled  Property
   Date       Number  Cross-Reference     Date     Code (1)    Balance   Type (2)  State
----------------------------------------------------------------------------------------

                                    Net                                  Remaining
Distribution  Interest   Actual  Operating   NOI        Note  Maturity  Amortization
   Date         Rate    Balance    Income   Date  DSCR  Date    Date        Term
------------------------------------------------------------------------------------

                          (1) Resolution Strategy Code

1  - Modification
2  - Foreclosure
3  - Bankruptcy
4  - Extension
5  - Note Sale
6  - DPO
7  - REO
8  - Resolved
9  - Pending Return to Master Servicer
10 - Deed In Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

                             (2) Property Type Code

MF - Multi-Family
RT - Retail
HC - Health Care
IN - Industrial
WH - Warehouse
MH - Mobile Home Park
OF - Office
MU - Mixed use
LO - Lodging
SS - Self Storage
OT - Other

                                                                   Page 22 of 31

                                                                           -----------------------------------------
                                                                           For Additional Information please contact
                                                                                   CTSLink Customer Service
                                                                                        1-866-846-4526
   [WELLS FARGO LOGO]           CITIGROUP COMMERCIAL MORTGAGE TRUST        Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   -----------------------------------------
CORPORATE TRUST SERVICES                  SERIES 2008-C7                        PAYMENT DATE:         05/12/2008
8480 STAGECOACH CIRCLE                                                          RECORD DATE:          04/30/2008
FREDERICK, MD 21701-4747                                                        DETERMINATION DATE:   05/06/2008

                     SPECIALLY SERVICED LOAN DETAIL - PART 2

                          Offering     Resolution      Site                                   Other REO
Distribution   Loan       Document      Strategy   Inspection  Phase 1  Appraisal  Appraisal   Property
    Date      Number  Cross-Reference   Code (1)      Date       Date      Date      Value     Revenue   Comment
----------------------------------------------------------------------------------------------------------------

                          (1) Resolution Strategy Code

1  - Modification
2  - Foreclosure
3  - Bankruptcy
4  - Extension
5  - Note Sale
6  - DPO
7  - REO
8  - Resolved
9  - Pending Return to Master Servicer
10 - Deed In Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13   Other or TBD

                                                                   Page 23 of 31

                                                                           -----------------------------------------
                                                                           For Additional Information please contact
                                                                                   CTSLink Customer Service
                                                                                        1-866-846-4526
   [WELLS FARGO LOGO]           CITIGROUP COMMERCIAL MORTGAGE TRUST        Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   -----------------------------------------
CORPORATE TRUST SERVICES                  SERIES 2008-C7                        PAYMENT DATE:         05/12/2008
8480 STAGECOACH CIRCLE                                                          RECORD DATE:          04/30/2008
FREDERICK, MD 21701-4747                                                        DETERMINATION DATE:   05/06/2008

                                 ADVANCE SUMMARY

                                                           Current Period
                                             Outstanding   Interest on P&I
             Current P&I   Outstanding P&I    Servicing     and Servicing
Loan Group     Advances        Advances        Advances     Advances Paid
--------------------------------------------------------------------------
    1            0.00            0.00            0.00           0.00
    2            0.00            0.00            0.00           0.00
--------------------------------------------------------------------------
Totals           0.00            0.00            0.00           0.00
==========================================================================

                                                                   Page 24 of 31

                                                                           -----------------------------------------
                                                                           For Additional Information please contact
                                                                                   CTSLink Customer Service
                                                                                        1-866-846-4526
   [WELLS FARGO LOGO]           CITIGROUP COMMERCIAL MORTGAGE TRUST        Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   -----------------------------------------
CORPORATE TRUST SERVICES                  SERIES 2008-C7                        PAYMENT DATE:         05/12/2008
8480 STAGECOACH CIRCLE                                                          RECORD DATE:          04/30/2008
FREDERICK, MD 21701-4747                                                        DETERMINATION DATE:   05/06/2008

                              MODIFIED LOAN DETAIL

            Offering
 Loan       Document       Pre-Modification   Post-Modification   Pre-Modification   Post-Modification   Modification   Modification
Number   Cross-Reference        Balance            Balance          Interest Rate      Interest Rate         Date        Description
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Totals
====================================================================================================================================

                                                                   Page 25 of 31

                                                                           -----------------------------------------
                                                                           For Additional Information please contact
                                                                                   CTSLink Customer Service
                                                                                        1-866-846-4526
   [WELLS FARGO LOGO]           CITIGROUP COMMERCIAL MORTGAGE TRUST        Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   -----------------------------------------
CORPORATE TRUST SERVICES                  SERIES 2008-C7                        PAYMENT DATE:         05/12/2008
8480 STAGECOACH CIRCLE                                                          RECORD DATE:          04/30/2008
FREDERICK, MD 21701-4747                                                        DETERMINATION DATE:   05/06/2008

                        HISTORICAL LIQUIDATED LOAN DETAIL

                        Beginning      Fees,        Most Recent    Gross Sales   Net Proceeds
  Distribution          Scheduled    Advances,      Appraised      Proceeds or    Received on
      Date        ODCR   Balance   and Expenses *  Value or BPO  Other Proceeds   Liquidation
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
Current Total
---------------------------------------------------------------------------------------------
Cumulative Total
=============================================================================================

                   Net Proceeds                 Date of Current  Current Period  Cumulative   Loss to Loan
  Distribution    Available for     Realized      Period Adj.     Adjustment to  Adjustment     with Cum
      Date         Distribution  Loss to Trust      to Trust          Trust       to Trust   Adj. to Trust
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
Current Total
----------------------------------------------------------------------------------------------------------
Cumulative Total
==========================================================================================================

*    Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

                                                                   Page 26 of 31

                                                                           -----------------------------------------
                                                                           For Additional Information please contact
                                                                                   CTSLink Customer Service
                                                                                        1-866-846-4526
   [WELLS FARGO LOGO]           CITIGROUP COMMERCIAL MORTGAGE TRUST        Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   -----------------------------------------
CORPORATE TRUST SERVICES                  SERIES 2008-C7                        PAYMENT DATE:         05/12/2008
8480 STAGECOACH CIRCLE                                                          RECORD DATE:          04/30/2008
FREDERICK, MD 21701-4747                                                        DETERMINATION DATE:   05/06/2008

              HISTORICAL BOND/COLLATERAL LOSS RECONCILIATION DETAIL

                  Offering        Beginning      Aggregate     Prior Realized      Amounts       Interest
Distribution      Document         Balance     Realized Loss    Loss Applied     Covered by    (Shortages)/
    Date      Cross-Reference  at Liquidation    on Loans     to Certificates  Credit Support    Excesses
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
Totals
===========================================================================================================

               Modification    Additional      Realized Loss       Recoveries of       (Recoveries)/
Distribution    /Appraisal    (Recoveries)       Applied to       Realized Losses    Losses Applied to
    Date      Reduction Adj.   /Expenses    Certificates to Date    Paid as Cash   Certificate Interest
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
Totals
=======================================================================================================

                                                                   Page 27 of 31

                                                                           -----------------------------------------
                                                                           For Additional Information please contact
                                                                                   CTSLink Customer Service
                                                                                        1-866-846-4526
   [WELLS FARGO LOGO]           CITIGROUP COMMERCIAL MORTGAGE TRUST        Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   -----------------------------------------
CORPORATE TRUST SERVICES                  SERIES 2008-C7                        PAYMENT DATE:         05/12/2008
8480 STAGECOACH CIRCLE                                                          RECORD DATE:          04/30/2008
FREDERICK, MD 21701-4747                                                        DETERMINATION DATE:   05/06/2008

                INTEREST SHORTFALL RECONCILIATION DETAIL - PART 1

   Offering      Stated Principal  Current Ending      Special Servicing Fees
   Document         Balance at        Scheduled    -----------------------------
Cross-Reference    Contribution        Balance     Monthly  Liquidation  Work Out  ASER  (PPIS) Excess
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
Totals
======================================================================================================

   Offering      Non-Recoverable               Modified Interest
   Document         (Scheduled    Interest on   Rate (Reduction)
Cross-Reference     Interest)       Advances        /Excess
----------------------------------------------------------------

----------------------------------------------------------------
Totals
================================================================

                                                                   Page 28 of 31

                                                                           -----------------------------------------
                                                                           For Additional Information please contact
                                                                                   CTSLink Customer Service
                                                                                        1-866-846-4526
   [WELLS FARGO LOGO]           CITIGROUP COMMERCIAL MORTGAGE TRUST        Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   -----------------------------------------
CORPORATE TRUST SERVICES                  SERIES 2008-C7                        PAYMENT DATE:         05/12/2008
8480 STAGECOACH CIRCLE                                                          RECORD DATE:          04/30/2008
FREDERICK, MD 21701-4747                                                        DETERMINATION DATE:   05/06/2008

                INTEREST SHORTFALL RECONCILIATION DETAIL - PART 2

                                                   Reimb of Advances to the Servicer
    Offering     Stated Principal  Current Ending  ---------------------------------
    Document        Balance at        Scheduled                    Left to Reimburse  Other (Shortfalls)/
Cross-Reference    Contribution        Balance     Current Month    Master Servicer        Refunds         Comments
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
Totals
====================================================================================================================
Interest Shortfall Reconciliation Detail Part 2 Total                    0.00
====================================================================================================================
Interest Shortfall Reconciliation Detail Part 1 Total                    0.00
====================================================================================================================
Total Interest Shortfall Allocated to Trust                              0.00
====================================================================================================================

                                                                   Page 29 of 31

                                                                           -----------------------------------------
                                                                           For Additional Information please contact
                                                                                   CTSLink Customer Service
                                                                                        1-866-846-4526
   [WELLS FARGO LOGO]           CITIGROUP COMMERCIAL MORTGAGE TRUST        Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   -----------------------------------------
CORPORATE TRUST SERVICES                  SERIES 2008-C7                        PAYMENT DATE:         05/12/2008
8480 STAGECOACH CIRCLE                                                          RECORD DATE:          04/30/2008
FREDERICK, MD 21701-4747                                                        DETERMINATION DATE:   05/06/2008

                              DEFEASED LOAN DETAIL

              Offering Document   Ending Scheduled
Loan Number    Cross-Reference         Balance       Maturity Date   Note Rate   Defeasance Status
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
Totals
==================================================================================================

                                                                   Page 30 of 31

                                                                           -----------------------------------------
                                                                           For Additional Information please contact
                                                                                   CTSLink Customer Service
                                                                                        1-866-846-4526
   [WELLS FARGO LOGO]           CITIGROUP COMMERCIAL MORTGAGE TRUST        Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   -----------------------------------------
CORPORATE TRUST SERVICES                  SERIES 2008-C7                        PAYMENT DATE:         05/12/2008
8480 STAGECOACH CIRCLE                                                          RECORD DATE:          04/30/2008
FREDERICK, MD 21701-4747                                                        DETERMINATION DATE:   05/06/2008

                             SUPPLEMENTAL REPORTING

                                                                   Page 31 of 31

                                     ANNEX E

                  CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

                                               CLASS A-SB
                                           PLANNED PRINCIPAL
                    DISTRIBUTION DATE(1)        BALANCE
                    --------------------   -----------------
                         25-Apr-2008         $74,332,000.00
                         10-May-2008         $74,332,000.00
                         10-Jun-2008         $74,332,000.00
                         10-Jul-2008         $74,332,000.00
                         10-Aug-2008         $74,332,000.00
                        10-Sept-2008         $74,332,000.00
                         10-Oct-2008         $74,332,000.00
                         10-Nov-2008         $74,332,000.00
                         10-Dec-2008         $74,332,000.00
                         10-Jan-2009         $74,332,000.00
                         10-Feb-2009         $74,332,000.00
                         10-Mar-2009         $74,332,000.00
                         10-Apr-2009         $74,332,000.00
                         10-May-2009         $74,332,000.00
                         10-Jun-2009         $74,332,000.00
                         10-Jul-2009         $74,332,000.00
                         10-Aug-2009         $74,332,000.00
                        10-Sept-2009         $74,332,000.00
                         10-Oct-2009         $74,332,000.00
                         10-Nov-2009         $74,332,000.00
                         10-Dec-2009         $74,332,000.00
                         10-Jan-2010         $74,332,000.00
                         10-Feb-2010         $74,332,000.00
                         10-Mar-2010         $74,332,000.00
                         10-Apr-2010         $74,332,000.00
                         10-May-2010         $74,332,000.00
                         10-Jun-2010         $74,332,000.00
                         10-Jul-2010         $74,332,000.00
                         10-Aug-2010         $74,332,000.00
                        10-Sept-2010         $74,332,000.00
                         10-Oct-2010         $74,332,000.00
                         10-Nov-2010         $74,332,000.00
                         10-Dec-2010         $74,332,000.00
                         10-Jan-2011         $74,332,000.00
                         10-Feb-2011         $74,332,000.00
                         10-Mar-2011         $74,332,000.00
                         10-Apr-2011         $74,332,000.00
                         10-May-2011         $74,332,000.00
                         10-Jun-2011         $74,332,000.00
                         10-Jul-2011         $74,332,000.00
                         10-Aug-2011         $74,332,000.00
                        10-Sept-2011         $74,332,000.00
                         10-Oct-2011         $74,332,000.00
                         10-Nov-2011         $74,332,000.00
                         10-Dec-2011         $74,332,000.00
                         10-Jan-2012         $74,332,000.00
                         10-Feb-2012         $74,332,000.00
                         10-Mar-2012         $74,332,000.00
                         10-Apr-2012         $74,332,000.00
                         10-May-2012         $74,332,000.00
                         10-Jun-2012         $74,332,000.00
                         10-Jul-2012         $74,332,000.00
                         10-Aug-2012         $74,332,000.00
                        10-Sept-2012         $74,332,000.00
                         10-Oct-2012         $74,132,248.37
                         10-Nov-2012         $73,225,895.29
                         10-Dec-2012         $72,135,016.75
                         10-Jan-2013         $71,201,264.02
                         10-Feb-2013         $70,262,476.55
                         10-Mar-2013         $68,786,496.94
                         10-Apr-2013         $67,820,713.35
                         10-May-2013         $66,677,423.01
                         10-Jun-2013         $65,700,259.89
                         10-Jul-2013         $64,545,897.52
                         10-Aug-2013         $63,557,233.41
                        10-Sept-2013         $62,563,236.57
                         10-Oct-2013         $61,392,495.38
                         10-Nov-2013         $60,386,817.88
                         10-Dec-2013         $59,204,711.66
                         10-Jan-2014         $58,187,228.79
                         10-Feb-2014         $57,164,257.28
                         10-Mar-2014         $55,624,438.26
                         10-Apr-2014         $54,587,629.89
                         10-May-2014         $53,375,233.98
                         10-Jun-2014         $52,336,774.19
                         10-Jul-2014         $51,124,229.22
                         10-Aug-2014         $50,924,229.22
                        10-Sept-2014         $50,724,229.22
                         10-Oct-2014         $50,524,229.22
                         10-Nov-2014         $49,473,635.28
                         10-Dec-2014         $48,251,189.07
                         10-Jan-2015         $47,187,609.76
                         10-Feb-2015         $46,118,289.47
                         10-Mar-2015         $44,548,543.22
                         10-Apr-2015         $43,464,966.46
                         10-May-2015         $42,211,118.16
                         10-Jun-2015         $41,114,919.98
                         10-Jul-2015         $39,848,791.26
                         10-Aug-2015         $38,739,836.80
                        10-Sept-2015         $37,624,895.65
                         10-Oct-2015         $36,340,530.35
                         10-Nov-2015         $35,212,632.70
                         10-Dec-2015         $33,915,660.97
                         10-Jan-2016         $32,774,668.39
                         10-Feb-2016         $31,627,515.63
                         10-Mar-2016         $30,149,448.69
                         10-Apr-2016         $28,988,115.26
                         10-May-2016         $27,658,611.07
                         10-Jun-2016         $26,483,825.44
                         10-Jul-2016         $25,141,232.50
                         10-Aug-2016         $23,952,850.94
                        10-Sept-2016         $ 8,016,287.94
                         10-Oct-2016         $ 6,674,876.61
                         10-Nov-2016         $ 5,484,559.74
                         10-Dec-2016         $ 4,129,907.47
                         10-Jan-2017         $ 2,925,836.53
                         10-Feb-2017         $ 1,715,259.67
                         10-Mar-2017         $    26,400.85
                         10-Apr-2017         $         0.00

----------
(1)  Assumes each distribution date occurs on the 10th of the month.

                                       E-1

                                    ANNEX F

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered Citigroup Commercial
Mortgage Trust 2008-C7, Commercial Mortgage Pass-Through Certificates, Series
2008-C7, Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-SB, Class A-4,
Class A-1A, Class A-M, Class A-MA, Class A-J and Class A-JA will be available only in book-entry form.

     The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

     Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

     As described under "U.S. Federal Income Tax Documentation Requirements"
below, non-U.S. holders of book-entry certificates will be subject to U.S.
withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

     All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors'
interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

     Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their book-entry certificates through
Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

                                      F-1

     Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

     Trading between DTC Seller and Clearstream or Euroclear Purchaser. When
book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or
Euroclear, as the case may be. The securities credit will appear the next day,
European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the
Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

     Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts.
However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or
Euroclear.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to
time zone differences in their favor, member organizations of Clearstream or
Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of
Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including the first day of the initial interest accrual period) to and excluding the

                                      F-2

settlement date. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or
Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of
Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

     Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     o    borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or
          Euroclear accounts, in accordance with the clearing system's customary procedures;

     o    borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

     o    staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S.
holder") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a
"U.S. withholding agent") establishing an exemption from withholding. A non-U.S.
holder may be subject to withholding unless each U.S. withholding agent receives:

     1.   from a non-U.S. holder that is classified as a corporation for U.S.
          federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS
          Form W-8BEN (or any successor form);

     2.   from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form
          W-8ECI (or any successor form);

     3.   from a non-U.S. holder that is classified as a partnership for U.S.
          federal income tax purposes, a duly completed and executed IRS Form
          W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is

                                      F-3

          recommended that such partnerships consult their tax advisors with respect to these certification rules;

     4.   from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

          (a)  if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury
               Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form):

               (i)    stating the name, permanent residence address and
                      qualified intermediary employer identification number of
                      the qualified intermediary and the country under the laws
                      of which the qualified intermediary is created,
                      incorporated or governed;

               (ii)   certifying that the qualified intermediary has provided,
                      or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury
                      Regulations;

               (iii)  certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is
                      not acting for its own account but is acting as a
                      qualified intermediary; and

               (iv)   providing any other information, certifications, or
                      statements that may be required by the IRS Form W-8IMY or
                      accompanying instructions in addition to, or in lieu of,
                      the information and certifications described in section
                      1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S.
                      Treasury Regulations; or

          (b)  if the intermediary is not a qualified intermediary (a
               "nonqualified intermediary"), a duly completed and executed IRS
               Form W-8IMY (or any successor or substitute form):

               (i)    stating the name and permanent residence address of the
                      nonqualified intermediary and the country under the laws
                      of which the nonqualified intermediary is created,
                      incorporated or governed;

               (ii)   certifying that the nonqualified intermediary is not
                      acting for its own account;

               (iii)  certifying that the nonqualified intermediary has
                      provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9
                      required to substantiate exemptions from withholding on
                      behalf of such nonqualified intermediary's beneficial
                      owners; and

               (iv)   providing any other information, certifications or
                      statements that may be required by the IRS Form W-8IMY or
                      accompanying instructions in addition to, or in lieu of,
                      the information, certifications, and statements described
                      in section 1.1441-1(e)(3)(iii) or (iv) of the U.S.
                      Treasury Regulations; or

                                      F-4

     5.   from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any
          non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

     All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S.
Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

     In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder:

     o    provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S.
          holder;

     o    provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

     o    can be treated as an "exempt recipient" within the meaning of section
          1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a
          corporation or a financial institution such as a bank).

    This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are
non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                                      F-5

PROSPECTUS

          CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC., THE DEPOSITOR
             MORTGAGE PASS-THROUGH CERTIFICATES, ISSUABLE IN SERIES

     We are Citigroup Commercial Mortgage Securities Inc., the depositor with respect to each series of certificates offered by this prospectus. We intend to offer from time to time mortgage pass-through certificates, issuable in series.
These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See "Method of Distribution."

--------------------------------------------------------------------------------
                            THE OFFERED CERTIFICATES:

The offered certificates will be issuable in series. The issuing entity for each series of offered certificates will be a statutory or common law trust created at our direction. Each series of offered certificates will--

o    have its own series designation, and

o    consist of one or more classes with various payment characteristics.

No governmental agency or instrumentality will insure or guarantee payment on the offered certificates. The offered certificates will represent interests only in the issuing entity. They will not represent interests in or obligations of us, any sponsor or any of our or their respective affiliates. Neither we nor any of our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                THE TRUST ASSETS:

The assets of each issuing entity will include--

o    mortgage loans secured by first and/or junior liens on, or security interests in, various interests in commercial and multifamily real properties,

o    mortgage-backed securities that directly or indirectly evidence interests in, or are directly or indirectly secured by, those types of mortgage loans, or

o    some combination of those types of mortgage loans and mortgage-backed securities.

Trust assets may also include cash, permitted investments, letters of credit, surety bonds, insurance policies, guarantees, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements and/or currency exchange agreements.
--------------------------------------------------------------------------------

     In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to the public for each class of offered certificates or explain the method for determining that price, identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters' compensation. We will identify in each prospectus supplement the sponsor or sponsors for the subject securitization transaction.

     Structural credit enhancement will be provided for the respective classes of offered certificates through overcollateralization, excess cash flow and/or the subordination of more junior classes of offered and/or non-offered certificates, the use of a letter of credit, a surety bond, an insurance policy or a guarantee, the establishment of one or more reserve funds or any combination of the foregoing. Payments on a class of offered certificates may occur monthly, bi monthly, quarterly, semi annually or at any other specified interval, commencing on the distribution date specified in the related prospectus supplement.

--------------------------------------------------------------------------------
YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 19 IN THIS
PROSPECTUS, AS WELL AS THOSE SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT,
PRIOR TO INVESTING.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
--------------------------------------------------------------------------------

                  The date of this prospectus is April 4, 2008.

   The Investment Performance of Your Offered Certificates Will Depend
      Upon Payments, Defaults and Losses on the Underlying Mortgage Loans;
      and Those Payments, Defaults and Losses May Be Highly
      Unpredictable ......................................................    19
   Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the
      Performance and Value of the Underlying Real Property, Which May
      Decline Over Time, and the Related Borrower's Ability to Refinance
      the Property, of Which There Is No Assurance .......................    22
   The Various Types of Multifamily and Commercial Properties that May
      Secure Mortgage Loans Underlying a Series of Offered Certificates
      May Present Special Risks ..........................................    28
   Any Analysis of the Value or Income Producing Ability of a Commercial
      or Multifamily Property Is Highly Subjective and Subject to Error ..    49
   Borrower Concentration Within a Trust Exposes Investors to Greater Risk
      of Default and Loss ................................................    52
   Loan Concentration Within a Trust Exposes Investors to Greater Risk of
      Default and Loss ...................................................    52
   Geographic Concentration Within a Trust Exposes Investors to Greater
      Risk of Default and Loss ...........................................    52
   Changes in Pool Composition Will Change the Nature of Your
      Investment .........................................................    53
   The Borrower's Form of Entity May Cause Special Risks and/or Hinder
      Recovery ...........................................................    53
   Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a
      Mortgage Loan Underlying Your Offered Certificates .................    54
   Environmental Liabilities Will Adversely Affect the Value and Operation
      of the Contaminated Property and May Deter a Lender from
      Foreclosing ........................................................    55
   Lending on Condominium Units Creates Risks for Lenders That Are Not
      Present When Lending on Non-Condominiums ...........................    57
   Lending on Ground Leases Creates Risks for Lenders That Are Not Present
      When Lending on an Actual Ownership Interest in a Real Property ....    57
   Some Provisions in the Mortgage Loans Underlying Your Offered
      Certificates May Be Challenged as Being Unenforceable ..............    58
   Jurisdictions With One Action or Security First Rules and/or
      Anti-Deficiency Legislation May Limit the Ability of the Special
      Servicer to Foreclose on a Real Property or to Realize on
      Obligations Secured by a Real Property .............................    60
   Additional Secured Debt Increases the Likelihood that a Borrower Will
      Default on a Mortgage Loan Underlying Your Offered Certificates;
      Co-Lender, Intercreditor and Similar Agreements May Limit a Mortgage
      Lender's Rights ....................................................    60
   With Respect to Certain Mortgage Loans Included in Our Trusts, the
      Mortgaged Property or Properties that Secure the Subject Mortgage
      Loan in the Trust Also Secure One or More Related Mortgage Loans
      That Are Not in the Trust; The Interests of the Holders of Those
      Non-Trust Mortgage Loans May Conflict with Your Interests ..........    61

                                       2

   Certain Aspects of Co-Lender, Intercreditor and Similar Agreements
      Executed in Connection with Mortgage Loans Underlying Your Offered
      Certificates May be Unenforceable ..................................    62
   Mezzanine Debt May Reduce the Cash Flow Available to Reinvest in a
      Mortgaged Real Property and may Increase the Likelihood that a
      Borrower Will Default on a Mortgage Loan Underlying Your Offered
      Certificates .......................................................    62
   World Events and Natural Disasters Could Have an Adverse Impact on the
      Real Properties Securing the Mortgage Loans Underlying Your Offered
      Certificates and Consequently Could Reduce the Cash Flow Available
      to Make Payments on the Offered Certificates .......................    63
   Lack of Insurance Coverage Exposes a Trust to Risk for Particular
      Special Hazard Losses ..............................................    63
   Changes in Zoning Laws May Adversely Affect the Use or Value of a Real
      Property ...........................................................    64
   Redevelopment and Renovation at the Mortgaged Properties May Have
      Uncertain and Adverse Results ......................................    64
   Compliance with the Americans with Disabilities Act of 1990 May Be
      Expensive                                                               64
   Litigation and Other Legal Proceedings May Adversely Affect a
      Borrower's Ability to Repay Its Mortgage Loan ......................    65
   Potential Conflicts of Interest Can Affect a Person's Performance .....    65
   Property Managers and Borrowers May Each Experience Conflicts of
      Interest in Managing Multiple Properties ...........................    66
   Adjustable Rate Mortgage Loans May Entail Greater Risks of Default to
      Lenders Than Fixed Rate Mortgage Loans .............................    66
   Limited Information Causes Uncertainty ................................    66
   The Risk of Terrorism in the United States and Military Action May
      Adversely Affect the Value of the Offered Certificates and Payments
      on the Mortgage Assets .............................................    66
   Lack of Liquidity Will Impair Your Ability to Sell Your Offered
      Certificates and May Have an Adverse Effect on the Market Value of
      Your Offered Certificates ..........................................    67
   The Market Value of Your Offered Certificates May Be Adversely Affected
      by Factors Unrelated to the Performance of Your Offered Certificates
      and the Underlying Mortgage Assets, such as Fluctuations in Interest
      Rates and the Supply and Demand of CMBS Generally ..................    67
   Certain Classes of the Offered Certificates are Subordinate to, and are
      Therefore Riskier than, One or More Other Classes of Certificates of
      the Same Series ....................................................    68
   Payments on the Offered Certificates Will Be Made Solely from the
      Limited Assets of the Related Trust, and Those Assets May Be
      Insufficient to Make All Required Payments on Those Certificates ...    68
   Any Credit Support for Your Offered Certificates May Be Insufficient to
      Protect You Against All Potential Losses ...........................    69
   The Interests of Certain Certificateholders With Rights and Powers Over
      Certain Servicing Actions and to Cure and Purchase Certain Mortgage
      Loans May Be in Conflict with the Interests of the Offered
      Certificateholders of the Same Series ..............................    69
   Additional Compensation to the Master Servicer and the Special Servicer
      and Interest on Advances Will Affect Your Right to Receive
      Distributions on Your Offered Certificates .........................    69
   Inability to Replace the Master Servicer Could Affect Collections and
      Recoveries on the Mortgage Assets ..................................    70
   Problems with Book-Entry Registration .................................    70
   Taxes on Foreclosure Property Will Reduce Amounts Available to Make
      Payments on the Offered Certificates ...............................    70
   Residual Interests in a Real Estate Mortgage Investment Conduit Have
      Adverse Tax Consequences ...........................................    71

                                       3

   Arrangements Providing Reinvestment, Interest Rate and Currency Related

   Collection and Other Servicing Procedures with Respect to Mortgage

   Matters Regarding the Master Servicer, the Special Servicer, the

   Incorporation of Certain Documents by Reference; Reports Filed with the
      SEC ................................................................   108

                                       4

                                       5

                                       6

       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

     When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different.
In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

                              AVAILABLE INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. The Securities Act registration statement number for that registration statement is 333-141648. This prospectus is part of that registration statement, but the registration statement contains additional information. Any materials, including our registration statement and the exhibits to it, that we file with the Securities and Exchange Commission may be read and copied at prescribed rates at the SEC's Public Reference Room at 100
F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The
SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, in addition to copies of these materials, and that internet website is located at http://www.sec.gov.

                                       7

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                              SUMMARY OF PROSPECTUS

     This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF A PARTICULAR OFFERING OF
CERTIFICATES, YOU SHOULD READ CAREFULLY THIS PROSPECTUS AND THE RELATED
PROSPECTUS SUPPLEMENT IN FULL.

THE DEPOSITOR ................   We are Citigroup Commercial Mortgage Securities
                                 Inc., the depositor with respect to each series
                                 of offered certificates. We are a special
                                 purpose Delaware corporation. Our principal
                                 offices are located at 388 Greenwich Street,
                                 New York, New York 10013. Our main telephone
                                 number is 212-816-6000. We are an indirect,
                                 wholly-owned subsidiary of Citigroup Global
                                 Markets Holdings Inc. and an affiliate of
                                 Citigroup Global Markets Inc. We will acquire
                                 the mortgage assets that are to back each
                                 series of offered certificates and transfer
                                 them to the issuing entity. See "Transaction
                                 Participants--The Depositor."

THE SPONSOR ..................   Citigroup Global Markets Realty Corp., which is
                                 our affiliate, will be a sponsor with respect
                                 to each securitization transaction involving
                                 the issuance of a series of offered
                                 certificates, unless otherwise specified in the
                                 prospectus supplement. If and to the extent
                                 there are other sponsors with respect to any
                                 securitization transaction involving the
                                 issuance of a series of offered certificates,
                                 we will identify each of those sponsors and
                                 include relevant information with respect
                                 thereto in the related prospectus supplement.
                                 With respect to any securitization transaction
                                 involving the issuance of a series of offered
                                 certificates, a sponsor will be a person or
                                 entity that organizes and initiates that
                                 securitization transaction by selling or
                                 transferring assets, either directly or
                                 indirectly, including through an affiliate, to
                                 the issuing entity. See "Transaction
                                 Participants--The Sponsor."

THE ISSUING ENTITY ...........   The issuing entity with respect to each series
                                 of offered certificates will be a statutory
                                 trust or common law trust created at our
                                 direction. Each such trust will own and hold
                                 the related mortgage assets and be the entity
                                 in whose name the subject offered certificates
                                 are issued. See "Transaction Participants--The
                                 Issuing Entity."

THE ORIGINATORS ..............   Some or all of the mortgage loans backing a
                                 series of offered certificates may be
                                 originated by Citigroup Global Markets Realty
                                 Corp. or by one of our other affiliates. In
                                 addition, there may be other third-party
                                 originators of the mortgage loans backing a
                                 series of offered certificates. See
                                 "Transaction Participants--The Originators" and
                                 "Transaction Participants--The Sponsor." We
                                 will identify in the prospectus supplement for
                                 each series of offered certificates any
                                 originator or group of affiliated originators
                                 -- apart from a sponsor and/or its affiliates
                                 -- that originated or is expected to originate
                                 mortgage loans
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                                       8

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                                 representing 10% or more of the related
                                 mortgage asset pool, by balance.

THE SECURITIES BEING
OFFERED ......................   The securities that will be offered by this
                                 prospectus and the related prospectus
                                 supplements consist of mortgage pass-through
                                 certificates. These certificates will be issued
                                 in series, and each series will, in turn,
                                 consist of one or more classes. Each class of
                                 offered certificates must, at the time of
                                 issuance, be assigned an investment grade
                                 rating by at least one nationally recognized
                                 statistical rating organization. We will
                                 identify in the related prospectus supplement,
                                 with respect to each class of offered
                                 certificates, each applicable rating agency and
                                 the minimum rating to be assigned. Typically,
                                 the four highest rating categories, within
                                 which there may be sub-categories or gradations
                                 to indicate relative standing, signify
                                 investment grade. See "Rating."

                                 Each series of offered certificates will
                                 evidence beneficial ownership interests in a
                                 trust established by us and containing the
                                 assets described in this prospectus and the
                                 related prospectus supplement.

THE OFFERED CERTIFICATES MAY
BE ISSUED WITH OTHER
CERTIFICATES .................   We may not publicly offer all the mortgage
                                 pass-through certificates evidencing interests
                                 in one of our trusts. We may elect to retain
                                 some of those certificates, to place some
                                 privately with institutional investors, to
                                 place some with investors outside the United
                                 States or to deliver some to the applicable
                                 seller as partial consideration for the related
                                 mortgage assets. In addition, some of those
                                 certificates may not satisfy the rating
                                 requirement for offered certificates described
                                 under "--The Securities Being Offered" above.

THE GOVERNING DOCUMENTS ......   In general, a pooling and servicing agreement
                                 or other similar agreement or collection of
                                 agreements will govern, among other things--

                                 o    the issuance of each series of offered
                                      certificates,

                                 o    the creation of and transfer of assets to
                                      the issuing entity, and

                                 o    the servicing and administration of those
                                      assets.

                                 The parties to the governing document(s) for a
                                 series of offered certificates will always
                                 include us and a trustee. We will be
                                 responsible for establishing the issuing entity
                                 for each series of offered certificates. In
                                 addition, we will transfer or arrange for the
                                 transfer of the initial trust assets to each
                                 issuing entity. In general, the trustee for a
                                 series of offered certificates will be
                                 responsible for, among other things, making
                                 payments and
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                                       9

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                                 preparing and disseminating various reports to
                                 the holders of those offered certificates.

                                 If the trust assets for a series of offered
                                 certificates include mortgage loans, the
                                 parties to the applicable governing document(s)
                                 will also include--

                                 o    one or more master servicers that will
                                      generally be responsible for performing
                                      customary servicing duties with respect to
                                      those mortgage loans that are not
                                      defaulted, nonperforming or otherwise
                                      problematic in any material respect, and

                                 o    one or more special servicers that will
                                      generally be responsible for servicing and
                                      administering (a) those mortgage loans
                                      that are defaulted, nonperforming or
                                      otherwise problematic in any material
                                      respect, including the performance of
                                      work-outs and foreclosures with respect to
                                      those mortgage loans, and (b) real estate
                                      assets acquired as part of the related
                                      trust with respect to defaulted mortgage
                                      loans.

                                 The same person or entity, or affiliated
                                 entities, may act as both master servicer and
                                 special servicer for one of our trusts.

                                 If the trust assets for a series of offered
                                 certificates include mortgage-backed
                                 securities, the parties to the applicable
                                 governing document(s) may also include a
                                 manager that will be responsible for performing
                                 various administrative duties with respect to
                                 those mortgage-backed securities. If the
                                 related trustee assumes those duties, however,
                                 there will be no manager.

                                 Compensation arrangements for a trustee, master
                                 servicer, special servicer or manager for one
                                 of our trusts may vary from securitization
                                 transaction to securitization transaction.

                                 In the related prospectus supplement, we will
                                 identify the trustee and any master servicer,
                                 special servicer or manager for each series of
                                 offered certificates and will describe their
                                 respective duties and compensation in further
                                 detail. See "Description of the Governing
                                 Documents."

                                 Any servicer, master servicer or special
                                 servicer for one of our trusts may perform any
                                 or all of its servicing duties under the
                                 applicable governing document(s) through one or
                                 more sub-servicers. In the related prospectus
                                 supplement, we will identify any such
                                 sub-servicer that, at the time of initial
                                 issuance of the subject offered certificates,
                                 is (a) affiliated with us or with the issuing
                                 entity or any sponsor for the subject
                                 securitization transaction or (b) services 10%
                                 or more of the related mortgage assets, by
                                 balance.
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                                       10

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CHARACTERISTICS OF THE
MORTGAGE ASSETS ..............   The trust assets with respect to any series of
                                 offered certificates will, in general, include
                                 mortgage loans. Each of those mortgage loans
                                 will constitute the obligation of one or more
                                 persons to repay a debt. The performance of
                                 that obligation will be secured by a first or
                                 junior lien on, or security interest in, the
                                 fee, leasehold or other interest(s) of the
                                 related borrower or another person in or with
                                 respect to one or more commercial or
                                 multifamily real properties. In particular,
                                 those properties may include:

                                 o    rental or cooperatively-owned buildings
                                      with multiple dwelling units;

                                 o    retail properties related to the sale of
                                      consumer goods and other products, or
                                      related to providing entertainment,
                                      recreational or personal services, to the
                                      general public;

                                 o    office buildings;

                                 o    hospitality properties;

                                 o    casino properties;

                                 o    health care-related facilities;

                                 o    industrial facilities;

                                 o    warehouse facilities, mini-warehouse
                                      facilities and self-storage facilities;

                                 o    restaurants, taverns and other
                                      establishments involved in the food and
                                      beverage industry;

                                 o    manufactured housing communities, mobile
                                      home parks and recreational vehicle parks;

                                 o    recreational and resort properties;

                                 o    arenas and stadiums;

                                 o    churches and other religious facilities;

                                 o    parking lots and garages;

                                 o    mixed use properties;

                                 o    other income-producing properties; and/or

                                 o    unimproved land.
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                                       11

                                 The mortgage loans underlying a series of
                                 offered certificates may have a variety of
                                 payment terms. For example, any of those
                                 mortgage loans--

                                 o    may provide for the accrual of interest at
                                      a mortgage interest rate that is fixed
                                      over its term, that resets on one or more
                                      specified dates or that otherwise adjusts
                                      from time to time;

                                 o    may provide for the accrual of interest at
                                      a mortgage interest rate that may be
                                      converted at the borrower's election from
                                      an adjustable to a fixed interest rate or
                                      from a fixed to an adjustable interest
                                      rate;

                                 o    may provide for no accrual of interest;

                                 o    may provide for level payments to stated
                                      maturity, for payments that reset in
                                      amount on one or more specified dates or
                                      for payments that otherwise adjust from
                                      time to time to accommodate changes in the
                                      mortgage interest rate or to reflect the
                                      occurrence of specified events;

                                 o    may be fully amortizing or, alternatively,
                                      may be partially amortizing or
                                      nonamortizing, with a substantial payment
                                      of principal due on its stated maturity
                                      date;

                                 o    may permit the negative amortization or
                                      deferral of accrued interest;

                                 o    may prohibit some or all voluntary
                                      prepayments or require payment of a
                                      premium, fee or charge in connection with
                                      those prepayments;

                                 o    may permit defeasance and the release of
                                      real property collateral in connection
                                      with that defeasance;

                                 o    may provide for payments of principal,
                                      interest or both, on due dates that occur
                                      monthly, bi-monthly, quarterly,
                                      semi-annually, annually or at some other
                                      interval; and/or

                                 o    may have two or more component parts, each
                                      having characteristics that are otherwise
                                      described in this prospectus as being
                                      attributable to separate and distinct
                                      mortgage loans.
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                                       12

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                                 Most, if not all, of the mortgage loans
                                 underlying a series of offered certificates
                                 will be secured by liens on real properties
                                 located in the United States, its territories
                                 and possessions. However, some of those
                                 mortgage loans may be secured by liens on real
                                 properties located outside the United States,
                                 its territories and possessions, provided that
                                 foreign mortgage loans do not represent more
                                 than 10% of the related mortgage asset pool, by
                                 balance.

                                 Neither we nor any of our affiliates will
                                 guarantee or insure repayment of any of the
                                 mortgage loans underlying a series of offered
                                 certificates. Unless we expressly state
                                 otherwise in the related prospectus supplement,
                                 no governmental agency or instrumentality will
                                 guarantee or insure repayment of any of the
                                 mortgage loans underlying a series of offered
                                 certificates.

                                 The trust assets with respect to any series of
                                 offered certificates may also include mortgage
                                 participations, mortgage pass-through
                                 certificates, collateralized mortgage
                                 obligations and other mortgage-backed
                                 securities, that evidence an interest in, or
                                 are secured by a pledge of, one or more
                                 mortgage loans of the type described above. We
                                 will not include a mortgage participation,
                                 mortgage pass-through certificate,
                                 collateralized mortgage obligation or other
                                 mortgage-backed security among the trust assets
                                 with respect to any series of offered
                                 certificates unless--

                                 o    the security has been registered under the
                                      Securities Act of 1933, as amended, or

                                 o    we would be free to publicly resell the
                                      security without registration.

                                 In addition to the asset classes described
                                 above in this "--Characteristics of the
                                 Mortgage Assets" subsection, we may include in
                                 the trust with respect to any series of offered
                                 certificates other asset classes, provided that
                                 such other asset classes in the aggregate will
                                 not exceed 10% by principal balance of the
                                 related asset pool.

                                 We will describe the specific characteristics
                                 of the mortgage assets underlying a series of
                                 offered certificates in the related prospectus
                                 supplement.

                                 The trust assets with respect to a series of
                                 offered certificates will also include cash,
                                 including in the form of initial deposits and
                                 collections on the related mortgage assets and
                                 other related trust assets, bank accounts,
                                 permitted investments and, following
                                 foreclosure, acceptance of a deed in lieu of
                                 foreclosure or any other enforcement action,
                                 real property and other collateral for
                                 defaulted mortgage loans.

                                 See "The Trust Fund."
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                                       13

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SUBSTITUTION, ACQUISITION AND
REMOVAL OF MORTGAGE ASSETS ...   We will generally acquire the mortgage assets
                                 to be included in our trusts from Citigroup
                                 Global Markets Realty Corp. or another of our
                                 affiliates or from another seller of commercial
                                 and multifamily mortgage loans. We will then
                                 transfer those mortgage assets to the issuing
                                 entity for the related securitization.

                                 In general, the total outstanding principal
                                 balance of the mortgage assets transferred by
                                 us to any particular trust will equal or exceed
                                 the initial total outstanding principal balance
                                 of the related series of certificates. If the
                                 total outstanding principal balance of the
                                 related mortgage assets initially delivered by
                                 us to the related trustee is less than the
                                 initial total outstanding principal balance of
                                 any series of certificates, and if the subject
                                 securitization transaction contemplates a
                                 prefunding period, then we will deposit or
                                 arrange for the deposit of cash or liquid
                                 investments on an interim basis with the
                                 related trustee to cover the shortfall. For 90
                                 days -- or such other period as may be
                                 specified in the related prospectus supplement
                                 -- following the date of initial issuance of
                                 that series of certificates, which 90-day or
                                 other period will be the prefunding period, we
                                 or our designee will be entitled to obtain a
                                 release of the deposited cash or investments if
                                 we deliver or arrange for delivery of a
                                 corresponding amount of mortgage assets. If we
                                 fail, however, to deliver mortgage assets
                                 sufficient to make up the entire shortfall, any
                                 of the cash or, following liquidation,
                                 investments remaining on deposit with the
                                 related trustee will be used by the related
                                 trustee to pay down the total principal balance
                                 of the related series of certificates, as
                                 described in the related prospectus supplement.

                                 If so specified in the related prospectus
                                 supplement, we or another specified person or
                                 entity may be permitted, at our or its option,
                                 but subject to the conditions specified in that
                                 prospectus supplement, to acquire from the
                                 related trust particular mortgage assets
                                 underlying a series of certificates in exchange
                                 for:

                                 o    cash that would be applied to pay down the
                                      principal balances of certificates of that
                                      series; and/or

                                 o    other mortgage loans or mortgage-backed
                                      securities that--

                                      1.   conform to the description of
                                           mortgage assets in this prospectus,
                                           and

                                      2.   satisfy the criteria set forth in the
                                           related prospectus supplement.
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                                       14

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                                 In addition, if so specified in the related
                                 prospectus supplement, a special servicer or
                                 other specified party for one of our trusts may
                                 be obligated, under the circumstances described
                                 in that prospectus supplement, to sell on
                                 behalf of the trust a delinquent or defaulted
                                 mortgage asset.

                                 Further, if so specified under circumstances
                                 described in the related prospectus supplement,
                                 all of the remaining certificateholders of a
                                 given series of certificates, acting together,
                                 may exchange those certificates for all of the
                                 mortgage loans, REO properties and
                                 mortgage-backed securities remaining in the
                                 mortgage pool underlying those certificates.

                                 If and to the extent described in the related
                                 prospectus supplement, we, a mortgage asset
                                 seller and/or another specified person or
                                 entity may make or assign to or for the benefit
                                 of one of our trusts various representations
                                 and warranties, or may be obligated to deliver
                                 to one of our trusts various documents, in
                                 either case relating to some or all of the
                                 mortgage assets transferred to that trust. Upon
                                 the discovery of a material breach of any such
                                 representation or warranty or a material defect
                                 with respect to those documents, in each case
                                 that is material and adverse in accordance with
                                 a standard set forth in the related prospectus
                                 supplement, we or such other party may be
                                 required, at our or its option, to either
                                 repurchase the affected mortgage asset(s) out
                                 of the related trust or to replace the affected
                                 mortgage asset(s) with other mortgage asset(s)
                                 that satisfy the criteria set forth in the
                                 related prospectus supplement.

                                 No replacement of mortgage assets or
                                 acquisition of new mortgage assets will be
                                 permitted if it would result in a
                                 qualification, downgrade or withdrawal of the
                                 then-current rating assigned by any rating
                                 agency to any class of affected offered
                                 certificates.

CHARACTERISTICS OF THE OFFERED
CERTIFICATES .................   As more particularly described under
                                 "Description of the Certificates--General" and
                                 "--Payments on the Certificates," an offered
                                 certificate may entitle the holder to receive:

                                 o    payments of interest;

                                 o    payments of principal;

                                 o    payments of all or part of the prepayment
                                      or repayment premiums, fees and charges,
                                      equity participation payments or any other
                                      specific items or amounts received on the
                                      related mortgage assets; and/or

                                 o    payments of residual amounts remaining
                                      after required payments have been made
                                      with respect to other classes of
                                      certificates of the same series.
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                                       15

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                                 Any class of offered certificates may be senior
                                 or subordinate to or pari passu with one or
                                 more other classes of certificates of the same
                                 series, including a non-offered class of
                                 certificates of that series, for purposes of
                                 some or all payments and/or allocations of
                                 losses.

                                 A class of offered certificates may have two or
                                 more component parts, each having
                                 characteristics that are otherwise described in
                                 this prospectus as being attributable to
                                 separate and distinct classes.

                                 Payments on a class of offered certificates may
                                 occur monthly, bi-monthly, quarterly,
                                 semi-annually or at any other specified
                                 interval, commencing on the distribution date
                                 specified in the related prospectus supplement.

                                 We will describe the specific characteristics
                                 of each class of offered certificates in the
                                 related prospectus supplement, including
                                 payment characteristics and authorized
                                 denominations. Among other things, in the
                                 related prospectus supplement, we will
                                 summarize the flow of funds, payment priorities
                                 and allocations among the respective classes of
                                 offered certificates of any particular series,
                                 the respective classes of non-offered
                                 certificates of that series, and fees and
                                 expenses, to the extent necessary to understand
                                 the payment characteristics of those classes of
                                 offered certificates, and we will identify any
                                 events in the applicable governing document(s)
                                 that would alter the transaction structure or
                                 flow of funds.

                                 See "Description of the Certificates."

CREDIT SUPPORT AND
REINVESTMENT, INTEREST RATE
AND CURRENCY RELATED
PROTECTION FOR THE OFFERED
CERTIFICATES .................   Some classes of offered certificates may be
                                 protected in full or in part against defaults
                                 and losses, or select types of defaults and
                                 losses, on the related mortgage assets by
                                 overcollateralization and/or excess cash flow
                                 or through the subordination of one or more
                                 other classes of certificates of the same
                                 series or by other types of credit support. The
                                 other types of credit support may include a
                                 letter of credit, a surety bond, an insurance
                                 policy, a guarantee or a reserve fund. We will
                                 describe the credit support, if any, for each
                                 class of offered certificates and, if
                                 applicable, we will identify the provider of
                                 that credit support, in the related prospectus
                                 supplement. In addition, we will summarize in
                                 the related prospectus supplement how losses
                                 not covered by credit enhancement or support
                                 will be allocated to the subject series of
                                 offered certificates.
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                                       16

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                                 The trust assets with respect to any series of
                                 offered certificates may also include any of
                                 the following agreements:

                                 o    guaranteed investment contracts in
                                      accordance with which moneys held in the
                                      funds and accounts established with
                                      respect to those offered certificates will
                                      be invested at a specified rate;

                                 o    interest rate exchange agreements,
                                      interest rate cap agreements and interest
                                      rate floor agreements; and

                                 o    currency exchange agreements.

                                 We will describe the types of reinvestment,
                                 interest rate and currency related protection,
                                 if any, for each class of offered certificates
                                 and, if applicable, we will identify the
                                 provider of that protection, in the related
                                 prospectus supplement.

                                 See "Risk Factors," "The Trust Fund" and
                                 "Description of Credit Support."

ADVANCES WITH RESPECT TO THE
MORTGAGE ASSETS ..............   If the trust assets for a series of offered
                                 certificates include mortgage loans, then, as
                                 and to the extent described in the related
                                 prospectus supplement, the related master
                                 servicer, the related special servicer, the
                                 related trustee, any related provider of credit
                                 support and/or any other specified person may
                                 be obligated to make, or may have the option of
                                 making, advances with respect to those mortgage
                                 loans to cover--

                                 o    delinquent scheduled payments of principal
                                      and/or interest, other than balloon
                                      payments,

                                 o    property protection expenses,

                                 o    other servicing expenses, or

                                 o    any other items specified in the related
                                      prospectus supplement.

                                 Any party making advances will be entitled to
                                 reimbursement from subsequent recoveries on the
                                 related mortgage loan and as otherwise
                                 described in this prospectus or the related
                                 prospectus supplement. That party may also be
                                 entitled to receive interest on its advances
                                 for a specified period. See "Description of the
                                 Governing Documents--Advances."

                                 If the trust assets for a series of offered
                                 certificates include mortgage-backed
                                 securities, we will describe in the related
                                 prospectus supplement any comparable advancing
                                 obligations with respect to those
                                 mortgage-backed securities or the underlying
                                 mortgage loans.
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OPTIONAL OR MANDATORY
REDEMPTION OR TERMINATION ....   We will describe in the related prospectus
                                 supplement any circumstances in which a
                                 specified party is permitted or obligated to
                                 purchase or sell any of the mortgage assets
                                 underlying a series of offered certificates. In
                                 particular, a master servicer, special servicer
                                 or other designated party may be permitted or
                                 obligated to purchase or sell--

                                 o    all the mortgage assets in any particular
                                      trust, thereby resulting in a termination
                                      of the trust, or

                                 o    that portion of the mortgage assets in any
                                      particular trust as is necessary or
                                      sufficient to retire one or more classes
                                      of offered certificates of the related
                                      series.

                                 See "Description of the
                                 Certificates--Termination and Redemption."

FEDERAL INCOME TAX
CONSEQUENCES .................   Any class of offered certificates will
                                 constitute or evidence ownership of:

                                 o    regular interests or residual interests in
                                      a real estate mortgage investment conduit
                                      under Sections 860A through 860G of the
                                      Internal Revenue Code of 1986; or

                                 o    interests in a grantor trust under Subpart
                                      E of Part I of Subchapter J of the
                                      Internal Revenue Code of 1986.

                                 See "Federal Income Tax Consequences."

ERISA CONSIDERATIONS .........   If you are a fiduciary or any other person
                                 investing assets of an employee benefit plan or
                                 other retirement plan or arrangement, you are
                                 encouraged to review with your legal advisor
                                 whether the purchase or holding of offered
                                 certificates could give rise to a transaction
                                 that is prohibited under the Employee
                                 Retirement Income Security Act of 1974, as
                                 amended, or the Internal Revenue Code of 1986.
                                 See "ERISA Considerations."

LEGAL INVESTMENT .............   If your investment authority is subject to
                                 legal investment laws and regulations,
                                 regulatory capital requirements, or review by
                                 regulatory authorities, then you may be subject
                                 to restrictions on investment in the offered
                                 certificates. You are encouraged to consult
                                 your legal advisor to determine whether and to
                                 what extent the offered certificates constitute
                                 a legal investment for you. We will specify in
                                 the related prospectus supplement which classes
                                 of the offered certificates, if any, will
                                 constitute mortgage related securities for
                                 purposes of the Secondary Mortgage Market
                                 Enhancement Act of 1984, as amended. See "Legal
                                 Investment."
--------------------------------------------------------------------------------

                                       18

                                  RISK FACTORS

     You should consider the following factors, as well as the factors set forth under "Risk Factors" in the related prospectus supplement, in deciding whether to purchase offered certificates.

THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES WILL DEPEND UPON
PAYMENTS, DEFAULTS AND LOSSES ON THE UNDERLYING MORTGAGE LOANS; AND THOSE
PAYMENTS, DEFAULTS AND LOSSES MAY BE HIGHLY UNPREDICTABLE

     The Terms of the Underlying Mortgage Loans Will Affect Payments on Your
Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

     In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

     o    an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

     o    a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

     The Terms of the Underlying Mortgage Loans Do Not Provide Absolute
Certainty as Regards the Rate, Timing and Amount of Payments on Your Offered
Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

     The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

     o    the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

     o    the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

     The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates

                                       19

include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

     Prepayments on the Underlying Mortgage Loans Will Affect the Average Life
of Your Offered Certificates; and the Rate and Timing of Those Prepayments May
Be Highly Unpredictable. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

     The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

     o    vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

     o    be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

     We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

     Prepayments on the Underlying Mortgage Loans Will Affect the Yield on Your
Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly
Unpredictable. If you purchase your offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the underlying mortgage loans. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield.
The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered certificates is disproportionately large as compared to the amount of principal payable on your offered certificates, or if your offered certificates entitle you to receive payments of interest but no payments of principal, then you may fail to recover your original investment under some prepayment scenarios. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

                                       20

     Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May
Affect the Amount and Timing of Payments on Your Offered Certificates; and the
Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those
Losses, Are Highly Unpredictable. The rate and timing of delinquencies and defaults, and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on a series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

     Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on a series of offered certificates while the defaulted mortgage loans are worked-out or liquidated. However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.

     If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

     See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon
the Performance and Value of the Underlying Real Property, Which May Decline
Over Time, and the Related Borrower's Ability to Refinance the Property, of
Which There Is No Assurance" below.

     There Is an Increased Risk of Default Associated with Balloon Payments. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

     o    the fair market value and condition of the underlying real property;

     o    the level of interest rates;

     o    the borrower's equity in the underlying real property;

     o    the borrower's financial condition;

     o    occupancy levels at or near the time of refinancing;

     o    the operating history of the underlying real property;

     o    changes in zoning and tax laws;

     o    changes in competition in the relevant area;

     o    changes in rental rates in the relevant area;

     o    changes in governmental regulation and fiscal policy;

     o    prevailing general and regional economic conditions;

                                       21

     o    the state of the fixed income and mortgage markets; and

     o    the availability of credit for multifamily rental or commercial properties.

     See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon
the Performance and Value of the Underlying Real Property, Which May Decline
Over Time, and the Related Borrower's Ability to Refinance the Property, of
Which There Is No Assurance" below.

     Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

     The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

REPAYMENT OF A COMMERCIAL OR MULTIFAMILY MORTGAGE LOAN DEPENDS UPON THE
PERFORMANCE AND VALUE OF THE UNDERLYING REAL PROPERTY, WHICH MAY DECLINE OVER
TIME, AND THE RELATED BORROWER'S ABILITY TO REFINANCE THE PROPERTY, OF WHICH
THERE IS NO ASSURANCE

     Most of the Mortgage Loans Underlying Your Offered Certificates Will Be
Nonrecourse. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In the event that the income generated by a real property were to decline as a result of the poor economic performance of that property, with the result that the property is not able to support debt service payments on the related mortgage loan, neither the related borrower nor any other person would be obligated to remedy the situation by making payments out of their own funds. In such a situation, the borrower could choose instead to surrender the related mortgaged property to the lender or let it be foreclosed upon. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

     o    the sufficiency of the net operating income of the applicable real property;

     o    the market value of the applicable real property at or prior to maturity; and

     o    the ability of the related borrower to refinance or sell the applicable real property.

     In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

     Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

     The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, multifamily rental and commercial real estate lending generally involves larger loans and, as described above, repayment is dependent upon:

                                       22

     o    the successful operation and value of the related mortgaged property,
          and

     o    the related borrower's ability to refinance the mortgage loan or sell the related mortgaged property.

     See "--The Various Types of Multifamily and Commercial Properties that May
Secure Mortgage Loans Underlying a Series of Offered Certificates May Present
Special Risks" below.

     Many Risk Factors Are Common to Most or All Multifamily and Commercial
Properties. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

     o    the location, age, functionality, design and construction quality of the subject property;

     o    perceptions regarding the safety, convenience and attractiveness of the property;

     o    the characteristics of the neighborhood where the property is located;

     o    the degree to which the subject property competes with other properties in the area;

     o    the proximity and attractiveness of competing properties;

     o    the existence and construction of competing properties;

     o    the adequacy of the property's management and maintenance;

     o    tenant mix and concentration;

     o    national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

     o    local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

     o    demographic factors;

     o    customer confidence, tastes and preferences;

     o    retroactive changes in building codes and other applicable laws;

     o    changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

     o    vulnerability to litigation by tenants and patrons.

     Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

     o    an increase in interest rates, real estate taxes and other operating expenses;

     o    an increase in the capital expenditures needed to maintain the property or make improvements;

                                       23

     o    a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

     o    an increase in vacancy rates;

     o    a decline in rental rates as leases are renewed or replaced;

     o    natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions, terrorist attacks or riots; and

     o    environmental contamination.

     The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

     o    the length of tenant leases;

     o    the creditworthiness of tenants;

     o    the rental rates at which leases are renewed or replaced;

     o    the percentage of total property expenses in relation to revenue;

     o    the ratio of fixed operating expenses to those that vary with revenues; and

     o    the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

     The Successful Operation of a Multifamily or Commercial Property Depends on
Tenants. Generally, multifamily and commercial properties are subject to leases.
The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

     o    to pay for maintenance and other operating expenses associated with the property;

     o    to fund repairs, replacements and capital improvements at the property; and

     o    to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

Accordingly, mortgage loans secured by income-producing properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis.

                                       24

     Factors that may adversely affect the ability of an income-producing property to generate net operating income from lease and rental payments include:

     o    a general inability to lease space;

     o    an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

     o    an increase in tenant payment defaults or any other inability to collect rental payments;

     o    a decline in rental rates as leases are entered into, renewed or extended at lower rates;

     o    an increase in the capital expenditures needed to maintain the property or to make improvements;

     o    a decline in the financial condition and/or bankruptcy or insolvency of a significant or sole tenant; and

     o    an increase in leasing costs and/or the costs of performing landlord obligations under existing leases.

     With respect to any mortgage loan backing a series of offered certificates, you should anticipate that, unless the related mortgaged real property is owner occupied, one or more--and possibly all--of the leases at the related mortgaged real property will expire at varying rates during the term of that mortgage loan and some tenants will have, and may exercise, termination options. In addition, some government-sponsored tenants will have the right as a matter of law to cancel their leases for lack of appropriations.

     Additionally, in some jurisdictions, if tenant leases are subordinated to the lien created by the related mortgage instrument but do not contain attornment provisions, which are provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged real property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that mortgaged real property could experience a further decline in value if such tenants' leases were terminated.

     Some mortgage loans that back offered certificates may be secured by mortgaged real properties with tenants that are related to or affiliated with a borrower. In those cases a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes a foreclosure property, it is possible that an affiliate of the borrower may remain as a tenant.

     Dependence on a Single Tenant or a Small Number of Tenants Makes a Property
Riskier Collateral. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

     An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

                                       25

     Accordingly, factors that will affect the operation and value of a commercial property include:

     o    the business operated by the tenants;

     o    the creditworthiness of the tenants; and

     o    the number of tenants.

     Tenant Bankruptcy Adversely Affects Property Performance. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the
U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

     o    the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises, plus

     o    an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

     The Success of an Income-Producing Property Depends on Reletting Vacant
Spaces. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted.
Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial, could exceed any reserves maintained for that purpose and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

     If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

     Property Value May Be Adversely Affected Even When Current Operating Income
Is Not. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

     o    changes in interest rates;

     o    the availability of refinancing sources;

     o    changes in governmental regulations, licensing or fiscal policy;

     o    changes in zoning or tax laws; and

     o    potential environmental or other legal liabilities.

                                       26

     Property Management May Affect Property Operations and Value. The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for:

     o    responding to changes in the local market;

     o    planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

     o    operating the property and providing building services;

     o    managing operating expenses; and

     o    ensuring that maintenance and capital improvements are carried out in a timely fashion.

     Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

     By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

     o    maintain or improve occupancy rates, business and cash flow,

     o    reduce operating and repair costs, and

     o    preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

     Maintaining a Property in Good Condition Is Expensive. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s)
that may encumber that property.

     Competition Will Adversely Affect the Profitability and Value of an
Income-Producing Property. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

     o    rental rates;

     o    location;

     o    type of business or services and amenities offered; and

     o    nature and condition of the particular property.

                                       27

     The profitability and value of an income-producing property may be adversely affected by a comparable property that:

     o    offers lower rents;

     o    has lower operating costs;

     o    offers a more favorable location; or

     o    offers better facilities.

     Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

     The Prospective Performance of the Multifamily and Commercial Mortgage
Loans to be Included in Any of Our Trusts Should be Evaluated Separately from the Performance of the Multifamily and Commercial Mortgage Loans in Any of Our
Other Trusts. Notwithstanding that there are many common factors affecting the profitability and value of income producing properties in general, those factors do not apply equally to all income producing properties and, in many cases, there are special factors that will affect the profitability and/or value of a particular income producing property. See, for example, "--The Various Types of
Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks" below. Each income producing property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of our trusts requires a unique underwriting analysis. Furthermore, economic conditions, whether worldwide, national, regional or local, vary over time. The performance of a mortgage pool originated and outstanding under one set of economic conditions may vary dramatically from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying a series of offered certificates independently from the performance of the mortgage loans underlying any other series of offered certificates.

THE VARIOUS TYPES OF MULTIFAMILY AND COMMERCIAL PROPERTIES THAT MAY SECURE
MORTGAGE LOANS UNDERLYING A SERIES OF OFFERED CERTIFICATES MAY PRESENT SPECIAL
RISKS

     General. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As discussed under "--Repayment of a Commercial or Multifamily Mortgage Loan
Depends on the Performance and Value of the Underlying Real Property, Which May
Decline Over Time, and the Related Borrower's Ability to Refinance the Property,
of Which There is No Assurance" above, the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property and the type and use of a particular income-producing property may present special risks. Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

                                       28

     Multifamily Rental Properties.

     Factors affecting the value and operation of a multifamily rental property include:

     o    the physical attributes of the property, such as its age, appearance, amenities and construction quality, in relation to competing buildings;

     o    the types of services or amenities offered at the property;

     o    the location of the property;

     o    distance from employment centers and shopping areas;

     o    the characteristics of the surrounding neighborhood, which may change over time;

     o    the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

     o    the ability of management to provide adequate maintenance and insurance;

     o    the property's reputation;

     o    the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     o    the existence or construction of competing or alternative residential properties in the local market, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

     o    compliance with and continuance of any government housing rental subsidy programs and/or low income housing tax credit or incentive programs from which the property receives benefits;

     o    the ability of management to respond to competition;

     o    the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

     o    in the case of student housing facilities, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, and the relatively higher turnover rate compared to other types of multifamily tenants;

     o    adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

     o    local factory or other large employer closings;

     o    state and local regulations, which may affect the property owner's ability to evict tenants or to increase rent to the market rent for an equivalent apartment;

     o    the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

                                       29

     o    the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase;

     o    the extent to which increases in operating costs may be passed through to tenants; and

     o    the financial condition of the owner of the property.

     Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

     In addition, multifamily rental properties are typically in markets that, in general, are characterized by low barriers to entry. Thus, a particular multifamily rental property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Since apartments within a multifamily rental property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental properties with more desirable amenities or locations or to single family housing.

     Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

     o    require written leases;

     o    require good cause for eviction;

     o    require disclosure of fees;

     o    prohibit unreasonable rules;

     o    prohibit retaliatory evictions;

     o    prohibit restrictions on a resident's choice of unit vendors;

     o    limit the bases on which a landlord may increase rent; or

     o    prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

     Some counties and municipalities also impose rent control and/or rent stabilization regulations on apartment buildings. These regulations may limit rent increases to--

     o    fixed percentages,

     o    percentages of increases in the consumer price index,

     o    increases set or approved by a governmental agency, or

     o    increases determined through mediation or binding arbitration.

                                       30

     In many cases, the rent control or rent stabilization laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

     Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline. In addition, the differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of the property.

     Cooperatively-Owned Apartment Buildings. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

     A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's--

     o    mortgage loan payments,

     o    real property taxes,

     o    maintenance expenses, and

     o    other capital and ordinary expenses of the property.

     These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

     o    maintenance payments from the tenant/shareholders, and

     o    any rental income from units or commercial space that the cooperative corporation might control.

     A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property. Additional factors likely to affect the economic performance of a cooperative corporation include--

                                       31

     o    the failure of the corporation to qualify for favorable tax treatment as a "cooperative housing corporation" each year, which may reduce the cash flow available to make debt service payments on a mortgage loan secured by cooperatively owned property; and

     o    the possibility that, upon foreclosure, if the cooperatively owned property becomes a rental property, certain units could be subject to rent control, stabilization and tenants' rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the ensuing rental property as a whole.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor of the cooperative corporation holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of that sponsor.

     Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit.
Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/ shareholders.

     Retail Properties. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

     o    shopping centers,

     o    factory outlet centers,

     o    malls,

     o    automotive sales and service centers,

     o    consumer oriented businesses,

     o    department stores,

     o    grocery stores,

     o    convenience stores,

     o    specialty shops,

     o    gas stations,

                                       32

     o    movie theaters,

     o    fitness centers,

     o    bowling alleys,

     o    salons, and

     o    dry cleaners.

     A number of factors may affect the value and operation of a retail property. Some of these factors include:

     o    the strength, stability, number and quality of the tenants;

     o    tenants' sales;

     o    tenant mix;

     o    whether the property is in a desirable location;

     o    the physical condition and amenities of the building in relation to competing buildings;

     o    whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors; and

     o    the financial condition of the owner of the property.

     Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required to--

     o    lower rents,

     o    grant a potential tenant a free rent or reduced rent period,

     o    improve the condition of the property generally, or

     o    make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

     A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

     o    competition from other retail properties;

     o    perceptions regarding the safety, convenience and attractiveness of the property;

     o    perceptions regarding the safety of the surrounding area;

                                       33

     o    demographics of the surrounding area;

     o    the strength and stability of the local, regional and national economies;

     o    traffic patterns and access to major thoroughfares;

     o    the visibility of the property;

     o    availability of parking;

     o    the particular mixture of the goods and services offered at the property;

     o    customer tastes, preferences and spending patterns; and

     o    the drawing power of other tenants.

     The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues.
Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

     Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

     With respect to some retail properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related underlying mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent. In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

     The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is, in general, materially larger in size than the space occupied by other tenants at the same retail property and is important in attracting customers to the retail property.

     A retail property may also benefit from a shadow anchor. A shadow anchor is a store or business that satisfies the criteria for an anchor store or business, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan. A shadow anchor may own the space it occupies. In those cases where the property owner does not control the space occupied by the anchor store or business, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant.

                                       34

     In some cases, an anchor tenant or a shadow anchor may cease to operate at the property, thereby leaving its space unoccupied even though it continues to pay rent on or even own the vacant space. If an anchor tenant or a shadow anchor ceases operations at a retail property or if its sales do not reach a specified threshold, other tenants at the property may be entitled to terminate their leases prior to the scheduled expiration date or to pay rent at a reduced rate for the remaining term of the lease.

     Accordingly, the following factors, among others, will adversely affect the economic performance of an anchored retail property, including:

     o    an anchor tenant's failure to renew its lease;

     o    termination of an anchor tenant's lease;

     o    the bankruptcy or economic decline of an anchor tenant or a shadow anchor;

     o    the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be;
          or

     o    a loss of an anchor tenant's ability to attract shoppers.

     Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

     o    factory outlet centers;

     o    discount shopping centers and clubs;

     o    catalogue retailers;

     o    home shopping networks and programs;

     o    internet web sites and electronic media shopping; and

     o    telemarketing.

     Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

     Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

     Office Properties. Factors affecting the value and operation of an office property include:

     o    the strength, stability, number and quality of the tenants, particularly significant tenants, at the property;

     o    the physical attributes and amenities of the building in relation to competing buildings, including the condition of the HVAC system, parking and the building's compatibility with current business wiring requirements;

                                       35

     o    whether the area is a desirable business location, including local labor cost and quality, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities;

     o    the location of the property with respect to the central business district or population centers;

     o    demographic trends within the metropolitan area to move away from or towards the central business district;

     o    social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

     o    tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

     o    local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

     o    the quality and philosophy of building management;

     o    access to mass transportation;

     o    accessibility from surrounding highways/streets;

     o    changes in zoning laws; and

     o    the financial condition of the owner of the property.

     With respect to some office properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related underlying mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance that a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent.
In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

     Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

     o    rental rates;

     o    the building's age, condition and design, including floor sizes and layout;

     o    access to public transportation and availability of parking; and

     o    amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

                                       36

     The cost of refitting office space for a new tenant is often higher than for other property types.

     The success of an office property also depends on the local economy.
Factors influencing a company's decision to locate in a given area include:

     o    the cost and quality of labor;

     o    tax incentives; and

     o    quality of life considerations, such as schools and cultural amenities.

     The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

     Hospitality Properties. Hospitality properties may involve different types of hotels and motels, including:

     o    full service hotels;

     o    resort hotels with many amenities;

     o    limited service hotels;

     o    hotels and motels associated with national or regional franchise chains;

     o    hotels that are not affiliated with any franchise chain but may have their own brand identity; and

     o    other lodging facilities.

     Factors affecting the value, operation and economic performance of a hospitality property include:

     o    the location of the property and its proximity to major population centers or attractions;

     o    the seasonal nature of business at the property;

     o    the level of room rates relative to those charged by competitors;

     o    quality and perception of the franchise affiliation;

     o    economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

     o    the existence or construction of competing hospitality properties;

     o    nature and quality of the services and facilities;

     o    financial strength and capabilities of the owner and operator;

     o    the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

     o    increases in operating costs, which may not be offset by increased room rates;

                                       37

     o    the property's dependence on business and commercial travelers and tourism;

     o    changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors; and

     o    changes in travel patterns caused by perceptions of travel safety, which perceptions can be significantly and adversely influenced by terrorist acts and foreign conflict as well as apprehension regarding the possibility of such acts or conflicts.

     Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature and/or may be adversely affected by prolonged unfavorable weather conditions.

     Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise, which may be at significantly higher fees than the previous franchise, or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

     o    the continued existence and financial strength of the franchisor;

     o    the public perception of the franchise service mark; and

     o    the duration of the franchise licensing agreement.

     The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure.
Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Additionally, any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager will generally not be enforceable.

     In the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated operating, liquor and other licenses. That party would be required to apply in its own right for new operating, liquor and other licenses.
There can be no assurance that a new license could be obtained or that it could be obtained promptly. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from that property or on its occupancy rate.

                                       38

     Casino Properties. Factors affecting the economic performance of a casino property include:

     o    location, including proximity to or easy access from major population centers;

     o    appearance;

     o    economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

     o    the existence or construction of competing casinos;

     o    dependence on tourism; and

     o    local or state governmental regulation.

     Competition among major casinos may involve attracting patrons by--

     o    providing alternate forms of entertainment, such as performers and sporting events, and

     o    offering low-priced or free food and lodging.

     Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

     Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

     The ownership, operation, maintenance and/or financing of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

     Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

     The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

     Health Care-Related Properties. Health care-related properties include:

     o    hospitals;

     o    medical offices;

     o    skilled nursing facilities;

     o    nursing homes;

     o    congregate care facilities; and

     o    in some cases, assisted living centers and housing for seniors.

                                       39

     Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

     o    statutory and regulatory changes;

     o    retroactive rate adjustments;

     o    administrative rulings;

     o    policy interpretations;

     o    delays by fiscal intermediaries; and

     o    government funding restrictions.

     In addition, nursing facilities and assisted living facilities that are dependent on revenues from other third party payors (other than Medicare and
Medicaid), such as private insurers, are also affected by the reimbursement policies of those payors.

     All of the foregoing can adversely affect revenues from the operation of a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

     Health care-related facilities are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties. Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

     o    federal and state licensing requirements;

     o    facility inspections;

     o    rate setting;

     o    disruptions in payments;

     o    reimbursement policies;

     o    audits, which may result in recoupment of payments made or withholding of payments due;

     o    laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services;

     o    patient care liability claims, including those generated by the recent advent of the use of video surveillance, or "granny cams", by family members or government prosecutors to monitor care and limited availability and increased costs of insurance; and

     o    shortages in staffing, increases in labor costs and labor disputes.

                                       40

     Under applicable federal and state laws and regulations, Medicare and
Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services.
Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals.
The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted. In addition, there can be no assurance that the facilities will remain licensed and loss of licensure/provider arrangements by a significant number of facilities could have a material adverse effect on a borrower's ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

     With respect to health care-related properties, the regulatory environment has intensified, particularly the long-term care service environment for large, for profit, multi-facility providers. For example, in the past few years, federal prosecutors have utilized the federal false claims act to prosecute nursing facilities that have quality of care deficiencies or reported instances of possible patient abuse and neglect, falsification of records, failure to report adverse events, improper use of restraints, and certain other care issues. Since facilities convicted under the false claims act may be liable for triple damages plus mandatory civil penalties, nursing facilities often settled with the government for a substantial amount of money rather than defending the allegations.

     The extensive federal, state and local regulations affecting health care-related facilities include regulations on the financial and other arrangements that facilities enter into during the normal course of business.
For example, anti-kickback laws prohibit certain business practices and relationships that might affect the provision and cost of health care services reimbursable under Medicare and Medicaid programs, including the payment or receipt of money or anything else of value in return for the referral of patients whose care will be paid by those programs. Sanctions for violations include criminal penalties and civil sanctions, fines and possible exclusion from payor programs. Federal and state governments have used monetary recoveries derived from prosecutions to strengthen their fraud detection and enforcement programs. There can be no assurance that government officials charged with responsibility for enforcing the anti-kickback and/or self-referral laws will not assert that certain arrangements or practices are in violation of such provisions. The operations of a nursing facility or assisted living facility could be adversely affected by the failure of its arrangements to comply with such laws or similar state laws enacted in the future.

     The Deficit Reduction Act of 2006 ("DRA") is expected to increase government anti-fraud efforts. Among other things, the DRA requires organizations, such as nursing facilities and assisted living facilities, that receive $5 million or more in Medicaid payments to train their work forces on the federal false claims act and its whistle blower provisions by January 1,
2007. The statute also encourages states to pass their own false claims laws by giving states a larger share of the money recovered from false claims cases. The effect of the DRA may be to create more whistle blowers and give rise to more false claims act prosecutions. There can be no assurance that government officials responsible for false claims act enforcement will not assert that one or more of a borrower's arrangements, practices, nursing facilities, or assisted living facilities are in violation of such laws.

     Each state also has a Medicaid Fraud Control Unit ("MFCU"), which typically operates as a division of the state Attorney General's Office or equivalent, which conducts criminal and civil investigations into alleged abuse, neglect, mistreatment and/or misappropriation of resident property. In some cases, the allegations may be investigated by the state Attorney General, local authorities and federal and/or state survey agencies. There are MFCU and state Attorney
General investigations pending and, from time to time, threatened against providers, relating to or arising out of allegations of potential resident abuse, neglect or mistreatment.

     Further, the nursing facilities and assisted living facilities are likely to compete on a local and regional basis with each other and with other providers who operate similar facilities. They may also compete with

                                       41

providers of long term care services in other settings, such as hospital rehabilitation units or home health agencies or other community-based providers.
The formation of managed care networks and integrated delivery systems, as well as increasing government efforts to encourage the use of home and community-based services instead of nursing facility services, could also adversely affect nursing facilities or assisted living facilities if there are incentives that lead to the utilization of other facilities or community-based home care providers, instead of nursing facility or assisted living providers, or if competition drives down prices paid by residents. Some of the competitors of the subject facilities may be better capitalized, may offer services not offered by the facilities, or may be owned by agencies supported by other sources of income or revenue not available to for-profit facilities, such as tax revenues and charitable contributions. The success of a facility also depends upon the number of competing facilities in the local market, as well as upon other factors, such as the facility's age, appearance, reputation and management, resident and family preferences, referrals by and affiliations with managed care organizations, relationship with other health care providers and other health care networks, the types of services provided and, where applicable, the quality of care and the cost of that care. If the facilities fail to attract patients and residents and compete effectively with other health care providers, their revenues and profitability may decline.

     Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties. Moreover, in certain circumstances, such as when federal or state authorities believe that liquidation may adversely affect the health, safety or welfare of the nursing facility and/or assisted living facility residents, a facility operator may not be allowed to liquidate for an indeterminate period of time. Finally, the receipt of any liquidation proceeds could be delayed by the approval process of any state agency necessary for the transfer of a mortgaged real property and even reduced to satisfy governmental obligations of the facility, such as audit recoupments from nursing facilities.

     Industrial Properties. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Also, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

     The value and operation of an industrial property depends on:

     o    location of the property, the desirability of which in a particular instance may depend on--

          1.   availability of labor services,

          2.   proximity to supply sources and customers, and

          3.   accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

     o    building design of the property, the desirability of which in a particular instance may depend on--

          1.   ceiling heights,

          2.   column spacing,

          3.   number and depth of loading bays,

                                       42

          4.   divisibility,

          5.   floor loading capacities,

          6.   truck turning radius,

          7.   overall functionality, and

          8.   adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities;
               and

     o    the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

     Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

     Warehouse, Mini-Warehouse and Self-Storage Facilities. Warehouse,
mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. Depending on their location, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

     Successful operation of a warehouse, mini-warehouse or self-storage property depends on--

     o    building design,

     o    location and visibility,

     o    tenant privacy,

     o    efficient access to the property,

     o    proximity to potential users, including apartment complexes or commercial users,

     o    services provided at the property, such as security,

     o    age and appearance of the improvements, and

     o    quality of management.

     In addition, it is difficult to assess the environmental risks posed by warehouse, mini-warehouse and self-storage properties due to tenant privacy restrictions, tenant anonymity and unsupervised access to such facilities.
Therefore, these facilities may pose additional environmental risks to investors. Environmental site assessments performed with respect to warehouse, mini-warehouse and self-storage properties would not include an inspection of the contents of the facilities. Therefore, it would not be possible to provide assurance that any of the units included in these kinds of facilities are free from hazardous substances or other pollutants or contaminants.

                                       43

     Restaurants and Taverns. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

     o    competition from facilities having businesses similar to a particular restaurant or tavern;

     o    perceptions by prospective customers of safety, convenience, services and attractiveness;

     o    the cost, quality and availability of food and beverage products;

     o    negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

     o    changes in demographics, consumer habits and traffic patterns;

     o    the ability to provide or contract for capable management; and

     o    retroactive changes to building codes, similar ordinances and other legal requirements.

     Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

     The food and beverage service industry is highly competitive. The principal means of competition are--

     o    market segment,

     o    product,

     o    price,

     o    value,

     o    quality,

     o    service,

     o    convenience,

     o    location, and

     o    the nature and condition of the restaurant facility.

     A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

     o    lower operating costs,

     o    more favorable locations,

                                       44

     o    more effective marketing,

     o    more efficient operations, or

     o    better facilities.

     The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

     Factors affecting the success of a regionally- or nationally-known chain restaurant include:

     o    actions and omissions of any franchisor, including management practices that--

          1.   adversely affect the nature of the business, or

          2.   require renovation, refurbishment, expansion or other
               expenditures;

     o    the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

     o    the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

     Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

     Manufactured Housing Communities, Mobile Home Parks and Recreational
Vehicle Parks. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

                                       45

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

     o    location of the manufactured housing property;

     o    the ability of management to provide adequate maintenance and insurance;

     o    the number of comparable competing properties in the local market;

     o    the age, appearance, condition and reputation of the property;

     o    the quality of management; and

     o    the types of facilities and services it provides.

     Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

     o    multifamily rental properties,

     o    cooperatively-owned apartment buildings,

     o    condominium complexes, and

     o    single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

     Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

     Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

                                       46

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control and/or rent stabilization on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to--

     o    fixed percentages,

     o    percentages of increases in the consumer price index,

     o    increases set or approved by a governmental agency, or

     o    increases determined through mediation or binding arbitration.

     In many cases, the rent control or rent stabilization laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control or rent stabilization on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control or rent stabilization is not imposed at the state level in those states. In some states, however, local rent control and/or rent stabilization ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control or rent stabilization with respect to those tenants.

     Recreational and Resort Properties. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort.
Factors affecting the economic performance of a property of this type include:

     o    the location and appearance of the property;

     o    the appeal of the recreational activities offered;

     o    the existence or construction of competing properties, whether or not they offer the same activities;

     o    the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

     o    geographic location and dependence on tourism;

     o    changes in travel patterns caused by changes in energy prices, strikes, concerns about terrorism, location of highways, construction of additional highways and similar factors;

     o    seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

     o    sensitivity to weather and climate changes; and

     o    local, regional and national economic conditions.

     A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

                                       47

     Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. In addition, some recreational and resort properties may be adversely affected by prolonged unfavorable weather conditions.

     Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Arenas and Stadiums. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

     o    sporting events;

     o    musical events;

     o    theatrical events;

     o    animal shows; and/or

     o    circuses.

     The ability to attract patrons is dependent on, among others, the following factors:

     o    the appeal of the particular event;

     o    the cost of admission;

     o    perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

     o    perceptions by prospective patrons of the safety of the surrounding area; and

     o    the alternative forms of entertainment available in the particular locale.

     In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

     Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

     Churches and Other Religious Facilities. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

                                       48

     Parking Lots and Garages. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

     o    the number of rentable parking spaces and rates charged;

     o    the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

     o    the amount of alternative parking facilities or spaces in the area;

     o    the availability of mass transit or other transportation alternatives;
          and

     o    the perceptions of the safety, convenience and services of the lot or garage.

Parking lots and garages are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Unimproved Land. The value of unimproved land is largely a function of its potential use. This may depend on--

     o    its location,

     o    its size,

     o    the surrounding neighborhood, and

     o    local zoning laws.

ANY ANALYSIS OF THE VALUE OR INCOME PRODUCING ABILITY OF A COMMERCIAL OR
MULTIFAMILY PROPERTY IS HIGHLY SUBJECTIVE AND SUBJECT TO ERROR

     Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

     o    the successful operation of the property, and

     o    its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

     o    the amount of income derived or expected to be derived from the related real property collateral for a twelve-month period that is available to pay debt service on the subject mortgage loan, to

     o    the annualized payments of principal and/or interest on the subject mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral.

                                       49

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

     The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

     o    make the loan payments on the related mortgage loan,

     o    cover operating expenses, and

     o    fund capital improvements at any given time.

     Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

     o    some health care-related facilities,

     o    hotels and motels,

     o    recreational vehicle parks, and

     o    mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

     o    warehouses,

     o    retail stores,

     o    office buildings, and

     o    industrial facilities.

     Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

     o    increases in energy costs and labor costs;

     o    increases in interest rates and real estate tax rates; and

     o    changes in governmental rules, regulations and fiscal policies.

                                       50

     Some net leases of commercial properties may provide that the lessee, rather than the borrower/ landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

     Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

     o    the then outstanding principal balance of the mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral, to

     o    the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

     o    the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

     o    the lender has greater protection against loss on liquidation following a borrower default.

     However, loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

     o    the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

     o    the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

     o    the income capitalization method, which takes into account the property's projected net cash flow; or

     o    a selection from the values derived from the foregoing methods.

     Each of these appraisal methods presents analytical difficulties. For example--

     o    it is often difficult to find truly comparable properties that have recently been sold;

     o    the replacement cost of a property may have little to do with its current market value; and

     o    income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

                                       51

     If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

     See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on
the Performance and Value of the Underlying Real Property, Which May Decline
Over Time, and the Related Borrower's Ability to Refinance the Property, of
Which There Is No Assurance" above.

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
DEFAULT AND LOSS

     A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on--

     o    the operation of all of the related real properties, and

     o    the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.

For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT
AND LOSS

     Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
DEFAULT AND LOSS

     If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

     o    any adverse economic developments that occur in the locale, state or region where the properties are located;

     o    changes in the real estate market where the properties are located;

                                       52

     o    changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

     o    acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

     The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

     If you purchase offered certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

     In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

THE BORROWER'S FORM OF ENTITY MAY CAUSE SPECIAL RISKS AND/OR HINDER RECOVERY

     Some of the mortgage loans underlying a series of offered certificates may have borrowers that are individuals or, alternatively, are entities that either have not been structured to diminish the likelihood of their becoming bankrupt or do not satisfy all the characteristics of special purpose entities. In general, as a result of a borrower not being a special purpose entity or not being limited to owning the related mortgaged real property, the borrower may be engaged in activities unrelated to the subject mortgaged real property and may incur indebtedness or suffer liabilities with respect to those activities.
Further, some of the borrowing entities may have been in existence and conducting business prior to the origination of the related underlying mortgage loans, may own other property that is not part of the collateral for the related underlying mortgage loans and, further, may not have always satisfied all the characteristics of special purpose entities even if they currently do so. This could negatively impact the borrower's financial conditions, and thus its ability to pay amounts due and owing under the subject underlying mortgage loan.
The related mortgage documents and/or organizational documents of those borrowers may not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity, such as limitations on indebtedness and affiliate transactions and restrictions on the borrower's ability to dissolve, liquidate, consolidate, merge, sell all or any material portion of its assets or amend its organizational documents. These provisions are designed to mitigate the possibility that the borrower's financial condition would be adversely impacted by factors unrelated to the related mortgaged real property and the related mortgage loan.

     Borrowers not structured as bankruptcy-remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because those borrowers may be:

     o    operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; and

     o    individuals that have personal liabilities unrelated to the property.

     In addition, if an underlying mortgage loan is secured by a mortgage on both the related borrower's leasehold interest in the related mortgaged real property and the underlying fee interest in such property, the related borrower may be a special purpose entity, but the owner and pledgor of the related fee interest may not be a special purpose entity.

                                       53

     However, any borrower, even an entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

     With respect to those borrowers that are structured as special purposes entities, although the terms of the borrower's organizational documents and/or related loan documents require that the related borrower covenants to be a special purpose entity, in some cases those borrowers are not required to observe all covenants and conditions that typically are required in order for such an entity to be viewed under the standard rating agency criteria as a special purpose entity.

     Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your offered certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your offered certificates. See "--Borrower Bankruptcy
Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your
Offered Certificates" below and "Legal Aspects of Mortgage Loans--Bankruptcy
Laws."

     The mortgage loans underlying a series of offered certificates may have borrowers that own the related mortgaged real properties as tenants-in-common or may permit the related borrowers to convert into a tenant-in-common structure in the future. Generally, in tenant-in-common ownership structures, each tenant-in-common owns an undivided share in the subject real property. If a tenant-in-common desires to sell its interest in the subject real property and is unable to find a buyer or otherwise desires to force a partition, the tenant-in-common has the ability to request that a court order a sale of the subject real property and distribute the proceeds to each tenant-in-common owner proportionally. To reduce the likelihood of a partition action, a tenant-in-common borrower may be required to waive its partition right. However, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding.

     The enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. While a lender may seek to mitigate this risk after the commencement of the first bankruptcy of a tenant-in-common by commencing an involuntary proceeding against the other tenant-in-common borrowers and moving to consolidate all those cases, there can be no assurance that a bankruptcy court would consolidate those separate cases. Additionally, tenant-in-common borrowers may be permitted to transfer portions of their interests in the subject mortgaged real property to numerous additional tenant-in-common borrowers.

     The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for these mortgage loans may be special purpose entities and some of those tenants-in-common may be individuals.

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN
UNDERLYING YOUR OFFERED CERTIFICATES

     Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

     In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the

                                       54

property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may:

     o    grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o    reduce monthly payments due under a mortgage loan;

     o    change the rate of interest due on a mortgage loan; or

     o    otherwise alter a mortgage loan's repayment schedule.

     Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

     As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

ENVIRONMENTAL LIABILITIES WILL ADVERSELY AFFECT THE VALUE AND OPERATION OF THE
CONTAMINATED PROPERTY AND MAY DETER A LENDER FROM FORECLOSING

     There can be no assurance--

     o    as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

     o    that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

     o    that the results of the environmental testing were accurately evaluated in all cases;

     o    that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

     o    that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

     Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

                                       55

     In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

     o    tenants at the property, such as gasoline stations or dry cleaners, or

     o    conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

     The federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an
"owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

     o    agents or employees of the lender are deemed to have participated in the management of the borrower, or

     o    the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

     Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal
Comprehensive Environmental Response, Compensation and Liability Act of 1980, as
amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

     Federal law requires owners of residential housing constructed prior to
1978--

     o    to disclose to potential residents or purchasers information in their possession regarding the presence of known lead-based paint or lead-based paint-related hazards in such housing, and

     o    to deliver to potential residents or purchasers a United States
          Environmental Protection Agency approved information pamphlet describing the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

                                       56

     Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

LENDING ON CONDOMINIUM UNITS CREATES RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN
LENDING ON NON-CONDOMINIUMS

     Some mortgage loans underlying the offered certificates will be secured by--

     o    the related borrower's interest in a commercial condominium unit or multiple units in a residential condominium project, and

     o    the related voting rights in the owners' association for the subject building, development or project.

     Condominiums may create risks for lenders that are not present when lending on properties that are not condominiums. In the case of condominiums, a condominium owner is generally responsible for the payment of common area maintenance charges. In the event those charges are not paid when due, the condominium association may have a lien for those unpaid charges against the owner of the subject condominium unit, and, in some cases, pursuant to the condominium declaration, the lien of the mortgage for a related mortgage loan is subordinate to that lien for unpaid common area maintenance charges. In addition, pursuant to many condominium declarations, the holders of the remaining units would become responsible for the common area maintenance charges that remain unpaid by any particular unit holder.

     Further, in the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there is no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building, restoration following a casualty and many other decisions affecting the maintenance of that building, may not be consistent with the mortgage loan documents and may have an adverse impact on the mortgage loans that are secured by real properties consisting of such condominium interests.

     There can be no assurance that the related board of managers will act in the best interests of the borrower under those mortgage loans. Further, because of the nature of condominiums, a default on the part of the borrower with respect to such real properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject real property, because of the possible existence of multiple loss payees on any insurance policy covering the property, there could be a delay in the restoration of the property and/or the allocation of related insurance proceeds, if any.
Consequently, if any of the mortgage loans underlying the offered certificates are secured by the related borrower's interest in a condominium, servicing and realizing upon such mortgage loan could subject the holders of such offered certificates to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

LENDING ON GROUND LEASES CREATES RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN
LENDING ON AN ACTUAL OWNERSHIP INTEREST IN A REAL PROPERTY

     In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

                                       57

     In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant's lender may not be able to succeed to the tenant's position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your offered certificates may be unable to enforce the bankrupt tenant's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.

     Further, in a recent decision by the United States Court of Appeals for the
Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 2003 U.S. App.
LEXIS 7612 (7th Cir. Apr. 23, 2003)), the court ruled that where a statutory sale of the leased property occurs under Section 363(f) of the U.S. Bankruptcy
Code upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section
363(e) of the U.S. Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, there can be no assurance that, in the event of a statutory sale of leased property pursuant to Section 363(f)
of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, there can be no assurance that the lessee and/or the lender (to the extent it can obtain standing to intervene)
will be able to recuperate the full value of the leasehold interest in bankruptcy court.

SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY
BE CHALLENGED AS BEING UNENFORCEABLE

     Cross-Collateralization Arrangements. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

     o    the bankrupt party--

          1.   was insolvent at the time of granting the lien,

          2.   was rendered insolvent by the granting of the lien,

          3.   was left with inadequate capital, or

          4.   was not able to pay its debts as they matured; and

     o    the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

                                       58

     Prepayment Premiums, Fees and Charges. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

     Due-on-Sale and Debt Acceleration Clauses. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

     o    the related real property, or

     o    a majority ownership interest in the related borrower.

     We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

     The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

     o    the default is deemed to be immaterial,

     o    the exercise of those remedies would be inequitable or unjust, or

     o    the circumstances would render the acceleration unconscionable.

     Assignments of Leases. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "Legal Aspects of Mortgage
Loans--Bankruptcy Laws."

     Defeasance. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

                                       59

JURISDICTIONS WITH ONE ACTION OR SECURITY FIRST RULES AND/OR ANTI-DEFICIENCY
LEGISLATION MAY LIMIT THE ABILITY OF THE SPECIAL SERVICER TO FORECLOSE ON A REAL
PROPERTY OR TO REALIZE ON OBLIGATIONS SECURED BY A REAL PROPERTY

     Several states, including California, have laws that prohibit more than one
"judicial action" to enforce a mortgage obligation, requiring the lender to exhaust the real property security for such obligation first and/or limiting the ability of the lender to recover a deficiency judgment from the obligor following the lender's realization upon the collateral. This could be particularly problematic for cross-collateralized, cross-defaulted or multi-property mortgage loans secured by real properties located in multiple states where only some of those states have such rules. A lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or forfeiting the right to enforce the underlying obligation. In some jurisdictions, the benefits of such laws may also be available to a guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first proceeding against the collateral and without a judicial foreclosure. Accordingly, where real properties are located in jurisdictions in which "one action", "security first" and/or "anti-deficiency"
rules may be applicable, the special servicer should seek to obtain advice of counsel prior to enforcing any of the trust's rights under any of the related mortgage loans and/or guarantees of those mortgage loans. As a result, the special servicer may incur additional - and perhaps significant additional -
delay and expense in foreclosing on the underlying real properties located in states affected by "one action", "security first" or "anti-deficiency" rules.
See "Legal Aspects of Mortgage Loans--Foreclosure--One Action and Security First
Rules" and "--Foreclosure--Anti-Deficiency Legislation".

ADDITIONAL SECURED DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON
A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES; CO-LENDER, INTERCREDITOR
AND SIMILAR AGREEMENTS MAY LIMIT A MORTGAGE LENDER'S RIGHTS

     With respect to one or more of the mortgage loans included in one of our trusts, the related borrower may have encumbered, or be permitted to encumber, the related real property collateral with additional secured debt. In addition, one or more mortgage loans underlying a series of offered certificates may each be part of a loan combination or split loan structure that includes one or more additional mortgage loans -- not included in the related trust -- that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject underlying mortgage loan. See "The Trust Fund--Mortgage Loans--Loan Combinations."

     Even if a mortgage loan prohibits further encumbrance of the related real property, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults. Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring additional secured debt.

     The existence of any additional secured indebtedness may adversely affect the related borrower's financial viability and/or the subject trust's security interest in the related real property collateral. For example, the existence of additional secured indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. The existence of other debt, secured or otherwise, may also increase the likelihood of a borrower bankruptcy. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See "Legal Aspects of Mortgage Loans--Subordinate Financing."

     In addition, if any mortgage loan underlying a series of offered certificates is secured by a mortgaged real property encumbered by other mortgage debt, and if that other mortgage debt is not part of the related trust, then the related trust may be subject to a co-lender, intercreditor or similar agreement with the other affected mortgage lenders that, among other things:

                                       60

     o    grants any such other mortgage lender cure rights and/or a purchase option with respect to the subject underlying mortgage loan under certain default scenarios or reasonably foreseeable default scenarios;

     o    limits modifications of the payment terms of the subject underlying mortgage loan; and or

     o    limits or delays enforcement actions with respect to the subject underlying mortgage loan.

     See also "--With Respect to Certain Mortgage Loans Included in Our Trusts,
the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the
Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May
Conflict with Your Interests" below.

WITH RESPECT TO CERTAIN MORTGAGE LOANS INCLUDED IN OUR TRUSTS, THE MORTGAGED
PROPERTY OR PROPERTIES THAT SECURE THE SUBJECT MORTGAGE LOAN IN THE TRUST ALSO
SECURE ONE OR MORE RELATED MORTGAGE LOANS THAT ARE NOT IN THE TRUST; THE
INTERESTS OF THE HOLDERS OF THOSE NON-TRUST MORTGAGE LOANS MAY CONFLICT WITH
YOUR INTERESTS.

     One or more mortgage loans underlying a series of offered certificates may each be part of a loan combination or split loan structure that includes one or more additional mortgage loans -- not included in the related trust -- that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject underlying mortgage loan. See "The Trust Fund--Mortgage Loans--Loan Combinations." Pursuant to one
or more co-lender or similar agreements, a holder of a particular non-trust mortgage loan in a subject loan combination, or a group of holders of non-trust mortgage loans in a subject loan combination (acting together), may be granted various rights and powers that affect the mortgage loan in that loan combination that is in our trust, including (a) cure rights with respect to the mortgage loan in our trust, (b) a purchase option with respect to the mortgage loan in our trust, (c) the right to advise, direct and/or consult with the applicable servicer regarding various servicing matters, including certain modifications, affecting that loan combination, and/or (d) the right to replace the applicable special servicer -- without cause -- with respect to that loan combination. In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. In connection with exercising any of the foregoing rights afforded to it, the holder of any of the non-trust mortgage loans in a loan combination -- or, if applicable, any representative, designee or assignee thereof with respect to the particular right -- that includes a mortgage loan in our trust will likely not be an interested party with respect to the related series of certificates, will have no obligation to consider the interests of, or the impact of exercising such rights on, the related series of certificates and may have interests that conflict with your interests. If any such non-trust mortgage loan is included in a securitization, then the representative, designee or assignee exercising any of the rights of the holder of that non-trust mortgage loan may be a securityholder, an operating advisor, a controlling class representative or other comparable party or a servicer from that other unrelated securitization. You should expect that the holder or beneficial owner of a non-trust mortgage loan will exercise its rights and powers to protect its own economic interests, and will not be liable to the related series of certificateholders for so doing.

     In addition, if any mortgage loan included in one of our trusts is part of a loan combination, then that mortgage loan may be serviced and administered pursuant to the servicing agreement for the securitization of a non-trust mortgage loan that is part of the same loan combination. Consequently, the certificateholders of the related series of certificates would have limited ability to control the servicing of that loan combination and the parties with control over the servicing of that loan combination may have interests that conflict with your interests. See "Description of the Governing
Documents--Servicing Mortgage Loans That Are Part of a Loan Combination."

                                       61

CERTAIN ASPECTS OF CO-LENDER, INTERCREDITOR AND SIMILAR AGREEMENTS EXECUTED IN
CONNECTION WITH MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY BE
UNENFORCEABLE

     One or more mortgage loans included in one of our trusts may be part of a split loan structure or loan combination that includes a subordinate non-trust mortgage loan or may be senior to one or more other mortgage loans made to a common borrower and secured by the same real property collateral. Pursuant to a co-lender, intercreditor or similar agreement, a subordinate lender may have agreed that it not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the related borrower, and that the holder of the related mortgage loan that is included in our trust -- directly or through an applicable servicer -- will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinate lender. While subordination agreements are generally enforceable in bankruptcy, in its decision in In re 203 North LaSalle Street
Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States
Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinate lender's objections. In the event the foregoing holding is followed with respect to a co-lender relationship related to one of the mortgage loans underlying your offered certificates, the trustee's recovery with respect to the related borrower in a bankruptcy proceeding may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

MEZZANINE DEBT MAY REDUCE THE CASH FLOW AVAILABLE TO REINVEST IN A MORTGAGED
REAL PROPERTY AND MAY INCREASE THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON A
MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

     In the case of one or more mortgage loans included in one of our trusts, a direct and/or indirect equity holder in the related borrower may have pledged, or be permitted to pledge, its equity interest to secure financing to that equity holder. Such financing is often referred to as mezzanine debt. While a lender on mezzanine debt has no security interest in or rights to the related mortgaged real property, a default under the subject mezzanine loan could cause a change in control of the related borrower.

     In addition, if, in the case of any mortgage loan underlying a series of offered certificates, equity interests in the related borrower have been pledged to secure mezzanine debt, then the related trust may be subject to an intercreditor or similar agreement that, among other things:

     o    grants the mezzanine lender cure rights and/or a purchase option with respect to the subject underlying mortgage loan under certain default scenarios or reasonably foreseeable default scenarios;

     o    limits modifications of payment terms of the subject underlying mortgage loan; and/or

     o    limits or delays enforcement actions with respect to the subject underlying mortgage loan.

     Furthermore, mezzanine debt reduces the mezzanine borrower's indirect equity in the subject mortgaged real property and therefore may reduce its incentive to invest cash in order to support that mortgaged real property.

                                       62

WORLD EVENTS AND NATURAL DISASTERS COULD HAVE AN ADVERSE IMPACT ON THE REAL
PROPERTIES SECURING THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES AND
CONSEQUENTLY COULD REDUCE THE CASH FLOW AVAILABLE TO MAKE PAYMENTS ON THE
OFFERED CERTIFICATES.

     The economic impact of the United States' military operations in Iraq and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. We can give no assurance as to the effect of these events on consumer confidence and the performance of the loans held by the applicable trust fund. Any adverse impact resulting from these events would be borne by the holders of one or more classes of the affected certificates. In addition, natural disasters, including earthquakes, floods and hurricanes, also may adversely affect the real properties securing the mortgage loans that back your offered certificates. For example, real properties located in California may be more susceptible to certain hazards, such as earthquakes or widespread fires, than properties in other parts of the country, and real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. Hurricanes and related windstorms, floods and tornadoes have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States and certain other parts of the southeastern United States. The underlying mortgage loans do not all require the maintenance of flood insurance for the related real properties.
We cannot assure you that any damage caused by hurricanes, windstorms, floods or tornadoes would be covered by insurance.

LACK OF INSURANCE COVERAGE EXPOSES A TRUST TO RISK FOR PARTICULAR SPECIAL HAZARD
LOSSES

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, subject to the conditions and exclusions specified in the related policy. Most such insurance policies typically do not cover any physical damage resulting from, among other things:

     o    war,

     o    riot, strike and civil commotion,

     o    terrorism,

     o    nuclear, biological or chemical materials,

     o    revolution,

     o    governmental actions,

     o    floods and other water-related causes,

     o    earth movement, including earthquakes, landslides and mudflows,

     o    wet or dry rot,

     o    mold,

     o    vermin, and

     o    domestic animals.

                                       63

     Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

     There is also a possibility of casualty losses on a real property for which insurance proceeds, together with land value, may not be adequate to pay the mortgage loan in full or rebuild the improvements. Consequently, there can be no assurance that each casualty loss incurred with respect to a real property securing one of the mortgage loans included in one of our trusts will be fully covered by insurance or that the mortgage loan will be fully repaid in the event of a casualty.

     Furthermore, various forms of insurance maintained with respect to any of the real properties for the mortgage loans included in one of our trusts, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in that trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in our trust.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

     Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

REDEVELOPMENT AND RENOVATION AT THE MORTGAGED PROPERTIES MAY HAVE UNCERTAIN AND
ADVERSE RESULTS

     Some mortgage loans underlying a series of offered certificates may be secured by mortgaged real properties that are undergoing or are expected to undergo redevelopment or renovation in the future. There can be no assurance that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the ability of the related borrower to repay the related mortgage loan.

     In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged real property on which there are renovations may be subject to mechanic's or materialmen's liens that may be senior to the lien of the related mortgage loan.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the

                                       64

owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

LITIGATION AND OTHER LEGAL PROCEEDINGS MAY ADVERSELY AFFECT A BORROWER'S ABILITY
TO REPAY ITS MORTGAGE LOAN

     From time to time, there may be legal proceedings pending or threatened against the borrowers and their affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers and their affiliates. It is possible that those legal proceedings may have a material adverse effect on any borrower's ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

     The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

     o    breach of contract involving a tenant, a supplier or other party;

     o    negligence resulting in a personal injury, or

     o    responsibility for an environmental problem.

     Litigation will divert the owner's attention from operating its property.
If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

     From time to time, there may be condemnations pending or threatened against one or more of the mortgaged real properties securing the mortgage loans in one of our trusts. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged real property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged real property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

     A master servicer, special servicer or sub-servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

     In addition, a master servicer, special servicer or sub-servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.
These relationships may create conflicts of interest.

     In servicing mortgage loans in any of our trusts, a master servicer, special servicer or sub-servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates--or, in the case of a sub-servicer, a consistent sub-servicing agreement--and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that if any of these parties or an affiliate owns certificates or has financial interests in or other financial dealings with any of the related borrowers, then it may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer or an affiliate thereof or any other related entity owns any certificates, and in particular a class of non-offered certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying acceleration or other enforcement in the hope of realizing greater proceeds in the future. However, this action or failure to take immediate action by a special servicer could pose a greater risk to the trust and ultimately

                                       65

result in a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

     Furthermore, a master servicer, special servicer or sub-servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer, special servicer or sub-servicer may be acting on behalf of parties with conflicting interests.

PROPERTY MANAGERS AND BORROWERS MAY EACH EXPERIENCE CONFLICTS OF INTEREST IN
MANAGING MULTIPLE PROPERTIES.

     In the case of many of the mortgage loans underlying the offered certificates, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related real properties because:

     o    the real properties may be managed by property managers that are affiliated with the related borrowers;

     o    the property managers also may manage additional properties, including properties that may compete with those real properties; or

     o    affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those real properties.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS
THAN FIXED RATE MORTGAGE LOANS

     Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

LIMITED INFORMATION CAUSES UNCERTAINTY

     Some of the mortgage loans that will be included in our trusts are loans that were made to enable the related borrower to acquire the related real property. Accordingly, for some of these loans limited or no historical operating information is available with respect to the related real property. As a result, you may find it difficult to analyze the historical performance of those properties.

THE RISK OF TERRORISM IN THE UNITED STATES AND MILITARY ACTION MAY ADVERSELY
AFFECT THE VALUE OF THE OFFERED CERTIFICATES AND PAYMENTS ON THE MORTGAGE ASSETS

     It is impossible to predict the extent to which terrorist activities may occur in the United States. Furthermore, it is uncertain what effects any past or future terrorist activities and/or consequent actions on the part of the
United States Government and others, including military action, will have on
U.S. and world financial markets; local, regional and national economies; real estate markets across the U.S.; and/or particular business segments, including those that are important to the performance of the real properties that secure the mortgage loans underlying any series of offered certificates. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced

                                       66

consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

     As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the mortgage loans underlying any series of offered certificates, the liquidity and market value of those offered certificates may be impaired.

LACK OF LIQUIDITY WILL IMPAIR YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES AND
MAY HAVE AN ADVERSE EFFECT ON THE MARKET VALUE OF YOUR OFFERED CERTIFICATES

     The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market.
Furthermore, a particular investor or a few investors may acquire a substantial portion of a given class of offered certificates, thereby limiting trading in that class. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

     We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

     We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

     Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

     If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR OFFERED CERTIFICATES MAY BE ADVERSELY AFFECTED BY
FACTORS UNRELATED TO THE PERFORMANCE OF YOUR OFFERED CERTIFICATES AND THE
UNDERLYING MORTGAGE ASSETS, SUCH AS FLUCTUATIONS IN INTEREST RATES AND THE
SUPPLY AND DEMAND OF CMBS GENERALLY

     The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

     The market value of your offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

     The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally.
The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

     o    the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

                                       67

     o    legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

     o    investors' perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties,
          and

     o    investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

     If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

CERTAIN CLASSES OF THE OFFERED CERTIFICATES ARE SUBORDINATE TO, AND ARE
THEREFORE RISKIER THAN, ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME
SERIES

     If you purchase any offered certificates that are subordinate to one or more other classes of offered certificates of the same series, then your offered certificates will provide credit support to such other classes of certificates of the same series that are senior to your offered certificates. As a result, you will receive payments after, and must bear the effects of losses on the trust assets before, the holders of those other classes of certificates of the same series that are senior to your offered certificates.

     When making an investment decision, you should consider, among other things--

     o    the payment priorities of the respective classes of the certificates of the same series,

     o    the order in which the principal balances of the respective classes of the certificates of the same series with balances will be reduced in connection with losses and default-related shortfalls, and

     o    the characteristics and quality of the mortgage loans in the related trust.

PAYMENTS ON THE OFFERED CERTIFICATES WILL BE MADE SOLELY FROM THE LIMITED ASSETS
OF THE RELATED TRUST, AND THOSE ASSETS MAY BE INSUFFICIENT TO MAKE ALL REQUIRED
PAYMENTS ON THOSE CERTIFICATES

     The offered certificates will represent interests solely in, and will be payable solely from the limited assets of, the related trust. The offered certificates will not represent interests in or obligations of us, any sponsor or any of our or their respective affiliates, and no such person or entity will be responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. No governmental agency or instrumentality will guarantee or insure payment on the offered certificates.
Furthermore, some classes of offered certificates will represent a subordinate right to receive payments out of collections and/or advances on some or all of the related trust assets. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

                                       68

ANY CREDIT SUPPORT FOR YOUR OFFERED CERTIFICATES MAY BE INSUFFICIENT TO PROTECT
YOU AGAINST ALL POTENTIAL LOSSES

     The Amount of Credit Support Will Be Limited. The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See
"Description of the Certificates--Allocation of Losses and Shortfalls" and
"Description of Credit Support." If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

     Credit Support May Not Cover All Types of Losses. The credit support, if any, for your offered certificates may not cover all of your potential losses.
For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of uninsured casualties at the real properties securing the underlying mortgage loans. You may be required to bear any losses which are not covered by the credit support.

     Disproportionate Benefits May Be Given to Some Classes and Series to the
Detriment of Others. If a form of credit support covers multiple classes or series and losses exceed the amount of that credit support, it is possible that the holders of offered certificates of another series or class will be disproportionately benefited by that credit support to your detriment.

THE INTERESTS OF CERTAIN CERTIFICATEHOLDERS WITH RIGHTS AND POWERS OVER CERTAIN
SERVICING ACTIONS AND TO CURE AND PURCHASE CERTAIN MORTGAGE LOANS MAY BE IN
CONFLICT WITH THE INTERESTS OF THE OFFERED CERTIFICATEHOLDERS OF THE SAME SERIES

     The holder(s) or beneficial owner(s) of all or a specified portion of particular certificates, or a particular group or class of certificates, of any series that includes offered certificates may be entitled to: (a) direct and advise the related master servicer and/or special servicer with respect to various actions, and subject to various conditions, that will be described in the related prospectus supplement, which actions may include specified servicing actions with respect to all or any one or more particular mortgage loans and/or foreclosure properties in the related trust;(b) replace the special servicer with respect to one or more mortgage loans and/or foreclosure properties in the related trust, subject to satisfaction of the conditions described in the related prospectus supplement; and (c) exercise cure rights and/or purchase options with respect to mortgage loans, or one or more particular mortgage loans, in the related trust as to which specified defaults have occurred or are reasonably foreseeable. Some of the foregoing rights and powers may be assignable or may be exercisable through a representative.

     The certificateholders and/or certificate owners possessing -- directly or through representatives -- the rights and powers described above will generally be, at least initially, the holders or beneficial owners of non-offered certificates. Those certificateholders and/or certificate owners are therefore likely to have interests that conflict with those of the holders of the offered certificates of the same series. You should expect that those certificateholders and/or certificate owners -- directly or through representatives -- will exercise their rights and powers solely in their own best interests and will not be liable to the holders or beneficial owners of any other class of certificates of the subject series for so doing.

ADDITIONAL COMPENSATION TO THE MASTER SERVICER AND THE SPECIAL SERVICER AND
INTEREST ON ADVANCES WILL AFFECT YOUR RIGHT TO RECEIVE DISTRIBUTIONS ON YOUR
OFFERED CERTIFICATES

     To the extent described in the related prospectus supplement, the master servicer, the special servicer, the trustee and any fiscal agent will each be entitled to receive interest on unreimbursed advances made by that party with respect to the mortgage assets. This interest will generally accrue from the date on which the related advance was made or the related expense was incurred through the date of reimbursement. In addition, under certain

                                       69

circumstances, including a default by the borrower in the payment of principal and interest on a mortgage asset, that mortgage asset will become specially serviced and the related special servicer will be entitled to compensation for performing special servicing functions pursuant to the related governing document(s). The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. Thus, the payment of interest on advances and the payment of special servicing compensation may lead to shortfalls in amounts otherwise distributable on your offered certificates.

INABILITY TO REPLACE THE MASTER SERVICER COULD AFFECT COLLECTIONS AND RECOVERIES
ON THE MORTGAGE ASSETS

     The structure of the servicing fee payable to the master servicer might affect the ability to find a replacement master servicer. Although the trustee is required to replace the master servicer if the master servicer is terminated or resigns, if the trustee is unwilling (including for example because the servicing fee is insufficient) or unable (including for example, because the trustee does not have the systems to service mortgage loans), it may be necessary to appoint a replacement master servicer. Because the master servicing fee is structured as a percentage of the stated principal balance of each mortgage asset, it may be difficult to replace the servicer at a time when the balance of the mortgage loans has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the mortgage assets and/or related REO properties remaining in the mortgage pool. The performance of the mortgage assets may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement master servicer is not retained within a reasonable amount of time.

PROBLEMS WITH BOOK-ENTRY REGISTRATION

     Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

     o    you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

     o    you may have only limited access to information regarding your offered certificates;

     o    you may suffer delays in the receipt of payments on your offered certificates; and

     o    your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

     See "Description of the Certificates--Book-Entry Registration and
Definitive Certificates."

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON
THE OFFERED CERTIFICATES

     One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

     o    any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of
          Section 856(d) of the Internal Revenue Code of 1986, and

                                       70

     o    any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality and health care-related properties. These taxes, and the cost of retaining an independent contractor, would reduce the net proceeds available for payment with respect to the related offered certificates.

     In addition, in connection with the trust's acquisition of a real property, through foreclosure or similar action, and/or its liquidation of such property, the trust may in certain jurisdictions, particularly in New York and California, be required to pay state or local transfer or excise taxes. Such state or local taxes may reduce net proceeds available for distribution to the offered certificates.

RESIDUAL INTERESTS IN A REAL ESTATE MORTGAGE INVESTMENT CONDUIT HAVE ADVERSE TAX
CONSEQUENCES

     Inclusion of Taxable Income in Excess of Cash Received. If you own a
certificate that evidences a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

     You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences--REMICs."

     Some Taxable Income of a Residual Interest Cannot Be Offset Under the
Internal Revenue Code of 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal
Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion:

     o    generally will not be reduced by losses from other activities,

     o    for a tax-exempt holder, will be treated as unrelated business taxable income, and

     o    for a foreign holder, will not qualify for any exemption from withholding tax.

     Individuals and Certain Entities Should Not Invest in REMIC Residual
Certificates. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the
Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for:

     o    individuals,

     o    estates,

     o    trusts beneficially owned by any individual or estate, and

                                       71

     o    pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to--

     o    a foreign person under the Internal Revenue Code of 1986, or

     o    a U.S. person that is classified as a partnership under the Internal
          Revenue Code of 1986, unless all of its beneficial owners are U.S.
          persons, or

     o    a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a U.S. person.

     It is possible that a class of offered certificates would also evidence a residual interest in a REMIC and therefore that class of offered certificates or the portion thereof that represents the residual interest in the REMIC would exhibit the characteristics, and be subject to the risks, described above in this "--Residual Interests in a Real Estate Mortgage Investment Conduit Have
Adverse Tax Consequences" section.

See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC
Residual Certificates."

                    CAPITALIZED TERMS USED IN THIS PROSPECTUS

     From time to time we use capitalized terms in this prospectus. Frequently used capitalized terms will have the respective meanings assigned to them in the
"Glossary" attached to this prospectus.

                                 THE TRUST FUND

DESCRIPTION OF THE TRUST ASSETS

     The trust assets backing a series of offered certificates will collectively constitute the related trust fund. Each such trust fund will primarily consist of:

     o    various types of multifamily and/or commercial mortgage loans;

     o    mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

     o    a combination of mortgage loans and mortgage-backed securities of the types described above.

     In addition to the asset classes described above in this "Description of the Trust Assets" section, we may include in the trust with respect to any series of offered certificates other asset classes, provided that such other asset classes in the aggregate do not exceed 10% by principal balance of the related asset pool. We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

     Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

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     Neither we nor any of our affiliates will guarantee payment on any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure payment on any of those mortgage assets.

MORTGAGE LOANS

     General. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

     o    rental or cooperatively-owned buildings with multiple dwelling units;

     o    retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

     o    retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

     o    office properties;

     o    hospitality properties, such as hotels, motels and other lodging facilities;

     o    casino properties;

     o    health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

     o    industrial properties;

     o    warehouse facilities, mini-warehouse facilities and self-storage facilities;

     o    restaurants, taverns and other establishments involved in the food and beverage industry;

     o    manufactured housing communities, mobile home parks and recreational vehicle parks;

     o    recreational and resort properties, such as golf courses, marinas, ski resorts and amusement parks;

     o    arenas and stadiums;

     o    churches and other religious facilities;

     o    parking lots and garages;

     o    mixed use properties;

     o    other income-producing properties; and

     o    unimproved land.

                                       73

     The adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth above under "Risk Factors--The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of
Offered Certificates May Present Special Risks" is a discussion of some of the various factors that may affect the value and operations of each of the indicated types of multifamily and commercial properties.

     The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

     o    a fee interest or estate, which consists of ownership of the property for an indefinite period,

     o    an estate for years, which consists of ownership of the property for a specified period of years,

     o    a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,

     o    shares in a cooperative corporation which owns the property, or

     o    any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United
States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

     Loan Combinations. Certain of the mortgage loans included in one of our trust funds may be part of a loan combination. A loan combination will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund. Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note. The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties. The mortgage loans constituting a particular loan combination are obligations of the same borrower and, in general, are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes, a common loan agreement or other common loan document. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination. Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions of the transferability of the ownership of any mortgage loan that is part of a loan combination. "Risk
Factors--With Respect to Certain Mortgage Loans Included in Our Trusts, the
Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the
Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust;
The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with
Your Interests."

     Junior Mortgage Loans. If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real

                                       74

property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust fund. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are generally applied--

     o    first, to the payment of court costs and fees in connection with the foreclosure,

     o    second, to the payment of real estate taxes, and

     o    third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

     Delinquent Mortgage Loans. If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

     o    the period of the delinquency,

     o    any forbearance arrangement then in effect,

     o    the condition of the related real property, and

     o    the ability of the related real property to generate income to service the mortgage debt.

     We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.
Furthermore, delinquent mortgage loans will not constitute 20% or more, as measured by dollar volume, of the mortgage asset pool for a series of offered certificates as of the relevant measurement date.

     Payment Provisions of the Mortgage Loans. Each of the mortgage loans included in one of our trusts will have the following features:

     o    an original term to maturity of not more than approximately 40 years;
          and

     o    scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

     A mortgage loan included in one of our trusts may also include terms that:

     o    provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

     o    provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

     o    provide for no accrual of interest;

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     o    provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

     o    be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

     o    permit the negative amortization or deferral of accrued interest;

     o    permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

     o    prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

     Mortgage Loan Information in Prospectus Supplements. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:

     o    the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     o    the type or types of property that provide security for repayment of the mortgage loans;

     o    the earliest and latest origination date and maturity date of the mortgage loans;

     o    the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     o    loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

     o    the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

     o    if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

     o    information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

     o    debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

     o    the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

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     If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, to the extent such information is not otherwise required to be included in the related prospectus supplement pursuant to the Securities Act, we will provide--

     o    more general information in the related prospectus supplement, and

     o    specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K following the issuance of those certificates.

     In addition, with respect to any obligor or group of affiliated obligors with respect to any pool asset or group of pool assets, or property or group of related properties securing any pool asset or group of pool assets, if such pool asset or group of pool assets represents a material concentration within the mortgage asset pool, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties as required under the Securities Act and the Exchange Act.

     Real Property and Other Collateral. Following a foreclosure, acceptance of a deed in lieu of foreclosure or any enforcement action, trust assets may include real property or other collateral for a defaulted mortgage loan pending the liquidation of that collateral.

MORTGAGE-BACKED SECURITIES

     The mortgage-backed securities underlying a series of offered certificates may include:

     o    mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or

     o    certificates issued and/or insured or guaranteed by Freddie Mac,
          Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

     In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

     Each mortgage-backed security included in one of our trusts--

     o    will have been registered under the Securities Act, or

     o    will be exempt from the registration requirements of that Act, or

     o    will have been held for at least the holding period specified in Rule
          144(k) under that Act, or

     o    may otherwise be resold by us publicly without registration under that
          Act.

     We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:

     o    the initial and outstanding principal amount(s) and type of the securities;

     o    the original and remaining term(s) to stated maturity of the securities;

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     o    the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

     o    the payment characteristics of the securities;

     o    the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

     o    a description of the related credit support, if any;

     o    the type of mortgage loans underlying the securities;

     o    the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

     o    the terms and conditions for substituting mortgage loans backing the securities; and

     o    the characteristics of any agreements or instruments providing interest rate protection to the securities.

     With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Exchange Act, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

     We will generally acquire the mortgage assets to be included in our trusts from Citigroup Global Markets Realty Corp. or another of our affiliates or from another seller of commercial and multifamily mortgage loans. We will then transfer those mortgage assets to the issuing entity for the related securitization transaction.

     In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. If the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, and if the subject securitization transaction contemplates a prefunding period, then we will deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days -- or such other period as may be specified in the related prospectus supplement --
following the date of initial issuance of that series of certificates, which
90-day or other period will be the prefunding period, we or our designee will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

     If the subject securitization transaction involves a prefunding period, then we will indicate in the related prospectus supplement, among other things:

     o    the term or duration of the prefunding period;

     o    the amount of proceeds to be deposited in the prefunding account and the percentage of the mortgage asset pool represented by those proceeds; and

     o    any limitation on the ability to add pool assets.

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     If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for:

     o    cash that would be applied to pay down the principal balances of the certificates of that series; and/or

     o    other mortgage loans or mortgage-backed securities that--

          1.   conform to the description of mortgage assets in this prospectus,
               and

          2.   satisfy the criteria set forth in the related prospectus
               supplement.

     For example, if a mortgage loan backing a series of offered certificates defaults, then it may be subject to (a) a purchase option on the part of another lender whose loan is secured by a lien on the same real estate collateral or by a lien on an equity interest in the related borrower, (b) a purchase option on the part of the holder(s) or beneficial owner(s) of all or a specified portion of particular certificates, or a particular group or class of certificates, of the subject series and/or (c) a fair value purchase option under the applicable governing document(s) for the subject securitization transaction or another servicing agreement. In some cases, those purchase options may be assignable or exercisable by a specified designee.

     In addition, if so specified in the related prospectus supplement, a special servicer or other specified party for one of our trusts may be obligated, under the circumstances described in that prospectus supplement, to sell on behalf of the trust a delinquent or defaulted mortgage asset.

     Further, if so specified in the related prospectus supplement, but subject to the conditions specified in that prospectus supplement, all of the remaining certificateholders of a given series of certificates, acting together, may exchange those certificates for all of the mortgage loans, REO properties and mortgage-backed securities remaining in the mortgage pool underlying those certificates.

     If and to the extent described in the related prospectus supplement, we, a mortgage asset seller and/or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in ether case relating to some or all of the mortgage assets transferred to that trust. Upon the discovery of a material breach of any such representation or warranty or a material defect with respect to those documents, in each case that is material and adverse in accordance with a standard set forth in the related prospectus supplement, we or such other party may be required, at our or its option, to either repurchase the affected mortgage asset(s) out of the related trust or to replace the affected mortgage asset(s)
with other mortgage asset(s) that satisfy the criteria set forth in the related prospectus supplement.

     No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

     See also "Description of the Certificates--Termination and Redemption."

CASH, ACCOUNTS AND PERMITTED INVESTMENTS

     The trust assets underlying a series of offered certificates will include cash from various sources, including initial deposits and payments and collections received or advanced on the related mortgage assets and other related trust assets.

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     The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All initial deposits, payments and collections received or advanced on the mortgage assets and other trust assets and other cash held by one of our trusts will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

     Funds on deposit in any account established and maintained on behalf of certificateholders may be invested in permitted investments. In the related prospectus supplement, we will provide a summary description of those permitted investments and identify the beneficiary of any interest and other income earned on funds in an account established and maintained on behalf of certificateholders.

CREDIT SUPPORT

     The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include:

     o    overcollateralization and/or excess cash flow;

     o    the subordination of one or more other classes of certificates of the same series;

     o    a letter of credit;

     o    a surety bond;

     o    an insurance policy;

     o    a guarantee; and/or

     o    a reserve fund.

     In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates and, if applicable, we will identify the provider of that credit support.

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

     The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested. For so long as it is in effect, a guaranteed investment contract will provide a specified rate of return on any and all moneys invested with the provider of that contract.

     Trust assets may also include:

     o    interest rate exchange agreements;

     o    interest rate cap agreements;

     o    interest rate floor agreements; or

     o    currency exchange agreements.

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     In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                            TRANSACTION PARTICIPANTS

THE SPONSOR

     Unless otherwise specified in the related prospectus supplement, Citigroup
Global Markets Realty Corp. ("CGMRC"), a New York corporation, will act as the sole sponsor or a co-sponsor of the trust fund. Any other entity which acts as sponsor or co-sponsor with CGMRC will be described in the prospectus supplement.

     CGMRC was organized in 1979 and is a wholly owned subsidiary of Citigroup
Financial Products Inc. and an affiliate of Citigroup Global Markets Inc. CGMRC maintains its principal office at 388 Greenwich Street, New York, New York
10013, Attention: Mortgage Finance Group. Its telecopy number is (212) 723-8604.
CGMRC makes, and purchases from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in commercial mortgage-backed securitization ("CMBS") transactions. CGMRC also purchases and finances residential mortgage loans, consumer receivables and other financial assets.

     CGMRC's Commercial Real Estate Securitization Program.

     CGMRC, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States and abroad. CGMRC has been engaged in the origination of multifamily and commercial mortgage loans for securitization since 1996 and has been involved in the securitization of residential mortgage loans since 1987. The multifamily and commercial mortgage loans originated by CGMRC include both fixed-rate loans and floating-rate loans. Most of the multifamily and commercial mortgage loans included in commercial mortgage securitizations sponsored by CGMRC have been originated, directly or through correspondents, by CGMRC or an affiliate. CGMRC securitized approximately $822 million, $1.23 billion, $1.91 billion, $3.24 billion and $5.76 billion of commercial mortgage loans in public offerings during the fiscal years 2002, 2003, 2004, 2005 and 2006, respectively.

     When CGMRC originates mortgage loans in conjunction with third-party correspondents, another third party due diligence provider generally performs the underwriting based on various criteria established or reviewed by CGMRC, and
CGMRC originates or acquires the subject mortgage loan prior to inclusion in a securitization.

     In addition, in the normal course of its business, CGMRC may also acquire multifamily and commercial mortgage loans from various third party originators.
These mortgage loans may have been originated using underwriting guidelines not established by CGMRC. The trust fund relating to a series of offered certificates may include mortgage loans originated by one or more of these third parties.

     CGMRC has also sponsored, in private placement transactions, multifamily and commercial mortgage loans which it either originated or acquired from third-party originators that underwrote them to their own underwriting criteria.

     In connection with the commercial mortgage securitization transactions it participates in, CGMRC generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

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     CGMRC generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. CGMRC will generally act as a sponsor, originator or mortgage loan seller in the commercial mortgage securitization transactions it participates
in. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators. Generally CGMRC and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund for a series of offered certificates.

     In connection with CGMRC contributing mortgage loans to a commercial mortgage securitization transaction, CGMRC may be obligated, specifically with respect to the mortgage loans that it is contributing, generally pursuant to a mortgage loan purchase agreement or other comparable agreement, to:

     o    deliver various specified loan documents;

     o    file and/or record various specified loan documents and assignments of those documents; and

     o    make various loan-specific representations and warranties.

     If it is later determined that any mortgage asset contributed by CGMRC fails to conform to the specified representations and warranties or there is a defect in or an omission with respect to certain specified mortgage loan documents related to that mortgage asset, which breach, defect or omission, as the case may be, is determined to have a material adverse effect on the value of the subject mortgage asset and/or the interests of holders of securities issued in connection with the subject commercial mortgage securitization transaction, then CGMRC will generally have an obligation to cure the subject defect, omission or breach or to repurchase or replace the mortgage asset.

     Underwriting Standards

     General. Set forth below is a discussion of certain general underwriting guidelines of CGMRC with respect to multifamily and commercial mortgage loans originated by CGMRC. The underwriting guidelines described below may not--and generally will not--apply to multifamily and commercial mortgage loans acquired by CGMRC from third party originators.

     Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this "--Underwriting Standards"
section.

     Loan Analysis. CGMRC performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan it originates. The credit analysis of the borrower may include a review of third-party credit reports, reports resulting from judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and its principals. Generally, borrowers are required to be single-purpose entities, although exceptions may be made from time to time on a case-by-case basis. The collateral analysis includes an analysis, in each case to the extent available, of historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Depending on the type of real property collateral involved and other relevant circumstances, CGMRC's underwriting staff and/or legal counsel will review leases of significant tenants. CGMRC may also perform a limited qualitative review with respect to certain tenants located at the real property collateral, particularly significant tenants, credit tenants and sole tenants. CGMRC generally requires third-party appraisals, as well as environmental reports, building

                                       82

condition reports and, if applicable, seismic reports. Each report is reviewed for acceptability by a CGMRC staff member or a third-party reviewer. The results of these reviews are incorporated into the underwriting report.

     Loan Approval. Prior to commitment, all multifamily and commercial mortgage loans to be originated by CGMRC must be approved by one or more--depending on loan size--specified officers of CGMRC. The officer or officers responsible for loan approval may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

     Debt Service Coverage Ratio. The repayment of a multifamily or commercial mortgage loan is typically dependent upon the successful operation of the related real property collateral and the ability of that property to generate income sufficient to make payments on the loan. Accordingly, in connection with the origination of any multifamily or commercial mortgage loan, CGMRC will analyze whether cash flow expected to be derived from the subject real property collateral will be sufficient to make the required payments under that mortgage loan, taking into account, among other things, revenues and expenses for, and other debt currently secured by, or that in the future may be secured by, the subject real property collateral as well as debt secured by pledges of the ownership interests in the related borrower.

     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

     o    the amount of income, net of operating expenses, capital expenditures and other amounts required to be reserved for various purposes, derived or expected to be derived from the related real property collateral for a given period that is available to pay debt service on the subject mortgage loan, to

     o    the scheduled payments of principal and/or interest during that given period on the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related real property collateral.

     However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral.

     For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, CGMRC may utilize annual net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

     o    the assumption that a particular tenant at the subject real property collateral that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

     o    the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject real property collateral or is out for signature will be executed and in place on a future date;

     o    the assumption that a portion of currently vacant and unleased space at the subject real property collateral will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

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     o    the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

     o    assumptions regarding the probability of renewal of particular leases and/or the re leasing of certain space at the subject real property collateral and the anticipated effect on capital and re-leasing expenditures; and

     o    various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

     In addition, CGMRC may "normalize" operating expenses by discounting certain extraordinary property-related expenses that may have occurred during the period under review or by assuming the existence of certain expenses that did not occur during the period under review.

     There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.

     Generally, the debt service coverage ratio for multifamily and commercial mortgage loans originated by CGMRC, calculated as described above, will be equal to or greater than 1.20:1 (subject to the discussion under "--Additional Debt"
below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, CGMRC may originate a multifamily or commercial mortgage loan with a debt service coverage ratio below 1.20:1 based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization) the type of tenants and leases at the subject real property collateral, the taking of additional collateral such as reserves, letters of credit and/or guarantees,
CGMRC's judgment of improved property performance in the future and/or other relevant factors.

     We expect to provide in the related prospectus supplement debt service coverage ratios for most mortgage loans backing a series of offered certificates and a more detailed discussion of the calculation of net cash flow used in determining those debt service coverage ratios.

     Loan-to-Value Ratio. CGMRC also looks at the loan-to-value ratio of a prospective multifamily or commercial mortgage loan as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

     o    the then outstanding principal balance of the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related real property collateral, to

     o    the estimated value of the related real property collateral based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     Generally, the loan-to-value ratio for multifamily and commercial mortgage loans originated by CGMRC, calculated as described above, will be equal to or less than 80% (subject to the discussion under "--Additional Debt" below);
however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, CGMRC may originate a multifamily or commercial mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject real property collateral, the taking of additional collateral such as reserves, letters of credit and/or guarantees, CGMRC's judgment of improved property performance in the future and/or other relevant factors.

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     We expect to provide in the related prospectus supplement loan-to-value ratios for most mortgage loans backing a series of offered certificates and the property valuation used in determining those loan-to-value ratios.

     Additional Debt. When underwriting a multifamily or commercial mortgage loan, CGMRC will take into account whether the subject real property collateral and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that CGMRC or an affiliate will be the lender on that additional debt.

     The debt service coverage ratios described above under "--Debt Service
Coverage Ratio" and the loan to-value ratios described above under
"--Loan-to-Value Ratio" may be below 1.20:1 and above 80%, respectively, based on the existence of additional debt secured by the related real property collateral or directly or indirectly by equity interests in the related borrower.

     Assessments of Property Condition. As part of the underwriting process,
CGMRC will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis,
CGMRC may, subject to certain exceptions, inspect or retain a third party to inspect the property and will obtain the property assessments and reports described below.

     Appraisals. CGMRC will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser or an appraiser belonging to the
Appraisal Institute, a membership association of professional real estate appraisers. In addition, CGMRC will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal
Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions
Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, CGMRC may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     Environmental Assessment. CGMRC may require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant,
CGMRC may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, CGMRC might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when CGMRC or the environmental consultant believes that such an analysis is warranted under the circumstances.

     Depending on the findings of the initial environmental assessment, CGMRC may require additional record searches or environmental testing, such as a Phase
II environmental assessment with respect to the subject real property collateral.

     Engineering Assessment. In connection with the origination process, CGMRC may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, CGMRC will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

     Seismic Report. If the subject real property collateral includes any material improvements and is located in California or in seismic zones 3 or 4,
CGMRC may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of

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the estimated replacement cost for the improvements at the property, CGMRC may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

     Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, CGMRC will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents;
temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

     Where a property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, CGMRC will analyze whether--

     o    any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

     o    casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by CGMRC to be sufficient to pay off the related mortgage loan in full;

     o    the real property collateral, if permitted to be repaired or restored in conformity with current law, would in CGMRC's judgment constitute adequate security for the related mortgage loan; and/or

     o    to require the related borrower to obtain law and ordinance insurance.

     Escrow Requirements. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, CGMRC may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. CGMRC conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by CGMRC. Furthermore, CGMRC may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

     Notwithstanding the foregoing discussion under this "--Underwriting
Standards" section, CGMRC may include mortgage loans in a trust fund which vary from, or do not comply with, CGMRC's underwriting guidelines. In addition, in some cases, CGMRC may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

THE DEPOSITOR

     We are Citigroup Commercial Mortgage Securities Inc., the depositor with respect to each series of certificates offered by this prospectus. We were incorporated in the state of Delaware on July 17, 2003. We were organized, among other things, for the purpose of serving as a private secondary mortgage market conduit.

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     We are an indirect, wholly-owned subsidiary of Citigroup Global Markets
Holdings Inc. and an affiliate of Citigroup Global Markets Inc. Our principal executive offices are located at 388 Greenwich Street, New York, New York 10013.
Our telephone number is 212-816-6000.

     We do not have, and do not expect in the future to have, any significant assets.

     We do not file with the SEC annual reports on Form 10-K or any other reports with respect to ourselves or our financial condition pursuant to Section
13(a) or 15(d) of the Exchange Act.

     We were organized, among other things, for the purposes of:

     o    acquiring, holding, transferring and assigning mortgage loans, or interests in those loans;

     o    acquiring, holding, transferring and assigning mortgage-backed securities that evidence interests in mortgage loans;

     o    authorizing, issuing, selling and delivering bonds or other evidence of indebtedness that are secured by a pledge or other assignment of real properties, mortgage loans, mortgage-backed securities, reserve funds, guaranteed investment contracts, letters of credit, insurance contracts, surety bonds or any other credit enhancement device or interest rate or currency protection device;

     o    acting as depositor of one or more trusts formed to issue, sell and deliver bonds or certificates of interest that are secured by a pledge or assignment of, or represent interests in, pools of mortgage loans and mortgage-backed securities; and

     o    doing all such things as are reasonable or necessary to enable us to carry out any of the above, including entering into loan agreements, servicing agreements and reimbursements agreements and selling certificates of interest in any trust for which we serve as depositor.

     Since our incorporation in 2003, we have been engaged in the securitization of commercial and multifamily mortgage loans and in acting as depositor of one or more trusts formed to issue commercial mortgage pass-through certificates that are secured by or represent interests in, pools of mortgage loans. We generally acquire the commercial and multifamily mortgage loans from CGMRC or another of our affiliates or from another seller of commercial and multifamily mortgage loans, in each case in privately negotiated transactions.

     After the issuance of a series of offered certificates, we may be required, to the extent specified in the related Governing Document, to perform certain actions on a continual basis, including but not limited to:

     o    to remove the trustee upon the occurrence of certain specified events, including certain events of bankruptcy or insolvency, failure to deliver certain required reports or failure to make certain distributions to the certificateholders required pursuant to the related Governing Document, and thereupon appoint a successor trustee;

     o    to appoint a successor trustee in the event the trustee resigns, is removed or becomes ineligible to continue serving in such capacity under the related Governing Document;

     o    to provide the trustee, the master servicer or the special servicer with any reports, certifications and information, other than with respect to the mortgage loans, that it may reasonably require to comply with the terms of the related Governing Document; and

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     o    to provide to the related tax administrator in respect of the related trust such information as it may reasonably require to perform its reporting and other tax compliance obligations under the related
          Governing Document.

     Generally, however, it is expected that the functions and/or duties set out under this "--The Depositor" section will be performed by our agents or affiliates.

THE ISSUING ENTITY

     The issuing entity with respect to each series of offered certificates is the entity that will own and hold the related mortgage assets and in whose name those certificates will be issued. Each issuing entity will be a statutory trust or a common law trust organized at our direction under the laws of the State of
New York or other jurisdiction specified in the related prospectus supplement.
As described in the related prospectus supplement, the Governing Document for each series of offered certificates will set forth the permissible activities and restrictions on the activities of the related issuing entity and will govern the servicing and administration of the related trust assets. Each series of offered certificates will represent interests only in, and be payable solely from assets of, the related trust. However, a series of offered certificates may be issued together with other certificates of the same series, which other certificates will not be offered pursuant to this prospectus. Accordingly, the assets of one of our trusts may back one or more classes of certificates other than the related offered certificates. The trust assets for each series will be held by the related trustee for the benefit of the related certificateholders.

THE ORIGINATORS

     Some or all of the mortgage loans included in one of our trusts may be originated by CGMRC or by one of our other affiliates. In addition, there may be other third-party originators of the mortgage loans to be included in one of our trusts. Accordingly, we will acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee, in privately negotiated transactions. See "Transaction Participants--The Sponsor." We will identify in the related prospectus supplement any originator or group of affiliated originators--apart from a sponsor and/or its affiliates--that will or is expected to originate mortgage loans representing 10% or more of the related mortgage asset pool, by balance.

                     DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

     The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing
Document for a series of offered certificates will include us, a trustee, one or more master servicers and one or more special servicers. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for the subject series of offered certificates.

     If we so specify in the related prospectus supplement, the originator of the mortgage assets or a party from whom we acquire mortgage assets or one of their respective affiliates may perform the functions of master servicer, special servicer, sub-servicer or manager for the trust to which we transfer those assets. The same person or entity may act as both master servicer and special servicer for one of our trusts.

     Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required

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consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the
Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing
Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the
Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "Transaction Participants--The Depositor."

ASSIGNMENT OF MORTGAGE ASSETS

     At the time of initial issuance of any series of offered certificates, we will acquire and assign, or cause to be directly assigned, to the designated trustee those mortgage assets and any other assets to be included in the related trust fund. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required.
Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

     Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

     o    in the case of a mortgage loan--

          1.   the address of the related real property,

          2.   the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap
               information,

          3.   the remaining term to maturity,

          4.   if the mortgage loan is a balloon loan, the remaining
               amortization term, and

          5.   the outstanding principal balance; and

     o    in the case of a mortgage-backed security--

          1.   the outstanding principal balance, and

          2.   the pass-through rate or coupon rate.

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REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

     If and to the extent set forth in the prospectus supplement for any series of offered certificates, we will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, a limited set of representations and warranties covering, by way of example:

     o    the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the
          Governing Document for that series;

     o    the warranting party's title to each mortgage asset and the authority of the warranting party to sell that mortgage asset; and

     o    in the case of a mortgage loan--

          1.   the enforceability of the related mortgage note and mortgage,

          2.   the existence of title insurance insuring the lien priority of the related mortgage, and

          3.   the payment status of the mortgage loan.

     We will identify the warranting party, and give a more detailed summary of the representations and warranties made thereby, in the related prospectus supplement. In most cases, the warranting party will be a prior holder of the particular mortgage assets. We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a material breach of any of those representations and warranties.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

     The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

     In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow those collection procedures as are consistent with the servicing standard set forth in the related Governing Document. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

     The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

     o    maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

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     o    ensuring that the related properties are properly insured;

     o    attempting to collect delinquent payments;

     o    supervising foreclosures;

     o    negotiating modifications;

     o    responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

     o    protecting the interests of certificateholders with respect to senior lienholders;

     o    conducting inspections of the related real properties on a periodic or other basis;

     o    collecting and evaluating financial statements for the related real properties;

     o    managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

     o    maintaining servicing records relating to mortgage loans in the trust.

     We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:

     o    mortgage loans that are delinquent with respect to a specified number of scheduled payments;

     o    mortgage loans as to which there is a material non-monetary default;

     o    mortgage loans as to which the related borrower has--

          1.   entered into or consented to bankruptcy, appointment of a
               receiver or conservator or similar insolvency proceeding, or

          2.   become the subject of a decree or order for such a proceeding which has remained in force undischarged or unstayed for a specified number of days; and

     o    real properties acquired as part of the trust with respect to defaulted mortgage loans.

     The related Governing Document may also provide that if, in the judgment of the related master servicer or other specified party, a payment default or a material non-monetary default is reasonably foreseeable, the related master servicer may elect or be required to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

     A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In

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general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time period within which a special servicer can--

     o    make the initial determination of appropriate action,

     o    evaluate the success of corrective action,

     o    develop additional initiatives,

     o    institute foreclosure proceedings and actually foreclose, or

     o    accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time.
See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

     o    performing property inspections and collecting, and

     o    evaluating financial statements.

     A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

     o    continuing to receive payments on the mortgage loan,

     o    making calculations with respect to the mortgage loan, and

     o    making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

     The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

     If and to the extent set forth in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

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SERVICING MORTGAGE LOANS THAT ARE PART OF A LOAN COMBINATION

     One or more of the mortgage loans that are included in any of our trusts may be part of a loan combination as described under "The Trust Fund--Mortgage
Loans--Loan Combinations." With respect to any of those mortgage loans, the entire loan combination may be serviced under the applicable Governing Document for our trust, in which case the servicers under that Governing Document will have to service the loan combination with regard to and considering the interests of the holders of the non-trust mortgage loans included in the related loan combination. With respect to one or more other mortgage loans in any of our trusts that are part of a loan combination, the entire loan combination may be serviced under a servicing agreement for the securitization of a related non-trust loan in that loan combination, in which case our servicers and the certificateholders of the related series of certificates will have limited ability to control the servicing of those mortgage loans. In any event, the related non-trust mortgage loan noteholders may be permitted to exercise certain rights and direct certain servicing actions with respect to the entire loan combination, including the mortgage loan in one of our trusts. See "Risk
Factors--With Respect to Certain Mortgage Loans Included in Our Trusts, the
Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the
Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust;
The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with
Your Interests."

SUB-SERVICERS

     A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers and sub-servicers. In addition, an originator or a seller of a mortgage loan may act as sub-servicer with respect to that mortgage loan after it is included in one of our trusts. A sub-servicer with respect to a particular mortgage loan will often have direct contact with the related borrower and may effectively perform all of the related servicing functions (other than special servicing functions), with related collections and reports being forwarded by the sub-servicer to the master servicer for aggregation of such items with the remaining mortgage pool.
However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated for performance of the delegated duties under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document.

     Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing
Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the related trust, through the master servicer or special servicer, as the case may be, that retained it, for expenditures that it makes, generally to the same extent that such master servicer or special servicer, as the case may be, would be reimbursed under the related Governing Document.

     We will identify in the related prospectus supplement any sub-servicer that, at the time of initial issuance of the subject offered certificates, is affiliated with us or with the issuing entity or any sponsor for the subject securitization transaction or is expected to be a servicer of mortgage loans representing 10% or more of the related mortgage asset pool, by balance.

COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

     Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

     o    that mortgage-backed security will be registered in the name of the related trustee or its designee;

     o    the related trustee will receive payments on that mortgage-backed security; and

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     o    subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

ADVANCES

     If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

     o    delinquent payments of principal and/or interest, other than balloon payments,

     o    property protection expenses,

     o    other servicing expenses, or

     o    any other items specified in the related prospectus supplement.

     If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

     o    subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and

     o    any other specific sources identified in the related prospectus supplement.

     If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

     o    periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or

     o    at any other times and from any sources as we may describe in the related prospectus supplement.

     If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

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MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

     Unless we specify otherwise in the related prospectus supplement, the master servicer, special servicer or manager for any of our trusts may each resign from its obligations in that capacity, upon--

     o    the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

     o    a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

     In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be. The appointment of a successor master servicer may require our consent, but if we have not responded to a request for consent to a successor within the requisite time period, that consent may be deemed to have been given. If the duties of the master servicer or the special servicer are transferred to a successor thereto, the master servicing fee and the special servicing fee and, except as otherwise described in the related prospectus supplement, any workout fee and/or any liquidation fee, as applicable, that accrues or otherwise becomes payable under the Governing Document from and after the date of such transfer will be payable to such successor. The Governing Document will require the resigning master servicer or special servicer to pay all costs and expenses in connection with such resignation and the resulting transfer of servicing.

     With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related
Governing Document.

     In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. However, subject to any exceptions disclosed in the related prospectus supplement, neither we nor any of those other parties to the related Governing Document will be protected against any liability that would otherwise be imposed by reason of--

     o    willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the related Governing Document for any series of offered certificates, or

     o    reckless disregard of those obligations and duties.

     Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with that
Governing Document or series of offered certificates or the related trust.
However, subject to any exceptions disclosed in the related prospectus supplement, the indemnification will not extend to any such loss, liability or expense:

     o    specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

                                       95

     o    incurred in connection with any breach on the part of the relevant party of a representation or warranty made in that Governing Document;
          or

     o    incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of, or reckless disregard of, obligations or duties on the part of the relevant party under that
          Governing Document.

     Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless:

     o    the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

     o    either--

          1.   that party is specifically required to bear the expense of the action, or

          2.   the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be
               reimbursed under the Governing Document for the affected series of offered certificates.

     However, we and each of those other parties may undertake any legal action that we or any of them may deem necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the
Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Governing Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

     With limited exception, any person or entity--

     o    into which we or any related master servicer, special servicer or manager may be merged or consolidated, or

     o    resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party, or

     o    succeeding to all or substantially all of our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

     The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

EVENTS OF DEFAULT

     We will identify in the related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity. In general, the Governing Document for each series of offered certificates will provide that if the defaulting party is terminated as a result of any such event of default, and if a

                                       96

non-defaulting party to that Governing Document incurs any costs or expenses in connection with the termination of the defaulting party and the transfer of the defaulting party's duties under that Government Document, then those costs and expenses of such non-defaulting party must be borne by the defaulting party, and if not paid by the defaulting party within 90 days after the presentation of reasonable documentation of such costs and expenses, such non-defaulting party will be entitled to indemnification for those costs and expenses from the related trust fund, although the defaulting party will not thereby be relieved of its liability for those costs and expenses.

AMENDMENT

     The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons:

     1.   to cure any ambiguity;

     2.   to correct any error or to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision in that document or with this prospectus or the related prospectus supplement;

     3.   to add any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the already existing provisions of that document;

     4.   to the extent applicable, to relax or eliminate any requirement under the Governing Document imposed by the provisions of the Internal
          Revenue Code relating to REMICs or grantor trusts if the provisions of the Internal Revenue Code are amended or clarified so as to allow for the relaxation or elimination of that requirement;

     5.   to comply with any requirements imposed by the Internal Revenue Code or any final, temporary or, in some cases, proposed regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws, or to avoid a prohibited transaction or reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC or grantor trust created under the Governing Document;

     6.   to the extent applicable, to modify, add to or eliminate the transfer restrictions relating to the certificates which are residual interests in a REMIC;

     7.   to further clarify or amend any provision of the Governing Document to reflect the new agreement between the parties regarding SEC reporting and filing obligations and related matters; or

     8.   to otherwise modify or delete existing provisions of the Governing
          Document.

     However, no such amendment of the Governing Document for any series of offered certificates that is covered solely by clause 3., 4. or 8. above, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series. In addition, if the related trust is intended to be a "qualifying special purpose entity" under FASB 140, then no such amendment may significantly change the activities of the related trust.

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     In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than
51%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to--

     o    reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets that are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate; or

     o    adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class; or

     o    if the related trust is intended to be a "qualifying special purpose entity" under FASB 140, significantly change the activities of the related trust without the consent of the holders of offered and/or non-offered certificates of that series representing, in total, not less than 51% of the voting rights for that series, not taking into account certificates of that series held by us or any of our affiliates or agents; or

     o    modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

     o    modify the specified percentage of voting rights which is required to be held by certificateholders to consent or not to object to any particular action under the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding.

LIST OF CERTIFICATEHOLDERS

     Upon written request of any certificateholder of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing Document, the related trustee or other certificate registrar of that series will furnish the requesting certificateholder with a list of the other certificateholders of record of that series identified in the certificate register at the time of the request. However, the trustee may first require a copy of the communication that the requesting certificateholders propose to send.

ELIGIBILITY REQUIREMENTS FOR THE TRUSTEE

     The trustee for each series of offered certificates will be named in the related prospectus supplement.

     The trustee for a series of offered certificates is at all times required to be a bank, banking association, banking corporation or trust company organized and doing business under the laws of the U.S. or any State of the U.S.
or the District of Columbia. In addition, the trustee must at all times--

     o    be authorized under those laws to exercise trust powers;

     o    with limited exception, have a combined capital and surplus of at least $50,000,000; and

     o    be subject to supervision or examination by a federal or state banking authority.

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     If the bank, banking association, banking corporation or trust company in question publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of that bank, banking association, banking corporation or trust company will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

     The bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.

DUTIES OF THE TRUSTEE

     If no event of default has occurred and is continuing under the related
Governing Document, the trustee for a series of offered certificates will be required to perform only those duties specifically required under the related
Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related
Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

     The trustee for a series of offered certificates will not--

     o    make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document, or

     o    be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

     The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. However, the trustee will remain responsible for the acts and omissions of any such agent or attorney acting within the scope of its employment to the same extent as it is responsible for its own acts and omissions under the related Governing Document.

     In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee is incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee will exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

RIGHTS, PROTECTIONS, INDEMNITIES AND IMMUNITIES OF THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid out of the related trust assets.

     The trustee for each series of offered certificates and each of its directors, officers, employees, affiliates, agents and control persons will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee or any of those other persons in connection with that trustee's acceptance or administration of its trusts under the related Governing Document. However, the indemnification of a trustee will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related Governing Document.

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     No trustee for any series of offered certificates will be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized, or within the discretion or rights or powers conferred on it, by the related Governing Document. Furthermore, no trustee for any series of offered certificates will be liable for an error in judgment, unless the trustee was negligent in ascertaining the pertinent facts.

     The trustee for a series of offered certificates may rely upon and will be protected in acting or refraining from acting upon any resolution, officer's certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. In addition, the trustee for a series of offered certificates may consult with counsel and the written advice of such counsel or any opinion of counsel will be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under the related Governing Document in good faith and in accordance therewith.

     No trustee for any series of offered certificates will be under any obligation to exercise any of the trusts or powers vested in it by the related
Governing Document, or to make any investigation of matters arising under that
Governing Document or to institute, conduct or defend any litigation under or in relation to that Governing Document, at the request, order or direction of any of the certificateholders of that series, pursuant to the provisions of that
Governing Document, unless those certificateholders have offered the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

     No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

     The protections, immunities and indemnities afforded to the trustee for one of our trusts will also be available to it in its capacity as, and to any other person or entity appointed by it to act as, authenticating agent, certificate registrar, tax administrator and custodian for that trust.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for any series of offered certificates may resign at any time by giving written notice thereof to, among others, us. Upon receiving that notice, we or the related master servicer or manager, as applicable, will be obligated to appoint a successor to a resigning trustee. If no successor trustee has been appointed and has accepted appointment within 30 days after the giving of that notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     In general, if, among other things--

     o    the trustee ceases to be eligible to act in that capacity under the related Governing Document and fails to resign after we or the master servicer make a written request for the trustee to resign, or

     o    the trustee becomes incapable of acting in that capacity under the related Governing Document, or is adjudged bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or

     o    the trustee fails (other than by reason of the failure of either the master servicer or the special servicer to timely perform its obligations or as a result of other circumstances beyond the trustee's reasonable control) to timely deliver or otherwise make available in accordance with the related Governing Document certain reports or statements required under the related Governing

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          Document and such failure continues unremedied for a period set forth in the related Governing Document after receipt of written notice by the trustee of such failure, or

     o    if the trustee fails to make certain distributions to the
          certificateholders required pursuant to the related Governing
          Document,

then we may remove the trustee and appoint a successor trustee acceptable to the master servicer and the rating agencies by written instrument, in duplicate, which instrument must be delivered to the trustee so removed and to the successor trustee.

     In addition, unless we indicate otherwise in the related prospectus supplement, the holders of the offered and non-offered certificates of a subject series of certificates evidencing not less than 51%--or any other percentage specified in the related prospectus supplement--of the voting rights for that series may at any time remove the trustee and appoint a successor trustee by written instrument(s), signed by such holders or their attorneys-in-fact, delivered to the master servicer, the trustee so removed and the successor trustee so appointed.

     In the event that the trustee for any series of offered certificates is terminated or removed, all of its rights and obligations under the related
Governing Document and in and to the related trust assets will be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal, including the right to receive all fees, expenses, advances, interest on advances and other amounts accrued or owing to it under the Governing Document with respect to periods prior to the date of such termination or removal, and no termination without cause will be effective until the payment of those amounts to the outgoing trustee. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee. The Governing Document will generally provide that the predecessor trustee is required to deliver to the successor trustee for any series of offered certificates all documents related to the mortgage assets held by it or its agent and statements held by it under the related Governing Document.

     The Governing Document will also generally provide that if a trustee thereunder resigns or is terminated or removed, then any and all costs and expenses associated with transferring the duties of that trustee to a successor trustee, including those associated with the transfer of mortgage files and other documents and statements held by the predecessor trustee to the successor trustee, are to be paid: (a) by the predecessor trustee, if such predecessor trustee has resigned or been removed with cause, including by us as described in the third preceding paragraph; (b) by the certificateholders that effected the removal, if the predecessor trustee has been removed without cause by certificateholders of the subject series as described in the second preceding paragraph; and (c) out of the related trust assets, if such costs and expenses are not paid by the predecessor trustee or the subject certificateholders, as contemplated by the immediately preceding clauses (a) and (b), within a specified period after they are incurred (except that such predecessor trustee or such subject certificateholders, as applicable, will remain liable to the related trust for those costs and expenses).

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust created at our direction. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

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     A series of certificates consists of all those certificates that--

     o    have the same series designation;

     o    were issued under the same Governing Document; and

     o    represent beneficial ownership interests in the same trust.

     A class of certificates consists of all those certificates of a particular series that--

     o    have the same class designation; and

     o    have the same payment terms.

     The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive:

     o    a stated principal amount, which will be represented by its principal balance, if any;

     o    interest on a principal balance or notional amount, at a fixed, floating, adjustable or variable pass-through rate, which pass-through rate may change as of a specified date or upon the occurrence of specified events as described in the related prospectus supplement;

     o    specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

     o    payments of principal, with disproportionate, nominal or no payments of interest;

     o    payments of interest, with disproportionate, nominal or no payments of principal;

     o    payments of interest on a deferred or partially deferred basis, which deferred interest may be added to the principal balance, if any, of the subject class of offered certificates or which deferred interest may or may not itself accrue interest, all as set forth in the related prospectus supplement;

     o    payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

     o    payments of interest or principal that are, in whole or in part, calculated based on or payable specifically or primarily from payments or other collections on particular related mortgage assets;

     o    payments of principal to be made, from time to time or for designated periods, at a rate that is--

          1.   faster and, in some cases, substantially faster, or

          2.   slower and, in some cases, substantially slower,

          than the rate at which payments or other collections of principal are received on the related mortgage assets;

     o    payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology;

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     o    payments of principal that may be accelerated or slowed in response to a change in the rate of principal payments on the related mortgage assets in order to protect the subject class of offered certificates or, alternatively, to protect one or more other classes of certificates of the same series from prepayment and/or extension risk;

     o    payments of principal out of amounts other than payments or other collections of principal on the related mortgage assets, such as excess spread on the related mortgage assets or amounts otherwise payable as interest with respect to another class of certificates of the same series, which other class of certificates provides for the deferral of interest payments thereon;

     o    payments of residual amounts remaining after required payments have been made with respect to other classes of certificates of the same series; or

     o    payments of all or part of the prepayment or repayment premiums, fees and charges, equity participation payments or other specified items or amounts received on the related mortgage assets.

     Any class of offered certificates may be senior or subordinate to or pari passu with one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

     A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, floating, adjustable or variable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, floating, adjustable or variable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, floating, adjustable or variable rate and on another portion of its total principal balance or notional amount at a different fixed, floating, adjustable or variable rate. Furthermore, a class of offered certificates may be senior to another class of certificates of the same series in some respects, such as receiving payments out of payments and other collections on particular related mortgage assets, but subordinate in other respects, such as receiving payments out of the payments and other collections on different related mortgage assets.

     Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream
Banking Luxembourg or the Euroclear System, for so long as they are participants in DTC..

INVESTOR REQUIREMENTS AND TRANSFER RESTRICTIONS

     A Governing Document may impose minimum standards, restrictions or suitability requirements regarding potential investors in purchasing the subject offered certificates and/or restrictions on ownership or transfer of the subject offered certificates. If so, we will discuss any such standards, restrictions and/or requirements in the related prospectus supplement if and to the extent that we do not already do so in this prospectus.

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PAYMENTS ON THE CERTIFICATES

     General. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. Payments and other collections on or with respect to the related mortgage assets will be the primary source of funds payable on a series of offered certificates. In the prospectus supplement for each series of offered certificates, we will identify:

     o    the frequency of distributions on, and the periodic distribution date for, that series,

     o    the relevant collection period, which may vary from mortgage asset to mortgage asset, for payments and other collections on or with respect to the related mortgage assets that are payable on that series on any particular distribution date; and

     o    the record date as of which certificateholders entitled to payments on any particular distribution date will be established.

     All payments with respect to a class of offered certificates on any distribution date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates.
Payments on an offered certificate will be made to the holder entitled thereto either--

     o    by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date or, in most cases, a specified number of days--generally not more than five--prior to that date, and has satisfied any other conditions specified in the related prospectus supplement, or

     o    by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

     In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

     In connection with the offering and issuance of each series of offered certificates, we will include the following information in the related prospectus supplement:

     o    the flow of funds for the transaction, including the payment allocations, rights and distribution priorities among all classes of the subject offered certificates, and within each class of those offered certificates, with respect to cash flows;

     o    any specified changes to the transaction structure that would be triggered upon a default or event of default on the related trust assets or the failure to make any required payment on any class of certificates of the subject series, such as a change in distribution priority among classes;

     o    any credit enhancement or other support and any other structural features designed to enhance credit, facilitate the timely payment of monies due on the mortgage assets or owing to certificateholders, adjust the rate of return on those offered certificates, or preserve monies that will or might be distributed to certificateholders;

     o    how cash held pending distribution or other uses is held and invested, the length of time cash will be held pending distributions to certificateholders, the identity of the party or parties with access to cash balances and the authority to invest cash balances, the identity of the party or parties

                                      104

          making decisions regarding the deposit, transfer or disbursement of mortgage asset cash flows and whether there will be any independent verification of the transaction accounts or account activity; and

     o    an itemized list (in tabular format) of fees and expenses to be paid or payable out of the cash flows from the related mortgage assets.

     In the flow of funds discussion in any prospectus supplement, we will provide information regarding any directing of cash flows from the trust assets
- such as to reserve accounts, cash collateral accounts or expenses - and the purpose and operation of those requirements.

     Payments of Interest. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.
However, in some cases, the interest payable with respect to a class of interest-bearing offered certificates will equal a specified percentage or other specified portion, calculated as described in the related prospectus supplement, of the interest accrued or payable, as applicable, on some or all of the related mortgage assets or on one or more particular related mortgage assets.

     The pass-through rate for a class of interest-bearing offered certificates may be fixed, floating, adjustable or variable. For example, the pass-through rate for a class of interest-bearing offered certificates may be:

     o    a specified fixed rate;

     o    a rate based on the interest rate for a particular related mortgage asset;

     o    a rate based on a weighted average of the interest rates for some or all of the related mortgage assets, except that for purposes of calculating that weighted average rate any or all of the underlying rates may first be subject to a cap or floor or be increased or decreased by a specified spread or percentage or by a spread or percentage calculated based on a specified formula, with any such underlying rate adjustments permitted to vary from mortgage asset to mortgage asset or, in the case of any particular mortgage asset, from one accrual or payment period to another;

     o    a rate that resets periodically based upon, and that varies either directly or indirectly with, the value from time to time of a designated objective index, such as the London interbank offered rate, a particular prime lending rate, a particular Treasury rate, the average cost of funds of one or more financial institutions or other similar index rate, as determined from time to time as set forth in the related prospectus supplement;

     o    a rate that is equal to the product of (a) a rate described in any of the foregoing bullets in this sentence, multiplied by (b) a specified percentage or a percentage calculated based on a specified formula, which specified percentage or specified formula may vary from one accrual or payment period to another;

     o    a rate that is equal to (a) a rate described in any of the foregoing bullets in this sentence, increased or decreased by (b) a specified spread or a spread calculated based on a specified formula, which specified spread or specified formula may vary from one accrual or payment period to another;

     o    a floating, adjustable or otherwise variable rate that is described in any of the foregoing bullets in this sentence, except that it is limited by (a) a cap or ceiling that establishes either a maximum rate or a maximum number of basis points by which the rate may increase from one accrual or payment period to another or over the life of the subject offered certificates or (b) a floor that

                                      105

          establishes either a minimum rate or a maximum number of basis points by which the rate may decrease from one accrual or payment period to another or over the life of the subject offered certificates;

     o    a rate that is described in any of the foregoing bullets in this sentence, except that it is subject to a limit on the amount of interest to be paid on the subject offered certificates in any accrual or payment period that is based on the total amount available for distribution;

     o    the highest, lowest or average of any two or more of the rates described in the foregoing bullets in this sentence, or the differential between any two of the rates described in the foregoing bullets in this sentence; or

     o    a rate that is based on (a) one fixed rate during one or more accrual or payment periods and a different fixed rate or rates, or any other rate or rates described in any of the foregoing bullets in this sentence, during other accrual or payment periods or (b) a floating, adjustable or otherwise variable rate described in any of the foregoing bullets in this sentence, during one or more accrual or payment periods and a fixed rate or rates, or a different floating, adjustable or otherwise variable rate or rates described in any of the foregoing bullets in this sentence, during other accrual or payment periods.

     We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a floating, adjustable or variable pass-through rate, the method for determining that pass-through rate and how frequently it will be determined. If the rate to be paid with respect to any class of offered certificates can be a combination of two or more rates, we will provide information in the related prospectus supplement regarding each of those rates and when it applies.

     Interest may accrue with respect to any offered certificate on the basis of:

     o    a 360-day year consisting of 12 30-day months,

     o    the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,

     o    the actual number of days elapsed during each relevant period in a normal calendar year, or

     o    any other method identified in the related prospectus supplement.

     We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

     Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each distribution date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular distribution date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

     If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either:

     o    based on the principal balances of some or all of the related mortgage assets; or

                                      106

     o    equal to the total principal balances of one or more other classes of certificates of the same series.

     Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

     We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

     Payments of Principal. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

     The total outstanding principal balance of any class of offered certificates will be reduced by--

     o    payments of principal actually made to the holders of that class, and

     o    if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

     A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular distribution date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

     We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

     We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement. Unless we so state in the related prospectus supplement, the initial total principal balance of a series of certificates will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust.
If applicable, we will express, as a percentage, in the related prospectus supplement, the extent to which the initial total principal balance of a series of certificates is greater than or less than the total outstanding principal balance of the related mortgage assets that we transfer to the related trust.

     The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances of principal received or made with respect to the related mortgage assets. Payments of principal on a series of offered certificates may also be made from the following sources:

     o    amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     o    interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     o    prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

                                      107

     o    any other amounts described in the related prospectus supplement.

     We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each distribution date, including any principal distribution schedules and formulas for calculating principal distributions from cash flows on the trust assets. Payment priorities among, principal distribution schedules for and formulas for calculating principal distributions from cash flows on the related trust assets with respect to various classes of certificates of any particular series may be affected by and/or subject to change based upon defaults and/or losses with respect to the related trust assets or one or more particular trust assets and/or liquidation, amortization, performance or similar triggers or events with respect to the related trust assets or one or more particular trust assets. We will identify in the related prospectus supplement the rights of certificateholders and changes to the transaction structure or flow of funds in response to the events or triggers described in the preceding sentence.

     The offered certificates will not have maturity dates in a traditional sense, and it will not be an event of default if a class of offered certificates is not paid in full by a specified date. However, if the offered certificates of any particular class or series are not paid in full by a specified date, then, as and to the extent described in the related prospectus supplement, the applicable Governing Document may provide for a liquidation of a sufficient amount of related mortgage assets to retire that class or series.

ALLOCATION OF LOSSES AND SHORTFALLS

     If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows:

     o    by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

     o    by establishing a priority of payments among those classes.

     Different types of losses and shortfalls, or losses and/or shortfalls with respect to different mortgage assets, may be allocated differently among the various classes of certificates of the related series.

     See "Description of Credit Support."

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE; REPORTS FILED WITH THE SEC

     All documents filed for the trust relating to a series of offered certificates after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the
Exchange Act, are incorporated by reference into this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus--or in the related prospectus supplement--or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

     We or another transaction party on behalf of the trust for a series of offered certificates will file the reports required under the Securities Act and under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. These reports include but are not limited to

                                      108

     o    Reports on Form 8-K (Current Report), following the issuance of the series of certificates of the related trust fund, including as
          Exhibits to the Form 8-K, various agreements or other documents specified in the related prospectus supplement, if applicable;

     o    Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

     o    Reports on Form 10-D (Asset-Backed Issuer Distribution Report),
          containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following each related distribution date; and

     o    Report on Form 10-K (Annual Report), containing the items specified in
          Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits and the certification delivered pursuant to Section 302(a) of the Sarbanes-Oxley Act of 2002.

     We do not intend, and no other transaction party will be required, to file with the SEC any reports required under Section 13(a), 13(c), 14 or 15(d) of the
Exchange Act with respect to any of our trusts following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities
Exchange Act of 1934. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. Each of our trusts will have a separate file number assigned by the SEC, which unless otherwise specified in the related prospectus supplement is not available until filing of the final prospectus supplement related to the series. Reports filed with the SEC with respect to one of our trusts after the final prospectus supplement is filed will be available under trust's specific number, which will be a series number assigned to the file number for our registration statement as shown under "Available
Information."

     We anticipate that, with respect to each of our trusts, the annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form
8-K and amendments to those reports filed or furnished pursuant to section 13(a)
or 15(d) of the Exchange Act will be made available on the website of the related trustee or the website of such other transaction party as may be identified in the prospectus supplement for the related series of offered certificates, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. If this is the case, we will identify in the applicable prospectus supplement the address of that website. If the foregoing reports will not be made available in this manner, then we will, in the related prospectus supplement, state whether an identified transaction party voluntarily will provide electronic or paper copies of the subject filings free of charge upon request.

     We will, or will cause another transaction party to, provide to each person, including any beneficial owner, to whom this prospectus is delivered in connection with any offered certificates, free of charge upon written or oral request, a copy of any and all of the information that is incorporated by reference in this prospectus but not delivered with this prospectus. Unless we state otherwise, in the related prospectus supplement, requests for this information should be directed to the corporate trust office of the trustee specified in the related prospectus supplement.

                                      109

REPORTS TO CERTIFICATEHOLDERS

     On or about each distribution date, the related master servicer, manager or trustee or another specified party will forward, upon request, or otherwise make available, to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

     o    the payments made on that distribution date with respect to the applicable class of offered certificates, and

     o    the recent performance of the mortgage assets.

     Within a reasonable period of time after the end of each calendar year, upon request, the related master servicer, manager or trustee or another specified party, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

     o    that calendar year, or

     o    the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee or another specified party, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal
Revenue Code.

     If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee or another specified party, as the case may be, to include in any distribution date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

     Except as described in the related prospectus supplement, neither the master servicer nor any other party to a Governing Document will be required to provide certificateholders, or a trustee on their behalf, periodic evidence of the absence of a default under, or of compliance with the terms of, that
Governing Document.

VOTING RIGHTS

     Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

     o    with respect to those amendments to the governing documents described under "Description of the Governing Documents--Amendment," or

     o    as otherwise specified in this prospectus or in the related prospectus supplement.

     As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

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TERMINATION AND REDEMPTION

     The trust for each series of offered certificates will terminate and cease to exist following:

     o    the final payment or other liquidation of the last mortgage asset in that trust; and

     o    the payment, or provision for payment (i) to the certificateholders of that series of all amounts required to be paid to them and (ii) to the trustee, the fiscal agent, the master servicer, the special servicer and the members, managers, officers, directors, employees and/or agents of each of them of all amounts which may have become due and owing to any of them under the Governing Document.

     Written notice of termination of a trust will be given to each affected certificateholder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

     If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement which parties may exercise that purchase option, the circumstances under which those parties may exercise that purchase option and the price or the formula for determining the price.

     Further, if so specified in the related prospectus supplement, but subject to the conditions specified in that prospectus supplement, following the date on which the total principal balances of the offered certificates are reduced to zero, all of the remaining certificateholders (which may exclude any holders of a class of certificates evidencing a residual interest in a REMIC) of a given series of certificates, acting together, may exchange all of those certificates for all of the mortgage loans, REO properties and mortgage-backed securities remaining in the mortgage pool underlying those certificates, thereby effecting the early termination of the related trust. Upon receipt by the related trustee of all amounts due and owing in connection with such exchange, the trustee will transfer or cause to be transferred to a designee of all of the remaining certificateholders all of the remaining mortgage assets.

     In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the price at which the mortgage assets are sold is less than their unpaid balance, plus accrued interest, then the holders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

     The title for any class of offered certificates with an optional redemption or termination feature that may be exercised when 25% or more of the original principal balance of the related mortgage asset pool - or, in the case of a master trust, of the particular series in which the class was issued - is still outstanding, will include the word "callable."

BOOK-ENTRY REGISTRATION

     General. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its

                                      111

nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking
Luxembourg, for so long as they are participants in DTC.

     DTC, Euroclear and Clearstream. DTC is:

     o    a limited-purpose trust company organized under the New York Banking
          Law,

     o    a "banking corporation" within the meaning of the New York Banking
          Law,

     o    a member of the Federal Reserve System,

     o    a "clearing corporation" within the meaning of the New York Uniform
          Commercial Code, and

     o    a "clearing agency" registered under the provisions of Section 17A of the Exchange Act.

     DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock
Exchange, Inc. and the National Association of Securities Dealers, Inc. Access
to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

     It is our understanding that Clearstream holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in a variety of currencies, including United States dollars. Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 39 countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the Commission de Surveillance du Secteur Financier,
which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's U.S. customers are limited to securities brokers and dealers, and banks. Indirect access to
Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream and
Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     It is our understanding that Euroclear holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 210,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 30 markets. Transactions may be settled in Euroclear in a variety of currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this "--Book-Entry
Registration" section. Euroclear is operated by Euroclear Bank S.A./N.V., as
Euroclear Operator, under a license agreement with Euroclear Clearance System
Public Limited Company. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance

                                      112

accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not ECSPLC. ECSPLC establishes policy for the Euroclear system on behalf of more than 120 member organizations of Euroclear. Those member organizations include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and
Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear
Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

     The information in this prospectus concerning DTC, Euroclear and
Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

     Holding and Transferring Book-Entry Certificates. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial
Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates.
DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

     Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or
Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

     Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in
Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the

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relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or
Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

     Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

     o    governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and

     o    the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

     Under a book-entry system, beneficial owners may receive payments after the related distribution date.

     The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as
"certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a
"certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

     Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     Issuance of Definitive Certificates. Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

     o    we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

     o    we notify DTC of our intent to terminate the book-entry system through
          DTC with respect to those offered certificates and, in the event applicable law and/or DTC's procedures require that the DTC participants holding beneficial interests in those offered certificates submit a withdrawal

                                      114

          request to DTC in order to so terminate the book-entry system, we additionally notify those DTC participants and they submit a withdrawal request with respect to such termination.

     Upon the occurrence of either of the two events described in the prior paragraph, the trustee or other designated party will be required to notify all
DTC participants, through DTC, of the availability of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on your offered certificates will depend on--

     o    the price you paid for your offered certificates,

     o    the pass-through rate on your offered certificates,

     o    the amount and timing of payments on your offered certificates.

     The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

PASS-THROUGH RATE

     A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

PAYMENT DELAYS

     There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

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YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following:

     o    the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

     o    the dates on which any balloon payments are due; and

     o    the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

     Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

     The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

     o    whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium, and

     o    when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

     If you purchase your offered certificates at a discount, then you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, then you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, then you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

     If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

     o    be based on the principal balances of some or all of the mortgage assets in the related trust, or

     o    equal the total principal balance, or a designated portion of the total principal balance, of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

     o    payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence, and/or

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     o    payments are made in reduction of the total principal balance, or a designated portion of the total principal balance, of any class of certificates referred to in the second bullet point of the prior sentence.

     The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including:

     o    the availability of mortgage credit;

     o    the relative economic vitality of the area in which the related real properties are located;

     o    the quality of management of the related real properties;

     o    the servicing of the mortgage loans;

     o    possible changes in tax laws; and

     o    other opportunities for investment.

In general, those factors that increase--

     o    the attractiveness of selling or refinancing a commercial or multifamily property, or

     o    the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

     The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

     o    prepayment lock-out periods, and

     o    requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:

     o    to convert to a fixed rate loan and thereby lock in that rate, or

     o    to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

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     Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

     o    realize its equity in the property,

     o    meet cash flow needs or

     o    make other investments.

     Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

     We make no representation as to--

     o    the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,

     o    the relative importance of those factors,

     o    the percentage of the principal balance of those mortgage loans that will be paid as of any date, or

     o    the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

     o    scheduled amortization, or

     o    prepayments, including--

          1.   voluntary prepayments by borrowers, and

          2.   involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

     In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth--

     o    the projected weighted average life of each class of those offered certificates with principal balances, and

     o    the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

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based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

PREPAYMENT MODELS

     Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model.
CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2%
per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans.
Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

     o    to refinance the loan, or

     o    to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

     o    the bankruptcy of the borrower, or

     o    adverse economic conditions in the market where the related real property is located.

     In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

     Negative Amortization. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan,

                                      119

with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that:

     o    limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

     o    provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

     o    provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

     Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates.
We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

     The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series.
Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

     The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

     During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

     Foreclosures and Payment Plans. The weighted average life of and yield on your offered certificates will be affected by--

     o    the number of foreclosures with respect to the underlying mortgage loans; and

     o    the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

     Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

     Losses and Shortfalls on the Mortgage Assets. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

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     The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following:

     o    a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

     o    the establishment of a priority of payments among classes of certificates.

     If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

     Additional Certificate Amortization. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources:

     o    amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     o    interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     o    prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     o    any other amounts described in the related prospectus supplement.

     The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following:

     o    overcollateralization and/or excess cash flow;

     o    the subordination of one or more other classes of certificates of the same series;

     o    the use of a letter of credit, a surety bond, an insurance policy or a guarantee;

     o    the establishment of one or more reserve funds; or

     o    any combination of the foregoing.

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     If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

     If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

     If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

     o    the nature and amount of coverage under that credit support;

     o    any conditions to payment not otherwise described in this prospectus;

     o    any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

     o    the material provisions relating to that credit support.

     Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

     If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any distribution date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates.
If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

     If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

OVERCOLLATERALIZATION AND EXCESS CASH FLOW

     If and to the extent described in the related prospectus supplement, the mortgage assets underlying any series of offered certificates may generate cashflows for the benefit of the related trust that, in the absence of default, will be in excess of the amount needed to make all required payments with respect to the offered and non-offered certificates of that series. This may be as a result of excess spread or because the mortgage assets have a greater total principal balance than the total principal balance of the certificates of the subject series. As and to

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the extent described in the related prospectus supplement, the additional cashflow may be available to cover losses or other shortfalls on one or more classes of related offered certificates and/or to amortize one or more classes of related offered certificates.

LETTERS OF CREDIT

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

INSURANCE POLICIES, SURETY BONDS AND GUARANTEES

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies, surety bonds or guarantees provided by one or more insurance companies, sureties or other credit support providers. These instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

     Alternatively, the mortgage assets, or one or more particular mortgage assets, included in any trust established by us may be covered for some default and/or loss risks by insurance policies, surety bonds or guarantees. If so, we will describe in the related prospectus supplement the nature of those default and/or loss risks and the extent of that coverage.

RESERVE FUNDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

     Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each distribution date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

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CREDIT SUPPORT WITH RESPECT TO MBS

     If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

                         LEGAL ASPECTS OF MORTGAGE LOANS

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the
United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United
States, its territories and possessions.

     The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United
States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "The Trust Fund--Mortgage Loans."

     If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

     Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

     o    the terms of the mortgage,

     o    the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

     o    the knowledge of the parties to the mortgage, and

     o    in general, the order of recordation of the mortgage in the appropriate public recording office.

     However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

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TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage--

     o    a mortgagor, who is the owner of the encumbered interest in the real property, and

     o    a mortgagee, who is the lender.

     In general, the mortgagor is also the borrower.

     In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

     o    the trustor, who is the equivalent of a mortgagor,

     o    the trustee to whom the real property is conveyed, and

     o    the beneficiary for whose benefit the conveyance is made, who is the lender.

     Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

     A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

     Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

     The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by:

     o    the express provisions of the related instrument,

     o    the law of the state in which the real property is located,

     o    various federal laws, and

     o    in some deed of trust transactions, the directions of the beneficiary.

INSTALLMENT CONTRACTS

     The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

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     The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

     However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

LEASES AND RENTS

     A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender.

     If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

     In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

     o    without a hearing or the lender's consent, or

     o    unless the lender's interest in the room rates is given adequate protection.

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     For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

PERSONALTY

     Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary From State to State. The two primary methods of foreclosing a mortgage are--

     o    judicial foreclosure, involving court proceedings, and

     o    nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

     Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

     o    all parties having a subordinate interest of record in the real property, and

     o    all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

     Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties, including defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

     Equitable and Other Limitations on Enforceability of Particular Provisions.
United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions.

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These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

     o    alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

     o    require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

     o    require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

     o    limit the right of the lender to foreclose in the case of a nonmonetary default, such as--

          1.   a failure to adequately maintain the mortgaged property, or

          2.   an impermissible further encumbrance of the mortgaged property.

     Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

     o    upheld the reasonableness of the notice provisions, or

     o    found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger
          constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

     Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

     o    a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

     o    notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

     In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

     o    record a notice of default and notice of sale, and

     o    send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders.
A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual

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amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

     o    the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist,
          and

     o    the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

     As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are--

     o    to enable the lender to realize upon its security, and

     o    to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

     The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of

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redemption would defeat the title of any purchaser through a foreclosure.
Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     One Action and Security First Rules. Some states (including California)
have laws that prohibit more than one "judicial action" to enforce a mortgage obligation secured by a mortgage on real property or an interest therein, and some courts have construed the term "judicial action" broadly. In addition, some states (including California) require that the lender proceed first against any real property security for such mortgage obligation before proceeding directly upon the secured obligation itself. In the case where either a cross-collateralized, cross-defaulted or a multi-property mortgage loan is secured by real properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" and/or "security first" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure. Otherwise, a second action in a state with "one action" rules might be precluded because of a prior first action, even if such first action occurred in a state without "one action" rules. Moreover, while the consequences of breaching these rules will vary from jurisdiction to jurisdiction, as a general matter, a lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or even the right to enforce the underlying obligation. In addition, under certain circumstances, a lender with respect to a real property located in a
"one action" or "security first" jurisdiction may be precluded from obtaining a deficiency judgment against the borrower following foreclosure or sale under a deed of trust (unless there has been a judicial foreclosure). Finally, in some jurisdictions, the benefits of such laws may be available not just to the underlying obligor, but also to any guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first complying with the applicable anti-deficiency statutes.

     Anti-Deficiency Legislation. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will generally be limited to the underlying real property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale pursuant to the "power of sale" under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other state statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In some states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security.
Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might otherwise result from below-market bids at the foreclosure sale. In some states, exceptions to the anti-deficiency statues are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower such as for waste upon the property.
Finally, some statutes may preclude deficiency judgments altogether with respect to certain kinds of obligations such as purchase-money indebtedness. In some jurisdictions the courts have extended the benefits of this legislation to the guarantors of the underlying obligation as well.

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     Leasehold Considerations. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

     o    requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

     o    permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and

     o    contains other protective provisions typically required by prudent lenders to be included in a ground lease.

     Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

     Cooperative Shares. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the
UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

     In the case of foreclosure on a building converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

BANKRUPTCY LAWS

     Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt

                                      131

are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

     o    reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

     o    reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

     o    extend or shorten the term to maturity of the loan;

     o    permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

     o    permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

     o    past due rent,

     o    accelerated rent,

     o    damages, or

     o    a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

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     In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

     o    assume the lease and either retain it or assign it to a third party,
          or

     o    reject the lease.

     If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance.
These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S.
Bankruptcy Code also limits a lessor's damages for lease rejection to:

     o    the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease, plus

     o    unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

     CERCLA. The federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, imposes strict liability on present and past
"owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or
"operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996
(the "Lender Liability Act") amended, among other things, the provisions of
CERCLA with respect to lender liability and the secured creditor exemption. The
Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The
Lender Liability Act provides that "merely having the

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capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

     o    it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices, or

     o    assumes day-to-day management of operational functions of a mortgaged property.

     The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and
Recovery Act ("RCRA"), which regulates underground petroleum storage tanks, except heating oil tanks. The EPA has adopted a lender liability rule for underground storage tanks (USTs) under Subtitle I of RCRA. Under that rule a lender with a security interest in an UST or real property containing an UST is not liable as an "owner" or "operator" so long as the lender does not engage in decision making control of the use, storage, filing or dispensing of petroleum contained in the UST, exercise control over the daily operation of the UST, or engage in petroleum production, refining or marketing. Moreover, under the
Lender Liability Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors, or alternatively, may not impose liability on secured creditors at all.

     Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and
Recovery Act.

     Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

     o    impose liability for releases of or exposure to asbestos-containing materials, and

     o    provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

     Federal law requires owners of residential housing constructed prior to
1978 to disclose to potential residents or purchasers any known information in their possession regarding the presence of lead-based paint or lead-based paint-related hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

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     Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

     If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository
Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that
Act and the regulations promulgated thereunder. The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust.
The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

     In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

     o    first, to the payment of court costs and fees in connection with the foreclosure;

     o    second, to real estate taxes;

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     o    third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

     o    last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.

SUBORDINATE FINANCING

     Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable.
Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

     o    the borrower may have difficulty servicing and repaying multiple loans;

     o    if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

     o    acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

     o    if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

     o    the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments.
Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980 ("Title V") provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

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AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals.
The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy,
Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the
U.S. Public Health Service assigned to duty with the military. Because the
Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

     In addition, pursuant to the laws of various states, under certain circumstances, payments on mortgage loans by residents in such states who are called into active duty with the National Guard or the reserves will be deferred. These state laws may also limit the ability of the master servicer to foreclose on the related mortgaged property. This could result in delays or reductions in payment and increased losses on the mortgage loans that would be borne by certificateholders.

FORFEITURES IN DRUG, RICO AND MONEY LAUNDERING PROCEEDINGS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses can be seized by and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt
Organizations Act, the Bank Secrecy Act, the anti-money-laundering laws and regulations, including the Uniting and Strengthening America by Providing
Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the
"USA Patriot Act") and the regulations issued pursuant to the USA Patriot Act, as well as the narcotic drug laws. Under procedures contained in the

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Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that--

     o    its mortgage was executed and recorded before commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or

     o    the lender was, at the time of execution of the mortgage, "reasonably without cause to believe that the property was subject to forfeiture."

     However, there is no assurance that such defense will be successful.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     This is a general discussion of the anticipated material federal income tax consequences of purchasing, owning and transferring the offered certificates.
This discussion is directed to certificateholders that hold the offered certificates as capital assets within the meaning of Section 1221 of the
Internal Revenue Code. It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Internal Revenue Code, including:

     o    banks,

     o    insurance companies,

     o    foreign investors.

     o    tax exempt investors,

     o    holders whose "functional currency" is not the United States dollar,

     o    United States expatriates, and

     o    holders holding the offered certificates as part of a hedge, straddle, or conversion transaction.

     Further, this discussion and any legal opinions referred to in this discussion are based on current provisions and interpretations of the Internal
Revenue Code and the accompanying Treasury regulations and on current judicial and administrative rulings. All of these authorities are subject to change and any change can apply retroactively. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

     Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

     o    given with respect to events that have occurred at the time the advice is rendered, and

     o    is directly relevant to the determination of an entry on a tax return.

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     Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors are encouraged to consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also as to state and local taxes. See "State and
Other Tax Consequences."

     The following discussion addresses securities of two general types:

     o    REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under sections 860A through 860G of the Internal Revenue
          Code; and

     o    grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC election will be made.

     We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related Governing
Document or an agent appointed by that trustee or other party will act as tax administrator for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the resulting REMIC.

     The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "The Trust Fund--Arrangements Providing Reinvestment,
Interest Rate and Currency Related Protection."

     The following discussion is based in part on the rules governing original issue discount in sections 1271-1273 and 1275 of the Internal Revenue Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in sections 860A-860G of the Internal Revenue
Code and in the Treasury regulations issued or proposed under those sections.
The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICS

     General. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to any other assumptions set forth in the opinion:

     o    the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

     o    those offered certificates will represent--

          1.   regular interests in the REMIC, or

          2.   residual interests in the REMIC.

     Any and all offered certificates representing interests in a REMIC will be either--

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     o    REMIC regular certificates, representing regular interests in the
          REMIC, or

     o    REMIC residual certificates, representing residual interests in the
          REMIC.

     If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Internal Revenue Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation.
Therefore, the related certificates may not be given the tax treatment summarized below. Although the Internal Revenue Code authorizes the Treasury
Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Internal Revenue
Code.

     Characterization of Investments in REMIC Certificates. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

     o    "real estate assets" within the meaning of section 856(c)(5)(B) of the
          Internal Revenue Code in the hands of a real estate investment trust,
          and

     o    "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

     However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as assets qualifying under section
7701(a)(19)(C) of the Internal Revenue Code. If 95% or more of the assets of the
REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

     In addition, unless we state otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be
"qualified mortgages" within the meaning of section 860G(a)(3) of the Internal
Revenue Code in the hands of another REMIC.

     Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in section 856(c)(3)(B) of the Internal Revenue Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the
Internal Revenue Code.

     The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the
Internal Revenue Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable
Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans--

     o    collections on mortgage loans held pending payment on the related offered certificates, and

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     o    any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

     It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Internal
Revenue Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Internal Revenue
Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of section
856(c)(5)(B) of the Internal Revenue Code, relating to real estate investment trusts.

     To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Accordingly:

     o    a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;

     o    a portion of that certificate may not represent ownership of "real estate assets" under section 856(c)(5)(B) of the Internal Revenue
          Code; and

     o    the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

     Tiered REMIC Structures. For some series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as interests in one REMIC solely for purposes of determining:

     o    whether the related REMIC certificates will be "real estate assets"
          within the meaning of section 856(c)(5)(B) of the Internal Revenue
          Code,

     o    whether the related REMIC certificates will be "loans secured by an interest in real property" under section 7701(a)(19)(C) of the
          Internal Revenue Code, and

     o    whether the interest/income on the related REMIC certificates is interest described in section 856(c)(3)(B) of the Internal Revenue
          Code.

     Taxation of Owners of REMIC Regular Certificates.

     General. Except as otherwise stated in this discussion, the Internal
Revenue Code treats REMIC regular certificates as debt instruments issued by the
REMIC and not as ownership interests in the REMIC or its assets. Holders of
REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

     Original Issue Discount. Some REMIC regular certificates may be issued with original issue discount within the meaning of section 1273(a) of the Internal
Revenue Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method, prior to the receipt of the cash attributable to that income. The Treasury Department has issued regulations under sections 1271 to 1275 of the Internal Revenue Code generally addressing

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the treatment of debt instruments issued with original issue discount. section
1272(a)(6) of the Internal Revenue Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that section 1272(a)(6) and the regulations under sections 1271 to 1275 of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

     The Internal Revenue Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the
Treasury Department has not yet issued. The Committee Report indicates that the regulations should provide that the prepayment assumption used with respect to a
REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

     The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

     The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

     Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:

     o    a single fixed rate,

     o    a "qualified floating rate,"

     o    an "objective rate,"

     o    a combination of a single fixed rate and one or more "qualified floating rates,"

     o    a combination of a single fixed rate and one "qualified inverse floating rate," or

     o    a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

     In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe

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in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

     Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each distribution date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the
REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first distribution date in excess of interest accrued from the date of initial issuance to the first distribution date is included in the stated
redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying:

     o    the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

     o    a fraction--

          1.   the numerator of which is the amount of the payment, and

          2.   the denominator of which is the stated redemption price at maturity of the certificate.

     Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

     o    the total amount of the de minimis original issue discount, and

     o    a fraction--

          1.   the numerator of which is the amount of the principal payment,
               and

          2.   the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

                                      143

     The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market
Discount" below for a description of that election under the applicable Treasury regulations.

     If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a
REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this "--Original Issue Discount" subsection.

     As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a distribution date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the next following distribution date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

     o    the sum of:

          1.   the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

          2.   the payments made on that certificate during the accrual period of amounts included in the stated redemption price, over

     o    the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

     The adjusted issue price of a REMIC regular certificate is:

     o    the issue price of the certificate, increased by

     o    the total amount of original issue discount previously accrued on the certificate, reduced by

     o    the amount of all prior payments of amounts included in its stated
          redemption price.

The present value of the remaining payments referred to in item 1. of the second preceding sentence will be calculated:

     o    assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

     o    using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

     o    taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

                                      144

     The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated
redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate.
However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

     o    the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

     o    the daily portions of original issue discount for all days during that accrual period prior to that date of determination.

     If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset it against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related
REMIC prepay more quickly than anticipated. See "Risk Factors--The Investment
Performance of Your Offered Certificate Will Depend Upon Payments, Defaults and
Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses
May Be Highly Unpredictable."

     The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates are encouraged to consult their tax advisors concerning the tax treatment of these certificates in this regard.

     The Treasury Department proposed regulations on August 24, 2004 concerning the accrual of interest income by the holders of REMIC regular interests. The proposed regulations would create a special rule for accruing original issue discount on REMIC regular certificates that provide for a delay between record and distribution dates, such that the period over which original issue discount accrues coincides with the period over which the certificate holder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, certificate holders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular certificates with delayed payment periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the Federal Register. The proposed regulations provide automatic consent for the holder of a REMIC regular certificate to change its method of accounting for original issue discount under the final regulations. The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests certificates before the date the final regulations are published in the Federal
Register.

                                      145

     The Treasury Department issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC on August 24, 2004. In this notice, the Treasury Department and the
IRS requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC ("REMIC
IOs"), high-yield REMIC regular interests, and apparent negative-yield instruments. The Treasury Department and the IRS also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of original issue discount, the formulation of special guidelines for the application of Code Section 166 to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to
REMIC IOs and similar instruments. It is uncertain whether IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

     Market Discount. You will be considered to have purchased a REMIC regular certificate at a market discount if--

     o    in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

     o    in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

     If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under section 1276 of the Internal Revenue
Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

     The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs --Taxation of Owners of REMIC
Regular Certificates--Premium" below.

     Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

     However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of section 1276 of the Internal
Revenue Code if the market discount is less than 0.25% of the remaining stated
redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--

                                      146

REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the
Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option:

     o    on the basis of a constant yield method,

     o    in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

     o    in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

     The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

     To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, section 1277 of the Internal Revenue Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

     Premium. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under section 171 of the Internal Revenue
Code to amortize the premium over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

     The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally.

                                      147

See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above.
The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under section 171 of the Internal Revenue Code.

     Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

     o    the purchase price paid for your offered certificate, and

     o    the payments remaining to be made on your offered certificate at the time of its acquisition by you.

     If you acquire an interest in any class of REMIC regular certificates issued at a premium, you are encouraged to consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

     Realized Losses. Under section 166 of the Internal Revenue Code, if you are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

     o    you will not be entitled to deduct a loss under section 166 of the
          Internal Revenue Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

     o    the loss will be characterized as a short-term capital loss.

     You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

     Taxation of Owners of REMIC Residual Certificates.

     General. Although a REMIC is a separate entity for federal income tax purposes, the Internal Revenue Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under "--REMICs--Prohibited Transactions Tax and Other
Taxes" below. Rather, a holder of REMIC residual certificates must generally include in income the taxable income or net loss of the related REMIC.
Accordingly, the Internal Revenue Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.

     Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted
in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of

                                      148

the REMIC will be allocated to each day in the calendar quarter ratably using a
"30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the residual certificateholders' gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss.
The taxable income of the REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of REMIC Residual Certificates--Taxable
Income of the REMIC." Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC's termination. Income derived from the REMIC residual certificates will be "portfolio income" for the purposes of the limitations under section 469 of the Internal Revenue Code on the deductibility of "passive losses."

     A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate.
These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

     Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you.

     The Treasury Department has issued final regulations, effective May 11,
2004, which address the federal income tax treatment of "inducement fees"
received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. The final regulations provide two safe harbor methods which permit transferees to include inducement fees in income, either (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (b) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States.
In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for
REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the REMIC residual certificates are encouraged consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

     Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period.
Consequently, you should have--

     o    other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

                                      149

     o    unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

     o    excess inclusions,

     o    residual interests without significant value, and

     o    noneconomic residual interests.

     The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss. Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "Risk Factors--Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences."

     Taxable Income of the REMIC. The taxable income of a REMIC will equal:

     o    the income from the mortgage loans and other assets of the REMIC; plus

     o    any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items--

          1.   the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting regular interests in the REMIC, whether offered or not,

          2.   amortization of any premium on the mortgage loans held by the
               REMIC,

          3.   bad debt losses with respect to the mortgage loans held by the
               REMIC, and

          4.   except as described below in this "--Taxable Income of the REMIC"
               subsection, servicing, administrative and other expenses.

     For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount." The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires

                                      150

loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of
Owners of REMIC Regular Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a
REMIC as to mortgage loans with market discount that it holds.

     A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under section 171 of the Internal
Revenue Code to amortize any premium on the mortgage loans that it holds.
Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

     A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the
REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount." However, the de minimis rule described in that section will not apply in determining deductions.

     If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount."

     As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account.
See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Internal Revenue Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related
REMIC certificates, subject to the limitation of section 67 of the Internal
Revenue Code. See "--REMICs--Taxation of Owners of REMIC Residual
Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions" below.
If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to:

     o    the amount paid for that REMIC residual certificate,

     o    increased by amounts included in the income of the holder of that
          REMIC residual certificate, and

     o    decreased, but not below zero, by payments made, and by net losses allocated, to the holder of that REMIC residual certificate.

     A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this

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limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

     Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

     A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a
REMIC residual certificate is less than the distributions to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

     The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

     o    through distributions,

     o    through the deduction of any net losses of the REMIC, or

     o    upon the sale of its REMIC residual certificate.

See "--REMICs--Sales of REMIC Certificates" below.

     For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see "--REMICs--Taxation of Owners of REMIC Residual
Certificates--General" above. These adjustments could require a holder of a
REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

     Excess Inclusions. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

     o    the daily portions of REMIC taxable income allocable to that certificate, over

     o    the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

     The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

     o    the issue price of the certificate, increased by

     o    the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

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     o    any payments made with respect to the certificate before the beginning of that quarter.

     The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term
Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the
IRS.

     Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

     For holders of REMIC residual certificates, excess inclusions:

     o    will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

     o    will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

     o    will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors.

See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

     Furthermore, for purposes of the alternative minimum tax:

     o    excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

     o    alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

     This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these
REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a
REMIC residual certificate as if held directly by the shareholder. The total excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of section 857(b)(2)
of the Internal Revenue Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to:

     o    regulated investment companies,

     o    common trusts, and

     o    some cooperatives.

The Treasury regulations, however, currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the Treasury regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the

                                      153

transfer was to enable the transferor to impede the assessment or collection of tax." If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic
REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document:

     o    the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

     o    the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

     The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the
REMIC residual certificate. This rate is computed and published monthly by the
IRS.

     Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit:

     o    from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

     o    from the prospective transferee, providing representations as to its financial condition and that it understands that, as the holder of a non-economic REMIC residual certificate, it may incur tax liabilities in excess of any cash flows generated by the REMIC residual certificate and that such transferee intends to pay its taxes associated with holding such REMIC residual certificate as they become due, and

     o    from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

     Final Treasury regulations issued on July 18, 2002 (the "Safe Harbor
Regulations"), provide that transfers of noneconomic residual interests must meet two additional requirements to qualify for the safe harbor: (a) the transferee must represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a
"foreign branch") of the transferee or another U.S. taxpayer, and (b) the transfer must satisfy either an "asset test" or a "formula test" provided under the REMIC Regulations. A transfer to an "eligible corporation," generally a domestic corporation, will satisfy the asset test if: at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the transferee's fiscal year of transfer, the transferee's gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons, the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know, that the transferee will not honor these restrictions on subsequent transfers, and a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the noneconomic residual interest) that the taxes associated with the residual interest will not be paid. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test. The "formula test" makes the safe harbor unavailable

                                      154

unless the present value of the anticipated tax liabilities associated with holding the residual interest did not exceed the sum of:

     o    the present value of any consideration given to the transferee to acquire the interest,

     o    the present value of the expected future distributions on the interest, and

     o    the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

     Present values must be computed using a discount rate equal to the applicable Federal short-term rate.

     If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

     The Governing Document will require that all transferees of residual certificates furnish an affidavit as to the applicability of one of the safe harbors of the Safe Harbor Regulations, unless the transferor has waived the requirement that the transferee do so.

     Prospective investors are encouraged consult their own tax advisors as to the applicability and effect of these alternative safe harbor tests.

     Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor with respect to that purported transfer.

     We will disclose in the related prospectus supplement whether the offered
REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations. However, we will base any disclosure that a
REMIC residual certificate will not be considered noneconomic upon various assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

     See "--REMICs--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

     Mark-to-Market Rules. Regulations under section 475 of the Internal Revenue
Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of section 475 of the Internal Revenue Code. Thus, a
REMIC residual certificate is not subject to the mark-to-market rules. We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

     Transfers of REMIC Residual Certificates to Investors That Are Foreign
Persons. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Internal Revenue Code will be prohibited under the related Governing
Documents.

                                      155

     Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a
REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

     If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

     o    an individual,

     o    an estate or trust, or

     o    a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

     then--

     o    an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder, and

     o    the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of section 67 of the Internal Revenue Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer's adjusted gross income.

     In addition, section 68 of the Internal Revenue Code currently provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of:

     o    3% of the excess, if any, of such taxpayer's adjusted gross income over such specified amount, or

     o    80% of the amount of itemized deductions otherwise allowable for such tax year.

     The Economic Growth and Tax Relief Reconciliation Act of 2001 repeals the section 68 overall limitation on itemized deductions. Subject to a sunset provision, the repeal is phased-in over five years as follows. The otherwise applicable section 68 overall limitation on itemized deductions described above is (i) reduced by one-third for taxable years beginning in 2006 and 2007, (ii)
reduced by two-thirds for taxable years beginning in 2008 and 2009, (iii) not applicable for taxable years beginning in 2010 and (iv) applicable without reduction pursuant to a sunset provision for taxable years beginning in 2011.
Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

     o    an individual,

     o    an estate or trust, or

     o    a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

                                      156

     The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either section 67 or Section
68 of the Internal Revenue Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

     Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for:

     o    an individual,

     o    an estate or trust, or

     o    a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts.

     We recommend that those prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

     Sales of REMIC Certificates. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate.
The adjusted basis of a REMIC regular certificate generally will equal:

     o    the cost of the certificate to that certificateholder, increased by

     o    income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

     o    payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

     The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual
Certificates--Basis Rules, Net Losses and Distributions." Except as described below in this "--Sales of REMIC Certificates" subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of section 1221 of the Internal Revenue Code, which is generally property held for investment.

     In addition to the recognition of gain or loss on actual sales, the
Internal Revenue Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o    entitle the holder to a specified principal amount,

     o    pay interest at a fixed or variable rate, and

     o    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most
REMIC regular certificates meet this exception, section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer

                                      157

would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

     Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:

     o    the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable
          Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

     o    the amount of ordinary income actually includible in the seller's income prior to that sale.

     In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount"
and "--Premium."

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Internal Revenue Code applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the
"wash sale" rules of section 1091 of the Internal Revenue Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate:

     o    reacquires that same REMIC residual certificate,

     o    acquires any other residual interest in a REMIC, or

     o    acquires any similar interest in a taxable mortgage pool, as defined in section 7701(i) of the Internal Revenue Code.

                                      158

In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Internal Revenue Code
imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions, a prohibited transaction includes:

     o    the disposition of a non-defaulted mortgage loan,

     o    the receipt of income from a source other than a mortgage loan or other permitted investments,

     o    the receipt of compensation for services, or

     o    the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the
          REMIC certificates.

     It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

     In addition, some contributions to a REMIC made after the day on which the
REMIC issues all of its interests could result in the imposition of a tax on the
REMIC equal to 100% of the value of the contributed property. The related
Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs. The related Governing Documents may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance may the special servicer allow the acquired mortgaged property to cease to be a
"permitted investment" under section 860G(a)(5) of the Internal Revenue Code.

     Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

     o    the person has sufficient assets to do so, and

     o    the tax arises out of a breach of that person's obligations under select provisions of the related Governing Document.

     Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to
Particular Organizations. If a REMIC residual certificate is transferred to a
Disqualified Organization, a tax will be imposed in an amount equal to the product of:

     o    the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

                                      159

     o    the highest marginal federal income tax rate applicable to corporations.

     The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the
REMIC residual certificate.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

     o    events that have occurred up to the time of the transfer,

     o    the prepayment assumption, and

     o    any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

     The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

     o    the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

     o    as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

     In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

     o    the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified
          Organization, and

     o    the highest marginal federal income tax rate imposed on corporations.

     A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

     o    the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder,
          or

     o    a statement under penalties of perjury that the record holder is not a
          Disqualified Organization.

     If an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on Electing Large Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

     In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a
Pass-Through Entity.

                                      160

     Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

     o    the residual interests in the entity are not held by Disqualified
          Organizations, and

     o    the information necessary for the application of the tax described in this prospectus will be made available.

     We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

     Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

     As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

     o    income,

     o    deductions,

     o    gains,

     o    losses, and

     o    classification as a REMIC.

     Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

     No REMIC will be registered as a tax shelter under section 6111 of the
Internal Revenue Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

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     Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

     o    corporations,

     o    trusts,

     o    securities dealers, and

     o    various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of:

     o    30 days after the end of the quarter for which the information was requested, or

     o    two weeks after the receipt of the request.

     Reporting with respect to REMIC residual certificates, including--

     o    income,

     o    excess inclusions,

     o    investment expenses, and

     o    relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Market Discount."

     Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under Section 3406 of the Internal Revenue Code if recipients of these payments:

     o    fail to furnish to the payor information regarding, among other things, their taxpayer identification numbers, or

     o    otherwise fail to establish an exemption from this tax.

                                      162

     Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates. Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is--

     o    a foreign person, and

     o    not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax with respect to a payment on a REMIC regular certificate. To avoid withholding or tax, that holder must comply with applicable identification requirements.
These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

     For these purposes, a foreign person is anyone other than a U.S. Person.

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related
REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     It is possible, under regulations promulgated under Section 881 of the
Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

     o    owns 10% or more of one or more underlying mortgagors, or

     o    if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

     Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to
United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

     Unless we otherwise state in the related prospectus supplement, the related
Governing Document will prohibit transfers of REMIC residual certificates to investors that are:

     o    foreign persons, or

     o    U.S. Persons, if classified as a partnership under the Internal
          Revenue Code, unless all of their beneficial owners are U.S. Persons and the partnership agreement prohibits transfers of partnership interests to non-U.S. Persons.

                                      163

GRANTOR TRUSTS

     Classification of Grantor Trusts. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue
Code and not as a partnership or an association taxable as a corporation.

     A grantor trust certificate may be classified as either of the following types of certificate:

     o    a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest, if any, on those loans at a pass-through rate; or

     o    a grantor trust strip certificate representing ownership of all or a portion of the difference between--

          1.   interest paid on the mortgage loans constituting the related grantor trust, minus

          2.   the sum of:

               o    normal administration fees, and

               o    interest paid to the holders of grantor trust fractional
                    interest certificates issued with respect to that grantor
                    trust

     A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

     Characterization of Investments in Grantor Trust Certificates.

     Grantor Trust Fractional Interest Certificates. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

     o    "loans... secured by an interest in real property" within the meaning of section 7701(a)(19)(C)(v) of the Internal Revenue Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

     o    "obligation[s] (including any participation or certificate of beneficial ownership therein) which... [are] principally secured by an interest in real property" within the meaning of section 860G(a)(3)
          of the Internal Revenue Code; and

     o    "real estate assets" within the meaning of section 856(c)(5)(B) of the
          Internal Revenue Code.

     In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered
"interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Internal
Revenue Code.

                                      164

     Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust--

     o    consisting of mortgage loans that are "loans... secured by an interest in real property" within the meaning of section
          7701(a)(19)(C)(v) of the Internal Revenue Code,

     o    consisting of mortgage loans that are "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal Revenue Code, and

     o    the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the
          Internal Revenue Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

     The grantor trust strip certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which... [are]
principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Internal Revenue Code.

     Taxation of Owners of Grantor Trust Fractional Interest Certificates.

     General. Holders of a particular series of grantor trust fractional interest certificates generally:

     o    will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

     o    will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

     Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

     Section 67 of the Internal Revenue Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the total of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

     Section 68 of the Internal Revenue Code currently reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount. The Economic Growth and Tax Relief
Reconciliation Act of 2001 repeals the section 68 overall limitation on itemized deductions. Subject to a sunset provision, the repeal is phased-in over five years as follows. The otherwise applicable section 68 overall limitation on itemized deductions described above is (i) reduced by one-third for taxable years beginning in 2006 and 2007, (ii) reduced by two-thirds for taxable years beginning in 2008 and 2009, (iii) not applicable for taxable years beginning in
2010 and (iv) applicable without reduction pursuant to a sunset provision for taxable years beginning in 2011.

     The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either section 67 or section 68 of the Internal Revenue Code may

                                      165

be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of section 1286 of the Internal Revenue Code. Grantor trust fractional interest certificates may be subject to those rules if:

     o    a class of grantor trust strip certificates is issued as part of the same series, or

     o    we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

     Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

     o    a master servicer,

     o    a special servicer,

     o    any sub-servicer, or

     o    their respective affiliates.

     With respect to certain categories of debt instruments, section 1272(a)(6)
of the Internal Revenue Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

     Legislation enacted in 1997 extended the scope of that section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of section 1272(a)(6) of the
Internal Revenue Code to pools of debt instruments is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

     We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

                                      166

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of section 1273(a) of the
Internal Revenue Code. This is subject, however, to the discussion below regarding:

     o    the treatment of some stripped bonds as market discount bonds, and

     o    de minimis market discount.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional
Interest Certificates-- Market Discount" below.

     The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month to the extent it constitutes "qualified stated interest" in accordance with its normal method of accounting. See "REMICs--Taxation of Owners of REMIC
Regular Certificates--Original Issue Discount" in this prospectus for a description of qualified stated interest.

     The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated
redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated
interest, if any, and the certificate's share of reasonable servicing fees and other expenses.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional
Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of
"qualified stated interest." In general, the amount of that income that accrues in any month would equal the product of:

     o    the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in
          "--Grantor Trusts--Sales of Grantor Trust Certificates," and

     o    the yield of that grantor trust fractional interest certificate to the holder.

     The yield would be computed at the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between distribution dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses and is based generally on the method described in section 1272(a)(6) of the
Internal Revenue Code. The precise means of applying that method is uncertain in various respects. See "--Grantor Trusts--Taxation of Owners of Grantor Trust
Fractional Interest Certificates--General."

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

                                      167

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

     o    a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement, and

     o    a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o    the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury regulation section 1.1286-1, some stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

     o    there is no original issue discount or only a de minimis amount of original issue discount, or

     o    the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

     If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

     o    0.25% of the stated redemption price, and

     o    the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not
Apply" and "--Market Discount" below.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

                                      168

     The original issue discount, if any, on mortgage loans will equal the difference between:

     o    the stated redemption price of the mortgage loans, and

     o    their issue price.

     For a definition of "stated redemption price," see "--REMICs--Taxation of
Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

     The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the
REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above.

     In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See
"--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

     A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the total remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.

     The adjusted issue price of a mortgage loan on any given day equals the sum of:

     o    the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

     o    the daily portions of original issue discount for all days during the accrual period prior to that day.

     The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

     o    the issue price of the mortgage loan, increased by

     o    the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

     o    the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

                                      169

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

     o    a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement,
          and

     o    a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o    the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Market Discount. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Internal Revenue Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

     o    in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

     o    in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

     If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. Such market discount will be accrued based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

     We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

     To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

                                      170

     Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above.

     Further, under the rules described under "--REMICs--Taxation of Owners of
REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

     Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under section 171 of the Internal Revenue Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

     o    be allocated among the payments of stated redemption price on the mortgage loan, and

     o    be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

     It appears that a prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Internal Revenue Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

     Taxation of Owners of Grantor Trust Strip Certificates. The stripped coupon rules of section 1286 of the Internal Revenue Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If
Stripped Bond Rules Apply," no regulations or published rulings under section
1286 of the Internal Revenue Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

     The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Internal Revenue Code will be applied.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on:

     o    the price paid for that grantor trust strip certificate by you, and

     o    the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

                                      171

     o    an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

     Such yield will accrue based generally on the method described in section
1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     If the method for computing original issue discount under section
1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "Risk Factors--The
Investment Performance of Your Offered Certificates Will Depend Upon Payments,
Defaults and Losses on the Underlying Mortgage Loans; and Those Payments,
Defaults and Losses May Be Highly Unpredictable" above.

     The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the
IRS and certificateholders will be based on:

     o    the prepayment assumption we will disclose in the related prospectus supplement, and

     o    a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o    the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Sales of Grantor Trust Certificates. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this "--Sales of Grantor Trust Certificates" subsection. The amount recognized equals the difference between:

     o    the amount realized on the sale or exchange of a grantor trust certificate, and

     o    its adjusted basis.

                                      172

     The adjusted basis of a grantor trust certificate generally will equal:

     o    its cost, increased by

     o    any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

     o    any and all previously reported losses, amortized premium, and payments with respect to that grantor trust certificate.

     As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income.
Gain or loss recognized by banks and other financial institutions subject to
Section 582(c) of the Internal Revenue Code will be treated as ordinary income.

     Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     The Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o    entitle the holder to a specified principal amount,

     o    pay interest at a fixed or variable rate, and

     o    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

                                      173

     Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

     o    the amount of servicing compensation received by a master servicer or special servicer, and

     o    all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     On January 24, 2006, the Treasury Department published final regulations, which establish a reporting framework for interests in "widely held fixed investment trusts" and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a "trust"
under Treasury regulation section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

     o    a custodian of a person's account,

     o    a nominee, and

     o    a broker holding an interest for a customer in street name.

     The trustee, or its designated agent, will be required to calculate and provide information to requesting persons with respect to the trust in accordance with these new regulations beginning with respect to the 2007 calendar year. The trustee (or its designated agent), or the applicable middleman (in the case of interests held through a middleman), will be required to file information returns with the IRS and provide tax information statements to holders in accordance with these new regulations after December 31, 2007.

     Backup Withholding. In general, the rules described under "--REMICs--Backup
Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

     Foreign Investors. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates" above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

     To the extent that interest on a grantor trust certificate would be exempt under sections 871(h)(1) and 881(c) of the Internal Revenue Code from United
States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                                      174

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal
Income Tax Consequences," potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, imposes various requirements on--

     o    ERISA Plans, and

     o    persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, ERISA Plans include corporate pension and profit sharing plans as well as separate accounts and collective investment funds, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

     Governmental plans and, if they have not made an election under Section
410(d) of the Internal Revenue Code, church plans are not subject to ERISA requirements. However, those plans may be subject to provisions of other applicable federal or state law that are materially similar to the provisions of
ERISA or the Internal Revenue Code discussed in this section. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, moreover, is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.

     ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including--

     o    investment prudence and diversification, and

     o    compliance with the investing ERISA Plan's governing documents.

     Section 406 of ERISA also prohibits a broad range of transactions involving the assets of an ERISA Plan and a Party in Interest with respect to that ERISA
Plan, unless a statutory or administrative exemption applies. Section 4975 of the Internal Revenue Code contains similar prohibitions applicable to transactions involving the assets of an I.R.C. Plan. For purposes of this discussion, Plans include ERISA Plans as well as individual retirement accounts,
Keogh plans and other I.R.C. Plans.

     The types of transactions between Plans and Parties in Interest that are prohibited include:

     o    sales, exchanges or leases of property;

     o    loans or other extensions of credit; and

     o    the furnishing of goods and services.

                                      175

     Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, an individual retirement account involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan. Section 2510.3-101 of the Plan Asset Regulations, as modified by
Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the assets of that Plan include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exception is that the equity participation in the entity by benefit plan investors, which include both Plans and some employee benefit plans not subject to ERISA or Section 4975 of the Internal Revenue Code, is not
significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons:

     1.   those with discretionary authority or control over the assets of the entity,

     2.   those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

     3.   those who are affiliates of the persons described in the preceding clauses 1. and 2.

     In the case of one of our trusts, investments by us, by an underwriter, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

     A fiduciary of an investing Plan is any person who--

     o    has discretionary authority or control over the management or disposition of the assets of that Plan, or

     o    provides investment advice with respect to the assets of that Plan for a fee.

     If the mortgage and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be--

     o    deemed to be a fiduciary with respect to the investing Plan, and

     o    subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are
Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Internal Revenue Code. For
example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust could be a prohibited loan between that Plan and the Party in Interest.

                                      176

     The Plan Asset Regulations provide that where a Plan purchases a
"guaranteed governmental mortgage pool certificate," the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a
"guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae or Farmer Mac.
Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset
Regulations.

     In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in
Interest with respect to an investing Plan.

     If you are the fiduciary of a Plan, you are encouraged consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

PROHIBITED TRANSACTION EXEMPTIONS

     If you are a Plan fiduciary, then, in connection with your deciding whether to purchase any of the offered certificates on behalf of, or with assets of, a
Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

     o    Prohibited Transaction Class Exemption 75-1, which exempts particular transactions involving Plans and broker-dealers, reporting dealers and banks;

     o    Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

     o    Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in
          Interest;

     o    Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of an ERISA Plan by a "qualified professional asset manager;"

     o    Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in
          Interest; and

     o    Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an "in-house asset manager."

     We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of a Plan in any class of offered certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment. The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions, with respect to those certificates.

UNDERWRITER'S EXEMPTION

     The Department of Labor has granted to certain underwriters individual administrative exemptions from application of certain of the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue

                                      177

Code. It is expected that Citigroup Global Markets Inc. will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued the Underwriter Exemption to a predecessor in interest to Citigroup
Global Markets Inc. Subject to the satisfaction of the conditions specified in the Underwriter Exemption, this exemption generally exempts from the application of the prohibited transaction provisions of ERISA and the Internal Revenue Code, various transactions relating to, among other things--

     o    the servicing and operation of some mortgage assets pools, such as the types of mortgage asset pools that will be included in our trusts, and

     o    the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Citigroup Global
          Markets Inc. or any person affiliated with Citigroup Global Markets
          Inc., such as particular classes of the offered certificates.

     Whether the conditions of the Underwriter Exemption will be satisfied as to the offered certificates of any particular class will depend on the facts and circumstances at the time the Plan acquires certificates of that class. The related prospectus supplement will state whether the Underwriter Exemption, as amended, is or may be available with respect to any offered certificates.

INSURANCE COMPANY GENERAL ACCOUNTS

     Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code do not apply to transactions involving an insurance company general account where the assets of the general account are not Plan assets. A Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are ERISA Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

     Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under Section
401(c) of ERISA, may be treated as Plan assets. In addition, because Section
401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company and are contemplating the investment of general account assets in offered certificates, you are encouraged consult your legal counsel as to the applicability of Section 401(c) of ERISA.

INELIGIBLE PURCHASERS

     Even if an exemption is otherwise available, certificates in a particular offering generally may not be purchased with the assets of a Plan that is sponsored by or maintained by an underwriter, the depositor, the trustee, the related trust, the master servicer, the special servicer or any of their respective affiliates. Offered certificates may not be purchased with the assets of a Plan if the depositor, the trustee, the related trust fund, a master servicer, the special servicer, a mortgage loan seller, or any of their respective affiliates or any employees thereof: (a) has investment discretion with respect to the investment of such Plan assets; or (b) has authority or responsibility to give or regularly gives investment advice with respect to such
Plan assets for a fee, pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan assets and that such advice will be based on the particular investment needs of the Plan. A party with the discretion, authority or responsibility is described in clause (a) or (b) of the preceding sentence is a fiduciary

                                      178

with respect to a Plan, and any such purchase might result in a "prohibited transaction" under ERISA and the Internal Revenue Code.

CONSULTATION WITH COUNSEL

If you are a fiduciary for or any other person investing assets of a Plan and you intend to purchase offered certificates on behalf of or with assets of that
Plan, you should:

     o    consider your general fiduciary obligations under ERISA, and

     o    consult with your legal counsel as to--

          1.   the potential applicability of ERISA and Section 4975 of the
               Internal Revenue Code to that investment, and

          2.   the availability of any prohibited transaction exemption in connection with that investment.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation under Section 501 of the
Internal Revenue Code will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of
Section 512 of the Internal Revenue Code. All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt Plan will be considered unrelated business taxable income and will be subject to federal income tax.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC
Residual Certificates--Excess Inclusions" in this prospectus.

                                LEGAL INVESTMENT

     If and to the extent specified in the related prospectus supplement, certain classes of the offered certificates of any series will constitute mortgage related securities for purposes of the Secondary Mortgage Market
Enhancement Act of 1984, as amended.

     Generally, the only classes of offered certificates that will qualify as
"mortgage related securities" will be those that: (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant interpretive uncertainties. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities are encouraged consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.

                                      179

     "Mortgage related securities" are legal investments for persons, trusts, corporations, partnerships, associations, statutory trusts, and business entities, including depository institutions, insurance companies, trustees and pension funds--

     o    that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico, and

     o    whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to various extents the ability of some entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:

     o    federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities"
          without limitation as to the percentage of their assets represented by those securities; and

     o    federal credit unions may invest in "mortgage related securities" and national banks may purchase "mortgage related securities" for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C. Section 24 (Seventh),

subject in each case to the regulations that the applicable federal regulatory authority may prescribe.

     Effective December 31, 1996, the OCC amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5, some "Type IV securities", which are defined in 12 C.F.R. Section 1.2(m) to include certain commercial mortgage-related securities and residential mortgage-related securities. As defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, a "mortgage related security"
within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security", it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," we make no representation as to whether any class of offered certificates will qualify as
"commercial mortgage-related securities", and thus as "Type IV securities", for investment by national banks.

                                      180

     The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" (other than stripped mortgage related securities, unless the credit union complies with the requirements of 12 C.F.R. Section 703.16 for investing in those securities, residual interests in mortgage related securities and commercial mortgage related securities) under limited circumstances, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R.
Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2).

     The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of
Interest Rate Risk, Investment Securities, and Derivatives Activities," and
Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities,"
which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates are encouraged review the "Supervisory Policy Statement on
Investment Securities and End-User Derivatives Activities" of the Federal
Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the OCC and the OTS
effective May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational
(transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities are encouraged review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions that may restrict or prohibit investment in securities that are not
"interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book-entry form, provisions that may restrict or prohibit investments in securities that are issued in book-entry form.

     Except as to the status of some classes as "mortgage related securities,"
we make no representations as to the proper characterization of any class of offered certificates for legal investment, financial institution regulatory or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you are encouraged consult with your legal advisors in determining whether and to what extent--

     o    the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions; and

     o    if applicable, SMMEA has been overridden in any jurisdiction relevant to you.

                                      181

                                 USE OF PROCEEDS

     Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                             METHOD OF DISTRIBUTION

     The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

     We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

     1.   by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

     2.   by placements by us with institutional investors through dealers; and

     3.   by direct placements by us with institutional investors.

     In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

     Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions.
Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act.

                                      182

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

     o    the obligations of the underwriters will be subject to various conditions precedent,

     o    the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and

     o    in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act, or will contribute to payments required to be made with respect to any liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be
"underwriters" within the meaning of the Securities Act, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates are encouraged consult with their legal advisors in this regard prior to any reoffer or sale.

     It is expected that Citigroup Global Markets Inc. will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. Citigroup Global Markets Inc.
is our affiliate and an affiliate of CGMRC.

                                  LEGAL MATTERS

     Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by--

     o    Thacher Proffitt & Wood LLP.

                              FINANCIAL INFORMATION

     A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     RATING

     It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may

                                      183

be sub-categories or gradations indicating relative standing, signify investment grade. We will, in the related prospectus supplement, with respect to each class of offered certificates, identify the applicable rating agency or agencies and specify the minimum rating(s) that must be assigned thereto.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

     o    whether the price paid for those certificates is fair;

     o    whether those certificates are a suitable investment for any particular investor;

     o    the tax attributes of those certificates or of the related trust;

     o    the yield to maturity or, if they have principal balances, the average life of those certificates;

     o    the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

     o    the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

     o    whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

     o    the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

     o    if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                      184

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

     "ADA" means the Americans with Disabilities Act of 1990, as amended.

     "CERCLA" means the federal Comprehensive Environmental Response,
Compensation and Liability Act of 1980, as amended.

     "Clearstream" means Clearstream Banking Luxembourg.

     "Committee Report" means the Conference Committee Report accompanying the
Tax Reform Act of 1986.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

     "Disqualified Organization" means:

     o    the United States,

     o    any State or political subdivision of the United States,

     o    any foreign government,

     o    any international organization,

     o    any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Internal
          Revenue Code or the Freddie Mac,

     o    any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the
          Internal Revenue Code, or

     o    any organization described in Section 1381(a)(2)(C) of the Internal
          Revenue Code.

     "DRA" means the Deficit Reduction Act of 2006.

     "DTC" means The Depository Trust Company.

     "Electing Large Partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Internal Revenue Code, except for some service partnerships and commodity pools.

     "EPA" means the Environmental Protection Agency.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "ERISA Plan" means any employee benefit plan or other retirement plan that is subject to the fiduciary responsibility provisions of ERISA.

                                      185

     "ECSPLC" means Euroclear Clearance System Public Limited Company.

     "Euroclear Operator" means Euroclear Bank, S.A./N.V., as operator of the
Euroclear System, or any successor entity in that capacity.

     "Euroclear Terms and Conditions" means the Terms and Conditions Governing
Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System,
Belgian law.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fannie Mae" means the Federal National Mortgage Association.

     "Farmer Mac" means the Federal Agricultural Mortgage Corporation.

     "FASB 140" means the Financial Accounting Standards Board's Statement No.
140, entitled "Accounting for Transfers and Servicing of Financial Assets and
Extinguishment of Liabilities," issued in September 2002.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

     "Freddie Mac" means the Federal Home Loan Mortgage Corporation.

     "Ginnie Mae" means the Government National Mortgage Association.

     "Governing Document" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

     "I.R.C. Plan" means a plan, arrangement or account that is subject to
Section 4975 of the Internal Revenue Code, including individual retirement accounts and certain Keogh plans.

     "IRS" means the Internal Revenue Service.

     "Lender Liability Act" means the Asset Conservation Lender Liability and
Deposit Insurance Act of 1996, as amended.

     "Net Income From Foreclosure Property" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

     "NCUA" means the National Credit Union Administration.

     "OCC" means the Office of the Comptroller of the Currency.

     "OTS" means the Office of Thrift Supervision.

     "Party in Interest" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of Section
4975 of the Internal Revenue Code.

                                      186

     "Pass-Through Entity" means any:

     o    regulated investment company,

     o    real estate investment trust,

     o    trust,

     o    partnership, or

     o    other entities described in Section 860E(e)(6) of the Internal Revenue
          Code.

     "Plan" means an ERISA Plan or an I.R.C. Plan.

     "Plan Asset Regulations" means the regulations of the U.S. Department of
Labor promulgated under ERISA describing what constitutes the assets of a Plan.

     "PTE" means a Prohibited Transaction Exemption issued by the U.S.
Department of Labor.

     "RCRA" means the federal Resource Conservation and Recovery Act.

     "REIT" means a real estate investment trust within the meaning of Section
856(a) of the Internal Revenue Code.

     "Relief Act" means the Servicemembers Civil Relief Act.

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Internal Revenue Code.

     "Safe Harbor Regulations" means the final Treasury regulations issued on
July 18, 2002.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

     "SPA" means standard prepayment assumption.

     "Title V" means Title V of the Depository Institutions Deregulation and
Monetary Control Act of 1980.

     "Treasury Department" means the United States Department of the Treasury.

     "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

     "Underwriter Exemption" means Prohibited Transaction Exemption 91-23, as amended by Prohibited Transaction Exemption 97-34, Prohibited Transaction
Exemption 2000-58 and Prohibited Transaction Exemption 2002-41.

     "U.S. Person" means:

     o    a citizen or resident of the United States;

                                      187

     o    a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of
          Columbia;

     o    an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     o    a trust as to which--

          1.   a court in the United States is able to exercise primary
               supervision over the administration of the trust, and

          2.   one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

     "USA Patriot Act" means the Uniting and Strengthening America by Providing
Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

                                      188

     The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "CGCMT
2008-C7 Annex A.xls," a Microsoft Excel(1) spreadsheet. The file provides, in electronic format, some of the statistical information that appears under the caption "Description of the Mortgage Pool" in, and on Annexes A-1 and A-5 to,
this offering prospectus. Capitalized terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in this offering prospectus. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this offering prospectus. Prospective investors are strongly urged to read this offering prospectus and the accompanying base prospectus in its entirety prior to accessing the spreadsheet file.

----------
(1)  Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================

Important Notice About the Information Contained in this Offering
   Prospectus and the Accompanying Base Prospectus......................       8
Important Information Relating to Automatically Generated Email

Servicing of the One Liberty Plaza Mortgage Loan, the Scottsdale Fashion
   Square Mortgage Loan and the Bush Terminal Mortgage Loan.............     210
Servicing of the CGM RRI Hotel Portfolio Mortgage Loan, the Lincoln

ANNEX A-1 -- Characteristics of the Underlying Mortgage Loans and the
   Mortgaged Real Properties............................................   A-1-1
ANNEX A-2 -- Summary Characteristics of the Underlying Mortgage Loans
   and the Mortgaged Real Properties....................................   A-2-1
ANNEX A-3 -- Summary Characteristics of the Underlying Mortgage Loans in
   Loan Group No. 1 and the Related Mortgaged Real Properties...........   A-3-1
ANNEX A-4 -- Summary Characteristics of the Underlying Mortgage Loans in
   Loan Group No. 2 and the Related Mortgaged Real Properties...........   A-4-1
ANNEX A-5 -- Characteristics of the Multifamily Mortgaged Real
   Properties...........................................................   A-5-1
ANNEX B -- Description of Ten Largest Mortgage Loans and/or Groups of

ANNEX F -- Global Clearance, Settlement and Tax Documentation
   Procedures...........................................................     F-1

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                                 $1,623,294,000
                                  (APPROXIMATE)

                              CITIGROUP COMMERCIAL
                             MORTGAGE TRUST 2008-C7

                               COMMERCIAL MORTGAGE
                                  PASS-THROUGH
                          CERTIFICATES, SERIES 2008-C7

                             CLASS A-1, CLASS A-2A,
                             CLASS A-2B, CLASS A-3,
                             CLASS A-SB, CLASS A-4,
                              CLASS A-1A,CLASS A-M,
                              CLASS A-MA, CLASS A-J
                                 AND CLASS A-JA

                               OFFERING PROSPECTUS

                                      CITI
                              GOLDMAN, SACHS & CO.
                               MERRILL LYNCH & CO.
                                 MORGAN STANLEY

                                  APRIL 7, 2008

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